The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The Depositor has filed a registration statement (including a prospectus)
with the SEC for the offering to which this free writing prospectus relates.
Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

                           --------------------------

      IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMER

      Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

THIS FREE WRITING PROSPECTUS, DATED JULY 26, 2006, MAY BE AMENDED OR COMPLETED
PRIOR TO THE TIME OF SALE

PROSPECTUS SUPPLEMENT
(Free Writing Prospectus to Accompany Prospectus dated March 14, 2006)

                          $2,385,671,000 (APPROXIMATE)
                     MORGAN STANLEY CAPITAL I TRUST 2006-HQ9
                                AS ISSUING ENTITY
                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                        LASALLE BANK NATIONAL ASSOCIATION
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                      AS SPONSORS AND MORTGAGE LOAN SELLERS

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HQ9

                           --------------------------

      Morgan Stanley Capital I Inc. is offering selected classes of its Series
2006-HQ9 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2006-HQ9 trust. The trust's primary assets will be 211 fixed rate mortgage loans secured by first liens on 288 multifamily and commercial properties. Distributions on the certificates will be made on the 4th business day following the 8th day or, if that day is not a business day, the next succeeding business day, of each month commencing
September 2006 in accordance with the priorities described in this prospectus supplement under "Description of the Offered Certificates--Distributions."
Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under "Description of the Offered Certificates--Distributions;
Subordination; Allocation of Losses and Certain Expenses." The Series 2006-HQ9
Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

                          ----------------------------

      Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-41 of this prospectus supplement and page 11 of the prospectus.

                          ----------------------------

           Characteristics of the certificates offered to you include:

              APPROXIMATE INITIAL                         PASS-THROUGH
                  CERTIFICATE       APPROXIMATE INITIAL       RATE          RATINGS
   CLASS          BALANCE (1)        PASS-THROUGH RATE     DESCRIPTION    (FITCH/S&P)
-----------   -------------------   -------------------   -------------   -----------

CLASS A-1            $104,300,000%                 (2)          AAA/AAA
CLASS A-1A           $164,666,000%                 (2)          AAA/AAA
CLASS A-2             $92,900,000%                 (2)          AAA/AAA
CLASS A-3            $215,000,000%                 (2)          AAA/AAA
CLASS A-AB            $84,600,000%                 (2)          AAA/AAA
CLASS A-4          $1,134,200,000%                 (2)          AAA/AAA
CLASS A-M            $256,524,000%                 (2)          AAA/AAA
CLASS A-J            $202,012,000%                 (2)          AAA/AAA
CLASS B               $19,240,000%                 (2)          AA+/AA+
CLASS C               $35,272,000%                 (2)           AA/AA
CLASS D               $28,859,000%                 (2)          AA-/AA-
CLASS E               $22,445,000%                 (2)           A+/A+
CLASS F               $25,653,000%                 (2)            A/A

---------------
(1) The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2) The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

                           ---------------------------

      THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------

      Morgan Stanley & Co. Incorporated will act as co-lead manager and sole bookrunner with respect to the offered certificates. LaSalle Financial Services,
Inc. will act as co-lead manager with respect to the offered certificates.

                           ---------------------------

MORGAN STANLEY                                  LASALLE FINANCIAL SERVICES, INC.
RBS GREENWICH CAPITAL                                        MERRILL LYNCH & CO.
                                August     , 2006

Cherry Creek

Cherry Creek Shopping Center, Denver, CO

225 Franklin Street, Boston, MA

120 Broadway, New York, NY

G&L Portfolio, Various

Millennium Retail Portfolio, Various

WHOLE FOODS

Gateway Shopping Center, West Bloomfield, MI

633 Indiana Avenue NW, Washington, DC

80 Broad Street, New York, NY

Dillard's

Weberstown Mall, Stockton, CA

DCT Industrial Portfolio, Various

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc.

                         ------------------------------

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant member state it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
            Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

                                      S-3

                                 UNITED KINGDOM

      Each underwriter has represented and agreed that:

      (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Depositor; and

      (b)   it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the United
Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals)
of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005
(all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not
Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to
Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND

      The Paying Agent, Certificate Registrar and Authenticating Agent .. S-102

      Servicing of the Cherry Creek Loan Group, the RLJ Portfolio Loan
            Group, the Ritz-Carlton Loan Group and the A/B Mortgage

APPENDIX I - Mortgage Pool
      Information (Tables), Loan Group 1
      (Tables) and Loan Group 2 (Tables)................................... I-1
APPENDIX II - Certain
Characteristics
      of the Mortgage Loans............................................... II-1
APPENDIX III - Certain Characteristics
      of the Mortgage Loans in Loan Group 2.............................. III-1
APPENDIX IV - Significant
      Loan Summaries...................................................... IV-1
APPENDIX V - Form of Statement to
      Certificateholders................................................... V-1
SCHEDULE A - Class A-AB Planned Principal
      Balance.............................................................. A-1
SCHEDULE B - Ritz-Carlton Planned Amortization Schedule ................... B-1

                                       S-5

--------------------------------------------------------------------------------

                                EXECUTIVE SUMMARY

      This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

------------------------------------------------------------------------------------------------------------------------
                                   APPROXIMATE       APPROXIMATE                  APPROXIMATE
                               INITIAL CERTIFICATE     INITIAL                     PERCENT OF     WEIGHTED     RINCIPAL
 APPROXIMATE                       BALANCE OR        PASS-THROUGH     RATINGS        TOTAL         AVERAGE      WINDOW
CREDIT SUPPORT      CLASS        NOTIONAL AMOUNT         RATE       (FITCH/S&P)   CERTIFICATES   LIFE (YRS.)   (MONTHS)
------------------------------------------------------------------------------------------------------------------------

   30.000%       Class A-1        $104,300,000            %           AAA/AAA         4.07%         3.39         1-58
   30.000%       Class A-1A       $164,666,000            %           AAA/AAA         6.42%         9.38         1-119
   30.000%       Class A-2         $92,900,000            %           AAA/AAA         3.62%         5.29         58-67
   30.000%       Class A-3        $215,000,000            %           AAA/AAA         8.38%         6.82         82-82
   30.000%       Class A-AB        $84,600,000            %           AAA/AAA         3.30%         7.49        67-109
   30.000%       Class A-4      $1,134,200,000            %           AAA/AAA        44.21%         9.72        109-118
   20.000%       Class A-M        $256,524,000            %           AAA/AAA        10.00%         9.90        119-119
   12.125%       Class A-J        $202,012,000            %           AAA/AAA         7.87%         9.90        119-119
   11.375%       Class B           $19,240,000            %           AA+/AA+         0.75%         9.90        119-119
   10.000%       Class C           $35,272,000            %            AA/AA          1.37%         9.90        119-119
    8.875%       Class D           $28,859,000            %           AA-/AA-         1.13%         9.94        119-120
    8.000%       Class E           $22,445,000            %            A+/A+          0.87%         9.99        120-120
    7.000%       Class F           $25,653,000            %             A/A           1.00%         9.99        120-120
    6.000%       Class G           $25,652,000            %            A-/A-          1.00%         9.99        120-120
    4.875%       Class H           $28,859,000            %          BBB+/BBB+        1.13%         9.99        120-120
    3.625%       Class J           $32,066,000            %           BBB/BBB         1.25%         9.99        120-120
    2.625%       Class K           $25,652,000            %          BBB-/BBB-        1.00%         9.99        120-120
   --------      Classes L-S       $67,337,893         --------      --------       --------      --------     --------
   --------      Class X        $2,565,237,893            %           AAA/AAA       --------      --------     --------
   --------      Class X-MP        $42,700,000            %           AAA/AAA       --------      --------     --------
   --------      Class X-RC         $7,600,000            %           AAA/AAA       --------      --------     --------
------------------------------------------------------------------------------------------------------------------------

o   The notional amount of the Class X Certificates initially will be
    $2,565,237,893, the notional amount of the Class X-MP Certificates initially will be $42,700,000 and the notional amount of the Class X-RC Certificates initially will be $7,600,000. The Class X, Class X-MP and Class X-RC
    Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o   The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and
    Class A-4 Certificates represent the approximate credit support for those certificates in the aggregate.

o   The initial certificate balance on the closing date may vary by up to 5%.
    Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o   The Class X, Class X-MP, Class X-RC, Class G, Class H, Class J, Class K,
    Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class T
    Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates, collectively as the "privately offered certificates."

o   For purposes of making distributions to the Class A-1, Class A-1A, Class
    A-2, Class A-3, Class A-AB and Class A-4 Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

--------------------------------------------------------------------------------

                                       S-6

o   Loan group 1 will consist of 178 mortgage loans, representing approximately
    93.6% of the initial outstanding pool balance. Loan group 2 will consist of
    33 mortgage loans, representing approximately 6.4% of the initial outstanding pool balance, and approximately 97.1% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

o   So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
    Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4 and Class X
    Certificates, interest distributions on the Class A-1, Class A-2, Class A-3,
    Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the
    Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X
    Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
    A-AB, Class A-4 and Class X Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o   Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
    Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the
    Class A-M through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1A, Class A-2,
    Class A-3, Class A-AB and Class A-4 Certificates, pro rata.

o   The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

o   The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv) a 0%
    CPR. See the assumptions set forth under "Yield, Prepayment and Maturity
    Considerations" in this prospectus supplement and under "Structuring
    Assumptions" in the "Glossary of Terms."

o   It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

o   The Class R-I, R-II, R-III and Class T Certificates also represent ownership interests in the trust. Each Class T Certificate represents a beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o   The Class DP Certificates (together with the Class R-I Certificates)
    represent beneficial ownership of amounts received in respect of the DCT
    Industrial Portfolio C Note. The Class ST Certificates (together with the
    Class R-I Certificates) represent beneficial ownership of amounts received in respect of the 633 17th Street B Note. The Class DP Certificates and the
    Class ST Certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

      --------------------------------------------------------------------------
            Offered certificates.
      --------------------------------------------------------------------------
            Certificates not offered pursuant to this prospectus supplement.
      --------------------------------------------------------------------------

                                       S-7

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                            WHAT YOU WILL OWN

GENERAL.....................................Your certificates (along with the privately offered certificates) will represent beneficial interests in a trust created by us on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily
                                            consist of 211 fixed rate mortgage loans secured by first
                                            mortgage liens on 288 commercial, manufactured housing
                                            community and multifamily properties. Although each of the
                                            DCT Industrial Portfolio C Note and the 633 17th Street B
                                            Note is an asset of the trust, for purposes of the
                                            information contained in this prospectus supplement
                                            (including the appendices hereto) unless otherwise stated, neither the DCT Industrial Portfolio C Note nor the 633 17th
                                            Street B Note is reflected and the term "mortgage loan" does not include the DCT Industrial Portfolio C Note or the 633
                                            17th Street B Note because such loans support only the Class
                                            DP Certificates or the Class ST Certificates, respectively, which certificates are not being offered pursuant to this
                                            prospectus supplement. Unless otherwise stated, references to a B Note will include the DCT Industrial Portfolio B Note and DCT Industrial Portfolio C Note.

TITLE OF CERTIFICATES.......................Commercial Mortgage Pass-Through Certificates, Series
                                            2006-HQ9.

MORTGAGE POOL...............................The mortgage pool consists of 211 mortgage loans with an aggregate principal balance of all mortgage loans as of the cut-off date, of approximately $2,565,237,893, which may
                                            vary on the closing date by up to 5%. Each mortgage loan
                                            requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the
                                            first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                            As of the cut-off date, the balances of the mortgage loans in the mortgage pool ranged from approximately $872,228 to approximately $250,000,000 and the mortgage loans had an
                                            approximate average balance of $12,157,526.

                                            For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the mortgage pool
                                            backing the offered certificates will be divided into a loan group 1 and a loan group 2.

                                            Loan group 1 will consist of all of the mortgage loans other than thirty-one (31) mortgage loans that are secured by
                                            multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties. Loan group 1 will consist of one hundred seventy-eight (178)
                                            mortgage loans, with an initial outstanding loan group 1
                                            balance of $2,400,571,574, which may vary up to 5%. Loan

                                       S-8

                                            group 1 represents approximately 93.6% of the initial
                                            outstanding pool balance.

                                            Loan group 2 will consist of thirty-one (31) of the mortgage loans that are secured by multifamily properties and two (2)
                                            mortgage loans that are secured by manufactured housing
                                            community properties and have an initial outstanding loan
                                            group 2 balance of $164,666,319. Loan group 2 represents
                                            approximately 6.4% of the initial outstanding pool balance and approximately 97.1% of the principal balance of all the mortgage loans secured by multifamily and manufactured
                                            housing community properties.

                                            As of the cut-off date, the balances of the mortgage loans in loan group 1 ranged from approximately $872,228 to
                                            approximately $250,000,000 and the mortgage loans in loan
                                            group 1 had an approximate average balance of $13,486,357.
                                            As of the cut-off date, the balances of the mortgage loans in loan group 2 ranged from approximately $1,219,110 to
                                            approximately $18,200,000 and the mortgage loans in loan
                                            group 2 had an approximate average balance of $4,989,888.

                                        RELEVANT PARTIES AND DATES

ISSUING ENTITY..............................Morgan Stanley Capital I Trust 2006-HQ9, a New York common law trust, will issue the certificates. The trust will be
                                            formed pursuant to the pooling and servicing agreement
                                            between the depositor, the master servicer, the special
                                            servicer, the trustee and the paying agent. See
                                            "Transaction Parties--The Issuing Entity" in this prospectus supplement.

DEPOSITOR...................................Morgan Stanley Capital I Inc., a Delaware corporation, is the depositor. As depositor, Morgan Stanley Capital I Inc.
                                            will acquire the mortgage loans from the mortgage loan
                                            sellers and deposit them into the trust. Morgan Stanley
                                            Capital I Inc. is an affiliate of Morgan Stanley Mortgage
                                            Capital Inc., a sponsor of this transaction and a mortgage loan seller, and Morgan Stanley & Co. Incorporated, one of the underwriters. See "Transaction Parties--The Depositor"
                                            in this prospectus supplement.

MASTER SERVICER.............................Wells Fargo Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans in the trust. See "Servicing of the
                                            Mortgage Loans--General" and "Transaction Parties--Master
                                            Servicer" in this prospectus supplement. The master
                                            servicer will be primarily responsible for servicing and
                                            administering, directly or through sub-servicers, mortgage loans (a) as to which there is no default or reasonably
                                            foreseeable default that would give rise to a transfer of
                                            servicing to the special servicer and (b) as to which any
                                            such default or reasonably foreseeable default has been
                                            corrected, including as part of a work-out. In addition,
                                            the master servicer will be primarily responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement.

                                            The master servicing fee in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same
                                            manner as the applicable mortgage rate is determined for
                                            each mortgage loan for that month, and the scheduled
                                            principal balance of each mortgage loan. The

                                       S-9

                                            master servicing fee rate (including any subservicing fees)
                                            for Wells Fargo Bank, National Association will range, on a loan-by-loan basis, from 0.02% per annum to 0.12% per
                                            annum. In addition, the master servicer will be entitled to retain certain borrower-paid fees and certain income from
                                            investment of certain accounts maintained as part of the
                                            trust, as additional servicing compensation.

PRIMARY SERVICER............................Principal Global Investors, LLC will act as primary servicer with respect to those mortgage loans, representing 11.2% of the initial outstanding pool balance, sold to the trust by
                                            Principal Commercial Funding II, LLC (including the G&L
                                            Portfolio Mortgage Loan, which was co-originated with Morgan
                                            Stanley Mortgage Capital Inc.). Principal Global Investors,
                                            LLC is the parent of Principal Commercial Funding, LLC who owns a 49% interest in Principal Commercial Funding II,
                                            LLC. In addition, Wells Fargo Bank, National Association
                                            will act as primary servicer with respect to those mortgage loans sold to the trust by Morgan Stanley Mortgage Capital
                                            Inc. and LaSalle Bank National Association. See "Servicing
                                            of the Mortgage Loans--General" and "Transaction
                                            Parties--Primary Servicer" in this prospectus supplement.
                                            Each of Principal Global Investors, LLC and Wells Fargo
                                            Bank, National Association will be entitled to receive a
                                            primary servicing fee on each mortgage loan for which it is the primary servicer in an amount equal to the product of
                                            the applicable primary servicing fee rate and the scheduled principal balance of the applicable mortgage loan
                                            immediately before the related due date (prorated for the
                                            number of days during the calendar month for that mortgage loan for which interest actually accrues on that mortgage
                                            loan). The primary servicing fee is payable only from
                                            collections on the related mortgage loan. The primary
                                            servicing fee rate for each of Principal Global Investors,
                                            LLC and Wells Fargo Bank, National Association is 0.01% per
                                            annum.

SPECIAL SERVICER............................J.E. Robert Company, Inc., a Virginia corporation, will act as special servicer with respect to all of the mortgage
                                            loans in the trust. Generally, the special servicer will
                                            service a mortgage loan upon the occurrence of certain
                                            events that cause that mortgage loan to become a "specially serviced mortgage loan."  The special servicer's principal compensation for its special servicing activities will be
                                            the special servicing fee, the workout fee and the
                                            liquidation fee. See "Servicing of the Mortgage
                                            Loans--General" and "Transaction Parties--The Special Servicer"
                                            in this prospectus supplement.

                                            The special servicing fee is an amount equal to, in any
                                            month, the product of the portion of a rate equal to 0.25%
                                            per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for
                                            each specially serviced mortgage loan for that month, and
                                            the scheduled principal balance of each specially serviced mortgage loan.

                                            The liquidation fee means, generally, 1.0% of the
                                            liquidation proceeds received in connection with a final
                                            disposition of a specially serviced mortgage loan or REO
                                            property or portion thereof and any condemnation proceeds
                                            and insurance proceeds received by the trust (net of any
                                            expenses incurred by the special servicer on behalf of the trust in connection with the collection of the condemnation proceeds  and insurance proceeds) including in connection
                                            with a purchase of an

                                      S-10

                                            A Note by the holder of the related B Note, unless otherwise provided in the related intercreditor agreement.

                                            The workout fee is a fee payable with respect to any
                                            rehabilitated mortgage loan (which means a specially
                                            serviced mortgage loan as to which three consecutive
                                            scheduled payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met), serviced
                                            companion mortgage loan or B Note, equal to 1.0% of the
                                            amount of each collection of interest (other than default
                                            interest and any excess interest) and principal received
                                            (including any condemnation proceeds received and applied as a collection of the interest and principal) on such mortgage loan, serviced companion mortgage loan or B Note for so long as it remains a rehabilitated mortgage loan.

                                            In addition, the special servicer will be entitled to retain certain borrower-paid fees and certain income from
                                            investment of certain accounts maintained as part of the
                                            trust, as additional servicing compensation.

TRUSTEE ....................................HSBC Bank USA, National Association, a national banking association, will act as trustee of the trust on behalf of the Series 2006-HQ9 certificateholders. See "Transaction
                                            Parties--The Trustee" in this prospectus supplement. In
                                            addition, the trustee will be primarily responsible for
                                            back-up advancing if the master servicer fails to perform
                                            its advancing obligations. Following the transfer of the
                                            underlying mortgage loans (including the DCT Industrial
                                            Portfolio C Note and the 633 17th Street B Note) into the
                                            trust, the trustee, on behalf of the trust, will become the holder of those loans transferred to the trust.

                                            The trustee fee is an amount equal to, in any month, the
                                            product of the portion of a rate equal to 0.00088% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent.

PAYING AGENT AND CUSTODIAN..................LaSalle Bank National Association will act as the paying agent, custodian, certificate registrar and authenticating agent for the certificates. LaSalle Bank National
                                            Association is also a sponsor and a mortgage loan seller.
                                            The paying agent will also have, or be responsible for
                                            appointing an agent to perform, additional duties with
                                            respect to tax administration of the issuing entity. A
                                            portion of the trustee fee is payable to the paying agent.
                                            See "Transaction Parties--The Paying Agent, Custodian,
                                            Certificate Registrar and Authenticating Agent" in this
                                            prospectus supplement.

OPERATING ADVISER...........................The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate
                                            class of certificates (other than the Class DP or Class ST
                                            Certificates) outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that
                                            class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement; provided, that with respect to any A/B Mortgage Loan, a holder of the related B Note will, to the extent set forth in the related

                                      S-11

                                            intercreditor agreement, instead be entitled to the rights and powers granted to the operating adviser under the pooling and servicing agreement to the extent those rights and
                                            powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing
                                            holder with respect to that mortgage loan). The initial
                                            operating adviser will be JER Investors Trust Inc., an
                                            affiliate of the special servicer.

SPONSORS....................................Morgan Stanley Mortgage Capital Inc., a New York
                                            corporation, LaSalle Bank National Association, a national banking association and Principal Commercial Funding II,
                                            LLC, a Delaware corporation, are sponsors of this
                                            transaction. As sponsors, Morgan Stanley Mortgage Capital
                                            Inc., LaSalle Bank National Association and Principal
                                            Commercial Funding II, LLC have organized and initiated the transactions in which the certificates will be issued and
                                            will sell mortgage loans to the depositor. The depositor
                                            will transfer the mortgage loans to the trust, and the trust will then issue the certificates. Morgan Stanley Mortgage
                                            Capital Inc. is an affiliate of the depositor and Morgan
                                            Stanley & Co. Incorporated, one of the underwriters.
                                            LaSalle Bank National Association is the parent of LaSalle
                                            Financial Services, Inc., one of the underwriters, and is
                                            the paying agent, custodian, certificate registrar and
                                            authenticating agent for the certificates. Principal Global
                                            Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust by Principal Commercial
                                            Funding II, LLC, is the parent of Principal Commercial
                                            Funding, LLC who owns a 49% interest in Principal Commercial
                                            Funding II, LLC. See "Transaction Parties--The Sponsors,
                                            Mortgage Loan Sellers and Originators" in this prospectus
                                            supplement.

MORTGAGE LOAN SELLERS.......................Morgan Stanley Mortgage Capital Inc. will sell us 123 mortgage loans (which include 106 mortgage loans in loan
                                            group 1 and 17 mortgage loans in loan group 2), representing
                                            57.4% of the initial outstanding pool balance (and
                                            representing 58.4% of the initial loan group 1 balance and
                                            42.6% of the initial outstanding loan group 2 balance).

                                            LaSalle Bank National Association will sell us 71 mortgage loans (which include 56 mortgage loans in loan group 1 and
                                            15 mortgage loans in loan group 2), representing 31.4% of the initial outstanding pool balance (and representing 29.7% of the initial loan group 1 balance and 56.6% of the initial
                                            outstanding loan group 2 balance).

                                            Principal Commercial Funding II, LLC will sell us 16
                                            mortgage loans (which include 15 mortgage loans in loan
                                            group 1 and 1 mortgage loan in loan group 2), representing
                                            5.7% of the initial outstanding pool balance (and
                                            representing 6.0% of the initial loan group 1 balance and
                                            0.7% of the initial outstanding loan group 2 balance).

                                            Morgan Stanley Mortgage Capital Inc./ Principal Commercial
                                            Funding II, LLC co-originated 1 mortgage loan, the G&L
                                            Portfolio Mortgage Loan, representing 5.5% of the initial
                                            outstanding pool balance (and representing 5.9% of the
                                            initial outstanding loan group 1 balance).

                                            See "Transaction Parties--The Sponsors, Mortgage Loan Sellers
                                            and Originators" in this prospectus supplement.

                                      S-12

ORIGINATORS.................................Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan
                                            seller. See "Transaction Parties--The Sponsors, Mortgage
                                            Loan Sellers and Originators" in this prospectus supplement.

UNDERWRITERS................................Morgan Stanley & Co. Incorporated, LaSalle Financial
                                            Services, Inc., Greenwich Capital Markets, Inc. and Merrill
                                            Lynch, Pierce, Fenner & Smith Incorporated. Morgan Stanley
                                            & Co. Incorporated is an affiliate of Morgan Stanley
                                            Mortgage Capital Inc., one of the sponsors and originators, and of the depositor. LaSalle Financial Services, Inc. is a subsidiary of LaSalle Bank National Association, one of the sponsors and originators, the paying agent, the custodian, the certificate registrar and the authenticating agent.

CUT-OFF DATE................................August 1, 2006, or with respect to Mortgage Loans Nos.
                                            68-72, July 31, 2006. For purposes of the information
                                            contained in this prospectus supplement (including the
                                            appendices to this prospectus supplement), scheduled
                                            payments due in August 2006 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on August 1, 2006, not the actual day on which the scheduled payments were due.

CLOSING DATE................................On or about August 17, 2006.

DETERMINATION DATE..........................The 8th day of each month, or, if the 8th day is not a business day, the next succeeding business day, commencing in September 2006.

DISTRIBUTION DATE...........................The 4th business day after the related determination date, commencing in September 2006.

RECORD DATE.................................With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

                                      S-13

                                                -------------------------------- --------------------------------

EXPECTED FINAL DISTRIBUTION DATES................... Class A-1                            June 12, 2011
                                                -------------------------------- --------------------------------

                                                     Class A-1A                           July 12, 2016
                                                -------------------------------- --------------------------------

                                                     Class A-2                           March 12, 2012
                                                -------------------------------- --------------------------------

                                                     Class A-3                            June 12, 2013
                                                -------------------------------- --------------------------------

                                                     Class A-AB                        September 12, 2015
                                                -------------------------------- --------------------------------

                                                     Class A-4                            June 12, 2016
                                                -------------------------------- --------------------------------

                                                     Class A-M                            July 12, 2016
                                                -------------------------------- --------------------------------

                                                     Class A-J                            July 12, 2016
                                                -------------------------------- --------------------------------

                                                     Class B                              July 12, 2016
                                                -------------------------------- --------------------------------

                                                     Class C                              July 12, 2016
                                                -------------------------------- --------------------------------

                                                     Class D                             August 12, 2016
                                                -------------------------------- --------------------------------

                                                     Class E                             August 12, 2016
                                                -------------------------------- --------------------------------

                                                     Class F                             August 12, 2016
                                                -------------------------------- --------------------------------

                                            The Expected Final Distribution Date for each class of
                                            certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses,
                                            modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates and according to the "Structuring
                                            Assumptions."  Any mortgage loans with anticipated repayment dates are assumed to repay in full on those dates. The
                                            actual final distribution date for any class may be earlier or later (and could be substantially later) than the
                                            expected final distribution date.

RATED FINAL DISTRIBUTION DATE...............As to each class of certificates (other than the Class DP or
                                            Class ST Certificates), the distribution date in July 2044, which is the first distribution date that follows by at
                                            least 24 months the end of the amortization term for the
                                            mortgage loan that, as of the cut-off date, has the longest remaining amortization term.

                                      S-14

                                            OFFERED CERTIFICATES

GENERAL.....................................We are offering the following thirteen (13) classes of our
                                            Series 2006-HQ9 Commercial Mortgage Pass-Through
                                            Certificates:

                                            o   Class A-l

                                            o   Class A-1A

                                            o   Class A-2

                                            o   Class A-3

                                            o   Class A-AB

                                            o   Class A-4

                                            o   Class A-M

                                            o   Class A-J

                                            o   Class B

                                            o   Class C

                                            o   Class D

                                            o   Class E

                                            o   Class F

                                            The entire series will consist of a total of thirty-eight
                                            (38) classes, the following twenty-five (25) of which are
                                            not being offered by this prospectus supplement and the
                                            accompanying prospectus: Class X, Class X-MP, Class X-RC,
                                            Class G, Class H, Class J, Class K, Class L, Class M,
                                            Class N, Class O, Class P, Class Q, Class S, Class T, Class
                                            DP, Class ST-A, Class ST-B, Class ST-C, Class ST-D, Class
                                            ST-E, Class ST-F, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE ........................Your certificates will have the approximate aggregate initial certificate balance presented on the cover page
                                            hereof, and this balance may vary by up to 5% on the closing date. Mortgage loans may be removed from or added to the
                                            mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in
                                            consequential changes to the initial certificate balance of each class of offered certificates and to the other
                                            statistical data contained in this prospectus supplement.
                                            No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

                                            The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to
                                            adjustment on each distribution date to reflect any
                                            reductions resulting from distributions of principal to that class or any allocations of losses to the certificate
                                            balance of that class.

                                            The Class X Certificates, which are private certificates,
                                            will not have certificate balances; this class of
                                            certificates will instead represent the

                                      S-15

                                            right to receive distributions of interest accrued as
                                            described in this prospectus supplement on a notional
                                            amount. The notional amount of the Class X Certificates
                                            will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class T,
                                            Class X, Class X-MP, Class X-RC, Class DP, Class ST, Class
                                            R-I, Class R-II and Class R-III Certificates) outstanding
                                            from time to time. Accordingly, the notional amount of the
                                            Class X Certificates will be reduced on each distribution
                                            date by any distributions of principal actually made on, and any losses actually allocated to the certificate balance of, any class of certificates (other than the Class T, Class X,
                                            Class X-MP, Class X-RC, Class DP, Class ST, Class R-I, Class
                                            R-II and Class R-III Certificates) outstanding from time to time.

                                            The notional amount of the Class X-MP Certificates, as of
                                            any date of determination, will be equal to the then total principal balance of the Millennium Portfolio IO Component which had an initial principal balance of $42,700,000 as of the Cut-off Date.

                                            The notional amount of the Class X-MP Certificates will be reduced (but not below zero) on each distribution date by
                                            collections and advances of principal on the Millennium
                                            Portfolio IO Component distributed to the Certificateholders and losses on the Millennium Portfolio Mortgage Loan
                                            allocated to the Certificateholders.

                                            The notional amount of the Class X-RC Certificates, as of
                                            any date of determination, will be equal to the then total principal balance of the Ritz-Carlton IO Component which had an initial principal balance of $7,600,000 as of the Cut-off
                                            Date.

                                            The notional amount of the Class X-RC Certificates will be reduced (but not below zero) on each distribution date by
                                            collections and advances of principal on the Ritz-Carlton IO
                                            Component distributed to the Certificateholders and losses on the Ritz-Carlton Pari Passu Loan allocated to the
                                            Certificateholders.

                                            Any information provided in this prospectus supplement
                                            regarding the characteristics of the Class X, Class X-MP,
                                            Class X-RC, Class DP and Class ST Certificates, which are
                                            not offered pursuant to this prospectus supplement, is
                                            provided only to enhance your understanding of the offered certificates.

PASS-THROUGH RATES .........................Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial
                                            pass-through rates for each class of offered certificates is set forth on the cover page hereof.

                                            Interest on your certificates will be calculated on the
                                            basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                            The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net
                                            mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which
                                            percentage may be zero.

                                            The weighted average net mortgage rate for a particular
                                            distribution date is a weighted average of the interest
                                            rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master
                                            servicing fee rate (including any subservicing fees),

                                      S-16

                                            the primary servicing fee, any excess servicing fee rate and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution
                                            date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not
                                            include any default interest rate. The mortgage loan
                                            interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue
                                            interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month.

                                            The pass-through rate applicable to the Class X Certificates for the initial distribution date will equal approximately
                                                   % per annum.

                                            The pass-through rate applicable to the Class X Certificates for each distribution date subsequent to the initial
                                            distribution date will equal the weighted average of the
                                            respective Class X Strip Rates at which interest accrues
                                            from time to time on the respective components of the total notional amount of the Class X Certificates outstanding
                                            immediately prior to the related distribution date (weighted on the basis of the respective balances of those components outstanding immediately prior to that distribution date).
                                            Each of those components will equal the certificate balance of one of the classes of certificates with a principal
                                            balance (other than the Class DP and Class ST
                                            Certificates). The applicable Class X Strip Rate with
                                            respect to each component for each distribution date will
                                            equal the excess, if any, of (a) the weighted average net
                                            mortgage rate for the distribution date, over (b) the
                                            pass-through rate for the distribution date for the related class of certificates with a principal balance (other than the Class DP and Class ST Certificates). Under no
                                            circumstances will any Class X Strip Rate be less than zero.

                                            The pass-through rate for the Class X-MP Certificates for
                                            each distribution date will be the Class X-MP Strip Rate.
                                            The pass-through rate for the Class X-RC Certificates for
                                            each distribution date will be the Class X-RC Strip Rate.

                                            The Class G, Class H, Class J and Class K Certificates will, at all times, accrue interest at a per annum rate equal to
                                            (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate
                                            equal to the weighted average net mortgage rate less a
                                            specified percentage, which percentage may be zero. The
                                            Class L, Class M, Class N, Class O, Class P, Class Q and
                                            Class S Certificates will, at all times, accrue interest at
                                            a per annum rate equal to the lesser of         % and the
                                            weighted average net mortgage rate. The Class T
                                            Certificates do not have a pass-through rate and are
                                            entitled to receive only excess interest on ARD loans
                                            following the anticipated repayment date of the ARD loans.

DISTRIBUTIONS
A.  AMOUNT AND ORDER OF DISTRIBUTIONS.......On each distribution date, you will be entitled to receive interest and principal distributed from funds available for distribution from the mortgage loans, net of excess
                                            interest, excess liquidation proceeds and specified trust
                                            expenses, including all servicing fees, trustee fees and

                                      S-17

                                            related compensation, in an amount equal to your
                                            certificate's interest and principal entitlement, subject to:

                                            (i)  payment of the respective interest entitlement for any class of certificates bearing an earlier alphabetical
                                                 designation (except in respect of the distribution of
                                                 interest among the Class A-1, Class A-1A, Class A-2,
                                                 Class A-3, Class A-AB, Class A-4 and Class X
                                                 Certificates, which will have the same senior priority
                                                 and be distributed pro rata and except that
                                                 distributions to the Class A-M Certificates will be paid
                                                 after distributions to the foregoing classes and except
                                                 that (a) the Class A-J Certificates are paid after
                                                 distributions to the Class A-M Certificates, (b) the
                                                 Class X-MP Certificates will have a senior priority with
                                                 respect to, and will receive interest payments solely
                                                 from, the Millennium Portfolio Mortgage Loan and (c) the
                                                 Class X-RC Certificates will have a senior priority with
                                                 respect to, and will receive interest payments solely
                                                 from, the Ritz-Carlton Pari Passu Loan), and

                                            (ii) if applicable, payment of the respective principal
                                                 entitlement for the distribution date to outstanding
                                                 classes of certificates having an earlier alphabetical
                                                 designation until the principal balance of each Class
                                                 has been reduced to zero; provided, however, that the
                                                 Class A-AB Certificates have certain priority with
                                                 respect to reducing the principal balance of those
                                                 certificates to their planned principal balance, as
                                                 described in this prospectus supplement; and provided
                                                 that the Class A-M Certificates receive distributions of
                                                 principal only after distributions of principal are made
                                                 to the Class A-1, Class A-1A, Class A-2, Class A-3,
                                                 Class A-AB and Class A-4 Certificates and that the Class
                                                 A-J Certificates receive distributions of principal only
                                                 after distributions are made to the Class A-M
                                                 Certificates.

                                            The Class A-1, Class A-2, Class A-3, Class A-AB and Class
                                            A-4 Certificates will have priority to payments received in respect of mortgage loans included in loan group 1. The
                                            Class A-1A Certificates will have priority to payments
                                            received in respect of mortgage loans included in loan group
                                            2.

B.  INTEREST AND
        PRINCIPAL ENTITLEMENTS..............A description of the interest entitlement payable to each
                                            Class can be found in "Description of the Offered
                                            Certificates--Distributions" in this prospectus supplement.
                                            As described in that section, there are circumstances
                                            relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your
                                            certificate's principal balance. In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of nonrecoverable advances,
                                            payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive
                                            distributions of principal or interest.

                                            The Class R-I, Class R-II, Class R-III, Class T, Class X,
                                            Class X-MP and Class X-RC Certificates will not be entitled to principal distributions. The amount of principal
                                            required to be distributed on the classes entitled to
                                            principal (other than the Class DP Certificates and Class ST
                                            Certificates) on a particular distribution date will, in
                                            general, be equal to the sum of:

                                      S-18

                                            o   the principal portion of all scheduled payments, other
                                                than balloon payments, to the extent received or advanced
                                                by the master servicer or other party (in accordance with
                                                the pooling and servicing agreement) during the related
                                                collection period;

                                            o   all principal prepayments and the principal portion of
                                                balloon payments received during the related collection
                                                period;

                                            o   the principal portion of other collections on the
                                                mortgage loans received during the related collection
                                                period, for example, liquidation proceeds, condemnation
                                                proceeds, insurance proceeds and income on "real estate
                                                owned;" and

                                            o   the principal portion of proceeds of mortgage loan
                                                repurchases received during the related collection
                                                period; subject, however, to the adjustments described in
                                                this prospectus supplement. See the definition of
                                                "Principal Distribution Amount" in the "Glossary of
                                                Terms."

C.  PREPAYMENT
        PREMIUMS/YIELD MAINTENANCE
        CHARGES.............................The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the Class X, Class X-MP and
                                            Class X-RC Certificates, on the one hand, and the classes of certificates entitled to principal (other than the Class DP
                                            Certificates and Class ST Certificates), on the other hand, is described in "Description of the Offered
                                            Certificates--Distributions" in this prospectus supplement.

                                      S-19

SUBORDINATION

A.  GENERAL...............................  The chart below describes the manner in which the rights of various classes will be senior to the rights of other
                                            classes. Entitlement to receive principal and interest
                                            (other than excess liquidation proceeds and certain excess interest in connection with any mortgage loan having an
                                            anticipated repayment date) on any distribution date is
                                            depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses
                                            with respect to certain excess interest in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

                                                             ------------------------------
                                                                Class A-l, Class A-1A*,
                                                              Class A-2, Class A-3, Class
                                                               A-AB**, Class A-4, Class-
                                                                X***, Class X-MP*** and
                                                                     Class X-RC***
                                                             ------------------------------

                                                             ------------------------------
                                                                       Class A-M
                                                             ------------------------------

                                                             ------------------------------
                                                                       Class A-J
                                                             ------------------------------

                                                             ------------------------------
                                                                        Class B
                                                             ------------------------------

                                                             ------------------------------
                                                                        Class C
                                                             ------------------------------

                                                             ------------------------------
                                                                        Class D
                                                             ------------------------------

                                                             ------------------------------
                                                                        Class E
                                                             ------------------------------

                                                             ------------------------------
                                                                        Class F
                                                             ------------------------------

                                                             ------------------------------
                                                                      Classes G-S
                                                             ------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU
                                            AS A HOLDER OF OFFERED CERTIFICATES.

                                            *The Class A-1A Certificates have a priority to entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class
                                            A-3, Class A-AB and Class A-4 Certificates have a priority entitlement to principal payments received in respect of
                                            mortgage loans included in loan group 1. See

                                      S-20

                                            "Description of the Offered Certificates--Distributions" in
                                            this prospectus supplement.

                                            **The Class A-AB Certificates have priority with respect to receiving distributions of principal from the portion of
                                            those amounts attributable to loan group 1 and, after the
                                            principal balance of the Class A-1A Certificates has been
                                            reduced to zero, the portion of those amounts attributable to loan group 2, to reduce its Certificate Balance to the
                                            Planned Principal Balance, as described in this prospectus supplement.

                                            ***Interest only certificates. No principal payments or
                                            realized loan losses in respect of principal will be
                                            allocated to the Class X Certificates. Any mortgage loan
                                            losses will reduce the notional amount of the Class X
                                            Certificates. Any mortgage loan losses with respect to the
                                            Millennium Portfolio IO Component will reduce the notional amount of the Class X-MP Certificates. The Class X-MP
                                            Certificates receive distributions solely from the
                                            Millennium Portfolio IO Component, and have priority with
                                            respect to receiving distributions therefrom. Any mortgage loan losses with respect to the Ritz-Carlton IO Component
                                            will reduce the notional amount of the Class X-RC
                                            Certificates. The Class X-RC Certificates receive
                                            distributions solely from the Ritz-Carlton IO Component, and have priority with respect to receiving distributions
                                            therefrom.

B.  SHORTFALLS IN
             AVAILABLE FUNDS................The following types of shortfalls in available funds will reduce amounts available for distribution and will be
                                            allocated in the same manner as mortgage loan losses. Among the causes of these shortfalls are the following:

                                            o   shortfalls resulting from compensation which the special
                                                servicer is entitled to receive;

                                            o   shortfalls resulting from interest on advances made by
                                                the master servicer or the trustee, to the extent not
                                                covered by default interest and late payment charges paid
                                                by the borrower; and

                                            o   shortfalls resulting from a reduction of a mortgage
                                                loan's interest rate by a bankruptcy court or other
                                                modification or from other unanticipated, extraordinary
                                                or default-related expenses of the trust.

                                            Shortfalls in mortgage loan interest as a result of the
                                            timing of voluntary and involuntary prepayments (net of
                                            certain amounts required to be used by the master servicer to offset those shortfalls) will be allocated to each class of certificates in accordance with their respective interest entitlements as described in this prospectus supplement.

                                      S-21

                                   INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A.  GENERAL.................................All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects
                                            the weighting of the mortgage loans based upon their
                                            outstanding principal balances as of the cut-off date. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in August 2006
                                            have been deemed received on August 1, 2006. With respect
                                            to Mortgage Loan Nos. 68-72, the cut-off date is July 31,
                                            2006.

                                            When information presented in this prospectus supplement
                                            with respect to mortgaged properties is expressed as a
                                            percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the
                                            related mortgage loans or with respect to an individual
                                            property securing a multi-property mortgage loan, the
                                            portions of those loan balances allocated to such
                                            properties. The allocated loan amount for each mortgaged
                                            property securing a multi-property mortgage loan is set
                                            forth on Appendix II to this prospectus supplement.

B.  PRINCIPAL BALANCES......................The trust's primary assets will be two hundred eleven (211)
                                            mortgage loans (which include one hundred seventy-eight
                                            (178) mortgage loans in loan group 1 and thirty-three (33)
                                            mortgage loans in loan group 2) with an aggregate principal balance as of the cut-off date of approximately
                                            $2,565,237,893 (which includes $2,400,571,574 in loan group 1 and $164,666,319 in loan group 2). It is possible that the aggregate mortgage loan balance, the initial outstanding
                                            loan group 1 balance and the initial outstanding loan group
                                            2 balance will vary by up to 5% on the closing date. As of the cut-off date, the principal balance of the mortgage
                                            loans in the mortgage pool ranged from approximately
                                            $872,228 to approximately $250,000,000 (and the balances of the mortgage loans ranged from approximately $872,228 to
                                            approximately $250,000,000 in loan group 1 and from
                                            approximately $1,219,110 to approximately $18,200,000 in
                                            loan group 2) and the mortgage loans had an approximate
                                            average balance of $12,157,526  (and an approximate average balance of $13,486,357 in loan group 1 and $4,989,888 in
                                            loan group 2).

C.  FEE SIMPLE/LEASEHOLD....................Two hundred eighty-one (281) mortgaged properties, securing mortgage loans representing 78.8% of the initial outstanding pool balance (which include two hundred forty-three (243)
                                            mortgaged properties in loan group 1, representing 77.4% of the initial outstanding loan group 1 balance, and
                                            thirty-eight (38) mortgaged properties in loan group 2,
                                            representing 100% of the initial outstanding loan group 2
                                            balance), are subject to a mortgage, deed of trust or
                                            similar security instrument that creates a first mortgage
                                            lien on a fee simple estate in those mortgaged properties.

                                            Five (5) mortgaged properties, securing mortgage loans
                                            representing 18.6% of the initial outstanding pool balance
                                            (and representing 19.9% of the initial outstanding loan group
                                            1 balance), are subject to a first mortgage lien on a
                                            leasehold interest in those mortgaged properties.

                                            Two (2) mortgaged properties, securing mortgage loans
                                            representing 2.5% of the initial outstanding pool balance
                                            (and representing 2.7% of

                                      S-22

                                            the initial outstanding loan group 1 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a
                                            portion of those mortgaged properties and a leasehold
                                            interest in the remaining portion of those mortgaged
                                            properties. In circumstances where both the fee and
                                            leasehold interest in the entire mortgaged property are
                                            encumbered, we have treated that as an encumbered fee
                                            interest.

D.  PROPERTY TYPES..........................The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

                                            ------------------------------------------------------------------
                                                                      Percentage of Initial     Number of
                                                                        Outstanding Pool        Mortgaged
                                                   Property Type             Balance            Properties
                                            ------------------------------------------------------------------

                                            Office                            43.2%                 52
                                            ------------------------------------------------------------------
                                            Retail                            34.8%                 89
                                            ------------------------------------------------------------------
                                            Hospitality                       8.3%                  70
                                            ------------------------------------------------------------------
                                            Multifamily                       6.0%                  36
                                            ------------------------------------------------------------------
                                            Industrial                        4.3%                  18
                                            ------------------------------------------------------------------
                                            Mixed Use                         1.4%                  7
                                            ------------------------------------------------------------------
                                            Self Storage                      1.2%                  11
                                            ------------------------------------------------------------------
                                            Manufactured Housing              0.6%                  4
                                            Community
                                            ------------------------------------------------------------------
                                            Other                             0.1%                  1
                                            ------------------------------------------------------------------

                                            For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

E.  PROPERTY LOCATION.......................The number of mortgaged properties, and the approximate percentage of the aggregate principal balance of the
                                            mortgage loans secured by mortgaged properties located in
                                            the geographic areas with the highest concentrations of
                                            mortgaged properties, are as described in the table below:

                                            ------------------------------------------------------------------
                                                 Geographic Areas       Percentage of           Number of
                                                                     Initial Outstanding        Mortgaged
                                                                         Pool Balance          Properties
                                            ------------------------------------------------------------------

                                            New York                        14.2%                  13
                                            ------------------------------------------------------------------
                                            California                      13.7%                  29
                                            ------------------------------------------------------------------
                                                 Southern                    8.6%                  21
                                            ------------------------------------------------------------------
                                                 Northern                    5.1%                   8
                                            ------------------------------------------------------------------
                                            Colorado                         9.9%                   3
                                            ------------------------------------------------------------------
                                            Massachusetts                    9.9%                   5
                                            ------------------------------------------------------------------
                                            Washington, D.C.                 5.5%                   6
                                            ------------------------------------------------------------------

                                            The remaining mortgaged properties are located throughout
                                            thirty-three

                                      S-23

                                            (33) states. None of these property locations has a
                                            concentration of mortgaged properties that represents
                                            security for more than 5.0% of the initial outstanding pool balance, as of the cut-off date. Northern California
                                            includes areas with zip codes above 93600 and Southern
                                            California includes areas with zip codes of 93600 and below.

                                            For information regarding the location of properties
                                            securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

F.  OTHER MORTGAGE
         LOAN FEATURES......................As of the cut-off date, the mortgage loans had the following characteristics:

                                            o   The most recent scheduled payment of principal and
                                                interest on any mortgage loan was not thirty days or more
                                                past due, and no mortgage loan had been thirty days or
                                                more past due in the past year;

                                            o   Sixteen (16) groups of mortgage loans, representing 20.3%
                                                of the initial outstanding pool balance, were made to the
                                                same borrower or to borrowers that are affiliated with
                                                one another through partial or complete direct or
                                                indirect common ownership (which include fifteen (15)
                                                groups of mortgage loans exclusively in loan group 1,
                                                representing 21.3% of the initial loan group 1 balance,
                                                and one (1) group of mortgage loans exclusively in loan
                                                group 2, representing 6.8% of the initial loan group 2
                                                balance). Of these sixteen (16) groups, the 3 largest
                                                groups represent 5.8%, 3.0% and 2.7%, respectively, of
                                                the initial outstanding pool balance. See Appendix II
                                                attached to this prospectus supplement. The related
                                                borrower concentrations of the 3 largest groups
                                                exclusively in loan group 1 represent 6.2%, 3.2% and
                                                2.9%, respectively, of the initial outstanding loan group
                                                1 balance, and the group of mortgage loans exclusively in
                                                loan group 2 represent 6.8% of the initial outstanding
                                                loan group 2 balance;

                                            o   Thirty-seven (37) mortgaged properties, securing mortgage
                                                loans representing 7.1% of the initial outstanding pool
                                                balance (representing 7.6% of the initial outstanding
                                                loan group 1 balance), are each 100% leased to a single
                                                tenant;

                                            o   All of the mortgage loans bear interest at fixed rates;

                                            o   Fixed periodic payments on the mortgage loans are
                                                generally determined assuming interest is calculated on a
                                                30/360 basis, but interest actually accrues and is
                                                applied on certain mortgage loans on an actual/360
                                                basis. Accordingly, there will be less amortization of
                                                the principal balance during the term of these mortgage
                                                loans, resulting in a higher final payment on these
                                                mortgage loans; and

                                            o   No mortgage loan permits negative amortization or the
                                                deferral of accrued interest (except excess interest that
                                                would accrue in the case of any mortgage loan having an
                                                anticipated repayment date after the applicable
                                                anticipated repayment date for the related mortgage loan).

                                      S-24

G.  BALLOON LOANS/ARD LOANS.................As of the cut-off date, the mortgage loans had the following additional characteristics:

                                            o   Two hundred ten (210) mortgage loans, representing 99.4%
                                                of the initial outstanding pool balance, are "balloon
                                                loans" (which include one hundred seventy-seven (177)
                                                mortgage loans in loan group 1, representing 99.4% of the
                                                initial outstanding loan group 1 balance, and
                                                thirty-three (33) mortgage loans in loan group 2,
                                                representing 100% of the initial outstanding loan group 2
                                                balance). Nine (9) of these mortgage loans, representing
                                                12.7% of the initial outstanding pool balance (which
                                                include eight (8) mortgage loans in loan group 1,
                                                representing 13.3% of the initial outstanding loan group
                                                1 balance, and one (1) mortgage loan in loan group 2,
                                                representing 4.2% of the initial outstanding loan group 2
                                                balance), are mortgage loans that have an anticipated
                                                repayment date that provides for an increase in the
                                                mortgage rate and/or principal amortization at a
                                                specified date prior to stated maturity. One (1) of the
                                                balloon loans, representing 1.5% of the initial
                                                outstanding pool balance (representing 1.6% of the
                                                initial outstanding loan group 1 balance), amortizes
                                                principal in accordance with the schedule attached to
                                                this prospectus supplement as Schedule B. For purposes
                                                of this prospectus supplement, we consider a mortgage
                                                loan to be a "balloon loan" if its principal balance is
                                                not scheduled to be fully or substantially amortized by
                                                the loan's stated maturity date or anticipated repayment
                                                date, as applicable.

H.  INTEREST ONLY LOANS.....................As of the cut-off date, the mortgage loans had the following additional characteristics:

                                            o   Sixty-six (66) mortgage loans, representing 27.6% of the
                                                initial outstanding pool balance (which include
                                                forty-eight (48) mortgage loans in loan group 1,
                                                representing 24.9% of the initial outstanding loan group
                                                1 balance, and eighteen (18) mortgage loans in loan group
                                                2, representing 67.4% of the initial outstanding loan
                                                group 2 balance), currently provide for monthly payments
                                                of interest only for a portion of their respective terms,
                                                ranging from six (6) months to seventy-two (72) months,
                                                and then provide for the monthly payment of principal and
                                                interest over their respective remaining terms; and

                                            o   Eleven (11) mortgage loans, representing 43.0% of the
                                                initial outstanding pool balance (which include eleven
                                                (11) mortgage loans in loan group 1, representing 46.0%
                                                of the initial outstanding loan group 1 balance),
                                                currently provide for monthly payments of interest only
                                                for their entire respective terms.

I.  PREPAYMENT/DEFEASANCE
         PROVISIONS.........................As of the cut-off date, all of the mortgage loans restricted voluntary principal prepayments as follows:

                                            o   One hundred seventy-eight (178) mortgage loans,
                                                representing 86.9% of the initial outstanding pool
                                                balance (which include one hundred forty-eight (148)
                                                mortgage loans in loan group 1, representing 86.6% of the
                                                initial outstanding loan group 1 balance, and thirty (30)
                                                mortgage loans in loan group 2, representing 92.0% of the
                                                initial outstanding loan group 2 balance), prohibit
                                                voluntary

                                      S-25

                                                principal prepayments for a period ending on a date
                                                determined by the related mortgage note (which may be the
                                                maturity date), which period is referred to in this
                                                prospectus supplement as a lock-out period, but permit
                                                the related borrower, after an initial period of at least
                                                two years following the date of issuance of the
                                                certificates, to defease the mortgage loan by pledging
                                                "government securities" as defined in the Investment
                                                Company Act of 1940 that provide for payment on or prior
                                                to each due date through and including the maturity date
                                                (or the earlier due date on which the mortgage loan first
                                                becomes freely prepayable) of amounts at least equal to
                                                the amounts that would have been payable on those dates
                                                under the terms of the mortgage loans and obtaining the
                                                release of the mortgaged property from the lien of the
                                                mortgage.

                                            o   Five (5) mortgage loans, representing 8.5% of the initial
                                                outstanding pool balance (which include five (5) mortgage
                                                loans in loan group 1, representing 9.1% of the initial
                                                outstanding loan group 1 balance), prohibit voluntary
                                                principal prepayments during a lock-out period, and
                                                following the lock-out period provide for a prepayment
                                                premium or yield maintenance charge calculated on the
                                                basis of the greater of a yield maintenance formula or 1%
                                                of the amount prepaid, and also permit the related
                                                borrower, after an initial period of at least two years
                                                following the date of the issuance of the certificates,
                                                to defease the mortgage loan by pledging "government
                                                securities" as defined above.

                                            o   Twenty-six (26) mortgage loans, representing 4.3% of the
                                                initial outstanding pool balance (which include
                                                twenty-three (23) mortgage loans in loan group 1,
                                                representing 4.0% of the initial outstanding loan group 1
                                                balance, and three (3) mortgage loans in loan group 2,
                                                representing 8.0% of the initial outstanding loan group 2
                                                balance), prohibit voluntary principal prepayments during
                                                a lock-out period, and following the lock-out period
                                                provide for a prepayment premium or yield maintenance
                                                charge calculated on the basis of the greater of a yield
                                                maintenance formula and 1% of the amount prepaid.

                                            o   Two (2) mortgage loans, representing 0.3% of the initial
                                                outstanding pool balance (which includes two (2) mortgage
                                                loans in loan group 1, representing 0.3% of the initial
                                                outstanding loan group 1 balance), have no lock-out
                                                period and permit voluntary principal prepayments at any
                                                time if accompanied by a prepayment premium or yield
                                                maintenance charge calculated on the basis of the greater
                                                of a yield maintenance formula or 1% of the amount
                                                prepaid.

                                            Notwithstanding the above, the mortgage loans generally (i)
                                            permit prepayment in connection with casualty or
                                            condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
                                            provide for a specified period commencing prior to and
                                            including the maturity date or the anticipated repayment
                                            date during which the related borrower may prepay the
                                            mortgage loan without payment of a prepayment premium or
                                            yield maintenance charge. See the footnotes to Appendix II attached to this prospectus supplement for more details
                                            about the various yield maintenance formulas.

                                      S-26

                                            With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include
                                            provisions described below:

                                            o   One (1) mortgage loan, representing 5.5% of the initial
                                                outstanding pool balance (representing 5.9% of the
                                                initial outstanding loan group 1 balance), is secured by
                                                multiple mortgaged properties and permits the release
                                                of not more than three of the mortgaged properties from
                                                the lien of the mortgage loan after the applicable
                                                lock-out period upon the defeasance of the allocated loan
                                                amount of the mortgaged property being released or with a
                                                prepayment premium based on a yield maintenance charge
                                                calculated on the basis of the greater of a yield
                                                maintenance formula or 1% of the amount prepaid if the
                                                loan-to-value ratio immediately following the release is
                                                not greater than 76% and the remaining properties debt
                                                service coverage ratio of the remaining mortgaged
                                                properties immediately following the release is at least
                                                equal to 1.20x.

                                            o   One (1) mortgage loan, representing 4.3% of the initial
                                                outstanding pool balance (representing 4.6% of the
                                                initial outstanding loan group 1 balance), is secured by
                                                multiple mortgaged properties and permits the release
                                                of a portion of the collateral from the lien of the
                                                mortgage loan subject to the provisions specified in the
                                                mortgage loan documents after the applicable lock-out
                                                period upon the defeasance of an amount equal to a
                                                certain percentage of the allocated loan amount and in
                                                some cases only the allocated loan amount of the
                                                mortgaged property being released if the loan-to-value
                                                ratio immediately following the release is not increased
                                                due to such release and the remaining debt service
                                                coverage ratio of the remaining mortgaged properties
                                                immediately following the release is at least equal to
                                                the debt service coverage ratio immediately preceding the
                                                release.  Prior to the expiration of the lock-out period
                                                a portion of the collateral may be released upon the
                                                payment of a prepayment premium based on a yield
                                                maintenance charge calculated on the basis of the greater
                                                of a yield maintenance formula or 1% of the amount
                                                prepaid.

                                            o   One (1) mortgage loan, representing 1.9% of the initial
                                                outstanding pool balance (representing 2.1% of the
                                                initial outstanding loan group 1 balance), is secured by
                                                multiple mortgaged properties and permits the release
                                                of one or more properties  from the lien of the mortgage
                                                loan after the applicable lock-out period upon the
                                                defeasance of an amount equal to 110% of the allocated
                                                mortgage loan amount of the mortgaged property being
                                                released if the remaining properties debt service
                                                coverage ratio of the remaining mortgaged properties
                                                immediately following the release is at least equal to
                                                the greater of the debt service coverage ratio at the
                                                date of disbursement of the earn out advance for all the
                                                mortgaged properties in the aggregate and the debt
                                                service coverage ratio immediately preceding the release.

                                            o   One (1) mortgage loan, representing 1.6% of the initial
                                                outstanding pool balance (representing 1.7% of the
                                                initial outstanding loan group 1 balance), is secured by
                                                multiple mortgaged properties and permits the release
                                                of any of the ten largest properties from the lien of the
                                                mortgage loan subject to the provisions specified in the

                                      S-27

                                                mortgage loan documents at any time upon the defeasance
                                                of an amount equal to 120% of the allocated mortgage
                                                loan. The remaining properties may be released under the
                                                same conditions with defeasance in an amounts equal
                                                to varying percentages of the amount being prepaid with a
                                                maximum of 120%.

                                            o   One (1) mortgage loan, representing 1.5% of the initial
                                                outstanding pool balance (representing 1.6% of the
                                                initial outstanding loan group 1 balance), which is
                                                secured by multiple mortgaged properties, permits the
                                                release of certain portions of the related mortgaged
                                                properties from the lien of the related mortgage
                                                following in certain cases a lock-out period (i) in the
                                                case of one mortgaged property, within two years
                                                following the issuance of the certificates, upon the
                                                prepayment of an amount equal to a premium above the
                                                allocated loan amount of the mortgaged property being
                                                released and (ii) in the case of certain portions of
                                                certain of the mortgaged properties, upon either the
                                                defeasance or prepayment of the amounts as set forth in
                                                the footnotes to Appendix II to this prospectus
                                                supplement.

                                            o   Three (3) mortgage loans, representing 2.0% of the
                                                initial outstanding pool balance (representing 2.1% of
                                                the initial outstanding loan group 1 balance), are
                                                secured by multiple mortgaged properties and permit the
                                                release of one or more properties, except for one of the
                                                mortgage loans which allows the release of only one
                                                property during the term of the mortgage loan, from the
                                                lien of the mortgage loan after the applicable lock-out
                                                period upon the defeasance of an amount equal to 125% of
                                                the allocated mortgage loan amount of the mortgaged
                                                property being released if the loan-to-value ratio
                                                immediately following the release is not greater than the
                                                lesser of 80% or the loan-to-value ratio of all the
                                                mortgaged properties immediately prior to the defeasance
                                                and the remaining mortgaged properties debt service
                                                coverage ratio of the remaining mortgaged properties
                                                immediately following the release is at least equal to
                                                the greater of 1.25x and the debt service coverage ratio
                                                immediately preceding the release.

                                            o   One (1) mortgage loan, representing 0.4% of the initial
                                                outstanding pool balance (representing 0.5% of the
                                                initial outstanding loan group 1 balance), is secured by
                                                multiple parcels and permits the release of a parcel from
                                                the lien of the mortgage loan upon the defeasance of an
                                                amount equal to 110% of the allocated mortgage loan
                                                amount of the mortgaged property being released or with a
                                                prepayment premium based on a yield maintenance charge
                                                calculated on the basis of the greater of a yield
                                                maintenance formula or 1% of the amount prepaid if the
                                                loan-to-value ratio immediately following the release is
                                                not greater than 80% and the loan-to-value ratio prior to
                                                the release based on an updated appraisal at the time of
                                                the release and the debt service coverage ratio of the
                                                remaining mortgaged properties immediately following the
                                                release is at least equal to the greater of 1.20x and the
                                                debt service coverage ratio immediately preceding the
                                                release.

                                            o   One (1) mortgage loan, representing 0.4% of the initial
                                                outstanding pool balance (representing 0.4% of the
                                                initial outstanding loan group 1 balance), is secured by
                                                multiple mortgaged properties and permits the release
                                                of one property  from the lien of the mortgage

                                      S-28

                                                loan after the applicable lock-out period upon the
                                                defeasance of an amount equal to 125% of the allocated
                                                mortgage loan amount of the mortgaged property being
                                                released if the loan-to-value ratio immediately following
                                                the release is not greater than the lesser of 80% or the
                                                loan-to-value ratio of all the mortgaged properties
                                                immediately prior to the defeasance and the debt service
                                                coverage ratio of the remaining mortgaged properties
                                                immediately following the release is at least equal to
                                                the greater of 1.25x and the debt service coverage ratio
                                                immediately preceding the release. Either after or
                                                simultaneously with the defeasance of this property,
                                                either of the remaining properties may be released
                                                subject to the conditions in the mortgage loan documents.

                                            o   One (1) mortgage loan, representing 0.3% of the initial
                                                outstanding pool balance (representing 4.7% of the
                                                initial outstanding loan group 2 balance), is secured by
                                                multiple mortgaged properties and permits the release
                                                of any of the mortgaged properties from the lien of the
                                                mortgage loan after the applicable lock-out period upon
                                                the defeasance of an amount equal to 125% of the
                                                allocated mortgage loan amount of the mortgaged property
                                                being released if the loan-to-value ratio immediately
                                                following the release is not greater than 75% and the
                                                debt service coverage ratio of the remaining mortgaged
                                                properties immediately following the release is at least
                                                equal to the greater of 1.20x and the debt service
                                                coverage ratio prior to release.

                                            o   One (1) mortgage loan, representing 0.1% of the initial
                                                outstanding pool balance (representing 0.2% of the
                                                initial outstanding loan group 1 balance), is secured by
                                                multiple mortgaged properties and permits the release
                                                of any of the mortgaged properties from the lien of the
                                                mortgage loan after the applicable lock-out period upon
                                                the defeasance of an amount equal to 125% of the
                                                allocated mortgage loan amount of the mortgaged property
                                                being released if the loan-to-value ratio immediately
                                                following the release is not greater than the
                                                loan-to-value ratio at closing and the loan-to-value
                                                ratio prior to release and the debt service coverage
                                                ratio of the remaining mortgaged properties immediately
                                                following the release is at least equal to the greater of
                                                the debt service coverage ratio at closing and the debt
                                                service coverage ratio prior to release.

                                            o   One (1) mortgage loan, representing 0.1% of the initial
                                                outstanding pool balance (representing 1.3% of the
                                                initial outstanding loan group 2 balance) is secured by
                                                multiple mortgaged properties and permits the release of
                                                either parcel from the lien of the related mortgage loan
                                                after the applicable lock-out period upon payment of 125%
                                                of the allocated loan amount of the mortgaged property
                                                being released provided that, among other conditions, (1)
                                                the loan-to-value ratio of the remaining property
                                                immediately following the release is not greater than 75%
                                                and (2) the debt service coverage ratio of the remaining
                                                property for six consecutive months preceding the
                                                release, and immediately following the release is at
                                                least 1.30x.

                                            See Appendix II attached to this prospectus supplement for specific yield maintenance provisions with respect to the
                                            prepayment and defeasance provisions set forth above.

                                      S-29

                                            In addition to the prepayment and defeasance provisions
                                            described above, three (3) mortgage loans, representing 9.1%
                                            of the initial outstanding pool balance (representing 9.8%
                                            of the initial outstanding loan group 1 balance), that are secured by multiple mortgaged properties, permit the
                                            borrower to obtain the release of any of the related
                                            properties from the lien of the related mortgage by
                                            substituting a new property that meets certain requirements set forth in the mortgage loan documents, including, among other things, that (i) the aggregate loan-to-value ratio of all properties after substitution is not greater than a
                                            specified percentage and (ii) the debt service coverage
                                            ratio of all properties after substitution is not less than a specified ratio. With respect to one (1) of these
                                            mortgage loans, representing 1.9% of the initial outstanding pool balance (representing 2.1% of the initial outstanding loan group 1 balance) the borrower is not permitted to
                                            substitute for more than two (2) properties per year. With respect to another one (1) of these mortgage loans,
                                            representing 5.5% of the initial outstanding pool balance
                                            (representing 5.9% of the initial outstanding loan group 1 balance), the borrower is not permitted to substitute
                                            properties once the aggregate appraised value of the parcel being released together with all properties previously
                                            released exceeds 30% of the aggregate appraised value of all of the mortgaged properties securing such mortgage loan as of the origination date of such mortgage loan.

                                            In addition, certain mortgage loans that are
                                            cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay or defease one or more of the related mortgage loans and/or release the
                                            cross-collateralization with respect to the related
                                            mortgaged property or properties, subject to the satisfaction of certain conditions.

                                            Notwithstanding the above, the mortgage loans generally
                                            provide that the related borrower may prepay the mortgage
                                            loan without prepayment premium or defeasance requirements commencing one (1) to thirty-six (36) payment dates prior to and including the maturity date or the anticipated repayment date.

                                            In addition, certain mortgage loans provide for the free
                                            release of outparcels or other portions of the related
                                            mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage
                                            loans may permit the related borrower to substitute
                                            collateral under certain circumstances.

                                            See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the
                                            foregoing provisions including the method of calculation of any prepayment premium or yield maintenance charge which
                                            will vary for any mortgage loan.

J.  MORTGAGE LOAN RANGES
         AND WEIGHTED AVERAGES..............As of the cut-off date, the mortgage loans had the following additional characteristics:

       I.       MORTGAGE INTEREST RATES     Mortgage interest rates ranging from 5.170% per annum to
                                            7.150% per annum (and ranging from 5.170% per annum to
                                            7.150% per annum for loan group 1 and from 5.280% per annum to 6.750% per annum for loan group 2), and a weighted
                                            average mortgage interest rate of 5.964% per annum (and
                                            5.956% per annum for loan group 1 and 6.086% per annum for loan group 2);

                                      S-30

       II.      ORIGINAL TERMS              Original terms to scheduled maturity ranging from sixty (60)
                                            months to two hundred forty (240) months (and ranging from sixty (60) months to two hundred forty (240) months with
                                            respect to the mortgage loans in loans group 1, and ranging from one hundred twenty (120) months to one hundred eighty
                                            (180) months with respect to the mortgage loans in loans
                                            group 2), and a weighted average original term to scheduled maturity of one hundred seventeen (117) months (and a
                                            weighted average original term to scheduled maturity of one hundred seventeen (117) months with respect to the mortgage loans in loans group 1, and a weighted average original term to scheduled maturity of one hundred twenty-one (121) months with respect to the mortgage loans in loans group 2);

       III.     REMAINING TERMS             Remaining terms to scheduled maturity ranging from
                                            fifty-five (55) months to two hundred forty (240) months
                                            (and ranging from fifty-five (55) months to two hundred
                                            forty (240) months for loan group 1 and from one hundred
                                            fifteen (115) months to one hundred seventy-nine (179)
                                            months for loan group 2), and a weighted average remaining term to scheduled maturity of one hundred fifteen (115)
                                            months (and weighted average remaining term to scheduled
                                            maturity of one hundred fourteen (114) months for loan group
                                            1 and one hundred nineteen (119) months for loan group 2);

       IV.      REMAINING
                AMORTIZATION TERMS          Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from two hundred fourteen (214) months to three hundred
                                            sixty (360) months (and ranging from two hundred fourteen
                                            (214) months to three hundred sixty (360) months for loan
                                            group 1 and from three hundred fifty-five (355) months to
                                            three hundred sixty (360) months for loan group 2), and a
                                            weighted average remaining amortization term of three
                                            hundred forty-four (344) months (and three hundred forty-two
                                            (342) months for loan group 1 and three hundred fifty-nine
                                            (359) months for loan group 2);

       V.       LOAN-TO-VALUE RATIOS        Loan-to-value ratios, calculated as described in this
                                            prospectus supplement, range from 40.6% to 80.2% (and range from 40.6% to 80.2% for loan group 1 and from 49.9% to 80.2%
                                            for loan group 2), and a weighted average loan-to-value
                                            ratio, calculated as described in this prospectus
                                            supplement, of 64.3% (and 63.8% for loan group 1 and 71.6%
                                            for loan group 2);

                                            For each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this
                                            prospectus supplement based on the estimate of value from a third-party appraisal, which was generally conducted after
                                            March 2004;

                                            For detailed methodologies, see "Description of the Mortgage
                                            Pool--Assessments of Property Value and Condition--Appraisals"
                                            in this prospectus supplement;

                                      S-31

       VI.      DEBT SERVICE
                COVERAGE RATIOS             Debt service coverage ratios, determined according to the
                                            methodology presented in this prospectus supplement, ranging from 1.02x to 2.43x (and ranging from 1.02x to 2.43x for
                                            loan group 1 and from 1.20x to 1.71x for loan group 2) and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.54x (and 1.55x for loan group 1 and 1.40x for loan group 2). These
                                            calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement; and

       VII.     DEBT SERVICE
                COVERAGE RATIOS
                POST IO PERIOD              Debt Service Coverage Ratio Post IO Period, determined
                                            according to the methodology presented in this prospectus
                                            supplement, ranging from 1.02x to 2.43x (and ranging from
                                            1.02x to 2.43x for loan group 1 and from 1.15x to 1.71x for loan group 2), and a weighted average debt service coverage ratio, calculated as described in this prospectus
                                            supplement, of 1.48x (and 1.49x for loan group 1 and 1.25x for loan group 2).

                                            "Debt Service Coverage Ratio Post IO Period" or "DSCR Post
                                            IO Period" means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as debt service coverage ratios except that the amount of the
                                            monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is
                                            due in the first month following the expiration of the
                                            applicable interest-only period. See "Description of the
                                            Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     K.    NON-SERVICED MORTGAGE
           LOANS..........................  The Ritz-Carlton Pari Passu Loan, which, as of the cut-off date, had an aggregate outstanding principal balance of
                                            $39,048,614 and represents 1.5% of the initial outstanding pool balance (and representing 1.6% of the initial
                                            outstanding loan group 1 balance), is secured by the related mortgaged properties on a pari passu basis with, and
                                            pursuant to the same mortgage as, another note that is not included in the trust (the "Ritz-Carlton Companion Loan")
                                            and which had an outstanding principal balance as of the
                                            cut-off date of approximately $263,578,145. The
                                            Ritz-Carlton Companion Loan has the same interest rate,
                                            maturity date and amortization terms as the Ritz-Carlton
                                            Pari Passu Loan.

                                            In addition, with respect to the Ritz-Carlton Pari Passu
                                            Loan, the mortgage on the related mortgaged properties also secures a subordinated B note (the "Ritz-Carlton B Note,"
                                            which together with the Ritz-Carlton Pari Passu Loan and the
                                            Ritz-Carlton Companion Loan are referred to in this
                                            prospectus supplement as the "Ritz-Carlton Loan Group"),
                                            which had an outstanding principal balance as of the Cut-Off
                                            Date of $50,000,000. The Ritz-Carlton B Note is not as
                                            asset of the trust.

                                            The Ritz-Carlton Loan Group is currently being serviced and administered pursuant to the MSCI 2006-HQ8 Pooling and
                                            Servicing Agreement. The MSCI 2006-HQ8 Pooling and
                                            Servicing Agreement provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan

                                      S-32

                                            securitizations. See "Servicing of the Mortgage
                                            Loans--Servicing of the Cherry Creek Loan Group, the RLJ
                                            Portfolio Loan Group, the Ritz-Carlton Loan Group, and the
                                            A/B Mortgage Loans--The Ritz-Carlton Loan Group" in this
                                            prospectus supplement.

                                            The terms of the MSCI 2006-HQ8 Pooling and Servicing
                                            Agreement provide that:

                                             o   U.S. Bank National Association, which is the trustee
                                                 under the MSCI 2006-HQ8 Pooling and Servicing
                                                 Agreement, will, in that capacity, be the mortgagee of
                                                 record with respect to the mortgaged property securing
                                                 the Ritz-Carlton Pari Passu Loan;

                                             o   Wells Fargo Bank, National Association, which is the
                                                 master servicer for the Ritz-Carlton Loan Group under
                                                 the MSCI 2006-HQ8 Pooling and Servicing Agreement,
                                                 will, in that capacity, be the master servicer for the
                                                 Ritz-Carlton Pari Passu Loan, subject to replacement
                                                 pursuant to the terms of the MSCI 2006-HQ8 Pooling and
                                                 Servicing Agreement; and

                                             o   J.E. Robert Company, Inc., which is the special
                                                 servicer under the MSCI 2006-HQ8 Pooling and Servicing
                                                 Agreement, will, in that capacity, be the special
                                                 servicer for the Ritz-Carlton Pari Passu Loan, subject
                                                 to replacement pursuant to the terms of the MSCI
                                                 2006-HQ8 Pooling and Servicing Agreement.

                                            See "Servicing of the Mortgage Loans--Servicing of the Cherry
                                            Creek Loan Group, the RLJ Portfolio Loan Group, the
                                            Ritz-Carlton Loan Group, and the A/B Mortgage Loans--The
                                            Ritz-Carlton Loan Group" in this prospectus supplement.

                                            The RLJ Portfolio Pari Passu Loan, which, as of the cut-off date, had an aggregate outstanding principal balance of
                                            $41,952,230 and represents 1.6% of the initial outstanding pool balance (and representing 1.7% of the initial
                                            outstanding loan group 1 balance), is secured by the related mortgaged properties on a pari passu basis with, and
                                            pursuant to the same mortgage as, 6 other notes that are not included in the trust (collectively, the "RLJ Portfolio
                                            Companion Loan") and which had an aggregate outstanding
                                            principal balance as of the cut-off date of approximately
                                            $462,596,640. The RLJ Portfolio Companion Loan has the same interest rate, maturity date and amortization terms as the
                                            RLJ Portfolio Pari Passu Loan.

                                            The RLJ Portfolio Loan Group is currently being serviced by
                                            Wachovia Bank, National Association under an agreement that provides for servicing in a manner acceptable for commercial mortgage securitizations similar in nature to this
                                            securitization. It is anticipated that the RLJ Portfolio
                                            Loan Group will be serviced and administered pursuant to the
                                            WCMSI 2006-C27 Pooling and Servicing Agreement upon
                                            establishment of the WCMSI 2006-C27 trust. The WCMSI
                                            2006-C27 Pooling and Servicing Agreement provides for
                                            servicing arrangements that are generally consistent with
                                            the terms of other comparably rated commercial mortgage loan securitizations. See "Servicing of the Mortgage
                                            Loans--Servicing of the Cherry Creek Loan Group, the RLJ
                                            Portfolio Loan Group, the Ritz-Carlton Loan Group, and the
                                            A/B Mortgage Loans--The RLJ Portfolio Loan Group" in this
                                            prospectus supplement.

                                            The terms of the WCMSI 2006-C27 Pooling and Servicing
                                            Agreement provide that:

                                      S-33

                                            o   Wells Fargo Bank, National Association, which is the
                                                trustee under the WCMSI 2006-C27 Pooling and Servicing
                                                Agreement, will, in that capacity, be the mortgagee of
                                                record with respect to the mortgaged property securing
                                                the RLJ Portfolio Pari Passu Loan;

                                            o   Wachovia Bank, National Association, which is the
                                                master servicer under the WCMSI 2006-C27 Pooling and
                                                Servicing Agreement, will, in that capacity, be the
                                                master servicer for the RLJ Portfolio Pari Passu Loan,
                                                subject to replacement pursuant to the terms of the
                                                WCMSI 2006-C27 Pooling and Servicing Agreement; and

                                            o   LNR, Partners Inc., which is the special servicer under
                                                the WCMSI 2006-C27 Pooling and Servicing Agreement,
                                                will, in that capacity, be the special servicer for the
                                                RLJ Portfolio Pari Passu Loan, subject to replacement
                                                pursuant to the terms of the WCMSI 2006-C27 Pooling and
                                                Servicing Agreement.

                                            See "Servicing of the Mortgage Loans--Servicing of the Cherry
                                            Creek Loan Group, the RLJ Portfolio Loan Group, the
                                            Ritz-Carlton Loan Group, and the A/B Mortgage Loans" in this prospectus supplement.

                                            References in this prospectus supplement, however, to the
                                            trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the pooling and servicing agreement related to the
                                            offered certificates unless the context clearly indicates
                                            otherwise.

ADVANCES

A.  PRINCIPAL AND
         INTEREST ADVANCES..................Subject to a recoverability determination described in this prospectus supplement, the master servicer (and the trustee, if applicable) will be required to advance delinquent
                                            monthly mortgage loan payments for the mortgage loans that are part of the trust. The master servicer and the trustee will not be required to advance any additional interest
                                            accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer and the trustee also are not required to
                                            advance prepayment or yield maintenance premiums, excess
                                            interest or balloon payments. With respect to any balloon
                                            payment, the master servicer (and the trustee, if
                                            applicable) will instead be required to advance an amount
                                            equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a P&I
                                            Advance is made, the master servicer will defer rather than advance its master servicing fee, the primary servicing fee and the excess servicing fee, but will advance the trustee fee.

                                            For an REO property, subject to a recoverability
                                            determination described in this prospectus supplement, the advance will equal the scheduled payment that would have
                                            been due if the predecessor mortgage loan had remained
                                            outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO property was acquired.

B.  SERVICING ADVANCES......................Subject to a recoverability determination described in this prospectus supplement, the master servicer, the special
                                            servicer and the trustee may also make servicing advances to pay delinquent real estate taxes,

                                      S-34

                                            insurance premiums and similar expenses necessary to
                                            maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage
                                            loan documents, and subject to a substantially similar
                                            recoverability determination set forth in the related
                                            Non-Serviced Mortgage Loan Pooling and Servicing Agreement,
                                            each of such parties under that agreement will be required to make servicing advances of such type with respect to any
                                            Non-Serviced Mortgage Loans.

C.  INTEREST ON ADVANCES....................All advances made by the master servicer, the special servicer or the trustee will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal.

D.  BACK-UP ADVANCES........................Pursuant to the requirements of the pooling and servicing agreement, if the master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations, and with the same rights of the master servicer.

E.  RECOVERABILITY..........................None of the master servicer, the special servicer or the trustee (or another master servicer, special servicer,
                                            trustee or any fiscal agent with respect to a non-serviced companion mortgage loan) will be required to make any advance if the master servicer or the special servicer, as the case may be, reasonably determines that the advance would not be recoverable in accordance with the servicing standard or in the case of the trustee, in accordance with its business
                                            judgment. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master
                                            servicer or the special servicer, that a servicing advance if made would be a nonrecoverable advance.

F.  ADVANCES DURING AN
         APPRAISAL REDUCTION EVENT..........The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged
                                            property. In general, if the principal amount of the
                                            mortgage loan plus all other amounts due under a mortgage
                                            loan and interest on advances made with respect to the
                                            mortgage loan exceeds 90% of the value of the mortgaged
                                            property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the
                                            excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the
                                            interest portion of the amount required to be advanced on
                                            that mortgage loan will be proportionately reduced to the
                                            extent of the appraisal reduction. This will reduce the
                                            funds available to pay interest on the most subordinate
                                            class or classes of certificates then outstanding or in the case of any appraisal reduction in respect of the DCT
                                            Industrial Portfolio A/B/C Loan, first on the Class DP
                                            Certificates up to the certificate balance thereof, then on the DCT Industrial Portfolio B Note up to the principal
                                            balance thereof, and then on the most subordinate class or classes of certificates then outstanding.

                                            In the case of any A/B mortgage loan, any appraisal
                                            reduction will be calculated in respect of that A/B mortgage loan taken as a whole and any such appraisal reduction will be allocated first to the related B note and then allocated to the related A note.

                                            See "Description of the Offered Certificates--Advances" in
                                            this prospectus supplement.

                                      S-35

                                    ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.....................................The certificates offered to you will not be issued unless each of the classes of certificates being offered by this
                                            prospectus supplement receives the following ratings from
                                            Fitch, Inc. and Standard & Poor's Ratings Services, a
                                            division of The McGraw-Hill Companies, Inc.

                                            -------------------------------------------------------------
                                            Class                                             Ratings
                                                                                             Fitch/S&P
                                            -------------------------------------------------------------

                                            Classes A-1, A-1A, A-2, A-3, A-AB                 AAA/AAA
                                            and A-4
                                            -------------------------------------------------------------
                                            Class A-M                                         AAA/AAA
                                            -------------------------------------------------------------
                                            Class A-J                                         AAA/AAA
                                            -------------------------------------------------------------
                                            Class B                                           AA+/AA+
                                            -------------------------------------------------------------
                                            Class C                                            AA/AA
                                            -------------------------------------------------------------
                                            Class D                                           AA-/AA-
                                            -------------------------------------------------------------
                                            Class E                                            A+/A+
                                            -------------------------------------------------------------
                                            Class F                                             A/A
                                            -------------------------------------------------------------

                                            A rating agency may lower or withdraw a security rating at any time. Each of the rating agencies identified above is
                                            expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain
                                            outstanding except that a rating agency may stop performing ratings surveillance at any time, for among other reasons, if that rating agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure
                                            that the rating agencies will perform ratings surveillance.

                                            See "Ratings" in this prospectus supplement and "Ratings" in the prospectus for a discussion of the basis upon which
                                            ratings are given, the limitations of and restrictions on
                                            the ratings, and the conclusions that should not be drawn
                                            from a rating.

OPTIONAL TERMINATION........................On any distribution date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the initial outstanding pool balance, the holders of a
                                            majority of the controlling class, the special servicer, the master servicer and any holder of a majority interest in the
                                            Class R-I Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in
                                            respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would
                                            terminate the trust and retire the then outstanding
                                            certificates at par plus accrued interest. Provided that
                                            the aggregate principal balances of the Class A-1, Class
                                            A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class
                                            A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
                                            Class G, Class H, Class J and Class K Certificates have been reduced to zero, the trust could also be terminated in
                                            connection with an exchange of all the then-outstanding
                                            certificates, including the Class X Certificates, the Class
                                            X-MP Certificates, the Class X-RC Certificates and the Class
                                            T Certificates, but excluding the Class DP Certificates, the
                                            Class ST Certificates and the residual certificates, for
                                            mortgage loans remaining in the trust, but

                                      S-36

                                            all of the holders of outstanding certificates of such
                                            classes would have the option to voluntarily participate in such exchange. See "Description of the Offered
                                            Certificates--Optional Termination."

REPURCHASE OR SUBSTITUTION..................Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by
                                            it, as described under "Description of the Mortgage
                                            Pool--Representations and Warranties" and "--Repurchases and
                                            Other Remedies."  If a mortgage loan seller has been
                                            notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under "Description of the
                                            Mortgage Pool--Repurchases and Other Remedies", then that
                                            mortgage loan seller will be required to either cure the
                                            breach, repurchase the affected mortgage loan from the trust or substitute the affected mortgage loan with another
                                            mortgage loan. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase
                                            would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the
                                            purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the trust by the holders of a B
                                            Note or mezzanine loan under certain circumstances. See
                                            "Description of the Mortgage Pool--Subordinate and Other
                                            Financing" and "Servicing of the Mortgage Loans--Servicing of
                                            the Cherry Creek Loan Group, the RLJ Portfolio Loan Group,
                                            the Ritz-Carlton Loan Group and the A/B Mortgage Loans" in
                                            this prospectus supplement.

SALE OF DEFAULTED LOANS.....................Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest
                                            percentage interest in the controlling class of certificates and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan that is at least sixty (60) days delinquent as to any monthly
                                            debt service payment (or is delinquent as to its balloon
                                            payment) at a price equal to the fair value of such mortgage loan as determined by the special servicer for such mortgage loan (provided, that if such mortgage loan is being
                                            purchased by the special servicer or by a holder of
                                            certificates of the controlling class, the master servicer will be required to verify that such price is equal to fair value). In addition, certain of the mortgage loans are
                                            subject to a purchase option upon certain events of default in favor of a subordinate lender or mezzanine lender. For
                                            more information relating to the sale of defaulted mortgage loans, see "Servicing of the Mortgage Loans--Sale of
                                            Defaulted Mortgage Loans" in this prospectus supplement.

DENOMINATIONS...............................The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB,
                                            Class A-4, Class A-M and Class A-J Certificates will be
                                            offered in minimum denominations of $25,000. The remaining offered certificates will be offered in minimum
                                            denominations of $100,000. Investments in excess of the
                                            minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
    AND SETTLEMENT..........................Your certificates will be registered in the name of Cede &
                                            Co., as nominee of The Depository Trust Company, and will
                                            not be registered in your name. You will not receive a
                                            definitive certificate representing your ownership interest, except in very limited circumstances described in this
                                            prospectus supplement. As a result, you will hold your
                                            certificates only in book-entry form and will not be a
                                            certificateholder

                                      S-37

                                            of record. You will receive distributions on your
                                            certificates and reports relating to distributions only
                                            through The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System or through
                                            participants in The Depository Trust Company, Clearstream
                                            Banking or Euroclear.

                                            You may hold your certificates through:

                                            o   The Depository Trust Company in the United States; or

                                            o   Clearstream Banking or Euroclear in Europe.

                                            Transfers within The Depository Trust Company, Clearstream
                                            Banking or Euroclear will be made in accordance with the
                                            usual rules and operating procedures of those systems.
                                            Cross-market transfers between persons holding directly
                                            through The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or
                                            Euroclear.

                                            All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to
                                            beneficial owners or their nominees, rather than to The
                                            Depository Trust Company or its nominee, if we notify The
                                            Depository Trust Company of our intent to terminate the
                                            book-entry system and, upon receipt of notice of such intent from The Depository Trust Company, the participants holding beneficial interests in the certificates agree to initiate such termination.

                                            We expect that the certificates offered to you will be
                                            delivered in book-entry form through the facilities of The
                                            Depository Trust Company, Clearstream Banking or Euroclear
                                            on or about the closing date.

TAX STATUS..................................Elections will be made to treat designated portions of the trust as five separate "real estate mortgage investment
                                            conduits"--REMIC I, REMIC II, REMIC III, the Class DP REMIC and the Class ST REMIC--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of
                                            offered certificates will evidence "regular interests" in
                                            REMIC III. The portion of the trust consisting of the right to excess interest (interest on each mortgage loan with an anticipated repayment date accruing after such date at a
                                            rate in excess of the rate that applied prior to such date)
                                            and the related sub-accounts will be treated as a grantor
                                            trust for federal income tax purposes.

                                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o   The regular interests will be treated as newly originated
                                                debt instruments for federal income tax purposes.

                                            o   Beneficial owners of offered certificates will be
                                                required to report income on the certificates in
                                                accordance with the accrual method of accounting.

                                            o   One or more of the classes of offered certificates may
                                                be issued with more than a de minimis amount of original
                                                issue discount.

                                      S-38

                                            See "Material Federal Income Tax Consequences" in this
                                            prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974.................Subject to the satisfaction of important conditions described under "ERISA Considerations" in this prospectus
                                            supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENT............................The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as amended. If your
                                            investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to
                                            restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in
                                            determining the suitability of and consequences to you of
                                            the purchase, ownership and sale of the offered
                                            certificates. See "Legal Investment" in this prospectus
                                            supplement.

                                      S-39

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                                      S-40

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

      The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS           Payments under the mortgage loans are not insured or
                                            guaranteed by any governmental entity or mortgage insurer.
                                            Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage
                                            loans.

                                            You should consider all of the mortgage loans to be
                                            nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan
                                            documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a
                                            default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other
                                            assets that have been pledged to secure the loan. Such
                                            remedies may be insufficient to provide a full return on
                                            your investment. Payment of amounts due under a mortgage
                                            loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                            In limited circumstances, the related mortgage loan seller may be obligated to repurchase or replace a mortgage loan
                                            that it sold to us if the applicable mortgage loan seller's representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there
                                            can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution.
                                            The representations and warranties address the
                                            characteristics of the mortgage loans and mortgaged
                                            properties as of the date of issuance of the certificates.
                                            They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by various types of
                                            income-producing commercial, multifamily and manufactured
                                            housing community properties. Commercial lending is
                                            generally thought to expose a lender

                                      S-41

                                            to greater risk than one-to-four family residential lending because, among other things, it typically involves larger
                                            loans.

                                            Two hundred nine (209) mortgage loans, representing 99.8% of the initial outstanding pool balance (which include one
                                            hundred seventy-six (176) mortgage loans in loan group 1,
                                            representing 99.8% of the initial outstanding loan group 1 balance, and thirty-three (33) mortgage loans in loan group
                                            2, representing 100% of the initial outstanding loan group 2 balance), were originated within twelve (12) months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

                                            The repayment of a commercial mortgage loan is typically
                                            dependent upon the ability of the applicable property to
                                            produce cash flow. Even the liquidation value of a
                                            commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                            The net operating income, cash flow and property value of
                                            the mortgaged properties may be adversely affected, among
                                            other things, by any one or more of the following factors:

                                            o   the age, design and construction quality of the property;

                                            o   the lack of any operating history in the case of a newly
                                                built or renovated mortgaged property;

                                            o   perceptions regarding the safety, convenience and
                                                attractiveness of the property;

                                            o   the proximity and attractiveness of competing properties;

                                            o   the adequacy of the property's management and maintenance;

                                            o   increases in operating expenses (including common area
                                                maintenance charges) at the property and in relation to
                                                competing properties;

                                            o   an increase in the capital expenditures needed to
                                                maintain the property or make improvements;

                                            o   the dependence upon a single tenant, or a concentration
                                                of tenants in a particular business or industry;

                                            o   a decline in the financial condition of a major tenant;

                                            o   an increase in vacancy rates; and

                                            o   a decline in rental rates as leases are renewed or
                                                entered into with new tenants.

                                            Other factors are more general in nature, such as:

                                            o   national, regional or local economic conditions
                                                (including plant closings, military base closings,
                                                industry slowdowns and unemployment rates);

                                      S-42

                                            o   local real estate conditions (such as an oversupply of
                                                competing properties, rental space or multifamily
                                                housing);

                                            o   demographic factors;

                                            o   decreases in consumer confidence (caused by events such
                                                as threatened or continuing military action, recent
                                                disclosures of wrongdoing or financial misstatements by
                                                major corporations and financial institutions and other
                                                factors);

                                            o   changes in consumer tastes and preferences; and

                                            o   retroactive changes in building codes.

                                            The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                            o   the length of tenant leases;

                                            o   the creditworthiness of tenants;

                                            o   the level of tenant defaults;

                                            o   the ability to convert an unsuccessful property to an
                                                alternative use;

                                            o   new construction in the same market as the mortgaged
                                                property;

                                            o   rent control and stabilization laws or other laws
                                                impacting operating costs;

                                            o   the number and diversity of tenants;

                                            o   the rate at which new rentals occur;

                                            o   the property's operating leverage (which is the
                                                percentage of total property expenses in relation to
                                                revenue), the ratio of fixed operating expenses to those
                                                that vary with revenues, and the level of capital
                                                expenditures required to maintain the property and to
                                                retain or replace tenants; and

                                            o   in the case of residential cooperative properties, the
                                                payments received by the cooperative corporation from its
                                                tenants/shareholders, including any special assessments
                                                against the property.

                                            A decline in the real estate market or in the financial
                                            condition of a major tenant will tend to have a more
                                            immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or
                                            month-to-month leases) and may lead to higher rates of
                                            delinquency or defaults under mortgage loans secured by
                                            those types of properties.

                                      S-43

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST SHOULD BE EVALUATED
SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF
OUR OTHER TRUSTS                            While there may be certain common factors affecting the
                                            performance and value of income-producing real properties in general, those factors do not apply equally to all
                                            income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.
                                            Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location,
                                            competition, sponsorship and other characteristics of the
                                            property and the related mortgage loan. Each
                                            income-producing real property represents a separate and
                                            distinct business venture; and, as a result, each of the
                                            multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting
                                            analysis. Furthermore, economic and other conditions
                                            affecting real properties, whether worldwide, national,
                                            regional or local, vary over time. The performance of a
                                            pool of mortgage loans originated and outstanding under a
                                            given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool
                                            originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the
                                            mortgage loans underlying the offered certificates
                                            independently from the performance of mortgage loans
                                            underlying any other series of certificates.

                                            As a result of the distinct nature of each pool of
                                            commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of
                                            commercial mortgage loans (known as "static pool
                                            information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities
                                            transactions, static pool information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the
                                            economics of the properties and terms of the loans may be
                                            materially different. In particular, static pool
                                            information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same
                                            sponsor or sponsors. Therefore, investors should evaluate
                                            this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage
                                            loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING HISTORY            The properties securing certain of the mortgage loans are
                                            newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or
                                            recently opened or otherwise, will perform as anticipated.

                                      S-44

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               Some of the mortgaged properties may not be readily
                                            convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                            o   converting commercial properties to alternate uses or
                                                converting single-tenant commercial properties to
                                                multi-tenant properties generally requires substantial
                                                capital expenditures; and

                                            o   zoning or other restrictions also may prevent alternative
                                                uses.

                                            The liquidation value of a mortgaged property not readily
                                            convertible to an alternative use may be substantially less than would be the case if the mortgaged property were
                                            readily adaptable to other uses. In addition, certain
                                            properties that are legally permitted to be used in a
                                            non-conforming manner may be subject to restrictions that
                                            would require compliance with current zoning laws under
                                            certain circumstances such as non-operation for a period in excess of certain timeframes. If this type of mortgaged
                                            property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See "Mortgaged Properties Securing The
                                            Mortgage Loans That Are Not In Compliance With Zoning And
                                            Building Code Requirements And Use Restrictions Could
                                            Adversely Affect Payments On Your Certificates."

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME                                      Various factors may adversely affect the value of the
                                            mortgaged properties without affecting the properties'
                                            current net operating income. These factors include, among others:

                                            o   changes in the local, regional or national economy;

                                            o   changes in governmental regulations, fiscal policy,
                                                zoning or tax laws;

                                            o   potential environmental legislation or liabilities or
                                                other legal liabilities;

                                            o   proximity and attractiveness of competing properties;

                                            o   new construction of competing properties in the same
                                                market;

                                            o   convertibility of a property to an alternative use;

                                            o   the availability of refinancing;

                                            o   changes in interest rate levels;

                                            o   the age, quality, functionality and design of the project;

                                            o   increases in operating costs;

                                      S-45

                                            o   an increase in the capital expenditures needed to
                                                maintain the properties or make improvements; and

                                            o   increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON
YOUR CERTIFICATES                           A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is
                                            leased to a single or large tenant or a small number of
                                            tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow
                                            available to the borrower to pay its obligations to the
                                            lender. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease.
                                            Thirty-seven (37) of the mortgaged properties, representing
                                            7.1% of the initial outstanding pool balance (and
                                            representing 7.6% of the initial outstanding loan group 1
                                            balance), are leased to single tenants, and with respect to four (4) of those mortgaged properties, representing 0.7% of the initial outstanding pool balance (and representing 0.8%
                                            of the initial outstanding loan group 1 balance), the sole tenant is related to the borrower. Mortgaged properties
                                            leased to a single tenant or a small number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                            o   the financial effect of the absence of rental income may
                                                be severe;

                                            o   more time may be required to re-lease the space; and

                                            o   substantial capital costs may be incurred to make the
                                                space appropriate for replacement tenants.

                                            Additionally, some of the tenants at the mortgaged
                                            properties (including sole tenants or other significant
                                            tenants) have lease termination option dates or lease
                                            expiration dates that are prior to or shortly after the
                                            related maturity date or anticipated repayment date. See
                                            Appendix II attached to this prospectus supplement for the lease expiration date for each of the top three (3) tenants at each mortgaged property. There are a number of other
                                            mortgaged properties that similarly have a significant
                                            amount of scheduled lease expirations or potential
                                            terminations before the maturity of the related mortgage
                                            loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

                                            Another factor that you should consider is that retail,
                                            industrial and office properties also may be adversely
                                            affected if there is a concentration of tenants or of
                                            tenants in the same or similar business or industry.

                                            In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

                                            For further information with respect to tenant
                                            concentrations, see Appendix II attached to this prospectus supplement.

                                      S-46

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        If a mortgaged property has multiple tenants, re-leasing
                                            costs and costs of enforcing remedies against defaulting
                                            tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash
                                            flow available for debt service payments. These costs may
                                            cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service
                                            payments. Multi-tenanted mortgaged properties also may
                                            experience higher continuing vacancy rates and greater
                                            volatility in rental income and expenses.

RE-LEASING RISKS                            Repayment of mortgage loans secured by retail, office and
                                            industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on
                                            comparable terms. Certain mortgaged properties may be
                                            leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time
                                            because of lack of appropriations or otherwise.

                                            In addition, certain properties may have tenants that are
                                            paying rent but are not in occupancy or may have vacant
                                            space that is not leased. Any "dark" space may cause the
                                            property to be less desirable to other potential tenants or the related tenant may be more likely to default in its
                                            obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

                                            Certain tenants at the retail properties, including without limitation anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified
                                            level. Even if vacated space is successfully relet, the
                                            costs associated with reletting, including tenant
                                            improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged
                                            properties. Ninety-six (96) of the mortgaged properties,
                                            securing mortgage loans representing approximately 30.5% of the initial outstanding pool balance (excluding multifamily, manufactured housing community, self storage, hospitality
                                            and certain other property types) (and representing 30.5% of the initial outstanding loan group 1 balance), as of the
                                            cut-off date, have reserves for tenant improvements and
                                            leasing commissions which may serve to defray those costs.
                                            We cannot assure you, however, that the funds (if any) held in those reserves for tenant improvements and leasing
                                            commissions will be sufficient to cover the costs and
                                            expenses associated with tenant improvements or leasing
                                            commission obligations. In addition, if a tenant defaults
                                            in its obligations to a borrower, the borrower may incur
                                            substantial costs and experience significant delays
                                            associated with enforcing rights and protecting its
                                            investment, including costs incurred in renovating or
                                            reletting the property.

                                      S-47

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        The effect of mortgage pool loan losses will be more severe:

                                            o   if the pool is comprised of a small number of loans, each
                                                with a relatively large principal amount; or

                                            o   if the losses relate to loans that account for a
                                                disproportionately large percentage of the pool's
                                                aggregate principal balance of all mortgage loans.

                                            Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial
                                            difficulty at one mortgaged real property could cause the
                                            owner to defer maintenance at another mortgaged real
                                            property in order to satisfy current expenses with respect to the troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                            Sixteen (16) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one
                                            another through partial or complete direct or indirect
                                            common ownership (which include fifteen (15) groups of
                                            mortgage loans exclusively in loan group 1 and one (1) group of mortgage loans exclusively in loan group 2). Of these
                                            sixteen (16) groups, the 3 largest groups represent 5.8%,
                                            3.0 % and 2.7%, respectively, of the initial outstanding
                                            pool balance. See Appendix II attached to this prospectus
                                            supplement. The related borrower concentrations of the 3
                                            largest groups exclusively in loan group 1 represent 6.2%,
                                            3.2% and 2.9%, respectively, of the initial outstanding loan group 1 balance, and the group of mortgage loans exclusively in loan group 2 represent 6.8% of the initial outstanding
                                            loan group 2 balance.

                                            The ten largest mortgage loans in the aggregate represent
                                            48.3% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 1.6% of the initial outstanding pool balance.

                                            The largest mortgage loan in loan group 1 represents 10.4%
                                            of the initial outstanding loan group 1 balance. The second largest mortgage loan in loan group 1 represents 9.4% of the initial outstanding loan group 1 balance. The third largest mortgage loan in loan group 1 represents 9.0% of the initial outstanding loan group 1 balance. Each of the other
                                            mortgage loans represents less than or equal to 5.9% of the initial outstanding loan group 1 balance.

                                            The largest mortgage loan in loan group 2 represents 11.1%
                                            of the initial outstanding loan group 2 balance. The second largest mortgage loan in loan group 2 represents 9.1% of the initial outstanding loan group 2 balance. The third largest mortgage loan in loan group 2 represents 7.3% of the initial outstanding loan group 2 balance. Each of the other
                                            mortgage loans represents less than or equal to 4.6% of the initial outstanding loan group 2 balance.

                                      S-48

                                            In some cases, the sole or significant tenant is related to the subject borrower. In the case of Mortgage Loan Nos.
                                            117, 206, 228 and 269 the tenant at all of the related
                                            mortgaged properties is the parent of the related borrower.
                                            For further information with respect to tenant
                                            concentrations, see Appendix II attached to this prospectus supplement.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A concentration of mortgaged property types also can pose
                                            increased risks. A concentration of mortgage loans secured by the same property type can increase the risk that a
                                            decline in a particular industry will have a
                                            disproportionately large impact on the pool of mortgage
                                            loans or a particular loan group. The following property
                                            types represent the indicated percentage of the initial
                                            outstanding pool balance:

                                            o   office properties represent 43.2%;

                                            o   retail properties represent 34.8%;

                                            o   hospitality properties represent 8.3%;

                                            o   multifamily properties represent 6.0%;

                                            o   industrial properties represent 4.3%;

                                            o   mixed use properties represent 1.4%;

                                            o   self storage properties represent 1.2%;

                                            o   manufactured housing community properties represent 0.6%;
                                                and

                                            o   other properties represent 0.1%.

                                            For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other
                                            developments or a natural disaster or act of terrorism
                                            affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans
                                            secured by the properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional
                                            economic declines or adverse conditions in regional real
                                            estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the
                                            region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal
                                            policies--also may adversely affect those mortgaged
                                            properties.

                                      S-49

                                            The mortgaged properties are located in thirty-seven (37)
                                            different states and the District of Columbia (which include thirty-six (36) states and the District of Columbia for loan group 1 and eighteen (18) states for loan group 2). In
                                            particular, investors should note that approximately 13.7%
                                            of the mortgaged properties, based on the initial outstanding pool balance (and 14.5% of the initial outstanding loan
                                            group 1 balance and 1.6% of the initial outstanding loan
                                            group 2 balance), are located in California.  Mortgaged
                                            properties located in California may be more susceptible to some types of special hazards that may not be adequately
                                            covered by insurance (such as earthquakes and flooding) than properties located in other parts of the country. If a
                                            borrower does not have insurance against such risks and a
                                            severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan. The mortgage loans generally do not require any borrowers to
                                            maintain earthquake insurance.

                                            In addition, fifty-six (56) of the mortgaged properties,
                                            based on the initial outstanding pool balance, are located in New York, California, Colorado, Massachusetts and
                                            Washington, D.C., respectively, and concentrations of
                                            mortgaged properties, in each case, representing less than
                                            5.0% of the initial outstanding pool balance, also exist in several other states.

                                            For information regarding the location of the properties
                                            securing the mortgage loans included in loan group 1 and
                                            loan group 2, see Appendix I to this prospectus supplement.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                                  Fifty-two (52) of the mortgaged properties, securing
                                            mortgage loans representing 43.2% of the initial outstanding pool balance (and representing 46.2% of the initial
                                            outstanding loan group 1 balance), are office properties.

                                            A large number of factors may affect the value of these
                                            office properties, including:

                                            o   the quality of an office building's tenants;

                                            o   the diversity of an office building's tenants, reliance
                                                on a single or dominant tenant or tenants in a volatile
                                                industry (e.g., technology and internet companies that
                                                have experienced or may in the future experience
                                                circumstances that make their businesses volatile);

                                            o   the physical attributes of the building in relation to
                                                competing buildings, e.g., age, condition, design,
                                                location, access to transportation and ability to offer
                                                certain amenities, such as sophisticated building systems;

                                            o   the desirability of the area as a business location;

                                            o   the strength and nature of the local economy (including
                                                labor costs and quality, tax environment and quality of
                                                life for employees); and

                                      S-50

                                            o   the suitability of a space for re-leasing without
                                                significant build-out costs.

                                            Moreover, the cost of refitting office space for a new
                                            tenant is often higher than the cost of refitting other
                                            types of property.

                                            Included in the office properties referenced above are
                                            twenty (20) medical office properties, which secure
                                            approximately 8.3% of the initial outstanding pool balance
                                            (and representing 8.8% of the initial outstanding loan group
                                            1 balance). The performance of a medical office property
                                            may depend on the proximity of the property to a hospital or other health care establishment and on reimbursements for
                                            patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may
                                            adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or
                                            government-sponsored insurers and issues related to
                                            reimbursement (ranging from non-payment to delays in
                                            payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office
                                            properties appeal to a narrow market of tenants and the
                                            value of a medical office property may be adversely affected by the availability of competing medical office properties.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                                  Eighty-nine (89) of the mortgaged properties, securing
                                            mortgage loans representing 34.8% of the initial outstanding pool balance (and representing 37.2% of the initial
                                            outstanding loan group 1 balance), are retail properties.

                                            The quality and success of a retail property's tenants
                                            significantly affect the property's value. The success of
                                            retail properties can be adversely affected by local
                                            competitive conditions and changes in consumer spending
                                            patterns. A borrower's ability to make debt service
                                            payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline or if the closure of one store gives rise to lease provisions
                                            permitting the closure of another store.

                                            An "anchor tenant" is proportionately larger in size than
                                            other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant's premises are part of the
                                            mortgaged property. Fifty-three (53) of the mortgaged
                                            properties, securing 26.1% of the initial outstanding pool balance (and securing 27.9% of the initial loan group 1
                                            balance), are properties considered by the applicable
                                            mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                                            The presence or absence of an anchor store in a shopping
                                            center also can be important because anchor stores play a
                                            key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic
                                            performance of an anchored retail property will be adversely affected by:

                                            o   an anchor store's failure to renew its lease;

                                      S-51

                                            o   termination of an anchor store's lease;

                                            o   the bankruptcy or economic decline of an anchor store or
                                                self-owned anchor or its parent company; or

                                            o   the cessation of the business of an anchor store at the
                                                shopping center, even if, as a tenant, it continues to
                                                pay rent.

                                            There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other
                                            stores are not operated at those locations. Furthermore,
                                            there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if
                                            certain anchor stores and/or major tenants are either not
                                            operated or fail to meet certain business objectives.

                                            Retail properties also face competition from sources outside a given real estate market. For example, all of the
                                            following compete with more traditional retail properties
                                            for consumer dollars: factory outlet centers, discount
                                            shopping centers and clubs, catalogue retailers, home
                                            shopping networks, internet web sites and telemarketing.
                                            Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional
                                            competing retail properties may be built in the areas where the retail properties are located, which could adversely
                                            affect the rents collectible at the retail properties
                                            included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES             Seventy (70) of the mortgaged properties, securing mortgage loans representing 8.3% of the initial outstanding pool
                                            balance (and representing 8.8% of the initial outstanding
                                            loan group 1 balance), are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

                                            o   adverse economic and social conditions, either local,
                                                regional, national or international which may limit the
                                                amount that can be charged for a room and reduce
                                                occupancy levels;

                                            o   the construction of competing hotels or resorts;

                                            o   continuing expenditures for modernizing, refurbishing,
                                                and maintaining existing facilities prior to the
                                                expiration of their anticipated useful lives;

                                            o   franchise affiliation (or lack thereof);

                                            o   a deterioration in the financial strength or managerial
                                                capabilities of the owner and/or operator of a hotel; and

                                      S-52

                                            o   changes in travel patterns, terrorist attacks, increases
                                                in energy prices, strikes, relocation of highways or the
                                                construction of additional highways.

                                            Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be
                                            affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                            Moreover, the hotel and lodging industry is generally
                                            seasonal in nature. This seasonality can be expected to
                                            cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

                                            The laws and regulations relating to liquor licenses
                                            generally prohibit the transfer of those liquor licenses to any other person. In the event of a foreclosure of a hotel property with a liquor license, the special servicer on
                                            behalf of the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained
                                            promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue
                                            generated by the hotel.

                                            A mortgage loan secured by hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement.
                                            The performance of a hotel property affiliated with a
                                            franchise or hotel management company depends in part on the continued existence, reputation and financial strength of
                                            the franchisor or hotel management company and, with respect to a franchise company only,

                                            o   the public perception of the franchise or management
                                                company or hotel chain service mark; and

                                            o   the duration of the franchise licensing agreement or
                                                management agreement.

                                            Any provision in a franchise agreement providing for
                                            termination because of the bankruptcy of a franchisor
                                            generally will not be enforceable. Replacement franchises
                                            may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES             Thirty-six (36) of the mortgaged properties, securing
                                            mortgage loans representing 6.0% of the initial outstanding pool balance (which include thirty-six (36) mortgaged
                                            properties in loan group 2, representing 93.9% of the
                                            initial outstanding loan group 2 balance), are multifamily properties.

                                            A large number of factors may affect the value and
                                            successful operation of these multifamily properties,
                                            including:

                                      S-53

                                            o   the physical attributes of the apartment building, such
                                                as its age, appearance and construction quality;

                                            o   the location of the property;

                                            o   the ability of management to provide adequate maintenance
                                                and insurance;

                                            o   the types of services and amenities provided at the
                                                property;

                                            o   the property's reputation;

                                            o   the level of mortgage interest rates and favorable income
                                                and economic conditions (which may encourage tenants to
                                                purchase rather than rent housing);

                                            o   the presence of competing properties;

                                            o   adverse local or national economic conditions which may
                                                limit the rent that may be charged and which may result
                                                in increased vacancies;

                                            o   the tenant mix (such as tenants being predominantly
                                                students or military personnel or employees of a
                                                particular business or industry) and requirements that
                                                tenants meet certain criteria (such as age restrictions
                                                for senior housing);

                                            o   in the case of any student housing facilities, which may
                                                be more susceptible to damage or wear and tear than other
                                                types of multifamily housing, the reliance on the
                                                financial well-being of the college or university to
                                                which it relates, competition from on-campus housing
                                                units (which may adversely affect occupancy), the
                                                physical layout of the housing (which may not be readily
                                                convertible to traditional multifamily use), and student
                                                tenants having a higher turnover rate than other types of
                                                multifamily tenants, which in certain cases is compounded
                                                by the fact that student leases are available for periods
                                                of less than 12 months;

                                            o   state and local regulations (which may limit the ability
                                                to increase rents); and

                                            o   government assistance/rent subsidy programs (which may
                                                influence tenant mobility).

                                            In addition to state regulation of the landlord tenant
                                            relationship, certain counties and municipalities impose
                                            rent control on apartment buildings. These ordinances may
                                            limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases
                                            determined through mediation or binding arbitration. Any
                                            limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

                                            Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to
                                            certain affordable

                                      S-54

                                            housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal
                                            housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged
                                            properties. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe
                                            certain leasing practices and/or the tenant(s) must
                                            regularly meet certain income requirements or the borrower or mortgaged property must have certain other
                                            characteristics consistent with the government policy
                                            related to the applicable program. The limitations and
                                            restrictions imposed by these programs could result in
                                            losses on the mortgage loans. In addition, in the event
                                            that the program is cancelled, it could result in less
                                            income for the project. In certain cases, housing
                                            assistance program contracts may not be assigned to the
                                            related borrower or purchaser of the property until after
                                            the origination date of the mortgage loan. We cannot assure you these contracts will ultimately be assigned. These
                                            programs may include, among others:

                                            o    rent limitations that would adversely affect the ability
                                                 of borrower to increase rents to maintain the condition
                                                 of their mortgaged properties and satisfy operating
                                                 expense; and

                                            o    tenant income restrictions that may reduce the number of
                                                 eligible tenants in those mortgaged properties and
                                                 result in a reduction in occupancy rates.

                                            The difference in rents between subsidized or supported
                                            properties and other multifamily rental properties in the
                                            same area may not be a sufficient economic incentive for
                                            some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a
                                            subsidized or supported property may decline, which may
                                            adversely affect the value and successful operation of such property.

                                            The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the
                                            restrictions described above relating to the use of the
                                            related mortgaged property could reduce the market value of the related mortgaged property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES              Eighteen (18) of the mortgaged properties, securing mortgage loans representing 4.3% of the initial outstanding pool
                                            balance (and representing 4.6% of the initial outstanding
                                            loan group 1 balance), are industrial properties. Various
                                            factors may adversely affect the economic performance of
                                            these industrial properties, which could adversely affect
                                            payments on your certificates, including:

                                            o   reduced demand for industrial space because of a decline
                                                in a particular industry segment;

                                            o   increased supply of competing industrial space because of
                                                relative ease in constructing buildings of this type;

                                      S-55

                                            o   a property becoming functionally obsolete;

                                            o   insufficient supply of labor to meet demand;

                                            o   changes in access to the property, energy prices,
                                                strikes, relocation of highways or the construction of
                                                additional highways;

                                            o   location of the property in relation to access to
                                                transportation;

                                            o   suitability for a particular tenant;

                                            o   building design and adaptability;

                                            o   a change in the proximity of supply sources; and

                                            o   environmental hazards.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF SELF STORAGE FACILITIES                  Eleven (11) of the mortgaged properties, securing mortgage loans representing 1.2% of the initial outstanding pool
                                            balance (and representing 1.3% of the initial outstanding
                                            loan group 1 balance), are self storage facilities. Various factors may adversely affect the value and successful
                                            operation of a self storage facility including:

                                            o   competition, because both acquisition and development
                                                costs and break-even occupancy are relatively low;

                                            o   conversion of a self storage facility to an alternative
                                                use generally requires substantial capital expenditures;

                                            o   security concerns; and

                                            o   user privacy and ease of access to individual storage
                                                space may increase environmental risks (although lease
                                                agreements generally prohibit users from storing
                                                hazardous substances in the units).

                                            The environmental assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units of the self storage properties.
                                            Accordingly, there is no assurance that all of the units
                                            included in the self storage properties are free from
                                            hazardous substances or will remain so in the future.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING
COMMUNITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES                        Four (4) mortgaged properties, securing mortgage loans
                                            representing 0.6% of the initial outstanding pool balance
                                            (which include two (2) mortgaged properties in loan group 1, representing 0.2% of the initial outstanding loan group 1
                                            balance, and two (2) mortgaged properties in loan group 2, representing 6.1% of the initial outstanding loan group 2
                                            balance), are manufactured housing community properties.
                                            Various

                                      S-56

                                            factors may adversely affect the economic performance of
                                            manufactured housing community properties, which could
                                            adversely affect payments on your certificates, including:

                                            o   the physical attributes of the community (e.g., age,
                                                condition and design);

                                            o   the location of the community;

                                            o   the services and amenities provided by the community and
                                                its management (including maintenance and insurance);

                                            o   the strength and nature of the local economy (which may
                                                limit the amount that may be charged, the timely payments
                                                of those amounts, and may reduce occupancy levels);

                                            o   state and local regulations (which may affect the
                                                property owner's ability to increase amounts charged or
                                                limit the owner's ability to convert the property to an
                                                alternate use);

                                            o   competing residential developments in the local market,
                                                such as other manufactured housing communities, apartment
                                                buildings and single family homes;

                                            o   the property's reputation;

                                            o   the availability of public water and sewer facilities, or
                                                the adequacy of any such privately-owned facilities; and

                                            o   the property may not be readily convertible to an
                                                alternate use.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           One or more of the mortgaged properties securing the
                                            mortgage loans in the pool may be primarily secured by the related borrower's fee simple ownership in one or more
                                            condominium units.

                                            The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of
                                            the related condominium rules or by-laws. Generally, the
                                            consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations
                                            regarding common areas, and obtaining insurance and
                                            repairing and restoring the common areas of the property
                                            after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the
                                            condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board
                                            generally has the right to assess individual unit owners for their share of expenses related to the operation and
                                            maintenance of the common elements. In the event that an
                                            owner of another unit fails to pay its allocated
                                            assessments, the related borrower may be required to pay
                                            those assessments in order to properly maintain and operate the common elements of the property. Although the

                                      S-57

                                            condominium board generally may obtain a lien against any
                                            unit owner for common expenses that are not paid, the lien generally is extinguished if a mortgagee takes possession
                                            pursuant to a foreclosure. Each unit owner is responsible
                                            for maintenance of its respective unit and retains essential operational control over its unit.

                                            Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the
                                            borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is
                                            generally available with respect to properties that are not condominiums. The rights of any other unit owners, the
                                            governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon that collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for
                                            other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES               Certain of the tenants at some of the mortgaged properties may have been, may currently be, or may in the future become a party in a bankruptcy proceeding. The bankruptcy or
                                            insolvency of a major tenant, or a number of smaller
                                            tenants, in retail, industrial and office properties may
                                            adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the
                                            tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the
                                            tenant, absent collateral securing the claim. The claim
                                            would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier
                                            surrender of the leased premises, plus the rent under the
                                            lease for the greater of one year, or 15%, not to exceed
                                            three years, of the remaining term of the lease and the
                                            actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Various environmental laws may make a current or previous
                                            owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or
                                            require the removal or containment of asbestos-containing
                                            materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority
                                            over the lien of a pre-existing mortgage. Additionally,
                                            third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or
                                            personal injury associated with releases of, or other
                                            exposure to hazardous substances related to the properties.

                                      S-58

                                            The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the
                                            value of the property and/or the aggregate assets of the
                                            owner. The presence of hazardous or toxic substances also
                                            may adversely affect the owner's ability to refinance the
                                            property or to sell the property to a third party. The
                                            presence of, or strong potential for contamination by,
                                            hazardous substances consequently can have a materially
                                            adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                            In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. Any potential environmental liability could reduce or delay payments on the offered certificates.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property
                                            policy, all of the mortgaged properties securing the
                                            mortgage loans have been subject to environmental site
                                            assessments, or in some cases an update of a previous
                                            assessment, in connection with the origination or
                                            securitization of the loans. In all cases, the
                                            environmental site assessment was a Phase I environmental
                                            assessment, although in some cases a Phase II site
                                            assessment was also performed. With respect to the
                                            mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date, the applicable
                                            mortgage loan seller either (a) represented that with
                                            respect to each such mortgaged property (i) no hazardous
                                            material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all
                                            applicable federal, state and local laws pertaining to
                                            hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other
                                            qualifications set forth in the representation, or
                                            (b) provided secured creditor impaired property policies
                                            providing coverage for certain losses that may arise from
                                            adverse environmental conditions that may exist at the
                                            related mortgaged property. These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in
                                            requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or
                                            nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit,
                                            reserves or stand-alone secured creditor impaired property policies.

                                            We cannot assure you, however, that the environmental
                                            assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves,
                                            insurance or operations and maintenance plans will be
                                            sufficient to remediate the environmental conditions.
                                            Moreover, we cannot assure you that:

                                            o   future laws, ordinances or regulations will not impose
                                                any material environmental liability; or

                                      S-59

                                            o   the current environmental condition of the mortgaged
                                                properties will not be adversely affected by tenants or
                                                by the condition of land or operations in the vicinity of
                                                the mortgaged properties (such as underground storage
                                                tanks).

                                            In addition, some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing
                                            obligations required by the related mortgage loan documents with respect to environmental matters. There can be no
                                            assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

                                            Portions of some of the mortgaged properties securing the
                                            mortgage loans may include tenants which operate as, were
                                            previously operated as or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under
                                            certain circumstances, a lender (such as the trust) under
                                            environmental laws. Dry-cleaners and gasoline station
                                            operators may be required to obtain various environmental
                                            permits or licenses in connection with their operations and activities and to comply with various environmental laws,
                                            including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply
                                            with environmental laws governing, among other things,
                                            containment systems and underground storage tank systems.
                                            In addition, any liability to borrowers under environmental laws, especially in connection with releases into the
                                            environment of gasoline, dry-cleaning solvents or other
                                            hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan. Certain of the mortgaged properties may have environmental contamination
                                            that has been remediated and for which no-further action
                                            letters have been issued or may be the subject of ongoing
                                            remediation.

                                            In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged
                                            properties are required to be inspected periodically, there are no generally accepted standards for the assessment of
                                            any existing mold. If left unchecked, problems associated
                                            with mold could result in the interruption of cash flow,
                                            remediation expenses and litigation which could adversely
                                            impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the
                                            mortgaged properties may specifically exclude losses due to mold.

                                            Before the special servicer acquires title to a mortgaged
                                            property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment.
                                            This requirement will decrease the likelihood that the trust will become liable under any environmental law. However,
                                            this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or
                                            until any required remedial action is thereafter taken.
                                            There is accordingly some risk that the mortgaged property will decline in value while this assessment is being
                                            obtained. Moreover, we cannot assure you that this
                                            requirement will effectively insulate the trust from
                                            potential liability

                                      S-60

                                            under environmental laws. Any such potential liability
                                            could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS                   Two hundred ten (210) mortgage loans are balloon loans. For purposes of this prospectus supplement, we consider a
                                            mortgage loan to be a "balloon loan" if its principal
                                            balance is not scheduled to be fully or substantially
                                            amortized by the loan's stated maturity date or anticipated repayment date, as applicable. One (1) of the balloon
                                            loans, representing 1.5% of the initial outstanding pool
                                            balance (representing 1.6% of the initial outstanding loan group 1 balance), amortizes principal in accordance with the schedule attached to this prospectus supplement as Schedule
                                            B. Nine (9) of these balloon mortgage loans, representing
                                            12.7% of the initial outstanding pool balance (which
                                            includes eight (8) mortgage loans in loan group 1,
                                            representing 13.3% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2,
                                            representing 4.2% of the initial loan group 2 balance), are mortgage loans, which are also referred to in this
                                            prospectus supplement as "ARD Loans", that have an
                                            anticipated repayment date that provide for an increase in the mortgage rate and/or principal amortization at a
                                            specified date prior to stated maturity. These ARD Loans
                                            are structured to encourage the borrower to repay the
                                            mortgage loan in full by the specified date (which is prior to the mortgage loan's stated maturity date) upon which
                                            these increases occur. To the extent the borrower on an ARD
                                            Loan makes payments of interest accrued at a rate of
                                            interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the
                                            Class T certificates. Included in these balloon loans are
                                            sixty-six (66) mortgage loans, representing 27.6% of the
                                            initial outstanding pool balance (which include forty-eight
                                            (48) mortgage loans in loan group 1, representing 24.9% of the initial outstanding loan group 1 balance, and eighteen
                                            (18) mortgage loans in loan group 2, representing 67.4% of the initial outstanding loan group 2 balance), that provide for monthly payments of interest only for a portion of their respective terms ranging from 6 months to 72 months and then provide for the monthly payment of principal and interest
                                            over their respective remaining terms, and eleven (11)
                                            mortgage loans, representing 43.0% of the initial
                                            outstanding pool balance (which include eleven (11) mortgage loans in loan group 1, representing 46.0% of the initial
                                            outstanding loan group 1 balance), that provide for monthly payments of interest only for their entire respective terms.

                                            We cannot assure you that each borrower will have the
                                            ability to repay the principal balance outstanding on the
                                            pertinent date, especially under a scenario where interest rates have increased from the historically low interest
                                            rates in effect at the time that most of the mortgage loans were originated. Balloon loans involve greater risk than
                                            fully amortizing loans because a borrower's ability to repay the loan on its anticipated repayment date or stated
                                            maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a
                                            number of factors, including:

                                            o   the availability of, and competition for, credit for
                                                commercial real estate projects;

                                      S-61

                                            o   prevailing interest rates;

                                            o   the fair market value of the related mortgaged property;

                                            o   the borrower's equity in the related mortgaged property;

                                            o   the borrower's financial condition;

                                            o   the operating history and occupancy level of the
                                                mortgaged property;

                                            o   tax laws; and

                                            o   prevailing general and regional economic conditions.

                                            The availability of funds in the credit markets fluctuates over time.

                                            No mortgage loan seller or any of its respective affiliates is under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Six (6) of the mortgage loans, representing 23.8% of the
                                            initial outstanding pool balance (which include six (6)
                                            mortgage loans in loan group 1, representing 25.4% of the
                                            initial outstanding loan group 1 balance), currently have
                                            additional financing in place that is secured by the
                                            mortgaged property or properties related to such mortgage
                                            loan. Mortgage Loan No. 1, (the "Cherry Creek Pari Passu
                                            Loan"), which had an aggregate outstanding principal balance as of the cut-off date of $250,000,000, is secured by the
                                            related mortgaged property on a pari passu basis with a
                                            companion note (the "Cherry Creek Companion Loan") that had an outstanding principal balance as of the cut-off date of
                                            $30,000,000. Mortgage Loan No. 3 (the "120 Broadway Mortgage
                                            Loan"), which had an aggregate outstanding principal balance as of the cut-off date of $215,000,000, is secured by the
                                            related mortgaged property, which also secures a
                                            subordinated B note (the "120 Broadway B Note") that had an outstanding principal balance as of the cut-off date of
                                            $25,000,000. Mortgage Loan Nos. 18-23 (the "DCT Industrial
                                            Portfolio Mortgage Loan"), which had an outstanding
                                            principal balance as of the cut-off date of $50,000,000, is secured by the related mortgaged property which also secures
                                            (i) a subordinated B Note (the "DCT Industrial Portfolio B
                                            Note") that had an outstanding principal balance as of the cut-off date of $27,000,000 and (ii) a subordinated C Note
                                            (the "DCT Industrial Portfolio C Note") that had an
                                            outstanding principal balance as of the cut-off date of
                                            $18,500,000. Mortgage Loan Nos. 24-66 (the "RLJ Portfolio
                                            Pari Passu Loan"), which had an outstanding principal
                                            balance as of the cut-off date of $41,952,230, is secured by the related mortgaged property on a pari passu basis with 6 companion notes (collectively, the "RLJ Portfolio Companion
                                            Loan") that had an aggregate outstanding principal balance as of the cut-off date of $462,596,640. Mortgage Loan Nos.
                                            68-72 (the "Ritz-Carlton Pari Passu Loan"), which had an
                                            aggregate outstanding principal balance as of the Cut-off
                                            Date of $39,048,614, is secured by the same mortgaged
                                            properties on a pari passu basis with a companion note (the
                                            "Ritz-Carlton Companion Loan") that had an original principal balance

                                      S-62

                                            as of the cut-off date of $263,578,145, and a subordinated B note (the "Ritz-Carlton B Note") that had an original
                                            principal balance of $50,000,000. Mortgage Loan No. 104,
                                            (the "Giant Food-Bucks County Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of
                                            $14,847,845, is secured by the related mortgaged property, which also secures a subordinated B Note (the "Giant
                                            Food-Bucks County B Note") that had an outstanding principal balance as of the cut-off date of $1,732,664. See
                                            "Servicing of the Mortgage Loans--Servicing of the Cherry
                                            Creek Loan Group, the RLJ Portfolio Loan Group, the
                                            Ritz-Carlton Loan Group and the A/B Mortgage Loans."  In
                                            addition to the foregoing, the mortgaged properties that
                                            secure the Ritz-Carlton Pari Passu Loan also currently have additional financing in place that is secured by a
                                            subordinated second lien loan on the mortgaged properties
                                            and mezzanine interests in the related borrower.

                                            Two (2) of the mortgage loans, representing 4.0% of the
                                            initial outstanding pool balance (which include two (2)
                                            mortgage loans in loan group 1, representing 4.3% of the
                                            initial outstanding loan group 1 balance), are secured by
                                            mortgaged properties that currently have additional
                                            financing in place that is not secured by that mortgaged
                                            property. With respect to Mortgage Loan Nos. 14 and 80-81
                                            there is related mezzanine financing in the aggregate
                                            original principal amount of $12,500,000 and $5,200,000
                                            respectively. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage
                                            loan documents may have also incurred additional financing that is not secured by the mortgaged property.

                                            Three (3) of the mortgage loans, representing 0.9% of the
                                            initial outstanding pool balance (and representing 0.9% of the initial outstanding loan group 1 balance), permit the
                                            borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio and loan-to-value tests are
                                            satisfied as further discussed in the footnotes of Appendix
                                            II to this prospectus supplement.

                                            One (1) of the mortgage loans, representing 1.5% of the
                                            initial outstanding pool balance (and representing 1.6% of the initial outstanding loan group 1 balance), is secured by mortgaged properties that permit the related borrower to
                                            enter into additional subordinate financing that may be
                                            secured by a subordinated second lien loan on the mortgaged properties and mezzanine interests in the related borrower.

                                            One (1) of the mortgage loans, representing 1.0% of the
                                            initial outstanding pool balance (and representing 1.0% of the initial outstanding loan group 1 balance), is secured by a mortgaged property that permits the related borrower to
                                            enter into additional subordinate financing that is secured by the mortgaged property or mezzanine interests in the
                                            related borrower.

                                            Twenty-nine (29) of the mortgage loans, representing 39.3%
                                            of the initial outstanding pool balance (which include
                                            twenty-seven (27) mortgage loans in loan group 1,
                                            representing 41.7% of the initial outstanding loan group 1 balance, and two (2) mortgage loans in loan group 2,
                                            representing 3.6% of the initial outstanding loan group 2
                                            balance), permit the borrower to enter into additional
                                            financing that is

                                      S-63

                                            not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of
                                            that loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity
                                            interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the
                                            related mortgage loan documents may also be permitted to
                                            incur additional financing that is not secured by the
                                            mortgaged property.

                                            We make no representation as to whether any other secured
                                            subordinate financing currently encumbers any mortgaged
                                            property or whether a third-party holds debt secured by a
                                            pledge of equity ownership interests in a related borrower.
                                            Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in those
                                            borrowers effectively reduces the equity owners' economic
                                            stake in the related mortgaged property. The existence of
                                            such debt may reduce cash flow on the related borrower's
                                            mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will
                                            permit the value or income producing potential of a
                                            mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                            Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including
                                            but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                            When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the
                                            loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to certain risks. For example, the borrower may have
                                            difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more
                                            difficult for the borrower to obtain refinancing of the
                                            mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated
                                            repayment date. Moreover, the need to service additional
                                            debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                            Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other
                                            lenders could impair the security available to the trust.
                                            If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary
                                            bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be
                                            automatically stayed, and principal and interest payments
                                            might not be made during the course of the bankruptcy case.
                                            The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                            Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the
                                            mortgaged property, absent an agreement to the contrary,
                                            thereby causing a delay in payments and/or an involuntary
                                            repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related
                                            litigation.

                                      S-64

                                            Even if a subordinate lender has agreed not to take any
                                            direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the
                                            borrower, and that the holder of the mortgage loan will have all rights to direct all such actions, there can be no
                                            assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. In its decision in In re 203 North LaSalle Street
                                            Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000),
                                            the United States Bankruptcy Court for the Northern District
                                            of Illinois refused to enforce a provision of a
                                            subordination agreement that allowed a first mortgagee to
                                            vote a second mortgagee's claim with respect to a Chapter 11 reorganization plans on the grounds prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy
                                            Code. This holding, which at least one court has already
                                            followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a
                                            subordinated lender's objections.

                                            For further information with respect to subordinate debt,
                                            mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN                       Under the federal bankruptcy code, the filing of a
                                            bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In
                                            addition, if a court determines that the value of the
                                            mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the
                                            mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the
                                            then current value and the amount of its outstanding
                                            mortgage indebtedness. A bankruptcy court also may:

                                            o   grant a debtor a reasonable time to cure a payment
                                                default on a mortgage loan;

                                            o   reduce monthly payments due under a mortgage loan;

                                            o   change the rate of interest due on a mortgage loan; or

                                            o   otherwise alter the terms of the mortgage loan, including
                                                the repayment schedule.

                                            Additionally, the trustee of the borrower's bankruptcy or
                                            the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts. In some
                                            circumstances, the claims of the mortgage lender may be
                                            subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                            The filing of a bankruptcy petition will also stay the
                                            lender from enforcing a borrower's assignment of rents and leases. The federal

                                      S-65

                                            bankruptcy code also may interfere with the trustee's
                                            ability to enforce any lockbox requirements. The legal
                                            proceedings necessary to resolve these issues can be time
                                            consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or
                                            lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized
                                            expenses.

                                            As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly
                                            delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                            A number of the borrowers under the mortgage loans are
                                            limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The
                                            dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                               Certain of the mortgage loans may have sponsors that have
                                            previously filed bankruptcy or been subject to foreclosure actions, which in some cases may have involved the same
                                            property that currently secures the mortgage loan. In each case, the related entity or person has emerged from
                                            bankruptcy or is not permitted to directly or indirectly
                                            manage the related borrower. However, we cannot assure you that such sponsors will not be more likely than other
                                            sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its
                                            rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS                   Certain of the mortgage loans lack many provisions that are customary in mortgage loans intended for securitization.
                                            Generally, the borrowers with respect to these mortgage
                                            loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes,
                                            insurance premiums, capital expenditures, tenant
                                            improvements and leasing commissions, and the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain
                                            events or require lender approval of a replacement property manager.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan
                                            documents and organizational documents of these borrowers
                                            that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged
                                            properties

                                      S-66

                                            and do not contain the representations, warranties and
                                            covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on
                                            indebtedness, affiliate transactions and the conduct of
                                            other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational
                                            documents). Consequently, these borrowers may have other
                                            monetary obligations, and certain of the loan documents
                                            provide that a default under any such other obligations
                                            constitutes a default under the related mortgage loan. In
                                            addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One
                                            of the purposes of an independent director is to avoid a
                                            bankruptcy petition filing that is intended solely to
                                            benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances. Therefore, the
                                            borrowers described above may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions
                                            which may adversely affect payments on your certificates.

                                            With respect to one (1) mortgage loan, representing
                                            approximately 1.6% of the initial outstanding pool balance
                                            (and representing 1.7% of the initial outstanding loan group
                                            1 balance), the related borrower has entered into
                                            redevelopment agreements with the City of Norwood. The city issued certain bonds with an original principal amount of
                                            $12,500,000. Under the redevelopment agreements, the
                                            borrower taxes for the project are required to be paid to
                                            the bonds and a school district tax payment. In the event
                                            of a shortfall in the tax payments, the borrower is required to pay the difference. The borrower is additionally required to operate, maintain and carry insurance on the parking
                                            garage owned by the City of Norwood, and purchase the
                                            parking garage owned by the City of Norwood on the earlier of the date the bonds are repaid and November 2031 for a
                                            price of $10,000. We cannot assure you that the related
                                            borrower's obligations under such redevelopment agreements will not adversely affect its ability to pay its obligations to the lender.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                       The successful operation of a real estate project depends
                                            upon the property manager's performance and viability. The property manager is generally responsible for:

                                            o   responding to changes in the local market;

                                            o   planning and implementing the rental structure;

                                            o   operating the property and providing building services;

                                            o   managing operating expenses; and

                                            o   assuring that maintenance and capital improvements are
                                                carried out in a timely fashion.

                                            Properties deriving revenues primarily from short-term
                                            sources are generally more management-intensive than
                                            properties leased to creditworthy tenants under long-term
                                            leases.

                                      S-67

                                            A property manager, by controlling costs, providing
                                            appropriate service to tenants and seeing to property
                                            maintenance and general upkeep, can improve cash flow,
                                            reduce vacancy, leasing and repair costs and preserve
                                            building value. On the other hand, management errors can,
                                            in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                            We make no representation or warranty as to the skills of
                                            any present or future managers of the mortgaged properties.
                                            Additionally, we cannot assure you that the property
                                            managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their
                                            respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                              Provisions prohibiting prepayment during a lock-out period or requiring the payment of prepayment premiums or yield
                                            maintenance charges or lock-out periods may not be
                                            enforceable in some states and under federal bankruptcy
                                            law. Provisions requiring the payment of prepayment
                                            premiums or yield maintenance charges also may be
                                            interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield
                                            maintenance charge will be enforceable either in whole or in part. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                                            Additionally, although the collateral substitution
                                            provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure
                                            you that a court would not interpret those provisions as
                                            requiring a yield maintenance charge. In certain
                                            jurisdictions, collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           The mortgage loans generally do not require the related
                                            borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the lender. If
                                            rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will
                                            divert such funds for other purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS MAY
BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        The mortgage pool includes three (3) groups of mortgage
                                            loans representing 1.4% of the initial outstanding pool
                                            balance (which include two (2) groups of mortgage loans in loan group 1, representing 1.0% of the initial outstanding loan group 1 balance, and one (1) group of mortgage loans in loan group 2, representing 6.8% of the initial outstanding loan group 2 balance) under which an aggregate amount of

                                      S-68

                                            indebtedness is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple
                                            mortgaged properties.

                                            Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances if:

                                            o   one of the borrowers were to become a debtor in a
                                                bankruptcy case, or were to become subject to an action
                                                brought by one or more of its creditors outside a
                                                bankruptcy case;

                                            o   the related borrower did not receive fair consideration
                                                or reasonably equivalent value when it allowed its
                                                mortgaged real property or properties to be encumbered by
                                                a lien benefiting the other borrowers; and

                                            o   the borrower was insolvent when it granted the lien, was
                                                rendered insolvent by the granting of the lien or was
                                                left with inadequate capital, or was unable to pay its
                                                debts as they matured.

                                            Among other things, a legal challenge to the granting of the liens may focus on:

                                            o   the benefits realized by such borrower entity from the
                                                respective mortgage loan proceeds as compared to the
                                                value of its respective property; and

                                            o   the overall cross-collateralization.

                                            If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could
                                            subordinate all or part of the borrower's respective
                                            mortgage loan to existing or future indebtedness of that
                                            borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain
                                            circumstances, invalidating the loan or the related
                                            mortgages that are subject to cross-collateralization.

                                            Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the
                                            amount of the mortgage encumbering any particular one of
                                            those properties may be less than the full amount of the
                                            related mortgage loan or group of cross-collateralized
                                            mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be
                                            available to offset declines in value of the other
                                            properties securing the same mortgage loan or group of
                                            cross-collateralized mortgage loans.

                                            Moreover, six (6) groups of multi-property mortgage loans or crossed loan groups, representing 10.1% of the initial
                                            outstanding pool balance (which include six (6) groups of
                                            mortgage loans in loan group 1, representing 10.8% of the
                                            initial outstanding loan group 1 balance), are secured by
                                            mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one
                                            state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged
                                            real properties simultaneously.

                                      S-69

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Many of the mortgage loans do not require the borrowers to set aside funds for specific reserves controlled by the
                                            lender. Even to the extent that the mortgage loans require any reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for
                                            which the reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for those items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund
                                            the ongoing monthly reserve requirements or to enable the
                                            borrowers under the related mortgage loans to fully pay for those items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The
                                            protection afforded by title insurance depends on the
                                            ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                            o   a title insurer will have the ability to pay title
                                                insurance claims made upon it;

                                            o   the title insurer will maintain its present financial
                                                strength; or

                                            o   a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the
                                            mortgage loans, the mortgage loan sellers took steps to
                                            establish that the use and operation of the mortgaged
                                            properties securing the mortgage loans were in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders.
                                            Evidence of this compliance may be in the form of legal
                                            opinions, confirmations from government officials, title
                                            policy endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower in the
                                            related mortgage loan documents. These steps may not have
                                            revealed all possible violations and certain mortgaged
                                            properties that were in compliance may not remain in
                                            compliance.

                                            Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider
                                            those defects known to them to

                                      S-70

                                            be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss
                                            associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a
                                            mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after those mortgaged properties were constructed and the
                                            structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event
                                            occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a
                                            conforming use, may not generate sufficient income to
                                            service the mortgage loan and the value of the mortgaged
                                            property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or
                                            changes in zoning or other regulations, then the borrower
                                            might experience cash flow delays and shortfalls or be
                                            subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                            Certain mortgaged properties may be subject to use
                                            restrictions pursuant to reciprocal easement or operating
                                            agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius.
                                            These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           From time to time, there may be condemnations pending or
                                            threatened against one or more of the mortgaged properties.
                                            There can be no assurance that the proceeds payable in
                                            connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the
                                            remaining indebtedness of the related mortgage loan. The
                                            occurrence of a partial condemnation may have a material
                                            adverse effect on the continued use of the affected
                                            mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan.
                                            Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the
                                            distributions on your certificates.

IMPACT OF TERRORIST ATTACKS AND
MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT                             On September 11, 2001, the United States was subjected to
                                            multiple terrorist attacks, resulting in the loss of many
                                            lives and massive property damage and destruction in New
                                            York City, the Washington, D.C. area and Pennsylvania. In
                                            its aftermath, there was considerable uncertainty in the
                                            world financial markets. It is impossible to predict
                                            whether, or the extent to which, future terrorist activities may occur in the United States. According to publicly
                                            available reports, the financial markets have in the past
                                            responded to the uncertainty with regard to the scope,
                                            nature and timing of current and possible future military
                                            responses led by the United States, as well as to the
                                            disruptions in air travel, substantial losses reported by
                                            various companies including airlines, insurance providers
                                            and aircraft makers, the need for

                                      S-71

                                            heightened security across the country and decreases in
                                            consumer confidence that can cause a general slowdown in
                                            economic growth.

                                            It is impossible to predict the duration of the current
                                            military involvement of the United States in Iraq or
                                            Afghanistan and whether the United States will be involved in any other future military actions. The continued
                                            presence of United States military personnel in Iraq and
                                            Afghanistan may prompt further terrorist attacks against the
                                            United States.

                                            It is uncertain what effects the aftermath of the military operations of the United States in Iraq, any future
                                            terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States
                                            Government and others, including military action, will have on:  (a) United States and world financial markets, (b)
                                            local, regional and national economies, (c) real estate
                                            markets across the United States, (d) particular business
                                            segments, including those that are important to the
                                            performance of the mortgaged properties that secure the
                                            mortgage loans and/or (e) insurance costs and the
                                            availability of insurance coverage for terrorist acts,
                                            particularly for large mortgaged properties, which could
                                            adversely affect the cash flow at those mortgaged
                                            properties. In particular, the decrease in air travel may
                                            have a negative effect on certain of the mortgaged
                                            properties, including hospitality mortgaged properties and those mortgaged properties in tourist areas which could
                                            reduce the ability of those mortgaged properties to generate cash flow. As a result, the ability of the mortgaged
                                            properties to generate cash flow may be adversely affected.
                                            These disruptions and uncertainties could materially and
                                            adversely affect the value of, and your ability to resell, your certificates.

IMPACT OF HURRICANE KATRINA,
HURRICANE RITA AND HURRICANE
WILMA ON THE MORTGAGE LOANS
AND YOUR INVESTMENT                         The damage caused by Hurricane Katrina, Hurricane Rita and
                                            Hurricane Wilma and related windstorms, floods and tornadoes in areas of Alabama, Louisiana, Mississippi, Texas and
                                            Florida in August, September and October 2005 may adversely affect certain of the mortgaged properties. As of the
                                            cut-off date, fifty-five (55) of the mortgaged properties, securing mortgage loans representing 7.9% of the initial
                                            outstanding pool balance (which forty-nine (49) mortgaged
                                            properties in loan group 1, representing 7.6% of the
                                            outstanding loan group 1 balance, and six (6) mortgaged
                                            properties in loan group 2, representing 11.7% of the
                                            outstanding loan group 2 balance), are located in Alabama,
                                            Florida, Louisiana, Mississippi or Texas. Although it is
                                            too soon to assess the full impact of Hurricane Katrina,
                                            Hurricane Rita and Hurricane Wilma on the United States and
                                            local economies, in the short term the effects of the storms are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by Hurricane Katrina, Hurricane Rita and Hurricane Wilma have suffered severe flooding, wind and water damage, forced evacuations, lawlessness,
                                            contamination, gas leaks and fire and environmental damage.
                                            The devastation caused by Hurricane Katrina, Hurricane Rita and Hurricane Wilma could lead to a general economic
                                            downturn, including increased oil prices, loss of jobs,
                                            regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in
                                            particular, in the areas most directly damaged by the
                                            storms. Specifically, there can

                                      S-72

                                            be no assurance that displaced residents of the affected
                                            areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up
                                            will not have a material adverse effect on the national
                                            economy. Additionally, the standard all-risk insurance
                                            policies that borrowers under the mortgage loans are
                                            required to maintain typically do not cover flood damage.
                                            Although certain mortgage loans may require borrowers to
                                            maintain additional flood insurance, there can be no
                                            assurance that the additional insurance will be sufficient to cover damage to a mortgaged property in a heavily flooded area. Because of the difficulty in obtaining information
                                            about the affected areas and mortgaged properties, it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of Hurricane Katrina, Hurricane Rita and
                                            Hurricane Wilma on the mortgaged properties, the southeast states and the United States as a whole.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are
                                            areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and
                                            floods. The mortgage loans generally do not require
                                            borrowers to maintain earthquake, hurricane or flood
                                            insurance and we cannot assure you that borrowers will
                                            attempt or be able to obtain adequate insurance against
                                            those risks. If a borrower does not have insurance against those risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the
                                            mortgaged property in order to make payments on the related mortgage loan.

                                            Moreover, if reconstruction or major repairs are required
                                            following a casualty, changes in laws that have occurred
                                            since the time of original construction may materially
                                            impair the borrower's ability to effect the reconstruction or major repairs or may materially increase their cost.

                                            As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                            In light of the September 11, 2001 terrorist attacks in New
                                            York City and the Washington, D.C. area, the comprehensive general liability and business interruption or rent loss
                                            insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk
                                            Insurance Act of 2002 was enacted, which established the
                                            Terrorism Insurance Program. Under the Terrorism Insurance
                                            Program, the federal government shares the risk of loss
                                            associated with certain future terrorist acts.

                                      S-73

                                            The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was
                                            enacted, which extended the duration of the Terrorism
                                            Insurance Program until December 31, 2007.

                                            The Terrorism Insurance Program is administered by the
                                            Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States
                                            Government to insurers in the event of another terrorist
                                            attack that results in an insurance claim. The program
                                            applies to United States risks only and to acts that are
                                            committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to
                                            influence or coerce United States civilians or the United
                                            States Government.

                                            In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the
                                            Terrorism Insurance Program unless the aggregate industry
                                            losses relating to such act of terror exceed $50 million
                                            (or, if such insured losses occur in 2007, $100 million).
                                            As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be
                                            covered.

                                            The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of
                                            insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal
                                            share in the aggregate in any program year may not exceed
                                            $100 billion (and the insurers will not be liable for any
                                            amount that exceeds this cap).

                                            Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic
                                            "all-risk" policies. Any commercial property and casualty
                                            terrorism insurance exclusion that was in force on November
                                            26, 2002 is automatically voided to the extent that it
                                            excludes losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on
                                            November 26, 2002 are also voided.

                                            To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties,
                                            losses on mortgage loans may result. In addition, the
                                            failure to maintain that type of insurance may constitute a default under a mortgage loan, which could result in the
                                            acceleration and foreclosure of that mortgage loan.
                                            Alternatively, the increased costs of maintaining that type of insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                            Certain of the mortgage loans are secured by mortgaged
                                            properties that are not insured for acts of terrorism. If
                                            those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE             The loan documents for each mortgage loan generally require that (A) "all risk" insurance policies be maintained in an amount equal to

                                      S-74

                                            either (i) not less than the full replacement cost of the
                                            related mortgaged property or (ii) the lesser of the full
                                            replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B)
                                            the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require.
                                            Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance
                                            companies are generally required to pay only the "actual
                                            cash value" of the property, which is defined under state
                                            law but is generally equal to the replacement cost of the
                                            property less depreciation. The determination of "actual
                                            cash value" is both inexact and heavily dependent on facts and circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the
                                            "actual cash value" of the mortgaged property would be a
                                            lower amount, and even if it does insure a mortgaged
                                            property for the full loan amount, if at the time of
                                            casualty the "actual cash value" is lower, and the mortgaged property is not restored, only the "actual cash value" will be paid. Accordingly, if a borrower does not meet the
                                            conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance
                                            proceeds to repay the mortgage loan, rather than toward
                                            restoration, there can be no assurance that such proceeds
                                            will be sufficient to repay the mortgage loan.

                                            Certain leases may provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Some of the mortgaged properties are covered by blanket
                                            insurance policies which also cover other properties of the related borrower or its affiliates. In the event that those policies are drawn on to cover losses on such other
                                            properties, the amount of insurance coverage available under those policies may thereby be reduced and could be
                                            insufficient to cover each mortgaged property's insurable
                                            risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY                                    Licensed engineers or consultants generally inspected the
                                            mortgaged properties and prepared engineering reports in
                                            connection with the origination or securitization of the
                                            mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and
                                            electrical systems and general condition of the site,
                                            buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was
                                            disclosed, that condition has been or is required to be
                                            remedied to the mortgage loan seller's satisfaction, or
                                            funds as deemed necessary by the mortgage loan seller, or
                                            the related engineer or consultant have been reserved to
                                            remedy the material condition. No additional property
                                            inspections were conducted by us in connection with the
                                            issuance of the certificates.

                                      S-75

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES                 An appraisal certified by the applicable appraiser to be in compliance with FIRREA was conducted in respect of each
                                            mortgaged property in connection with the origination or
                                            securitization of the related mortgage loan. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal and are not
                                            guarantees of present or future values. The person
                                            performing the appraisal may have reached a different
                                            conclusion of value than the conclusion that would be
                                            reached by a different appraiser appraising the same
                                            property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal was
                                            performed. In addition, appraisals seek to establish the
                                            amount a typically motivated buyer would pay a typically
                                            motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged
                                            property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related
                                            loan-to-value ratios are presented for illustrative purposes only in Appendix I and Appendix II to this prospectus
                                            supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained
                                            updates to the appraisals. In certain cases, the appraised value may be an "as-stabilized" value rather than an "as-is"
                                            value and as such, may be subject to assumptions of certain future conditions, such as an increased leased percentage.
                                            There is no assurance that the appraisal values indicated
                                            accurately reflect past, present or future market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                                As principal payments or prepayments are made on mortgage
                                            loans, the remaining mortgage pool may be subject to
                                            increased concentrations of property types, geographic
                                            locations and other pool characteristics of the mortgage
                                            loans and the mortgaged properties, some of which may be
                                            unfavorable. Classes of certificates that have a lower
                                            payment priority are more likely to be exposed to this
                                            concentration risk than are certificate classes with a
                                            higher payment priority. This occurs because realized
                                            losses are allocated to the class outstanding at any time
                                            with the lowest payment priority and principal on the
                                            certificates entitled to principal is generally payable in sequential order or alphabetical order (provided that the
                                            Class A-M Certificates will be senior in right to the Class
                                            A-J Certificates), with those classes generally not being
                                            entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

                                      S-76

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                                As described in this prospectus supplement, the rights of
                                            the holders of each class of subordinate certificates to
                                            receive payments of principal and interest otherwise payable on their certificates will be subordinated to those rights of the holders of the more senior certificates having an
                                            earlier alphabetical class designation (provided that the
                                            Class A-M Certificates will be senior in right to the Class
                                            A-J Certificates). Losses on the mortgage loans (other than losses with respect to the DCT Industrial Portfolio C Note, which will be allocated to the Class DP Certificates and
                                            other than losses with respect to the 633 17th Street B
                                            Note, which will be allocated to the Class ST Certificates)
                                            will be allocated to the Class S, Class Q, Class P, Class O,
                                            Class N, Class M, Class L, Class K, Class J, Class H,
                                            Class G, Class F, Class E, Class D, Class C, Class B, Class
                                            A-J and Class A-M Certificates, in that order, reducing
                                            amounts otherwise payable to each class. Any remaining
                                            losses would then be allocated or cause shortfalls to the
                                            Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and
                                            Class A-4 Certificates, pro rata, and, (i) solely with
                                            respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest distributable on
                                            those certificates, (ii) solely with respect to losses of
                                            interest on the Millennium Portfolio IO Component, to the
                                            Class X-MP Certificates in proportion to the amount of
                                            interest distributed on those certificates and (iii) solely with respect to losses of interest on the Ritz-Carlton IO
                                            Component, to the Class X-RC Certificates in proportion to the amount of interest distributed on those certificates.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special
                                            servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental
                                            income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the
                                            highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this
                                            event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may
                                            permit the trust to earn such above described "net income
                                            from foreclosure property" but only if it determines that
                                            the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the
                                            mortgaged property. In addition, if the trust were to
                                            acquire one or more mortgaged properties pursuant to a
                                            foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain
                                            jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may
                                            reduce net proceeds available for distribution to the
                                            certificateholders.

                                      S-77

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                           Some states, including California, have laws prohibiting
                                            more than one "judicial action" to enforce a mortgage
                                            obligation. Some courts have construed the term "judicial
                                            action" broadly. In the case of any mortgage loan secured
                                            by mortgaged properties located in multiple states, the
                                            master servicer or special servicer may be required to
                                            foreclose first on mortgaged properties located in states
                                            where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only
                                            permitted method of foreclosure. As a result, the ability
                                            to realize upon the mortgage loans may be significantly
                                            delayed and otherwise limited by the application of state
                                            laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Sixteen (16) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one
                                            another through partial or complete direct or indirect
                                            common ownership (which include fifteen (15) groups of
                                            mortgage loans exclusively in loan group 1, representing
                                            21.3% of the initial loan group 1 balance, and one (1) group of mortgage loans exclusively in loan group 2, representing
                                            6.8% of the initial loan group 2 balance). Of these sixteen
                                            (16) groups, the 3 largest groups represent 5.8%, 3.0% and
                                            2.7%, respectively, of the initial outstanding pool
                                            balance. The related borrower concentrations of the 3
                                            largest groups exclusively in loan group 1 represent 6.2%,
                                            3.2% and 2.9%, respectively, of the initial outstanding loan group 1 balance, and the group of mortgage loans exclusively in loan group 2 represent 6.8%, of the initial outstanding loan group 2 balance. For additional information with
                                            respect to the loan groups described above, see Appendix II attached to this prospectus supplement.

                                            The bankruptcy or insolvency of any such borrower or
                                            respective affiliate could have an adverse effect on the
                                            operation of all of the related mortgaged properties and on the ability of the related mortgaged properties to produce sufficient cash flow to make required payments on the
                                            related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences
                                            financial difficulty at one such property, it could defer
                                            maintenance at one or more other mortgaged properties in
                                            order to satisfy current expenses with respect to the
                                            mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy
                                            petition that might have the effect of interrupting monthly payments for an indefinite period on all the related
                                            mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                        In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain
                                            attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at
                                            foreclosure. Not all leases were reviewed to ascertain the existence of

                                      S-78

                                            these provisions. Accordingly, if a mortgaged property is
                                            located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that
                                            mortgaged property could experience a further decline in
                                            value if those tenants' leases were terminated. This is
                                            particularly likely if those tenants were paying
                                            above-market rents or could not be replaced.

                                            Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease
                                            contains provisions inconsistent with the mortgage, for
                                            example, provisions relating to application of insurance
                                            proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, an option to purchase the mortgaged property or a right of first
                                            refusal to purchase the mortgaged property, the provisions of the lease will take precedence over the provisions of the mortgage.

                                            Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants a
                                            right of first refusal in the event a sale is contemplated or a purchase option to purchase all or a portion of the
                                            mortgaged property. Those provisions, if not waived or
                                            subordinated, may impede the lender's ability to sell the
                                            related mortgaged property at foreclosure or adversely
                                            affect the foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                             Borrowers under seventeen (17) mortgage loans, representing
                                            7.0% of the initial outstanding pool balance (which include
                                            Mortgage Loan Nos. 82, 83, 84, 98, 99, 102, 107, 118, 138,
                                            164, 180, 183, 187, 209, 243, 251 and 270) own the related mortgaged property as tenants-in-common. In general, with
                                            respect to a tenant-in-common ownership structure, each
                                            tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise
                                            needs to force a partition) the tenant-in-common has the
                                            ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common
                                            proportionally.

                                            The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early
                                            repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a
                                            material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents
                                            provide for full recourse to the related tenant-in-common
                                            borrower or the guarantor if a tenant-in-common files for
                                            partition or bankruptcy. In some cases, the related
                                            tenant-in-common borrower waived its right to partition,
                                            reducing the risk of partition. However, there can be no
                                            assurance that, if challenged, this waiver would be
                                            enforceable. In most cases, the related tenant-in-common
                                            borrower is a special purpose entity (in some cases
                                            bankruptcy-remote), reducing the risk of bankruptcy. The
                                            tenant-in-common structure may cause delays in the
                                            enforcement of remedies because each time a tenant-in-common

                                      S-79

                                            borrower files for bankruptcy, the bankruptcy court stay
                                            will be reinstated. There can be no assurance that a
                                            bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX
ABATEMENT ARRANGEMENTS MAY
REDUCE PAYMENTS TO
CERTIFICATEHOLDERS                          Certain of the mortgaged properties securing the mortgage
                                            loans have or may in the future have the benefit of reduced real estate taxes under a local government program of
                                            payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements may be scheduled to terminate or have
                                            significant tax increases prior to the maturity of the
                                            related mortgage loan, resulting in higher, and in some
                                            cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on
                                            the mortgage loans. There are no assurances that any such
                                            program will continue for the duration of the related
                                            mortgage loan.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           There may be pending or threatened legal actions, suits or proceedings against the borrowers and managers of the
                                            mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that
                                            any such actions, suits or proceedings would not have a
                                            material adverse effect on your certificates.

                                            The sponsor for one (1) mortgage loan, representing
                                            approximately 1.1% of the initial outstanding pool balance
                                            (and representing 1.2% of the initial outstanding loan
                                            group 1 balance) is Triple Net Properties, LLC ("Triple Net")
                                            and its affiliate Triple Net Properties Realty, Inc., is the property manager for the related mortgaged property. Triple
                                            Net has advised each related mortgage loan seller that the
                                            SEC has opened an investigation regarding certain of its
                                            activities (and the activities of certain of its
                                            affiliates). In its filing with the SEC, T REIT, Inc. an
                                            affiliate of Triple Net, indicated that the SEC has
                                            requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net and its affiliated entities
                                            were involved and exemptions from the registration
                                            requirements of the Securities Exchange Act of 1934, as
                                            amended for several entities. In addition, the SEC has
                                            requested financial information regarding real estate
                                            investment trusts and other companies advised by Triple Net.

                                            In recent filings with the SEC, T REIT, Inc. indicated that the information disclosed in connection with these
                                            securities offerings relating to the prior performance of
                                            all public and non-public investment programs sponsored by
                                            Triple Net contained certain errors. T REIT, Inc. reported that these errors included the following:  (i) the prior
                                            performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were
                                            not, (ii) a number of prior performance data figures were
                                            themselves erroneous, even as presented on a tax or cash
                                            basis, and (iii) with respect to certain

                                      S-80

                                            programs sponsored by Triple Net, where Triple Net invested either alongside or in other programs sponsored by Triple
                                            Net, the nature and results of these investments were not
                                            fully and accurately disclosed in the tables resulting in an overstatement of Triple Net's program and aggregate
                                            portfolio operating results. We cannot assure you that T
                                            REIT, Inc. or Triple Net will be able to adequately address these disclosure issues or that these investigations will
                                            not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance,
                                            operations or financial condition of T REIT, Inc. or Triple
                                            Net. In addition, we cannot assure you that if litigation
                                            were to commence or securityholders were to assert claims
                                            related to the foregoing, it would not have a material
                                            adverse effect on your investment.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        Under the Americans with Disabilities Act of 1990, public
                                            accommodations are required to meet certain federal
                                            requirements related to access and use by disabled persons.
                                            Borrowers may incur costs complying with the Americans with
                                            Disabilities Act. In addition, noncompliance could result
                                            in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs these costs or fines, the amount available to pay debt
                                            service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                                Conflicts between various certificateholders. The special
                                            servicer is given considerable latitude in determining
                                            whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right
                                            to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing
                                            agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if its certificate principal balance is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class,
                                            outstanding from time to time (or with respect to an A/B
                                            Mortgage Loan or the holder of the related B Note to the
                                            extent set forth in the related intercreditor agreement),
                                            and such holders may have interests in conflict with those of the holders of the other certificates. In addition, the operating adviser will have the right to approve the
                                            determination of customarily acceptable costs with respect to insurance coverage and the right to advise the special
                                            servicer with respect to certain actions of the special
                                            servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the
                                            controlling class, without any liability to any
                                            certificateholder. For instance, the holders of
                                            certificates of the controlling class might desire to
                                            mitigate the potential for loss to that class from a
                                            troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of
                                            the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates than to the privately offered certificates.

                                      S-81

                                            The master servicer, the special servicer or an affiliate of any of them may hold subordinate mortgage notes or acquire certain of the most subordinated certificates, including
                                            those of the initial controlling class. Under such
                                            circumstances, the master servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the
                                            master servicer or the special servicer, as applicable. The initial special servicer under the pooling and servicing
                                            agreement will be J.E. Robert Company, Inc. The initial
                                            operating adviser under the pooling and servicing agreement will be JER Investors Trust Inc.

                                            Conflicts between certificateholders and the Non-Serviced
                                            Mortgage Loan Master Servicer and/or the Non-Serviced
                                            Mortgage Loan Special Servicer. Any Non-Serviced Mortgage
                                            Loan will be serviced and administered pursuant to the
                                            related Non-Serviced Mortgage Loan Pooling and Servicing
                                            Agreement, which provides for servicing arrangements that
                                            are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.
                                            Consequently, Non-Serviced Mortgage Loans will not be
                                            serviced and administered pursuant to the terms of the
                                            Pooling and Servicing Agreement. In addition, the legal
                                            and/or beneficial owners of the other mortgage loans secured by the mortgaged property securing Non-Serviced Mortgage
                                            Loans, directly or through representatives, have certain
                                            rights under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and the related intercreditor
                                            agreement that affect such mortgage loans, including with
                                            respect to the servicing of such mortgage loans and the
                                            appointment of a special servicer with respect to such
                                            mortgage loans. Those legal and/or beneficial owners may
                                            have interests that conflict with your interests.

                                            Conflicts between certificateholders and the holders of
                                            subordinate notes. Pursuant to the terms of the related
                                            intercreditor agreements, in certain cases, neither the
                                            master servicer nor special servicer may enter into material amendments, modifications or extensions of a mortgage loan in a material manner without the consent of the holder of
                                            the related subordinate note, subject to the expiration of the subordinate note holder's consent rights. The holders of the subordinate notes (or their respective designees) may
                                            have interests in conflict with those of the
                                            certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master
                                            servicer or special servicer, as applicable, under the
                                            pooling and servicing agreement may not be granted in all
                                            instances, thereby potentially adversely affecting some or all of the classes of offered certificates.

                                            Conflicts between certificateholders and primary servicer.
                                            The primary servicer for certain of the mortgage loans will be Principal Global Investors, LLC, an affiliate of a
                                            mortgage loan seller. It is anticipated that the master
                                            servicer will delegate many of its servicing obligations
                                            with respect to these mortgage loans to such primary
                                            servicer pursuant to a primary servicing agreement. Under
                                            these circumstances, the primary servicer, because it is
                                            either a seller or an affiliate of a seller, may have
                                            interests that conflict with the interests of the holders of the certificates.

                                      S-82

                                            Conflicts between borrowers and property managers. It is
                                            likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional
                                            properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and
                                            managers themselves, also may own other properties,
                                            including competing properties. The managers of the
                                            mortgaged properties may accordingly experience conflicts of interest in the management of those mortgaged properties.

                                            Conflicts between the trust and the mortgage loan sellers.
                                            The activities of the mortgage loan sellers, and their
                                            affiliates or subsidiaries, may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of
                                            the mortgage loan sellers, or their affiliates or
                                            subsidiaries, may differ from, and compete with, the
                                            interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts
                                            of interest may arise between the trust and each of the
                                            mortgage loan sellers, or their affiliates or subsidiaries, that engage in the acquisition, development, operation,
                                            leasing, financing and disposition of real estate if those mortgage loan sellers acquire any certificates. In
                                            particular, if certificates held by a mortgage loan seller are part of a class that is or becomes the controlling class the mortgage loan seller as part of the holders of the
                                            controlling class would have the ability to influence
                                            certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller, or its affiliates or
                                            subsidiaries, as acquirors, developers, operators, tenants, financers or sellers of real estate related assets.

                                            The mortgage loan sellers, or their affiliates or
                                            subsidiaries, may acquire a portion of the certificates.
                                            Under those circumstances, they may become the controlling class, and as the controlling class, have interests that may conflict with their interests as a seller of the mortgage
                                            loans.

                                            In addition, any subordinate indebtedness secured by the
                                            related mortgaged property, any mezzanine loans and/or any future mezzanine loans related to certain of the mortgage
                                            loans may be held by the respective sellers of such mortgage loan or affiliates or subsidiaries thereof. The holders of such subordinate indebtedness or such mezzanine loans may
                                            have interests that conflict with the interests of the
                                            holders of the certificates.

                                            Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a mortgage loan seller, and the mortgage loan sellers, or
                                            their affiliates or subsidiaries, may have or have had
                                            equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers,
                                            and their affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the
                                            mortgage loans.

                                            Other Conflicts. The depositor is an affiliate of Morgan
                                            Stanley Mortgage Capital Inc., one of the mortgage loan
                                            sellers and a sponsor,

                                      S-83

                                            and Morgan Stanley & Co. Incorporated, one of the
                                            underwriters. LaSalle Bank National Association, one of the mortgage loan sellers and, a sponsor, the paying agent, the custodian, the certificate registrar and the authenticating agent is the parent of LaSalle Financial Services, Inc., one of the underwriters. Principal Commercial Funding II, LLC, a mortgage loan seller and sponsor, is affiliated with
                                            Principal Global Investors, LLC, a primary servicer.
                                            LaSalle Bank National Association and Morgan Stanley
                                            Mortgage Capital Inc. are parties to a custodial agreement whereby LaSalle Bank National Association, for
                                            consideration, provides custodial services to Morgan Stanley
                                            Mortgage Capital Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial
                                            agreement, LaSalle Bank National Association is currently
                                            providing custodial services for most of the mortgage loans to be sold by Morgan Stanley Mortgage Capital Inc. to the
                                            depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the
                                            delivery, receipt, review and safekeeping of mortgage loan files.

                                            With respect to each A/B mortgage loan, the holder of the
                                            related B note may be entitled to certain consent or cure
                                            rights which may conflict with interests of the holder of
                                            the related senior mortgage loan included in the trust.
                                            With respect to Mortgage Loan No. 104, the Giant Food-Bucks
                                            County Mortgage Loan, representing approximately 0.6% of the initial outstanding pool balance, respectively (and
                                            representing 0.6% of the initial outstanding loan group 1
                                            balance), the current holder of the related B note is also the sole owner of the related borrower. After an event of
                                            default under the Giant Food-Bucks County A/B Mortgage Loan, the holder of the related B note is entitled to consult with or direct the holder of the Giant Food-Bucks County Mortgage
                                            Loan with respect to a foreclosure or liquidation of the
                                            mortgaged property to the extent provided in the related
                                            intercreditor agreement.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal
                                            payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties,
                                            defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller's material breach of
                                            representations and warranties or material defects in a
                                            mortgage loan's documentation. In addition, certain of the mortgage loans may require that, upon the occurrence of
                                            certain events, funds held in escrow or proceeds from
                                            letters of credit may be applied to the outstanding
                                            principal balance of such mortgage loans.

                                            The investment performance of your certificates may vary
                                            materially and adversely from your expectations if the
                                            actual rate of prepayment is higher or lower than you
                                            anticipate.

                                            Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or require payment of a prepayment premium or a yield maintenance charge or
                                            both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or
                                            maturity date, as the case may be.

                                      S-84

                                            Nevertheless, we cannot assure you that the related
                                            borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield
                                            maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in
                                            payments on your certificates on account of such
                                            prepayments. We also cannot assure you that involuntary
                                            prepayments will not occur or that borrowers will not
                                            default in order to avoid the application of lock-out
                                            periods. The rate at which voluntary prepayments occur on
                                            the mortgage loans will be affected by a variety of factors, including:

                                            o   the terms of the mortgage loans;

                                            o   the length of any prepayment lock-out period;

                                            o   the level of prevailing interest rates;

                                            o   the availability of mortgage credit;

                                            o   the applicable yield maintenance charges or prepayment
                                                premiums and the ability of the master servicer or the
                                                special servicer to enforce the related provisions;

                                            o   the failure to meet requirements for release of
                                                escrows/reserves that result in a prepayment;

                                            o   the occurrence of casualties or natural disasters; and

                                            o   economic, demographic, tax or legal factors.

                                            Generally, no yield maintenance charge or prepayment premium will be required for prepayments (i) in connection with a
                                            casualty or condemnation unless an event of default has
                                            occurred or (ii) in connection with the resolution of a
                                            specially serviced mortgage loan. In addition, if a seller repurchases any mortgage loan from the trust due to the
                                            material breach of a representation or warranty or a
                                            material document defect or the mortgage loan is otherwise purchased from the trust (including certain purchases by the holder of a B Note or mezzanine loan), the repurchase price paid will be passed through to the holders of the
                                            certificates with the same effect as if the mortgage loan
                                            had been prepaid in part or in full, except that no yield
                                            maintenance charge or prepayment premium will be payable.
                                            Any such repurchase or purchase may, therefore, adversely
                                            affect the yield to maturity on your certificates.

                                            Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods,
                                            defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance
                                            that (i) borrowers will refrain from prepaying mortgage
                                            loans due to the existence of a yield maintenance charge or prepayment premium or (ii) involuntary prepayments or
                                            repurchases will not occur.

                                            In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance
                                            charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also,

                                      S-85

                                            the description in the mortgage notes of the method of
                                            calculation of prepayment premiums and yield maintenance
                                            charges is complex and subject to legal interpretation and it is possible that another person would interpret the
                                            methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached to this prospectus supplement for a description of the various prepayment provisions.

RELEASE OF COLLATERAL                       Notwithstanding the prepayment restrictions described in
                                            this prospectus supplement, certain of the mortgage loans
                                            permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of
                                            certain conditions described in Appendix II attached to this prospectus supplement. In order to obtain such release
                                            (other than with respect to the release of certain
                                            non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is
                                            required (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment. See Appendix II
                                            attached to this prospectus supplement for further details regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATES
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATES WERE
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATES                           The yield on any certificate will depend on (1) the price at which that certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                            o   the interest rate for that certificate;

                                            o   the rate and timing of principal payments (including
                                                principal prepayments) and other principal collections
                                                (including loan purchases in connection with breaches of
                                                representations and warranties) on or in respect of the
                                                mortgage loans and the extent to which those amounts are
                                                to be applied or otherwise result in a reduction of the
                                                certificate balance of such certificate;

                                            o   the rate, timing and severity of losses on or in respect
                                                of the mortgage loans or unanticipated expenses of the
                                                trust;

                                            o   the rate and timing of any reimbursement of the master
                                                servicer, the special servicer or the trustee, as
                                                applicable, out of the Certificate Account of
                                                nonrecoverable advances or advances remaining
                                                unreimbursed on a modified mortgage loan on the date of
                                                that modification;

                                            o   the timing and severity of any interest shortfalls
                                                resulting from prepayments to the extent not offset by a
                                                reduction in master servicer compensation as described in
                                                this prospectus supplement;

                                      S-86

                                            o   the timing and severity of any reductions in the
                                                appraised value of any mortgaged property in a manner
                                                that has an effect on the amount of advancing required on
                                                the related mortgage loan; and

                                            o   the method of calculation of prepayment premiums and
                                                yield maintenance charges and the extent to which
                                                prepayment premiums and yield maintenance charges are
                                                collected and, in turn, distributed on that certificate.

                                            In addition, any change in the weighted average life of a
                                            certificate may adversely affect yield. Prepayments
                                            resulting in a shortening of weighted average lives of
                                            certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield
                                            anticipated when making the initial investment in
                                            certificates. Delays and extensions resulting in a
                                            lengthening of the weighted average lives of the
                                            certificates may occur at a time of higher interest rates
                                            when you may have been able to reinvest principal payments that would otherwise have been received by you at higher
                                            rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                           The rate and timing of delinquencies or defaults on the
                                            mortgage loans could affect the following aspects of the
                                            offered certificates:

                                            o    the aggregate amount of distributions on them;

                                            o    their yields to maturity;

                                            o    their rates of principal payments; and

                                            o    their weighted average lives.

                                            The rights of holders of each class of subordinate
                                            certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to those rights of the holders of the more senior
                                            certificates having an earlier alphabetical class
                                            designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates). Losses on
                                            the mortgage loans (other than losses with respect to the
                                            DCT Industrial Portfolio C Note, which will be allocated
                                            first to the Class DP Certificates and other than losses
                                            with respect to the 633 17th Street B Note, which will be
                                            allocated first to the Class ST Certificates) will be
                                            allocated to the Class S, Class Q, Class P, Class O,
                                            Class N, Class M, Class L, Class K, Class J, Class H,
                                            Class G, Class F, Class E, Class D, Class C, Class B, Class
                                            A-J and Class A-M Certificates, in that order, reducing
                                            amounts otherwise payable to each class. Any remaining
                                            losses would then be allocated to the Class A-1
                                            Certificates, Class A-1A Certificates, Class A-2
                                            Certificates, Class A-3 Certificates, Class A-AB
                                            Certificates and Class A-4 Certificates, pro rata, and (i)
                                            with respect to losses of interest only, the Class X
                                            Certificates based on their respective entitlements, (ii)
                                            with respect to losses of interest on the Millennium
                                            Portfolio IO Component, the Class X-MP Certificates, based on their respective entitlements and (iii) with respect to losses of interest on the Ritz-Carlton IO Component, the
                                            Class X-RC Certificates, based on their respective
                                            entitlements.

                                            If losses on the mortgage loans and/or trust expenses exceed the aggregate certificate balance of the classes of
                                            certificates subordinated

                                      S-87

                                            to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the
                                            outstanding certificate balance of that class.

                                            If you calculate your anticipated yield based on assumed
                                            rates of default and losses that are lower than the default rate and losses actually experienced and those losses are
                                            allocable to your certificates, your actual yield to
                                            maturity will be lower than the assumed yield. Under
                                            extreme scenarios, that yield could be negative. In
                                            general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

                                            Additionally, delinquencies and defaults on the mortgage
                                            loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to
                                            cover delinquent payments or the subordination of another
                                            class of certificates fully offsets the effects of any such delinquency or default.

                                            Also, if the related borrower does not repay a mortgage loan with an anticipated repayment date by its anticipated
                                            repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

                                            Furthermore, if P&I Advances and/or Servicing Advances are
                                            made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those
                                            advances prior to the actual collection of the amount for
                                            which the advance was made may also result in reductions in distributions of principal to the holders of the offered
                                            certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER,
THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                        To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, if
                                            applicable (and the related master servicer, the special
                                            servicer, the trustee or any fiscal agent in respect of any
                                            Non-Serviced Mortgage Loans), will be entitled to receive
                                            interest at the "prime rate" on unreimbursed advances they have made with respect to delinquent monthly payments or
                                            that are made with respect to the preservation and
                                            protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue
                                            from the date on which the related advance is made or the
                                            related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if
                                            any, for the related mortgage loan. This interest may be
                                            offset in part by default interest and late payment charges paid by the borrower in connection with the mortgage loan or by certain other amounts. In addition, under certain
                                            circumstances, including delinquencies in the payment of
                                            principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing
                                            compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on

                                      S-88

                                            advances and the payment of compensation to the special
                                            servicer may result in shortfalls in amounts otherwise
                                            distributable on the certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Five (5) of the mortgaged properties, securing mortgage
                                            loans representing 18.6% of the initial outstanding pool
                                            balance (and representing 19.9% of the initial outstanding loan group 1 balance), are subject to a first mortgage lien on a leasehold interest under a ground lease. In addition, two (2) of the mortgaged properties, securing a mortgage
                                            loan representing 2.5% of the initial outstanding pool
                                            balance (and representing 2.7% of the initial outstanding
                                            loan group 1 balance), are subject to a first mortgage lien on a fee interest in a portion of the mortgaged property and a leasehold interest in the remainder of the mortgaged
                                            property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as an encumbered fee interest.

                                            In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground
                                            lease, and these limitations could adversely affect the
                                            ability of the related borrower to lease or sell the
                                            mortgaged property on favorable terms, thus adversely
                                            affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

                                            Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor
                                            lessee/borrower rejects any or all of the lease, the
                                            leasehold lender could succeed to the lessee/borrower's
                                            position under the lease only if the lessor specifically
                                            grants the lender that right. If both the lessor and the
                                            lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt
                                            lessee/borrower's right to refuse to treat a ground lease
                                            rejected by a bankrupt lessor as terminated. In those
                                            circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the
                                            mortgage.

                                            In a decision by the United States Court of Appeals for the
                                            Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ,
                                            LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with
                                            respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C.
                                            Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any
                                            interest, including any leasehold estates. Pursuant to
                                            Section 363(e) of the Bankruptcy Code (11 U.S.C. Section
                                            363(a)), a lessee may request the bankruptcy court to
                                            prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold
                                            interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its
                                            leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and
                                            clear" sale under

                                      S-89

                                            Section 363(f) of the Bankruptcy Code would not be
                                            authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary
                                            satisfaction of his possessory interest, and that none of
                                            the other conditions of Section 363(f)(1)-(4) of the
                                            Bankruptcy Code otherwise permits the sale), we cannot
                                            provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the
                                            Bankruptcy Code, the lessee may be able to maintain
                                            possession of the property under the ground lease. In
                                            addition, we cannot provide assurances that the lessee
                                            and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                            Some of the ground leases securing the mortgaged properties provide that the ground rent payable under the ground lease increases during the term of the lease. These increases may adversely affect the cash flow and net income of the
                                            borrower from the mortgaged property.

THE MORTGAGE LOAN SELLERS ARE
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                          In the event of the insolvency of any mortgage loan seller, it is possible the trust's right to payment from or
                                            ownership of the mortgage loans could be challenged, and if that challenge were successful, delays or reductions in
                                            payments on your certificates could occur.

                                            Based upon opinions of counsel that the conveyance of the
                                            mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the
                                            depositor believes that such a challenge will be
                                            unsuccessful, but there can be no assurance that a
                                            bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking those results were not successful, it is possible
                                            that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Your certificates will not be listed on any securities
                                            exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While the
                                            Underwriters currently intend to make a secondary market in the certificates, none of them is obligated to do so.
                                            Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a
                                            substantial decrease in the market value of your
                                            certificates. The market value of your certificates also
                                            may be affected by many other factors, including
                                            then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

                                      S-90

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           The interest rates on one or more classes of certificates
                                            may be based on a weighted average of the mortgage loan
                                            interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. Alternatively, the interest rate on one or more classes of the certificates may be capped at the
                                            weighted average rate. This weighted average rate is
                                            further described in this prospectus supplement under the
                                            definition of "Weighted Average Net Mortgage Rate" in the
                                            "Glossary of Terms."  Any class of certificates that is
                                            either fully or partially based upon the weighted average
                                            net mortgage rate may be adversely affected by
                                            disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans.
                                            Because some mortgage loans will amortize their principal
                                            more quickly than others, the rate may fluctuate over the
                                            life of those classes of your certificates.

                                            In general, mortgage loans with relatively high mortgage
                                            interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the
                                            interest rate of your certificates.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-91

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Morgan Stanley Mortgage Capital Inc.

      Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMC is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los
Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

MSMC's Commercial Mortgage Securitization Program

      MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ", "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31,
2005.

                           TOTAL MSMC MORTGAGE                              TOTAL MSMC
                            LOANS SECURITIZED      TOTAL MSMC MORTGAGE       MORTGAGE
           TOTAL MSMC        WITH AFFILIATED     LOANS SECURITIZED WITH       LOANS
YEAR     MORTGAGE LOANS*        DEPOSITOR        NON-AFFILIATED DEPOSITOR   SECURITIZED
----     ---------------   -------------------   ------------------------   -----------
                        (APPROXIMATE AMOUNTS IN BILLIONS OF $S)
                        --------------------------------------

2005          12.1                 8.2                     1.8                 10.0
2004           7.7                 5.3                     1.2                  6.5
2003           6.4                 3.3                     1.3                  4.6
2002           4.6                 2.2                     0.6                  2.8

      *Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

      MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

                                      S-92

Underwriting Standards

      Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

                                      S-93

Servicing

      MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

LaSalle Bank National Association

      LaSalle Bank National Association ("LaSalle"), is a sponsor of this transaction and is one of the mortgage loan sellers. LaSalle originated and underwrote all of the mortgage loans it is selling to the Depositor, which represent 31.4% of the Initial Pool Balance.

      LaSalle is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street, Suite
3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.
LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. As of
March 31, 2006, LaSalle had total assets of approximately $75.2 billion. LaSalle is also acting as paying agent, custodian, certificate registrar and authenticating agent for this transaction and will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. LaSalle Financial Services, Inc., an underwriter for this transaction, is a subsidiary of LaSalle.

LaSalle's Commercial Mortgage Securitization Program

      LaSalle has been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering. Multiple mortgage loan seller transactions in which LaSalle has participated include the "LDP"
program in which J.P. Morgan Commercial Mortgage Securities Corp. acted as depositor, the "COMM" program in which Deutsche Mortgage & Asset Receiving
Corporation acted as depositor and the "HQ" program in which Morgan Stanley
Capital I Inc. acted as depositor.

      Between the inception of its commercial mortgage securitization program in
1998 and December 31, 2005, LaSalle originated approximately 1,982 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $9.1 billion that were included in approximately 29 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing community and self-storage properties. LaSalle also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2005, LaSalle originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $4.0 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor. LaSalle selected from its existing portfolio the mortgage loans it is selling to the
Depositor.

Servicing

      LaSalle services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

                                      S-94

Underwriting Standards

      LaSalle generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below.
Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by LaSalle will comply in all respects with the underwriting criteria.

      Underwriting Procedures. An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. LaSalle's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of LaSalle there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, LaSalle calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. LaSalle reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an Event of
Default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

                                      S-95

Principal Commercial Funding II, LLC

      Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

      PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction. Principal Global
Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the trust by PCFII.

Principal Commercial Funding II, LLC's Commercial Real Estate Securitization
Program

      In 2006, PCFII began participating in the securitization of mortgage loans. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has and in which PCFII is anticipating to participate in include the "TOP" program in which Bear Stearns Commercial Mortgage
Securities Inc. and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage
Securities Inc. acts as depositor and the "IQ" and "HQ" programs in which Morgan
Stanley Capital I Inc. has acted as depositor.

      Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of March 31, 2006, was approximately $7.8 billion. As of such date, these securitized loans included approximately 1,173 mortgage loans, all of which were fixed rate and which have been included in approximately 33 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2005, PCF and/or PCFII originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

      The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--Primary Servicer"
in this prospectus supplement.

Underwriting Standards

      PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and

                                      S-96

location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

      All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

                                      S-97

THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

      The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2005, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $33,767,957,511. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

      Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities, and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2006-HQ9 (the "Trust"). The Trust is a New York
common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such
Advances are intended to provide liquidity, rather than credit support. The
Pooling and Servicing Agreement may be amended as set in this prospectus supplement under "Description of the Offered Certificates--Amendments to the
Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under
"--The Trustee," "--The Paying Agent, Custodian, Certificate Registrar and
Authenticating Agent," "--The Master Servicer," and "--The Special Servicer" and
"Servicing of the Mortgage Loans."

      The only assets of the Trust other than the mortgage loans (including the
DCT Industrial Portfolio C Note and the 633 17th Street B Note) and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer.

                                      S-98

The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

      The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust." The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to the Bankruptcy Code are generally analogous to the following:

      (1)   If such mortgage loan seller were to become a debtor in a properly presented case under Title 11 of the United States Code (the "Bankruptcy Code"),
a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the Depositor (including collection thereon) in the form and manner set forth in the related Mortgage
Loan Purchase Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section
541(a) of the Bankruptcy Code, and thus (b) the Depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code; and

      (2)   If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
(a) a transfer of the related mortgage loans by the Depositor to the trust
(including the collections thereon) in the form and manner set forth in the
Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section 541(a) of the
Bankruptcy Code, and thus (b) the trust's rights to the related mortgage loans
(including the collections thereon) would not be impaired by the operation of the Bankruptcy Code.

      Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are
Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership
Of The Mortgage Loans."

THE TRUSTEE

The Trustee

      HSBC Bank USA, National Association, a national banking association, will act as the trustee under the Pooling and Servicing Agreement. The depositor, the mortgage loan sellers, the master servicer and the special servicer may maintain other banking relationships in the ordinary course of business with the trustee.
The trustee's corporate trust office is located at 452 Fifth Avenue, New York,
New York 10018, Attention: NAAC 2006-AF2 or at such other address as the trustee may designate from time to time.

      As of June 30, 2006, the trustee is acting as trustee or administrator for approximately 400 asset-backed securities transactions involving pool assets such as residential mortgages, home equity loans, auto loans and credit

                                      S-99

card receivables. The trustee is not currently acting as trustee for any transactions involving pool assets similar to those found in this transaction.

      The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt, is at all times rated not less than
"A+" by S&P and "AA-" by Fitch (or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by Fitch), or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See
"Description of the Pooling and Servicing Agreements--Duties of the Trustee",
"Description of the Pooling and Servicing Agreements--Regarding the Fees,
Indemnities and Powers of the Trustee" and "Description of the Pooling and
Servicing Agreements--Resignation and Removal of the Trustee" in the prospectus.

Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems in its business judgment to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing
Advances, that an Advance if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See
"Description of the Offered Certificates--Advances" in this prospectus supplement.

      In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

                                      S-100

Matters Regarding the Trustee

      The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

      The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicer, if any, the Rating Agencies and all Certificateholders.
Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating
Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

                                      S-101

Trustee Compensation

      As compensation for the performance of its duties as trustee, HSBC Bank
USA, National Association will be paid the monthly Trustee Fee. The Trustee Fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00088% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

      Certain information set forth in this prospectus supplement concerning the trustee has been provided by it.

THE PAYING AGENT, CUSTODIAN, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

      LaSalle Bank National Association will be the paying agent, custodian, certificate registrar and authenticating agent under the Pooling and Servicing
Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO North America
Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as paying agent on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as paying agent or as trustee on over 650 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of April 30,
2006, LaSalle serves as paying agent or as trustee on over 425 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch Ratings. The
Depositor, the mortgage loan sellers and master servicer may maintain other banking relationships in the ordinary course of business with the paying agent.
The paying agent's corporate trust office is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois, 60603, Attention: Global Securities and
Trust Services - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9 or at such other address as the paying agent may designate from time to time.

      In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Using information set forth in this prospectus supplement, the paying agent will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the paying agent will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the paying agent will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the Collection Period. In performing these obligations, the paying agent will be able to conclusively rely on the information provided to it by the master servicer, and the paying agent will not be required to recompute, recalculate or verify the information provided to it by the master servicer. Under the terms of the

                                      S-102

Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.

      LaSalle and MSMC are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MSMC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      As compensation for the performance of its duties as paying agent, custodian, certificate registrar and authenticating agent, LaSalle will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing
Agreement. LaSalle is also a mortgage loan seller and the parent of LaSalle
Financial Services, Inc., an underwriter.

      The trustee, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, and arising out of, or in connection with the performance of each of their duties or the exercise of their rights under the Pooling and Servicing
Agreement and the certificates.

      Certain information set forth in this prospectus supplement concerning the paying agent, custodian, certificate registrar and authenticating agent has been provided by them.

MASTER SERVICER

      Wells Fargo Bank, National Association, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans. The principal commercial mortgage servicing offices of Wells
Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco,
California 94105.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of June 30, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 10,119 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $83.2 billion, including approximately 8,804 loans securitized in approximately 81 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $78.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2005, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other

                                      S-103

things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer and also provides borrowers with access to current and historical loan and property information for these transactions.

      Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

      Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its
Securities Exchange Act of 1934 reporting obligation under the trust or any other commercial mortgage loan securitization. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

PRIMARY SERVICER

      Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal
Commercial Funding, LLC, who owns a 49% interest in Principal Commercial Funding
II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue,
Des Moines, Iowa 50392.

      PGI is ranked "ABOVE AVERAGE" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

      As of March 31, 2006, PGI was responsible for servicing approximately
2,820 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $20 billion. The portfolio of

                                      S-104

loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

      As of March 31, 2006, PGI was a primary servicer in approximately 36 commercial mortgage-backed securitization transactions, servicing approximately
1,230 loans with an aggregate outstanding principal balance of approximately
$7.8 billion.

      PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

      o   collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

      o   providing certain CMSA reports to the master servicer;

      o   processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

      o   handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

      PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

      The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

SPECIAL SERVICER

      J.E. Robert Company, Inc. ("JER"), a Virginia corporation, will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO
Properties. JER Investors Trust Inc., an affiliate of JER, is anticipated to be the operating advisor and the purchaser of certain of the non-offered certificates with respect to the transaction described in this prospectus supplement. The principal offices of JER are located at 1650 Tysons Boulevard,
Suite 1600, McLean, Virginia, and its telephone number is 703-714-8000.

      JER, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

      o   Acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

      o   Equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

      o   Investing in high-yielding real estate loans; and

      o   Investing in, and managing as special servicer, unrated,
          non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

                                      S-105

      In the ordinary course of business for JER and its affiliates, the assets of JER and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

      JER has substantial experience in working out mortgage loans and have been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. JER has a special servicer rating of "CSS1" from Fitch. JER is also on S&P's Select
Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked
"STRONG" by S&P. The ratings of JER as a special servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

      The number of commercial mortgage loan securitizations serviced by JER has increased from 10 as of December 31, 2003 to 17 as of December 31, 2005. JER
acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; and (c) 17 commercial mortgage loan securitizations containing over 1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion.

      Since its inception in 1981 and through December 31, 2005, JER as special servicer has resolved over 1,780 mortgage loans, with an aggregate principal balance of over $2.0 billion. Over the past three years, from 2003 through 2005,
JER in its capacity as special servicer has resolved over $475 million of U.S.
commercial and multifamily mortgage loans. As of December 31, 2005, JER was administering approximately 15 assets as special servicer with an outstanding principal balance of approximately $125 million. Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the Mortgage Loans backing the certificates.

      All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. Certain of the duties of the special servicer and the provisions of the Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under "Servicing of the Mortgage
Loans--Mortgage Loan Modifications," "--Sale of Defaulted Mortgage Loans" and
"--Foreclosures." Certain terms of the Pooling and Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Termination of Special
Servicer." Certain limitations on the special servicer's liability under the
Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loans--General". JER will service the Specially
Serviced Mortgage Loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the
Servicing Standard. JER is not aware of any unique factors involved in servicing the Mortgage Loans in this transaction.

      JER has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by JER as special servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to JER's special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan). In accordance with the terms of the
Pooling and Servicing Agreement this account or accounts shall be an Eligible
Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and
Servicing Agreement.

                                      S-106

      JER occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

      JER does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing
Agreement and, accordingly, will not have any material impact on the Mortgage
Pool performance or the performance of the certificates. JER does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. JER is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements. JER has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

      JER will not have any primary custodial responsibility for original documents evidencing the underlying Mortgage Loans. Under very limited circumstances set forth in the Pooling and Servicing Agreement, JER may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular Mortgage Loans or
REO Property. To the extent that JER has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and JER's policies, procedures and processes.

      From time-to-time, JER may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. JER does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against JER, or of which any of its property is the subject, that is material to the Certificateholders.

      JER is not an affiliate of the Depositor, the Sponsors, the trust, the
Master Servicer, the Trustee or any Originator or Loan Seller of any underlying
Mortgage Loans identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized
Mortgage Loans between JER, on the one hand, and the Depositor, the Sponsors or the trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this transaction, between JER, on the one hand, and the Depositor, the sponsors or the trust, on the other hand, that currently exist or that existed during the past two years.

      No securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer has experienced an event of default as a result of any action on inaction performed by JER as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by JER with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer.

      The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

                                      S-107

                     DESCRIPTION OF THE OFFERED CERTIFICATES

      Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

      The Series 2006-HQ9 Commercial Mortgage Pass-Through Certificates will be issued on or about August 17, 2006 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

      The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

      o   the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and Scheduled Payments of principal and interest due on or before the Cut-off Date;

      o   any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

      o   a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

      o   certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

      Although each of the DCT Industrial Portfolio C Note and the 633 17th
Street B Note is an asset of the trust, for purposes of the information contained in this prospectus supplement (including the appendices hereto) unless otherwise stated, neither the DCT Industrial Portfolio C Note nor the 633 17th
Street B Note is reflected and the term "mortgage loan" does not include the DCT
Industrial Portfolio C Note or the 633 17th Street B Note because such loans support only the Class DP Certificates or the Class ST Certificates, respectively, which certificates are not being offered pursuant to this prospectus supplement. Unless otherwise stated, references to a B Note will include the DCT Industrial Portfolio B Note and the DCT Industrial Portfolio C
Note.

      The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

      The certificates will consist of various classes, to be designated as:

      o   the Class A-1 Certificates, the Class A-1A Certificates, the Class A-2
          Certificates, the Class A-3 Certificates, the Class A-AB Certificates
          and the Class A-4 Certificates;

      o   the Class X Certificates, the Class X-MP Certificates and the Class
          X-RC Certificates;

      o   the Class A-M Certificates, the Class A-J Certificates, the Class B
          Certificates, the Class C Certificates, the Class D Certificates, the
          Class E Certificates, the Class F Certificates, the Class G
          Certificates, the Class H Certificates, the Class J Certificates, the
          Class K Certificates, the Class L Certificates, the Class M
          Certificates, the Class N Certificates, the Class O Certificates, the
          Class P Certificates, the Class Q Certificates and the Class S
          Certificates;

      o   the Class T Certificates;

                                      S-108

      o   the Class DP Certificates and the Class ST Certificates; and

      o   the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

      The Class A Senior, Class A-M and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C, Class D, Class E and Class F Certificates will be issued in denominations of $100,000 initial
Certificate Balance and in any whole dollar denomination in excess of that amount.

      Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related
Certificate Owners through DTC's participating organizations.

      All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

      Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

      Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

                                      S-109

CERTIFICATE BALANCES

      Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E
and Class F Certificates will have the following aggregate Certificate Balances.
In each case, the Certificate Balance on the Closing Date may vary by up to 5%.
Mortgage loans may be removed from or added to the Mortgage Pool prior to the
Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate Balance of each Class of
Offered Certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

               APPROXIMATE INITIAL        APPROXIMATE
              AGGREGATE CERTIFICATE   PERCENT OF INITIAL     RATINGS      APPROXIMATE
  CLASS              BALANCE             POOL BALANCE      (FITCH/S&P)   CREDIT SUPPORT
  -----       ---------------------   ------------------   -----------   --------------

Class A-1             $104,300,000           4.07%           AAA/AAA        30.000%
Class A-1A            $164,666,000           6.42%           AAA/AAA        30.000%
Class A-2              $92,900,000           3.62%           AAA/AAA        30.000%
Class A-3             $215,000,000           8.38%           AAA/AAA        30.000%
Class A-AB             $84,600,000           3.30%           AAA/AAA        30.000%
Class A-4           $1,134,200,000          44.21%           AAA/AAA        30.000%
Class A-M             $256,524,000          10.00%           AAA/AAA        20.000%
Class A-J             $202,012,000           7.87%           AAA/AAA        12.125%
Class B                $19,240,000           0.75%           AA+/AA+        11.375%
Class C                $35,272,000           1.37%            AA/AA         10.000%
Class D                $28,859,000           1.13%           AA-/AA-         8.875%
Class E                $22,445,000           0.87%            A+/A+          8.000%
Class F                $25,653,000           1.00%             A/A           7.000%

      The percentages indicated under the columns "Approximate Credit Support"
with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and
Class A-4 Certificates represent the approximate credit support for the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates in
the aggregate.

      The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of such certificate on that Distribution Date. See
"--Distributions" and "--Distributions--Subordination; Allocation of Losses and
Certain Expenses" below.

      The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional
Amount. The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time. The Notional Amount of the Class
X-MP Certificates will be equal to the principal balance of the Millennium
Portfolio IO Component outstanding from time to time. The Notional Amount of the
Class X-RC Certificates will be equal to the principal balance of the
Ritz-Carlton IO Component outstanding from time to time.

      Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any class of Principal Balance Certificates. Upon initial issuance, the aggregate Notional Amount of the Class X Certificates will be
$2,565,237,893, subject to a permitted variance of plus or minus 5%.

                                      S-110

The Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

      Accordingly, the Notional Amount of the Class X-MP Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Millennium Portfolio IO Component. Upon initial issuance, the aggregate Notional
Amount of the Class X-MP Certificates will be $42,700,000. The Notional Amount of the Class X-MP Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

      Accordingly, the Notional Amount of the Class X-RC Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Ritz-Carlton IO Component. Upon initial issuance, the aggregate Notional Amount of the Class X-RC Certificates will be $7,600,000. The Notional Amount of the
Class X-RC Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

      The Class T Certificates and the Residual Certificates will not have
Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

      The Offered Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted
Average Net Mortgage Rate less a specified percentage, which percentage may be zero.

      The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately % per annum. The Pass-Through
Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the classes of the
Principal Balance Certificates. The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for that Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for that class of
Principal Balance Certificates. Under no circumstances will any Class X Strip
Rate be less than zero.

      The Pass-Through Rate for the Class X-MP Certificates for each
Distribution Date will be the Class X-MP Strip Rate. The Pass-Through Rate for the Class X-RC Certificates for each Distribution Date will be the Class X-RC
Strip Rate.

      The Class G, Class H, Class J and Class K Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class L, Class M, Class N, Class O, Class P,
Class Q and Class S Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of % and the Weighted Average Net Mortgage Rate.
The Class T Certificates do not have a Pass-Through Rate and are entitled to receive only Excess Interest on ARD Loans held by the trust only following the
Anticipated Repayment Date of such ARD Loans.

      The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of that mortgage loan.

                                      S-111

DISTRIBUTIONS

General

      Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in September 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to the Certificateholder.

      The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to that certificate, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a class of certificates will be allocated pro rata among those certificates based on their respective Percentage
Interests in such Class.

      Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

      Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the certificates (other than the Class DP Certificates and the
Class ST Certificates) will be made from the Available Distribution Amount for that Distribution Date.

      With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which the related
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for the related Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year, the master servicer will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve
Amount from the preceding January (commencing in 2007), if applicable, and
February (commencing in 2007), and remit the withdrawn amount to the paying agent to be included as part of the Available Distribution Amount for such
Distribution Date. Notwithstanding the foregoing, with respect to the Millennium
Portfolio Mortgage Loan, the Interest Reserve Amount to be deposited into the
Interest Reserve Account shall only relate to the interest thereon that is not payable in respect of the Class X-MP Certificates and with respect to the
Ritz-Carlton Pari Passu Loan, the Interest Reserve

                                      S-112

Amount to be deposited into the Interest Reserve Account shall only relate to the interest thereon that is not payable in respect of the Class X-RC
Certificates.

      Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

     TYPE/RECIPIENT                                AMOUNT                             FREQUENCY        SOURCE OF PAYMENT
------------------------    ----------------------------------------------------    -------------    ---------------------

Fees

Servicing Fee / Master      The product of the portion of the per annum             Monthly.         Interest payment on
Servicer                    Master Servicing Fee Rate for the master                                 the related mortgage
                            servicer applicable to such month, determined                            loan.
                            in the same manner as the applicable mortgage
                            rate is determined for each mortgage loan for
                            such month, and the Scheduled Principal Balance
                            of each mortgage loan, reduced by any
                            Compensating Interest Payment.  The Master
                            Servicing Fee Rate (including any subservicing
                            fees) will range, on a loan-by-loan basis, from
                            0.02% per annum to 0.12% per annum.

Additional Servicing         o    50% of assumption fees on non-Specially           Time to time.    The related fees or
Compensation / Master             Serviced Mortgage Loans that require                               investment income.
Servicer                          special servicer consent and 100% of such
                                  fees on non-Specially Serviced Mortgage
                                  Loans that do not require special
                                  servicer consent;

                             o    all late payment fees and net default interest
                                  (other than on Specially Serviced Mortgage
                                  Loans) not used to pay interest on Advances
                                  and additional trust expenses;

                             o    100% of application, loan modification,
                                  forbearance and extension fees on
                                  non-Specially Serviced Mortgage Loans;

                             o    all net investment income earned on
                                  amounts on deposit in the Collection
                                  Account and (if not required to be paid
                                  to borrower) escrow accounts;

                             o    any Prepayment Interest Excess not used
                                  to offset Prepayment Interest Shortfalls
                                  (other than on Specially Serviced
                                  Mortgage Loans); and

                             o    the Primary Servicer is entitled to all or a
                                  portion of the fees otherwise payable to the
                                  master servicer set forth in the five bullet
                                  points above that are paid on the mortgage
                                  loans for which it acts as the primary
                                  servicer.

Special Servicing Fee /     The product of the portion of a rate equal to           Monthly.         Collections on the
Special Servicer            0.25% per annum applicable to such month,                                mortgage loans in the
                            determined in the same manner as the applicable                          mortgage pool.
                            mortgage rate is determined for each Specially
                            Serviced Mortgage Loan for such month, and the
                            Scheduled Principal Balance of each Specially
                            Serviced Mortgage Loan.

                                      S-113

     TYPE/RECIPIENT                                AMOUNT                             FREQUENCY        SOURCE OF PAYMENT
------------------------    ----------------------------------------------------    -------------    ---------------------

Workout Fee / Special       1% of each collection of principal and interest         Monthly.         The related
Servicer                    on each Rehabilitated Mortgage Loan.                                     collection of
                                                                                                     principal and/or
                                                                                                     interest.

Liquidation Fee /           1% of the Liquidation Proceeds received in              Upon receipt     The related
Special Servicer            connection with a full or partial liquidation           of Liquidation   Liquidation Proceeds,
                            of a Specially Serviced Mortgage Loan or                Proceeds,        Condemnation Proceeds
                            related REO Property and/or any Condemnation            Condemnation     or Insurance Proceeds
                            Proceeds or Insurance Proceeds received by the          Proceeds and
                            trust (other than Liquidation Proceeds received         Insurance
                            in connection with a repurchase by a mortgage           Proceeds.
                            loan seller or purchase by a mezzanine or
                            subordinate lender within the time periods
                            specified in the definition of Liquidation Fee
                            in this prospectus supplement).

Additional Special           o    all late payment fees and net default             Time to time.    The related fee or
Servicing Compensation /          interest (on Specially Serviced Mortgage                           investment income.
Special Servicer                  Loans) not used to pay interest on
                                  Advances and additional trust expenses;

                             o    50% of assumption fees on non-Specially
                                  Serviced Mortgage Loans that require special
                                  servicer consent and 100% of such fees on
                                  Specially Serviced Mortgage Loans;

                             o    100% of application, loan modification,
                                  forbearance and extension fees on
                                  Specially Serviced Mortgage Loans; and

                             o    all net investment income received on
                                  funds in any REO Account.

Trustee Fee / Trustee &     The product of the portion of a rate equal to           Monthly.         Interest on each
Paying Agent                0.00088% per annum applicable to such month,                             mortgage loan.
                            determined in the same manner as the applicable
                            mortgage rate is determined for each mortgage loan
                            for such month, and the Scheduled Principal Balance
                            of each mortgage loan. A portion of the Trustee Fee
                            is payable to the paying agent.

Primary Servicing Fees      The product of the applicable Primary Servicing         Monthly.         Collections on the
                            Fee Rate and the Scheduled Principal Balance of                          related mortgage
                            the applicable mortgage loan immediately before                          loan.
                            the related Due Date (prorated for the number of
                            days during the calendar month for that mortgage
                            loan for which interest actually accrues on that
                            mortgage loan).  The Primary Servicing Fee Rate
                            for each of Principal Global Investors, LLC and
                            Wells Fargo Bank is 0.01% per annum.

Expenses

Servicing Advances /        To the extent of funds available, the amount of         Time to time.    Recoveries on the
Master Servicer and         any Servicing Advances.                                                  related mortgage
Trustee                                                                                              loan, or to the
                                                                                                     extent that the party
                                                                                                     making the advance
                                                                                                     determines it is

                                      S-114

     TYPE/RECIPIENT                                AMOUNT                             FREQUENCY        SOURCE OF PAYMENT
------------------------    ----------------------------------------------------    -------------    ---------------------

                                                                                                     nonrecoverable, from
                                                                                                     collections in the
                                                                                                     Certificate Account.

Interest on Servicing       At Advance Rate.                                        When Advance     First from late
Advances / Master                                                                   is reimbursed.   payment charges and
Servicer and Trustee                                                                                 default interest in
                                                                                                     excess of the regular
                                                                                                     interest rate, and
                                                                                                     then from collections
                                                                                                     in the Certificate
                                                                                                     Account.

P&I Advances / Master       To the extent of funds available, the amount of         Time to time.    Recoveries on the
Servicer and Trustee        any P&I Advances.                                                        related mortgage
                                                                                                     loan, or to the
                                                                                                     extent that the party
                                                                                                     making the advance
                                                                                                     determines it is
                                                                                                     nonrecoverable, from
                                                                                                     collections in the
                                                                                                     Certificate Account.

Interest on P&I Advances    At Advance Rate.                                        When Advance     First from late
/ Master Servicer and                                                               is reimbursed.   payment charges and
Trustee                                                                                              default interest in
                                                                                                     excess of the regular
                                                                                                     interest rate, and
                                                                                                     then from all
                                                                                                     collections in the
                                                                                                     Certificate Account.

Indemnification Expenses    Amounts for which the trustee, the paying               From time to     All collections in
/ Trustee, Paying Agent,    agent, the master servicer and the special              time.            the Certificate
Master Servicer and         servicer are entitled to indemnification.                                Account.
Special Servicer

Trust Expenses not          Based on third party charges.                           From time to     All collections in
Advanced (may include                                                               time.            the Certificate
environmental remediation                                                                            Account.
costs, appraisals,
independent contractor to
operate REO)

Application of the Available Distribution Amount

      On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest, Excess Liquidation Proceeds, the Class X-MP Strip Amount
and the Class X-RC Strip Amount if any for such date for the following purposes and in the following order of priority:

            (i)     to the holders of the Class A-1, Class A-1A, Class A-2,
                    Class A-3, Class A-AB, Class A-4 and Class X Certificates,
                    concurrently,

o   to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class
    A-4, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date (which shall be payable from amounts in the
    Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such class;

                                      S-115

o   to the holders of the Class A-1A Certificates, the Distributable Certificate
    Interest Amount in respect of such class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 2);

o   to the holders of the Class X Certificates, the Distributable Certificate
    Interest Amount in respect of that class for such Distribution Date;

      provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior or Class X Certificates on such Distribution Date as described above, the
Available Distribution Amount will be allocated among all those classes pro rata in proportion to the respective amounts of interest payable thereon for such
Distribution Date, without regard to loan group;

            (ii)    concurrently:

            (A) to the holders of the Class A-1, Class A-2, Class A-3, Class
A-AB and Class A-4 Certificates,

o   first, to the holders of the Class A-AB Certificates, the Loan Group 1
    Principal Distribution Amount for such Distribution Date and, after the
    Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-AB Certificates has
    been reduced to the Planned Principal Balance for such Distribution Date;
    the portion of the Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1A Certificates;

o   second, upon payment to the Class A-AB Certificates of the above distribution, to the holders of the Class A-1 Certificates, the Loan Group 1
    Principal Distribution Amount for such Distribution Date and, after the
    Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has
    been reduced to zero; the portion of the Loan Group 1 Principal Distribution
    Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
    Class A-AB Certificates (in respect of the Planned Principal Balance) and
    (solely with respect to the Loan Group 2 Principal Distribution Amount)
    Class A-1A Certificates;

o   third, upon payment in full of the aggregate Certificate Balance of the
    Class A-1 Certificates, to the holders of the Class A-2 Certificates, the
    Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and
    Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
    Certificates (in respect of the Planned Principal Balance), Class A-1
    Certificates and (solely with respect to the Loan Group 2 Principal
    Distribution Amount) Class A-1A Certificates;

o   fourth, upon payment in full of the aggregate Certificate Balance of the
    Class A-2 Certificates, to the holders of the Class A-3 Certificates, the
    Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and
    Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
    Certificates (in respect of the Planned Principal Balance), Class A-1
    Certificates, Class A-2 Certificates and (solely with respect to the Loan
    Group 2 Principal Distribution Amount) Class A-1A Certificates;

o   fifth, upon payment in full of the aggregate Certificate Balance of the
    Class A-3 Certificates, to the holders of the Class A-AB Certificates, the
    Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-AB Certificates has been

                                      S-116

    reduced to zero; the portion of the Loan Group 1 Principal Distribution
    Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
    Class A-AB Certificates (in respect of the Planned Principal Balance), Class
    A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A
    Certificates;

o   sixth, upon payment in full of the aggregate Certificate Balance of the
    Class A-AB and Class A-3 Certificates, to the holders of the Class A-4
    Certificates, the Loan Group 1 Principal Distribution Amount for such
    Distribution Date and, after the Certificate Balance of the Class A-1A
    Certificates has been reduced to zero, the Loan Group 2 Principal
    Distribution Amount, until the aggregate Certificate Balance of the Class
    A-4 Certificates has been reduced to zero; the portion of the Loan Group 1
    Principal Distribution Amount and Loan Group 2 Principal Distribution Amount
    distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB Certificates, Class A-1 Certificates, Class
    A-2 Certificates, Class A-3 Certificates and (solely with respect to the
    Loan Group 2 Principal Distribution Amount) Class A-1A Certificates; and

            (B) to the holders of the Class A-1A Certificates, the Loan Group 2
Principal Distribution Amount for such Distribution Date and, after the
Certificate Balance of the Class A-4 Certificates has been reduced to zero, the
Loan Group 1 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Loan Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class A-AB,
Class A-1, Class A-2, Class A-3 and Class A-4 Certificates;

            (iii)   to the holders of the Class A Senior Certificates and the
                    Class X Certificates, pro rata in proportion to their
                    respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense
                    Losses previously allocated to such certificates and for
                    which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized
                    Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a
                    reduction of the Notional Amount), plus interest on such
                    Realized Losses or Expense Losses, at one-twelfth the
                    applicable Pass-Through Rate;

            (iv)    to the holders of the Class A-M Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (v)     upon payment in full of the aggregate Certificate Balance of the Class A-4 and Class A-1A Certificates, to the holders of the Class A-M Certificates, the Principal Distribution
                    Amount for such Distribution Date until the aggregate
                    Certificate Balance of the Class A-M Certificates has been reduced to zero; the portion of the Principal Distribution
                    Amount distributed under this payment priority will be
                    reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior
                    Certificates;

            (vi)    to the holders of the Class A-M Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

            (vii)   to the holders of the Class A-J Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (viii)  upon payment in full of the aggregate Certificate Balance of the Class A-M Certificates, to the holders of the Class A-J
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior and Class A-M Certificates;

                                      S-117

            (ix)    to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

            (x)     to the holders of the Class B Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (xi)    upon payment in full of the aggregate Certificate Balance of the Class A-J Certificates, to the holders of the Class B
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior, Class A-M and Class A-J
                    Certificates;

            (xii)   to the holders of the Class B Certificates, to reimburse
                    them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

            (xiii)  to the holders of the Class C Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (xiv)   upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior, Class A-M, Class A-J and
                    Class B Certificates;

            (xv)    to the holders of the Class C Certificates, to reimburse
                    them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

            (xvi)   to the holders of the Class D Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (xvii)  upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior, Class A-M, the Class A-J,
                    Class B and Class C Certificates;

            (xviii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

            (xix)   to the holders of the Class E Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

                                      S-118

            (xx)    upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior, Class A-M, the Class A-J,
                    Class B, Class C and Class D Certificates;

            (xxi)   to the holders of the Class E Certificates, to reimburse
                    them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate; and

            (xxii)  to the holders of the Class F Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (xxiii) upon payment in full of the aggregate Certificate Balance of the Class E Certificates, to the holders of the Class F
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class F Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior, Class A-M, the Class A-J,
                    Class B, Class C, Class D and Class E Certificates;

            (xxiv)  to the holders of the Class F Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate; and

            (xxv)   to make payments to the holders of the private certificates
                    (other than the Class X, Class X-MP, Class X-RC, Class DP
                    and Class ST Certificates) as contemplated below.

      Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

o   first, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and
    Class A-4 Certificates, in proportion to their respective Certificate
    Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o   second, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and
    Class A-4 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense
    Losses previously allocated to such Classes, plus interest on such Realized
    Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

      On each Distribution Date, the Class X-MP Strip Amount will be paid to holders of the Class X-MP Certificates for so long as the notional amount of the
Class X-MP Certificates is greater than zero and the Class X-RC Strip Amount will be paid to holders of the Class X-RC Certificates for so long as the notional amount of the Class X-RC Certificates is greater than zero.

      On each Distribution Date, following the above-described distributions on the offered certificates and the Class X, Class X-MP and Class X-RC
Certificates, the paying agent will apply the remaining portion, if any, of the
Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X,
Class X-MP, Class X-RC, Class DP and Class ST Certificates and the Residual
Certificates, in alphabetical order of Class designation (provided that the
Class A-M Certificates will be

                                      S-119

senior in right to the Class A-J Certificates), in each case for the following purposes and in the following order of priority, that is, payments under clauses
(1), (2) and (3) below, in that order, to the holders of the Class G
Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class H, Class J, Class K, Class L, Class M, Class
N, Class O, Class P, Class Q and Class S Certificates:

      (1)   to pay interest to the holders of the particular class of
            certificates, up to an amount equal to the Distributable Certificate
            Interest Amount in respect of such class of certificates for such
            Distribution Date;

      (2)   if the aggregate Certificate Balance of each other class of
            Subordinate Certificates, if any, with an earlier alphabetical Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) has been reduced to zero, to pay principal to the holders of the particular class of
            certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the remaining Principal Distribution Amount for such Distribution Date; and

      (3)   to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all Unpaid
            Interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

      Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class T
Certificates.

      Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates) -- for any, and to the extent of, Unpaid Interest; second, Realized Losses and Expense
Losses, including interest on Advances, previously allocated to them; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer Compensation.

Class A-AB Planned Principal Balance

      On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal from the portion of such amounts attributable to Loan Group 1 and, after the principal balance of the Class A-1A
Certificates has been reduced to zero, the portions of such amounts attributable to Loan Group 2, to reduce its Certificate Balance to the Planned Principal
Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above. The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. These balances were calculated using, among other things, the Structuring Assumptions. Based on these assumptions, the Certificate Balance of the Class A-AB Certificates on
each Distribution Date would be reduced to the balance indicated for the related
Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions.
Therefore, there can be no assurance that the Certificate Balance of the Class
A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule A. In general, once the
Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the
Principal Distribution Amount attributable to Loan Group 1 will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero. In general, once the Certificate Balances of the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal
Distribution Amount attributable to Loan Group 2 will be distributed to the
Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero.

                                      S-120

Distributions of Prepayment Premiums and Yield Maintenance Charges

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J and Class K Certificates then entitled to distributions of principal on that Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates, except the class A-1A certificates, on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield
Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges
relating to a mortgage loan in the trust and collected during the related
Collection Period remaining after those distributions described in this paragraph will be distributed to the holders of the Class X Certificates.

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of the Class A-1A
Certificates, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield
Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges
relating to a mortgage loan in the trust and collected during the related
Collection Period remaining after those distributions described in this paragraph will be distributed to the holders of the Class X Certificates.

      Notwithstanding the foregoing, Yield Maintenance Charges collected during any Collection Period with respect to (1) the Millennium Portfolio Mortgage Loan will be distributed as follows: (i) for so long as the Notional Amount of the
Class X-MP Certificates is greater than zero, (a) 15% to the holders of the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K
and Class X Certificates, allocable among such Classes as set forth in the two preceding paragraphs, and (b) 85% to the holders of the Class X-MP Certificates and (ii) after the Notional Amount of the Class X-MP Certificates is reduced to zero, 100% to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K and Class X Certificates, allocable among such Classes as set forth in the two preceding paragraphs and (2) the
Ritz-Carlton Pari Passu Loan will be distributed as follows: (i) for so long as the Notional Amount of the Class X-RC Certificates is greater than zero, (a) 15%
to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K and Class X Certificates, allocable among such Classes as set forth in the two preceding paragraphs, and (b) 85% to the holders of the
Class X-RC Certificates and (ii) after the Notional Amount of the Class X-RC
Certificates is reduced to zero, 100% to the holders of the Class A-1, Class
A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class X
Certificates, allocable among such Classes as set forth in the two preceding paragraphs.

      No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S or
Class T Certificates or the Residual Certificates. Any Prepayment Premiums or
Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

      Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property may be acquired by the trust with respect to a Non-Serviced Mortgage Loan acquired under a Non-Serviced Mortgage
Loan Pooling and

                                      S-121

Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing
Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and
Servicing Agreement, be treated as having remained outstanding until the REO
Property is liquidated. In connection therewith, operating revenues and other proceeds derived from the REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal
Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

Appraisal Reductions

      Not later than the earliest Appraisal Event with respect to any mortgage loan or A/B Mortgage Loan serviced under the Pooling and Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled
Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than
$2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the
Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

      As a result of an appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of the mortgage loan, Loan Pair or A/B Mortgage
Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal
Reduction exists, with a corresponding adjustment to the amount of the related
Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the Appraisal
Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

      The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

      Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including advances, if any, to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

                                      S-122

Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates will be senior in right to the Class
A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution
Date, and the ultimate receipt by the holders of each class of Class A Senior
Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

      Similarly, but to decreasing degrees and in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class S Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate
Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution
Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

      Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

      Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-M Certificates will be senior in right to the Class A-J Certificates).

      Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K,
Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class
A-J and Class A-M Certificates, in that order, and then to the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata, and, solely with respect to losses of interest (other than as a reduction of the
Notional Amount), to the Class X Certificates, pro rata with the Class A Senior
Certificates, in each case reducing principal and/or interest otherwise payable thereon. The Class X-MP Certificates will have a senior priority with respect to, and will receive interest payments solely from, the Millennium Portfolio
Mortgage Loan and the Class X-RC Certificates will have a senior priority with respect to, and will receive interest payments solely from, the Ritz-Carlton
Pari Passu Loan.

      Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal

                                      S-123

balance of the certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts
(in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the
Principal Balance Certificates (without accompanying principal distributions) on the Distribution Date for that Collection Period.

      Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates on any
Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

      Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion
Mortgage Loans. Any additional trust expenses under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan
Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B
Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced
Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

      Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari
Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

      Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A
Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

      If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of certificates other than the Class X-RC, Class
X-MP, Class DP and Class ST Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable
Certificate Interest Amount in respect of any Class of certificates other than the Class X-RC, Class X-MP, Class DP and Class ST Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of certificates. See "Servicing of the Mortgage Loans--The Master
Servicer--Master Servicer Compensation" in this prospectus supplement.

      On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

      In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the paying agent (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the

                                      S-124

borrower or the related Primary Servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

      The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the Class R-I
Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any
Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the balance as of the Cut-off Date of the mortgage loans.

      The Purchase Price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and Unpaid
Interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. Provided that the aggregate principal balances of the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
Certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X, Class X-MP, Class X-RC and the Class T Certificates, but excluding the Class DP and Class ST Certificates and the Residual Certificates, for
mortgage loans remaining in the trust, but all of the holders of outstanding certificates of such classes would have the option to voluntarily participate in such exchange. Any optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

      Upon any such termination, the Purchase Price for the mortgage loans and the other property in the trust will be applied to pay accrued and Unpaid
Interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

      ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

      On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o   the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o   a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
    Loan, the

                                      S-125

    portion of the Appraisal Reduction that is allocable to such Non-Serviced
    Mortgage Loan or Serviced Pari Passu Mortgage Loan, as applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

      In addition, the master servicer will not in any event be required to (i)
advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loan or any Serviced Companion Mortgage Loan.

      With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

      The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

      P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires on or after the Master Servicer Remittance Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such Advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

      Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for the master servicer.

      Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage
Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The Non-Serviced
Mortgage Loan Pooling and Servicing Agreement for a Non-Serviced Companion
Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, the obligation to make
P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

      Servicing Advances, in all cases, will be reimbursable as described below.
The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or

                                      S-126

Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make,
Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o   insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o   items such as real estate taxes and assessments in respect of such REO
    Property that may result in the imposition of a lien;

o   any ground rents in respect of such REO Property; and

o   other costs and expenses necessary to maintain, manage or operate such REO
    Property.

      Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

      The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related B Note) or REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the
Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances will generally be reimbursable from amounts on deposit in the
Certificate Account or Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing
Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

      In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

      Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the

                                      S-127

Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the
Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances
(together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance (together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)).
To the extent that the reimbursement is made from principal, the Principal
Distribution Amount otherwise payable on the certificates on the related
Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated
(in reverse sequential order in accordance with the loss allocation rules described above under "--Distributions--Subordination; Allocation of Losses and
Certain Expenses") to reduce the total principal balance of the certificates
(other than the Class DP and Class ST Certificates) on that Distribution Date.
Any provision in the Pooling and Servicing Agreement for any Servicing Advance
or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

      The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable, (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above) exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating
Adviser, the Rating Agencies, the paying agent and us (and the holders of the B
Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

      In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable
Advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

      Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each
Certificateholder on each Distribution Date:

      (a)   A statement (in the form of Appendix V) setting forth, to the extent applicable:

                                      S-128

            (i)     the date of such Distribution Date, and of the Record Date,
                    Interest Accrual Period, and Determination Date for such
                    Distribution Date;

            (ii)    the Available Distribution Amount for the Distribution Date,
                    and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash
                    flows);

            (iii)   the aggregate amount of servicing fees, Special Servicing
                    Fees, other special servicing compensation and Trustee Fees paid to the master servicer, the special servicer, the
                    Primary Servicer, the holders of the rights to Excess
                    Servicing Fees, the trustee and the paying agent with
                    respect to the Mortgage Pool;

            (iv)    the amount of other fees and expenses accrued and paid from the trust, including without limitation Advance
                    reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving
                    payment of those amounts, if applicable;

            (v)     the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to
                    reduce the aggregate Certificate Balance of that Class;

            (vi)    the amount of such distribution to holders of each Class of certificates allocable to (A) interest and (B) Prepayment
                    Premiums or Yield Maintenance Charges;

            (vii)   the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable
                    Class of certificates;

            (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

            (ix)    the aggregate Certificate Balance or Notional Amount of each
                    Class of certificates before and after giving effect to the distribution made on such Distribution Date;

            (x)     the Pass-Through Rate applicable to each Class of
                    certificates for such Distribution Date;

            (xi)    the weighted average mortgage rate (and interest rates by
                    distributional groups or ranges) of the mortgage loans as of the related Determination Date;

            (xii)   the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                    mortgage loans and weighted average remaining term at the
                    close of business on the related Determination Date, with
                    respect to the Mortgage Pool and with respect to each Loan
                    Group;

            (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                    (A)   delinquent 30 to 59 days,

                    (B)   delinquent 60 to 89 days,

                    (C)   delinquent 90 days or more,

                    (D)   as to which foreclosure proceedings have been
                          commenced, or

                    (E)   as to which bankruptcy proceedings have been
                          commenced;

                                      S-129

            (xiv)   the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances outstanding, separately stated,
                    that have been made by the master servicer, the special
                    servicer and the trustee with respect to the Mortgage Pool and the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances made by the applicable
                    Non-Serviced Mortgage Loan Master Servicer in respect of the
                    Non-Serviced Mortgage Loans;

            (xv)    the number and related principal balances of any mortgage
                    loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a
                    description of any modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period);

            (xvi)   with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the
                    date of acquisition of the REO Property and the Scheduled
                    Principal Balance of the mortgage loan;

            (xvii)  as of the related Determination Date:

                    (A)   as to any REO Property sold during the related
                    Collection Period, the date of the related determination by the special servicer that it has recovered all payments
                    which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable
                    Certificate Account, and

                    (B)   the aggregate amount of other revenues collected by
                    the special servicer with respect to each REO Property
                    during the related Collection Period and credited to the
                    applicable Certificate Account, in each case identifying
                    such REO Property by the loan number of the related mortgage loan;

            (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage
                    Pool and with respect to each Loan Group;

            (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                    Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or
                    Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xx)    Material Breaches of mortgage loan representations and
                    warranties of which the trustee, the master servicer or the special servicer has received written notice;

            (xxi)   the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                    total Appraisal Reductions in effect as of such Distribution
                    Date, with respect to the Mortgage Pool and with respect to each Loan Group (and in the case of any Non-Serviced
                    Mortgage Loans, the amount of any appraisal reductions
                    effected under the related Non-Serviced Mortgage Loan
                    Pooling and Servicing Agreement); and

      (b)   A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

                                      S-130

      In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

      The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system. For assistance with the paying agent's website, investors may call (312) 904-8847. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

      In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

      On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

      The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor, the holder of any B Note and the holder of any Serviced Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the
Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

      The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the custodian make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o   the Pooling and Servicing Agreement and any amendments to it;

o   all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o   all officer's certificates delivered to the paying agent since the Closing
    Date;

                                      S-131

o   all accountants' reports delivered to the paying agent since the Closing
    Date;

o   the mortgage loan files;

o   any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o   any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

      Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the custodian) upon request; however, the paying agent or custodian will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the custodian, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

      The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2006-HQ9." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at the office referred to above.

Book-Entry Certificates

      Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

                                      S-132

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in August 2006:

       The close of business on

       August 1 (except as described     (A)  Cut-off Date.
       in this prospectus supplement)

       August 31                         (B)  Record Date for all Classes of
                                              Certificates.

       August 2 - September 8            (C)  The Collection Period. The master
                                              servicer receives Scheduled
                                              Payments due after the Cut-off
                                              Date and any Principal Prepayments
                                              made after the Cut-off Date and on
                                              or prior to September 8.

       September 8                       (D)  Determination Date.

       September 13                      (E)  Master Servicer Remittance Date.

       September 14                      (F)  Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

      (A)   The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

      (B)   Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

      (C)   Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to September 8, 2006 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

      (D)   As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

      (E)   The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

      (F)   The paying agent will make distributions to Certificateholders on the 4th business day after the related Determination Date of each month.

                                      S-133

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

      The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final Distribution Date for any
Class may be earlier or later (and could be substantially later) than the expected final Distribution Date.

      The Rated Final Distribution Date of each class of certificates (other than the Class DP and Class ST Certificates) is the Distribution Date in July
2044.

      The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

      The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o   to cure any ambiguity;

o   to cause the provisions in the Pooling and Servicing Agreement to conform to, or be consistent with, or in furtherance of, the statements made with respect to the certificates, the trust or the Pooling and Servicing
    Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o   to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o   to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o   to modify, add to or eliminate the provisions in the Pooling and Servicing
    Agreement relating to transfers of Residual Certificates;

o   to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o   to modify the provisions relating to the timing of reimbursements of
    Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (i) the Depositor and the master servicer determine that that industry standard has changed, (ii) such modification will not result in an adverse
    REMIC event, as evidenced by an opinion of counsel, (iii) each Rating Agency has provided confirmation that such modification will not result in a downgrade, withdrawal or qualification in any rating then assigned to any
    Class of Certificates, and (iv) the Operating Adviser consents to such modification; or

o   any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

      No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Certificateholder not consenting to such amendment without the consent

                                      S-134

of 100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the trust). In certain cases, pursuant to the terms of the related intercreditor agreement, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of a B Note may be effected unless the holder of that B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

      The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the
Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the
Pooling and Servicing Agreement that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o   reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o   adversely affect in any material respect the interests of the Holders of the
    Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

o   change the activities of the Trust, without the consent of the Holders of all Certificates affected thereby;

o   reduce the aforesaid percentages of aggregate certificate percentage or
    Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o   eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury
    Regulations and rulings promulgated under the Code;

o   adversely affect the status of the grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100% of the Class T Certificateholders; or

o   adversely affect the status of any REMIC created under the Pooling and
    Servicing Agreement for federal income tax purposes without the consent of
    100% of the Certificateholders (including the Class R-I, Class R-II and
    Class R-III Certificateholders but excluding the Class T
    Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

      Additionally, no amendment to the Pooling and Servicing Agreement may change in any manner the obligations of a mortgage loan seller under the related
Mortgage Loan Purchase Agreement without the consent of the applicable mortgage loan seller.

EVIDENCE AS TO COMPLIANCE

      Each of the master servicer, the special servicer, the Primary Servicer and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the

                                      S-135

paying agent and the Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional
Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an
Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, the master servicer, the special servicer, the Primary
Servicer, the paying agent and, to the extent required under the Pooling and
Servicing Agreement, the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each Servicing
Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of Compliance")
assessing compliance by that party with the servicing criteria set forth in Item
1122(d) of Regulation AB that contains the following:

      o   a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o   a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

      o   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof;
          and

      o   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                                      S-136

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o   the Pass-Through Rate for such certificate;

o   the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with
    Material Breaches of representations and warranties and Material Document
    Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o   the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the
    Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

o   the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

o   the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the
    Distributable Certificate Interest Amount payable on such certificate.

      In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 4th business day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

      The Pass-Through Rates on one or more classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may (and in the case of a class with a
Pass-Through Rate equal to or based on the Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized
Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on the yields and Pass-Through Rates for those certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

      The yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional
Amount of such class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided

                                      S-137

that the Class A-M Certificates will be senior in right to the Class A-J
Certificates), in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon
Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the
Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification
(together with interest on such Advances), and the rate and timing of Principal
Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily mortgaged properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the Certificate Balances of the Class A-M through Class S certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the Mortgage Pool, pro rata, with the
Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates.
Furthermore, because the amount of principal that will be distributed to the
Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2,
Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 2.

      Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an Event of Default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

      Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

      The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case

                                      S-138

of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class X, Class X-MP and Class X-RC Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks;
however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

      Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

      If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) may adversely affect the yield to maturity of that class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

      The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class S
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J
Certificates) -- from the Class Q Certificates to the Class B Certificates, then the Class A-J Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of each such class until each such Certificate Balance is reduced to zero (in the case of the Principal
Balance Certificates); (ii) second, Unpaid Interest owing to each such class and
(iii) third, Distributable Certificate Interest Amounts owing to each such class, provided, that such reductions shall be allocated among the Class A-1
Certificates, Class A-1A Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-AB Certificates and Class A-4 Certificates, and, as to
their interest entitlements only, the Class X Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be.
The Class X-MP Certificates will have a senior priority with respect to, and will receive interest payments solely from, the Millennium Portfolio Mortgage
Loan and the Class X-RC Certificates will have a senior priority with respect to, and will receive interest payments solely from, the Ritz-Carlton Pari Passu
Loan. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates other than the Class DP and Class ST Certificates
(subject to the following sentence), pro rata as described in this prospectus supplement, in each case reducing interest otherwise payable thereon.
Notwithstanding the foregoing, distributions of interest on the Class X-MP
Certificates will not be reduced by any portion of a Net Aggregate Prepayment
Interest Shortfall and will instead be reduced only by any Prepayment Interest
Shortfall incurred with respect to the Millennium Portfolio Mortgage Loan and allocable to the Millennium Portfolio IO Component, and distributions of interest on the Class X-RC Certificates will not be reduced by any portion of a
Net Aggregate

                                      S-139

Prepayment Interest Shortfall and will instead be reduced only by any Prepayment
Interest Shortfall incurred with respect to the Ritz-Carlton Pari Passu Loan and allocable to the Ritz-Carlton IO Component. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that
P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and
Realized Losses on the pooled mortgage loans generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates (other than the Class DP and Class ST
Certificates) outstanding.

RELEVANT FACTORS

      The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2, Class A-3,
Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield

                                      S-140

maintenance periods. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

      The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

      The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a certificate is determined by:

o   multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o   summing the results; and

o   dividing the sum by the aggregate amount of the reductions in the
    Certificate Balance of such certificate.

      The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

               PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
              CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE            0%         25%        50%         75%         100%
-----------------------------   ----------   --------   --------   ---------    --------

Closing Date                       100%        100%       100%       100%         100%
August 2007                        90%         90%        90%         90%         90%
August 2008                        78%         78%        78%         78%         78%
August 2009                        64%         64%        64%         64%         64%
August 2010                        47%         47%        47%         47%         47%
August 2011                         0%          0%         0%         0%           0%
Weighted average life (years)      3.39        3.39       3.38       3.37         3.31

                                      S-141

               PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
              CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE            0%         25%        50%         75%         100%
-----------------------------   ----------   --------   --------   ---------    --------

Closing Date                       100%        100%       100%       100%         100%
August 2007                        100%        100%       100%       100%         100%
August 2008                        99%         99%        99%         99%         99%
August 2009                        98%         98%        98%         98%         98%
August 2010                        97%         97%        97%         97%         97%
August 2011                        96%         96%        96%         96%         96%
August 2012                        95%         95%        95%         95%         95%
August 2013                        94%         94%        94%         94%         94%
August 2014                        92%         92%        92%         92%         92%
August 2015                        90%         90%        90%         90%         90%
August 2016                         0%          0%         0%         0%           0%
Weighted average life (years)      9.38        9.35       9.34       9.33         9.13

               PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
              CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE            0%         25%        50%         75%         100%
-----------------------------   ----------   --------   --------   ---------    --------

Closing Date                       100%        100%       100%       100%         100%
August 2007                        100%        100%       100%       100%         100%
August 2008                        100%        100%       100%       100%         100%
August 2009                        100%        100%       100%       100%         100%
August 2010                        100%        100%       100%       100%         100%
August 2011                        67%         67%        67%         67%         67%
August 2012                         0%          0%         0%         0%         0.00%
Weighted average life (years)      5.29        5.29       5.28       5.27         5.12

               PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
              CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE            0%         25%        50%         75%         100%
-----------------------------   ----------   --------   --------   ---------    --------

Closing Date                       100%        100%       100%       100%         100%
August 2007                        100%        100%       100%       100%         100%
August 2008                        100%        100%       100%       100%         100%
August 2009                        100%        100%       100%       100%         100%
August 2010                        100%        100%       100%       100%         100%
August 2011                        100%        100%       100%       100%         100%
August 2012                        100%        100%       100%       100%         100%
August 2013                         0%          0%         0%         0%           0%
Weighted average life (years)      6.82        6.81       6.79       6.77         6.57

                                      S-142

               PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
              CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE            0%         25%        50%         75%         100%
-----------------------------   ----------   --------   --------   ---------    --------

Closing Date                       100%        100%       100%       100%         100%
August 2007                        100%        100%       100%       100%         100%
August 2008                        100%        100%       100%       100%         100%
August 2009                        100%        100%       100%       100%         100%
August 2010                        100%        100%       100%       100%         100%
August 2011                        100%        100%       100%       100%         100%
August 2012                        89%         89%        89%         89%         89%
August 2013                        64%         61%        59%         54%          0%
August 2014                        36%         10%         0%         0%           0%
August 2015                         2%          0%         0%         0%           0%
August 2016                         0%          0%         0%         0%           0%
Weighted average life (years)      7.49        7.14       6.99       6.90         6.74

               PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
              CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE            0%         25%        50%         75%        100%
-----------------------------   ----------   --------   --------   ---------   --------

Closing Date                       100%         100%       100%       100%        100%
August 2007                        100%         100%       100%       100%        100%
August 2008                        100%         100%       100%       100%        100%
August 2009                        100%         100%       100%       100%        100%
August 2010                        100%         100%       100%       100%        100%
August 2011                        100%         100%       100%       100%        100%
August 2012                        100%         100%       100%       100%        100%
August 2013                        100%         100%       100%       100%         98%
August 2014                        100%         100%       99%         97%         95%
August 2015                        100%          96%       93%         91%         76%
August 2016                         0%           0%         0%         0%          0%
Weighted average life (years)      9.72         9.65       9.57       9.49        9.22

               PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
              CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE            0%         25%        50%         75%         100%
-----------------------------   ----------   --------   --------   ---------    --------

Closing Date                       100%        100%       100%       100%         100%
August 2007                        100%        100%       100%       100%         100%
August 2008                        100%        100%       100%       100%         100%
August 2009                        100%        100%       100%       100%         100%
August 2010                        100%        100%       100%       100%         100%
August 2011                        100%        100%       100%       100%         100%
August 2012                        100%        100%       100%       100%         100%
August 2013                        100%        100%       100%       100%         100%
August 2014                        100%        100%       100%       100%         100%
August 2015                        100%        100%       100%       100%         100%
August 2016                         0%          0%         0%         0%           0%
Weighted average life (years)      9.90        9.88       9.85       9.82         9.60

                                      S-143

               PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
               CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE            0%         25%        50%         75%         100%
-----------------------------   ----------   --------   --------   ---------    --------

Closing Date                       100%        100%       100%       100%         100%
August 2007                        100%        100%       100%       100%         100%
August 2008                        100%        100%       100%       100%         100%
August 2009                        100%        100%       100%       100%         100%
August 2010                        100%        100%       100%       100%         100%
August 2011                        100%        100%       100%       100%         100%
August 2012                        100%        100%       100%       100%         100%
August 2013                        100%        100%       100%       100%         100%
August 2014                        100%        100%       100%       100%         100%
August 2015                        100%        100%       100%       100%         100%
August 2016                         0%          0%         0%         0%           0%
Weighted average life (years)      9.90        9.90       9.90       9.89         9.71

               PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
               CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE            0%         25%        50%         75%         100%
-----------------------------   ----------   --------   --------   ---------    --------

Closing Date                       100%        100%       100%       100%         100%
August 2007                        100%        100%       100%       100%         100%
August 2008                        100%        100%       100%       100%         100%
August 2009                        100%        100%       100%       100%         100%
August 2010                        100%        100%       100%       100%         100%
August 2011                        100%        100%       100%       100%         100%
August 2012                        100%        100%       100%       100%         100%
August 2013                        100%        100%       100%       100%         100%
August 2014                        100%        100%       100%       100%         100%
August 2015                        100%        100%       100%       100%         100%
August 2016                         0%          0%         0%         0%           0%
Weighted average life (years)      9.90        9.90       9.90       9.90         9.79

               PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE            0%         25%        50%         75%         100%
-----------------------------   ----------   --------   --------   ---------    --------

Closing Date                       100%        100%       100%       100%         100%
August 2007                        100%        100%       100%       100%         100%
August 2008                        100%        100%       100%       100%         100%
August 2009                        100%        100%       100%       100%         100%
August 2010                        100%        100%       100%       100%         100%
August 2011                        100%        100%       100%       100%         100%
August 2012                        100%        100%       100%       100%         100%
August 2013                        100%        100%       100%       100%         100%
August 2014                        100%        100%       100%       100%         100%
August 2015                        100%        100%       100%       100%         100%
August 2016                         0%          0%         0%         0%           0%
Weighted average life (years)      9.90        9.90       9.90       9.90         9.82

                                      S-144

               PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
               CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE            0%         25%        50%         75%         100%
-----------------------------   ----------   --------   --------   ---------    --------

Closing Date                       100%        100%       100%       100%         100%
August 2007                        100%        100%       100%       100%         100%
August 2008                        100%        100%       100%       100%         100%
August 2009                        100%        100%       100%       100%         100%
August 2010                        100%        100%       100%       100%         100%
August 2011                        100%        100%       100%       100%         100%
August 2012                        100%        100%       100%       100%         100%
August 2013                        100%        100%       100%       100%         100%
August 2014                        100%        100%       100%       100%         100%
August 2015                        100%        100%       100%       100%         100%
August 2016                         0%          0%         0%         0%           0%
Weighted average life (years)      9.94        9.90       9.90       9.90         9.82

               PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
               CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE            0%         25%        50%         75%         100%
-----------------------------   ----------   --------   --------   ---------    --------

Closing Date                       100%        100%       100%       100%         100%
August 2007                        100%        100%       100%       100%         100%
August 2008                        100%        100%       100%       100%         100%
August 2009                        100%        100%       100%       100%         100%
August 2010                        100%        100%       100%       100%         100%
August 2011                        100%        100%       100%       100%         100%
August 2012                        100%        100%       100%       100%         100%
August 2013                        100%        100%       100%       100%         100%
August 2014                        100%        100%       100%       100%         100%
August 2015                        100%        100%       100%       100%         100%
August 2016                         0%          0%         0%         0%           0%
Weighted average life (years)      9.99        9.90       9.90       9.90         9.82

              PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
               CLASS F CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE            0%         25%        50%         75%         100%
-----------------------------   ----------   --------   --------   ---------    --------

Closing Date                       100%        100%       100%       100%         100%
August 2007                        100%        100%       100%       100%         100%
August 2008                        100%        100%       100%       100%         100%
August 2009                        100%        100%       100%       100%         100%
August 2010                        100%        100%       100%       100%         100%
August 2011                        100%        100%       100%       100%         100%
August 2012                        100%        100%       100%       100%         100%
August 2013                        100%        100%       100%       100%         100%
August 2014                        100%        100%       100%       100%         100%
August 2015                        100%        100%       100%       100%         100%
August 2016                         0%          0%         0%         0%           0%
Weighted average life (years)      9.99        9.99       9.90       9.90         9.82

                                      S-145

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The Mortgage Pool will consist of two hundred eleven (211) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $2,565,237,893, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $872,228 to $250,000,000, and the mortgage loans have an average Cut-off Date Balance of $12,157,526.

      For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

      Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than thirty-one (31) mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties. Loan Group 1 will consist of one hundred seventy-eight (178) mortgage loans, with an Initial Loan Group 1 Balance of $2,400,571,574, subject to a permitted variance of plus or minus 5%. Loan
Group 1 represents approximately 93.6% of the Initial Pool Balance.

      Loan Group 2 will consist of thirty-one (31) of the mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties and have an Initial Loan
Group 2 Balance of $164,666,319, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately 6.4% of the Initial Pool Balance and approximately 97.1% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

      The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$872,228 to $250,000,000 and the mortgage loans in Loan Group 1 had an average
Cut-off Date Balance of $13,486,357. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $1,219,110 to $18,200,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $4,989,888.

      Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

      A description of the underwriting standards for each of Morgan Stanley
Mortgage Capital Inc., LaSalle Bank National Association and Principal
Commercial Funding II, LLC are set forth in this prospectus supplement under
"The Sponsors, Mortgage Loan Sellers and Originators--Morgan Stanley Mortgage
Capital Inc.--Underwriting Standards", "--LaSalle Bank National
Association--Underwriting Standards" and "--Principal Commercial Funding II,
LLC--Underwriting Standards", respectively.

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

      The mortgage loans were originated between June 30, 2005 and July 21,
2006. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV attached to this prospectus supplement.

                                      S-146

      Two hundred eighty-one (281) mortgaged properties, securing mortgage loans representing 78.8% of the Initial Pool Balance (which include two hundred forty-three (243) mortgaged properties in Loan Group 1, representing 77.4% of the Initial Loan Group 1 Balance, and thirty-eight (38) mortgaged properties in
Loan Group 2, representing 100% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Five
(5) mortgaged properties, securing a mortgage loan representing 18.6% of the
Initial Pool Balance (and representing 19.9% of the Initial Loan Group 1
Balance), are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the mortgaged properties.

      Two (2) mortgaged properties, securing a mortgage loan representing 2.5%
of the Initial Pool Balance (and representing 2.7% of the Initial Loan Group 1
Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

      On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sponsors, Mortgage Loan Sellers and
Originators" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

      The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Two hundred eleven (211)
mortgage loans, representing 100% of the Initial Pool Balance (which include one hundred seventy-eight (178) mortgage loans in Loan Group 1, representing 100% of the Initial Loan Group 1 Balance, and thirty-three (33) mortgage loans in Loan
Group 2, representing 100% of the Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

      The mortgage loans consist of the following property types:

      o   Office - Fifty-two (52) of the mortgaged properties, which secure
          43.2% of the Initial Pool Balance, are office properties;

      o   Retail - Eighty-nine (89) of the mortgaged properties, which secure
          34.8% of the Initial Pool Balance, are retail properties;

      o   Hospitality - Seventy (70) of the mortgaged properties, which secure
          8.3% of the Initial Pool Balance, are hospitality properties;

      o   Multifamily - Thirty-six (36) of the mortgaged properties, which secure 6.0% of the Initial Pool Balance, are multifamily properties;

      o   Industrial - Eighteen (18) of the mortgaged properties, which secure
          4.3% of the Initial Pool Balance, are industrial properties;

      o   Mixed Use - Seven (7) of the mortgaged properties, which secure 1.4%
          of the Initial Pool Balance, are mixed use properties;

                                      S-147

      o   Self Storage - Eleven (11) of the mortgaged properties, which secure
          1.2% of the Initial Pool Balance, are self storage properties;

      o   Manufactured Housing Community - Four (4) of the mortgaged properties, which secure 0.6% of the Initial Pool Balance, are manufactured housing community properties; and

      o   Other - One (1) of the mortgaged properties, which secures 0.1% of the
          Initial Pool Balance, is a type of property other than those set forth in this paragraph.

      For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

Property Location

      The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, California,
Colorado, Massachusetts and Washington, D.C.

      o   Thirteen (13) mortgaged properties, representing security for 14.2% of the Initial Pool Balance, are located in New York;

      o   Twenty-nine (29) mortgaged properties, representing security for 13.7%
          of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, twenty-one (21) of such mortgaged properties, representing security for 8.6% of the initial
          Pool Balance, are located in Southern California, and eight (8)
          mortgaged properties, representing security for 5.1% if the Initial
          Pool Balance, are located in Northern California. Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below;

      o   Three (3) mortgaged properties, representing security for 9.9% of the
          Initial Pool Balance, are located in Colorado;

      o   Five (5) mortgaged properties, representing security for 9.9% of the
          Initial Pool Balance, are located in Massachusetts; and

      o   Six (6) mortgaged properties, representing security for 5.5% of the
          Initial Pool Balance, are located in Washington, D.C.

      For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

      One hundred ninety-nine (199) of the mortgage loans, representing 67.1% of the Initial Pool Balance (which include one hundred sixty-six (166) mortgage loans in Loan Group 1, representing 64.9% of the Initial Loan Group 1 Balance, and thirty-three (33) mortgage loans in Loan Group 2, representing 100% of the
Initial Loan Group 2 Balance), have Due Dates on the first day of each calendar month. Six (6) of the mortgage loans, representing 20.9% of the Initial Pool
Balance (which include six (6) mortgage loans in Loan Group 1, representing
22.3% of the Initial Loan Group 1 Balance), have Due Dates on the 8th day of each calendar month. One (1) mortgage loan, representing 4.3% of the Initial
Pool Balance (and representing 4.6% of the Initial Loan Group 1 Balance), has a
Due Date on the 7th day of each calendar month. Two (2) mortgage loans, representing 3.1% of the Initial Pool Balance (and representing 3.3% of the
Initial Loan Group 1 Balance), have Due Dates on the 3rd day of each calendar month. Two (2) mortgage loans, representing 3.1% of the Initial Pool Balance
(and representing 3.3% of the Initial Loan Group 1 Balance), have Due Dates on the 9th day of each calendar month. One (1) mortgage loan, representing 1.5% of the Initial Pool Balance (and representing 1.6% of the Initial Loan Group 1
Balance), has a Due Date on the last business day of each calendar month with respect to interest accrued during that month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including (i) one hundred

                                      S-148

ninety-six (196) mortgage loans, representing 93.7% of the Initial Pool Balance
(which include one hundred sixty-six (166) mortgage loans in Loan Group 1, representing 93.7% of the Initial Loan Group 1 Balance, and thirty (30) mortgage loans in Loan Group 2, representing 93.8% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days, (ii) three (3) mortgage loans, representing
3.2% of the Initial Pool Balance (and representing 3.4% of the Initial Loan
Group 1 Balance), with grace periods prior to the imposition of late payment charges of 7 business days, (iii) seven (7) mortgage loans, representing 2.6% of the Initial Pool Balance (which include six (6) mortgage loans in Loan Group 1, representing 2.6% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 2.4% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 15 business days, and (iv) five (5) mortgage loans, representing 0.6% of the Initial Pool
Balance (which includes three (3) mortgage loans in Loan Group 1 and representing 0.3% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 3.8% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 10 business days.

Amortization

      The mortgage loans have the following amortization features:

      Two hundred ten (210) of the mortgage loans, representing 99.4% of the
Initial Pool Balance (which include one hundred seventy-seven (177) mortgage loans in Loan Group 1, representing 99.4% of the Initial Loan Group 1 Balance, and thirty-three (33) mortgage loans in Loan Group 2, representing 100% of the
Initial Loan Group 2 Balance), are Balloon Loans. Nine (9) of these mortgage loans, representing 12.7% of the Initial Pool Balance (which includes eight (8)
mortgage loans in loan group 1, representing 13.3% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2, representing
4.2% of the initial loan group 2 balance), are ARD Loans. Included in these
Balloon Loans are sixty-six (66) mortgage loans, representing 27.6% of the
Initial Pool Balance (which include forty-eight (48) mortgage loans in Loan
Group 1, representing 24.9% of the Initial Loan Group 1 Balance, and eighteen
(18) mortgage loans in Loan Group 2, representing 67.4% of the Initial Loan
Group 2 Balance), that provide for monthly payments of interest only for a portion of their respective terms, ranging from 6 months to 72 months, and then provide for the monthly payment of principal and interest over their respective remaining terms.

      Eleven (11) mortgage loans, representing 43.0% of the Initial Pool Balance
(which include eleven (11) mortgage loans in Loan Group 1, representing 46.0% of the Initial Loan Group 1 Balance), currently provide for monthly payments of interest only for their entire respective terms. The amount of the Balloon
Payments on those mortgage loans that accrue interest on a basis other than a
360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of twelve 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors" in this prospectus supplement. One (1) of the balloon loans, representing 1.5% of the initial outstanding pool balance
(representing 1.6% of the Initial Loan Group 1 Balance), referred to in this paragraph amortizes principal in accordance with the schedule attached to this prospectus supplement as Schedule B.

Prepayment Restrictions

      As of the Cut-off Date, each of the mortgage loans restricted voluntary
Principal Prepayments in one of the following ways:

      o   One hundred seventy-eight (178) of the mortgage loans, representing
          86.9% of the Initial Pool Balance (which include one hundred forty-eight (148) mortgage loans in Loan Group 1, representing 86.6%
          of the Initial Loan Group 1 Balance, and thirty (30) mortgage loans in
          Loan Group 2, representing 92.0% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during the lock-out period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the mortgage loan by pledging "government securities" as defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date
          (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on

                                      S-149

          those. dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

      o   Five (5) mortgage loans, representing 8.5% of the initial outstanding pool balance (which include five (5) mortgage loans in loan group 1, representing 9.1% of the initial outstanding loan group 1 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a Prepayment Premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in the
          Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable)
          of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

      o   Twenty-six (26) mortgage loans, representing 4.3% of the Initial Pool
          Balance (which include twenty-three (23) mortgage loans in Loan Group
          1, representing 4.0% of the Initial Loan Group 1 Balance, and three
          (3) mortgage loans in Loan Group 2, representing 8.0% of the initial outstanding Loan Group 2 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a Prepayment Premium or yield maintenance charge calculated on the basis of a yield maintenance formula and 1% of the amount prepaid.

      o   Two (2) mortgage loans, representing 0.3% of the Initial Pool Balance
          (which include two (2) mortgage loans in Loan Group 1, representing
          0.3% of the Initial Loan Group 1 Balance), have no lock-out period, and permit voluntary principal prepayments at any time if accompanied by a Prepayment Premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid.

      Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a Prepayment Premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a Prepayment Premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

      With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

      o   One (1) mortgage loan, representing 5.5% of the Initial Pool Balance
          (representing 5.9% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of not more than three of the mortgaged properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of the allocated loan amount of the mortgaged property being released or with a Prepayment Premium based on a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid if the loan-to-value ratio immediately following the release is not greater than 76% and the remaining properties debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to 1.20x;

      o   One (1) mortgage loan, representing 4.3% of the Initial Pool Balance
          (representing 4.6% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of a portion of the collateral from the lien of the mortgage loan subject to the provisions specified in the mortgage loan documents after the applicable lock-out period upon the defeasance of an amount equal to a certain percentage of the allocated loan amount and in some cases only the allocated loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is

                                      S-150

          not increased due to such release and the remaining debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the debt service coverage ratio immediately preceding the release. Prior to the expiration of the lock-out period a portion of the collateral may be released upon the payment of with a Prepayment Premium based on a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid;

      o   One (1) mortgage loan, representing 1.9% of the Initial Pool Balance
          (representing 2.1% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of one or more properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to 110% of the allocated mortgage loan amount of the mortgaged property being released if the remaining properties debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of the debt service coverage ratio at the date of disbursement of the earn out advance for all the mortgaged properties in the aggregate and the debt service coverage ratio immediately preceding the release;

      o   One (1) mortgage loan, representing 1.6% of the Initial Pool Balance
          (representing 1.7% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of any of the ten largest properties from the lien of the mortgage loan subject to the provisions specified in the mortgage loan documents at any time upon the defeasance of an amount equal to 120% of the allocated mortgage loan. The remaining properties may be released under the same conditions with defeasance in an amounts equal to varying percentages of the amount being prepaid with a maximum of 120%.

      o   One (1) mortgage loan, representing 1.5% of the Initial Pool Balance
          (representing 1.6% of the Initial Loan Group 1 Balance), which is secured by multiple mortgaged properties, permits the release of certain portions of the related mortgaged properties from the lien of the related mortgage following in certain cases a lock-out period (i)
          in the case of one mortgaged property, within two years following the issuance of the certificates, upon the prepayment of an amount equal to a premium above the allocated loan amount of the mortgaged property being released and (ii) in the case of certain portions of certain of the mortgaged properties, upon either the defeasance or prepayment of the amounts as set forth in the footnotes to Appendix II to this prospectus supplement;

      o   Three (3) mortgage loans, representing 2.0% of the Initial Pool
          Balance (representing 2.1% of the Initial Loan Group 1 Balance), are secured by multiple mortgaged properties and permit the release of one or more properties, except for one of the mortgage loans which allows the release of only one property during the term of the mortgage loan, from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to 125% of the allocated mortgage loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is not greater than the lesser of 80% or the loan-to-value ratio of all the mortgaged properties immediately prior to the defeasance and the remaining mortgaged properties debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of 1.25x and the debt service coverage ratio immediately preceding the release;

      o   One (1) mortgage loan, representing 0.4% of the Initial Pool Balance
          (representing 0.5% of the Initial Loan Group 1 Balance), is secured by multiple parcels and permits the release of a parcel from the lien of the mortgage loan upon the defeasance of an amount equal to 110% of the allocated mortgage loan amount of the mortgaged property being released or with a Prepayment Premium based on a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid if the loan-to-value ratio immediately following the release is not greater than 80% and the loan-to-value ratio prior to the release based on an updated appraisal at the time of the release and the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of 1.20x and the debt service coverage ratio immediately preceding the release;

      o   One (1) mortgage loan, representing 0.4% of the Initial Pool Balance
          (representing 0.4% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of one

                                      S-151

          property from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to 125% of the allocated mortgage loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is not greater than the lesser of 80% or the loan-to-value ratio of all the mortgaged properties immediately prior to the defeasance and the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of 1.25x and the debt service coverage ratio immediately preceding the release. Either after or simultaneously with the defeasance of this property, either of the remaining properties may be released subject to the conditions in the mortgage loan documents;

      o   One (1) mortgage loan, representing 0.3% of the Initial Pool Balance
          (representing 4.7% of the Initial Loan Group 2 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to
          125% of the allocated mortgage loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is not greater than 75% and the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of 1.20x and the debt service coverage ratio prior to release;

      o   One (1) mortgage loan, representing 0.1% of the Initial Pool Balance
          (representing 0.2% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to
          125% of the allocated mortgage loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is not greater than the loan-to-value ratio at closing and the loan-to-value ratio prior to release and the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of the debt service coverage ratio at closing and the debt service coverage ratio prior to release;

      o   One (1) mortgage loan, representing 0.1% of the Initial Pool Balance
          (representing 1.3% of the Initial Loan Group 2 Balance) is secured by multiple mortgaged properties and permits the release of either parcel from the lien of the related mortgage loan after the applicable lock-out period upon payment of 125% of the allocated loan amount of the mortgaged property being released provided that, among other conditions, (1) the loan-to-value ratio of the remaining property immediately following the release is not greater than 75% and (2) the debt service coverage ratio of the remaining property for six consecutive months preceding the release, and immediately following the release is at least 1.30x.

      In addition to the prepayment and defeasance provisions described above, three (3) mortgage loans, representing 9.1% of the Initial Pool Balance
(representing 9.8% of the Initial Loan Group 1 Balance), that are secured by multiple mortgaged properties, permit the borrower to obtain the release of any of the related properties from the lien of the related mortgage by substituting a new property that meets certain requirements set forth in the mortgage loan documents, including, among other things, that (i) the aggregate loan-to-value ratio of all properties after substitution is not greater than a specified percentage and (ii) the debt service coverage ratio of all properties after substitution is not less than a specified ratio. With respect to one (1) of these mortgage loans, representing 1.9% of the Initial Pool Balance
(representing 2.1% of the Initial Loan Group 1 Balance) the borrower is not permitted to substitute for more than two (2) properties per year. With respect to another one (1) of these mortgage loans, representing 5.5% of the Initial
Pool Balance (representing 5.9% of the Initial Loan Group 1 Balance), the borrower is not permitted to substitute properties once the aggregate appraised value of the parcel being released together with all properties previously released exceeds 30% of the aggregate appraised value of all of the mortgaged properties securing such mortgage loan as of the origination date of such mortgage loan.

      In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, subject to the satisfaction of certain conditions.

                                      S-152

      In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

      Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing one (1) to thirty-six (36) payment dates prior to and including the maturity date or the anticipated repayment date.

      See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge which will vary for any mortgage loan.

Non-Recourse Obligations

      The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under the mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any B Note or any Serviced Companion Mortgage Loan if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any B Note and any Serviced
Companion Mortgage Loan generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the mortgage loans, any B Notes and any Serviced
Companion Mortgage Loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, B Note or Serviced
Companion Mortgage Loan documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, B Note or Serviced Companion Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

      Six (6) of the mortgage loans, representing 23.8% of the Initial Pool
Balance (which include six (6) mortgage loans in Loan Group 1, representing
25.4% of the Initial Loan Group 1 Balance), currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan No. 1, (the "Cherry Creek Pari Passu Loan"), which had an aggregate outstanding principal balance as of the cut-off date of
$250,000,000, representing 9.7% of the initial pool balance, is secured by the related mortgaged property on a pari passu basis with a companion note (the
"Cherry Creek Companion Loan") that had an outstanding principal balance as of the cut-off date of $30,000,000. Mortgage Loan No. 3 (the "120 Broadway Mortgage
Loan"), which had an aggregate outstanding principal balance as of the cut-off date of $215,000,000, representing 8.4% of the initial pool balance, is secured by the related mortgaged property, which also secures a

                                      S-153

subordinated B note (the "120 Broadway B Note") that had an outstanding principal balance as of the cut-off date of $25,000,000. Mortgage Loan Nos.
18-23 (the "DCT Industrial Portfolio Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of $50,000,000, representing 1.9% of the initial pool balance, is secured by the related mortgaged property which also secures (i) a subordinated B Note (the "DCT Industrial Portfolio B Note")
that had an outstanding principal balance as of the cut-off date of $27,000,000 and (ii) a subordinated C Note (the "DCT Industrial Portfolio C Note") that had an outstanding principal balance as of the cut-off date of $18,500,000. Mortgage
Loan Nos. 24-66 (the "RLJ Portfolio Pari Passu Loan"), which had an outstanding principal balance as of the cut-off date of $41,952,230, representing 1.6% of the initial pool balance, is secured by the related mortgaged property on a pari passu basis with 6 companion notes (collectively, the "RLJ Portfolio Companion
Loan") that had an aggregate outstanding principal balance as of the cut-off date of $462,596,640. Mortgage Loan Nos. 68-72 (the "Ritz-Carlton Pari Passu
Loan"), which had an aggregate outstanding principal balance as of the Cut-off
Date of $39,048,614, representing 1.5% of the initial pool balance, is secured by the same mortgaged properties on a pari passu basis with another note (the
"Ritz-Carlton Companion Loan"), and on a subordinated basis with another note
(the "Ritz-Carlton B Note"). The Ritz-Carlton Companion Loan had an original principal balance as of the Cut-off Date of $263,578,145. The Ritz-Carlton B
Note had an original principal balance of $50,000,000. Mortgage Loan No. 104,
(the "Giant Food-Bucks County Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of $14,847,845, representing 0.6% of the initial pool balance, is secured by the related mortgaged property, which also secures a subordinated B Note (the "Giant Food-Bucks County B Note") that had an outstanding principal balance as of the cut-off date of $1,732,664. See
"Servicing of the Mortgage Loans--Servicing of the Cherry Creek Loan Group, the
RLJ Portfolio Loan Group, the Ritz-Carlton Loan Group and the A/B Mortgage
Loans." In addition to the foregoing, the mortgaged properties that secure the
Ritz-Carlton Pari Passu Loan also currently have additional financing in place that is secured by a subordinated lien loan on the mortgaged properties and mezzanine interests in the related borrower.

      Two (2) of the mortgage loans, representing 4.0% of the Initial Pool
Balance (which include two (2) mortgage loans in Loan Group 1, representing 4.3%
of the Loan Group 1 Balance), are secured by mortgaged properties that currently have additional financing in place that is not secured by that mortgaged property. With respect to Mortgage Loan Nos. 14 and 80-81, there is related mezzanine financing in the aggregate amount of $12,500,000 and $5,200,000 respectively. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

      Three (3) of the mortgage loans, representing 0.9% of the Initial Pool
Balance (and representing 0.9% of the Initial Loan Group 1 Balance), permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio ("DSCR")
and loan-to-value ("LTV") tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

      One (1) of the mortgage loans, representing 1.5% of the Initial Pool
Balance (and representing 1.6% of the Initial Loan Group 1 Balance), is secured by mortgaged properties that permit the related borrower to enter into additional subordinate financing that may be secured by a subordinated second lien loan on the mortgaged properties and mezzanine interests in the related borrower.

      One (1) of the mortgage loans, representing 1.0% of the Initial Pool
Balance (and representing 1.0% of the Initial Loan Group 1 Balance), is secured by a mortgaged property that permits the related borrower to enter into additional subordinate financing that is secured by the mortgaged property or mezzanine interests in the related borrower.

      Twenty-nine (29) of the mortgage loans, representing 39.3% of the Initial
Pool Balance (which include twenty-seven (27) mortgage loans in Loan Group 1, representing 41.7% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 3.6% of the Initial Loan Group 2 Balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of that loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

                                      S-154

      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The Purchase Price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such Purchase Price generally does not include a Yield Maintenance Charge or Prepayment Premium.
Accordingly, such purchase (if made prior to the maturity date or Anticipated
Repayment Date) will have the effect of a prepayment made without payment of a
Yield Maintenance Charge or Prepayment Premium.

      The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

THE 80 BROAD STREET MORTGAGE LOAN

      Mortgage Loan No. 14, which consists of a note with an outstanding principal balance as of the Cut-off Date of $75,000,000 (the "80 Broad Street
Mortgage Loan"), representing 2.9% of the Initial Pool Balance, is secured by the related mortgaged property. Additional mezzanine financing (the "80 Broad
Street Mezzanine Loan") is in place with an original principal amount of
$12,500,000 that is secured by pledges of the equity interests in the borrower
(and certain constituent entities of the borrower) under the 80 Broad Street
Mortgage Loan.

      Rights of the Holder of 80 Broad Street Mezzanine Loan

      Pursuant to the terms of an intercreditor agreement, the holder of the 80
Broad Street Mezzanine Loan has certain rights with respect to the 80 Broad
Street Mortgage Loan, including, among others, the following:

      Option to Cure Defaults Under the 80 Broad Street Mortgage Loan. The
holder of the 80 Broad Street Mezzanine Loan has the right to cure monetary events of default with respect to the 80 Broad Street Mortgage Loan, within 5 business days of receipt by the holder of the 80 Broad Street Mezzanine Loan of notice of the relevant event of default. Generally, the holder of the 80 Broad
Street Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the 80 Broad Street Mortgage Loan for more than six consecutive months. The holder of the 80 Broad Street Mezzanine
Loan also has the right to cure non-monetary events of default with respect to the 80 Broad Street Mortgage Loan within any applicable grace period for the relevant event of default or such additional period as is reasonably necessary for the holder of the 80 Broad Street Mezzanine Loan to cure the non-monetary event of default if it cannot reasonably be cured within the applicable grace period, so long as such additional cure period does not exceed 90 days (unless such non-monetary default is of a nature that cannot be cured within such 90 days, in which case, the holder of the 80 Broad Street Mezzanine Loan will have additional time as is reasonably necessary), so long as the non-monetary default is not caused by a bankruptcy or like proceeding and so long as there is no material adverse effect to the borrower of the 80 Broad Street Mortgage Loan or to the premises during the non-monetary cure period.

      Option to Purchase the 80 Broad Street Mortgage Loan. If (a) the 80 Broad
Street Mortgage Loan has been accelerated or (b) any proceeding to foreclose or otherwise enforce the 80 Broad Street Mortgage or other security for the 80
Broad Street Mortgage Loan has been commenced (each, an "80 Broad Street
Mortgage Loan Purchase Option Event"), upon ten business days prior written notice, the holder of the 80 Broad Street Mezzanine Loan has the right to purchase, in whole but not in part, the 80 Broad Street Mortgage Loan for a price equal to the outstanding principal balance of the 80 Broad Street Mortgage
Loan, plus accrued and unpaid interest on the 80 Broad Street Mortgage Loan, plus any advances made by the holder of the 80 Broad Street Mortgage Loan, plus any interest charged by the holder of the 80 Broad Street Mortgage Loan on any advances for monthly payments of principal and/or interest on the 80 Broad
Street Mortgage Loan and/or on any advances, including any prepayment fees or premiums that would be due if the related borrower were prepaying the 80 Broad
Street Mortgage Loan at the time of such purchase and all other costs and expenses (including legal fees and expenses and special servicing fees) actually incurred by the holder of the 80 Broad Street Mortgage Loan in enforcing the terms of the related 80 Broad Street Mortgage Loan documents and a liquidation fee if the 80 Broad Street Mortgage Loan is purchased more than 60 days after such 80 Broad Street Mortgage Loan becomes a specially serviced mortgage loan.
The

                                      S-155

foregoing option to purchase the 80 Broad Street Mortgage Loan automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

      Consent Rights. The holder of the 80 Broad Street Mortgage Loan is required to notify the holder of the 80 Broad Street Mezzanine Loan if the borrower requests a release of the lien of the 80 Broad Street Mortgage Loan or requests the holder of the 80 Broad Street Mortgage Loan's consent to a sale or transfer of all or any material portion of the related mortgaged property, the granting of a further mortgage or similar encumbrance against the related mortgaged property or a prepayment or refinancing of the 80 Broad Street
Mortgage Loan. If the borrower requests the holder of the 80 Broad Street
Mortgage Loan's consent to either sell or transfer the related mortgaged property or any direct or indirect interests in the borrower, or to obtain a further mortgage or similar encumbrance against the related mortgaged property, then the holder of the 80 Broad Street Mortgage Loan is required to obtain the prior written consent of the holder of the 80 Broad Street Mezzanine Loan prior to granting consent by the holder of the 80 Broad Street Mortgage Loan under the terms of the loan documents.

THE INDIANAPOLIS OFFICE PORTFOLIO MORTGAGE LOAN

      Mortgage Loan Nos. 80-81, with an outstanding principal balance as of the
Cut-off Date of $28,500,000 (the "Indianapolis Office Portfolio Mortgage Loan"),
representing approximately 1.1% of the Initial Pool Balance, has mezzanine financing (the "Indianapolis Office Portfolio Mezzanine Loan") with an original principal amount of $5,200,000 secured by pledges of the equity interests in the related borrower.

Rights of the Holder of Indianapolis Office Portfolio Mezzanine Loan

      Pursuant to the terms of an intercreditor agreement, the holder of the
Indianapolis Office Portfolio Mezzanine Loan has certain rights with respect to the Indianapolis Office Portfolio Mortgage Loan, including, among others, the following:

      Option to Cure Defaults Under the Indianapolis Office Portfolio Mortgage
Loan. The holder of the Indianapolis Office Portfolio Mezzanine Loan has the
right to cure monetary events of default under the Indianapolis Office Portfolio
Mortgage Loan within five (5) business days of the later of the giving of notice of the subject event of default by the holder of the Indianapolis Office
Portfolio Mortgage Loan and the expiration of the borrower's cure provision, if any, provided, however, that the holder of the Indianapolis Office Portfolio
Mezzanine Loan will defend and hold harmless the holder of the Indianapolis
Office Portfolio Mortgage Loan for certain expenses arising from the cure period and reimburse the holder of the Indianapolis Office Portfolio Mortgage Loan for
any required advances for monthly payments of principal and/or interest on the
Indianapolis Office Portfolio Mortgage Loan and/or any protective advances. The holder of the Indianapolis Office Portfolio Mezzanine Loan also has the right to cure non-monetary events of default with respect to the Indianapolis Office
Portfolio Mortgage Loan within the same period of time as the borrower under the
Indianapolis Office Portfolio Mortgage Loan documents is given to cure such non-monetary event of default or such additional period as is reasonably necessary for the holder of the Indianapolis Office Portfolio Mezzanine Loan to
cure the non-monetary event of default if it cannot reasonably be cured within such period so long as such additional cure period does not exceed 30 days
(unless such non-monetary default is of a nature that cannot be cured within such 30 days, in which case, the holder of the Indianapolis Office Portfolio
Mezzanine Loan will have additional time as is reasonably necessary), so long as the non-monetary default is not caused by a bankruptcy or like proceeding and so long as there is no material impairment to the value, use or operation of the premises during the non-monetary cure period.

      Option to Purchase the Indianapolis Office Portfolio Mortgage Loan. The
holder of the Indianapolis Office Portfolio Mezzanine Loan has the right, at any time (i) that the Indianapolis Office Portfolio Mortgage Loan is accelerated,
(ii) any proceeding to foreclose or otherwise enforce the Indianapolis Office
Portfolio Mortgage Loan or other security for the Indianapolis Office Portfolio
Mortgage Loan has been commenced or (iii) the Indianapolis Office Portfolio
Mortgage Loan is a Specially Serviced Mortgage Loan, to purchase the
Indianapolis Office Portfolio Mortgage Loan, at a price generally equal to the unpaid principal balance of the Indianapolis Office Portfolio Mortgage Loan, plus accrued and unpaid interest on the Indianapolis Office Portfolio Mortgage
Loan and other amounts due thereon, protective advances or interest charged thereon, plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances payable with respect to the Indianapolis Office Portfolio Mortgage Loan pursuant to the Pooling and
Servicing Agreement.

                                      S-156

      Consent Rights. The holder of the Indianapolis Office Portfolio Mortgage
Loan is required to notify the holder of the Indianapolis Office Portfolio
Mezzanine Loan if the borrower requests a release of the lien of the
Indianapolis Office Portfolio Mortgage Loan or requests the holder of the
Indianapolis Office Portfolio Mortgage Loan's consent to a sale or transfer of all or any material portion of the related mortgaged property, the granting of a further mortgage or similar encumbrance against the related mortgaged property or a prepayment or refinancing of the Indianapolis Office Portfolio Mortgage
Loan. If the borrower requests the holder of the Indianapolis Office Portfolio
Mortgage Loan's consent to either sell or transfer all or any material portion of the related mortgaged property or to obtain a further mortgage or similar encumbrance against the related mortgaged property, the holder of the
Indianapolis Office Portfolio Mortgage Loan is required to obtain the prior written consent of the holder of the Indianapolis Office Portfolio Mezzanine
Loan if the holder of the Indianapolis Office Portfolio Mortgage Loan has the
right to consent.

Loan Purpose

      Sixty-one (61) of the mortgage loans we intend to include in the trust, representing 26.2% of the Initial Pool Balance (which include fifty-two (52)
mortgage loans in Loan Group 1, representing 26.4% of the Initial Loan Group 1
Balance, and nine (9) mortgage loans in Loan Group 2, representing 23.1% of the
Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred fifty (150) of the mortgage loans, representing 73.8% of the Initial
Pool Balance (which include one hundred twenty-six (126) mortgage loans in Loan
Group 1, representing 73.6% of the Initial Loan Group 1 Balance, and twenty-four
(24) mortgage loans in Loan Group 2, representing 76.9% of the Initial Loan
Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

Additional Collateral

      Three (3) of the mortgage loans, representing 1.0% of the Initial Pool
Balance (which include three (3) mortgage loans in Loan Group 1, representing
1.1% of the Initial Loan Group 1 Balance), has additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see
Appendix II attached to this prospectus supplement.

The ARD Loans

      Nine (9) mortgage loans, representing 12.7% of the Initial Pool Balance, provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised
Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

      Fifty-three (53) of the mortgage loans, representing 65.9% of the Initial
Pool Balance (which include fifty-two (52) mortgage loans in Loan Group 1, representing 70.1% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 4.2% of the Initial Loan Group 2 Balance ), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

                                      S-157

      Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

      o   Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a)
          swept and remitted to the related borrower unless a default or other
          "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

      o   Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust; the revenue is then applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o   Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust.
          The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o   Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o   None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

                                      S-158

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

      In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

      The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the footnotes to Appendix II to this prospectus supplement.

Environmental Assessments

      An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the Certificateholders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

      In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

      In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where

                                      S-159

seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

      Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

      For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

      (1) References to "DSCR" are references to "Debt Service Coverage Ratios."
          In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b)
          required current debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt
          Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of
          Terms" in this prospectus supplement. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt
          Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of
          Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage
          Ratio (unless otherwise indicated) reflects (i) with respect to any
          Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related
          Serviced Companion Mortgage Loan and (ii) with respect to any
          Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion
          Mortgage Loan. The Debt Service Coverage Ratio information in this prospectus supplement with respect to any A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The Debt Service Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the

                                      S-160

          related mortgage loan, but not the subordinated, second lien indebtedness.

          In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information
          provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing
          commission and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of
          Underwritable Cash Flow derived therefrom, based upon the
          mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and
          information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

          The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

          Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements,
          mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
          borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in
          determining the presented operating information.

          The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
          Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

      (2) References to "DSCR Post IO Period" are references to "Debt Service
          Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt
          Service Coverage Ratio Post IO Period" or "DSCR Post IO Period" for
          any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio Post IO Period (unless otherwise indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and interest for the remaining term of the mortgage loan, the annualized amount of debt service that

                                      S-161

          will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

      (3) References in the tables to "Cut-off Date LTV" are references to
          "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Cut-off
          Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon
          Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced
          Companion Mortgage Loan. The loan-to-value information in this prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

          The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
          Value and Condition--Appraisals."

          When information with respect to mortgaged properties is
          expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

          No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

      (4) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

      The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event,

                                      S-162

unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism Risk Insurance Act of 2002.

      If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

      o   the outstanding principal balance of the related mortgage loan; and

      o   the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the
          Servicing Standard.

      If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

      In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence

                                      S-163

with respect to any mortgage loan (or any component loan of an A/B Mortgage
Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and
Servicing Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

      On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the custodian or its designee.

      The custodian will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the custodian will hold the related documents in trust.
Within 45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller. Within 10 days following the Closing Date, each mortgage loan seller has agreed to submit or cause to be submitted for filing, at the expense of related mortgage loan seller and, in the appropriate public office for Uniform
Commercial Code filings, assignments to the trustee of financing statements relating to each mortgage loans' original mortgage note.

      The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

      In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

      (1)   the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

      (2)   such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

      (3)   no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

                                      S-164

      (4)   the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

      (5)   the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

      (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

      (7)   the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

      (8)   except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

      (9)   the mortgage loan seller has received no notice of the
commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

      (10)  the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

      (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

      (12)  except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

      (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

      (14)  the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
Agreement;

      (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

      (16)  the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

      (17)  no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b)

                                      S-165

except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

      (18)  there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

      (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

      (20)  the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

      If any mortgage loan document required to be delivered to the custodian by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

      If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

      o   repurchase the affected mortgage loan from the trust at the Purchase
          Price; or,

      o   at its option, if within the two-year period commencing on the Closing
          Date, replace such mortgage loan with a Qualifying Substitute Mortgage
          Loan, and pay an amount generally equal to the excess of

                                      S-166

          the applicable Purchase Price for the mortgage loan to be replaced
          (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying
          Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

      The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

      The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee, custodian and the Certificateholders with respect to such Material Document
Defect or Material Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

      If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans
("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase
Agreement, unless, in the case of such breach or Document Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or
Material Document Defect had occurred (without regard to this paragraph) (the
"Affected Loan(s)"): (i) the Debt Service Coverage Ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the greater of (A) the Debt Service Coverage Ratio for all those Crossed Mortgage Loans
(including the Affected Loan(s)) set forth in Appendix II to this prospectus supplement and (B) 1.25x, and (ii) the loan-to-value ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) is not greater than the lesser of (A) the current loan-to-value ratio for all those Crossed Mortgage Loans
(including the Affected Loan(s)) set forth in Appendix II to this prospectus supplement and (B) 75%. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer: (A) an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld) and (B) an opinion of counsel that not requiring the repurchase of each such other mortgage loan will not result in an
Adverse REMIC Event, as defined in the Pooling and Servicing Agreement.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be

                                      S-167

constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

      With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the custodian will be required to take all actions necessary to confirm that the trustee on behalf of the trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The custodian will include the foregoing confirmation in the certification required to be delivered by the custodian after the Closing Date pursuant to the Pooling and Servicing
Agreement.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. Each of the master servicer, the Primary
Servicer and the special servicer is required to adhere to the Servicing
Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the Primary Servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the Primary Servicer or the special servicer, as the case may be.

      Any such interest of the master servicer, the Primary Servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the Primary Servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting any Class of certificates owned by the master servicer, the
Primary Servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

      On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans (including the G&L Portfolio Mortgage Loan, which was co-originated by Morgan Stanley Mortgage Capital Inc. and Principal Commercial
Funding II, LLC) sold by it or its affiliates to the trust. The Primary Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

      Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement;
provided that none of the master servicer, the Primary Servicer or the special servicer may appoint a sub-servicer after the Closing Date without the
Depositor's prior consent to the extent set forth in the Pooling and Servicing
Agreement, which consent may not be unreasonably withheld. However, any sub-servicing agreement is

                                      S-168

subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the Primary Servicer or the
Primary Servicer's agent, as applicable, or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and
Servicing Agreement or a Primary Servicing Agreement, as applicable. The master servicer, the Primary Servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

      The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

      o   a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating Adviser, the Depositor and the trustee;

      o   the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

      o   the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

      The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

      The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans (including any B Note and
Serviced Companion Mortgage Loan) other than the Non-Serviced Mortgage Loans.
The special servicer will be responsible for servicing and administering any
Specially Serviced Mortgage Loans other than the Non-Serviced Mortgage Loans.

      Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible

                                      S-169

for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially Serviced Mortgage
Loan" in the "Glossary of Terms" to this prospectus supplement.

      A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

      The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

      The master servicer, the Primary Servicer and the special servicer and any partner, representative, affiliate, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a B Note or a Serviced Companion Mortgage
Loan, out of collections on, and other proceeds of, the B Note or the Serviced
Companion Mortgage Loan) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing
Agreement, the mortgage loans, any B Note, any Serviced Companion Mortgage Loan or the certificates other than any loss, liability or expense incurred by reason of the master servicer's, Primary Servicer's, special servicer's or such person's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

      The Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally require the consent of the trustee, as holder of the Non-Serviced Mortgage
Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE CHERRY CREEK LOAN GROUP, THE RLJ PORTFOLIO LOAN GROUP, THE
RITZ-CARLTON LOAN GROUP AND THE A/B MORTGAGE LOANS

THE CHERRY CREEK LOAN GROUP

      Mortgage Loan No. 1 (the "Cherry Creek Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of $250,000,000, representing 9.7% of the Initial Pool Balance, is secured by the same mortgaged properties on a pari passu basis with another note (the "Cherry Creek Companion
Loan"). The Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan
have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The interest rate and maturity date of the Cherry Creek Companion Loan are identical to those of the Cherry Creek Pari
Passu Loan. Payments from the borrower under the Cherry Creek Loan Group will be applied on a pari passu basis to the Cherry Creek Pari Passu Loan and the Cherry
Creek Companion Loan. The Cherry Creek Companion Loan is not an asset of the trust. The Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan are
collectively referred to in this prospectus supplement as the "Cherry Creek Loan
Group."

      The Cherry Creek Loan Group will be serviced pursuant to the Pooling and
Servicing Agreement. Terms of the intercreditor agreement between the holders of the Cherry Creek Pari Passu Loan and the holders of the Cherry Creek Companion
Loan provide that for so long as the Cherry Creek Pari Passu Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, will be obligated to administer the Cherry Creek Companion Loan consistently with the terms of the related intercreditor agreement and the
Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make: (i) P&I Advances on the Cherry Creek Pari
Passu Loan unless the master servicer, the special servicer, the trustee, or the holder of the Cherry Creek Companion Loan, as applicable, determines that such an advance would not be recoverable from collections on the Cherry Creek Pari
Passu Loan and (ii) servicing advances on the Cherry Creek Loan Group unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Cherry
Creek Loan Group.

                                      S-170

      The holders of the Cherry Creek Pari Passu Loan and the Cherry Creek
Companion Loan have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan and provides, in general, that:

      o   The Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan
          are of equal priority with each other and no portion of any of them will have priority or preference over any of the others; and

      o   All payments, proceeds and other recoveries on or in respect of the
          Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan will be applied to the Cherry Creek Pari Passu Loan and the Cherry Creek
          Companion Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and any fiscal agent and any other service providers with respect to the Cherry Creek Companion Loan, in accordance with the terms of the Pooling and Servicing Agreement).

      The related intercreditor agreement also permits Morgan Stanley Mortgage
Capital, Inc., so long as it is the holder of the Cherry Creek Companion Loan, to divide such retained loan into one or more "component" pari passu notes in the aggregate principal amount equal to the companion loan being reallocated, provided that, among other things, the aggregate principal balance of the outstanding Cherry Creek Companion Loan held by Morgan Stanley Mortgage Capital
Inc. and the new pari passu notes following such amendments are no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

      Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing
Agreement, if the Cherry Creek Pari Passu Loan is subject to a fair value purchase option, each option holder specified in "Servicing of the Mortgage
Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement will have an option to purchase the Cherry Creek Pari Passu Loan at a price equal to the fair value of such mortgage loan as determined by the special servicer. If the
Cherry Creek Pari Passu Loan is purchased by an option holder, then such option holder, in connection with its exercise of such option will also be required to purchase the Cherry Creek Companion Loan.

THE 120 BROADWAY A/B MORTGAGE LOAN

      Mortgage Loan No. 3, which is comprised of an A-1 note, an A-2 note and an
A-3 note (each of which is included in the trust and secured on a pari passu basis by the related mortgaged property), having an aggregate outstanding principal balance as of the Cut-off Date of $215,000,000 (collectively, the "120
Broadway Mortgage Loan"), represents approximately 8.4% of the Initial Pool
Balance. The mortgage on the related mortgaged property (the "120 Broadway
Mortgaged Property") also secures a subordinated B Note (the "120 Broadway B
Note") that had an original principal balance of $25,000,000.

      The 120 Broadway Mortgaged Property also currently has additional subordinated mezzanine financing (the "120 Broadway Mezzanine Loan") in place with an original principal balance of $45,000,000 that is not secured by the 120
Broadway Mortgaged Property. The 120 Broadway Mezzanine Loan is secured by a first priority perfected security interest in the ownership interests of the related borrower under the 120 Broadway A/B Mortgage Loan.

      The 120 Broadway B Note is currently held by Morgan Stanley Mortgage
Capital Inc., one of the mortgage loan sellers, but may be sold at any time
(subject to compliance with the intercreditor agreement referred to in the next paragraph). The 120 Broadway B Note or a portion of such note may be included in a future securitization. The 120 Broadway Mortgage Loan and the 120 Broadway B
Note are collectively referred to herein as the "120 Broadway A/B Mortgage
Loan." The 120 Broadway Mortgage Loan is included in the trust. The 120 Broadway
A/B Mortgage Loan will be serviced pursuant to the Pooling and Servicing
Agreement. The master servicer will make Servicing Advances in respect of the
120 Broadway Mortgaged Property, but will make P&I Advances only in respect of the 120 Broadway Mortgage Loan, and will remit collections on the 120 Broadway
Mortgage Loan to, or on behalf of, the trust.

                                      S-171

      The 120 Broadway B Note has the same maturity date as the 120 Broadway
Mortgage Loan and has a fixed interest rate. On the first day of each month
(with a grace period extending to the fifth of any such month) ending prior to the stated maturity date, the related borrower is required to make a payment of principal and interest in arrears on the 120 Broadway Mortgage Loan and the 120
Broadway B Note. Such payments will be applied in accordance with the intercreditor agreement entered into by the 120 Broadway A/B Mortgage Loan lenders (the "120 Broadway Intercreditor Agreement") described below.

      Distributions. Under the terms of the 120 Broadway Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the 120 Broadway A/B Mortgage Loan or any non-monetary event of default such that it would cause the 120 Broadway A/B Mortgage Loan to be a Specially Serviced Mortgage Loan (after such a default has occurred, so long as the holder of the 120 Broadway B Note has cured such a default in accordance with the terms of the 120 Broadway Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and
Servicing Agreement, payments and proceeds received with respect to the 120
Broadway A/B Mortgage Loan will generally be paid in the following manner, in each case to the extent of available funds:

      o   first, pro rata, to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note in an amount equal to the accrued and unpaid interest on the 120 Broadway Mortgage Loan principal balance and the 120 Broadway B Note principal balance, at
          (x) the respective interest rate minus (y) the servicing fee rate;

      o   second, to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note in an amount equal to their pro rata portion of all scheduled principal payments on the 120 Broadway A/B
          Mortgage Loan (based on the 120 Broadway Mortgage Loan principal balance and the 120 Broadway B Note principal balance, respectively);

      o   third, to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note in an amount equal to their pro rata portion of all principal payments (other than scheduled principal payments) on the 120 Broadway A/B Mortgage Loan (based on the 120
          Broadway Mortgage Loan principal balance and the 120 Broadway B Note principal balance, respectively);

      o   fourth, pro rata, to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note, any prepayment premium, to the extent actually paid by the related borrower (based on the respective amounts payable to each when such prepayment premium is separately computed on the prepaid amount of the principal balance of each Note at the respective interest rate);

      o   fifth, any default interest (in excess of the interest paid in accordance with clause first above) and late payment charges to the holder of the 120 Broadway Mortgage Loan and the holder of the 120
          Broadway B Note, pro rata (based on the 120 Broadway Mortgage Loan principal balance and the 120 Broadway B Note principal balance, respectively) to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the
          Pooling and Servicing Agreement;

      o   sixth, to the holder of the 120 Broadway B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the 120 Broadway B Note with respect to the 120 Broadway A/B Mortgage
          Loan pursuant to the 120 Broadway Intercreditor Agreement or the
          Pooling and Servicing Agreement; and

      o   seventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person and not otherwise applied in accordance with clauses first through sixth of this paragraph, such amount will be paid to the holder of the 120 Broadway Mortgage Loan and the holder of the 120
          Broadway B Note, pro rata (based on the initial 120 Broadway Mortgage
          Loan principal balance and the initial 120 Broadway B Note principal balance, respectively).

      Notwithstanding the foregoing, in the event that the holder of the 120
Broadway B Note has previously made a cure payment, the holder of the 120
Broadway B Note will be reimbursed for such cure payment, after all

                                      S-172

amounts that are payable under clauses first through fifth above at such time have been paid; provided that payments are not required to be applied according to the priorities applicable following an event of default below.

      Following the occurrence and during the continuance of a monetary event of default with respect to the 120 Broadway A/B Mortgage Loan or other non-monetary event of default that causes the 120 Broadway A/B Mortgage Loan to become a
Specially Serviced Mortgage Loan (unless the holder of the 120 Broadway B Note has cured such a default in accordance with the terms of the 120 Broadway
Intercreditor Agreement), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds with respect to the 120 Broadway A/B Mortgage Loan will generally be applied in the following manner, in each case to the extent of available funds:

      o   first, to the holder of the 120 Broadway Mortgage Loan in an amount equal to the accrued and unpaid interest on the 120 Broadway Mortgage
          Loan principal balance at (x) the related interest rate minus (y) the servicing fee rate;

      o   second, to the holder of the 120 Broadway Mortgage Loan, in an amount equal to the remaining 120 Broadway Mortgage Loan principal balance, until such amount has been reduced to zero;

      o   third, to the holder of the 120 Broadway B Note, in an amount equal to the accrued and unpaid interest on the 120 Broadway B Note principal balance at (x) the related interest rate minus (y) the servicing fee rate;

      o   fourth, to the holder of the 120 Broadway B Note in an amount equal to the remaining 120 Broadway B Note principal balance, until such amount has been reduced to zero;

      o   fifth, to the holder of the 120 Broadway Mortgage Loan, in an amount equal to any prepayment premium actually received in respect of the
          120 Broadway Mortgage Loan, and then, to the holder of the 120
          Broadway B Note in an amount equal to any prepayment premium actually received in respect of the 120 Broadway B Note;

      o   sixth, any default interest (in excess of the interest paid in accordance with clauses first and third above) first, to the holder of the 120 Broadway Mortgage Loan, and then, to the holder of the 120
          Broadway B Note, based on the total amount of such default interest then owing to each such holder, to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and Servicing Agreement;

      o   seventh, any late payment charges first, to the holder of the 120
          Broadway Mortgage Loan, and then, to the holder of the 120 Broadway B
          Note, to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and
          Servicing Agreement;

      o   eighth, to the holder of the 120 Broadway B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the 120 Broadway B Note with respect to the 120 Broadway A/B Mortgage
          Loan pursuant to the 120 Broadway Intercreditor Agreement or the
          Pooling and Servicing Agreement; and

      o   ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with the foregoing clauses first through eighth, or if the proceeds of any foreclosure sale or liquidation of the 120 Broadway A/B Mortgage Loan or the mortgaged property are received in excess of the amounts required to be applied in accordance with the 120 Broadway Intercreditor Agreement, then in each such case, such remaining amount will be paid, pro rata (based on the initial 120 Broadway Mortgage Loan principal balance and the initial 120 Broadway B Note principal balance), to the holder of the
          120 Broadway Mortgage Loan and to the holder of the 120 Broadway B
          Note.

                                      S-173

      Notwithstanding the foregoing, in the event that the holder of the 120
Broadway B Note has previously made a cure payment, the holder of the 120
Broadway B Note will be reimbursed for such cure payment, after all amounts that are payable at such time under clauses first through seventh above have been paid; provided that payments are not required to be applied according to the priorities applicable prior to an event of default.

Rights of the Holder of the 120 Broadway B Note

      The holder of the 120 Broadway B Note has certain rights under the 120
Broadway Intercreditor Agreement, including, among others, the following:

      Option to Cure Defaults Under 120 Broadway A/B Mortgage Loan. The holder of the 120 Broadway B Note has the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money)
with respect to the 120 Broadway Mortgage Loan, within 5 business days of receipt by the holder of the 120 Broadway B Note of notice of the subject event of default. The holder of the 120 Broadway B Note may not cure such an event of default more than nine times over the life of such loan, may not cure an event of default more than six times in any twelve month period, and there may be no more than three consecutive cure events. So long as the holder of the 120
Broadway B Note is exercising a cure right, neither the master servicer nor the special servicer will be permitted to (i) accelerate the 120 Broadway Mortgage
Loan, (ii) treat such event of default as such for purposes of transferring the
120 Broadway A/B Mortgage Loan to special servicing, or (iii) commence foreclosure proceedings.

      Option to Purchase the 120 Broadway Mortgage Loan. The holder of the 120
Broadway B Note has the right at any time that the 120 Broadway Mortgage Loan is in default and remains in default, to purchase the 120 Broadway Mortgage Loan, at a price generally equal to the unpaid principal balance of the 120 Broadway
Mortgage Loan, plus accrued and unpaid interest on the 120 Broadway Mortgage
Loan at the 120 Broadway Mortgage Loan interest rate (other than the interest portion of any cure payments made by the holder of the 120 Broadway B Note), plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances, special servicing fees, any liquidation fee payable with respect to the 120 Broadway A/B Mortgage Loan pursuant to the Pooling and Servicing Agreement (which fee is only payable if the holder of the 120 Broadway B Note exercises its right to cure three consecutive monetary defaults and a monetary default occurs in the month following the third consecutive cure) and any other additional trust fund expenses allocable to the 120 Broadway A/B Mortgage Loan.

      Consent Rights of the holder of the 120 Broadway B Note. Pursuant to the
120 Broadway Intercreditor Agreement, the "Controlling Holder" is entitled to consent to the master servicer's or the special servicer's taking (as the case may be), subject to the Servicing Standard, certain actions with respect to the
120 Broadway A/B Mortgage Loan, including, without limitation:

      o   any proposed or actual foreclosure upon or comparable conversion of the ownership of the 120 Broadway Mortgaged Property and the other collateral securing the 120 Broadway A/B Mortgage Loan if it comes into and continues in default or other enforcement action under the related mortgage loan documents;

      o   any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any non-monetary term of the 120 Broadway A/B
          Mortgage Loan;

      o   any determination to bring the 120 Broadway Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the 120 Broadway Mortgaged Property;

      o   any release of collateral for the 120 Broadway A/B Mortgage Loan or any release of the related borrower or any guarantor under the 120
          Broadway A/B Mortgage Loan (other than in accordance with the terms of the 120 Broadway A/B Mortgage Loan, or upon satisfaction of, the 120
          Broadway A/B Mortgage Loan);

                                      S-174

      o   any acceptance of substitute or additional collateral for the 120
          Broadway A/B Mortgage Loan (other than in accordance with the terms of the 120 Broadway A/B Mortgage Loan);

      o   any acceptance of a discounted payoff;

      o   any waiver or determination to enforce or not enforce a
          "due-on-sale" or "due-on-encumbrance" clause including any transfer of direct or indirect interests in the related borrower that require the consent of the mortgagee;

      o   any acceptance of a change in the property management company for the
          120 Broadway Mortgaged Property or any proposed termination or material modification of the management agreement for the 120 Broadway
          Mortgaged Property;

      o   any proposed sale of the 120 Broadway Mortgaged Property or transfer of an interest in the related borrower or the 120 Broadway Mortgaged
          Property;

      o   any acceptance of an assumption agreement releasing the related borrower or any guarantor from liability under the 120 Broadway A/B
          Mortgage Loan;

      o   the adoption or approval of any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

      o   releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related mortgage loan documents; and

      o   any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower, and any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents).

      If the master servicer or the special servicer determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the 120 Broadway Mortgage Loan and the 120 Broadway
B Note (as a collective whole), the master servicer or the special servicer may take any such action without waiting for the Controlling Holder's consent.

      The foregoing consent rights of the holder of the 120 Broadway B Note will cease to exist at any time that the holder of the 120 Broadway B Note ceases to be the Controlling Holder. The Controlling Holder will be the holder of the 120
Broadway B Note if, and for so long as, the initial unpaid principal balance of the 120 Broadway B Note minus the sum of (i) any principal payments allocated or received on the 120 Broadway B Note, (ii) any appraisal reductions allocated to the 120 Broadway B Note and (iii) any realized losses and unreimbursed expenses allocated to the 120 Broadway B Note is less than 25% of the difference between the initial unpaid principal balance of the 120 Broadway B Note, minus any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on the 120 Broadway B Note. In the event that the holder of the 120 Broadway B Note is no longer the Controlling Holder, such consent rights will be exercised by the Operating Adviser.

      In addition, no advice, direction or objection from or by the Controlling
Holder may (and the holder of the 120 Broadway Mortgage Loan and any servicer shall ignore and act without regard to any such advice, direction or objection that the holder of the 120 Broadway Mortgage Loan or a servicer has determined, in its reasonable, good faith judgment, will) require or cause the holder of the
120 Broadway Mortgage Loan or servicer to violate any provision of the 120
Broadway Intercreditor Agreement, the related mortgage loan documents or the
Pooling and Servicing Agreement (including any REMIC provisions), including each servicer's obligation to act in accordance with the Servicing Standard.

                                      S-175

      Right to Appoint Special Servicer. The holder of the 120 Broadway B Note, so long as it is the Controlling Holder, may remove the existing special servicer for the 120 Broadway A/B Mortgage Loan, with or without cause, and appoint a successor to the special servicer for the 120 Broadway A/B Mortgage
Loan. However, that appointment will be subject to receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the certificates.

      Rights of the Holder of 120 Broadway Mezzanine Loan

      Pursuant to the terms of an intercreditor agreement, the holder of the 120
Broadway Mezzanine Loan has certain rights with respect to the 120 Broadway A/B
Mortgage Loan, including, among others, the following:

      Option to Cure Defaults Under the 120 Broadway A/B Mortgage Loan. The
holder of the 120 Broadway Mezzanine Loan has the right to cure monetary events of default with respect to the 120 Broadway A/B Mortgage Loan, within 5 business days of receipt by the holder of the 120 Broadway Mezzanine Loan of notice of the subject event of default. Generally, the holder of the 120 Broadway
Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the 120 Broadway A/B Mortgage Loan for more than six consecutive months. If the default is of a non-monetary nature, the holder of the 120 Broadway Mezzanine Loan shall have the same period of time as the 120 Broadway A/B Mortgage Loan borrower to cure such non-monetary default.
The holder of the 120 Broadway Mezzanine Loan also has the right to direct the holder of the 120 Broadway A/B Mortgage Loan, at the sole cost and expense of the holder of the 120 Broadway Mezzanine Loan, to take all commercially reasonable action, to the extent permitted under the related ground lease, to
(a) cure any defaults under the related ground lease in order to keep and maintain the ground lease in full force and effect and (b) to exercise any option to renew or extend the ground lease.

      Option to Purchase the 120 Broadway A/B Mortgage Loan. If (a) the 120
Broadway A/B Mortgage Loan has been accelerated or (b) any proceeding to foreclose or otherwise enforce the 120 Broadway Mortgage or other security for the 120 Broadway A/B Mortgage Loan has been commenced (each a "120 Broadway A/B
Mortgage Loan Purchase Option Event"), upon ten business days prior written notice, the holder of the 120 Broadway Mezzanine Loan has the right to purchase, in whole but not in part, the 120 Broadway A/B Mortgage Loan for a price equal to the outstanding principal balance of the 120 Broadway A/B Mortgage Loan, plus accrued and unpaid interest on the 120 Broadway A/B Mortgage Loan, plus any advances made by the holder of the 120 Broadway A/B Mortgage Loan, plus any interest charged by the holder of the 120 Broadway A/B Mortgage Loan on any advances for monthly payments of principal and/or interest on the 120 Broadway
A/B Mortgage Loan and/or on any advances, including any prepayment fees or premiums that would be due if the related borrower were prepaying the 120
Broadway A/B Mortgage Loan at the time of such purchase and all other costs and expenses (including legal fees and expenses and special servicing fees) actually incurred by the holder of the 120 Broadway A/B Mortgage Loan in enforcing the terms of the related 120 Broadway A/B Mortgage Loan documents and a liquidation fee if the 120 Broadway A/B Mortgage Loan is purchased more than 60 days after such 120 Broadway A/B Mortgage Loan becomes a specially serviced mortgage loan.
The foregoing option to purchase the 120 Broadway A/B Mortgage Loan automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

THE DCT INDUSTRIAL PORTFOLIO A/B/C LOAN

      Mortgage Loan Nos. 18-23 (referred to herein as the "DCT Industrial
Portfolio Mortgage Loan") is secured by the related mortgaged properties. The
DCT Industrial Portfolio Mortgage Loan has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000, representing 1.9% of the Initial
Pool Balance, and is an asset of the trust. The DCT Industrial Portfolio A/B/C
Loan is comprised of the DCT Industrial Portfolio Mortgage Loan, which has an interest rate of 6.10732%, a subordinate note with a principal balance of
$27,000,000 (the "DCT Industrial Portfolio B Note"), which has an interest rate of 5.05300%, and a subordinate note with a principal balance of $18,500,000 (the
"DCT Industrial Portfolio C Note"), which has an interest rate of 5.05300%. The
Class DP Certificates represent all beneficial ownership of amounts received in respect of the DCT Industrial Portfolio C Note. The DCT Industrial Portfolio B
Note is not included in the trust and will initially be held by New York Life
Insurance Company, which may sell or transfer the DCT Industrial Portfolio B
Note at any time (subject to compliance with the requirements of the DCT
Industrial Portfolio Intercreditor Agreement described below).

                                      S-176

      The DCT Industrial Portfolio Mortgage Loan, the DCT Industrial Portfolio B
Note and the DCT Industrial Portfolio C Note (collectively, the "DCT Industrial
Portfolio A/B/C Loan") will be serviced pursuant to the Pooling and Servicing
Agreement. The master servicer will make servicing advances in respect of the mortgaged properties securing the DCT Industrial Portfolio A/B/C Loan, but will make P&I advances only in respect of the DCT Industrial Portfolio Mortgage Loan, and will remit collections on the DCT Industrial Portfolio Mortgage Loan to, or
on behalf of, the trust.

      Distributions. Under the terms of the DCT Industrial Portfolio
Intercreditor Agreement, prior to the occurrence and continuance of (i) a monetary event of default not cured in accordance with the DCT Industrial
Portfolio Intercreditor Agreement, or (ii) a non-monetary event of default with respect to which the DCT Industrial Portfolio A/B/C Loan becomes a Specially
Serviced Mortgage Loan (unless the reason the DCT Industrial Portfolio A/B/C
Loan has become a Specially Serviced Mortgage Loan is that a material default under the related mortgage loan documents is imminent but has not yet occurred)
(a "DTC Waterfall Trigger"), after payment or reimbursement of servicing fees, any additional trust fund expenses and/or advances (other than principal and interest advances on the DCT Industrial Portfolio B Note or the DCT Industrial
Portfolio C Note) and any costs, all payments and proceeds (of whatever nature)
received with respect to the DCT Industrial Portfolio A/B/C Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged properties or released to the related borrower in accordance with the terms of the related mortgage loan documents), to the extent not otherwise required to be applied under the related mortgage loan documents, will be paid:

      o   first, to the holder of the DCT Industrial Portfolio Mortgage Loan in an amount equal to the accrued and unpaid interest (other than default interest) on the DCT Industrial Portfolio Mortgage Loan principal balance at the net DCT Industrial Portfolio Mortgage Loan interest rate;

      o   second, to the holder of the DCT Industrial Portfolio Mortgage Loan, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of the principal payments received, if any, with respect to the DCT Industrial Portfolio A/B/C Loan;

      o   third, to the holder of the DCT Industrial Portfolio B Note in an amount equal to the accrued and unpaid interest (other than default interest) on the DCT Industrial Portfolio B Note principal balance at the net DCT Industrial Portfolio B Note interest rate;

      o   fourth, to the holder of the DCT Industrial Portfolio B Note, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of the principal payments received, if any, with respect to the DCT Industrial Portfolio A/B/C Loan;

      o   fifth, to the holder of the DCT Industrial Portfolio C Note in an amount equal to the accrued and unpaid interest (other than default interest) on the DCT Industrial Portfolio C Note principal balance at the net DCT Industrial Portfolio C Note interest rate;

      o   sixth, to the holder of the DCT Industrial Portfolio C Note, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of the principal payments received, if any, with respect to the DCT Industrial Portfolio A/B/C Loan;

      o   seventh, to the holder of the DCT Industrial Portfolio Mortgage
          Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note, pro rata (based upon their respective unreimbursed costs and expenses), up to the amount of any such unreimbursed costs and expenses;

      o   eighth, (i) to the holder of the DCT Industrial Portfolio Mortgage
          Loan, (ii) to the holder of the DCT Industrial Portfolio B Note and
          (iii) to the holder of the DCT Industrial Portfolio C Note, in each case, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of any extension fees, to the extent actually paid;

                                      S-177

      o   ninth, (i) to the holder of the DCT Industrial Portfolio Mortgage
          Loan, (ii) to the holder of the DCT Industrial Portfolio B Note and
          (iii) to the holder of the DCT Industrial Portfolio C Note, in each case, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of any exit fees, to the extent actually paid;

      o   tenth, to the holder of the DCT Industrial Portfolio Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note, pro rata, based upon the prepayment premium in an amount necessary to maintain their respective yields any prepayment premiums actually paid;

      o   eleventh, to the holder of the DCT Industrial Portfolio Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note, pro rata, based upon the default interest respectively accrued thereunder, default interest to the extent actually paid; and

      o   twelfth, any excess, pro rata, to the holder of the DCT Industrial
          Portfolio Mortgage Loan, the holder of the DCT Industrial Portfolio B
          Note and the holder of the DCT Industrial Portfolio C Note (based upon the notes respective principal balances); provided that if their principal balances are each equal to zero, then based upon their initial principal balances.

In addition to the foregoing, from and after the anticipated repayment date:

      o   certain funds available under the related cash management agreement will be paid pro rata to the holder of the DCT Industrial Portfolio
          Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note (based upon the notes respective principal balances), for reduction of their respective principal balances, respectively;

      o   certain funds available under the related cash management agreement will be paid pro rata to the holder of the DCT Industrial Portfolio
          Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note (based upon the notes respective principal balances) for payment of accrued and unpaid interest thereon, respectively; and

      o   certain funds available under the related cash management agreement will be paid pro rata to the holder of the DCT Industrial Portfolio
          Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note (based upon the notes respective principal balances), for payment of any other amounts accrued, owing or due thereunder.

      Following the occurrence and continuance of a DCT Waterfall Trigger, (x)
after payment or reimbursement of servicing fees, any additional trust fund expenses and/or advances (exclusive of principal and interest advances on the
DCT Industrial Portfolio B Note or the DCT Industrial Portfolio C Note) and any
costs, certain payments and proceeds (of whatever nature) received with respect to the DCT Industrial Portfolio B Note and the DCT Industrial Portfolio C Note
will be subordinated to all payments due under the DCT Industrial Portfolio
Mortgage Loan to the extent provided below and the amounts received with respect to the DCT Industrial Portfolio A/B/C Loan (other than amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged properties or released to the related borrower in accordance with the terms of the related mortgage loan documents), and (y) after payment or reimbursement of the DCT Industrial Portfolio Mortgage Loan servicing fee, any additional trust fund expenses and/or advances (exclusive of principal and interest advances on the DCT Industrial Portfolio B Note or the DCT
Industrial Portfolio C Note) and any costs, certain payments and proceeds (of whatever nature) received with respect to the DCT Industrial Portfolio C Note will be subordinated to all payments due under the DCT Industrial Portfolio B
Note to the extent provided below and the amounts received with respect to the
DCT Industrial Portfolio A/B/C Loan (other than amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged properties or released to the related borrower in accordance with the terms of the related mortgage loan documents), to the extent not otherwise required to be applied under the related mortgage loan documents, will be paid:

                                      S-178

      o   first, to the holder of the DCT Industrial Portfolio Mortgage Loan, in an amount equal to accrued and unpaid interest (other than any default interest) on the DCT Industrial Portfolio Mortgage Loan principal balance a the net DCT Industrial Portfolio Mortgage Loan interest rate through the end of the related interest accrual period;

      o   second, to the holder of the DCT Industrial Portfolio Mortgage Loan, in an amount equal to the DCT Industrial Portfolio Mortgage Loan principal balance until paid in full;

      o   third, to the holder of the DCT Industrial Portfolio B Note in an amount equal to (i) accrued and unpaid interest on the DCT Industrial
          Portfolio B Note principal balance at the net DCT Industrial Portfolio
          B Note interest rate through the end of the related interest accrual period, plus (ii) all unreimbursed advances or cure payments made by the holder of the DCT Industrial Portfolio B Note to pay interest on the DCT Industrial Portfolio Mortgage Loan and/or the DCT Industrial
          Portfolio B Note;

      o   fourth, to the holder of the DCT Industrial Portfolio B Note in an amount equal to (i) all unreimbursed advances or cure payments made by the holder of the DCT Industrial Portfolio B Note to pay interest on the DCT Industrial Portfolio Mortgage Loan and/or the DCT Industrial
          Portfolio B Note, and (ii) the DCT Industrial Portfolio B Note
          principal balance, until all such advances or cure payments made by the holder of the DCT Industrial Portfolio B Note and the DCT
          Industrial Portfolio B Note are paid in full;

      o   fifth, to the holder of the DCT Industrial Portfolio C Note in an amount equal to (i) accrued and unpaid interest on the DCT Industrial
          Portfolio C Note principal balance at the net DCT Industrial Portfolio
          C Note interest rate through the end of the related interest accrual period, plus (ii) all unreimbursed advances or cure payments made by the holder of the DCT Industrial Portfolio C Note to pay interest on the DCT Industrial Portfolio Mortgage Loan, the DCT Industrial
          Portfolio B Note and/or the DCT Industrial Portfolio C Note;

      o   sixth, to the holder of the DCT Industrial Portfolio C Note in an amount equal to (i) all unreimbursed advances or cure payments made by the holder of the DCT Industrial Portfolio C Note to pay interest on the DCT Industrial Portfolio Mortgage Loan, the DCT Industrial
          Portfolio B Note and/or the DCT Industrial Portfolio C Note, and (ii)
          the DCT Industrial Portfolio C Note principal balance, until all such advances or cure payments made by the holder of the DCT Industrial
          Portfolio C Note and the DCT Industrial Portfolio C Note are paid in full;

      o   seventh, to the holder of the DCT Industrial Portfolio Mortgage Loan, the holder the DCT Industrial Portfolio B Note and the holder of the
          DCT Industrial Portfolio C Note, pro rata, based upon any unreimbursed costs and expenses owing to the holder of the DCT Industrial Portfolio
          Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note, respectively, up to the amount of any such unreimbursed costs and expenses;

      o   eighth, (i) to the holder of the DCT Industrial Portfolio Mortgage
          Loan, (ii) to the holder of the DCT Industrial Portfolio B Note and
          (iii) to the holder of the DCT Industrial Portfolio C Note, in each case, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of any extension fees, to the extent actually paid;

      o   ninth, (i) to the holder of the DCT Industrial Portfolio Mortgage
          Loan, (ii) to the holder of the DCT Industrial Portfolio B Note and
          (iii) to the holder of the DCT Industrial Portfolio C Note, in each case, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of any exit fees, to the extent actually paid;

      o   tenth, to the holder of the DCT Industrial Portfolio Mortgage Loan in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on the notes), any prepayment premiums to the extent actually paid;

                                      S-179

      o   eleventh, to the holder of the DCT Industrial Portfolio B Note, in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on the notes), any prepayment premiums to the extent actually paid;

      o   twelfth, to the holder of the DCT Industrial Portfolio C Note, in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on the notes), any prepayment premiums to the extent actually paid;

      o   thirteenth, to the holder of the DCT Industrial Portfolio Mortgage
          Loan in an amount equal to any unpaid default interest accrued on the
          DCT Industrial Portfolio Mortgage Loan;

      o   fourteenth, to the holder of the DCT Industrial Portfolio B Note in an amount equal to any unpaid default interest accrued on the DCT
          Industrial Portfolio B Note;

      o   fifteenth, to the holder of the DCT Industrial Portfolio C Note in an amount equal to any unpaid default interest accrued on the DCT
          Industrial Portfolio C Note; and

      o   sixteenth, any excess, pro rata, to the holder of the DCT Industrial
          Portfolio Mortgage Loan, the holder of the DCT Industrial Portfolio B
          Note and the holder of the DCT Industrial Portfolio C Note (based upon the notes respective outstanding principal balances; provided that if either of the DCT Industrial Portfolio B Note principal balance or the
          DCT Industrial Portfolio C Note principal balance is equal to zero, then based upon the notes initial principal balances.

Rights of the Holder of the DCT Industrial Portfolio B Note and the Holder of
the DCT Industrial Portfolio C Note

      The holder of the DCT Industrial Portfolio B Note and the holder of the
DCT Industrial Portfolio C Note have certain rights under the DCT Industrial
Portfolio Intercreditor Agreement, including, among others, the following:

      Option to Cure Defaults Under the DCT Industrial A/B/C Loan. The holder of the DCT Industrial Portfolio C Note has the right to cure events of default with respect to the DCT Industrial Portfolio A/B/C Loan in the event that any monetary default, or to the extent that the master servicer or the special servicer, as applicable, has knowledge thereof, any non-monetary default exists with respect to the DCT Industrial Portfolio A/B/C Loan. Upon notice from the master servicer or special servicer of such occurrence, the majority holder of the DCT Industrial Portfolio C Note will have the right to cure a monetary default within 5 business days of receipt of such notice and a non-monetary default within 30 days of receipt of such notice. The cure period will be deemed to terminate after the expiration of such 5 business days in the event that the majority holder of the DCT Industrial Portfolio C Note elects by written notice to the master servicer or special servicer, as applicable, not to cure such default. In the event that the majority holder of the DCT Industrial Portfolio C
Note elects to cure a default that can be cured by making a cure payment, the majority holder of the DCT Industrial Portfolio C Note is required to make such cure payment as directed by the master servicer or special servicer, as applicable; provided that such cure payment shall include, among other things,
(i) all unreimbursed advances and additional trust fund expenses with respect to the DCT Industrial Portfolio A/B/C Loan and any unpaid servicing fees with respect to the DCT Industrial Portfolio A/B/C Loan and (ii) any principal and interest advance with respect to the DCT Industrial Portfolio A/B/C Loan not paid by the related borrower (without regard to whether such advance would be a non-recoverable advance). Any sums expended by the majority holder of the DCT
Industrial Portfolio C Note to cure such default shall have the repayment priority respectively provided in "-Distributions" above.

      If, in connection with a monetary default, the majority holder of the DCT
Industrial Portfolio C Note has failed to cure such monetary default within the period provided pursuant to the notice, the majority holder of the DCT
Industrial Portfolio B Note shall have the opportunity to cure such default until the later of (i) 1 day following the receipt by the majority holder of the
DCT Industrial Portfolio B Note of a notice from the master servicer or special servicer, as applicable, stating that the majority holder of the DCT Industrial
Portfolio C Note failed to cure such default and (ii) 6 business days after the expiration of the related borrower's cure period, if any, for such monetary default. If, in connection with a non-monetary default, the majority holder of the DCT Industrial Portfolio

                                      S-180

C Note has failed to cure such non-monetary default within the period provided pursuant to the notice, the majority holder of the DCT Industrial Portfolio B
Note shall have the opportunity to cure such default until the later of (i) 5 business days following the receipt by the majority holder of the DCT Industrial
Portfolio B Note of a notice from the master servicer or special servicer, as applicable, stating that the majority holder of the DCT Industrial Portfolio C
Note failed to cure such default and (ii) 10 business days after the expiration of the related borrower's cure period, if any, for such non-monetary default.

      The right of the holder of the DCT Industrial Portfolio B Note and the right of the holder of the DCT Industrial Portfolio C Note to cure a monetary default or non-monetary default shall be limited to 9 cure events over the life of the DCT Industrial Portfolio A/B/C Loan and no single cure event may exceed 6 consecutive months.

      Option to Purchase the DCT Industrial Portfolio A/B/C Loan. Upon notice from the holder of the DCT Industrial Portfolio Mortgage Loan that a cure period with respect to the DCT Industrial Portfolio A/B/C Loan has terminated, prior to the related default being cured or waived in writing by the master servicer or special servicer, as applicable, the majority holder of the DCT Industrial
Portfolio C Note shall have the right, by written notice to the holder of the
DCT Industrial Portfolio Mortgage Loan and the holder of the DCT Industrial
Portfolio B Note, given prior to the foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related mortgaged properties and prior to the related default being cured or waived in writing by the master servicer or special servicer, as applicable, to purchase the DCT
Industrial Portfolio Mortgage Loan and the DCT Industrial Portfolio B Note at a
price generally equal to, with respect to each of the DCT Industrial Portfolio
Mortgage Loan and the DCT Industrial Portfolio B Note, the sum of the related unpaid principal balance of such note, accrued and unpaid interest, any unreimbursed Advances, any unreimbursed costs plus any other additional trust fund expenses in respect of the DCT Industrial Portfolio A/B/C Loan on a date not less than 5 business days nor more than 7 business days after the holder of the DCT Industrial Portfolio C Note gives its notice to purchase.

      In the event the majority holder of the DCT Industrial Portfolio C Note has either (i) not elected to purchase the DCT Industrial Portfolio Mortgage
Loan and the DCT Industrial Portfolio B Note or (ii) has failed to finalize the purchase of the DCT Industrial Portfolio Mortgage Loan and the DCT Industrial
Portfolio B Note by the date not less than 5 business days nor more than 7 business days after the holder of the DCT Industrial Portfolio C Note gives its notice to purchase, the holder of the DCT Industrial Portfolio Mortgage Loan shall provide notice of such failure by the majority holder of the DCT
Industrial Portfolio C Note to exercise its purchase right to the majority holder of the DCT Industrial Portfolio B Note. The majority holder of the DCT
Industrial Portfolio B Note shall then have the right, by written notice to the holder of the DCT Industrial Portfolio Mortgage Loan, given prior to the foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related mortgaged properties and prior to the related default being cured or waived in writing by the master servicer or special servicer, as applicable, to purchase the DCT Industrial Portfolio Mortgage Loan at a price generally equal to the sum of the related unpaid principal balance of the DCT
Industrial Portfolio Mortgage Loan, accrued and unpaid interest, any unreimbursed Advances, any unreimbursed costs plus any other additional trust fund expenses in respect of the DCT Industrial Portfolio A/B/C Loan on a date not less than 5 business days nor more than 7 business days after the holder of the DCT Industrial Portfolio B Note gives its notice to purchase.

      The right of the majority holder of the DCT Industrial Portfolio C Note or the majority holder of the DCT Industrial Portfolio B Note to elect to exercise its option to purchase will automatically terminate upon the earlier of (a) a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related mortgaged properties and (b) the curing of the related default under the DCT Industrial Portfolio A/B/C Loan.

      Consent Rights of the Holder of the DCT Industrial Portfolio B Note and
the Holder of the DCT Industrial Portfolio C Note. Pursuant to the DCT
Industrial Portfolio Intercreditor Agreement, so long as (i) a DCT Industrial
Portfolio C Note Threshold Event (as defined below) has not occurred and is not continuing, the advisor shall be appointed by the majority holder of the DCT
Industrial Portfolio C Note and will be entitled to advise the master servicer or special servicer, as applicable, with respect to the following actions, and if (ii) a DCT Industrial Portfolio C Note Threshold Event has occurred and is continuing and a DCT Industrial Portfolio B Note Threshold Event (as defined below) has not occurred and is not continuing, the advisor shall be appointed by the majority holder of the DCT Industrial Portfolio B Note and will be entitled to advise the master servicer or special servicer, as applicable, with respect to the following actions of the special servicer. The special servicer will not be permitted to take any of the following actions as to which the advisor has objected in writing within 10 business days of being notified

                                      S-181

thereof (provided that if such written objection has not been received by the special servicer within such 10 business day period, then the advisor's approval will be deemed to have been given):

      o   any modification or waiver of a monetary term of the DCT Industrial
          Portfolio A/B/C Loan and any modification of, or waiver with respect to, the DCT Industrial Portfolio A/B/C Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction or increase in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the DCT
          Industrial Portfolio A/B/C Loan or a modification or waiver of any other monetary term of the DCT Industrial Portfolio A/B/C Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related mortgage loan documents or a modification or waiver of any provision of the DCT Industrial
          Portfolio A/B/C Loan which restricts the related borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the mortgaged properties or the ownership interests in the related borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the related documents as of the origination date;

      o   any modification of, or waiver with respect to, the DCT Industrial
          Portfolio A/B/C Loan that would result in a discounted pay-off of the
          DCT Industrial Portfolio A/B/C Loan;

      o   termination of any foreclosure upon or comparable conversion of the ownership of the mortgaged properties or any acquisition of the mortgaged properties by deed-in-lieu of foreclosure or otherwise;

      o   any sale of the mortgaged properties or any material portion thereof
          (other than pursuant to a purchase option contained in the DCT
          Industrial Portfolio Intercreditor Agreement or in the Pooling and
          Servicing Agreement) or, except, as specifically permitted in the related mortgage loan documents, the transfer of any direct or indirect interest in the related borrower or any sale of the DCT
          Industrial Portfolio A/B/C Loan (other than pursuant to a purchase option contained in the DCT Industrial Portfolio Intercreditor
          Agreement or in the Pooling and Servicing Agreement);

      o   any action to bring the mortgaged properties or REO properties into compliance with any laws relating to hazardous materials;

      o   any substitution or release of collateral for the DCT Industrial
          Portfolio A/B/C Loan (other than in accordance with the terms of, or upon satisfaction of, the DCT Industrial Portfolio A/B/C Loan);

      o   any release of the related borrower or any guarantor from liability with respect to the DCT Industrial Portfolio A/B/C Loan;

      o   any determination (i) not to enforce a "due-on-sale" or
          "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower) or (ii) to permit an assumption of the DCT Industrial Portfolio A/B/C Loan;

      o   any material changes to or waivers of any of the insurance requirements contained in related mortgage loan documents including renewal or replacement of the then existing insurance policies with policies which contain terms materially different from those policies then existing;

      o   any determination to apply insurance proceeds on the mortgaged properties, or recoveries for any damage, condemnation or taking, or any deed in lieu of condemnation, affecting all or any part of the mortgaged properties or for any damage or injury to it for any loss or diminution in value of the mortgaged properties, to the payment of the
          DCT Industrial Portfolio A/B/C Loan and with respect to

                                      S-182

          the approval of any architects, contractors, plans and specifications or other material approvals which lender may give or withhold pursuant to the related mortgage loan documents;

      o   any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower;

      o   approval of annual property budgets, if the approval of the holder of the DCT Industrial Portfolio Mortgage Loan is required under the related mortgage loan documents;

      o   approval of (i) any property manager, (ii) any material modification to any property management agreement or (iii) the termination of any property management agreement, if the approval of the holder of the
          DCT Industrial Portfolio Mortgage Loan is required under the related mortgage loan documents;

      o   any approval of (i) a material lease, (ii) a modification to any material lease, or (iii) the termination of any material lease, if the approval of the holder of the DCT Industrial Portfolio Mortgage Loan is required under the related mortgage loan documents;

      o   any material reduction or material waiver of the related borrower's obligations to pay any reserve amounts due under the related mortgage loan documents;

      o   any subordination of any document recorded in connection with the DCT
          Industrial Portfolio A/B/C Loan;

      o   any forgiveness of any interest payments or principal payments under the related mortgage loan documents;

      o   any adoption or approval of a plan in bankruptcy of the related borrower;

      o   any sale of the REO properties;

      o   any waiver of any guarantor's obligations under any guaranty or indemnity or any of the other related mortgage loan documents; and

      o   any material waiver of the conditions which the related borrower must satisfy under the related mortgage loan documents in connection with the earn out advance.

      In no event may the special servicer take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate any REMIC provisions, be inconsistent or violate any provisions of the related mortgage loan documents, the DCT Industrial Portfolio Intercreditor Agreement or the Pooling and
Servicing Agreement.

      A "DCT Industrial Portfolio B Note Threshold Event" will exist if and for so long as (i)(1) the initial DCT Industrial Portfolio B Note principal balance, minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the DCT Industrial
Portfolio B Note, (y) any appraisal reduction amounts in excess of the DCT
Industrial Portfolio C Note principal balance for the DCT Industrial Portfolio
A/B/C Loan and (z) any realized losses on the DCT Industrial Portfolio A/B/C
Loan in excess of the DCT Industrial Portfolio C Note principal balance (without duplication of amounts), is less than or equal to (ii) 25% of (1) the initial
DCT Industrial Portfolio B Note principal balance, minus (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the DCT Industrial Portfolio B Note.

      A "DCT Industrial Portfolio C Note Threshold Event" will exist if and for so long as (i)(1) the initial DCT Industrial Portfolio C Note principal balance, minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the DCT Industrial
Portfolio C Note, (y) any appraisal reduction amounts for the DCT Industrial
Portfolio A/B/C Loan and (z) any realized losses on the DCT Industrial Portfolio
A/B/C Loan (without duplication of amounts), is less than or equal to (ii) 25%
of (1) the initial

                                      S-183

DCT Industrial Portfolio C Note principal balance, minus (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the DCT Industrial Portfolio C Note.

      Replacement of the Special Servicer. With respect to the DCT Industrial
Portfolio A/B/C Loan at any time, each of (i) the holder of the DCT Industrial
Portfolio C Note, so long as no DCT Industrial Portfolio C Note Threshold Event exists, (ii) the holder of the DCT Industrial Portfolio B Note during the existence of any DCT Industrial Portfolio C Note Threshold Event, or (iii) the
holder of the DCT Industrial Portfolio Mortgage Loan during the existence of any
DCT Industrial Portfolio C Note Threshold Event and DCT Industrial Portfolio B
Note Threshold Event shall have the right to replace the special servicer with respect to the DCT Industrial Portfolio A/B/C Loan at its expense, upon at least
15 days prior notice to the special servicer. Any such replacement of the special servicer must be in accordance with the DCT Industrial Portfolio
Intercreditor Agreement and will not be effective until, among other conditions, the trustee has received rating agency confirmation.

THE RLJ PORTFOLIO LOAN GROUP

      Mortgage Loan Nos. 24-66 (the "RLJ Portfolio Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $41,952,230, representing 1.6% of the Initial Pool Balance (representing 1.7% of the Initial
Loan Group 1 Balance), is secured by the same mortgaged properties on a pari passu basis with six other notes (collectively, the "RLJ Portfolio Companion
Loan"). The RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan
have the same borrowers and are all secured by the same mortgage instruments encumbering the same mortgaged properties. The interest rate and maturity date of the RLJ Portfolio Companion Loan are identical to those of the RLJ Portfolio
Pari Passu Loan. Payments from the borrower under the RLJ Portfolio Loan Group will be applied on a pari passu basis to the RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan. The RLJ Portfolio Companion Loan is not an
asset of the trust. The RLJ Portfolio Pari Passu Loan and the RLJ Portfolio
Companion Loan are collectively referred to in this prospectus supplement as the
"RLJ Portfolio Loan Group."

      One of the RLJ Companion Loans is anticipated to be included in a REMIC trust known as the WCMSI 2006-C27. The RLJ Portfolio Loan Group is currently being serviced by Wachovia Bank, National Association under an agreement that provides for servicing in a manner acceptable for commercial mortgage securitizations similar in nature to this securitization. It is anticipated that the RLJ Portfolio Loan Group will be serviced pursuant to the WCMSI 2006-C27
Pooling and Servicing Agreement upon establishment of the WCMSI 2006-C27 trust.
The master servicer or the trustee, as applicable, will be required to make P&I
Advances on the RLJ Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the RLJ Pari Passu Loan. The WCMSI
2006-C27 Master Servicer or the WCMSI 2006-C27 Trustee, as applicable, will be required to make Servicing Advances on the RLJ Loan Group unless the WCMSI
2006-C27 Master Servicer, the WCMSI 2006-C27 Special Servicer or the WCMSI
2006-C27 Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the RLJ Loan Group.

      The relative rights of the holders of the RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan are governed by the RLJ Portfolio
Intercreditor Agreement and provides, in general, that:

      o   the RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion
          Loan are of equal priority with each other and no portion of any of them will have priority or preference over any of the others; and

      o   all payments, proceeds and other recoveries on or in respect of the
          RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan
          will be applied to the RLJ Portfolio Pari Passu Loan and the RLJ
          Portfolio Companion Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and any other service providers with respect to the RLJ Portfolio Companion Loan, in accordance with the terms of the Pooling and Servicing Agreement).

                                      S-184

      RLJ Portfolio Consultation Rights. Pursuant to the RLJ Portfolio
Intercreditor Agreement, the WCMSI 2006-C27 Master Servicer or the WCMSI
2006-C27 Special Servicer, as applicable, will be required (i) to use reasonable efforts to consult with each holder of the RLJ Portfolio Companion Loan in connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the related mortgaged property, (B) the execution or renewal of any lease (if a lender approval is provided for in the applicable mortgage loan documents), (C) the release of any escrow held in conjunction with the RLJ Portfolio Loan Group to the related borrower not expressly required by the terms of the mortgage loan documents or under applicable law, (D) material alterations on the related mortgaged property if approval by the lender is required by the mortgage loan documents, (E) material change in any ancillary mortgage loan documents, or (F) the waiver of any notice provisions related to prepayment; and (ii) to use reasonable efforts to consult with each holder of the RLJ Portfolio Companion Loan upon the occurrence of any event of default with respect to the RLJ Portfolio Loan Group and to consider alternative actions recommended by each holder of the RLJ Portfolio Companion
Loan.

      Notwithstanding the foregoing, (I) if any holder of the RLJ Portfolio
Companion Loan fails to notify the WCMSI 2006-C27 Master Servicer or the WCMSI
2006-C27 Special Servicer, as applicable, of its approval or disapproval of any such proposed action within ten (10) Business Days after delivery to such holders of the RLJ Portfolio Companion Loan by the WCMSI 2006-C27 Master
Servicer or the WCMSI 2006-C27 Special Servicer, as applicable, of written notice of such a proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, such proposed action by the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special
Servicer, as applicable, will be deemed to have been approved by the holders of the RLJ Portfolio Companion Loan, (II) if the controlling class representative has not approved (or been deemed to have approved) such a proposed action within ten (10) Business Days after delivery to holders of the RLJ Portfolio Companion
Loan by the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special
Servicer, as applicable, of written notice of such proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, and such proposed action would not violate any law of any applicable jurisdiction or be inconsistent with the Servicing Standard, then the
WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special Servicer, as
applicable, may take such proposed action if it has received the written consent with respect thereto from a majority of holders of interests in the RLJ
Portfolio Loan Group, (III) the holders of the RLJ Portfolio Companion Loan will not be permitted to approve or disapprove of an action of the WCMSI 2006-C27
Master Servicer or the WCMSI 2006-C27 Special Servicer, as applicable, that would cause the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special
Servicer, as applicable, to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction or be inconsistent with the Servicing Standard, the RLJ Portfolio Intercreditor Agreement, the
REMIC provisions of the Code or the related mortgage loan documents, and (IV)
the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special Servicer, as
applicable, shall be entitled to make all decisions with respect to the loans
(except as expressly provided in the RLJ Portfolio Intercreditor Agreement) in its sole and absolute discretion provided that such decisions would not violate any law of any applicable jurisdiction, be inconsistent with the servicing standard or violate the provisions of the WCMSI 2006-C27 Pooling and Servicing
Agreement.

THE RITZ-CARLTON LOAN GROUP

      Mortgage Loan Nos. 68-72 (the "Ritz-Carlton Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of
$39,048,614, representing 1.5% of the Initial Pool Balance, is secured by the same mortgaged properties on a pari passu basis with another note (the
"Ritz-Carlton Companion Loan"), and on a subordinate basis with a subordinate note (the "Ritz-Carlton B Note"). The Ritz-Carlton Pari Passu Loan, the
Ritz-Carlton Companion Loan and the Ritz-Carlton B Note have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The interest rate and maturity date of the Ritz-Carlton
Companion Loan are identical to those of the Ritz-Carlton Pari Passu Loan.
Payments from the borrower under the Ritz-Carlton Loan Group will be applied on a pari passu basis to the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
Companion Loan. The Ritz-Carlton Companion Loan had an original principal balance as of the Cut-off Date of $263,578,145. The Ritz-Carlton B Note had an
original principal balance of $50,000,000. The Ritz-Carlton Companion Loan is included in a securitization known as the Morgan Stanley Capital I Trust
2006-HQ8 ("MSCI 2006-HQ8"). The Ritz-Carlton B Note or a portion of such note may be included in a future securitization. The Ritz-Carlton Companion Loan and the Ritz-Carlton B Note are not assets of the trust. The Ritz-Carlton Pari Passu
Loan, the Ritz-Carlton Companion Loan and the Ritz-Carlton B Note are
collectively referred to in this prospectus supplement as the "Ritz-Carlton Loan
Group."

                                      S-185

      The Ritz-Carlton Loan Group is currently being serviced pursuant to the
MSCI 2006-HQ8 Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the
Ritz-Carlton Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Ritz-Carlton Pari Passu Loan. The MSCI
2006-HQ8 Master Servicer or the MSCI 2006-HQ8 Trustee, as applicable, are required to make Servicing Advances on the Ritz-Carlton Loan Group unless the
MSCI 2006-HQ8 Master Servicer, the MSCI 2006-HQ8 Special Servicer or the MSCI
2006-HQ8 Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the Ritz-Carlton Loan Group.

      The Ritz-Carlton Companion Loan and the Ritz-Carlton B Note have the same maturity date as the Ritz-Carlton Pari Passu Loan and accrue interest at a fixed rate. On the last business day of each month ending prior to the stated maturity date, the related borrower is required to make a payment of principal and interest in arrears on the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
Companion Loan and interest only on the Ritz-Carlton B Note. Such payments will be applied in accordance with the Ritz-Carlton Intercreditor Agreement.

      Distributions. Under the terms of the Ritz-Carlton Intercreditor
Agreement, if no monetary or other material event of default has occurred and is continuing (or if a monetary or other material event of default that has occurred is no longer continuing), all amounts tendered by the related borrower or otherwise available for payment on the Ritz-Carlton Pari Passu Loan and the
Ritz-Carlton Companion Loan, however received (other than funds to repair or restore the mortgaged property or to be released to the related borrower in accordance with the servicing standard of the applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement as applied to the mortgage loan documents, servicing fees and trustee fees payable under the Non-Serviced Mortgage Loan
Pooling and Servicing Agreement, reimbursement of costs and expenses, and reimbursement of the trust established pursuant to the Non-Serviced Mortgage
Loan Pooling and Servicing Agreement (or the Non-Serviced Mortgage Loan Master
Servicer or Non-Serviced Mortgage Loan Trustee) for Advances (as defined in the
Ritz-Carlton Intercreditor Agreement) and interest thereon) will be distributed by the Non-Serviced Mortgage Loan Master Servicer in the following order of priority, in each case to the extent of available funds, (and payments will be made at such times as are set forth in the Ritz-Carlton Intercreditor
Agreement):

      o   first, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the Ritz-Carlton Pari
          Passu Loan principal balance and the Ritz-Carlton Companion Loan principal balance at (x) the Ritz-Carlton Pari Passu Loan interest rate minus (y) the servicing fee rate;

      o   second, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, in an amount equal to any principal payments required to be applied in reduction of the Ritz-Carlton Pari Passu Loan principal balance and the
          Ritz-Carlton Companion Loan principal balance in accordance with the related mortgage loan documents;

      o   third, to the holder of the Ritz-Carlton B Note, up to the aggregate amount of all payments made by the holder of the Ritz-Carlton B Note in connection with the exercise of its cure rights hereunder;

      o   fourth, to the holder of the Ritz-Carlton B Note in an amount equal to the accrued and unpaid interest on the Ritz-Carlton B Note principal balance at the Ritz-Carlton B Note interest rate;

      o   fifth, to the holder of the Ritz-Carlton B Note in an amount equal to any principal payments required to be applied in reduction of the
          Ritz-Carlton B Note principal balance in accordance with the related mortgage loan documents;

      o   sixth, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, an amount equal to any Prepayment Premium (as defined in the Ritz-Carlton
          Intercreditor Agreement) due in respect of the Ritz-Carlton Pari Passu
          Loan and the Ritz-Carlton Companion Loan;

                                      S-186

      o   seventh, any default interest in excess of the interest paid in accordance with the foregoing clauses first and fourth that is due and payable to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan to the extent actually paid by the related borrower in respect of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan, will be paid to the Ritz-Carlton
          Pari Passu Loan and the Ritz-Carlton Companion Loan to the extent not payable pursuant to the Non-Serviced Mortgage Loan Pooling and
          Servicing Agreement (x) to cover interest on Advances (as defined in the Ritz-Carlton Intercreditor Agreement), (y) to offset additional
          MSCI 2006-HQ8 trust expenses or (z) to any servicer or trustee under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement;

      o   eighth, any default interest that is due and payable to the holder of the Ritz-Carlton B Note, in excess of the interest paid in accordance with the foregoing clauses first and fourth in respect of Ritz-Carlton
          B Note, to the extent actually paid by the related borrower will be paid to the holder of the Ritz-Carlton B Note; and

      o   ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to a party other than a holder under the mortgage loan documents, and not otherwise applied in accordance with the foregoing clauses first through eighth, such amount will be paid to the holder of the
          Ritz-Carlton Pari Passu Loan, the holder of the Ritz-Carlton Companion
          Loan and the holder of the Ritz-Carlton B Note on a pro rata basis.

      Following the occurrence and during the continuance of a monetary or other material event of default with respect to the Ritz-Carlton Loan Group, all amounts tendered by the related borrower or otherwise available for payment on the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan, however received (other than funds to repair or restore the mortgaged property or to be released to the related borrower in accordance with the servicing standard of the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement as
applied to the mortgage loan documents, servicing fees and trustee fees payable under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement,
reimbursement of costs and expenses, and reimbursement of the trust established pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (or
the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan
Trustee) for Advances (as defined in the Ritz-Carlton Intercreditor Agreement)
and interest thereon) will be distributed by the Non-Serviced Mortgage Loan
Master Servicer in the following order of priority, in each case to the extent of available funds (and payments will be made at such times as are set forth in the Ritz-Carlton Intercreditor Agreement):

      o   first, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the Ritz-Carlton Pari
          Passu Loan principal balance and the Ritz-Carlton Companion Loan principal balance at (x) the Ritz-Carlton Pari Passu Loan interest rate minus (y) the servicing fee rate;

      o   second, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, in an amount equal to the Ritz-Carlton Pari Passu Loan principal balance and the
          Ritz-Carlton Companion Loan principal balance, until such amounts have been paid in full;

      o   third, to the holder of the Ritz-Carlton B Note, up to the aggregate amount of all payments made by the holder of the Ritz-Carlton B Note in connection with the exercise of its cure rights hereunder;

      o   fourth, to the holder of the Ritz-Carlton B Note in an amount equal to the accrued and unpaid interest on the Ritz-Carlton B Note principal balance at the Ritz-Carlton B Note interest rate;

      o   fifth, to the holder of the Ritz-Carlton B Note in an amount equal to the Ritz-Carlton B Note principal balance, until such amount has been paid in full;

      o   sixth, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, an amount equal any Prepayment Premium (as defined in the Ritz-Carlton Intercreditor
          Agreement) due in respect of the Ritz-Carlton Pari Passu Loan and the
          Ritz-Carlton Companion Loan;

                                      S-187

      o   seventh, any default interest that is due and payable to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton
          Companion Loan, in excess of the interest paid in accordance with the foregoing clauses first and fourth in respect of the Ritz-Carlton Pari
          Passu Loan and the Ritz-Carlton Companion Loan, to the extent actually paid by the related borrower, to the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan to the extent not payable pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (x) to
          cover interest on Advances (as defined in the Ritz-Carlton
          Intercreditor Agreement), (y) to offset additional MSCI 2006-HQ8 trust expenses or (z) to any servicer or trustee under the Non-Serviced
          Mortgage Loan Pooling and Servicing Agreement;

      o   eighth, any default interest that is due and payable to the holder of the Ritz-Carlton B Note, in excess of the interest paid in accordance with the foregoing clauses first and fourth in respect of the
          Ritz-Carlton B Note, to the extent actually paid by the related borrower will be paid to the holder of the Ritz-Carlton B Note; and

      o   ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with the foregoing clauses first through eighth, such remaining amount will be paid to the holder of the Ritz-Carlton Pari Passu Loan, the holder of the
          Ritz-Carlton Companion Loan and the holder of the Ritz-Carlton B Note, pro rata (based on the initial Ritz-Carlton Loan Group principal balance).

      Subject to the Ritz-Carlton B Note financing provisions of the
Ritz-Carlton Intercreditor Agreement, if the related borrower or an affiliate of the related borrower holds the Ritz-Carlton B Note, any amounts payable pursuant to the foregoing clauses eighth and/or ninth will be paid to the Ritz-Carlton
Pari Passu Loan and the Ritz-Carlton Companion Loan prior to any amounts being paid to the holder of the Ritz-Carlton B Note.

      Rights of the Holder of the Ritz-Carlton B Note. The holder of the
Ritz-Carlton B Note has certain rights under the Ritz-Carlton Intercreditor
Agreement, including, among others, the following:

      Option to Cure Defaults Under the Ritz-Carlton Loan Group. The holder of the Ritz-Carlton B Note has the right to cure events of default with respect to the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan, (i) in the
case of a monetary default, within 10 days after such default and (ii) in the case of a default, other than a monetary default or a bankruptcy of the related borrower, within 30 days after such default as long as the holder of the
Ritz-Carlton B Note is diligently proceeding with such cure, but at no other times. When the cure is effected, by payment or otherwise, the holder of the
Ritz-Carlton B Note must pay or reimburse the holder of the Ritz-Carlton Pari
Passu Loan, the holder of the Ritz-Carlton Companion Loan, the Non-Serviced
Mortgage Loan Master Servicer, the Non-Serviced Mortgage Loan Special Servicer
and the Non-Serviced Mortgage Loan Trustee, as applicable, for all costs related to the default during the time from the default until the default is cured.
Defaults are not treated as events of default by the holder of the Ritz-Carlton
Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan with respect to distributions and determining whether the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan will be specially serviced mortgage loans under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement so long as, in the case of a monetary default, a cure payment is made within the applicable time limit, or in the case of a non-monetary default (which is susceptible to being cured), the holder of the Ritz-Carlton B Note is pursuing a cure within the applicable time limit, though such limitation does not prevent the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion
Loan from collecting default interest, late charges or any similar or applicable amounts from the related borrower. The holder of the Ritz-Carlton B Note may not cure a monetary event of default or non-monetary event of default more than six times over the life of such loan without the consent of the holder of the
Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan or if the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan are
in a securitization, the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan or the applicable master servicer, with the consent of the controlling class, directing certificateholder or other similar entity, except that the applicable master servicer cannot so consent if it was appointed by or is affiliated with the holder of the Ritz-Carlton B Note.
No single cure event may exceed three consecutive months. Cure events do not excuse the related borrower's obligations or waive or prejudice the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion
Loan's rights under the loan documents. Subject to the terms of the Ritz-

                                      S-188

Carlton Intercreditor Agreement, the holder of the Ritz-Carlton B Note will be subrogated to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan's rights to any payment owing to the holder of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan for which the holder of the Ritz-Carlton B Note makes a cure payment but such subrogation rights may not be exercised against the related borrower until the Ritz-Carlton
Pari Passu Loan and the Ritz-Carlton Companion Loan are paid in full. The foregoing rights may not be exercised by the related borrower or an affiliate of such borrower that may hold the Ritz-Carlton B Note; however, if such borrower
(or affiliate) has pledged the Ritz-Carlton B Note to a bona fide lender, such lender may exercise such rights.

      Option to Purchase the Ritz-Carlton Pari Passu Loan. The holder of the
Ritz-Carlton B Note has the right at any time that (i) any principal or interest payment is 90 or more days delinquent, (ii) the loan has been accelerated, (iii)
the principal balance is not paid at maturity, (iv) the related borrower files a petition for bankruptcy or (v) the loan becomes a specially serviced mortgage loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (and
is either in default or a default thereto is reasonably foreseeable), to purchase the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan,
at a price generally equal to the sum of the unpaid principal balance of the
Ritz-Carlton Pari Passu Loan and the unpaid principal balance of the
Ritz-Carlton Companion Loan, accrued and unpaid interest and any unreimbursed
Advances (as defined in the Ritz-Carlton Intercreditor Agreement) and interest thereon on the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan
at the reimbursement rate, plus any Master Servicing Fees (as defined in the
Ritz-Carlton Intercreditor Agreement) and Special Servicing Fees (as defined in the Ritz-Carlton Intercreditor Agreement) including compensation and all other amounts payable pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing
Agreement) allocable to the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
Companion Loan and interest thereon at the reimbursement rate. If the entity exercising the right to purchase is not the related borrower or an affiliate of the related borrower, such purchaser will not be responsible for any Prepayment
Premium (as defined in the Ritz-Carlton Intercreditor Agreement), exit fee or, if the loan is purchased within the option period specified in the Ritz-Carlton
Intercreditor Agreement, any interest payable at the default rate. The holder of the Ritz-Carlton B Note will also pay all purchase-related out-of-pocket costs and expenses of the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan. The foregoing option to purchase terminates when the mortgaged property becomes an REO Property. The foregoing rights may not be exercised by the related borrower or an affiliate of such borrower that may hold the Ritz-Carlton B Note; however, if such borrower (or affiliate) has pledged the Ritz-Carlton B Note to a bona fide lender, such lender may exercise such rights.

      Consent Rights of the holder of the Ritz-Carlton B Note. Pursuant to the
Ritz-Carlton Intercreditor Agreement, the "Directing Holder" has the right to consent to the Non-Serviced Mortgage Loan Master Servicer's or the Non-Serviced
Mortgage Loan Special Servicer's taking (as the case may be), subject to the
Servicing Standard under the Non-Serviced Mortgage Loan Pooling and Servicing
Agreement, certain actions with respect to the Ritz-Carlton Loan Group, including, without limitation:

      o   any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisition of an REO Property) of the ownership of the related mortgaged property and other collateral securing the
          Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan if it
          comes into and continues in default or other enforcement action under the mortgage loan documents;

      o   any proposed modification, extension, amendment or waiver of a money term (including timing of payments) or other material non-monetary term of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
          Companion Loan;

      o   any proposed or actual sale of the mortgaged property or any material portion thereof (other than in connection with a termination of the trust) for less than the Purchase Price (as defined in the
          Non-Serviced Mortgage Loan Pooling and Servicing Agreement);

      o   any acceptance of a discounted payoff of the Ritz-Carlton Pari Passu
          Loan and the Ritz-Carlton Companion Loan;

                                      S-189

      o   any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO
          Property;

      o   any release of collateral for the Ritz-Carlton Pari Passu Loan and the
          Ritz-Carlton Companion Loan or any release of a mortgage loan borrower or any guarantor under the Ritz-Carlton Pari Passu Loan and the
          Ritz-Carlton Companion Loan (other than in accordance with the terms of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion
          Loan (with no material discretion by the mortgagee), or upon satisfaction of, the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
          Companion Loan);

      o   any acceptance of a substitute or additional collateral for the
          Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan
          (other than in accordance with the terms of the Ritz-Carlton Pari
          Passu Loan and the Ritz-Carlton Companion Loan with no material discretion by the mortgagee);

      o   any waiver or consent to waiver of a "due-on-sale" or
          "due-on-encumbrance" clause;

      o   any acceptance of an assumption agreement releasing a mortgage loan borrower or a guarantor from liability under the Ritz-Carlton Pari
          Passu Loan and the Ritz-Carlton Companion Loan;

      o   any acceptance of a change in the property management company
          (provided that the unpaid principal balance of the Ritz-Carlton Pari
          Passu Loan and the Ritz-Carlton Companion Loan is greater than
          $5,000,000) or, if applicable, hotel franchise for the mortgaged property;

      o   any determination by the special servicer pursuant to the
          Non-Serviced Mortgage Loan Pooling and Servicing Agreement that the
          Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan have become specially serviced mortgage loans under the Non-Serviced
          Mortgage Loan Pooling and Servicing Agreement;

      o   any determination by the Non-Serviced Mortgage Loan Master Servicer
          or Non-Serviced Mortgage Loan Special Servicer that a Servicing
          Transfer Event under the Non-Serviced Mortgage Loan Pooling and
          Servicing Agreement has occurred with respect to the Ritz-Carlton Pari
          Passu Loan and the Ritz-Carlton Companion Loan solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism;

      o   any extension of the maturity date of the Ritz-Carlton Pari Passu
          Loan and the Ritz-Carlton Companion Loan;

      o   subject to the Directing Holder's rights set forth in the
          Ritz-Carlton Intercreditor Agreement, any approval of a replacement special servicer for the Ritz-Carlton Pari Passu Loan and the
          Ritz-Carlton Companion Loan (other than in connection with a successor special servicer upon the occurrence of an event of default with respect to the Non-Serviced Mortgage Loan Special Servicer under the
          Non-Serviced Mortgage Loan Pooling and Servicing Agreement);

      o   any waiver of amounts required to be deposited into escrow reserve accounts under the mortgage loan documents, or any modification or amendment to such documents that would modify the amount of funds required to be so deposited;

      o   the release of or adjustment to any escrow or reserve funds held in connection with the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
          Companion Loan to which the related borrower is not entitled; and

      o   the approval of any annual budget for the mortgaged property
          (insofar as such approval is required of the lender under the mortgage loan documents).

                                       S-190

      The foregoing consent rights belong to the holder of more than 50% of the principal balance of the Ritz-Carlton B Note, unless such holder is the related borrower or an affiliate of the related borrower, or if the initial unpaid principal balance of the Ritz-Carlton B Note minus the sum of (i) any principal payments allocated or received on the Ritz-Carlton B Note, (ii) any appraisal reductions allocated to the Ritz-Carlton B Note and (iii) realized losses allocated to the Ritz-Carlton B Note is less than 25% of the initial unpaid principal balance of the Ritz-Carlton B Note.

      In addition, no advice, direction or objection from or by the Directing
Holder may (and the Non-Serviced Mortgage Loan Master Servicer and Non-Serviced
Mortgage Loan Special Servicer, as applicable, will ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such servicer to violate any provision of the Ritz-Carlton Intercreditor Agreement, the related mortgage loan documents, the Non-Serviced Mortgage Loan Pooling and
Servicing Agreement (including any REMIC provisions contained in the
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and such servicer's obligation to act in accordance with the Servicing Standard under the
Non-Serviced Mortgage Loan Pooling and Servicing Agreement or refrain from taking any immediate action necessary to protect the interests of the holder of the Ritz-Carlton Pari Passu Loan, the holder of the Ritz-Carlton Companion Loan and the holder of the Ritz-Carlton B Note (as a collective whole).

      Subject to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement
the Non-Serviced Mortgage Loan Special Servicer is not obligated to seek the
Directing Holder's approval for any actions to be taken by the holder of the
Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan or the Non-Serviced Mortgage Loan Special Servicer if:

      o   the holder of the Ritz-Carlton Pari Passu Loan and the holder of the
          Ritz-Carlton Companion Loan or the Non-Serviced Mortgage Loan Special
          Servicer has provided the Directing Holder with sufficient written notice of proposed actions with respect to the workout or liquidation of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion
          Loan; and

      o   for 60 days following such notice, the Directing Holder has objected to all proposed actions and failed to suggest alternatives that the holder of the Ritz-Carlton Pari Passu Loan and the holder of the
          Ritz-Carlton Companion Loan or the Non-Serviced Mortgage Loan Special
          Servicer considers to be consistent with the Servicing Standard under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

THE GIANT FOOD-BUCKS COUNTY A/B MORTGAGE LOAN

      Mortgage Loan No. 104 (referred to herein as the "Giant Food-Bucks County
Mortgage Loan") is secured by the related mortgaged property. The Giant
Food-Bucks County Mortgage Loan has an outstanding principal balance as of the
Cut-off Date of $14,847,845, representing 0.6% of the Initial Pool Balance, and is an asset of the trust. The mortgage on the related mortgaged property also secures a subordinated B Note (the "Giant Food-Bucks County B Note") that had an original principal balance of $1,743,053. The Giant Food-Bucks County B Note is not an asset of the trust.

      In the event that certain defaults exist under the Giant Food-Bucks County
Mortgage Loan or the Giant Food-Bucks County B Note, the holder of the Giant
Food-Bucks County B Note will have the right, in certain circumstances, to make cure payments and cure other defaults with respect to the Giant Food-Bucks
County A/B Mortgage Loan and to purchase the Giant Food-Bucks County Mortgage
Loan for a price generally equal to the outstanding principal balance of the
Giant Food-Bucks County Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the Giant
Food-Bucks County Mortgage Loan and other amounts payable to the holder of the
Giant Food-Bucks County Mortgage Loan under the mortgage loan documents (other than any applicable Prepayment Premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in The Wall Street Journal. In addition, in certain circumstances as set forth in the Giant Food-Bucks County Intercreditor Agreement, the master servicer or special servicer, as applicable, is required to take actions to prevent and cure any default by the borrower/landlord under the lease and prevent a termination of such leases by using commercially reasonable efforts to cause the related borrower to perform the landlord's obligations under such lease. In addition, the holder of the Giant Food-

                                      S-191

Bucks County B Note is given certain rights pursuant to the Giant Food-Bucks
County Intercreditor Agreement, which include, among other items: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent the holder of either the Giant Food-Bucks
County Mortgage Loan or the Giant Food-Bucks County B Note is entitled to do so under the mortgage loan documents, (ii) in the event that the master servicer or the special servicer fails to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances, (iii)
directing the master servicer or the special servicer to enforce the rights of the holder of the Giant Food-Bucks County B Note under the loan documents to receive the proceeds of defaulted lease claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of the master servicer or the special servicer to cure any such default and prevent such foreclosure, (v) approving (together with the master servicer or the special servicer) any modifications to the Giant Food-Bucks County A/B
Mortgage Loan that affect the rights of the related borrower or the holder of the Giant Food-Bucks County B Note under the credit lease or the assignment of the credit lease as collateral for the Giant Food-Bucks County Mortgage Loan and
(vi) taking any actions during the period to and including 60 days following the occurrence of any payment default by the credit tenant and resulting in an event of default under the mortgage loan documents to cure such default before the master servicer or special servicer may accelerate the Giant Food-Bucks County
Mortgage Loan or commence foreclosure on the related mortgaged property without the consent of the holder of the Giant Food-Bucks County B Note. LaSalle Bank
National Association originated the Giant Food-Bucks County A/B Mortgage Loan and sold the Giant Food-Bucks County B Note to Caplease Debt Funding, LP, which is the holder of the Giant Food-Bucks County B Note. Caplease Debt Funding, LP
may sell the Giant Food-Bucks County B Note subject to the terms of the Giant
Food-Bucks County Intercreditor Agreement.

      Distributions. Under the terms of the Giant Food-Bucks County
Intercreditor Agreement, on each payment date, all amounts received from or on behalf of the borrower (other than early payments of rent and proceeds of a defaulted lease claim) will, after payment of the servicing and other fees and expenses under the related servicing agreement, be applied in the following order of priority:

      o   first, to the holder of the Giant Food-Bucks County Mortgage Loan in an amount equal to the accrued and unpaid interest on the Giant
          Food-Bucks County Mortgage Loan principal balance at the non-default interest rate on such loan;

      o   second, to the holder of the Giant Food-Bucks County Mortgage Loan in an amount equal to the scheduled principal payments, if any, due with respect to the Giant Food-Bucks County Mortgage Loan or, upon acceleration of all amounts due and payable on the Giant Food-Bucks
          County Mortgage Loan, the principal balance of the Giant Food-Bucks
          County Mortgage Loan until paid in full;

      o   third, to fund reserve accounts provided for in the related mortgage loan documents and any other amounts required to be applied following payment of interest and principal then due on the Giant Food-Bucks
          County Mortgage Loan in accordance with the terms of the related lockbox agreement or other related mortgage loan documents, including, as applicable, amounts required to fund any escrow accounts or to pay taxes or insurance and any insurance proceeds required to be applied to the repair of the related mortgaged property;

      o   fourth, to the holder of the Giant Food-Bucks County B Note in an amount equal to the accrued and unpaid interest on the Giant
          Food-Bucks County B Note at the non-default interest rate on such loan;

      o   fifth, to the holder of the Giant Food-Bucks County B Note in an amount equal to the scheduled principal payments, if any, due with respect to the Giant Food-Bucks County B Note or, upon acceleration of all amounts due and payable on the Giant Food-Bucks County B Note, the principal balance of the Giant Food-Bucks County B Note until paid in full;

      o   sixth, any unscheduled payment on the Giant Food-Bucks County A/B
          Mortgage Loan (other than proceeds of a defaulted lease claim, but including without limitation lump sum payments under

                                      S-192

          any lease enhancement policy), shall be paid sequentially to the holder of the Giant Food-Bucks County Mortgage Loan until the holder of the Giant Food-Bucks County Mortgage Loan has been paid in full, and then to the holder of the Giant Food-Bucks County B Note until the holder of the Giant Food-Bucks County B Note has been paid in full;

      o   seventh, any Prepayment Premium, to the extent actually paid, shall be paid to the holder of the Giant Food-Bucks County Mortgage Loan and the holder of the Giant Food-Bucks County B Note, pro rata, in the same proportion as the respective amounts payable to each when the
          Prepayment Premium for each of the mortgage loans is separately computed on the prepaid amounts of the Giant Food-Bucks County
          Mortgage Loan principal balance and the Giant Food-Bucks County B Note principal balance at the respective interest rates;

      o   eighth, to the holder of the Giant Food-Bucks County B Note (or any party which has made a property advance on its behalf), the amount necessary to reimburse the holder of the Giant Food-Bucks County B
          Note for any property advance or cure payment made by it in accordance with the terms of the Giant Food-Bucks County Intercreditor Agreement;

      o   ninth, to the holder of the Giant Food-Bucks County Mortgage Loan in an amount equal to any default interest attributable to such loan;

      o   tenth, to the holder of the Giant Food-Bucks County B Note in an amount equal to any default interest attributable to such loan; and

      o   eleventh, any remaining amount to be paid to the borrower, to the extent required by the mortgage loan documents, and otherwise to the holder of the Giant Food-Bucks County Mortgage Loan and the Giant
          Food-Bucks County B Note, pro rata, based on their original principal balances.

      Proceeds of Defaulted Lease Claim. All proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related mortgaged property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code, shall be distributed in the following order of priority:

      o   first, to the holder of the Giant Food-Bucks County B Note in an amount equal to the amount necessary to reimburse such party for any property advance or cure payment made by such party;

      o   second, to the holder of the Giant Food-Bucks County B Note in an amount equal to the accrued and unpaid interest on such loan at the non-default interest rate on such loan;

      o   third, to the holder of the Giant Food-Bucks County B Note in an amount equal to scheduled principal payments, or upon acceleration of the Giant Food-Bucks County B Note, the principal balance of the Giant
          Food-Bucks County B Note until paid in full;

      o   fourth, to the holder of the Giant Food-Bucks County B Note in an amount equal to any Prepayment Premium attributable to such loan to the extent actually paid;

      o   fifth, to the holder of the Giant Food-Bucks County B Note in an amount equal to any default interest attributable to such loan;

      o   sixth, to the trust fund any excess amount to be applied in the order or priority of payments on the Giant Food-Bucks County Mortgage
          Loan other than with respect to defaulted lease claims; and

      o   seventh, any remaining amount to the related borrower to the extent required under the related mortgage loan documents and all other amounts to the Giant Food-Bucks County Mortgage Loan and the Giant
          Food-Bucks County B Note, pro rata, based on the initial original principal balance.

                                      S-193

Master Servicer Compensation

      The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, B Note and Serviced Companion Mortgage Loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on Escrow Accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the
Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any
Advances and additional trust expenses pursuant to the terms of the Pooling and
Servicing Agreement.

      The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

      In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are non-Specially
Serviced Mortgage Loans that require special servicer consent and 100% of such fees on non-Specially Serviced Mortgage Loans that do not require special servicer consent. The special servicer will generally be entitled to approve assumptions.

      In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master
Servicing Fee as compensation.

EVENTS OF DEFAULT

      If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of Default"
under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. If an Event of Default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the
"Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any
Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the
Pooling and Servicing Agreement, if an Event of Default occurs solely by reason of the occurrence of a default of a Primary Servicer or of certain sub-servicers under the related primary servicing or sub-servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing or sub-servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing of sub-servicing default occurred.

      The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

                                       S-194

      Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the
Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and (ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer.

      However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the right of the Primary Servicer to continue as Primary Servicer in the absence of a primary servicer event of default by the Primary Servicer). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing
Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating
Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

      The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

Special Servicer Compensation

      The special servicer will be entitled to receive:

      o   a Special Servicing Fee;

      o   a Workout Fee; and

      o   a Liquidation Fee.

      The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to Certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special

                                      S-195

servicer is terminated for any reason, it will retain the right to receive any
Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially
Serviced Mortgage Loan or until the related mortgaged property becomes an REO
Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

      The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement.
The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer
Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

      In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

      As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser (or any B Note holder (including the holders of the DP and Class ST Certificates, if applicable) to the extent described under
"Servicing of the Mortgage Loans--Servicing of the Cherry Creek Loan Group, the
RLJ Portfolio Loan Group, the Ritz-Carlton Loan Group and the A/B Mortgage
Loans" above) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

      If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

      The trustee may, and the Operating Adviser may direct the trustee to, terminate the special servicer upon a Special Servicer Event of Default except as described below with respect to the DCT Industrial Portfolio A/B/C Loan and the 120 Broadway A/B Mortgage Loan. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing
Agreement, the special servicer may be replaced by the Operating Adviser as described in the Pooling and Servicing Agreement. The Pooling and Servicing
Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Event of Default or voluntary resignation.

      The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

      Notwithstanding anything to the contrary contained in this prospectus supplement, with respect to the 120 Broadway A/B Mortgage Loan, to the extent that no 120 Broadway B Note Control Appraisal Event exists and to the extent that the holder of the 120 Broadway B Note is not an affiliate of the related mortgage loan borrower, the holder of the 120 Broadway B Note or its designee has and shall have the right to replace the special servicer for the 120
Broadway A/B Mortgage Loan upon the appointment and acceptance of such appointment by a successor to the special servicer and subject to receipt by the trustee of written confirmation from each Rating Agency that such appointment will not result in a qualification, downgrade or withdrawal of any ratings then assigned to the

                                      S-196

certificates. The holder of the 120 Broadway B Note must pay any expenses incurred by the trust in connection with such replacement. If a 120 Broadway B
Note Control Appraisal Event has occurred and is continuing or if the holder or holders of more than 50% of the principal balance of the 120 Broadway B Note is an affiliate of the mortgage loan borrower, the holder of the 120 Broadway
Mortgage Loan succeeds to the holder of the 120 Broadway B Note's rights described above.

      Notwithstanding anything to the contrary contained in this prospectus supplement, with respect to the DCT Industrial Portfolio A/B/C Loan at any time, each of (i) the holder of the DCT Industrial Portfolio C Note, so long as no DCT
Industrial Portfolio C Note Threshold Event exists, (ii) the holder of the DCT
Industrial Portfolio B Note during the existence of any DCT Industrial Portfolio
C Note Threshold Event, or (iii) the holder of the DCT Industrial Portfolio
Mortgage Loan during the existence of any DCT Industrial Portfolio C Note
Threshold Event and DCT Industrial Portfolio B Note Threshold Event shall have the right to replace the special servicer with respect to the DCT Industrial
Portfolio A/B/C Loan at its expense, upon at least 15 days prior notice to the special servicer. Any such replacement of the special servicer must be in accordance with the DCT Industrial Portfolio Intercreditor Agreement and will not be effective until, among other conditions, the trustee has received rating agency confirmation that the replacement would not result in the downgrade, termination or qualification of the ratings of the certificates.

      In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

      An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

      o   any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original maturity date;

      o   any foreclosure or comparable conversion of the ownership of a mortgaged property;

      o   any proposed sale of a defaulted mortgage loan or A/B Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the
          Offered Certificates--Optional Termination";

      o   any determination to bring an REO Property into compliance with applicable environmental laws;

      o   any release of or acceptance of substitute or additional collateral for a mortgage loan or A/B Mortgage Loan;

      o   any acceptance of a discounted payoff;

      o   any waiver or consent to a waiver of a "due-on-sale" or
          "due-on-encumbrance" clause;

      o   any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan or A/B
          Mortgage Loan;

                                      S-197

      o   any release of collateral for a Specially Serviced Mortgage Loan or
          A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

      o   any franchise changes or management company changes to which the special servicer is required to consent;

      o   certain releases of any Escrow Accounts, Reserve Accounts or letters of credit;

      o   any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

      In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

      At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser which election will be held commencing as soon as practicable thereafter.

      The Operating Adviser shall be responsible for its own expenses.

      We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the Class S
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

      Notwithstanding the foregoing, the master servicer or special servicer may reject any advice, direction or objection by the Operating Adviser if such advice, direction or objection would-

      o   require or cause the master servicer or special servicer to violate any law of any applicable jurisdiction;

      o   require or cause the master servicer or special servicer to violate the provisions of the Pooling and Servicing Agreement, including those requiring the master servicer or special servicer to act in accordance with the Servicing Standard under the Pooling and Servicing Agreement and not to impair the status of any REMIC created under the Pooling and Servicing Agreement as a REMIC; and

      o   require or cause the master servicer or special servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement

      Neither the master servicer nor special servicer will follow any such direction or initiate any such actions. The rights of the Operating Adviser are subject to the rights of any holder of a B Note as described under "Servicing of the Mortgage Loans--Servicing of the Cherry Creek Loan Group, the RLJ Portfolio
Loan Group, the Ritz-Carlton Loan Group and the A/B Mortgage Loans." In the case of the DCT Industrial Portfolio A/B/C Loan, all rights of the Operating Adviser will initially be exercised by the Class DP Certificates so long as the holder of the DCT Industrial Portfolio C Note is the "controlling holder" under the related intercreditor agreement.

      Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling

                                      S-198

and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

      Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, B Note or Serviced Companion Mortgage Loan that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

      Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

      o   reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

      o   reduce the amount of the Scheduled Payment on any Specially Serviced
          Mortgage Loan, including by way of a reduction in the related mortgage rate;

      o   forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

      o   extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

      o   accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
B Note or Serviced Companion Mortgage Loan, equal to or exceeding the recovery to Certificateholders and the holders of such B Note or Serviced Companion
Mortgage Loan, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

      In no event, however, will the special servicer be permitted to:

      o   extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is five years prior to the Rated Final Distribution
          Date; or

      o   if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage
          Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

      Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination;
Allocation of Losses and Expenses" in this prospectus supplement.

      The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

                                      S-199

      The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

      The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class and (b) the special servicer, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan, including the DCT
Industrial Portfolio C Note and the 633 17th Street B Note (other than a
Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment, subject to the rights of any related mezzanine note holder or B Note holder
(including the holders of the Class DP and Class ST Certificates)). The "Option
Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. Prior to the special servicer's determination of fair value referred to in the preceding sentence, the fair value of a mortgage loan shall be deemed to be an amount equal to the
Purchase Price plus (i) any prepayment penalty or Yield Maintenance Charge then payable upon the prepayment of such mortgage loan and (ii) the reasonable fees and expenses of the special servicer, the master servicer and the trustee incurred in connection with the sale of the mortgage loan. In determining fair value, the special servicer shall take into account, among other factors, the results of any appraisal obtained in accordance with the Pooling and Servicing
Agreement within the prior twelve months; any views on fair value expressed by independent investors in comparable mortgage loans (provided that the special servicer shall not be obligated to solicit such views); the period and amount of any delinquency; whether to the special servicer's actual knowledge, the mortgage loan is in default to avoid a prepayment restriction; the physical condition of the related mortgaged property; the state of the local economy; the expected recoveries from the mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised;
and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders.
The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest Percentage Interest in the Controlling
Class or any of their affiliates then, prior to the exercise of the Option, the master servicer will be required to verify that the Option Purchase is equal to fair value.

      The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note (including, if applicable, a holder of a Class DP or Class ST
Certificate) or mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

      Additionally, each holder of a B Note (including, if applicable, a holder of a Class DP or Class ST Certificate) may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement and to the extent described under "Servicing of the Mortgage Loans--Servicing of the Cherry
Creek Loan Group, the RLJ Portfolio Loan Group, the Ritz-Carlton Loan Group and
the A/B Mortgage Loans" above.

FORECLOSURES

      The special servicer may at any time, with notification to and consent of the Operating Adviser (or B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

                                      S-200

      If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all
Certificateholders (and with respect to any B Note or Serviced Companion
Mortgage Loan, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

      If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I, the Class DP REMIC or the Class ST REMIC will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property,"
within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, the Class DP REMIC or the Class ST
REMIC, as applicable, or including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I, the Class DP REMIC or the Class ST REMIC, as
applicable, at the highest marginal federal corporate rate -- currently 35% --
and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the
Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I, the Class DP REMIC or the
Class ST REMIC, as applicable, would result in a greater recovery to
Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

                                      S-201

GENERAL

      For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--Tiered REMIC Structures" in the prospectus. Five separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess
Interest and the Excess Interest Sub-account (the "Excess Interest Grantor
Trust"). Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      o   the making of proper elections;

      o   the accuracy of all representations made with respect to the mortgage loans;

      o   ongoing compliance with all provisions of the Pooling and Servicing
          Agreement and other related documents and no amendments to them;

      o   ongoing servicing of any Non-Serviced Mortgage Loan under provisions that ensure the continued qualification of any REMICs holding such
          Non-Serviced Mortgage Loan; and

      o   ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II, REMIC III, the
Class DP REMIC and the Class ST REMIC will qualify as a REMIC under the Code;
(2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of
REMIC I, the Class DP REMIC and the Class ST REMIC in the case of the Class R-I
Certificates, the sole class of "residual interests" in REMIC II in the case of the Class R-II Certificates, and the sole class of "residual interests" in REMIC
III in the case of the Class R-III Certificates; (3) the REMIC Regular
Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; (5) the Class T
Certificates will represent a beneficial ownership of the assets of the Excess
Interest Grantor Trust; (6) the Class DP Certificates will evidence "regular interests" in and will be treated as debt instruments of, the Class DP REMIC;
and (7) the Class ST Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, the Class ST REMIC.

      The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Federal Income Tax Consequences--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

      The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

      Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

      The offered certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans

                                      S-202

secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

      One or more of the classes of offered certificates may be issued with more than a de minimis amount of original issue discount. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

      Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in
the prospectus.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

      Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under
"Description of the Offered Certificates--Distributions--Distributions of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a
Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance
Charge. For federal income tax information reporting purposes, Prepayment
Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance
Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the
determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment
Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

      The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

      Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II, REMIC III, the Class DP REMIC and
the Class ST REMIC and the Excess Interest Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

                                      S-203

      For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (approximately 14.2% of the Initial
Pool Balance) and California (approximately 13.7% of the Initial Pool Balance)
which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

NEW YORK

      New York law requires a lender to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

CALIFORNIA

      Under California law, a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under
California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                          CERTAIN ERISA CONSIDERATIONS

      ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and
Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

      Neither ERISA nor the Code defines the term "plan assets." However, the
U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the

                                      S-204

Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

      Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

      o   the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

      o   transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

      The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

      o   the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o   the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

      o   the trustee cannot be an affiliate of any member of the Restricted
          Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the sponsors, the master servicer, the Primary Servicer, the special servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO Property and any borrower with respect to mortgage loans

                                      S-205

          constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

      o   the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and
          Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o   the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the 1933 Act.

      A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

      Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

      Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o   the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

      o   the Plan's investment in each class of certificates does not exceed
          25% of all of the certificates outstanding of that class at the time of the acquisition; and

      o   immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with
"plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business

                                      S-206

Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

      Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                      S-207

                                  LEGAL MATTERS

      The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York.
Certain legal matters will be passed upon for Morgan Stanley Mortgage Capital
Inc. by Latham & Watkins LLP, for LaSalle Bank National Association in its
capacity as a loan seller, by Cadwalader, Wickersham & Taft LLP, for Principal
Commercial Funding II, LLC by Dechert LLP, New York, New York, for Wells Fargo
Bank, National Association, in its capacity as master servicer, by Sidley Austin
LLP, New York, New York, for LaSalle Bank National Association, in its capacity as paying agent, custodian, certificate registrar and authenticating agent, by
Kennedy Covington Lobdell & Hickman, L.L.P., and for J.E. Robert Company, Inc.,
in its capacity as special servicer, by Kaye Scholer LLP.

                                     RATINGS

      It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

         CLASS                                          FITCH     S&P
         -------------------------------------------   -------  -------
         Class A-1..................................     AAA      AAA
         Class A-1A.................................     AAA      AAA
         Class A-2..................................     AAA      AAA
         Class A-3..................................     AAA      AAA
         Class A-AB.................................     AAA      AAA
         Class A-4..................................     AAA      AAA
         Class A-M..................................     AAA      AAA
         Class A-J..................................     AAA      AAA
         Class B....................................     AA+      AA+
         Class C....................................     AA       AA
         Class D....................................     AA-      AA-
         Class E....................................     A+       A+
         Class F....................................      A        A

      It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the
Offered Certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, for among other reasons, if that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

                                      S-208

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                      S-209

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

      "80 Broad Street Mortgage Loan" means Mortgage Loan No. 14.

      "80 Broad Street Mezzanine Loan" means, with respect to the 80 Broad
Street Mortgage Loan, the related mezzanine loan.

      "120 Broadway A/B Mortgage Loan" means the 120 Broadway Mortgage Loan and the 120 Broadway B Note.

      "120 Broadway B Note" means, with respect to the 120 Broadway Mortgage
Loan, the related B Note.

      "120 Broadway B Note Control Appraisal Event" means, with respect to the
120 Broadway A/B Mortgage Loan, if and for so long as (a) the initial unpaid principal balance of the 120 Broadway B Note, minus (b) the sum of (1) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the 120 Broadway B Note, (2) any
Appraisal Reductions for the 120 Broadway A/B Mortgage Loan and (3) any realized losses and unreimbursed expenses on the 120 Broadway A/B Mortgage Loan, is less than 25% of the difference between (i) the initial unpaid principal balance of the 120 Broadway B Note, minus (ii) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on, the 120 Broadway B Note.

      "120 Broadway Intercreditor Agreement" means the intercreditor agreement, between the holder of the 120 Broadway Mortgage Loan and the holder of the 120
Broadway B Note.

      "120 Broadway Mezzanine Loan" means, with respect to the 120 Broadway A/B
Mortgage Loan, the related mezzanine loan.

      "120 Broadway Mortgage Loan" means Mortgage Loan No. 3.

      "120 Broadway Mortgaged Property" means, with respect to the 120 Broadway
A/B Mortgage Loan, the related mortgaged property.

      "633 17th Street B Note" means the mortgage loan that supports the Class
ST Certificates.

      "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note
(or notes) included in the trust.

      "A/B Mortgage Loan" means the 120 Broadway A/B Mortgage Loan, the DCT
Industrial Portfolio A/B/C Loan and the Giant Food-Bucks County A/B Mortgage
Loan or any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and one or more subordinated mortgage note(s), one or more of which senior mortgage note(s) is included in the trust. References in this prospectus supplement to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A
Note and the related subordinated note(s).

      "Accrued Certificate Interest" means, in respect of each class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding

                                      S-210

immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      "Additional Servicer" means each affiliate of the master servicer, the
Primary Servicer, MSMC, LaSalle Bank, PCFII, the Depositor or any Underwriter
that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the Primary Servicer, MSMC, LaSalle Bank, PCFII, the
Depositor or any Underwriter other than the special servicer, and who services
10% or more of the mortgage loans based on the principal balance of the mortgage loans.

      "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate (and
in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II.

      "Advance Rate" means a rate equal to the "Prime Rate" as reported in The
Wall Street Journal from time to time.

      "Advances" means Servicing Advances and P&I Advances, collectively.

      "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

      "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

      "Appraisal Event" means not later than the earliest of the following:

o   the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o   the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o   the effective date of any modification to a Money Term of a mortgage loan,
    Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
    Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o   the date 30 days following the date a mortgaged property becomes an REO
    Property.

      "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

      the sum of:

o   the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
    Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

o   to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or A/B
    Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

                                      S-211

o   all related unreimbursed Advances and interest on such Advances at the
    Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
    Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o   to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

      over

o   90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
    (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note (and, as set forth in the related intercreditor agreement if there is more than one subordinated note) and then allocated to the related A Note.

      "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

      "Assumed Scheduled Payment" means an amount deemed due in respect of:

o   any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date;
    or

o   any mortgage loan as to which the related mortgaged property has become an
    REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that the Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

      "Available Distribution Amount" means in general, for any Distribution
Date:

      (1)   all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any
            REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

                                      S-212

            o     Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

            o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

            o     amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the Primary Servicer, the special
                  servicer, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess
                  Servicing Fees);

            o     amounts deposited in the Certificate Account in error;

            o     if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                  Amounts with respect to the Interest Reserve Loans to be
                  deposited into the Interest Reserve Account;

            o     in the case of the REO Property related to an A/B Mortgage
                  Loan, all amounts received with respect to such A/B Mortgage
                  Loan that are required to be paid to the holder of the related
                  B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

            o     in the case of any B Note or Serviced Companion Mortgage Loan, the portion of such amounts payable to the holders of any B
                  Note or Serviced Companion Mortgage Loan that are required to be deposited into the related B Note or Serviced Companion
                  Mortgage Loan custodial account;

      (2)   to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such
            Distribution Date; and

      (3)   if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the
            Interest Reserve Account.

      "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

      "Balloon LTV" - See "Balloon LTV Ratio."

      "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

      "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

      "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-

                                      S-213

Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base
Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base
Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that Class of certificates, then the Base Interest Fraction shall be equal to 1.0.

      "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note(s) not included in the trust, which are subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement. Unless otherwise stated in this prospectus supplement,
"B Note" will include collectively, the DCT Industrial Portfolio B Note and the
DCT Industrial Portfolio C Note, the relative rights of which will be governed by the related intercreditor agreement.

      "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

      "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

      "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

      "Certificate Owner" means an entity acquiring an interest in an offered certificate.

      "Cherry Creek Companion Loan" means the loan that is secured by the Cherry
Creek Pari Passu Mortgage on a pari passu basis with the Cherry Creek Pari Passu
Loan.

      "Cherry Creek Intercreditor Agreement" means the intercreditor agreement between the holder of the Cherry Creek Pari Passu Loan and the holder of the
Cherry Creek Companion Loan.

      "Cherry Creek Pari Passu Loan" means Mortgage Loan No. 1.

      "Cherry Creek Pari Passu Mortgage" means the mortgage securing the Cherry
Creek Pari Passu Loan and the Cherry Creek Companion Loan.

      "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

      "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-1A Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the
Class A-AB Certificates and the Class A-4 Certificates.

      "Class ST Certificates" means the Class ST-A Certificates, Class ST-B
Certificates, Class ST-C Certificates, Class ST-D Certificates, Class ST-E
Certificates and Class ST-F Certificates, collectively.

      "Class X-MP Strip Amount" means, for any Distribution Date, the lesser of
(A) the Class X-MP Distributable Certificate Interest Amount for such
Distribution Date and (B) the portion of the Available Distribution Amount for such Distribution Date that is attributable to payments of interest on the
Millennium Portfolio Mortgage Loan.

                                      S-214

      "Class X-MP Strip Rate" means 0.10% per annum, multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

      "Class X-RC Strip Amount" means, for any Distribution Date, the lesser of
(A) the Class X-RC Distributable Certificate Interest Amount for such
Distribution Date and (B) the portion of the Available Distribution Amount for such Distribution Date that is attributable to payments of interest on the
Ritz-Carlton Pari Passu Loan.

      "Class X-RC Strip Rate" means 0.10% per annum, multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

      "Clearstream Bank" means Clearstream Bank, societe anonyme.

      "Closing Date" means on or about August 17, 2006.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

      "Compensating Interest" means, with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans resulting from Principal Prepayments on such mortgage loans (but not including the 633 17th Street B Note, the DCT Industrial
Portfolio C Note, any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the related Collection Period over (B) the aggregate of the Prepayment Interest Excesses received in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including the 633 17th Street B Note, the DCT Industrial Portfolio C Note,
any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan) during the same related Collection Period. Notwithstanding the foregoing, such Compensating Interest shall not (i) exceed the portion of the aggregate
Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of the mortgage loans including
REO Properties (but not including the 633 17th Street B Note, the DCT Industrial
Portfolio C Note, any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date, if the master servicer applied the subject Principal Prepayment in accordance with the terms of the related mortgage loan documents and (ii) be required to be paid on any Prepayment
Interest Shortfalls to the extent incurred in respect of any Specially Serviced
Mortgage Loans.

      "Compensating Interest Payment"  means any payment of Compensating
Interest.

      "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced
Mortgage Loan will be included in Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

      "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of

                                      S-215

the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

      "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of
Subordinate Certificates.

      "CPR" - See "Constant Prepayment Rate" above.

      "Cut-off Date" means August 1, 2006, or with respect to Mortgage Loan Nos.
68-72, July 31, 2006. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in August 2006 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on August
1, 2006, not the actual day on which the scheduled payments were due.

      "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

      "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

      "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

      "DCT Industrial Portfolio A/B/C Loan" means, collectively, the DCT
Industrial Portfolio Mortgage Loan, the DCT Industrial Portfolio B Note and the
DCT Industrial Portfolio C Note.

      "DCT Industrial Portfolio B Note" means, with respect to the DCT
Industrial Portfolio A/B/C Loan, the related B Note.

      "DCT Industrial Portfolio C Note" means, with respect to the DCT
Industrial Portfolio A/B/C Loan, the related C Note.

      "DCT Industrial Portfolio Intercreditor Agreement" means the intercreditor agreement between the holder of the DCT Industrial Portfolio Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT
Industrial Portfolio C Note.

      "DCT Industrial Portfolio Mortgage Loan" means Mortgage Loan Nos. 18-23.

      "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the

                                      S-216

Cut-Off Date. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement.

      "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means the 8th day of each month, or, if such day is not a business day, the next succeeding business day.

      "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      "Distributable Certificate Interest Amount" means, in respect of any Class of certificates for any Distribution Date, the sum of:

o   Accrued Certificate Interest in respect of such Class or Classes of certificates for such Distribution Date, reduced (to not less than zero) by:

            o     any Net Aggregate Prepayment Interest Shortfalls or Prepayment
                  Interest Shortfalls allocated to such Class or Classes for such Distribution Date; and

            o     Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
                  Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance with the terms of the
                  Pooling and Servicing Agreement; plus

o   the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
    Distribution Date; plus

o   if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
    Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate
    Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual
    Period related to the Distribution Date on which such amounts are subsequently recovered.

      "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

      "Distribution Date" means, with respect to any Determination Date, the 4th business day after the related Determination Date.

      "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

                                      S-217

      "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

      "DSCR" - See "Debt Service Coverage Ratio."

      "DTC" means The Depository Trust Company.

      "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

      "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "F-1" by Fitch and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit unsecured debt obligations are rated not less than "F-1" by
Fitch) and at least "AA-" by S&P (or "A-" if the short-term unsecured debt obligations are rated at least "A-1"), if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the trustee, the paying agent or other financial institution having a combined capital and surplus of at least
$50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii)
an account or accounts of a depository institution acceptable to each rating agency, as evidenced by confirmation that the use of any such account as the
Certificate Account or the Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells
Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "F-1" in the case of Fitch, and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "A+" in the case of Fitch and at least "AA-"
(or "A-", if the short-term unsecured debt obligations are rated at least "A-1")
in the case of S&P, if the deposits are to be held in the account for more than
30 days.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

      "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

      "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o   any failure by the master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required
    Advances;

o   any failure by the master servicer to make a required deposit to the
    Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o   any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement
    (other than with respect to the duties described under "Description of the
    Offered Certificates - Evidence as to Compliance" in this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange Act of 1934 of
    which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of Default) which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee;

                                      S-218

    provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o   any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o   the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o   the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o   the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of certificates;

o   the master servicer has been downgraded to a servicer rating level below
    CMS3, or its then equivalent, by Fitch; or

o   the master servicer is removed from S&P's Select Servicer List as a U.S.
    Commercial Mortgage Master Servicer and is not reinstated within 60 days.

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates -
Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation
AB and the Securities Exchange Act of 1934, will constitute an event of default that entitles the Depositor or another party to terminate that party. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

      "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

      "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

      "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B

                                      S-219

Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO Property related to a Loan
Pair, a prepayment in full had been made with respect to both the Serviced Pari
Passu Mortgage Loan and the Serviced Companion Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.

      "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

      "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. The Excess Servicing Fee Rate will range, on a loan-by-loan basis, from 0.00% per annum to 0.10% per annum.

      "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

      "Expense Losses" means, among other things:

o   any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

o   all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o   other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the Primary Servicer, the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o   any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

      "Financial Market Publishers" means TREPP, LLC and Intex Solutions, Inc., or any successor entities thereof.

      "Fitch" means Fitch, Inc.

      "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company
General Accounts.

      "G&L Portfolio Mortgage Loan" means Mortgage Loan Nos. 4-10.

      "Giant Food-Bucks County A/B Mortgage Loan" means, the Giant Food-Bucks
County Mortgage Loan, and the Giant Food-Bucks County B Note.

      "Giant Food-Bucks County B Note" means, with respect to the Giant
Food-Bucks County Mortgage Loan, the related B Note.

      "Giant Food-Bucks County Intercreditor Agreement" means the intercreditor agreement between the holder of the Giant Food-Bucks County Mortgage Loan and the holder of the Giant Food-Bucks County B Note.

      "Giant Food-Bucks County Mortgage Loan" means Mortgage Loan No. 104.

                                      S-220

      "Indianapolis Office Portfolio Mezzanine Loan" means, with respect to the
Indianapolis Office Portfolio Mortgage Loan, the related mezzanine loan.

      "Indianapolis Office Portfolio Mortgage Loan" means Mortgage Loan Nos.
80-81.

      "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $2,400,571,574.

      "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $164,666,319.

      "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$2,565,237,893.

      "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

      "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, B Note or Serviced
Companion Mortgage Loan, other than amounts required to be paid to the related borrower. With respect to the mortgaged property or properties securing any
Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

      "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

      "Interest Only Certificates" means the Class X Certificates, the Class
X-MP Certificates and the Class X-RC Certificates.

      "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

      "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

      "Interest Reserve Loan" - See "Non-30/360 Loan" below.

      "LaSalle" means LaSalle Bank National Association.

      "LaSalle Loans" means the mortgage loans that were originated by LaSalle or its affiliates or subsidiaries.

      "Liquidation Fee" means 1.0% of the related Liquidation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related
REO Property or portion thereof and/or any Condemnation Proceeds and Insurance
Proceeds (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of Condemnation Proceeds and Insurance
Proceeds) provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a mortgage loan seller due to a breach of a representation and warranty or Document Defect, such fee will only be paid by such mortgage loan seller and due to the special servicer if repurchased after the date that is 180 days or more after the applicable mortgage loan seller receives notice of the breach or defect causing the repurchase and (B) in the case of a repurchase of a mortgage loan by a related subordinate or mezzanine lender, such fee will only be due to the special servicer if repurchased 60 days after the master servicer, the special servicer or the trustee receives notice of the default causing the repurchase.
For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of (i) an A Note by the holder of the related B Note or (ii) a mortgage loan by the holder of the related mezzanine loan, only to the extent set forth in the related intercreditor agreement.

                                      S-221

      "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan, B Note or Serviced Companion Mortgage Loan or related REO
Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the
Certificateholders.

      "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

      "Loan Group Principal Distribution Amount" means the Loan Group 1
Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

      "Loan Group 1" means that distinct loan group consisting of one hundred seventy-eight (178) mortgage loans, representing approximately 93.6% of the
Initial Pool Balance, that are secured by property types other than multifamily properties that secure thirty-one (31) of the mortgage loans and manufactured community properties that secure two (2) of the mortgage loans.

      "Loan Group 1 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

      "Loan Group 2" means that distinct loan group consisting of thirty-three
(33) mortgage loans, representing approximately 6.4% of the Initial Pool Balance and comprised of thirty-one (31) mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties.

      "Loan Group 2 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

      "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

      "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

      "MAI" means Member of the Appraisal Institute.

      "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

      "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any B Note and any Serviced Companion Mortgage
Loan. Notwithstanding the foregoing, no Master Servicing Fee will be payable with respect to the 120 Broadway B Note, or otherwise be allocable to the 120
Broadway B Note, or the trust with respect to the 120 Broadway B Note.

      "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), any B Note and any Serviced Companion Mortgage Loan in connection with the
Master Servicing Fee as set forth in the Pooling and Servicing Agreement. The
Master Servicing Fee Rate (including any subservicing fees) for Wells Fargo
Bank, National Association will range, on a loan by loan basis, from 0.02% per annum to 0.12% per annum.

      "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

                                      S-222

      "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

      "Millennium Portfolio IO Component" means a component of the beneficial interest in the Millennium Portfolio Mortgage Loan with an initial principal balance of $42,700,000 as of the Cut-off Date, which principal balance will be reduced (but not below zero) by all principal payments made on the Millennium
Portfolio Pari Passu Loan until such component is reduced to zero; provided that mortgage loan losses on the Millennium Portfolio Mortgage Loan will reduce the principal balance of the Millennium Portfolio IO Component and the Millennium
Portfolio Non-IO Component pro rata. The Class X-MP Certificates are entitled to distributions of interest from the Millennium Portfolio IO Component at the
Class X-MP Strip Rate and are not entitled to receive any distributions of principal.

      "Millennium Portfolio Non-IO Component" means a component of the beneficial interest in the Millennium Portfolio Mortgage Loan with an initial principal balance of $67,092,488 as of the Cut-off Date. The Class X-MP
Certificates are entitled to no distributions of interest or principal from the
Millennium Portfolio Non-IO Component.

      "Millennium Portfolio Pari Passu Loan" means Mortgage Loan Nos. 11-13.

      "Money Term" means, with respect to any mortgage loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage File" means the following documents, among others:

o   the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o   the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o   the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o   unless the mortgage loan is registered on MERS, an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o   unless the mortgage loan is registered on MERS, an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o   an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o   when relevant, the related ground lease or a copy of it.

      "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

                                      S-223

      "Mortgage Pool" means the two hundred eleven (211) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$2,565,237,893, which may vary on the Closing Date by up to 5%.

      "MSCI 2006-HQ8" means the securitization known as the Morgan Stanley
Capital I Trust Series 2006-HQ8.

      "MSCI 2006-HQ8 Master Servicer" means the "master servicer" under the MSCI
2006-HQ8 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

      "MSCI 2006-HQ8 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of March 1, 2006, between Morgan Stanley Capital I
Inc., as depositor, Wells Fargo Bank, National Association, as master servicer,
J.E. Robert Company, Inc., as special servicer, U.S. Bank National Association, as trustee, and LaSalle Bank National Association, as paying agent and certificate registrar.

      "MSCI 2006-HQ8 Special Servicer" means the "special servicer" under the
MSCI 2006-HQ8 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is J.E. Robert Company, Inc.

      "MSCI 2006-HQ8 Trustee" means the "trustee" under the MSCI 2006-HQ8
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is U.S. Bank National Association.

      "MSMC" means Morgan Stanley Mortgage Capital Inc.

      "MSMC Loans" means the mortgage loans that were originated or purchased by
MSMC.

      "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the excess of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans (including each of the Millennium Portfolio Non-IO
Component and the Ritz-Carlton Non-IO Component, but none of the Millennium
Portfolio IO Component, the Ritz-Carlton IO Component, the DCT Industrial
Portfolio C Note or the 633 17th Street B Note) (including Specially Serviced
Mortgage Loans) during any Collection Period over the Compensating Interest to be paid by the master servicer (or any sub-servicer, if applicable according to the related sub-servicing agreement) on such Distribution Date.

      "Net Mortgage Rate" means, in general, with respect to any mortgage loan
(or, in the case of the Millennium Portfolio Mortgage Loan, each of the
Millennium Portfolio IO Component and the Millennium Portfolio Non-IO Component
and in the case of the Ritz-Carlton Pari Passu Loan, each of the Ritz-Carlton IO
Component and the Ritz-Carlton Non-IO Component), a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative
Cost Rate, and minus, in the case of the Millennium Portfolio IO Component, the
Class X-MP Strip Rate, and minus, in the case of the Ritz-Carlton IO Component, the Class X-RC Strip Rate; provided that, for purposes of calculating the
Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan (or, in
the case of the Millennium Portfolio Mortgage Loan, each of the Millennium
Portfolio IO Component and the Millennium Portfolio Non-IO Component or, in the
case of the Ritz-Carlton Pari Passu Loan, each of the Ritz-Carlton IO Component and the Ritz-Carlton Non-IO Component) will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess
Interest) minus, in the case of the Millennium Portfolio IO Component, the Class
X-MP Strip Rate, and minus in the case of the Ritz-Carlton IO Component, the
Class X-RC Strip Rate. However, with respect to each Non-30/360 Loan:

o   the Net Mortgage Rate that would otherwise be in effect for purposes of the
    Scheduled Payment due in January of each year (other than a leap year) and
    February of each year will be adjusted to take into account the applicable
    Interest Reserve Amount; and

                                      S-224

o   the Net Mortgage Rate that would otherwise be in effect for purposes of the
    Scheduled Payment due in March of each year will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (commencing in 2007), if applicable, and February
    (commencing in 2007).

      "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income
(and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

      "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve
30-day months.

      "Non-Serviced Companion Mortgage Loan" means any loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Ritz-Carlton
Companion Loan and the RLJ Portfolio Companion Loan.

      "Non-Serviced Mortgage Loan" means any mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust are the Ritz-Carlton Pari Passu Loan and the RLJ Portfolio Pari Passu
Loan.

      "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan.

      "Non-Serviced Mortgage Loan Group" means the Ritz-Carlton Loan Group and the RLJ Portfolio Loan Group.

      "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

      "Non-Serviced Mortgage Loan Mortgage" means each of the Ritz-Carlton Pari
Passu Mortgage and the RLJ Portfolio Pari Passu Mortgage, as applicable.

      "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
MSCI 2006-HQ8 Pooling and Servicing Agreement or the WCMSI 2006-C27 Pooling and
Servicing Agreement, as applicable.

      "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

      "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

      "Notional Amount" means the notional principal amount of the Class X
Certificates, the Class X-MP Certificates or the Class X-RC Certificates, as
applicable, which will be based upon (i) the outstanding principal balance of the Principal Balance Certificates outstanding from time to time in the case of the Class X Certificates, (ii) the outstanding principal balance of the
Millennium Portfolio IO Component outstanding from time to time in the case of the Class X-MP Certificates and (iii) the outstanding principal balance of the
Ritz-Carlton IO Component outstanding from time to time in the case of the Class
X-RC Certificates.

      "OID" means original issue discount.

                                      S-225

      "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related intercreditor agreement). The initial Operating Adviser will be JER Investors Trust Inc.

      "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

      "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Primary Servicing
Fee, Excess Servicing Fees and other servicing fees payable from such Scheduled
Payments or Assumed Scheduled Payments), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

      "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

      "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

      "Participants" means DTC's participating organizations.

      "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

      "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

      "PCFII" means Principal Commercial Funding II, LLC.

      "PCFII Loans" means the mortgage loans that were originated or purchased for PCFII by its affiliates.

      "Percentage Interest" will equal, as evidenced by any certificate in the
Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate
Balance or Notional Amount, as the case may be, of such Class.

      "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the
"Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

      "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material
Document Defect or Material Breach, as the case may be. However, if such
Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure

                                      S-226

Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced
Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was
identified in a certification delivered to the related mortgage loan seller by the custodian in accordance with the Pooling and Servicing Agreement.

      "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

      "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

      "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of August 1, 2006 between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, J.E.
Robert Company, Inc., as special servicer, HSBC Bank USA, National Association, as trustee, and LaSalle Bank National Association, as paying agent and certificate registrar.

      "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

      "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Excess
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan) and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o   the aggregate amount of interest that would have accrued at the Net Mortgage
    Rate (less the Special Servicing Fee, if the related mortgage loan is a
    Specially Serviced Mortgage Loan) plus, with respect to the Millennium
    Portfolio IO Component, the Class X-MP Strip Rate and with respect to the
    Ritz-Carlton IO Component, the Class X-RC Strip Rate, on the Scheduled
    Principal Balance of such mortgage loan if the mortgage loan had paid on its
    Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o   the aggregate interest that did so accrue, plus, with respect to the
    Millennium Portfolio IO Component, the Class X-MP Strip Rate and with respect to the Ritz-Carlton IO Component, the Class X-RC Strip Rate, through the date such payment was made (net of the Master Servicing Fee, the Excess
    Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee
    (in the case of any Non-Serviced Mortgage Loan), the Special Servicing Fee,
    if the related mortgage loan is a Specially Serviced Mortgage Loan, and the
    Trustee Fee).

      "Prepayment Premium" means, with respect to any mortgage loan, B Note or
Serviced Companion Mortgage Loan for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, B Note or Serviced Companion
Mortgage Loan.

                                      S-227

      "Primary Servicer" means Principal Global Investors, LLC.

      "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

      "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The primary servicing fee rate for each of Principal Global Investors, LLC is 0.01% per annum.

      "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S
Certificates.

      "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

o   the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any B
    Note or Serviced Companion Mortgage Loan or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o   all payments (including Principal Prepayments and the principal portion of
    Balloon Payments but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan))
    and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation
    Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any B
    Note or Serviced Companion Mortgage Loan) during the related Collection
    Period and that were identified and applied by the master servicer as recoveries of principal.

      The following amounts shall generally reduce the Principal Distribution
Amount (and, in each case, will be allocated first to the Loan Group Principal
Distribution Amount applicable to the related mortgage loan, and then to the other Loan Group Principal Distribution Amount) to the extent applicable:

o   if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related Distribution Date, and the
    Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan
    Group Principal Distribution Amount applicable to the related mortgage loan)
    for the Distribution Date following the Collection Period in which the subsequent recovery occurs); and

o   if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the Collection
    Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered
    (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount
    (and will be allocated first to such other Loan Group Principal Distribution
    Amount, and then to the Loan Group Principal Distribution Amount applicable to the related

                                      S-228

    mortgage loan) for the Distribution Date following the Collection Period in which the subsequent recovery occurs).

      So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

      "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

      "PTCE" means a DOL Prohibited Transaction Class Exemption.

      "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but Unpaid Interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property
(including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing
Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the Primary Servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan
Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the Primary Servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above) plus, in connection with a purchase by a mortgage loan seller, any Liquidation Fee payable by that mortgage loan seller in accordance with the proviso contained in the definition of "Liquidation Fee." With respect to the
G&L Portfolio Mortgage Loan, the Purchase Price for each of PCFII and MSMC will be its respective percentage interest as of the Closing Date of the total
Purchase Price for each such mortgage loan, which percentage interest with respect to such mortgage loan for each of PCFII and MSMC will be 50%.

      "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

      "Rating Agencies" means Fitch and S&P.

      "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o   the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

                                      S-229

o   the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such Liquidation
    Proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
    Losses.

      If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution
Date for that Collection Period.

      "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, B Note or Serviced Companion Mortgage Loan that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

      "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

      "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

      "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable
Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the
REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

      "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

                                      S-230

      "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

      "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

      "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

      "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

      "Ritz-Carlton B Note" means, with respect to the Ritz-Carlton Pari Passu
Loan and the Ritz-Carlton Companion Loan, the related B Note.

      "Ritz-Carlton Companion Loan" means the loan that is secured by the
Ritz-Carlton Pari Passu Mortgage on a pari passu basis with the Ritz-Carlton
Pari Passu Loan.

      "Ritz-Carlton Control Appraisal Event" means, with respect to the
Ritz-Carlton Loan Group, if and for so long as (a) (i) the initial unpaid principal balance of the Ritz-Carlton B Note minus (ii) the sum of (x) any
Scheduled Payments or prepayments of principal allocated to, and received on, the Ritz-Carlton B Note, (y) any Appraisal Reductions for the Ritz-Carlton Loan
Group and (z) any Realized Principal Losses allocated to the Ritz-Carlton Loan
Group is less than (b) 25% of the initial principal balance of the Ritz-Carlton
B Note.

      "Ritz-Carlton Intercreditor Agreement" means the intercreditor agreement between the holder of the Ritz-Carlton Pari Passu Loan, the holder of the
Ritz-Carlton Companion Loan and the holder of the Ritz-Carlton B Note.

      "Ritz-Carlton IO Component" means a component of the beneficial interest in the Ritz-Carlton Pari Passu Loan with an initial principal balance of
$7,600,000 as of the Cut-off Date, which principal balance will be reduced (but not below zero) by all principal payments made on the Ritz-Carlton Pari Passu
Loan until such component is reduced to zero; provided that mortgage loan losses on the Ritz-Carlton Pari Passu Loan will reduce the principal balance of the
Ritz-Carlton IO Component and the Ritz-Carlton Non-IO Component pro rata. The
Class X-RC Certificates are entitled to distributions of interest from the
Ritz-Carlton IO Component at the Class X-RC Strip Rate and are not entitled to receive any distributions of principal.

      "Ritz-Carlton Loan Group" means the Ritz-Carlton Pari Passu Loan, the
Ritz-Carlton Companion Loan and the Ritz-Carlton B Note.

      "Ritz-Carlton Non-IO Component" means a component of the beneficial interest in the Ritz-Carlton Pari Passu Loan with an initial principal balance of $31,448,614 as of the Cut-off Date. The Class X-RC Certificates are entitled to no distributions of interest or principal from the Ritz-Carlton Non-IO
Component.

      "Ritz-Carlton Pari Passu Loan" means Mortgage Loan Nos. 68-72.

      "Ritz-Carlton Pari Passu Mortgage" means the mortgage securing the
Ritz-Carlton Pari Passu Loan, the Ritz-Carlton Companion Loan and the
Ritz-Carlton B Note.

      "RLJ Portfolio Companion Loan" means, collectively, the six notes that are secured by the RLJ Portfolio Pari Passu Mortgage on a pari passu basis with the
RLJ Portfolio Pari Passu Loan.

      "RLJ Portfolio Intercreditor Agreement" means the intercreditor agreement between the holder of the RLJ Portfolio Pari Passu Loan and the holders of the
RLJ Portfolio Companion Loan.

      "RLJ Portfolio Loan Group" means the RLJ Portfolio Pari Passu Loan and the
RLJ Portfolio Companion Loan.

                                      S-231

      "RLJ Portfolio Pari Passu Loan" means Mortgage Loan Nos. 24-66.

      "RLJ Portfolio Pari Passu Mortgage" means the mortgage securing the RLJ
Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "Scheduled Payment" means, in general, for any mortgage loan, B Note or
Serviced Companion Mortgage Loan on any Due Date, the amount of the Scheduled
Payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, B Note or Serviced Companion Mortgage Loan subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

      "Scheduled Principal Balance" means, in respect of any mortgage loan, B
Note, Serviced Companion Mortgage Loan, Loan Pair or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o   any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
    Payments due in any subsequent Collection Period; and

o   the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

      "Senior Certificates" means the Class A Senior Certificates and the Class
X Certificates.

      "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The
Serviced Companion Mortgage Loan related to the trust is the Cherry Creek
Companion Loan.

      "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. The Serviced Pari Passu Mortgage Loan related to the trust is the Cherry Creek Pari Passu Loan.

      "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

      "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

      "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any B Note and any Serviced Companion Mortgage Loan , but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any B Note or any Serviced Companion Mortgage Loan, the related holder of such B Note or Serviced Companion Mortgage Loan, as applicable) as a collective whole, taking into account the subordinate nature of such B Note (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any B Note and any Serviced Companion Mortgage Loan and any
related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

                                      S-232

o   with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o   with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any B Note, any Serviced Companion
    Mortgage Loans or, if a mortgage loan, B Note or any Serviced Companion
    Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B
    Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole taking into account the subordinate nature of such B Note) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans (other than any A Note or Serviced Pari
    Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and the related Serviced Companion
    Mortgage Loan, in the case of a Loan Pair); and without regard to:

            i.      any other relationship that the master servicer or the
                    special servicer, as the case may be, or any of their
                    affiliates may have with the related borrower;

            ii.     the ownership of any certificate or any interest in any B
                    Note, any Non-Serviced Companion Mortgage Loan, or any
                    mezzanine loan related to a mortgage loan by the master
                    servicer or the special servicer, as the case may be, or any of their affiliates;

            iii.    the master servicer's obligation to make Advances;

            iv.     the right of the master servicer (or any of their
                    affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any
                    compensation payable to it, under the Pooling and Servicing
                    Agreement or with respect to any particular transaction; and

            v.      any obligation of the master servicer (or any of its
                    affiliates) to repurchase any mortgage loan from the trust.

      "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a B
Note or a Serviced Companion Mortgage Loan to become a Specially Serviced
Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note;
provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with the respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

      "Specially Serviced Mortgage Loan" means the following:

o   a payment default shall have occurred on a mortgage loan (x) at its maturity date (except, if (a) the mortgagor is making the related Assumed Scheduled
    Payment, (b) the mortgagor notifies the master servicer of its intent to

                                      S-233

    refinance such mortgage loan and is diligently pursuing such refinancing,
    (c) the mortgagor delivers a firm commitment to refinance acceptable to the
    Operating Adviser on or prior to the maturity date, and (d) such refinancing occurs within 60 days of such default which 60 day period may be extended to
    120 days at the Operating Adviser's discretion) or (y) if any other payment is more than 60 days past due or has not been made on or before the second
    Due Date following the Due Date such payment was due;

o   any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which a
    Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
    Certificateholders or the holder of the related B Note or Serviced Companion
    Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, in the judgment of the master servicer, (a) (other than with respect to any
    A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the
    Certificateholders or the holder of the related B Note or Serviced Companion
    Mortgage Loan (as the case may be).

      "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

      "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o   any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
    Agreement;

o   any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
    Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o   any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement

                                      S-234

    which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee;
    provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o   any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o   the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o   the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o   the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any
    Class or certificates;

o   the special servicer has been downgraded to a servicer rating level below
    CSS3, or its then equivalent, by Fitch;

o   the special servicer is no longer listed on S&P's Select Servicer List as a
    U.S. Commercial Mortgage Special Servicer and is not reinstated within 60 days; or

o   the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities Exchange Act of
    1934, as amended, and the Trust's disclosure obligations under Regulation AB by the time provided for in the Pooling and Servicing Agreement.

      "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

      "Structuring Assumptions" means the following assumptions:

o   the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

                                      S-235

o   the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

o   the Closing Date for the sale of the certificates is August 17, 2006;

o   distributions on the certificates are made on the 12th day of each month, commencing in September 2006;

o   there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o   Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o   the trust does not experience any Expense Losses;

o   no Principal Prepayment on any mortgage loan is made during its Lock-out
    Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge,
    Prepayment Premium or a defeasance requirement, and otherwise Principal
    Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o   no Prepayment Interest Shortfalls occur;

o   no mortgage loan exercises its partial release option;

o   no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
    Advances outstanding as of the date of modification of any mortgage loan and any related interest on such Advances;

o   no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o   each ARD Loan pays in full on its Anticipated Repayment Date; and

o   any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

      "Subordinate Certificates" means the Class A-M, Class A-J, Class B, Class
C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O, Class P, Class Q and Class S Certificates.

      "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

      "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

      "UCF" - See "Underwritable Cash Flow."

      "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

                                      S-236

      "Underwriters" means Morgan Stanley & Co. Incorporated, LaSalle Financial
Services, Inc., Greenwich Capital Markets, Inc. and Merrill Lynch, Pierce,
Fenner & Smith Incorporated.

      "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

      "Unpaid Interest" means, on any Distribution Date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

      "WAC" - See "Weighted Average Net Mortgage Rate."

      "WCMSI 2006-C27" means the securitization known as the Wachovia Bank
Commercial Mortgage Trust, Series 2006-C27.

      "WCMSI 2006-C27 Master Servicer" means the "master servicer" under the
WCMSI 2006-C27 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wachovia Bank, National Association.

      "WCMSI 2006-C27 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, to be dated as of August 1, 2006, between Wachovia
Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National
Association, as master servicer, LNR, Partners Inc., as special servicer and
Wells Fargo Bank, National Association, as trustee.

      "WCMSI 2006-C27 Special Servicer" means the "special servicer" under the
WCMSI 2006-C27 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LNR, Partners Inc.

      "WCMSI 2006-C27 Trustee" means the "trustee" under the WCMSI 2006-C27
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

      "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution
Date, the weighted average of the Net Mortgage Rates for the mortgage loans (or, in the case of the Millennium Portfolio Mortgage Loan, the Millennium Portfolio
IO Component and the Millennium Portfolio Non-IO Component or, in the case of the Ritz-Carlton Pari Passu Loan, the Ritz-Carlton IO Component and the
Ritz-Carlton Non-IO Component) (and in the case of each mortgage loan that is a
Non-30/360 Loan, adjusted as described under the definition of Net Mortgage
Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

      "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, B Note or Serviced Companion Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, B Note or Serviced Companion Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

      "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

                                      S-237

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                                TOTAL POOL

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN SELLER                              MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.           123           1,471,351,415         57.4          5.807
LaSalle Bank National Association               71             805,810,091         31.4          6.155
Principal Commercial Funding II, LLC            16             145,826,388          5.7          6.281
Morgan Stanley Mortgage Capital Inc. &
Principal Commercial Funding II, LLC             1             142,250,000          5.5          6.180
---------------------------------------------------------------------------------------------------------
TOTAL:                                         211         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
LOAN SELLER                               TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.          113          1.56            1.50            62.5         56.0
LaSalle Bank National Association             111          1.60            1.52            63.8         58.3
Principal Commercial Funding II, LLC          143          1.29            1.24            73.0         60.7
Morgan Stanley Mortgage Capital Inc. &
Principal Commercial Funding II, LLC          120          1.20            1.20            76.3         76.3
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)                 MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

1 - 1,000,000                                    2               1,871,528          0.1          6.224
1,000,001 - 2,000,000                           23              37,088,757          1.4          6.231
2,000,001 - 3,000,000                           47             123,110,261          4.8          6.036
3,000,001 - 4,000,000                           39             135,246,796          5.3          5.869
4,000,001 - 5,000,000                           22              97,112,214          3.8          6.024
5,000,001 - 6,000,000                            8              45,573,654          1.8          6.130
6,000,001 - 7,000,000                           12              79,876,344          3.1          5.889
7,000,001 - 8,000,000                            7              52,340,217          2.0          6.075
8,000,001 - 9,000,000                            3              26,366,665          1.0          6.039
9,000,001 - 10,000,000                           5              48,520,444          1.9          6.147
10,000,001 - 15,000,000                         13             173,069,409          6.7          5.907
15,000,001 - 20,000,000                          7             119,731,016          4.7          5.878
20,000,001 - 30,000,000                          7             165,949,486          6.5          6.017
30,000,001 >=                                   16           1,459,381,102         56.9          5.951
---------------------------------------------------------------------------------------------------------
TOTAL:                                         211         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
CUT-OFF DATE BALANCE ($)                  TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                 116          1.53            1.53            64.6         54.2
1,000,001 - 2,000,000                         117          1.35            1.31            70.8         60.0
2,000,001 - 3,000,000                         117          1.38            1.32            71.9         61.6
3,000,001 - 4,000,000                         119          1.32            1.26            72.1         59.8
4,000,001 - 5,000,000                         114          1.39            1.31            70.8         61.3
5,000,001 - 6,000,000                         117          1.44            1.34            67.7         57.7
6,000,001 - 7,000,000                         117          1.38            1.30            75.1         62.7
7,000,001 - 8,000,000                         117          1.38            1.32            73.6         63.0
8,000,001 - 9,000,000                         134          1.55            1.55            60.8         47.0
9,000,001 - 10,000,000                        117          1.38            1.30            70.8         56.1
10,000,001 - 15,000,000                       128          1.45            1.29            72.9         59.2
15,000,001 - 20,000,000                       135          1.42            1.25            68.7         53.7
20,000,001 - 30,000,000                       104          1.32            1.20            71.5         65.2
30,000,001 >=                                 111          1.66            1.62            58.9         56.8
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

Minimum: $872,228
Maximum: $250,000,000
Weighted Average: $12,157,526

                                       I-1

                                                 APPENDIX I
                                          MORTGAGE POOL INFORMATION
                                                 TOTAL POOL

STATES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
STATE                              MORTGAGED PROPERTIES        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

New York                                        13             363,019,469         14.2          5.999
California - Southern                           21             220,214,637          8.6          6.059
California - Northern                            8             130,745,486          5.1          5.920
Colorado                                         3             254,873,796          9.9          5.260
Massachusetts                                    5             253,391,343          9.9          6.139
District of Columbia                             6             141,274,431          5.5          5.939
Ohio                                             8             116,707,015          4.5          5.986
Texas                                           31             107,587,630          4.2          6.088
Indiana                                         22              99,565,409          3.9          6.124
Georgia                                         13              85,910,768          3.3          6.157
Michigan                                        13              84,901,542          3.3          6.190
North Carolina                                  13              78,125,182          3.0          6.272
Pennsylvania                                    13              76,706,602          3.0          5.929
Florida                                         16              67,741,409          2.6          6.144
Illinois                                        17              62,725,937          2.4          6.141
Minnesota                                        4              40,738,203          1.6          5.923
Missouri                                         3              37,139,521          1.4          6.128
Wisconsin                                        9              36,659,335          1.4          5.806
Arizona                                          7              34,045,850          1.3          5.915
Kentucky                                         6              28,779,803          1.1          6.360
Tennessee                                        4              25,554,686          1.0          5.978
Virginia                                         8              24,516,964          1.0          5.867
Oregon                                           2              22,429,005          0.9          5.572
Nevada                                           4              19,912,133          0.8          5.746
New Jersey                                       5              18,426,739          0.7          5.770
South Carolina                                   3              17,361,632          0.7          6.238
Utah                                             2              15,501,950          0.6          6.061
Mississippi                                      3              12,968,750          0.5          5.679
Washington                                       3              11,948,559          0.5          5.838
South Dakota                                     3              10,295,328          0.4          6.384
Maryland                                         4               9,707,843          0.4          5.593
Connecticut                                      2               9,704,509          0.4          5.836
North Dakota                                     2               9,183,962          0.4          6.386
West Virginia                                    3               8,982,639          0.4          6.244
Louisiana                                        3               7,788,653          0.3          6.381
Delaware                                         2               7,230,043          0.3          5.823
Alabama                                          2               6,386,221          0.2          5.843
Maine                                            1               3,489,715          0.1          5.580
Wyoming                                          1               2,995,193          0.1          6.580
---------------------------------------------------------------------------------------------------------
TOTAL:                                         288         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
CUT-OFF DATE BALANCE ($)                  TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

New York                                       96          1.53            1.49            54.0         50.8
California - Southern                         121          1.29            1.25            71.2         68.1
California - Northern                         118          1.68            1.68            59.2         54.4
Colorado                                      118          2.11            2.11            49.0         48.9
Massachusetts                                 118          1.79            1.78            52.7         51.7
District of Columbia                          117          1.24            1.24            65.4         60.4
Ohio                                          117          1.44            1.23            76.9         68.6
Texas                                          96          1.52            1.39            69.9         63.6
Indiana                                       118          1.38            1.24            74.0         65.8
Georgia                                       141          1.56            1.38            70.2         47.9
Michigan                                      119          1.27            1.23            76.2         74.2
North Carolina                                119          1.47            1.39            77.7         65.6
Pennsylvania                                  115          1.40            1.29            72.0         61.5
Florida                                       131          1.34            1.23            71.1         61.7
Illinois                                      110          1.54            1.42            67.0         61.2
Minnesota                                      76          1.37            1.31            75.9         73.1
Missouri                                      118          1.34            1.16            77.2         69.8
Wisconsin                                     117          1.46            1.24            74.0         65.6
Arizona                                       119          1.31            1.29            68.6         59.0
Kentucky                                      181          1.41            1.37            68.1         30.7
Tennessee                                      85          2.10            2.00            54.8         51.5
Virginia                                      116          1.34            1.34            71.5         59.7
Oregon                                        115          1.21            1.21            72.2         60.8
Nevada                                        116          1.31            1.24            73.3         61.4
New Jersey                                    105          1.47            1.47            69.4         60.0
South Carolina                                118          1.40            1.27            73.7         63.2
Utah                                          118          1.25            1.23            78.2         67.0
Mississippi                                   114          1.30            1.30            71.5         59.9
Washington                                    116          1.31            1.20            69.0         58.2
South Dakota                                  118          1.42            1.42            64.8         40.9
Maryland                                      114          1.50            1.39            66.0         53.4
Connecticut                                   116          1.37            1.22            76.2         66.0
North Dakota                                  118          1.48            1.48            65.3         42.2
West Virginia                                 119          2.06            2.06            47.0         31.4
Louisiana                                     118          1.41            1.35            68.6         59.8
Delaware                                      113          1.37            1.37            67.0         52.2
Alabama                                       113          1.34            1.34            72.6         59.3
Maine                                         117          1.34            1.34            79.3         66.8
Wyoming                                       118          1.20            1.20            71.3         61.7
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

                                       I-2

                                                 APPENDIX I
                                         MORTGAGE POOL INFORMATION
                                                 TOTAL POOL

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                      MORTGAGED PROPERTIES        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

Office
  Urban                                         14             696,591,788         27.2          6.088
  Medical                                       20             212,363,902          8.3          6.047
  Suburban                                      18             200,280,230          7.8          6.143
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                   52         $ 1,109,235,921         43.2%         6.090%
                                         ----------------------------------------------------------------
Retail
  Anchored                                      18             524,736,337         20.5          5.574
  Unanchored                                    36             222,811,439          8.7          5.961
  Free Standing                                 18              74,884,891          2.9          5.773
  Shadow Anchored                               17              69,844,562          2.7          5.923
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                   89         $   892,277,229         34.8%         5.715%
                                         ----------------------------------------------------------------
Hospitality
  Limited Service                               58             154,326,875          6.0          6.217
  Full Service                                  11              51,422,787          2.0          6.038
  Extended Stay                                  1               6,367,194          0.2          6.210
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                   70         $   212,116,856          8.3%         6.173%
                                         ----------------------------------------------------------------
Multifamily
  Garden                                        34             147,761,130          5.8          6.062
  Mid-Rise                                       2               6,830,707          0.3          6.018
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                   36         $   154,591,836          6.0%         6.060%
                                         ----------------------------------------------------------------
Industrial
  Warehouse                                     11              93,198,829          3.6          5.972
  Light Industrial                               5              13,075,000          0.5          6.202
  Flex Industrial                                2               5,299,912          0.2          6.181
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                   18         $   111,573,742          4.3%         6.009%
                                         ----------------------------------------------------------------
Mixed Use
  Multifamily/Retail                             3              13,114,133          0.5          5.867
  Retail/Parking Garage                          1              11,830,000          0.5          6.180
  Flex Industrial/Office                         1               5,491,208          0.2          6.590
  Retail/Office                                  1               3,547,489          0.1          6.580
  Office/Industrial                              1               3,106,389          0.1          5.210
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                    7         $    37,089,218          1.4%         6.087%
                                         ----------------------------------------------------------------
Self Storage
  Self Storage                                  11              31,780,692          1.2          6.199
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                   11         $    31,780,692          1.2%         6.199%
                                         ----------------------------------------------------------------
Manufactured Housing
  Manufactured Housing                           4              15,033,065          0.6          6.418
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                    4         $    15,033,065          0.6%         6.418%
                                         ----------------------------------------------------------------
Other
  Leased Fee                                     1               1,539,335          0.1          5.900
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                    1         $     1,539,335          0.1%         5.900%
---------------------------------------------------------------------------------------------------------
TOTAL:                                         288         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
PROPERTY TYPE                             TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

Office
  Urban                                       109          1.62            1.57            56.6         53.6
  Medical                                     113          1.24            1.23            76.0         72.2
  Suburban                                    126          1.39            1.21            73.2         60.9
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 113          1.50X           1.44X           63.3%        58.5%
                                         ----------------------------------------------------------------------
Retail
  Anchored                                    117          1.80            1.77            59.9         57.0
  Unanchored                                  116          1.33            1.28            67.1         58.0
  Free Standing                               116          1.30            1.28            70.2         58.5
  Shadow Anchored                             123          1.38            1.25            72.8         62.9
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 118          1.61X           1.56X           63.6%        57.8%
                                         ----------------------------------------------------------------------
Hospitality
  Limited Service                             118          1.56            1.46            70.9         58.2
  Full Service                                112          1.16            1.10            61.5         48.5
  Extended Stay                               119          1.30            1.30            74.9         58.7
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 117          1.45X           1.37X           68.8%        55.9%
                                         ----------------------------------------------------------------------
Multifamily
  Garden                                      119          1.39            1.23            72.4         64.5
  Mid-Rise                                    117          1.55            1.55            58.6         50.0
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 119          1.40X           1.24X           71.8%        63.9%
                                         ----------------------------------------------------------------------
Industrial
  Warehouse                                    90          1.91            1.87            55.0         50.5
  Light Industrial                            118          1.81            1.55            59.6         53.7
  Flex Industrial                             115          1.53            1.53            62.4         49.8
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                  94          1.88X           1.82X           55.9%        50.8%
                                         ----------------------------------------------------------------------
Mixed Use
  Multifamily/Retail                          116          1.28            1.18            75.6         65.5
  Retail/Parking Garage                       120          1.20            1.20            76.3         76.3
  Flex Industrial/Office                      118          1.28            1.28            68.6         59.4
  Retail/Office                               119          1.23            1.23            75.5         65.3
  Office/Industrial                           116          1.25            1.25            77.7         64.7
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 118          1.25X           1.21X           74.9%        67.9%
                                         ----------------------------------------------------------------------
Self Storage
  Self Storage                                118          1.30            1.29            64.8         54.6
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 118          1.30X           1.29X           64.8%        54.6%
                                         ----------------------------------------------------------------------
Manufactured Housing
  Manufactured Housing                        119          1.50            1.42            71.1         62.2
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 119          1.50X           1.42X           71.1%        62.2%
                                         ----------------------------------------------------------------------
Other
  Leased Fee                                  113          1.28            1.28            77.0         65.6
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 113          1.28X           1.28X           77.0%        65.6%
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

                                       I-3

                                                 APPENDIX I
                                         MORTGAGE POOL INFORMATION
                                                 TOTAL POOL

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
MORTGAGE RATE (%)                        MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

<= 5.500                                        23             381,944,151         14.9          5.302
5.501 - 6.000                                   74             899,321,724         35.1          5.843
6.001 - 6.500                                   95           1,209,372,598         47.1          6.218
6.501 - 7.000                                   18              71,606,080          2.8          6.677
7.001 - 7.500                                    1               2,993,341          0.1          7.150
---------------------------------------------------------------------------------------------------------
TOTAL:                                         211         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
MORTGAGE RATE (%)                         TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

<= 5.500                                      117          1.88            1.83            55.9         52.5
5.501 - 6.000                                 106          1.47            1.43            63.3         57.2
6.001 - 6.500                                 118          1.49            1.41            67.2         61.3
6.501 - 7.000                                 151          1.39            1.28            71.5         46.9
7.001 - 7.500                                 118          1.47            1.47            71.3         57.6
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

Minimum: 5.170%
Maximum: 7.150%
Weighted Average: 5.964%

SEASONING

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
SEASONING (MOS.)                         MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

= 0                                              9             215,872,000          8.4          6.227
1 - 5                                          171           2,156,459,435         84.1          5.963
6 - 11                                          29             187,507,652          7.3          5.693
12 - 23                                          2               5,398,806          0.2          5.236
---------------------------------------------------------------------------------------------------------
TOTAL:                                         211         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
SEASONING (MOS.)                          TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

= 0                                           130          1.29            1.25            74.9         68.2
1 - 5                                         113          1.59            1.52            62.8         57.3
6 - 11                                        113          1.28            1.23            68.3         56.6
12 - 23                                       107          1.66            1.45            70.1         58.4
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

Minimum: 0 mos.
Maximum: 13 mos.
Weighted Average: 2 mos.

                                       I-4

                                                 APPENDIX I
                                         MORTGAGE POOL INFORMATION
                                                 TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
ORIGINAL TERM TO                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
STATED MATURITY (MOS.)                   MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

<= 60                                            4              60,734,529          2.4          5.970
61 - 84                                          2             265,000,000         10.3          5.980
85 - 120                                       198           2,151,078,734         83.9          5.946
121 - 180                                        4              52,914,630          2.1          6.211
181 - 240                                        3              35,510,000          1.4          6.559
---------------------------------------------------------------------------------------------------------
TOTAL:                                         211         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
ORIGINAL TERM TO                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
STATED MATURITY (MOS.)                    TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

<= 60                                          58          1.41            1.30            71.8         70.7
61 - 84                                        79          1.85            1.85            44.7         44.7
85 - 120                                      118          1.51            1.44            66.3         60.3
121 - 180                                     148          1.32            1.24            66.5         56.6
181 - 240                                     239          1.51            1.27            71.0          6.2
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 117 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
REMAINING TERM TO                             NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
STATED MATURITY (MOS.)                   MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

<= 60                                            4              60,734,529          2.4          5.970
61 - 84                                          2             265,000,000         10.3          5.980
85 - 120                                       199           2,171,338,364         84.6          5.946
121 - 180                                        3              32,655,000          1.3          6.403
181 - 240                                        3              35,510,000          1.4          6.559
---------------------------------------------------------------------------------------------------------
TOTAL:                                         211         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
REMAINING TERM TO                           REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
STATED MATURITY (MOS.)                    TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

<= 60                                          58          1.41            1.30            71.8         70.7
61 - 84                                        79          1.85            1.85            44.7         44.7
85 - 120                                      118          1.51            1.44            66.3         60.3
121 - 180                                     166          1.38            1.24            65.2         55.8
181 - 240                                     239          1.51            1.27            71.0          6.2
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

Minimum: 55 mos.
Maximum: 240 mos.
Weighted Average: 115 mos.

                                       I-5

                                                 APPENDIX I
                                         MORTGAGE POOL INFORMATION
                                                 TOTAL POOL

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)        MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                                 11           1,103,800,000         43.3          5.892
  181 - 240                                      6              88,120,543          3.5          6.243
  241 - 300                                     29             124,014,425          4.9          6.104
  301 - 360                                    164           1,234,402,925         48.4          5.989
---------------------------------------------------------------------------------------------------------
SUBTOTAL:                                      210         $ 2,550,337,893        100.0%         5.961%

FULLY AMORTIZING LOANS
  181 - 240                                      1              14,900,000        100.0          6.430
---------------------------------------------------------------------------------------------------------
SUBTOTAL:                                        1         $    14,900,000        100.0%         6.430%
---------------------------------------------------------------------------------------------------------
TOTAL:                                         211         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)         TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                               108          1.76            1.76            56.2         56.2
  181 - 240                                   143          1.36            1.26            62.5         33.7
  241 - 300                                   117          1.40            1.39            72.0         56.4
  301 - 360                                   117          1.37            1.25            70.8         62.5
---------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                     114          1.54X           1.48X           64.2%        58.5%

FULLY AMORTIZING LOANS
  181 - 240                                   240          1.35            1.35            66.6          2.3
---------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                     240          1.35X           1.35X           66.6%         2.3%
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

Minimum: 216 mos.
Maximum: 360 mos.
Weighted Average: 346 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)       MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                                 11           1,103,800,000         43.3          5.892
  181 - 240                                      6              88,120,543          3.5          6.243
  241 - 300                                     29             124,014,425          4.9          6.104
  301 - 360                                    164           1,234,402,925         48.4          5.989
---------------------------------------------------------------------------------------------------------
SUBTOTAL:                                      210         $ 2,550,337,893        100.0%         5.961%

FULLY AMORTIZING LOANS
  181 - 240                                      1              14,900,000        100.0          6.430
---------------------------------------------------------------------------------------------------------
SUBTOTAL:                                        1         $    14,900,000        100.0%         6.430%
---------------------------------------------------------------------------------------------------------
TOTAL:                                         211         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
REMAINING AMORTIZATION TERM (MOS.)        TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                               108          1.76            1.76            56.2         56.2
  181 - 240                                   143          1.36            1.26            62.5         33.7
  241 - 300                                   117          1.40            1.39            72.0         56.4
  301 - 360                                   117          1.37            1.25            70.8         62.5
---------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                     114          1.54X           1.48X           64.2%        58.5%

FULLY AMORTIZING LOANS
  181 - 240                                   240          1.35            1.35            66.6          2.3
---------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                     240          1.35X           1.35X           66.6%         2.3%
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

Minimum: 214 mos.
Maximum: 360 mos.
Weighted Average: 344 mos.

                                       I-6

                                                 APPENDIX I
                                         MORTGAGE POOL INFORMATION
                                                 TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)          MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

1.01 - 1.10                                      1              39,048,614          1.5          5.957
1.11 - 1.20                                     26             313,560,829         12.2          6.103
1.21 - 1.30                                     71             632,365,004         24.7          6.015
1.31 - 1.40                                     36             221,155,392          8.6          6.080
1.41 - 1.50                                     31             238,259,637          9.3          5.960
1.51 - 1.60                                     24             235,247,806          9.2          6.039
1.61 - 1.70                                      9              41,966,972          1.6          6.246
1.71 - 1.80                                      3             222,452,110          8.7          5.957
1.81 - 1.90                                      1             225,000,000          8.8          6.192
1.91 - 2.00                                      3              19,958,890          0.8          5.615
2.01 - 2.50                                      6             376,222,639         14.7          5.505
---------------------------------------------------------------------------------------------------------
TOTAL:                                         211         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
DEBT SERVICE COVERAGE RATIO (X)           TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                   110          1.02            1.02            58.6         43.4
1.11 - 1.20                                   119          1.20            1.20            75.6         71.5
1.21 - 1.30                                   117          1.26            1.21            70.1         61.8
1.31 - 1.40                                   125          1.36            1.28            70.1         57.4
1.41 - 1.50                                   111          1.45            1.26            72.2         64.5
1.51 - 1.60                                   119          1.55            1.34            72.7         63.8
1.61 - 1.70                                   161          1.65            1.43            73.8         39.8
1.71 - 1.80                                    83          1.72            1.72            46.2         46.0
1.81 - 1.90                                   119          1.84            1.84            50.9         50.9
1.91 - 2.00                                   116          1.93            1.62            70.9         62.8
2.01 - 2.50                                   111          2.17            2.16            49.2         48.7
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

Minimum: 1.02x
Maximum: 2.43x
Weighted Average: 1.54x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
POST IO PERIOD                                NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)          MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

1.01 - 1.10                                      5             179,658,614          7.0          6.205
1.11 - 1.20                                     46             483,025,829         18.8          6.118
1.21 - 1.30                                     91             685,915,004         26.7          5.908
1.31 - 1.40                                     36             281,422,392         11.0          6.101
1.41 - 1.50                                     11              46,118,527          1.8          6.178
1.51 - 1.60                                      7              49,730,806          1.9          5.876
1.61 - 1.70                                      5              15,701,972          0.6          5.916
1.71 - 1.80                                      2             219,492,110          8.6          5.955
1.81 - 1.90                                      1             225,000,000          8.8          6.192
1.91 - 2.00                                      2               8,950,000          0.3          6.237
2.01 - 2.50                                      5             370,222,639         14.4          5.493
---------------------------------------------------------------------------------------------------------
TOTAL:                                         211         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
POST IO PERIOD                              REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
DEBT SERVICE COVERAGE RATIO (X)           TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                   118          1.23            1.08            69.4         60.7
1.11 - 1.20                                   121          1.26            1.19            74.4         69.2
1.21 - 1.30                                   118          1.33            1.25            70.7         60.8
1.31 - 1.40                                   119          1.46            1.34            71.1         60.2
1.41 - 1.50                                   117          1.51            1.46            70.5         57.8
1.51 - 1.60                                   116          1.65            1.55            69.4         55.4
1.61 - 1.70                                   117          1.67            1.67            71.3         56.2
1.71 - 1.80                                    83          1.72            1.72            45.8         45.6
1.81 - 1.90                                   119          1.84            1.84            50.9         50.9
1.91 - 2.00                                   119          2.16            1.95            50.1         48.1
2.01 - 2.50                                   111          2.17            2.17            49.2         48.8
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

Minimum: 1.02x
Maximum: 2.43x
Weighted Average: 1.48x

                                       I-7

                                                 APPENDIX I
                                          MORTGAGE POOL INFORMATION
                                                 TOTAL POOL

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN-TO-VALUE RATIO (%)                  MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

40.1 - 50.0                                      8             537,056,110         20.9          5.641
50.1 - 60.0                                     13             488,703,034         19.1          6.027
60.1 - 70.0                                     49             399,544,066         15.6          6.116
70.1 - 75.0                                     70             458,479,021         17.9          5.979
75.1 - 80.0                                     70             677,205,663         26.4          6.074
80.1 >=                                          1               4,250,000          0.2          5.960
---------------------------------------------------------------------------------------------------------
TOTAL:                                         211         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
LOAN-TO-VALUE RATIO (%)                   TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

40.1 - 50.0                                    99          1.98            1.98            46.6         46.2
50.1 - 60.0                                   119          1.64            1.64            54.7         50.5
60.1 - 70.0                                   120          1.35            1.25            66.8         56.6
70.1 - 75.0                                   122          1.38            1.26            72.8         61.8
75.1 - 80.0                                   116          1.33            1.24            77.7         71.5
80.1 >=                                       117          1.40            1.18            80.2         72.5
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

Minimum: 40.6%
Maximum: 80.2%
Weighted Average: 64.3%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

0.1 - 10.0                                       3              35,510,000          1.4          6.559
30.1 - 40.0                                      4              24,332,157          0.9          6.209
40.1 - 50.0                                     17             736,470,778         28.7          5.705
50.1 - 55.0                                     18             282,997,368         11.0          6.151
55.1 - 60.0                                     40             258,422,112         10.1          6.023
60.1 - 65.0                                     60             440,640,164         17.2          6.010
65.1 - 70.0                                     49             333,573,314         13.0          5.949
70.1 - 80.0                                     20             453,292,000         17.7          6.141
---------------------------------------------------------------------------------------------------------
TOTAL:                                         211         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)           TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

0.1 - 10.0                                    239          1.51            1.27            71.0          6.2
30.1 - 40.0                                   118          1.67            1.67            52.4         35.1
40.1 - 50.0                                   104          1.78            1.78            50.0         46.8
50.1 - 55.0                                   118          1.75            1.74            53.9         51.3
55.1 - 60.0                                   121          1.52            1.48            67.0         58.3
60.1 - 65.0                                   114          1.37            1.24            70.9         62.8
65.1 - 70.0                                   117          1.40            1.26            75.8         67.4
70.1 - 80.0                                   115          1.29            1.21            77.5         74.7
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

Minimum: 2.3%
Maximum: 79.2%
Weighted Average: 58.1%

AMORTIZATION TYPES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
AMORTIZATION TYPE                        MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

Interest Only                                   11           1,103,800,000         43.0          5.892
Amortizing Balloon                             133             737,522,003         28.8          5.945
Interest Only, Then Amortizing Balloon          66             709,015,890         27.6          6.087
Fully Amortizing                                 1              14,900,000          0.6          6.430
---------------------------------------------------------------------------------------------------------
TOTAL:                                         211         $ 2,565,237,893        100.0%         5.964%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
AMORTIZATION TYPE                         TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

Interest Only                                 108          1.76            1.76            56.2         56.2
Amortizing Balloon                            117          1.29            1.29            68.0         56.1
Interest Only, Then Amortizing Balloon        120          1.46            1.23            72.9         64.5
Fully Amortizing                              240          1.35            1.35            66.6          2.3
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        115          1.54X           1.48X           64.3%        58.1%
===============================================================================================================

                                       I-8

                                             APPENDIX I
                                     MORTGAGE POOL INFORMATION
                                             TOTAL POOL

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)

-----------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             AUG-06             AUG-07             AUG-08             AUG-09
-----------------------------------------------------------------------------------------------------

Locked Out                           99.75%             99.58%             88.52%             87.54%
Yield Maintenance Total               0.25%              0.42%             11.48%             12.46%
Open                                  0.00%              0.00%              0.00%              0.00%
-----------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%            100.00%            100.00%
-----------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $ 2,565,237,893    $ 2,554,100,314    $ 2,541,173,392    $ 2,525,067,943
% Initial Pool Balance              100.00%             99.57%             99.06%             98.43%
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             AUG-10             AUG-11             AUG-12             AUG-13
-----------------------------------------------------------------------------------------------------

Locked Out                           87.07%             86.62%             86.29%             81.30%
Yield Maintenance Total              12.93%             13.38%             13.71%             15.16%
Open                                  0.00%              0.00%              0.00%              3.54%
-----------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%            100.00%            100.00%
-----------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $ 2,505,457,813    $ 2,424,278,030    $ 2,350,798,496    $ 2,111,560,231
% Initial Pool Balance               97.67%             94.50%             91.64%             82.31%
-----------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%)(1)(2)

-----------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             AUG-14             AUG-15             AUG-16             AUG-17
-----------------------------------------------------------------------------------------------------

Locked Out                           80.32%             77.38%             77.85%             78.55%
Yield Maintenance Total              15.23%              8.42%             22.15%             21.45%
Open                                  4.45%             14.20%              0.00%              0.00%
-----------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%            100.00%            100.00%
-----------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $ 2,086,034,080    $ 2,054,432,565    $    54,660,527    $    52,543,644
% Initial Pool Balance               81.32%             80.09%              2.13%              2.05%
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             AUG-18             AUG-19             AUG-20             AUG-21
-----------------------------------------------------------------------------------------------------

Locked Out                           79.37%             80.32%             58.37%             52.55%
Yield Maintenance Total              20.63%             19.68%             41.63%             47.45%
Open                                  0.00%              0.00%              0.00%              0.00%
-----------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%            100.00%            100.00%
-----------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $    50,282,691    $    47,867,851    $    20,195,425    $    15,432,522
% Initial Pool Balance                1.96%              1.87%              0.79%              0.60%
-----------------------------------------------------------------------------------------------------

Notes:

(1)   The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)   See Appendix II of the Prospectus Supplement for a description of the
      Yield Maintenance

                                       I-9

                                                APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 1

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN SELLER                              MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.           106           1,401,168,382         58.4          5.803
LaSalle Bank National Association               56             712,545,914         29.7          6.146
Principal Commercial Funding II, LLC            15             144,607,278          6.0          6.279
Morgan Stanley Mortgage Capital Inc. &
Principal Commercial Funding II, LLC             1             142,250,000          5.9          6.180
---------------------------------------------------------------------------------------------------------
TOTAL:                                         178         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
LOAN SELLER                               TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.          113          1.57            1.51            61.9         55.6
LaSalle Bank National Association             110          1.63            1.55            63.1         57.8
Principal Commercial Funding II, LLC          143          1.29            1.24            73.0         60.7
Morgan Stanley Mortgage Capital Inc. &
Principal Commercial Funding II, LLC          120          1.20            1.20            76.3         76.3
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)                 MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

1 - 1,000,000                                    2               1,871,528          0.1          6.224
1,000,001 - 2,000,000                           18              28,838,384          1.2          6.274
2,000,001 - 3,000,000                           38             101,286,430          4.2          6.032
3,000,001 - 4,000,000                           36             124,561,837          5.2          5.857
4,000,001 - 5,000,000                           16              71,789,684          3.0          5.993
5,000,001 - 6,000,000                            8              45,573,654          1.9          6.130
6,000,001 - 7,000,000                           10              66,626,344          2.8          5.910
7,000,001 - 8,000,000                            3              21,705,592          0.9          5.830
8,000,001 - 9,000,000                            3              26,366,665          1.1          6.039
9,000,001 - 10,000,000                           4              39,020,444          1.6          6.158
10,000,001 - 15,000,000                         11             146,069,409          6.1          5.881
15,000,001 - 20,000,000                          6             101,531,016          4.2          5.833
20,000,001 - 30,000,000                          7             165,949,486          6.9          6.017
30,000,001 >=                                   16           1,459,381,102         60.8          5.951
---------------------------------------------------------------------------------------------------------
TOTAL:                                         178         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
CUT-OFF DATE BALANCE ($)                  TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                 116          1.53            1.53            64.6         54.2
1,000,001 - 2,000,000                         117          1.34            1.32            69.8         58.6
2,000,001 - 3,000,000                         117          1.38            1.34            72.1         61.5
3,000,001 - 4,000,000                         118          1.32            1.26            72.1         59.7
4,000,001 - 5,000,000                         113          1.37            1.29            71.0         61.3
5,000,001 - 6,000,000                         117          1.44            1.34            67.7         57.7
6,000,001 - 7,000,000                         117          1.36            1.31            75.8         62.7
7,000,001 - 8,000,000                         116          1.40            1.40            72.6         59.7
8,000,001 - 9,000,000                         134          1.55            1.55            60.8         47.0
9,000,001 - 10,000,000                        117          1.37            1.33            70.3         53.6
10,000,001 - 15,000,000                       129          1.45            1.30            73.1         57.9
15,000,001 - 20,000,000                       138          1.42            1.26            69.1         52.1
20,000,001 - 30,000,000                       104          1.32            1.20            71.5         65.2
30,000,001 >=                                 111          1.66            1.62            58.9         56.8
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

Minimum: $872,228
Maximum: $250,000,000
Weighted Average: $13,486,357

                                      I-10

                                                APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 1

STATES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
STATE                              MORTGAGED PROPERTIES        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

New York                                        13             363,019,469         15.1          5.999
California - Southern                           20             217,609,008          9.1          6.055
California - Northern                            8             130,745,486          5.4          5.920
Colorado                                         3             254,873,796         10.6          5.260
Massachusetts                                    4             248,899,233         10.4          6.138
District of Columbia                             6             141,274,431          5.9          5.939
Ohio                                             6             102,357,015          4.3          5.985
Indiana                                         22              99,565,409          4.1          6.124
Texas                                           27              96,843,388          4.0          6.028
Pennsylvania                                    13              76,706,602          3.2          5.929
North Carolina                                  12              74,140,222          3.1          6.292
Michigan                                         7              65,181,401          2.7          6.271
Florida                                         15              63,491,409          2.6          6.156
Georgia                                         10              57,310,768          2.4          6.189
Illinois                                        16              44,525,937          1.9          6.145
Minnesota                                        3              38,325,000          1.6          5.893
Missouri                                         3              37,139,521          1.5          6.128
Arizona                                          4              29,544,641          1.2          5.865
Tennessee                                        4              25,554,686          1.1          5.978
Virginia                                         8              24,516,964          1.0          5.867
Oregon                                           2              22,429,005          0.9          5.572
Wisconsin                                        3              21,425,000          0.9          6.027
Nevada                                           4              19,912,133          0.8          5.746
Kentucky                                         4              19,502,778          0.8          6.265
New Jersey                                       5              18,426,739          0.8          5.770
Utah                                             2              15,501,950          0.6          6.061
Mississippi                                      3              12,968,750          0.5          5.679
South Dakota                                     3              10,295,328          0.4          6.384
Connecticut                                      2               9,704,509          0.4          5.836
North Dakota                                     2               9,183,962          0.4          6.386
West Virginia                                    3               8,982,639          0.4          6.244
Maryland                                         3               7,369,246          0.3          5.563
Delaware                                         2               7,230,043          0.3          5.823
South Carolina                                   1               6,991,632          0.3          6.330
Alabama                                          2               6,386,221          0.3          5.843
Washington                                       2               5,548,559          0.2          5.836
Louisiana                                        2               3,598,979          0.1          6.428
Maine                                            1               3,489,715          0.1          5.580
---------------------------------------------------------------------------------------------------------
TOTAL:                                         250         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
STATE                                     TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

New York                                       96          1.53            1.49            54.0         50.8
California - Southern                         121          1.29            1.25            71.3         68.3
California - Northern                         118          1.68            1.68            59.2         54.4
Colorado                                      118          2.11            2.11            49.0         48.9
Massachusetts                                 118          1.80            1.78            52.7         51.9
District of Columbia                          117          1.24            1.24            65.4         60.4
Ohio                                          117          1.44            1.23            77.0         68.6
Indiana                                       118          1.38            1.24            74.0         65.8
Texas                                          92          1.54            1.40            69.2         63.5
Pennsylvania                                  115          1.40            1.29            72.0         61.5
North Carolina                                119          1.48            1.40            78.1         66.0
Michigan                                      119          1.22            1.21            78.6         78.0
Florida                                       132          1.33            1.23            70.4         61.0
Georgia                                       153          1.64            1.47            67.6         37.8
Illinois                                      107          1.60            1.51            67.3         60.8
Minnesota                                      74          1.38            1.32            76.3         73.9
Missouri                                      118          1.34            1.16            77.2         69.8
Arizona                                       119          1.31            1.31            67.7         57.9
Tennessee                                      85          2.10            2.00            54.8         51.5
Virginia                                      116          1.34            1.34            71.5         59.7
Oregon                                        115          1.21            1.21            72.2         60.8
Wisconsin                                     118          1.43            1.21            73.8         66.3
Nevada                                        116          1.31            1.24            73.3         61.4
Kentucky                                      210          1.40            1.34            68.5         17.6
New Jersey                                    105          1.47            1.47            69.4         60.0
Utah                                          118          1.25            1.23            78.2         67.0
Mississippi                                   114          1.30            1.30            71.5         59.9
South Dakota                                  118          1.42            1.42            64.8         40.9
Connecticut                                   116          1.37            1.22            76.2         66.0
North Dakota                                  118          1.48            1.48            65.3         42.2
West Virginia                                 119          2.06            2.06            47.0         31.4
Maryland                                      113          1.58            1.43            63.0         50.1
Delaware                                      113          1.37            1.37            67.0         52.2
South Carolina                                119          1.41            1.41            68.2         53.7
Alabama                                       113          1.34            1.34            72.6         59.3
Washington                                    116          1.23            1.23            69.0         56.5
Louisiana                                     119          1.38            1.26            75.7         66.9
Maine                                         117          1.34            1.34            79.3         66.8
--------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
==============================================================================================================

                                      I-11

                                                APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 1

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                      MORTGAGED PROPERTIES        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

Office
  Urban                                         14             696,591,788         29.0          6.088
  Medical                                       20             212,363,902          8.8          6.047
  Suburban                                      18             200,280,230          8.3          6.143
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                   52         $ 1,109,235,921         46.2%         6.090%
                                   ----------------------------------------------------------------------
Retail
  Anchored                                      18             524,736,337         21.9          5.574
  Unanchored                                    36             222,811,439          9.3          5.961
  Free Standing                                 18              74,884,891          3.1          5.773
  Shadow Anchored                               17              69,844,562          2.9          5.923
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                   89         $   892,277,229         37.2%         5.715%
                                   ----------------------------------------------------------------------
Hospitality
  Limited Service                               58             154,326,875          6.4          6.217
  Full Service                                  11              51,422,787          2.1          6.038
  Extended Stay                                  1               6,367,194          0.3          6.210
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                   70         $   212,116,856          8.8%         6.173%
                                   ----------------------------------------------------------------------
Industrial
  Warehouse                                     11              93,198,829          3.9          5.972
  Light Industrial                               5              13,075,000          0.5          6.202
  Flex Industrial                                2               5,299,912          0.2          6.181
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                   18         $   111,573,742          4.6%         6.009%
                                   ----------------------------------------------------------------------
Mixed Use
  Multifamily/Retail                             3              13,114,133          0.5          5.867
  Retail/Parking Garage                          1              11,830,000          0.5          6.180
  Flex Industrial/Office                         1               5,491,208          0.2          6.590
  Retail/Office                                  1               3,547,489          0.1          6.580
  Office/Industrial                              1               3,106,389          0.1          5.210
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                    7         $    37,089,218          1.5%         6.087%
                                   ----------------------------------------------------------------------
Self Storage
  Self Storage                                  11              31,780,692          1.3          6.199
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                   11         $    31,780,692          1.3%         6.199%
                                   ----------------------------------------------------------------------
Manufactured Housing
  Manufactured Housing                           2               4,958,581          0.2          6.277
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                    2         $     4,958,581          0.2%         6.277%
                                   ----------------------------------------------------------------------
Other
  Leased Fee                                     1               1,539,335          0.1          5.900
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                    1         $     1,539,335          0.1%         5.900%
---------------------------------------------------------------------------------------------------------
TOTAL:                                         250         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
PROPERTY TYPE                             TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

Office
  Urban                                       109          1.62            1.57            56.6         53.6
  Medical                                     113          1.24            1.23            76.0         72.2
  Suburban                                    126          1.39            1.21            73.2         60.9
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 113          1.50X           1.44X           63.3%        58.5%
                                   ----------------------------------------------------------------------------
Retail
  Anchored                                    117          1.80            1.77            59.9         57.0
  Unanchored                                  116          1.33            1.28            67.1         58.0
  Free Standing                               116          1.30            1.28            70.2         58.5
  Shadow Anchored                             123          1.38            1.25            72.8         62.9
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 118          1.61X           1.56X           63.6%        57.8%
                                   ----------------------------------------------------------------------------
Hospitality
  Limited Service                             118          1.56            1.46            70.9         58.2
  Full Service                                112          1.16            1.10            61.5         48.5
  Extended Stay                               119          1.30            1.30            74.9         58.7
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 117          1.45X           1.37X           68.8%        55.9%
                                   ----------------------------------------------------------------------------
Industrial
  Warehouse                                    90          1.91            1.87            55.0         50.5
  Light Industrial                            118          1.81            1.55            59.6         53.7
  Flex Industrial                             115          1.53            1.53            62.4         49.8
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                  94          1.88X           1.82X           55.9%        50.8%
                                   ----------------------------------------------------------------------------
Mixed Use
  Multifamily/Retail                          116          1.28            1.18            75.6         65.5
  Retail/Parking Garage                       120          1.20            1.20            76.3         76.3
  Flex Industrial/Office                      118          1.28            1.28            68.6         59.4
  Retail/Office                               119          1.23            1.23            75.5         65.3
  Office/Industrial                           116          1.25            1.25            77.7         64.7
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 118          1.25X           1.21X           74.9%        67.9%
                                   ----------------------------------------------------------------------------
Self Storage
  Self Storage                                118          1.30            1.29            64.8         54.6
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 118          1.30X           1.29X           64.8%        54.6%
                                   ----------------------------------------------------------------------------
Manufactured Housing
  Manufactured Housing                        118          1.59            1.42            76.8         67.1
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 118          1.59X           1.42X           76.8%        67.1%
                                   ----------------------------------------------------------------------------
Other
  Leased Fee                                  113          1.28            1.28            77.0         65.6
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 113          1.28X           1.28X           77.0%        65.6%
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

                                      I-12

                                                APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 1

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
MORTGAGE RATE (%)                        MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

<= 5.500                                        22             377,926,816         15.7          5.303
5.501 - 6.000                                   62             853,811,026         35.6          5.849
6.001 - 6.500                                   79           1,112,552,399         46.3          6.221
6.501 - 7.000                                   14              53,287,993          2.2          6.694
7.001 - 7.500                                    1               2,993,341          0.1          7.150
---------------------------------------------------------------------------------------------------------
TOTAL:                                         178         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
MORTGAGE RATE (%)                         TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

<= 5.500                                      117          1.88            1.84            55.6         52.4
5.501 - 6.000                                 105          1.47            1.44            62.7         56.8
6.001 - 6.500                                 118          1.50            1.42            66.9         61.1
6.501 - 7.000                                 158          1.40            1.26            71.6         42.0
7.001 - 7.500                                 118          1.47            1.47            71.3         57.6
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

Minimum: 5.170%
Maximum: 7.150%
Weighted Average: 5.956%

SEASONING

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
SEASONING (MOS.)                         MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

= 0                                              9             215,872,000          9.0          6.227
1 - 5                                          138           1,991,793,116         83.0          5.953
6 - 11                                          29             187,507,652          7.8          5.693
12-23                                            2               5,398,806          0.2          5.236
---------------------------------------------------------------------------------------------------------
TOTAL:                                         178         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
SEASONING (MOS.)                          TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

= 0                                           130          1.29            1.25            74.9         68.2
1 - 5                                         113          1.60            1.54            62.1         56.8
6 - 11                                        113          1.28            1.23            68.3         56.6
12-23                                         107          1.66            1.45            70.1         58.4
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

Minimum: 0 mos.
Maximum: 13 mos.
Weighted Average: 2 mos.

                                      I-13

                                                APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 1

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
ORIGINAL TERM TO                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
STATED MATURITY (MOS.)                   MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

<= 60                                            4              60,734,529          2.5          5.970
61 - 84                                          2             265,000,000         11.0          5.980
85 - 120                                       166           1,989,667,414         82.9          5.936
121 - 180                                        3              49,659,630          2.1          6.183
181 - 240                                        3              35,510,000          1.5          6.559
---------------------------------------------------------------------------------------------------------
TOTAL:                                         178         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
ORIGINAL TERM TO                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
STATED MATURITY (MOS.)                    TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

<= 60                                          58          1.41            1.30            71.8         70.7
61 - 84                                        79          1.85            1.85            44.7         44.7
85 - 120                                      118          1.52            1.46            65.9         60.1
121 - 180                                     146          1.32            1.24            65.9         56.3
181 - 240                                     239          1.51            1.27            71.0          6.2
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 117 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
REMAINING TERM TO STATED                      NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
MATURITY (MOS.)                          MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

<= 60                                            4              60,734,529          2.5          5.970
61 - 84                                          2             265,000,000         11.0          5.980
85 - 120                                       167           2,009,927,044         83.7          5.935
121 - 180                                        2              29,400,000          1.2          6.378
181 - 240                                        3              35,510,000          1.5          6.559
---------------------------------------------------------------------------------------------------------
TOTAL:                                         178         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
REMAINING TERM TO STATED                    REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
MATURITY (MOS.)                           TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

<= 60                                          58          1.41            1.30            71.8         70.7
61 - 84                                        79          1.85            1.85            44.7         44.7
85 - 120                                      118          1.51            1.46            65.9         60.1
121 - 180                                     165          1.38            1.25            63.9         55.2
181 - 240                                     239          1.51            1.27            71.0          6.2
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

Minimum: 55 mos.
Maximum: 240 mos.
Weighted Average: 114 mos.

                                      I-14

                                                APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)        MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                                 11           1,103,800,000         46.3          5.892
  181 - 240                                      6              88,120,543          3.7          6.243
  241 - 300                                     29             124,014,425          5.2          6.104
  301 - 360                                    131           1,069,736,606         44.8          5.974
---------------------------------------------------------------------------------------------------------
SUBTOTAL:                                      177         $ 2,385,671,574        100.0%         5.953%

FULLY AMORTIZING LOANS
  181 - 240                                      1              14,900,000        100.0          6.430
---------------------------------------------------------------------------------------------------------
SUBTOTAL:                                        1         $    14,900,000        100.0%         6.430%
---------------------------------------------------------------------------------------------------------
TOTAL:                                         178         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)         TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                               108          1.76            1.76            56.2         56.2
  181 - 240                                   143          1.36            1.26            62.5         33.7
  241 - 300                                   117          1.40            1.39            72.0         56.4
  301 - 360                                   117          1.37            1.25            70.7         62.4
---------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                     114          1.55X           1.49X           63.7%        58.1%

FULLY AMORTIZING LOANS
  181 - 240                                   240          1.35            1.35            66.6          2.3
---------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                     240          1.35X           1.35X           66.6%         2.3%
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

Minimum: 216 mos.
Maximum: 360 mos.
Weighted Average: 344 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)       MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

BALLOON
  Interest Only                                 11           1,103,800,000         46.3          5.892
  181 - 240                                      6              88,120,543          3.7          6.243
  241 - 300                                     29             124,014,425          5.2          6.104
  301 - 360                                    131           1,069,736,606         44.8          5.974
---------------------------------------------------------------------------------------------------------
SUBTOTAL:                                      177         $ 2,385,671,574        100.0%         5.953%

FULLY AMORTIZING LOANS
  181 - 240                                      1              14,900,000        100.0          6.430
---------------------------------------------------------------------------------------------------------
SUBTOTAL:                                        1         $    14,900,000        100.0%         6.430%
---------------------------------------------------------------------------------------------------------
TOTAL:                                         178         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
REMAINING AMORTIZATION TERM (MOS.)        TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

BALLOON
  Interest Only                               108          1.76            1.76            56.2         56.2
  181 - 240                                   143          1.36            1.26            62.5         33.7
  241 - 300                                   117          1.40            1.39            72.0         56.4
  301 - 360                                   117          1.37            1.25            70.7         62.4
---------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                     114          1.55X           1.49X           63.7%        58.1%

FULLY AMORTIZING LOANS
  181 - 240                                   240          1.35            1.35            66.6          2.3
---------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                     240          1.35X           1.35X           66.6%         2.3%
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

Minimum: 214 mos.
Maximum: 360 mos.
Weighted Average: 342 mos.

                                      I-15

                                               APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)          MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

1.01 - 1.10                                      1              39,048,614          1.6          5.957
1.11 - 1.20                                     21             302,106,484         12.6          6.091
1.21 - 1.30                                     65             610,824,708         25.4          6.022
1.31 - 1.40                                     28             170,576,981          7.1          6.043
1.41 - 1.50                                     26             194,475,479          8.1          5.901
1.51 - 1.60                                     16             202,430,806          8.4          6.084
1.61 - 1.70                                      9              41,966,972          1.7          6.246
1.71 - 1.80                                      2             217,960,000          9.1          5.952
1.81 - 1.90                                      1             225,000,000          9.4          6.192
1.91 - 2.00                                      3              19,958,890          0.8          5.615
2.01 - 2.50                                      6             376,222,639         15.7          5.505
---------------------------------------------------------------------------------------------------------
TOTAL:                                         178         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
DEBT SERVICE COVERAGE RATIO (X)           TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                   110          1.02            1.02            58.6         43.4
1.11 - 1.20                                   119          1.20            1.20            75.8         71.9
1.21 - 1.30                                   117          1.26            1.21            69.9         61.7
1.31 - 1.40                                   125          1.36            1.31            68.0         54.0
1.41 - 1.50                                   109          1.46            1.26            73.1         65.2
1.51 - 1.60                                   120          1.55            1.35            73.1         63.9
1.61 - 1.70                                   161          1.65            1.43            73.8         39.8
1.71 - 1.80                                    82          1.72            1.72            46.2         46.0
1.81 - 1.90                                   119          1.84            1.84            50.9         50.9
1.91 - 2.00                                   116          1.93            1.62            70.9         62.8
2.01 - 2.50                                   111          2.17            2.16            49.2         48.7
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

Minimum: 1.02x
Maximum: 2.43x
Weighted Average: 1.55x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
POST IO PERIOD DEBT SERVICE                   NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
COVERAGE RATIO (X)                       MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

1.01 - 1.10                                      5             179,658,614          7.5          6.205
1.11 - 1.20                                     32             397,566,484         16.6          6.104
1.21 - 1.30                                     82             650,674,708         27.1          5.914
1.31 - 1.40                                     29             253,931,981         10.6          6.118
1.41 - 1.50                                      9              34,134,369          1.4          6.067
1.51 - 1.60                                      7              49,730,806          2.1          5.876
1.61 - 1.70                                      5              15,701,972          0.7          5.916
1.71 - 1.80                                      1             215,000,000          9.0          5.950
1.81 - 1.90                                      1             225,000,000          9.4          6.192
1.91 - 2.00                                      2               8,950,000          0.4          6.237
2.01 - 2.50                                      5             370,222,639         15.4          5.493
---------------------------------------------------------------------------------------------------------
TOTAL:                                         178         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
POST IO PERIOD DEBT SERVICE                 REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
COVERAGE RATIO (X)                        TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                   118          1.23            1.08            69.4         60.7
1.11 - 1.20                                   121          1.24            1.19            74.7         69.9
1.21 - 1.30                                   118          1.33            1.25            70.5         60.6
1.31 - 1.40                                   119          1.45            1.35            71.2         59.8
1.41 - 1.50                                   116          1.52            1.46            72.7         58.7
1.51 - 1.60                                   116          1.65            1.55            69.4         55.4
1.61 - 1.70                                   117          1.67            1.67            71.3         56.2
1.71 - 1.80                                    82          1.72            1.72            45.7         45.7
1.81 - 1.90                                   119          1.84            1.84            50.9         50.9
1.91 - 2.00                                   119          2.16            1.95            50.1         48.1
2.01 - 2.50                                   111          2.17            2.17            49.2         48.8
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

Minimum: 1.02x
Maximum: 2.43x
Weighted Average: 1.49x

                                      I-16

                                                APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 1

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN-TO-VALUE RATIO (%)                  MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

40.1 - 50.0                                      7             532,564,000         22.2          5.637
50.1 - 60.0                                     12             486,097,404         20.2          6.025
60.1 - 70.0                                     42             344,561,745         14.4          6.112
70.1 - 75.0                                     57             409,128,756         17.0          5.988
75.1 - 80.0                                     60             628,219,668         26.2          6.066
---------------------------------------------------------------------------------------------------------
TOTAL:                                         178         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
LOAN-TO-VALUE RATIO (%)                   TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

40.1 - 50.0                                    99          1.98            1.98            46.6         46.2
50.1 - 60.0                                   119          1.64            1.64            54.7         50.5
60.1 - 70.0                                   121          1.34            1.24            66.9         56.1
70.1 - 75.0                                   122          1.38            1.27            72.8         61.5
75.1 - 80.0                                   115          1.33            1.24            77.7         71.7
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

Minimum: 40.6%
Maximum: 80.0%
Weighted Average: 63.8%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

0.1 - 10.0                                       3              35,510,000          1.5          6.559
30.1 - 40.0                                      4              24,332,157          1.0          6.209
40.1 - 50.0                                     16             731,978,667         30.5          5.702
50.1 - 55.0                                     16             276,202,064         11.5          6.146
55.1 - 60.0                                     36             237,829,466          9.9          6.008
60.1 - 65.0                                     46             375,946,302         15.7          6.012
65.1 - 70.0                                     42             302,130,916         12.6          5.940
70.1 - 80.0                                     15             416,642,000         17.4          6.138
---------------------------------------------------------------------------------------------------------
TOTAL:                                         178         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)           TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

0.1 - 10.0                                    239          1.51            1.27            71.0          6.2
30.1 - 40.0                                   118          1.67            1.67            52.4         35.1
40.1 - 50.0                                   104          1.78            1.78            50.0         46.8
50.1 - 55.0                                   118          1.76            1.75            53.7         51.3
55.1 - 60.0                                   121          1.53            1.50            66.9         58.3
60.1 - 65.0                                   113          1.36            1.24            71.1         62.9
65.1 - 70.0                                   116          1.40            1.26            75.9         67.5
70.1 - 80.0                                   114          1.28            1.22            77.4         75.1
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

Minimum: 2.3%
Maximum: 79.2%
Weighted Average: 57.8%

AMORTIZATION TYPES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
AMORTIZATION TYPE                        MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

Interest Only                                   11           1,103,800,000         46.0          5.892
Amortizing Balloon                             118             683,777,684         28.5          5.924
Interest Only, Then Amortizing Balloon          48             598,093,890         24.9          6.097
Fully Amortizing                                 1              14,900,000          0.6          6.430
---------------------------------------------------------------------------------------------------------
TOTAL:                                         178         $ 2,400,571,574        100.0%         5.956%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
AMORTIZATION TYPE                         TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

Interest Only                                 108          1.76            1.76            56.2         56.2
Amortizing Balloon                            117          1.29            1.29            67.9         55.9
Interest Only, Then Amortizing Balloon        120          1.46            1.23            73.0         64.3
Fully Amortizing                              240          1.35            1.35            66.6          2.3
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        114          1.55X           1.49X           63.8%        57.8%
===============================================================================================================

                                      I-17

                                                APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                               LOAN GROUP 1

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

--------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                     AUG-06               AUG-07            AUG-08             AUG-09
--------------------------------------------------------------------------------------------------------------

Locked Out                                   99.73%               99.55%            88.01%             87.23%
Yield Maintenance Total                       0.27%                0.45%            11.99%             12.77%
Open                                          0.00%                0.00%             0.00%              0.00%
--------------------------------------------------------------------------------------------------------------
TOTALS                                      100.00%              100.00%           100.00%            100.00%
--------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $2,400,571,574       $2,390,056,663    $2,377,889,000     $2,362,990,367
% Initial Pool Balance                      100.00%               99.56%            99.06%             98.43%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                     AUG-10               AUG-11            AUG-12             AUG-13
--------------------------------------------------------------------------------------------------------------

Locked Out                                   86.73%               86.24%            85.88%             80.45%
Yield Maintenance Total                      13.27%               13.76%            14.12%             15.73%
Open                                          0.00%                0.00%             0.00%              3.82%
--------------------------------------------------------------------------------------------------------------
TOTALS                                      100.00%              100.00%           100.00%            100.00%
--------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $2,345,044,428       $2,265,679,390    $2,194,416,708     $1,957,563,002
% Initial Pool Balance                      97.69%                94.38%            91.41%             81.55%
--------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

--------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                     AUG-14               AUG-15            AUG-16             AUG-17
--------------------------------------------------------------------------------------------------------------

Locked Out                                   79.39%               76.23%            76.60%             77.32%
Yield Maintenance Total                      15.80%                8.46%            23.40%             22.68%
Open                                          4.80%               15.31%             0.00%              0.00%
--------------------------------------------------------------------------------------------------------------
TOTALS                                      100.00%             100.00%            100.00%            100.00%
--------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $1,934,572,444       $1,905,667,153       $51,739,811        $49,678,516
% Initial Pool Balance                       80.59%               79.38%             2.16%              2.07%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                     AUG-18               AUG-19            AUG-20             AUG-21
--------------------------------------------------------------------------------------------------------------

Locked Out                                   78.15%               79.12%            52.02%             52.55%
Yield Maintenance Total                      21.85%               20.88%            47.98%             47.45%
Open                                          0.00%                0.00%             0.00%              0.00%
--------------------------------------------------------------------------------------------------------------
TOTALS                                      100.00%              100.00%           100.00%            100.00%
--------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding               $47,477,004          $45,125,728       $17,520,758        $15,432,522
% Initial Pool Balance                        1.98%               1.88%             0.73%               0.64%
--------------------------------------------------------------------------------------------------------------

Notes:

(1)   The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)   See Appendix II of the Prospectus Supplement for a description of the
      Yield Maintenance

                                      I-18

                                                APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                               LOAN GROUP 2

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN SELLER                              MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

LaSalle Bank National Association               15              93,264,177         56.6          6.226
Morgan Stanley Mortgage Capital Inc.            17              70,183,033         42.6          5.892
Principal Commercial Funding II, LLC             1               1,219,110          0.7          6.470
---------------------------------------------------------------------------------------------------------
TOTAL:                                          33         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
LOAN SELLER                               TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

LaSalle Bank National Association             118          1.41            1.27            68.9         62.0
Morgan Stanley Mortgage Capital Inc.          120          1.40            1.23            75.0         65.7
Principal Commercial Funding II, LLC          119          1.20            1.20            76.2         65.7
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)                 MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                            5               8,250,373          5.0          6.080
2,000,001 - 3,000,000                            9              21,823,831         13.3          6.051
3,000,001 - 4,000,000                            3              10,684,960          6.5          6.016
4,000,001 - 5,000,000                            6              25,322,531         15.4          6.113
6,000,001 - 7,000,000                            2              13,250,000          8.0          5.781
7,000,001 - 8,000,000                            4              30,634,625         18.6          6.248
9,000,001 - 10,000,000                           1               9,500,000          5.8          6.100
10,000,001 - 15,000,000                          2              27,000,000         16.4          6.049
15,000,001 - 20,000,000                          1              18,200,000         11.1          6.130
---------------------------------------------------------------------------------------------------------
TOTAL:                                          33         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
CUT-OFF DATE BALANCE ($)                  TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                         117          1.39            1.27            74.4         64.8
2,000,001 - 3,000,000                         117          1.34            1.23            70.9         62.1
3,000,001 - 4,000,000                         135          1.38            1.24            72.6         61.4
4,000,001 - 5,000,000                         117          1.43            1.36            70.4         61.2
6,000,001 - 7,000,000                         116          1.48            1.23            71.8         62.8
7,000,001 - 8,000,000                         118          1.36            1.27            74.3         65.3
9,000,001 - 10,000,000                        118          1.42            1.20            73.1         66.3
10,000,001 - 15,000,000                       118          1.44            1.23            71.8         66.0
15,000,001 - 20,000,000                       119          1.41            1.20            66.4         62.3
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

Minimum: $1,219,110
Maximum: $18,200,000
Weighted Average: $4,989,888

                                      I-19

                                               APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 2

STATES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
STATE                              MORTGAGED PROPERTIES        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

Georgia                                          3              28,600,000         17.4          6.091
Michigan                                         6              19,720,142         12.0          5.924
Illinois                                         1              18,200,000         11.1          6.130
Wisconsin                                        6              15,234,335          9.3          5.494
Ohio                                             2              14,350,000          8.7          5.989
Texas                                            4              10,744,242          6.5          6.632
South Carolina                                   2              10,370,000          6.3          6.175
Kentucky                                         2               9,277,025          5.6          6.558
Washington                                       1               6,400,000          3.9          5.840
Arizona                                          3               4,501,209          2.7          6.242
Massachusetts                                    1               4,492,110          2.7          6.189
Florida                                          1               4,250,000          2.6          5.960
Louisiana                                        1               4,189,674          2.5          6.340
North Carolina                                   1               3,984,960          2.4          5.900
Wyoming                                          1               2,995,193          1.8          6.580
Southern California                              1               2,605,629          1.6          6.390
Minnesota                                        1               2,413,203          1.5          6.400
Maryland                                         1               2,338,596          1.4          5.690
---------------------------------------------------------------------------------------------------------
TOTAL:                                          38         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
STATE                                     TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

Georgia                                       118          1.39            1.18            75.3         68.1
Michigan                                      118          1.42            1.28            68.5         61.6
Illinois                                      119          1.41            1.20            66.4         62.3
Wisconsin                                     116          1.50            1.30            74.3         64.6
Ohio                                          118          1.48            1.24            76.4         68.5
Texas                                         137          1.30            1.25            76.8         65.1
South Carolina                                118          1.39            1.18            77.3         69.6
Kentucky                                      119          1.44            1.44            67.5         58.3
Washington                                    116          1.39            1.17            69.0         59.7
Arizona                                       119          1.30            1.19            74.6         66.1
Massachusetts                                 118          1.71            1.71            49.9         42.7
Florida                                       117          1.40            1.18            80.2         72.5
Louisiana                                     117          1.43            1.43            62.5         53.8
North Carolina                                116          1.25            1.25            69.3         58.9
Wyoming                                       118          1.20            1.20            71.3         61.7
Southern California                           118          1.20            1.20            58.3         50.2
Minnesota                                     119          1.20            1.20            69.7         60.0
Maryland                                      115          1.23            1.23            75.4         63.9
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

                                      I-20

                                               APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 2

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                      MORTGAGED PROPERTIES        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

Manufactured Housing
  Manufactured Housing                           2              10,074,483          6.1          6.487
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                    2         $    10,074,483          6.1%         6.487%
                                         ----------------------------------------------------------------
Multifamily
  Garden                                        34             147,761,130         89.7          6.062
  Mid-Rise                                       2               6,830,707          4.1          6.018
---------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                   36         $   154,591,836         93.9%         6.060%
---------------------------------------------------------------------------------------------------------
TOTAL:                                          38         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
PROPERTY TYPE                             TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

Manufactured Housing
  Manufactured Housing                        119          1.46            1.41            68.2         59.8
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 119          1.46X           1.41X           68.2%        59.8%
                                         ----------------------------------------------------------------------
Multifamily
  Garden                                      119          1.39            1.23            72.4         64.5
  Mid-Rise                                    117          1.55            1.55            58.6         50.0
---------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                 119          1.40X           1.24X           71.8%        63.9%
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

                                      I-21

                                               APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 2

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
MORTGAGE RATE (%)                        MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

<= 5.500                                         1               4,017,335          2.4          5.280
5.501 - 6.000                                   12              45,510,698         27.6          5.741
6.001 - 6.500                                   16              96,820,199         58.8          6.179
6.501 - 7.000                                    4              18,318,087         11.1          6.629
---------------------------------------------------------------------------------------------------------
TOTAL:                                          33         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
MORTGAGE RATE (%)                         TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

<= 5.500                                      117          1.26            1.26            78.8         65.7
5.501 - 6.000                                 116          1.43            1.25            73.1         63.9
6.001 - 6.500                                 118          1.40            1.24            70.6         63.9
6.501 - 7.000                                 129          1.37            1.34            71.5         61.1
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

Minimum: 5.280%
Maximum: 6.750%
Weighted Average: 6.086%

SEASONING

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
SEASONING (MOS.)                         MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

1 - 5                                           33             164,666,319        100.0          6.086
---------------------------------------------------------------------------------------------------------
TOTAL:                                          33         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
SEASONING (MOS.)                          TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

1 - 5                                         119          1.40            1.25            71.6         63.6
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

Minimum: 1 mos
Maximum: 5 mos
Weighted Average: 2 mos

                                      I-22

                                               APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 2

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
ORIGINAL TERM TO STATED                       NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
MATURITY (MOS.)                          MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

85 - 120                                        32             161,411,319         98.0          6.075
121 - 180                                        1               3,255,000          2.0          6.630
---------------------------------------------------------------------------------------------------------
TOTAL:                                          33         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
ORIGINAL TERM TO STATED                     REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
MATURITY (MOS.)                           TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

85 - 120                                      118          1.40            1.26            71.5         63.7
121 - 180                                     179          1.33            1.17            76.6         61.5
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

Minimum: 120 mos
Maximum: 180 mos
Weighted Average: 121 mos

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
REMAINING TERM TO STATED                      NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
MATURITY (MOS.)                          MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

85 - 120                                        32             161,411,319         98.0          6.075
121 - 180                                        1               3,255,000          2.0          6.630
---------------------------------------------------------------------------------------------------------
TOTAL:                                          33         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
REMAINING TERM TO STATED                    REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
MATURITY (MOS.)                           TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

85 - 120                                      118          1.40            1.26            71.5         63.7
121 - 180                                     179          1.33            1.17            76.6         61.5
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

Minimum: 115 mos
Maximum: 179 mos
Weighted Average: 119 mos

                                      I-23

                                               APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)        MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

BALLOON LOANS
  301 - 360                                     33             164,666,319        100.0          6.086
---------------------------------------------------------------------------------------------------------
TOTAL:                                          33         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)         TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  301 - 360                                   119          1.40            1.25            71.6         63.6
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

Minimum: 360 mos
Maximum: 360 mos
Weighted Average: 360 mos

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)       MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

BALLOON LOANS
  301 - 360                                     33             164,666,319        100.0          6.086
---------------------------------------------------------------------------------------------------------
TOTAL:                                          33         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
REMAINING AMORTIZATION TERM (MOS.)        TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  301 - 360                                   119          1.40            1.25            71.6         63.6
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

Minimum: 355 mos
Maximum: 360 mos
Weighted Average: 359 mos

                                      I-24

                                               APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)          MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

1.11 - 1.20                                      5              11,454,345          7.0          6.436
1.21 - 1.30                                      6              21,540,296         13.1          5.813
1.31 - 1.40                                      8              50,578,411         30.7          6.205
1.41 - 1.50                                      5              43,784,158         26.6          6.222
1.51 - 1.60                                      8              32,817,000         19.9          5.764
1.71 - 1.80                                      1               4,492,110          2.7          6.189
---------------------------------------------------------------------------------------------------------
TOTAL:                                          33         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
DEBT SERVICE COVERAGE RATIO (X)           TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

1.11 - 1.20                                   118          1.20            1.20            68.4         58.9
1.21 - 1.30                                   116          1.24            1.24            74.5         63.1
1.31 - 1.40                                   122          1.36            1.18            77.2         68.7
1.41 - 1.50                                   118          1.43            1.27            67.9         61.6
1.51 - 1.60                                   117          1.56            1.30            70.0         63.3
1.71 - 1.80                                   118          1.71            1.71            49.9         42.7
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

Minimum: 1.20x
Maximum: 1.71x
Weighted Average: 1.40x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
POST IO PERIOD DEBT SERVICE                   NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
COVERAGE RATIO (X)                       MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

1.11 - 1.20                                     14              85,459,345         51.9          6.181
1.21 - 1.30                                      9              35,240,296         21.4          5.812
1.31 - 1.40                                      7              27,490,411         16.7          5.945
1.41 - 1.50                                      2              11,984,158          7.3          6.496
1.71 - 1.80                                      1               4,492,110          2.7          6.189
---------------------------------------------------------------------------------------------------------
TOTAL:                                          33         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
POST IO PERIOD DEBT SERVICE                 REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
COVERAGE RATIO (X)                        TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

1.11 - 1.20                                   121          1.36            1.18            73.1         65.8
1.21 - 1.30                                   116          1.35            1.25            74.0         64.0
1.31 - 1.40                                   118          1.52            1.31            70.3         63.4
1.41 - 1.50                                   118          1.46            1.46            64.3         55.5
1.71 - 1.80                                   118          1.71            1.71            49.9         42.7
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

Minimum: 1.15x
Maximum: 1.71x
Weighted Average: 1.25x

                                      I-25

                                               APPENDIX I
                                        MORTGAGE POOL INFORMATION
                                              LOAN GROUP 2

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN-TO-VALUE RATIO (%)                  MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

40.1 - 50.0                                      1               4,492,110          2.7          6.189
50.1 - 60.0                                      1               2,605,629          1.6          6.390
60.1 - 70.0                                      7              54,982,321         33.4          6.145
70.1 - 75.0                                     13              49,350,265         30.0          5.905
75.1 - 80.0                                     10              48,985,994         29.7          6.187
80.1 >=                                          1               4,250,000          2.6          5.960
---------------------------------------------------------------------------------------------------------
TOTAL:                                          33         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
LOAN-TO-VALUE RATIO (%)                   TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

40.1 - 50.0                                   118          1.71            1.71            49.9         42.7
50.1 - 60.0                                   118          1.20            1.20            58.3         50.2
60.1 - 70.0                                   118          1.43            1.28            66.3         59.8
70.1 - 75.0                                   117          1.43            1.25            73.0         64.3
75.1 - 80.0                                   122          1.33            1.19            78.0         69.0
80.1 >=                                       117          1.40            1.18            80.2         72.5
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

Minimum: 49.9%
Maximum: 80.2%
Weighted Average: 71.6%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

40.1 - 50.0                                      1               4,492,110          2.7          6.189
50.1 - 55.0                                      2               6,795,304          4.1          6.359
55.1 - 60.0                                      4              20,592,646         12.5          6.197
60.1 - 65.0                                     14              64,693,862         39.3          5.994
65.1 - 70.0                                      7              31,442,398         19.1          6.034
70.1 - 80.0                                      5              36,650,000         22.3          6.167
---------------------------------------------------------------------------------------------------------
TOTAL:                                          33         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)           TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

40.1 - 50.0                                   118          1.71            1.71            49.9         42.7
50.1 - 55.0                                   117          1.34            1.34            60.9         52.4
55.1 - 60.0                                   117          1.37            1.31            67.7         58.3
60.1 - 65.0                                   121          1.42            1.25            69.7         62.5
65.1 - 70.0                                   117          1.40            1.25            75.4         66.4
70.1 - 80.0                                   118          1.37            1.17            78.4         70.9
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

Minimum: 42.7%
Maximum: 72.5%
Weighted Average: 63.6%

AMORTIZATION TYPES

---------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
AMORTIZATION TYPE                        MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------

Interest Only, Then Amortizing Balloon          18             110,922,000         67.4          6.029
Amortizing Balloon                              15              53,744,319         32.6          6.204
---------------------------------------------------------------------------------------------------------
TOTAL:                                          33         $   164,666,319        100.0%         6.086%
=========================================================================================================

---------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                     WEIGHTED        WEIGHTED    WEIGHTED
                                              AVERAGE    WEIGHTED          AVERAGE         AVERAGE     AVERAGE
                                            REMAINING     AVERAGE   POST IO PERIOD    CUT-OFF DATE     BALLOON
AMORTIZATION TYPE                         TERM (MOS.)    DSCR (X)         DSCR (X)         LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------

Interest Only, Then Amortizing Balloon        120          1.44            1.22            72.7         65.7
Amortizing Balloon                            117          1.33            1.33            69.2         59.3
---------------------------------------------------------------------------------------------------------------
TOTAL:                                        119          1.40X           1.25X           71.6%        63.6%
===============================================================================================================

                                      I-26

                                          APPENDIX I
                                   MORTGAGE POOL INFORMATION
                                         LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

-------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                AUG-06            AUG-07          AUG-08          AUG-09
-------------------------------------------------------------------------------------------------

Locked Out                             100.00%           100.00%          95.82%          92.02%
Yield Maintenance Total                  0.00%             0.00%           4.18%           7.98%
Open                                     0.00%             0.00%           0.00%           0.00%
-------------------------------------------------------------------------------------------------
TOTALS                                 100.00%           100.00%         100.00%         100.00%
-------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $164,666,319      $164,043,651    $163,284,392    $162,077,576
% Initial Pool Balance                 100.00%            99.62%          99.16%          98.43%
-------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                AUG-10          AUG-11         AUG-12          AUG-13
----------------------------------------------------------------------------------------------

Locked Out                              92.05%          92.07%         92.08%          92.08%
Yield Maintenance Total                  7.95%           7.93%          7.92%           7.92%
Open                                     0.00%           0.00%          0.00%           0.00%
----------------------------------------------------------------------------------------------
TOTALS                                 100.00%         100.00%        100.00%         100.00%
----------------------------------------------------------------------------------------------
Pool Balance Outstanding         $160,413,385    $158,598,640   $156,381,788    $153,997,229
% Initial Pool Balance                  97.42%          96.32%         94.97%          93.52%
----------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                AUG-14            AUG-15          AUG-16          AUG-17
------------------------------------------------------------------------------------------------

Locked Out                              92.09%            92.10%         100.00%         100.00%
Yield Maintenance Total                  7.91%             7.90%           0.00%           0.00%
Open                                     0.00%             0.00%           0.00%           0.00%
------------------------------------------------------------------------------------------------
TOTALS                                 100.00%           100.00%         100.00%         100.00%
------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $151,461,636      $148,765,412      $2,920,716      $2,865,128
% Initial Pool Balance                  91.98%            90.34%           1.77%           1.74%
------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                AUG-18          AUG-19         AUG-20          AUG-21
----------------------------------------------------------------------------------------------

Locked Out                             100.00%         100.00%        100.00%           0.00%
Yield Maintenance Total                  0.00%           0.00%          0.00%           0.00%
Open                                     0.00%           0.00%          0.00%           0.00%
----------------------------------------------------------------------------------------------
TOTALS                                 100.00%         100.00%        100.00%           0.00%
----------------------------------------------------------------------------------------------
Pool Balance Outstanding           $2,805,686      $2,742,123     $2,674,667              $0
% Initial Pool Balance                   1.70%           1.67%          1.62%           0.00%
----------------------------------------------------------------------------------------------

Notes:

(1)   The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)   See Appendix II of the Prospectus Supplement for a description of the
      Yield Maintenance

                                      I-27

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
MORTGAGE      CMSA         CMSA      MORTGAGE         LOAN
LOAN NO.    LOAN NO.   PROPERTY NO.  LOAN SELLER(1)   GROUP  PROPERTY NAME(2)
-----------------------------------------------------------------------------------------------------------------------------

   1            1         1-001      MSMC               1    Cherry Creek Shopping Center
   2            2         2-001      LaSalle            1    225 Franklin Street
   3            3         3-001      MSMC               1    120 Broadway
                4                                            G&L Portfolio - Roll-up
   4                      4-001      PCF II/MSMC        1    G&L Portfolio - Regents Medical Center (I)
   5                      4-002      PCF II/MSMC        1    G&L Portfolio - 435 North Bedford (I)
   6                      4-003      PCF II/MSMC        1    G&L Portfolio - 405 Bedford (I)
   7                      4-004      PCF II/MSMC        1    G&L Portfolio - 416 Bedford (I)
   8                      4-005      PCF II/MSMC        1    G&L Portfolio - Sherman Oaks Medical (I)
   9                      4-006      PCF II/MSMC        1    G&L Portfolio - Lyons Building (I)
   10                     4-007      PCF II/MSMC        1    G&L Portfolio - 415 Bedford (I)
                5                                            Millennium Retail Portfolio - Roll-up
   11                     5-001      MSMC               1    Millennium Retail - San Francisco (II)
   12                     5-002      MSMC               1    Millennium Retail - Washington DC (II)
   13                     5-003      MSMC               1    Millennium Retail - Georgetown (II)
   14           6         6-001      MSMC               1    80 Broad Street
   15           7         7-001      MSMC               1    Weberstown Mall
   16           8         8-001      PCF II             1    Gateway Shopping Center
   17           9         9-001      MSMC               1    633 Indiana Avenue NW
               10                                            DCT Industrial Portfolio - Roll-up
   18                     10-001     LaSalle            1    DCT Industrial Portfolio - Memphis (III)
   19                     10-002     LaSalle            1    DCT Industrial Portfolio - McCook (III)
   20                     10-003     LaSalle            1    DCT Industrial Portfolio - Northlake (III)
   21                     10-004     LaSalle            1    DCT Industrial Portfolio - McDonough (III)
   22                     10-005     LaSalle            1    DCT Industrial Portfolio - Somerset (III)
   23                     10-006     LaSalle            1    DCT Industrial Portfolio - Allentown (III)
               11                                            RLJ Hotel Portfolio - Roll-up
   24                     11-001     MSMC               1    Marriott - Denver South, CO (IV)
   25                     11-002     MSMC               1    Marriott - Midway  (IV)
   26                     11-003     MSMC               1    Renaissance Hotel - Plantantion, FL (IV)
   27                     11-004     MSMC               1    Marriott - Austin Airport So. (IV)
   28                     11-005     MSMC               1    Hilton Garden Inn - Chicago Midway (IV)
   29                     11-006     MSMC               1    Residence Inn - Plantation, FL (IV)
   30                     11-007     MSMC               1    Renaissance - Broomfield, CO (IV)
   31                     11-008     MSMC               1    Courtyard - Salt Lake City (IV)
   32                     11-009     MSMC               1    Residence Inn Galleria - Houston, Texas (IV)
   33                     11-010     MSMC               1    Hampton Inn -Chicago Midway Airport (IV)
   34                     11-011     MSMC               1    Marriott - Pontiac, MI (IV)
   35                     11-012     MSMC               1    Holiday Inn Express - Chicago Midway (IV)
   36                     11-013     MSMC               1    Courtyard - Austin NW Parmer Lane (IV)
   37                     11-014     MSMC               1    Springhill Suites - Austin So. (IV)
   38                     11-015     MSMC               1    Residence Inn - Round Rock (IV)
   39                     11-016     MSMC               1    Residence Inn - Austin NW (IV)
   40                     11-017     MSMC               1    Courtyard - Brandon (IV)
   41                     11-018     MSMC               1    Residence Inn - Pontiac, MI (IV)
   42                     11-019     MSMC               1    Residence Inn - Schaumberg (IV)
   43                     11-020     MSMC               1    Sleep Inn - Chicago Midway (IV)
   44                     11-021     MSMC               1    Springhill Suites Schaumberg (IV)
   45                     11-022     MSMC               1    Fairfield Inn Brandon - Tampa, Florida (IV)
   46                     11-023     MSMC               1    Courtyard - Fort Wayne, IN (IV)
   47                     11-024     MSMC               1    Courtyard - Louisville Northeast (IV)
   48                     11-025     MSMC               1    Courtyard - Merrillville (IV)
   49                     11-026     MSMC               1    Residence Inn - Louisville, CO (IV)
   50                     11-027     MSMC               1    Residence Inn - Fishers Indianapolis (IV)
   51                     11-028     MSMC               1    Courtyard Sugarland - Stafford, Texas (IV)
   52                     11-029     MSMC               1    Residence Inn Sugarland - Houston, TX (IV)
   53                     11-030     MSMC               1    Fairfield Inn - Merrillville (IV)
   54                     11-031     MSMC               1    Courtyard - Mesquite (IV)
   55                     11-032     MSMC               1    Residence Inn - Merrillville (IV)
   56                     11-033     MSMC               1    Courtyard - Mishawaka (IV)
   57                     11-034     MSMC               1    Courtyard - Pontiac, MI (IV)
   58                     11-035     MSMC               1    Residence Inn - Austin South (IV)
   59                     11-036     MSMC               1    Hampton Inn -Merrillville (IV)
   60                     11-037     MSMC               1    Holiday Inn Express - Merrillville (IV)
   61                     11-038     MSMC               1    Courtyard - Valparaiso (IV)
   62                     11-039     MSMC               1    Fairfield Inn - Austin So. (IV)
   63                     11-040     MSMC               1    Holiday Inn Select Grand Rapids - Kentwood, Michigan (IV)
   64                     11-041     MSMC               1    Residence Inn - South Bend, Indiana (IV)
   65                     11-042     MSMC               1    Courtyard - Benton Harbor, Michigan (IV)
   66                     11-043     MSMC               1    Fairfield Inn - Valparaiso, Indiana (IV)
   67          12         12-001     LaSalle            1    Cornerstone at Norwood Office
               13                                            Ritz-Carlton Portfolio - Roll-up
   68                     13-001     MSMC               1    Ritz-Carlton, Central Park (V)
   69                     13-002     MSMC               1    Ritz-Carlton, Washington (V)
   70                     13-003     MSMC               1    Ritz-Carlton, Battery Park (V)
   71                     13-004     MSMC               1    Ritz-Carlton, Boston (V)
   72                     13-005     MSMC               1    Ritz-Carlton, Georgetown (V)
               14                                            RLJ Indianapolis Hotel Portfolio - Roll-up
   73                     14-001     MSMC               1    Residence Inn - Indianapolis Canal (VI)
   74                     14-002     MSMC               1    Courtyard - Indianapolis Capitol (VI)
               15                                            The Center Point Complex Portfolio - Roll-up
   75                     15-001     LaSalle            1    The Center Point Complex - 401 South Hamilton Street (VII)
   76                     15-002     LaSalle            1    The Center Point Complex - 401 South Centennial Street (VII)
   77                     15-003     LaSalle            1    The Center Point Complex - 401 Manning Street (VII)
   78                     15-004     LaSalle            1    The Center Point Complex - 401 East Russell Avenue (VII)
   79          16         16-001     MSMC               1    Voice of America Phase II
               17                                            Indianapolis Office Portfolio - Roll-up
   80                     17-001     LaSalle            1    Market Square Center (VIII)
   81                     17-002     LaSalle            1    251 East Ohio (VIII)
   82          18         18-001     LaSalle            1    Mayo Medical Building
   83          19         19-001     LaSalle            1    Triwest Plaza
   84          20         20-001     MSMC               1    50 Emjay Boulevard
   85          21         21-001     LaSalle            1    Commerce Tower
   86          22         22-001     PCF II             1    5600 Broken Sound Boulevard
   87          23         23-001     MSMC               1    GE Capital FFC Office Building
   88          24         24-001     LaSalle            1    Crossroads Shopping Center
                                                             Central PA Retail Portfolio - Roll-up

   89          25         25-001     MSMC               1    Central PA Retail Portfolio - East Side Shopping Center (A)
   90          26         26-001     MSMC               1    Central PA Retail Portfolio - Village Center at Hamlin (A)
   91          27         27-001     MSMC               1    Central PA Retail Portfolio - Village Center at Lords Valley (A)
   92          28         28-001     MSMC               1    Central PA Retail Portfolio - Village Center at Duryea (A)
   93          29         29-001     MSMC               1    Central PA Retail Portfolio - Union Boulevard Shopping Plaza (A)
   94          30         30-001     LaSalle            2    Arboretum Village
   95          31         31-001     MSMC               1    601 Indiana Avenue NW
   96          32         32-001     MSMC               1    Lowe Office Park
   97          33         33-001     MSMC               1    Windsor Commons Shopping Center
   98          34         34-001     LaSalle            1    122 West John Carpenter
   99          35         35-001     MSMC               1    Washington Green Shopping Center
  100          36         36-001     LaSalle            2    Aspen Pointe Apartments
  101          37         37-001     PCF II             1    One Riverfront Place
  102          38         38-001     MSMC               1    One Chatham Center
  103          39         39-001     LaSalle            1    302 West Third Street
  104          40         40-001     LaSalle            1    Giant Food - Bucks County
  105          41         41-001     PCF II             1    Country Hills Plaza
  106          42         42-001     MSMC               1    Berdon Plaza Shopping Center
  107          43         43-001     LaSalle            1    Ozburn Hessey
  108          44         44-001     LaSalle            1    40 West Office Building
  109          45         45-001     LaSalle            2    Village Squire Apartments
  110          46         46-001     MSMC               1    Page Plaza
                                                             Doneff Portfolio - Roll-up

  111          47         47-001     MSMC               2    Doneff Portfolio - Custer Village (B)
  112          48         48-001     MSMC               2    Doneff Portfolio - Southbrook Apartments (B)
  113          49         49-001     MSMC               2    Doneff Portfolio - Meadowbrook Apartments (B)
  114          50         50-001     MSMC               2    Doneff Portfolio - Sheboygan Regency House (B)
  115          51         51-001     MSMC               2    Doneff Portfolio - Janesville Regency House (B)
  116          52         52-001     LaSalle            1    Courtyard by Marriott - High Point
  117          53         53-001     MSMC               1    Norris Furniture & Interiors - Ft. Myers
  118          54         54-001     MSMC               1    Southaven Commons Shopping Center
               55                                            Koehler Dakota Hotel Portfolio - Roll-up
  119                     55-001     LaSalle            1    Holiday Inn Express - Bismarck (IX)
  120                     55-002     LaSalle            1    Holiday Inn Express - Rapid City (IX)
               56                                            Lamont Hotel Portfolio - Roll-up
  121                     56-001     LaSalle            1    Holiday Inn Express - Aberdeen (X)
  122                     56-002     LaSalle            1    Holiday Inn Express - Dickinson (X)
  123                     56-003     LaSalle            1    Holiday Inn Express - Watertown (X)
  124          57         57-001     LaSalle            1    Textile Building
  125          58         58-001     LaSalle            2    Morrowood Townhomes
  126          59         59-001     PCF II             1    Moreno Beach Plaza
               60                                            Koehler West Virginia Hotel Portfolio - Roll-up
  127                     60-001     LaSalle            1    Holiday Inn Express - Morgantown (XI)
  128                     60-002     LaSalle            1    SpringHill Suites - Morgantown (XI)
  129                     60-003     LaSalle            1    Holiday Inn Express - Winfield (XI)
  130          61         61-001     MSMC               1    University of Phoenix Building
  131          62         62-001     LaSalle            2    Sexton MHP
               63                                            Ann Arbor Apartment Portfolio - Roll-up
  132                     63-001     MSMC               2    Ann Arbor Apartment Portfolio - Kingsley Apts. (XII)
  133                     63-002     MSMC               2    Ann Arbor Apartment Portfolio - First Street Apts. (XII)
  134                     63-003     MSMC               2    Ann Arbor Apartment Portfolio - Madison Street Apt (XII)
  135                     63-004     MSMC               2    Ann Arbor Aptartment Portfolio - Chelsea Apts. (XII)
  136                     63-005     MSMC               2    Ann Arbor Apartment Portfolio - Second Street Apts (XII)
  137          64         64-001     MSMC               2    Shores at Elders Pond
  138          65         65-001     MSMC               2    Horizon at Hillcrest Apartments
  139          66         66-001     MSMC               1    Alvarado Street Retail
  140          67         67-001     LaSalle            1    Comfort Suites - Greensboro
  141          68         68-001     MSMC               1    Keebler Krossing
  142          69         69-001     MSMC               1    Hampton Inn & Suites Spartanburg
  143          70         70-001     MSMC               1    Comfort Suites - Northlake
  144          71         71-001     MSMC               1    Monroe Medical Arts Building
  145          72         72-001     MSMC               1    Muncie Family Physicians
  146          73         73-001     MSMC               2    Nottingham Courts
  147          74         74-001     MSMC               1    Mt. Hood Professional Plaza
  148          75         75-001     MSMC               1    Westlake Office Park
  149          76         76-001     LaSalle            1    Maple Grove Commons
  150          77         77-001     MSMC               1    228 Saugatuck Avenue
  151          78         78-001     MSMC               2    Alderbrooke Apartments
  152          79         79-001     MSMC               1    Homewood Suites - Pinehurst, NC
  153          80         80-001     LaSalle            1    Comfort Suites - New Bern
  154          81         81-001     LaSalle            1    Midway - Frontier
  155          82         82-001     MSMC               1    Comfort Suites - Atlanta
  156          83         83-001     LaSalle            1    Cortland Commons
  157          84         84-001     MSMC               1    2174 White Plains Road
  158          85         85-001     MSMC               1    Arena Marketplace
  159          86         86-001     MSMC               1    US-1 Self Storage
  160          87         87-001     MSMC               1    21-21 44th Drive
                                                             Richmond Hotel Portfolio - Roll-up

  161          88         88-001     MSMC               1    Richmond Hotel Portfolio - Hampton Inn (C)
  162          89         89-001     MSMC               1    Richmond Hotel Portfolio - Hampton Inn (C)
  163          90         90-001     MSMC               1    Coronado Point Office Park
  164          91         91-001     LaSalle            1    Fishers Corner
  165          92         92-001     PCF II             1    210, 254, 300 East Rollins Road
  166          93         93-001     MSMC               1    Avon Medical Arts Building
  167          94         94-001     LaSalle            1    Adams Office
  168          95         95-001     MSMC               1    Baymont Inn & Suites
  169          96         96-001     LaSalle            2    422 Mystic Avenue
  170          97         97-001     MSMC               1    Rite Aid - Mechanicsburg, PA
  171          98         98-001     LaSalle            1    Central Self-Storage
  172          99         99-001     LaSalle            1    Weston Building
  173          100       100-001     LaSalle            1    Fairfield Self Storage
  174          101       101-001     LaSalle            2    Quail Hollow Apartments
  175          102       102-001     MSMC               2    Bradford Oaks
  176          103       103-001     MSMC               1    Starcrest Center
  177          104       104-001     LaSalle            1    Fruit Cove Plaza
  178          105       105-001     MSMC               1    Fox Plaza
  179          106       106-001     LaSalle            2    Bienville Tower Apartments
  180          107       107-001     MSMC               1    86 University Place
  181          108       108-001     LaSalle            2    Cooper Lake Apartments
  182          109       109-001     MSMC               1    Nanticoke Business Park
  183          110       110-001     MSMC               2    Prospect Commons Apartments
  184          111       111-001     MSMC               1    21721-21729 Vanowen Street
  185          112       112-001     MSMC               2    Cavalier Apartments
  186          113       113-001     MSMC               1    Rite Aid - Delmar, MD
  187          114       114-001     MSMC               1    Eckerds - Worcester
  188          115       115-001     MSMC               1    Walgreens - Norfolk
  189          116       116-001     MSMC               1    Battlefield Station
  190          117       117-001     LaSalle            1    Hunters Glen
               118                                           Tomra Pacific Industrial Portfolio - Roll-up
  191                    118-001     MSMC               1    Tomra Pacific Industrial Portfolio - Fremont (XIII)
  192                    118-002     MSMC               1    Tomra Pacific Industrial Portfolio - Rancho Cucamo (XIII)
  193                    118-003     MSMC               1    Tomra Pacific Industrial Portfolio - Sacramento (XIII)
  194          119       119-001     MSMC               1    Eastwood Professional Center
  195          120       120-001     MSMC               1    Mesa View Medical Office Bldg.
  196          121       121-001     MSMC               1    CVS Ft. Myers
  197          122       122-001     LaSalle            1    Allerton Street Office
  198          123       123-001     MSMC               1    Walgreens - Decatur
  199          124       124-001     LaSalle            1    Fugazy Travel
  200          125       125-001     MSMC               1    Walgreens - Yuma
  201          126       126-001     MSMC               1    AmSouth Bank Building - Oviedo
  202          127       127-001     MSMC               1    Shops of Waterville Commons
  203          128       128-001     MSMC               1    Hastings/Mr. Gattis Retail Center
  204          129       129-001     PCF II             1    7220 South Cicero Avenue
  205          130       130-001     LaSalle            1    One City Plaza
  206          131       131-001     PCF II             1    140 Diamond Creek Place
  207          132       132-001     MSMC               1    10 Mott Avenue
  208          133       133-001     MSMC               2    Pleasant Hill Apartments
  209          134       134-001     MSMC               1    Coach Long Beach
  210          135       135-001     MSMC               1    Food World Moody
  211          136       136-001     MSMC               1    Fairfield Inn Gastonia
  212          137       137-001     MSMC               1    John B. Coleman Building
  213          138       138-001     MSMC               1    Rite Aid - Harrington, DE
  214          139       139-001     MSMC               1    Pepper's Ferry Place
  215          140       140-001     LaSalle            1    Advanced Self Storage
  216          141       141-001     MSMC               1    Roanoke Retail
  217          142       142-001     PCF II             1    105 Regency Park Drive
  218          143       143-001     MSMC               1    800 Port Centre Parkway
  219          144       144-001     MSMC               1    Walgreens - Glasgow
  220          145       145-001     MSMC               1    103 Executive Drive
  221          146       146-001     MSMC               1    Chester Apartments
  222          147       147-001     MSMC               1    Spring Creek Crossing
  223          148       148-001     PCF II             1    1180 Tourmaline Drive
  224          149       149-001     LaSalle            2    Fairfield Apartments
  225          150       150-001     LaSalle            1    1157 First Colonial Road
  226          151       151-001     LaSalle            1    Holiday Inn Express - Kernersville, NC
  227          152       152-001     LaSalle            1    Houston Leisure RV Resort
  228          153       153-001     LaSalle            1    Walgreens Phoenix
  229          154       154-001     MSMC               1    The Shops at Parkway Pavilion
  230          155       155-001     MSMC               1    Chesapeake Retail
  231          156       156-001     MSMC               1    South Plainfield Restaurants
  232          157       157-001     LaSalle            1    Calexico Self Storage
  233          158       158-001     LaSalle            1    Drive-Up Self Storage
  234          159       159-001     MSMC               1    Market Street Plaza
  235          160       160-001     MSMC               1    North Meridian Primary Care
  236          161       161-001     MSMC               1    93-01 63rd Drive
  237          162       162-001     MSMC               1    Sugarloaf Shopping Center
  238          163       163-001     LaSalle            1    Friendship Professional Center
  239          164       164-001     LaSalle            1    Durango Plaza
  240          165       165-001     MSMC               1    5860 West Arizona Pavilions Drive
  241          166       166-001     MSMC               1    Gandy Shopping Center
  242          167       167-001     MSMC               2    Bent Oak Apartments
  243          168       168-001     MSMC               1    Northview Concourse III
  244          169       169-001     LaSalle            1    Ontario Airport SS
  245          170       170-001     MSMC               1    144-154 Bloomfield Avenue
  246          171       171-001     MSMC               1    Forest Park Center
  247          172       172-001     MSMC               1    Hazel Dell Medical Office
  248          173       173-001     LaSalle            2    South Virgil Apartments
  249          174       174-001     MSMC               1    Apopka Retail
  250          175       175-001     MSMC               1    Coulter Forum Shopping Center
  251          176       176-001     LaSalle            1    Eastside Self Storage
  252          177       177-001     MSMC               1    The Centre at Greatwood
  253          178       178-001     LaSalle            2    Lily Lake Terrace Apartments
  254          179       179-001     LaSalle            1    Madison Building
  255          180       180-001     MSMC               2    McDowell Building
  256          181       181-001     PCF II             1    1141 Longwood Avenue
  257          182       182-001     MSMC               1    Genuardis Plaza
  258          183       183-001     MSMC               2    Phoenix West Mobile Home Park
               184                                           Sunset and Commander Apartments Portfolio - Roll-up
  259                    184-001     LaSalle            2    Sunset Apartments (XIV)
  260                    184-002     LaSalle            2    Commander Apartments (XIV)
  261          185       185-001     LaSalle            1    Pearson Shopping Center
  262          186       186-001     MSMC               1    White Oaks Plaza
  263          187       187-001     MSMC               1    Taft Church Station
  264          188       188-001     MSMC               1    201 Nasa Road
  265          189       189-001     LaSalle            1    Intertech II Office
  266          190       190-001     LaSalle            1    Alpine Village MHP
  267          191       191-001     PCF II             1    Alex Tower Shopping Center
  268          192       192-001     LaSalle            2    Remington Apartments
  269          193       193-001     PCF II             1    3050 Long Beach Road
  270          194       194-001     MSMC               1    Original Steakhouse & Sports
  271          195       195-001     MSMC               1    Rite Aid - Meridian, MS
  272          196       196-001     MSMC               1    West City Crossing
               197                                           Allegheny Retail Portfolio Roll-up
  273                    197-001     MSMC               1    Allegheny Retail Portfolio - Advance Auto Imperial (XV)
  274                    197-002     MSMC               1    Allegheny Retail Portfolio - 601-611 Lincoln Avenue (XV)
  275          198       198-001     LaSalle            1    Barnes Building
  276          199       199-001     MSMC               1    Litchfield Centre
  277          200       200-001     MSMC               1    Bank One Ground Lease
  278          201       201-001     LaSalle            2    Woodlands Apartments
  279          202       202-001     LaSalle            1    Elmwood Center
  280          203       203-001     LaSalle            1    Autumn Creek Crossing Center
  281          204       204-001     LaSalle            1    Atlas Self Storage
  282          205       205-001     PCF II             1    3100 East Commercial Boulevard
  283          206       206-001     LaSalle            1    8001 Cessna Avenue
  284          207       207-001     LaSalle            1    Rite Aid-Jackson
  285          208       208-001     PCF II             2    Benchmark Apartments
  286          209       209-001     LaSalle            1    All American Self Storage
  287          210       210-001     PCF II             1    Riverside Parkway Medical Office
  288          211       211-001     MSMC               1    Watson & Taylor Mini Storage - 6450 Spellman

                                                             TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE            LOAN PURPOSE
LOAN NO.       (ACQUISITION/REFINANCE)    STREET ADDRESS                                                     CITY
------------------------------------------------------------------------------------------------------------------------------------

   1                  Refinance           3000 First Avenue                                                  Denver
   2                  Refinance           225 Franklin Street                                                Boston
   3                  Refinance           120 Broadway                                                       New York

   4                  Refinance           4150 Regents Park Row                                              La Jolla
   5                  Refinance           435 & 439 North Bedford Drive                                      Beverly Hills
   6                  Refinance           405 N. Bedford Drive & 9675 Brighton Way                           Beverly Hills
   7                  Refinance           416 N Bedford Drive                                                Beverly Hills
   8                  Refinance           4955 Van Nuys Blvd                                                 Sherman Oaks
   9                  Refinance           24355 Lyons Avenue                                                 Santa Clarita
   10                 Refinance           415 N Bedford                                                      Beverly Hills

   11                Acquisition          735 & 757 Market Street                                            San Francisco
   12                Acquisition          1170 22nd Street NW and 1101 23rd Street NW                        Washington
   13                Acquisition          3111 K Street                                                      Washington
   14                 Refinance           80 Broad Street                                                    New York
   15                 Refinance           4950 Pacific Avenue                                                Stockton
   16                Acquisition          7130-7440 Orchard Lake Road                                        West Bloomfield
   17                 Refinance           633 Indiana Avenue NW                                              Washington

   18                Acquisition          3955 East Holmes Road                                              Memphis
   19                Acquisition          7950 Joliet Road                                                   McCook
   20                Acquisition          13401 Ashmore Avenue                                               Northlake
   21                Acquisition          100 Interstate South Drive                                         McDonough
   22                Acquisition          160 Pierce Street                                                  Somerset
   23                Acquisition          6461 Snowdrift Road                                                Upper Macungie Township

   24                Acquisition          10345 Park Meadows Drive                                           Denver
   25                Acquisition          6520 S Cicero Avenue                                               Bedford Park
   26                Acquisition          1230 Pine Island Hotel                                             Plantation
   27                Acquisition          4415 S IH 35                                                       Austin
   28                Acquisition          6530 S Cicero Avenue                                               Bedford Park
   29                Acquisition          130 N University Drive                                             Plantation
   30                Acquisition          500 Flatiron Boulevard                                             Broomfield
   31                Acquisition          4843 W Douglas Corrigan                                            Salt Lake City
   32                Acquisition          2500 McCue Road                                                    Houston
   33                Acquisition          6540 S Cicero Avenue                                               Bedford Park
   34                Acquisition          3600 Centerpoint Parkway                                           Pontiac
   35                Acquisition          6500 S Cicero Avenue                                               Bedford Park
   36                Acquisition          9409 Stonelake Boulevard                                           Austin
   37                Acquisition          4501 S IH 35                                                       Austin
   38                Acquisition          2505 S IH 35                                                       Round Rock
   39                Acquisition          3713 Tudor Boulevard                                               Austin
   40                Acquisition          10152 Palm River Road                                              Tampa
   41                Acquisition          3333 Centerpoint Parkway                                           Pontiac
   42                Acquisition          1610 McConnor Parkway                                              Schaumburg
   43                Acquisition          6650 S Cicero Avenue                                               Bedford Park
   44                Acquisition          1550 McConnor Parkway                                              Schaumburg
   45                Acquisition          10150 Palm River Road                                              Brandon
   46                Acquisition          1619 W Washington Center Road                                      Fort Wayne
   47                Acquisition          10200 Champion Farms Drive                                         Louisville
   48                Acquisition          7850 Rhode Island Avenue                                           Merrillville
   49                Acquisition          845 Coal Creek Circle                                              Louisville
   50                Acquisition          9765 Crosspoint Boulevard                                          Fishers
   51                Acquisition          12655 Southwest Freeway                                            Sugarland
   52                Acquisition          12703 Southwest Freeway                                            Sugarland
   53                Acquisition          8275 Georgia Street                                                Merrillville
   54                Acquisition          2300 Highway 67                                                    Mesquite
   55                Acquisition          8018 Delaware Place                                                Merrillville
   56                Acquisition          4825 N Main Street                                                 Mishawaka
   57                Acquisition          3555 Centerpoint Parkway                                           Pontiac
   58                Acquisition          4537 South IH-35                                                   Austin
   59                Acquisition          8353 Georgia Street                                                Merrillville
   60                Acquisition          8375 Georgia Street                                                Merrillville
   61                Acquisition          2301 East Morthland Drive                                          Valparaiso
   62                Acquisition          4525 S IH 35                                                       Austin
   63                Acquisition          3063 Lake Eastbrook Boulevard                                      Grand Rapids
   64                Acquisition          716 North Niles Avenue                                             South Bend
   65                Acquisition          1592 Mall Drive                                                    Benton Harbor
   66                Acquisition          2101 E Morthland Drive                                             Valparaiso
   67                 Refinance           4000, 4030 Smith Road                                              Cincinnati

   68                 Refinance           50 Central Park South                                              New York
   69                 Refinance           1150 22nd Street NW                                                Washington, D.C.
   70                 Refinance           2 West Street                                                      New York
   71                 Refinance           15 Arlington                                                       Boston
   72                 Refinance           3100 South Street NW                                               Washington, D.C.

   73                Acquisition          350 W New York Street                                              Indianapolis
   74                Acquisition          320 North Senate Avenue                                            Indianapolis

   75                 Refinance           401 South Hamilton Street                                          High Point
   76                 Refinance           401 South Centennial Street                                        High Point
   77                 Refinance           401 Manning Street                                                 High Point
   78                 Refinance           401 East Russell Avenue                                            High Point
   79                 Refinance           7550-7614, 7625-7675 & 7706-7714 Voice of America Center Drive     West Chester

   80                Acquisition          151 North Delaware Street                                          Indianapolis
   81                Acquisition          251 East Ohio Street                                               Indianapolis
   82                Acquisition          3050 Superior Drive Northwest                                      Rochester
   83                Acquisition          3030 LBJ Freeway                                                   Dallas
   84                Acquisition          50 Emjay Boulevard                                                 Brentwood
   85                Acquisition          911 & 921 Main Street                                              Kansas City
   86                 Refinance           5600 Broken Sound Boulevard                                        Boca Raton
   87                 Refinance           NEC of Bell Road and N. 82nd Street                                Scottsdale
   88                 Refinance           3200-3362 East Yorba Linda Boulevard                               Fullerton

   89                 Refinance           704-732 West Emmaus Avenue                                         Allentown
   90                 Refinance           Route 590                                                          Hamlin
   91                 Refinance           Route 739                                                          Blooming Grove Township
   92                 Refinance           Phoenix Street                                                     Duryea
   93                 Refinance           2102-2130 Union Boulevard                                          Allentown
   94                 Refinance           2201 Dogwood Drive                                                 Lisle
   95                 Refinance           601 Indiana Avenue NW                                              Washington
   96                 Refinance           600 Park Drive                                                     Warner Robins
   97                 Refinance           3121-3189 Cape Horn Road                                           Red Lion
   98                Acquisition          122 West John Carpenter Freeway                                    Irving
   99                Acquisition          9120 SW Hall Boulevard                                             Beaverton
  100                 Refinance           1300 Gran Crique Parkway                                           Roswell
  101                 Refinance           1 David Cowens Drive                                               Newport
  102                 Refinance           112 Washington Place                                               Pittsburgh
  103                Acquisition          302 West Third Street                                              Cincinnati
  104                Acquisition          4001 New Falls Road                                                Levittown
  105                 Refinance           4231 Harrison Boulevard                                            Ogden
  106                 Refinance           261 Washington Street                                              Fairhaven
  107                 Refinance           122-342 Kohlman Road                                               Fon Du Lac
  108                Acquisition          14567 North Outer Forty Road                                       Chesterfield
  109                Acquisition          5955 Edinburgh Street                                              Canton
  110                 Refinance           SWC Sanderson Avenue & Stetson Avenue                              Hemet

  111                 Refinance           5100-5140 Expo Drive                                               Manitowoc
  112                 Refinance           3131 Southbrook Court                                              Manitowoc
  113                 Refinance           808 East Cedar Avenue                                              Manitowoc
  114                 Refinance           919 Wisconsin Avenue                                               Sheboygan
  115                Acquisition          100 North Franklin Avenue                                          Janesville
  116                 Refinance           1000 Mall Loop Road                                                High Point
  117                 Refinance           14181 South Tamiami Trail                                          Ft. Myers
  118                Acquisition          975 Goodman Road                                                   Southaven

  119                 Refinance           3001 North 15th Street                                             Bismarck
  120                 Refinance           645 East Disk Drive                                                Rapid City

  121                 Refinance           3310 7th Avenue SE                                                 Aberdeen
  122                 Refinance           103 14th Street West                                               Dickinson
  123                 Refinance           3900 9th Avenue SE                                                 Watertown
  124                Acquisition          205 West Fourth Street                                             Cincinnati
  125                 Refinance           5915 Trammell Road                                                 Morrow
  126                 Refinance           12641, 12671, 12751, 12761, 12821 and 12831 Moreno Beach Dr        Moreno Valley

  127                 Refinance           605 Venture Drive                                                  Morgantown
  128                 Refinance           1910 Hunters Way                                                   Morgantown
  129                 Refinance           4218 State Route 34                                                Winfield
  130                 Refinance           7777 Eastgate Road                                                 Henderson
  131                 Refinance           500 Lisle Avenue                                                   Georgetown

  132                 Refinance           721 Kingsley Street                                                Ann Arbor
  133                 Refinance           441 S. First Street                                                Ann Arbor
  134                 Refinance           715-719 Madison Street                                             Ann Arbor
  135                 Refinance           209 Park Street                                                    Chelsea
  136                 Refinance           418-426 Second Street                                              Ann Arbor
  137                 Refinance           4500 Hardscrabble Road                                             Columbia
  138                Acquisition          1001 Claudia Lane                                                  Findlay
  139                 Refinance           420-434 South Alvarado Street                                      Los Angeles
  140                 Refinance           7619 Thorndike Road                                                Greensboro
  141                Acquisition          1099 Beltline Road                                                 Collinsville
  142                 Refinance           801 Spartan Blvd                                                   Spartanburg
  143                 Refinance           2060 Crescent Centre Boulevard                                     Tucker
  144                 Refinance           111 Union Valley Road                                              Monroe Township
  145                 Refinance           SWC Bethel Avenue & Morrison Road                                  Muncie
  146                 Refinance           800 Nottingham Drive                                               Medina
  147                 Refinance           24076 SE Stark Street                                              Gresham
  148                Acquisition          400 & 420 Technology Parkway                                       Norcross
  149                 Refinance           9525 Black Oaks Lane North                                         Maple Grove
  150                 Refinance           228 Saugatuck Avenue                                               Westport
  151                 Refinance           18505 36th Avenue West                                             Lynnwood
  152                 Refinance           250 Central Park Avenue                                            Pinehurst (Taylortown)
  153                 Refinance           218 East Front Street                                              New Bern
  154                 Refinance           3501-3511 Hancock Street; 3502-3550 Kurtz Street                   San Diego
  155                 Refinance           6110 Peachtree Dunwoody Road                                       Atlanta
  156                 Refinance           8201 - 8211 Plaza Drive                                            Madison
  157                 Refinance           2174 White Plains Road                                             The Bronx
  158                Acquisition          4301, 4321, 4331 Truxel Road                                       Sacramento
  159                 Refinance           3101 South Federal Highway                                         Boynton Beach
  160                 Refinance           21-21 44th Drive                                                   Long Island City

  161                 Refinance           10476 Blue Star Highway                                            Stony Creek
  162                 Refinance           11019 Blue Star Highway                                            Stony Creek
  163                 Refinance           2821 West Horizon Ridge Parkway                                    Henderson
  164                 Refinance           11670 & 11680 Commercial Drive                                     Fishers
  165                Acquisition          210, 254, 300 East Rollins Road                                    Round Lake Beach
  166                 Refinance           5250 East US Highway 36                                            Avon
  167                Acquisition          3739 Adams Street                                                  Riverside
  168                Acquisition          8400 Lyra Drive                                                    Columbus
  169                 Refinance           422 Mystic Avenue                                                  Somerville
  170                 Refinance           5267 Simpson Ferry Road                                            Mechanicsburg
  171                 Refinance           4055 Austin Boulevard                                              Island Park
  172                 Refinance           4823 Old Kingston Pike                                             Knoxville
  173                 Refinance           5055 Peabody Road                                                  Vacaville
  174                Acquisition          1908 Rosharon Road                                                 Alvin
  175                Acquisition          316-326 Ausley Road                                                Tallahassee
  176                Acquisition          12066 Starcrest Drive                                              San Antonio
  177                Acquisition          610 State Road 13 North                                            Jacksonville
  178                 Refinance           316 Washington Street                                              Weymouth
  179                 Refinance           2100 College Drive                                                 Baton Rouge
  180                 Refinance           86 University Place                                                New York
  181                 Refinance           30 Cooper Lake Road                                                Mableton
  182                 Refinance           9599, 9637, 9644, 9706 Nanticoke Business Park Drive               Greenwood
  183                 Refinance           1280-1299 Prospect Commons                                         Sun Prairie
  184                 Refinance           21721-21729 Vanowen Street                                         Canoga Park
  185                 Refinance           550 Bramlet Road                                                   Charlotte
  186                 Refinance           9544 Ocean Highway                                                 Delmar
  187                Acquisition          2975 Germantown Pike                                               Worcester
  188                Acquisition          8609 Tidewater Drive                                               Norfolk
  189                Acquisition          3040 Battlefield Parkway                                           Ft. Oglethorpe
  190                Acquisition          5509 Pleasant Valley Drive                                         Plano

  191                Acquisition          40595 Albrae Street                                                Fremont
  192                Acquisition          9910 East 6th Street                                               Rancho Cucamonga
  193                Acquisition          8100 Signal Court                                                  Sacramento
  194                Acquisition          2042 Wooddale Drive                                                Woodbury
  195                 Refinance           1301 Bertha Howe Avenue                                            Mesquite
  196                 Refinance           13400 South Cleveland Avenue                                       Ft. Myers
  197                Acquisition          601 Allerton Street                                                Redwood City
  198                 Refinance           123 North 13th Street                                              Decatur
  199                 Refinance           1560 Hendersonville Road                                           Asheville
  200                 Refinance           2491 W. 24th Street                                                Yuma
  201                 Refinance           11 Alexandria Boulevard                                            Oviedo
  202                 Refinance           2 Waterville Commons Drive                                         Waterville
  203                 Refinance           5000 50th Street                                                   Lubbock
  204                Acquisition          7220 South Cicero Avenue                                           Bedford Park
  205                 Refinance           1205 University Drive E                                            Granger
  206                 Refinance           140 Diamond Creek Place                                            Roseville
  207                 Refinance           10 Mott Avenue                                                     Norwalk
  208                 Refinance           2501 Anken Drive                                                   Austin
  209                Acquisition          3333 & 3343 East 69th Street                                       Long Beach
  210                Acquisition          1005 Crossroads Plaza Drive                                        Moody
  211                 Refinance           1860 Remount Road                                                  Gastonia
  212                 Refinance           5445 Almeda Road                                                   Houston
  213                 Refinance           17069 South Dupont Highway                                         Harrington
  214                 Refinance           2435-2475 North Franklin Street                                    Christiansburg
  215                 Refinance           6010 Monticello Drive                                              Montgomery
  216                 Refinance           4801 Valley View Blvd. NW                                          Roanoke
  217                Acquisition          105 Regency Park Drive                                             McDonough
  218                 Refinance           800 Port Centre Parkway                                            Portsmouth
  219                 Refinance           1001 Main Street                                                   Glasgow
  220                 Refinance           103 Executive Drive                                                New Windsor
  221                 Refinance           1323 East Pine Street                                              Seattle
  222                Acquisition          3013 West Spring Creek Parkway                                     Plano
  223                 Refinance           1180 Tourmaline Drive                                              Newbury Park
  224                 Refinance           1454 North 21st Street                                             Laramie
  225                 Refinance           1157 First Colonial Road                                           Virginia Beach
  226                 Refinance           1570 Highway 66 South                                              Kernersville
  227                Acquisition          1601 South Main                                                    Highlands
  228                Acquisition          7606 South 7th Street                                              Phoenix
  229                Acquisition          2088 Lowes Drive                                                   Clarksville
  230                 Refinance           1217-1221 Battlefield Blvd. N                                      Chesapeake
  231                 Refinance           6200-6600 Hadley Road                                              South Plainfield
  232                Acquisition          2420 Enterprise Boulevard                                          Calexico
  233                 Refinance           4624 Garth Road                                                    Baytown
  234                 Refinance           907-919 Illinois Avenue                                            Waterloo
  235                 Refinance           10603 North Meridian Street                                        Carmel
  236                 Refinance           9301 - 9323 63rd Drive                                             Rego Park
  237                 Refinance           6590 Sugarloaf Parkway                                             Duluth
  238                 Refinance           1241 South Main Street                                             Wake Forest
  239                 Refinance           3140 Durango Drive                                                 Las Vegas
  240                 Refinance           5860 West Arizona Pavilions Drive                                  Marana
  241                 Refinance           3801 W. Gandy Boulevard                                            Tampa
  242                 Refinance           200 Old Boiling Springs Road                                       Greer
  243                 Refinance           7045-7075 San Pedro Avenue                                         San Antonio
  244                Acquisition          1253 East Holt Boulevard                                           Ontario
  245                 Refinance           144-154 Bloomfield Avenue                                          Verona
  246                 Refinance           4471 Forest Park Avenue                                            St. Louis
  247                 Refinance           13250 Hazel Dell Parkway                                           Carmel
  248                 Refinance           615 South Virgil Avenue                                            Los Angeles
  249                 Refinance           1720 S. Orange Blossom Trail                                       Apopka
  250                 Refinance           3333 South Coulter Street                                          Amarillo
  251                 Refinance           1410 Boalch Ave NW                                                 North Bend
  252                 Refinance           6560 Greatwood Parkway                                             Sugar Land
  253                Acquisition          1402-1410 Greeley Street                                           Stillwater
  254                 Refinance           7630 S. Madison Street                                             Willowbrook
  255                 Refinance           339-341 North Charles Street                                       Baltimore
  256                 Refinance           1141 Longwood Avenue                                               Bronx
  257                 Refinance           3123 Fire Road                                                     Egg Harbor Township
  258                Acquisition          3150 West Glendale Avenue                                          Phoenix

  259                Acquisition          2035 San Juan Drive                                                Lake Havasu City
  260                Acquisition          2021 Commander Drive                                               Lake Havasu City
  261                Acquisition          3810 Ambassador Caffrey Parkway                                    Lafayette
  262                Acquisition          1050 Industrial Boulevard                                          Cumberland
  263                Acquisition          150 Sam Walton Drive                                               Sparta
  264                 Refinance           201 East Nasa Road 1                                               Webster
  265                Acquisition          4125 North 124th Street                                            Brookfield
  266                 Refinance           2959 Alpine Boulevard                                              Bay City
  267                Acquisition          2008-2022 & 2074-2082 S. Alex Road                                 West Carrollton
  268                 Refinance           1010 Magnolia Drive                                                Freeport
  269                 Refinance           3050 Long Beach Road                                               Oceanside
  270                Acquisition          7875 Glades Road                                                   Boca Raton
  271                Acquisition          2901 North Hills Street                                            Meridian
  272                 Refinance           910-920 Giacone Road                                               West City

  273                 Refinance           8015 Steubenville Pike                                             Oakdale
  274                 Refinance           601-611 Lincoln Avenue                                             Bellevue
  275                 Refinance           295 Barnes Blvd                                                    Rockledge
  276                Acquisition          1203 West Ferdon                                                   Litchfield
  277                 Refinance           15690 South Harlem Avenue                                          Orland Park
  278                Acquisition          638 Morgantown Road                                                Franklin
  279                 Refinance           1357 North Causeway Boulevard                                      Mandeville
  280                 Refinance           3140 FM 528                                                        Webster
  281                 Refinance           5020 Adobe Road                                                    Twentynine Palms
  282                 Refinance           3100 East Commercial Boulevard                                     Ft. Lauderdale
  283                 Refinance           8001 Cessna Avenue                                                 Gaithersburg
  284                Acquisition          380 West Woodrow Wilson Avenue                                     Jackson
  285                 Refinance           1625 South 10th Street                                             Waco
  286                Acquisition          2976 North Expressway                                              Griffin
  287                 Refinance           1900 Riverside Parkway                                             Lawrenceville
  288                 Refinance           6450 Spellman Road                                                 Houston

--------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.      STATE   ZIP CODE  PROPERTY TYPE                PROPERTY SUB-TYPE               UNITS/SF(3)
--------------------------------------------------------------------------------------------------------

   1            CO     80206    Retail                       Anchored                          547,457
   2            MA     02110    Office                       Urban                             916,722
   3            NY     10271    Office                       Urban                           1,849,394

   4            CA     92037    Office                       Medical                            66,836
   5            CA     90210    Office                       Medical                            55,268
   6            CA     90210    Office                       Medical                            47,923
   7            CA     90210    Office                       Medical                            41,121
   8            CA     91403    Office                       Medical                            70,219
   9            CA     91321    Office                       Medical                            49,776
   10           CA     90210    Mixed Use                    Retail/Parking Garage               6,143

   11           CA     94103    Retail                       Unanchored                        208,135
   12           DC     20037    Retail                       Unanchored                        131,003
   13           DC     20037    Retail                       Unanchored                         80,265
   14           NY     10004    Office                       Urban                             397,485
   15           CA     95207    Retail                       Anchored                          605,346
   16           MI     48322    Retail                       Anchored                          257,844
   17           DC     20024    Office                       Urban                             143,730

   18           TN     38118    Industrial                   Warehouse                       1,039,000
   19           IL     60525    Industrial                   Warehouse                         303,192
   20           TX     76262    Industrial                   Warehouse                         540,000
   21           GA     30253    Industrial                   Warehouse                         577,500
   22           NJ     08873    Industrial                   Warehouse                          87,500
   23           PA     18106    Industrial                   Warehouse                         100,000

   24           CO     80124    Hospitality                  Full Service                          279
   25           IL     60638    Hospitality                  Full Service                          200
   26           FL     33324    Hospitality                  Full Service                          250
   27           TX     78744    Hospitality                  Full Service                          211
   28           IL     60638    Hospitality                  Limited Service                       174
   29           FL     33324    Hospitality                  Limited Service                       138
   30           CO     80021    Hospitality                  Full Service                          232
   31           UT     84116    Hospitality                  Limited Service                       154
   32           TX     77056    Hospitality                  Limited Service                       146
   33           IL     60638    Hospitality                  Limited Service                       170
   34           MI     48341    Hospitality                  Full Service                          290
   35           IL     60638    Hospitality                  Limited Service                       104
   36           TX     78759    Hospitality                  Limited Service                       102
   37           TX     78744    Hospitality                  Limited Service                       152
   38           TX     78664    Hospitality                  Limited Service                        96
   39           TX     78759    Hospitality                  Limited Service                        84
   40           FL     33619    Hospitality                  Limited Service                        90
   41           MI     48341    Hospitality                  Limited Service                       114
   42           IL     60173    Hospitality                  Limited Service                       125
   43           IL     60638    Hospitality                  Limited Service                       120
   44           IL     60173    Hospitality                  Limited Service                       132
   45           FL     33619    Hospitality                  Limited Service                       107
   46           IN     46818    Hospitality                  Limited Service                       142
   47           KY     40241    Hospitality                  Limited Service                       114
   48           IN     46410    Hospitality                  Limited Service                       112
   49           KY     80027    Hospitality                  Limited Service                        88
   50           IN     46256    Hospitality                  Limited Service                        78
   51           TX     77477    Hospitality                  Limited Service                       112
   52           TX     77477    Hospitality                  Limited Service                        78
   53           IN     46410    Hospitality                  Limited Service                       113
   54           TX     75150    Hospitality                  Limited Service                       101
   55           IN     46410    Hospitality                  Limited Service                        78
   56           IN     46545    Hospitality                  Limited Service                        78
   57           MI     48341    Hospitality                  Limited Service                       110
   58           TX     78744    Hospitality                  Limited Service                        66
   59           IN     46410    Hospitality                  Limited Service                        64
   60           IN     46410    Hospitality                  Limited Service                        62
   61           IN     46383    Hospitality                  Limited Service                       111
   62           TX     78744    Hospitality                  Limited Service                        63
   63           MI     49512    Hospitality                  Limited Service                       148
   64           IN     46617    Hospitality                  Limited Service                        80
   65           MI     49022    Hospitality                  Limited Service                        98
   66           IN     46383    Hospitality                  Limited Service                        63
   67           OH     45212    Office                       Suburban                          256,763

   68           NY     10019    Hospitality                  Full Service                          261
   69           DC     20037    Hospitality                  Full Service                          300
   70           NY     10004    Hospitality                  Full Service                          298
   71           MA     02116    Hospitality                  Full Service                          273
   72           DC     20007    Hospitality                  Full Service                           86

   73           IN     46202    Hospitality                  Limited Service                       134
   74           IN     46204    Hospitality                  Limited Service                       124

   75           NC     27260    Retail                       Unanchored                        225,081
   76           NC     27260    Retail                       Unanchored                        114,700
   77           NC     27260    Retail                       Unanchored                         82,350
   78           NC     27260    Retail                       Unanchored                         38,550
   79           OH     45069    Retail                       Anchored                          181,661

   80           IN     46204    Office                       Urban                             396,300
   81           IN     46204    Office                       Urban                             211,754
   82           MN     55905    Office                       Medical                           204,846
   83           TX     75234    Office                       Suburban                          369,052
   84           NY     11717    Industrial                   Warehouse                         550,000
   85           MO     64105    Office                       Urban                             452,407
   86           FL     33487    Office                       Suburban                          143,290
   87           AZ     85255    Office                       Suburban                          106,000
   88           CA     92831    Retail                       Anchored                          218,642

   89           PA     18103    Retail                       Anchored                           73,880
   90           PA     18427    Retail                       Anchored                          115,760
   91           PA     18428    Retail                       Anchored                           57,862
   92           PA     18642    Retail                       Anchored                           56,290
   93           PA     18109    Retail                       Unanchored                         28,000
   94           IL     60532    Multifamily                  Garden                                308
   95           DC     20024    Office                       Urban                              49,443
   96           GA     31088    Office                       Suburban                          252,374
   97           PA     17356    Retail                       Anchored                          103,843
   98           TX     75038    Office                       Suburban                          246,881
   99           OR     97223    Retail                       Anchored                           79,378
  100           GA     30076    Multifamily                  Garden                                300
  101           KY     41071    Office                       Urban                             176,990
  102           PA     15219    Office                       Urban                             236,019
  103           OH     45202    Office                       Urban                             177,470
  104           PA     19056    Retail                       Free Standing                      70,020
  105           UT     84403    Retail                       Anchored                          140,097
  106           MA     02719    Retail                       Anchored                          114,449
  107           WI     54937    Industrial                   Warehouse                         611,564
  108           MO     63017    Office                       Suburban                          107,874
  109           MI     48187    Multifamily                  Garden                                600
  110           CA     92545    Retail                       Shadow Anchored                    41,070

  111           WI     54220    Multifamily                  Garden                                 80
  112           WI     54220    Multifamily                  Garden                                 48
  113           WI     54220    Multifamily                  Garden                                 94
  114           WI     53081    Multifamily                  Garden                                 59
  115           WI     53545    Multifamily                  Garden                                 55
  116           NC     27262    Hospitality                  Limited Service                       107
  117           FL     33912    Retail                       Free Standing                      56,051
  118           MS     38632    Retail                       Anchored                          116,850

  119           ND     58503    Hospitality                  Limited Service                        74
  120           SD     57701    Hospitality                  Limited Service                       103

  121           SD     57401    Hospitality                  Limited Service                        68
  122           ND     58601    Hospitality                  Limited Service                        58
  123           SD     57201    Hospitality                  Limited Service                        66
  124           OH     45202    Office                       Urban                             243,695
  125           GA     30260    Multifamily                  Garden                                264
  126           CA     92555    Retail                       Shadow Anchored                    22,667

  127           WV     26508    Hospitality                  Limited Service                        68
  128           WV     26505    Hospitality                  Limited Service                        80
  129           WV     25526    Hospitality                  Limited Service                        68
  130           NV     89015    Office                       Suburban                           38,518
  131           KY     40324    Manufactured Housing         Manufactured Housing                  499

  132           MI     48104    Multifamily                  Garden                                 17
  133           MI     48103    Multifamily                  Garden                                 18
  134           MI     48103    Multifamily                  Garden                                 20
  135           MI     48118    Multifamily                  Garden                                 32
  136           MI     48103    Multifamily                  Garden                                 16
  137           SC     29229    Multifamily                  Garden                                128
  138           OH     45840    Multifamily                  Garden                                144
  139           CA     90057    Retail                       Anchored                           32,136
  140           NC     27409    Hospitality                  Limited Service                       113
  141           IL     62234    Retail                       Anchored                          109,379
  142           SC     29301    Hospitality                  Limited Service                       126
  143           GA     30084    Hospitality                  Limited Service                       110
  144           NJ     08831    Office                       Medical                            30,240
  145           IN     47304    Office                       Medical                            39,625
  146           OH     44256    Multifamily                  Garden                                195
  147           OR     97030    Office                       Medical                            26,755
  148           GA     30092    Office                       Suburban                           67,004
  149           MN     55311    Retail                       Shadow Anchored                    34,040
  150           CT     06880    Office                       Suburban                           25,000
  151           WA     98037    Multifamily                  Garden                                115
  152           NC     28374    Hospitality                  Extended Stay                         100
  153           NC     28560    Hospitality                  Limited Service                       100
  154           CA     92110    Industrial                   Light Industrial                   82,795
  155           GA     30328    Hospitality                  Limited Service                       121
  156           WI     53719    Mixed Use                    Multifamily/Retail                     52
  157           NY     10462    Retail                       Unanchored                         10,000
  158           CA     95834    Retail                       Unanchored                         19,731
  159           FL     33435    Self Storage                 Self Storage                       74,007
  160           NY     11101    Mixed Use                    Flex Industrial/Office             45,000

  161           VA     23882    Hospitality                  Limited Service                        71
  162           VA     23882    Hospitality                  Limited Service                        64
  163           NV     89052    Office                       Medical                            27,874
  164           IN     46038    Retail                       Shadow Anchored                    28,324
  165           IL     60073    Retail                       Shadow Anchored                    16,000
  166           IN     46123    Office                       Medical                            35,734
  167           CA     92504    Office                       Suburban                           28,674
  168           OH     43240    Hospitality                  Limited Service                        92
  169           MA     02143    Multifamily                  Mid-Rise                               50
  170           PA     17050    Retail                       Free Standing                      14,564
  171           NY     11558    Self Storage                 Self Storage                       69,169
  172           TN     37919    Office                       Suburban                           35,000
  173           CA     95687    Self Storage                 Self Storage                      116,173
  174           TX     77511    Multifamily                  Garden                                124
  175           FL     32304    Multifamily                  Garden                                 44
  176           TX     78247    Retail                       Unanchored                         40,300
  177           FL     32259    Retail                       Unanchored                         17,863
  178           MA     02188    Retail                       Unanchored                         24,562
  179           LA     70808    Multifamily                  Garden                                136
  180           NY     10003    Mixed Use                    Multifamily/Retail                  7,194
  181           GA     30126    Multifamily                  Garden                                115
  182           DE     19950    Industrial                   Flex Industrial                   232,500
  183           WI     53590    Multifamily                  Garden                                 51
  184           CA     91303    Retail                       Unanchored                         32,276
  185           NC     28205    Multifamily                  Garden                                192
  186           MD     21875    Retail                       Free Standing                      14,564
  187           PA     19403    Retail                       Free Standing                       9,227
  188           VA     23503    Retail                       Free Standing                      13,650
  189           GA     30736    Retail                       Shadow Anchored                    28,000
  190           TX     75023    Office                       Medical                            21,278

  191           CA     94538    Industrial                   Light Industrial                   12,832
  192           CA     91730    Industrial                   Light Industrial                   10,000
  193           CA     95824    Industrial                   Light Industrial                    4,000
  194           MN     55125    Office                       Suburban                           47,913
  195           NV     89027    Office                       Medical                            30,000
  196           FL     33907    Retail                       Free Standing                      12,738
  197           CA     94063    Office                       Urban                              16,285
  198           IN     46733    Retail                       Free Standing                      14,820
  199           NC     28803    Mixed Use                    Retail/Office                      25,289
  200           AZ     85364    Retail                       Free Standing                      14,820
  201           FL     32765    Retail                       Free Standing                       3,820
  202           ME     04901    Retail                       Shadow Anchored                    20,131
  203           TX     79424    Retail                       Unanchored                         60,508
  204           IL     60638    Retail                       Shadow Anchored                    27,466
  205           IN     46530    Retail                       Unanchored                         22,515
  206           CA     95747    Office                       Suburban                           13,512
  207           CT     06850    Office                       Medical                            21,254
  208           TX     78741    Multifamily                  Garden                                100
  209           CA     90805    Industrial                   Light Industrial                   18,607
  210           AL     35004    Retail                       Anchored                           43,700
  211           NC     28054    Hospitality                  Limited Service                        89
  212           TX     77004    Office                       Urban                              38,557
  213           DE     19952    Retail                       Free Standing                      14,564
  214           VA     24073    Retail                       Unanchored                         15,200
  215           AL     36117    Self Storage                 Self Storage                       95,616
  216           VA     24012    Retail                       Shadow Anchored                    11,050
  217           GA     30253    Office                       Medical                            17,700
  218           VA     23704    Mixed Use                    Office/Industrial                  36,925
  219           KY     42141    Retail                       Free Standing                      14,560
  220           NY     12553    Office                       Suburban                           26,352
  221           WA     98122    Mixed Use                    Multifamily/Retail                     32
  222           TX     75023    Retail                       Unanchored                         16,570
  223           CA     91320    Industrial                   Warehouse                          32,978
  224           WY     82072    Multifamily                  Garden                                 64
  225           VA     23454    Office                       Medical                            19,429
  226           NC     27284    Hospitality                  Limited Service                        56
  227           TX     77562    Manufactured Housing         Manufactured Housing                  205
  228           AZ     85042    Retail                       Free Standing                      15,082
  229           TN     37040    Retail                       Shadow Anchored                    20,600
  230           VA     23320    Retail                       Unanchored                         11,300
  231           NJ     07080    Retail                       Free Standing                      11,175
  232           CA     92231    Self Storage                 Self Storage                       56,410
  233           TX     77521    Self Storage                 Self Storage                       99,400
  234           IL     62298    Retail                       Shadow Anchored                    21,943
  235           IN     46032    Office                       Medical                            15,000
  236           NY     11374    Retail                       Unanchored                         20,581
  237           GA     30097    Retail                       Shadow Anchored                    16,600
  238           NC     27587    Retail                       Unanchored                         29,525
  239           NV     89117    Office                       Suburban                           15,738
  240           AZ     85653    Retail                       Shadow Anchored                    10,500
  241           FL     33611    Retail                       Unanchored                         12,846
  242           SC     29650    Multifamily                  Garden                                120
  243           TX     78216    Retail                       Unanchored                         35,721
  244           CA     91761    Self Storage                 Self Storage                       41,285
  245           NJ     07044    Retail                       Unanchored                         12,532
  246           MO     63108    Retail                       Unanchored                         19,980
  247           IN     46033    Office                       Medical                            15,369
  248           CA     90005    Multifamily                  Garden                                 32
  249           FL     32703    Retail                       Shadow Anchored                     9,708
  250           TX     79106    Retail                       Unanchored                         33,919
  251           WA     98045    Self Storage                 Self Storage                       48,552
  252           TX     77479    Retail                       Unanchored                         14,722
  253           MN     55082    Multifamily                  Garden                                 45
  254           IL     60527    Industrial                   Warehouse                          62,456
  255           MD     21201    Multifamily                  Mid-Rise                               14
  256           NY     10474    Industrial                   Warehouse                          21,500
  257           NJ     08234    Retail                       Unanchored                         13,498
  258           AZ     85051    Manufactured Housing         Manufactured Housing                   87

  259           AZ     86403    Multifamily                  Garden                                 30
  260           AZ     86403    Multifamily                  Garden                                 22
  261           LA     70503    Retail                       Unanchored                         17,080
  262           MD     21502    Retail                       Anchored                          103,364
  263           TN     38583    Retail                       Shadow Anchored                    18,700
  264           TX     77598    Retail                       Unanchored                         26,742
  265           WI     53005    Office                       Suburban                           23,252
  266           MI     48707    Manufactured Housing         Manufactured Housing                  139
  267           OH     45449    Retail                       Unanchored                         22,400
  268           TX     77541    Multifamily                  Garden                                153
  269           NY     11572    Retail                       Free Standing                      14,000
  270           FL     33434    Retail                       Free Standing                       6,784
  271           MS     39305    Retail                       Free Standing                      11,180
  272           IL     62812    Retail                       Shadow Anchored                    14,063

  273           PA     15071    Retail                       Unanchored                         10,000
  274           PA     15202    Retail                       Unanchored                         18,794
  275           FL     32955    Office                       Suburban                           22,939
  276           IL     62056    Retail                       Shadow Anchored                    14,440
  277           IL     60462    Other                        Leased Fee                          4,335
  278           KY     42134    Multifamily                  Garden                                 56
  279           LA     70471    Retail                       Unanchored                         10,582
  280           TX     77598    Retail                       Unanchored                          7,865
  281           CA     92277    Self Storage                 Self Storage                       39,545
  282           FL     33308    Retail                       Unanchored                          6,000
  283           MD     20879    Industrial                   Flex Industrial                    36,000
  284           MS     39213    Retail                       Free Standing                      11,060
  285           TX     76706    Multifamily                  Garden                                 15
  286           GA     30223    Self Storage                 Self Storage                       44,140
  287           GA     30043    Office                       Medical                             6,567
  288           TX     77096    Self Storage                 Self Storage                       61,607

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                        PERCENT      PERCENT LEASED
LOAN NO.                  YEAR BUILT                    YEAR RENOVATED         LEASED(4)     AS OF DATE(4)     SECURITY TYPE(5)
--------------------------------------------------------------------------------------------------------------------------------

   1                     1989 - 1991                         1998                 97.4%        02/08/2006          Leasehold
   2                         1966                            1990                 94.7%        07/01/2006             Fee
   3                         1915                         1994 - 2005             82.2%        05/01/2006          Leasehold

   4                         1988                             NAP                 99.9%        07/20/2006             Fee
   5                     1959 / 1969                      1984 / 1986            100.0%        07/20/2006             Fee
   6                         1948                            1988                 95.9%        07/20/2006             Fee
   7                         1946                            1987                 99.4%        07/20/2006             Fee
   8                         1968                            1995                 93.2%        07/20/2006             Fee
   9                         1988                            2005                 93.8%        07/20/2006             Fee
   10                        1955                             NAP                 88.1%        07/20/2006             Fee

   11                        2001                             NAP                 80.7%        05/01/2006       Fee / Leasehold
   12                        2000                             NAP                 93.5%        05/01/2006             Fee
   13                        2002                             NAP                100.0%        05/01/2006             Fee
   14                        1935                            2006                 83.3%        07/10/2006             Fee
   15                        1965                         1992 / 1997             98.5%        05/01/2006             Fee
   16                    1999 - 2001                          NAP                 92.2%        06/23/2006             Fee
   17                        1963                            1999                100.0%        05/26/2006             Fee

   18                        2001                             NAP                100.0%        02/01/2006             Fee
   19                        2004                             NAP                100.0%        02/01/2006             Fee
   20                        2004                             NAP                100.0%        02/01/2006             Fee
   21                        2001                             NAP                100.0%        02/01/2006             Fee
   22                        2004                             NAP                100.0%        02/01/2006             Fee
   23                        1989                             NAP                100.0%        02/01/2006             Fee

   24                        2003                             NAP                 72.4%        04/30/2006             Fee
   25                        2002                             NAP                 64.2%        04/30/2006             Fee
   26                        2002                             NAP                 78.8%        04/30/2006             Fee
   27                        2001                             NAP                 71.3%        04/30/2006             Fee
   28                        2005                             NAP                 69.4%        04/30/2006             Fee
   29                        1996                             NAP                 85.8%        04/30/2006             Fee
   30                        2002                             NAP                 64.4%        04/30/2006             Fee
   31                        1999                             NAP                 76.0%        04/30/2006             Fee
   32                        1960                            2004                 82.9%        04/30/2006             Fee
   33                        1990                             NAP                 74.5%        04/30/2006             Fee
   34                        2000                             NAP                 62.5%        04/30/2006             Fee
   35                        1999                             NAP                 81.4%        04/30/2006             Fee
   36                        1996                             NAP                 73.8%        04/30/2006             Fee
   37                        2000                             NAP                 77.6%        04/30/2006             Fee
   38                        1999                             NAP                 82.6%        04/30/2006             Fee
   39                        1996                             NAP                 82.6%        04/30/2006             Fee
   40                        1997                             NAP                 76.1%        04/30/2006             Fee
   41                        1998                             NAP                 81.3%        04/30/2006             Fee
   42                        2001                             NAP                 82.9%        04/30/2006             Fee
   43                        1995                             NAP                 89.6%        04/30/2006             Fee
   44                        2001                             NAP                 74.3%        04/30/2006             Fee
   45                        1997                             NAP                 76.9%        04/30/2006             Fee
   46                        1989                             NAP                 64.6%        04/30/2006             Fee
   47                        2004                             NAP                 58.8%        04/30/2006             Fee
   48                        1987                             NAP                 65.3%        04/30/2006             Fee
   49                        2000                             NAP                 65.8%        04/30/2006             Fee
   50                        1996                             NAP                 82.9%        04/30/2006             Fee
   51                        1997                             NAP                 73.1%        04/30/2006             Fee
   52                        1997                             NAP                 86.4%        04/30/2006             Fee
   53                        1990                             NAP                 62.5%        04/30/2006             Fee
   54                        1998                             NAP                 71.1%        04/30/2006             Fee
   55                        1996                             NAP                 74.2%        04/30/2006             Fee
   56                        1995                             NAP                 74.4%        04/30/2006             Fee
   57                        1998                             NAP                 62.7%        04/30/2006             Fee
   58                        1996                             NAP                 83.2%        04/30/2006             Fee
   59                        1995                             NAP                 75.4%        04/30/2006             Fee
   60                        1995                             NAP                 72.1%        04/30/2006             Fee
   61                        1985                             NAP                 59.3%        04/30/2006             Fee
   62                        1995                            2006                 69.8%        04/30/2006             Fee
   63                        2003                             NAP                 69.5%        04/30/2006             Fee
   64                        1988                             NAP                 79.0%        04/30/2006             Fee
   65                        1988                             NAP                 53.7%        04/30/2006             Fee
   66                        1996                             NAP                 57.4%        04/30/2006             Fee
   67                    2004 / 2005                          NAP                 92.5%        07/06/2006             Fee

   68                        2002                             NAP                 80.7%        12/31/2006       Fee / Leasehold
   69                        2000                             NAP                 73.4%        12/31/2006             Fee
   70                        2002                             NAP                 84.4%        12/31/2006          Leasehold
   71                        1927                            2002                 68.0%        12/31/2006             Fee
   72                        2003                             NAP                 75.1%        12/31/2006             Fee

   73                        1997                            2004                 79.4%        03/31/2006             Fee
   74                        1997                             NAP                 70.7%        03/31/2006             Fee

   75                        1895                            1997                100.0%        07/06/2006             Fee
   76                        1950                            2004                100.0%        07/06/2006             Fee
   77                        1966                            2002                100.0%        07/06/2006             Fee
   78                        1932                            2005                100.0%        07/06/2006             Fee
   79                    2004 - 2005                          NAP                 88.1%        03/31/2006             Fee

   80                        1973                             NAP                 65.6%        04/30/2006             Fee
   81                        1985                             NAP                 77.0%        04/30/2006             Fee
   82                        2000                            2004                100.0%        05/01/2006             Fee
   83                        1985                             NAP                 82.6%        05/10/2006             Fee
   84                 1964 / 1986 / 1996                      NAP                100.0%        05/01/2006             Fee
   85                        1965                             NAP                 81.6%        07/31/2006             Fee
   86                    1981 / 2002                         2002                100.0%        06/21/2006             Fee
   87                        2006                             NAP                 96.5%        05/24/2006             Fee
   88                        1970                     1996 / 2005 / 2006          98.0%        05/01/2006             Fee

   89                        1964                            1990                 98.1%        05/01/2006             Fee
   90                        1990                             NAP                 98.9%        05/01/2006             Fee
   91                        1990                             NAP                100.0%        05/01/2006             Fee
   92                        1990                             NAP                 97.7%        05/01/2006             Fee
   93                        1955                            1990                100.0%        05/01/2006             Fee
   94                        1972                             NAP                 95.8%        05/01/2006             Fee
   95                        1963                            2004                100.0%        05/26/2006             Fee
   96                    1980 - 2005                          NAP                 88.3%        05/10/2006             Fee
   97                        2001                             NAP                100.0%        01/01/2006             Fee
   98                        1981                            2004                 88.7%        03/01/2006             Fee
   99                        1994                            2005                 96.2%        03/25/2006             Fee
  100                        1972                            2004                 99.0%        04/25/2006             Fee
  101                        1989                            2002                 83.1%        06/30/2006             Fee
  102                        1964                  1996 / 1997 / 2003 / 2005      98.6%        05/01/2006             Fee
  103                        1916                            2000                 84.1%        03/31/2006             Fee
  104                        2006                             NAP                100.0%        08/01/2006             Fee
  105                        1979                             NAP                 93.1%        05/23/2006             Fee
  106                 1967 / 1988 / 1998                     1996                100.0%        04/28/2006             Fee
  107                    1978 - 2000                          NAP                100.0%        04/13/2006             Fee
  108                        1998                            2004                 81.8%        04/30/2006             Fee
  109                    1970 - 1971                          NAP                 92.5%        05/12/2006             Fee
  110                        2005                             NAP                100.0%        03/01/2006             Fee

  111                    2001 - 2005                          NAP                 96.3%        05/30/2006             Fee
  112                    1998 - 2002                          NAP                 87.5%        05/30/2006             Fee
  113                    1977 - 1982                          NAP                 87.2%        05/30/2006             Fee
  114                        1990                             NAP                100.0%        05/30/2006             Fee
  115                        1990                             NAP                 98.2%        05/30/2006             Fee
  116                        2003                             NAP                 70.8%        03/31/2006             Fee
  117                        1990                            2002                100.0%        05/02/2006             Fee
  118                    1991 / 2000                          NAP                 98.3%        03/31/2006             Fee

  119                        2005                             NAP                 64.5%        03/31/2006             Fee
  120                        1998                            2005                 71.1%        03/31/2006             Fee

  121                        2002                             NAP                 76.0%        05/19/2006             Fee
  122                        2004                             NAP                 66.0%        05/19/2006             Fee
  123                    1986 / 2002                          NAP                 74.1%        05/19/2006             Fee
  124                        1904                            1987                 77.0%        05/03/2006             Fee
  125                        1968                            2003                 87.9%        05/25/2006             Fee
  126                    2005 / 2006                          NAP                100.0%        06/30/2006             Fee

  127                        2000                             NAP                 85.1%        03/31/2006             Fee
  128                        2004                             NAP                 71.4%        02/28/2006             Fee
  129                        1999                             NAP                 80.8%        03/31/2006             Fee
  130                        2006                             NAP                 79.2%        08/01/2006             Fee
  131                 1968 / 1978 / 2004                      NAP                 90.6%        06/01/2006             Fee

  132                        1965                             NAP                100.0%        05/31/2006             Fee
  133                        1966                             NAP                100.0%        05/31/2006             Fee
  134                        1956                             NAP                100.0%        05/31/2006             Fee
  135                        1974                             NAP                100.0%        05/31/2006             Fee
  136                        1965                             NAP                100.0%        05/31/2006             Fee
  137                        2004                             NAP                 92.2%        04/18/2006             Fee
  138                        2005                             NAP                 81.9%        05/03/2006             Fee
  139                        1966                            2005                 96.1%        05/31/2006             Fee
  140                        1997                             NAP                 67.4%        02/28/2006             Fee
  141                        1989                             NAP                100.0%        12/30/2005             Fee
  142                        2004                             NAP                 59.1%        02/28/2006             Fee
  143                        1988                            2005                 75.0%        03/31/2006             Fee
  144                        2005                             NAP                 98.1%        05/01/2006             Fee
  145                        2006                             NAP                100.0%        06/22/2006             Fee
  146                        1973                             NAP                 87.7%        05/25/2006             Fee
  147                        2005                             NAP                 96.7%        03/02/2006             Fee
  148                    1999 - 2000                          NAP                 85.8%        03/31/2006             Fee
  149                        1999                            2006                 95.2%        03/15/2006             Fee
  150                        1988                         2003 - 2004            100.0%        04/01/2006             Fee
  151                        1985                             NAP                 98.3%        01/31/2006             Fee
  152                        2001                             NAP                 47.9%        04/30/2006             Fee
  153                        1993                            2001                 71.0%        02/28/2006             Fee
  154                 1972 / 1978 / 1987                     1996                 95.0%        04/01/2006             Fee
  155                        1995                         2004 / 2005             57.5%        02/28/2006             Fee
  156                        2004                            2005                100.0%        04/30/2006             Fee
  157                        1931                            2004                100.0%        01/24/2006             Fee
  158                        2004                             NAP                 82.1%        03/31/2006             Fee
  159                        2004                             NAP                 79.5%        02/28/2006             Fee
  160                        1947                            1996                100.0%        05/02/2006             Fee

  161                        2004                             NAP                 51.9%        04/30/2006             Fee
  162                        2001                             NAP                 62.5%        02/28/2006             Fee
  163                        2004                             NAP                 88.8%        06/05/2006             Fee
  164                        2005                             NAP                 88.7%        04/18/2006             Fee
  165                        2000                             NAP                100.0%        07/10/2006             Fee
  166                        1999                             NAP                 95.4%        02/23/2006             Fee
  167                        2004                             NAP                100.0%        08/01/2006             Fee
  168                        2000                             NAP                 72.8%        12/31/2005             Fee
  169                        1984                             NAP                100.0%        03/31/2006             Fee
  170                    2005 / 2006                          NAP                100.0%        08/01/2006             Fee
  171                        2004                             NAP                 74.1%        05/31/2006             Fee
  172                        1988                            2006                 92.5%        05/15/2006             Fee
  173                        2003                             NAP                 71.8%        05/01/2006             Fee
  174                        1979                             NAP                 97.6%        05/01/2006             Fee
  175                 1992 / 1995 / 1996                      NAP                100.0%        04/11/2006             Fee
  176                        2003                             NAP                100.0%        06/08/2006             Fee
  177                        2004                             NAP                100.0%        06/13/2006             Fee
  178                        1989                             NAP                100.0%        01/31/2006             Fee
  179                        1973                            2006                 97.1%        03/06/2006             Fee
  180                        1900                     1987 / 1994 / 2003         100.0%        01/11/2006             Fee
  181                        1971                         2002 / 2005             95.5%        02/28/2006             Fee
  182                    1979 - 1986                         2004                100.0%        03/31/2006             Fee
  183                        2005                             NAP                 98.0%        04/03/2006             Fee
  184                        1965                             NAP                100.0%        06/30/2006             Fee
  185                        1969                            2005                 92.2%        02/28/2006             Fee
  186                    2005 / 2006                          NAP                100.0%        08/01/2006             Fee
  187                        2005                             NAP                100.0%        08/01/2006             Fee
  188                        2003                             NAP                100.0%        08/01/2006             Fee
  189                        1999                             NAP                100.0%        06/08/2006             Fee
  190                        1979                     1981 / 1984 / 1989         100.0%        05/30/2006             Fee

  191                        1983                             NAP                100.0%        03/13/2006             Fee
  192                        1985                             NAP                100.0%        03/13/2006             Fee
  193                        1980                             NAP                100.0%        03/13/2006             Fee
  194                        1973                         2002 - 2003             91.7%        02/03/2006             Fee
  195                        2004                             NAP                 94.7%        03/09/2006          Leasehold
  196                        2000                             NAP                100.0%        08/01/2006             Fee
  197                        1983                            2005                 86.9%        05/23/2006             Fee
  198                        2005                             NAP                100.0%        08/01/2006             Fee
  199                        2005                             NAP                 95.3%        03/22/2006             Fee
  200                        2006                             NAP                100.0%        08/01/2006             Fee
  201                        2006                             NAP                100.0%        08/01/2006             Fee
  202                        2005                             NAP                100.0%        04/30/2006             Fee
  203                        1973                             NAP                100.0%        01/26/2006             Fee
  204                        1992                             NAP                100.0%        06/23/2006             Fee
  205                        2005                             NAP                100.0%        04/19/2006             Fee
  206                        2005                             NAP                100.0%        06/13/2006             Fee
  207                        1966                            2000                100.0%        03/01/2006             Fee
  208                        1981                            2005                100.0%        03/25/2006             Fee
  209                        1971                             NAP                100.0%        08/01/2006             Fee
  210                        2003                             NAP                100.0%        06/30/2005             Fee
  211                        1997                             NAP                 70.2%        02/28/2006             Fee
  212                        1975                         2004 - 2005            100.0%        06/01/2006             Fee
  213                        2005                             NAP                100.0%        12/09/2005             Fee
  214                        2005                             NAP                 89.5%        03/07/2006             Fee
  215                        1995                             NAP                 95.1%        03/31/2006             Fee
  216                        2006                             NAP                100.0%        03/01/2006             Fee
  217                        2005                             NAP                100.0%        06/06/2006             Fee
  218                        2005                             NAP                 90.9%        03/01/2006             Fee
  219                        2004                             NAP                100.0%        08/01/2006             Fee
  220                        1988                             NAP                100.0%        04/01/2006             Fee
  221                        1910                            2005                100.0%        06/15/2006             Fee
  222                        2003                             NAP                100.0%        04/01/2006             Fee
  223                        2006                             NAP                100.0%        06/16/2006             Fee
  224                        2006                             NAP                100.0%        04/04/2006             Fee
  225                        1991                             NAP                 91.8%        05/15/2006             Fee
  226                        2000                             NAP                 66.4%        02/01/2006             Fee
  227                        1976                            2002                 85.9%        02/28/2006             Fee
  228                        2006                             NAP                100.0%        08/01/2006             Fee
  229                        2004                             NAP                 91.5%        06/26/2006             Fee
  230                        2005                             NAP                100.0%        03/01/2006             Fee
  231                        2006                             NAP                100.0%        03/01/2006             Fee
  232                 1998 / 2000 / 2003                      NAP                 94.5%        03/16/2006             Fee
  233                        1983                            2002                 92.3%        04/28/2006             Fee
  234                    2004 / 2005                          NAP                100.0%        05/01/2006             Fee
  235                        1994                             NAP                100.0%        03/01/2006             Fee
  236                        1948                            1996                100.0%        05/02/2006             Fee
  237                        2004                             NAP                100.0%        05/31/2006             Fee
  238                        2000                             NAP                100.0%        03/14/2006             Fee
  239                        2002                             NAP                100.0%        05/12/2006             Fee
  240                        2005                             NAP                100.0%        03/27/2006             Fee
  241                        1997                             NAP                 91.0%        01/06/2006             Fee
  242                        1980                             NAP                 97.5%        05/02/2006             Fee
  243                        1966                             NAP                 92.6%        11/21/2005             Fee
  244                        2004                             NAP                 81.8%        05/31/2006             Fee
  245                        1960                             NAP                100.0%        06/05/2006             Fee
  246                        1985                             NAP                100.0%        03/01/2006             Fee
  247                        2002                             NAP                100.0%        02/08/2006             Fee
  248                        1915                            2005                 93.8%        04/19/2006             Fee
  249                        2005                             NAP                100.0%        03/01/2006             Fee
  250                        1984                             NAP                 94.7%        05/01/2006             Fee
  251                        2005                            2005                 87.5%        03/30/2006             Fee
  252                        2004                             NAP                 81.4%        04/15/2006             Fee
  253                        1970                             NAP                100.0%        05/08/2006             Fee
  254                        1979                             NAP                100.0%        05/08/2006             Fee
  255                        1920                            2005                 84.6%        03/01/2006             Fee
  256                        2005                             NAP                100.0%        06/14/2006             Fee
  257                        2004                             NAP                100.0%        04/30/2006             Fee
  258                        1963                             NAP                 93.1%        04/01/2006             Fee

  259                        1968                             NAP                 96.7%        02/01/2006             Fee
  260                        1969                             NAP                 95.5%        02/01/2006             Fee
  261                        1998                             NAP                100.0%        05/01/2006             Fee
  262                        1962                         2000 - 2005             99.1%        09/30/2005          Leasehold
  263                        2004                             NAP                 90.6%        04/01/2006             Fee
  264                        1980                             NAP                100.0%        11/01/2005             Fee
  265                        1988                             NAP                100.0%        05/19/2006             Fee
  266                        1974                             NAP                 95.0%        04/01/2006             Fee
  267                    1998 / 1999                          NAP                100.0%        06/02/2006             Fee
  268                        1984                         2004 / 2005             90.2%        04/30/2006             Fee
  269                    1966 / 1975                         2000                100.0%        01/03/2006             Fee
  270                        1989                            2003                100.0%        08/01/2006             Fee
  271                        2005                             NAP                100.0%        02/20/2005             Fee
  272                        2005                             NAP                100.0%        05/01/2006             Fee

  273                        2004                             NAP                100.0%        10/12/2005             Fee
  274                        1920                            2000                 63.1%        10/12/2005             Fee
  275                        1988                             NAP                 90.3%        05/02/2006             Fee
  276                        2000                             NAP                100.0%        07/01/2006             Fee
  277                        2005                             NAP                100.0%        08/01/2006             Fee
  278                        1985                             NAP                 98.2%        04/12/2006             Fee
  279                        2002                             NAP                100.0%        02/08/2006             Fee
  280                        2000                             NAP                 88.2%        08/01/2006             Fee
  281                        1989                            2005                 94.2%        03/01/2006             Fee
  282                        1973                             NAP                100.0%        06/19/2006             Fee
  283                        1985                             NAP                100.0%        04/01/2006             Fee
  284                        1998                             NAP                100.0%        04/01/2006             Fee
  285                        2001                             NAP                100.0%        06/06/2006             Fee
  286          1985 / 1986 / 1988 / 1996 / 1997               NAP                 85.8%        05/12/2006             Fee
  287                        1995                             NAP                100.0%        06/01/2006             Fee
  288                        1978                             NAP                 91.7%        04/13/2006             Fee

---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                  RELATED                         ORIGINAL        CUT-OFF DATE       CUT-OFF DATE BALANCE
LOAN NO.      LIEN POSITION            BORROWER LIST                       BALANCE          BALANCE(6)             PER UNIT OR SF
---------------------------------------------------------------------------------------------------------------------------------

   1              First                     NAP                       $250,000,000        $250,000,000                       $511
   2              First                     NAP                       $225,000,000        $225,000,000                       $245
   3              First                     NAP                       $215,000,000        $215,000,000                       $116

   4              First                     NAP                        $26,180,000         $26,180,000                       $422
   5              First                     NAP                        $25,870,000         $25,870,000                       $422
   6              First                     NAP                        $23,430,000         $23,430,000                       $422
   7              First                     NAP                        $19,380,000         $19,380,000                       $422
   8              First                     NAP                        $19,000,000         $19,000,000                       $422
   9              First                     NAP                        $16,560,000         $16,560,000                       $422
   10             First                     NAP                        $11,830,000         $11,830,000                       $422

   11             First        11, 12, 13, 68, 69, 70, 71, 72          $51,333,333         $51,236,495                       $262
   12             First        11, 12, 13, 68, 69, 70, 71, 72          $38,896,000         $38,822,624                       $262
   13             First        11, 12, 13, 68, 69, 70, 71, 72          $19,770,667         $19,733,370                       $262
   14             First                     NAP                        $75,000,000         $75,000,000                       $189
   15             First                     NAP                        $60,000,000         $60,000,000                        $99
   16             First                     NAP                        $60,000,000         $60,000,000                       $233
   17             First                    17, 95                      $53,000,000         $53,000,000                       $369

   18             First                     NAP                        $16,159,686         $16,159,686                        $19
   19             First                     NAP                         $9,738,220          $9,738,220                        $19
   20             First                     NAP                         $9,738,220          $9,738,220                        $19
   21             First                     NAP                         $8,520,942          $8,520,942                        $19
   22             First                     NAP                         $3,610,995          $3,610,995                        $19
   23             First                     NAP                         $2,231,937          $2,231,937                        $19

   24             First                24-66, 73, 74                    $3,290,915          $3,290,915                    $92,932
   25             First                24-66, 73, 74                    $2,355,667          $2,355,667                    $92,932
   26             First                24-66, 73, 74                    $2,131,577          $2,131,577                    $92,932
   27             First                24-66, 73, 74                    $1,852,739          $1,852,739                    $92,932
   28             First                24-66, 73, 74                    $1,800,206          $1,800,206                    $92,932
   29             First                24-66, 73, 74                    $1,676,218          $1,676,218                    $92,932
   30             First                24-66, 73, 74                    $1,582,881          $1,582,881                    $92,932
   31             First                24-66, 73, 74                    $1,527,363          $1,527,363                    $92,932
   32             First                24-66, 73, 74                    $1,479,813          $1,479,813                    $92,932
   33             First                24-66, 73, 74                    $1,391,467          $1,391,467                    $92,932
   34             First                24-66, 73, 74                    $1,160,394          $1,160,394                    $92,932
   35             First                24-66, 73, 74                    $1,083,600          $1,083,600                    $92,932
   36             First                24-66, 73, 74                    $1,054,560          $1,054,560                    $92,932
   37             First                24-66, 73, 74                    $1,013,714          $1,013,714                    $92,932
   38             First                24-66, 73, 74                      $972,166            $972,166                    $92,932
   39             First                24-66, 73, 74                      $964,628            $964,628                    $92,932
   40             First                24-66, 73, 74                      $892,386            $892,386                    $92,932
   41             First                24-66, 73, 74                      $882,690            $882,690                    $92,932
   42             First                24-66, 73, 74                      $870,545            $870,545                    $92,932
   43             First                24-66, 73, 74                      $867,873            $867,873                    $92,932
   44             First                24-66, 73, 74                      $850,926            $850,926                    $92,932
   45             First                24-66, 73, 74                      $846,559            $846,559                    $92,932
   46             First                24-66, 73, 74                      $816,342            $816,342                    $92,932
   47             First                24-66, 73, 74                      $794,126            $794,126                    $92,932
   48             First                24-66, 73, 74                      $768,537            $768,537                    $92,932
   49             First                24-66, 73, 74                      $708,652            $708,652                    $92,932
   50             First                24-66, 73, 74                      $700,599            $700,599                    $92,932
   51             First                24-66, 73, 74                      $693,537            $693,537                    $92,932
   52             First                24-66, 73, 74                      $630,380            $630,380                    $92,932
   53             First                24-66, 73, 74                      $628,599            $628,599                    $92,932
   54             First                24-66, 73, 74                      $608,144            $608,144                    $92,932
   55             First                24-66, 73, 74                      $597,751            $597,751                    $92,932
   56             First                24-66, 73, 74                      $590,351            $590,351                    $92,932
   57             First                24-66, 73, 74                      $580,802            $580,802                    $92,932
   58             First                24-66, 73, 74                      $576,026            $576,026                    $92,932
   59             First                24-66, 73, 74                      $486,083            $486,083                    $92,932
   60             First                24-66, 73, 74                      $433,534            $433,534                    $92,932
   61             First                24-66, 73, 74                      $394,180            $394,180                    $92,932
   62             First                24-66, 73, 74                      $361,278            $361,278                    $92,932
   63             First                24-66, 73, 74                      $340,782            $340,782                    $92,932
   64             First                24-66, 73, 74                      $284,994            $284,994                    $92,932
   65             First                24-66, 73, 74                      $218,152            $218,152                    $92,932
   66             First                24-66, 73, 74                      $190,492            $190,492                    $92,932
   67             First                     NAP                        $41,000,000         $41,000,000                       $160

   68             First        11, 12, 13, 68, 69, 70, 71, 72          $13,806,452         $13,478,070                   $247,869
   69             First        11, 12, 13, 68, 69, 70, 71, 72           $9,161,290          $8,943,392                   $247,869
   70             First        11, 12, 13, 68, 69, 70, 71, 72           $7,612,903          $7,431,833                   $247,869
   71             First        11, 12, 13, 68, 69, 70, 71, 72           $6,064,516          $5,920,274                   $247,869
   72             First        11, 12, 13, 68, 69, 70, 71, 72           $3,354,839          $3,275,045                   $247,869

   73             First                24-66, 73, 74                   $18,154,670         $18,154,670                   $139,751
   74             First                24-66, 73, 74                   $17,901,100         $17,901,100                   $139,751

   75             First                     NAP                        $15,289,466         $15,289,466                        $67
   76             First                     NAP                         $7,531,466          $7,531,466                        $67
   77             First                     NAP                         $5,501,974          $5,501,974                        $67
   78             First                     NAP                         $2,709,094          $2,709,094                        $67
   79             First                     NAP                        $30,250,000         $30,250,000                       $167

   80             First               80, 81, 85, 124                  $18,400,485         $18,400,485                        $47
   81             First               80, 81, 85, 124                  $10,099,515         $10,099,515                        $47
   82             First                     NAP                        $28,100,000         $28,100,000                       $137
   83             First                     NAP                        $25,200,000         $25,200,000                        $68
   84             First                     NAP                        $22,100,000         $21,989,856                        $40
   85             First               80, 81, 85, 124                  $21,500,000         $21,500,000                        $48
   86             First                     NAP                        $20,400,000         $20,400,000                       $142
   87             First                     NAP                        $20,400,000         $20,259,630                       $191
   88             First                     NAP                        $18,500,000         $18,482,120                        $85

   89             First              89, 90, 91, 92, 93                 $5,060,000          $5,047,916                        $55
   90             First              89, 90, 91, 92, 93                 $4,715,000          $4,703,740                        $55
   91             First              89, 90, 91, 92, 93                 $3,950,000          $3,940,567                        $55
   92             First              89, 90, 91, 92, 93                 $2,780,000          $2,773,361                        $55
   93             First              89, 90, 91, 92, 93                 $1,920,000          $1,915,415                        $55
   94             First                     NAP                        $18,200,000         $18,200,000                    $59,091
   95             First                    17, 95                      $17,500,000         $17,500,000                       $354
   96             First                     NAP                        $17,500,000         $17,500,000                        $69
   97             First                     NAP                        $16,400,000         $16,400,000                       $158
   98             First                   98, 103                      $16,000,000         $16,000,000                        $65
   99             First                     NAP                        $15,750,000         $15,648,896                       $197
  100             First                     NAP                        $15,000,000         $15,000,000                    $50,000
  101             First                     NAP                        $14,900,000         $14,900,000                        $84
  102             First                     NAP                        $14,850,000         $14,850,000                        $63
  103             First                   98, 103                      $14,850,000         $14,850,000                        $84
  104             First                     NAP                        $14,860,000         $14,847,845                       $212
  105             First                     NAP                        $14,000,000         $13,974,587                       $100
  106             First                     NAP                        $13,750,000         $13,750,000                       $120
  107             First                     NAP                        $13,500,000         $13,500,000                        $22
  108             First                     NAP                        $13,000,000         $13,000,000                       $121
  109             First                     NAP                        $12,000,000         $12,000,000                    $20,000
  110             First                     NAP                        $11,300,000         $11,300,000                       $275

  111             First           111, 112, 113, 114, 115               $3,445,000          $3,445,000                    $33,384
  112             First           111, 112, 113, 114, 115               $2,210,000          $2,210,000                    $33,384
  113             First           111, 112, 113, 114, 115               $2,010,000          $2,010,000                    $33,384
  114             First           111, 112, 113, 114, 115               $1,872,000          $1,872,000                    $33,384
  115             First           111, 112, 113, 114, 115               $1,680,000          $1,680,000                    $33,384
  116             First                116, 140, 153                   $10,700,000         $10,670,874                    $99,728
  117             First                     NAP                        $10,500,000         $10,426,104                       $186
  118             First                     NAP                         $9,915,000          $9,841,154                        $84

  119             First           119, 120, 127, 128, 129               $5,831,000          $5,807,874                    $55,148
  120             First           119, 120, 127, 128, 129               $3,969,000          $3,953,259                    $55,148

  121             First                     NAP                         $3,669,101          $3,651,500                    $50,615
  122             First                     NAP                         $3,392,361          $3,376,088                    $50,615
  123             First                     NAP                         $2,703,538          $2,690,569                    $50,615
  124             First               80, 81, 85, 124                   $9,700,000          $9,700,000                        $40
  125             First                     NAP                         $9,500,000          $9,500,000                    $35,985
  126             First                     NAP                         $9,000,000          $9,000,000                       $397

  127             First           119, 120, 127, 128, 129               $3,204,000          $3,197,819                    $41,586
  128             First           119, 120, 127, 128, 129               $3,015,000          $3,009,184                    $41,586
  129             First           119, 120, 127, 128, 129               $2,781,000          $2,775,635                    $41,586
  130             First                     NAP                         $8,425,000          $8,384,026                       $218
  131             First                     NAP                         $7,800,000          $7,794,483                    $15,620

  132             First                     NAP                         $1,920,000          $1,912,600                    $74,953
  133             First                     NAP                         $1,550,000          $1,544,029                    $74,953
  134             First                     NAP                         $1,480,000          $1,474,299                    $74,953
  135             First                     NAP                         $1,440,000          $1,434,453                    $74,953
  136             First                     NAP                         $1,360,000          $1,354,761                    $74,953
  137             First                     NAP                         $7,620,000          $7,620,000                    $59,531
  138             First                     NAP                         $7,500,000          $7,500,000                    $52,083
  139             First                     NAP                         $7,400,000          $7,351,376                       $229
  140             First                116, 140, 153                    $7,200,000          $7,180,401                    $63,543
  141             First                     NAP                         $7,200,000          $7,173,815                        $66
  142             First                     NAP                         $7,000,000          $6,991,632                    $55,489
  143             First                     NAP                         $7,000,000          $6,972,787                    $63,389
  144             First                     NAP                         $7,000,000          $6,954,449                       $230
  145             First              145, 166, 235, 247                 $6,900,000          $6,900,000                       $174
  146             First                     NAP                         $6,850,000          $6,850,000                    $35,128
  147             First                     NAP                         $6,800,000          $6,780,109                       $253
  148             First                     NAP                         $6,500,000          $6,452,458                        $96
  149             First                     NAP                         $6,450,000          $6,450,000                       $189
  150             First                     NAP                         $6,425,000          $6,425,000                       $257
  151             First                     NAP                         $6,400,000          $6,400,000                    $55,652
  152             First                     NAP                         $6,375,000          $6,367,194                    $63,672
  153             First                116, 140, 153                    $6,350,000          $6,332,715                    $63,327
  154             First                     NAP                         $6,000,000          $6,000,000                        $72
  155             First                     NAP                         $6,000,000          $5,983,724                    $49,452
  156             First                     NAP                         $5,850,000          $5,850,000                   $112,500
  157             First                     NAP                         $5,800,000          $5,800,000                       $580
  158             First                     NAP                         $5,800,000          $5,771,539                       $293
  159             First                     NAP                         $5,650,000          $5,629,268                        $76
  160             First                     NAP                         $5,500,000          $5,491,208                       $122

  161             First                   161, 162                      $3,000,000          $2,972,854                    $39,638
  162             First                   161, 162                      $2,400,000          $2,378,283                    $39,638
  163             First                     NAP                         $5,000,000          $5,000,000                       $179
  164             First                     NAP                         $4,960,000          $4,951,656                       $175
  165             First                     NAP                         $4,800,000          $4,800,000                       $300
  166             First              145, 166, 235, 247                 $4,750,000          $4,731,094                       $132
  167             First                     NAP                         $4,575,000          $4,575,000                       $160
  168             First                     NAP                         $4,600,000          $4,558,570                    $49,550
  169             First                     NAP                         $4,500,000          $4,492,110                    $89,842
  170             First                170, 186, 213                    $4,500,000          $4,482,665                       $308
  171             First                     NAP                         $4,400,000          $4,391,361                        $63
  172             First                     NAP                         $4,350,000          $4,350,000                       $124
  173             First                     NAP                         $4,300,000          $4,292,694                        $37
  174             First                     NAP                         $4,280,000          $4,273,411                    $34,463
  175             First                     NAP                         $4,250,000          $4,250,000                    $96,591
  176             First                     NAP                         $4,240,000          $4,240,000                       $105
  177             First                     NAP                         $4,240,000          $4,240,000                       $237
  178             First                     NAP                         $4,250,000          $4,228,959                       $172
  179             First                     NAP                         $4,200,000          $4,189,674                    $30,806
  180             First                     NAP                         $4,200,000          $4,184,033                       $582
  181             First                     NAP                         $4,100,000          $4,100,000                    $35,652
  182             First                     NAP                         $4,100,000          $4,059,912                        $17
  183             First                     NAP                         $4,030,000          $4,017,335                    $78,771
  184             First                     NAP                         $4,000,000          $4,000,000                       $124
  185             First                     NAP                         $4,000,000          $3,984,960                    $20,755
  186             First                170, 186, 213                    $4,000,000          $3,970,356                       $273
  187             First                     NAP                         $3,906,500          $3,880,781                       $421
  188             First                     NAP                         $3,900,000          $3,870,543                       $284
  189             First                     NAP                         $3,850,000          $3,850,000                       $138
  190             First                     NAP                         $3,840,000          $3,837,105                       $180

  191             First                     NAP                         $1,985,000          $1,985,000                       $143
  192             First                     NAP                         $1,375,000          $1,375,000                       $143
  193             First                     NAP                           $465,000            $465,000                       $143
  194             First                     NAP                         $3,775,000          $3,775,000                        $79
  195             First                     NAP                         $3,750,000          $3,728,107                       $124
  196             First                     NAP                         $3,650,000          $3,631,403                       $285
  197             First                     NAP                         $3,600,000          $3,597,259                       $221
  198             First                   198, 200                      $3,600,000          $3,592,248                       $242
  199             First                     NAP                         $3,550,000          $3,547,489                       $140
  200             First                   198, 200                      $3,550,000          $3,542,355                       $239
  201             First                     NAP                         $3,500,000          $3,493,625                       $915
  202             First                     NAP                         $3,500,000          $3,489,715                       $173
  203             First                     NAP                         $3,500,000          $3,487,128                        $58
  204             First                     NAP                         $3,450,000          $3,450,000                       $126
  205             First                     NAP                         $3,420,000          $3,413,882                       $152
  206             First                     NAP                         $3,400,000          $3,397,499                       $251
  207             First                     NAP                         $3,300,000          $3,279,509                       $154
  208             First                     NAP                         $3,255,000          $3,255,000                    $32,550
  209             First                     NAP                         $3,250,000          $3,250,000                       $175
  210             First                     NAP                         $3,287,000          $3,239,916                        $74
  211             First                     NAP                         $3,200,000          $3,195,940                    $35,909
  212             First                     NAP                         $3,200,000          $3,194,529                        $83
  213             First                170, 186, 213                    $3,200,000          $3,170,131                       $218
  214             First              214, 216, 230, 249                 $3,160,000          $3,154,498                       $208
  215             First                     NAP                         $3,150,000          $3,146,305                        $33
  216             First              214, 216, 230, 249                 $3,120,000          $3,114,568                       $282
  217             First                     NAP                         $3,110,000          $3,110,000                       $176
  218             First                     NAP                         $3,120,000          $3,106,389                        $84
  219             First                     NAP                         $3,100,000          $3,100,000                       $213
  220             First                     NAP                         $3,100,000          $3,086,617                       $117
  221             First                     NAP                         $3,100,000          $3,080,100                    $96,253
  222             First                     NAP                         $3,025,000          $3,013,270                       $182
  223             First                     NAP                         $3,000,000          $2,997,649                        $91
  224             First                     NAP                         $3,000,000          $2,995,193                    $46,800
  225             First                     NAP                         $3,000,000          $2,994,931                       $154
  226             First                     NAP                         $3,000,000          $2,993,341                    $53,453
  227             First                     NAP                         $2,960,000          $2,960,000                    $14,439
  228             First                     NAP                         $2,950,000          $2,950,000                       $196
  229             First                     NAP                         $2,925,000          $2,925,000                       $142
  230             First              214, 216, 230, 249                 $2,930,000          $2,924,899                       $259
  231             First                     NAP                         $2,925,000          $2,919,942                       $261
  232             First                   232, 281                      $2,920,000          $2,915,146                        $52
  233             First                     NAP                         $2,900,000          $2,895,200                        $29
  234             First                   234, 272                      $2,900,000          $2,894,490                       $132
  235             First              145, 166, 235, 247                 $2,900,000          $2,894,368                       $193
  236             First                     NAP                         $2,900,000          $2,885,770                       $140
  237             First                     NAP                         $2,900,000          $2,864,241                       $173
  238             First                     NAP                         $2,825,000          $2,820,269                        $96
  239             First                     NAP                         $2,800,000          $2,800,000                       $178
  240             First                     NAP                         $2,800,000          $2,792,655                       $266
  241             First                     NAP                         $2,800,000          $2,782,852                       $217
  242             First                     NAP                         $2,750,000          $2,750,000                    $22,917
  243             First                     NAP                         $2,730,000          $2,716,988                        $76
  244             First                     NAP                         $2,700,000          $2,700,000                        $65
  245             First                     NAP                         $2,675,000          $2,658,210                       $212
  246             First                     NAP                         $2,650,000          $2,639,521                       $132
  247             First              145, 166, 235, 247                 $2,640,000          $2,634,929                       $171
  248             First                     NAP                         $2,610,000          $2,605,629                    $81,426
  249             First              214, 216, 230, 249                 $2,550,000          $2,545,560                       $262
  250             First                     NAP                         $2,530,000          $2,520,487                        $74
  251             First                     NAP                         $2,475,000          $2,468,459                        $51
  252             First                     NAP                         $2,470,000          $2,458,174                       $167
  253             First                     NAP                         $2,415,000          $2,413,203                    $53,627
  254             First                     NAP                         $2,415,000          $2,413,118                        $39
  255             First                     NAP                         $2,350,000          $2,338,596                   $167,043
  256             First                     NAP                         $2,300,000          $2,298,207                       $107
  257             First                     NAP                         $2,300,000          $2,283,144                       $169
  258             First                     NAP                         $2,280,000          $2,280,000                    $26,207

  259             First                     NAP                         $1,289,087          $1,286,891                    $42,716
  260             First                     NAP                           $935,913            $934,318                    $42,716
  261             First                     NAP                         $2,175,000          $2,175,000                       $127
  262             First                     NAP                         $2,158,890          $2,158,890                        $21
  263             First                     NAP                         $2,120,000          $2,120,000                       $113
  264             First                     NAP                         $2,100,000          $2,085,491                        $78
  265             First                     NAP                         $2,075,000          $2,075,000                        $89
  266             First                     NAP                         $2,000,000          $1,998,581                    $14,378
  267             First                     NAP                         $2,000,000          $1,998,445                        $89
  268             First                     NAP                         $2,000,000          $1,996,721                    $13,050
  269             First                     NAP                         $2,000,000          $1,982,515                       $142
  270             First                     NAP                         $1,900,000          $1,896,781                       $280
  271             First                     NAP                         $1,900,000          $1,892,950                       $169
  272             First                   234, 272                      $1,750,000          $1,746,675                       $124

  273             First                     NAP                         $1,140,000          $1,127,823                        $57
  274             First                     NAP                           $510,000            $504,553                        $57
  275             First                     NAP                         $1,600,000          $1,600,000                        $70
  276             First                     NAP                         $1,550,000          $1,550,000                       $107
  277             First                     NAP                         $1,550,000          $1,539,335                       $355
  278             First                     NAP                         $1,485,000          $1,482,542                    $26,474
  279             First                     NAP                         $1,425,000          $1,423,979                       $135
  280             First                     NAP                         $1,420,000          $1,417,580                       $180
  281             First                   232, 281                      $1,415,000          $1,412,717                        $36
  282             First                     NAP                         $1,300,000          $1,299,075                       $217
  283             First                     NAP                         $1,240,000          $1,240,000                        $34
  284             First                     NAP                         $1,240,000          $1,234,646                       $112
  285             First                     NAP                         $1,220,000          $1,219,110                    $81,274
  286             First                     NAP                         $1,060,000          $1,057,315                        $24
  287             First                     NAP                         $1,000,000            $999,301                       $152
  288             First                     NAP                           $880,000            $872,228                        $14

                                                                    $2,568,549,390      $2,565,237,893

-------------------------------------------------------------------------------------------------------------------
MORTGAGE                      FIRST PAYMENT     FIRST PAYMENT                     GRACE                    LOCKBOX
LOAN NO.        NOTE DATE      DATE (P&I)        DATE (IO)      MATURITY DATE   PERIOD(7)    ARD LOAN       STATUS
-------------------------------------------------------------------------------------------------------------------

   1           05/11/2006         NAP           07/08/2006        06/08/2016        0           No         In-Place
   2           06/30/2006         NAP           08/01/2006        07/01/2016        5           No         In-Place
   3           05/09/2006         NAP           07/08/2006        06/08/2013        0           No         In-Place

   4           07/20/2006         NAP           09/01/2006        08/01/2016        0           Yes        In-Place
   5           07/20/2006         NAP           09/01/2006        08/01/2016        0           Yes        In-Place
   6           07/20/2006         NAP           09/01/2006        08/01/2016        0           Yes        In-Place
   7           07/20/2006         NAP           09/01/2006        08/01/2016        0           Yes        In-Place
   8           07/20/2006         NAP           09/01/2006        08/01/2016        0           Yes        In-Place
   9           07/20/2006         NAP           09/01/2006        08/01/2016        0           Yes        In-Place
   10          07/20/2006         NAP           09/01/2006        08/01/2016        0           Yes        In-Place

   11          06/01/2006      07/07/2006           NAP           06/07/2016        0           No           None
   12          06/01/2006      07/07/2006           NAP           06/07/2016        0           No           None
   13          06/01/2006      07/07/2006           NAP           06/07/2016        0           No           None
   14          06/09/2006      07/09/2011       07/09/2006        06/09/2016        0           No         In-Place
   15          05/25/2006         NAP           07/08/2006        06/08/2016        0           No         In-Place
   16          06/27/2006         NAP           08/03/2006        07/01/2016        2           Yes        In-Place
   17          06/01/2006         NAP           07/01/2006        06/01/2016        5           No         In-Place

   18          02/21/2006         NAP           04/01/2006        03/01/2012        7           Yes        In-Place
   19          02/21/2006         NAP           04/01/2006        03/01/2012        7           Yes        In-Place
   20          02/21/2006         NAP           04/01/2006        03/01/2012        7           Yes        In-Place
   21          02/21/2006         NAP           04/01/2006        03/01/2012        7           Yes        In-Place
   22          02/21/2006         NAP           04/01/2006        03/01/2012        7           Yes        In-Place
   23          02/21/2006         NAP           04/01/2006        03/01/2012        7           Yes        In-Place

   24          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   25          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   26          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   27          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   28          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   29          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   30          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   31          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   32          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   33          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   34          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   35          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   36          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   37          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   38          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   39          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   40          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   41          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   42          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   43          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   44          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   45          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   46          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   47          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   48          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   49          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   50          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   51          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   52          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   53          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   54          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   55          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   56          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   57          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   58          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   59          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   60          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   61          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   62          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   63          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   64          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   65          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   66          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   67          06/26/2006      08/01/2009       08/01/2006        07/01/2016        5           No         In-Place

   68          09/30/2005      10/31/2005           NAP           09/30/2015        0           No         In-Place
   69          09/30/2005      10/31/2005           NAP           09/30/2015        0           No         In-Place
   70          09/30/2005      10/31/2005           NAP           09/30/2015        0           No         In-Place
   71          09/30/2005      10/31/2005           NAP           09/30/2015        0           No         In-Place
   72          09/30/2005      10/31/2005           NAP           09/30/2015        0           No         In-Place

   73          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place
   74          06/14/2006      02/01/2010       08/01/2006        07/01/2016        0           No         In-Place

   75          07/12/2006      09/01/2009       09/01/2006        08/01/2016        15          No         In-Place
   76          07/12/2006      09/01/2009       09/01/2006        08/01/2016        15          No         In-Place
   77          07/12/2006      09/01/2009       09/01/2006        08/01/2016        15          No         In-Place
   78          07/12/2006      09/01/2009       09/01/2006        08/01/2016        15          No         In-Place
   79          03/31/2006      11/01/2008       05/01/2006        04/01/2016        0           No        Springing

   80          04/26/2006      06/01/2008       06/01/2006        05/01/2016        5           No         In-Place
   81          04/26/2006      06/01/2008       06/01/2006        05/01/2016        5           No         In-Place
   82          05/15/2006         NAP           07/01/2006        06/01/2011        7           No         In-Place
   83          05/23/2006      07/01/2009       07/01/2006        06/01/2011        5           No         In-Place
   84          02/13/2006      04/01/2006           NAP           03/01/2016        5           Yes       Springing
   85          04/21/2006      06/01/2008       06/01/2006        05/01/2016        5           No           None
   86          06/30/2006      08/03/2012       08/03/2006        02/14/2020        0           No           None
   87          06/23/2006      02/01/2006           NAP           07/01/2016        5           No         In-Place
   88          06/13/2006      08/01/2006           NAP           07/01/2016        5           No           None

   89          05/16/2006      07/01/2006           NAP           06/01/2016        5           No        Springing
   90          05/16/2006      07/01/2006           NAP           06/01/2016        5           No        Springing
   91          05/16/2006      07/01/2006           NAP           06/01/2016        5           No        Springing
   92          05/16/2006      07/01/2006           NAP           06/01/2016        5           No        Springing
   93          05/16/2006      07/01/2006           NAP           06/01/2016        5           No           None
   94          06/29/2006      08/01/2011       08/01/2006        07/01/2016        5           No           None
   95          06/01/2006         NAP           07/01/2006        06/01/2016        5           No           None
   96          06/22/2006      08/01/2007       08/01/2006        07/01/2026        5           No        Springing
   97          03/30/2006      05/01/2009       05/01/2006        04/01/2016        5           No           None
   98          04/28/2006      06/01/2009       06/01/2006        05/01/2016        5           Yes        In-Place
   99          01/03/2006      03/01/2006           NAP           02/01/2016        5           No           None
  100          05/31/2006      07/01/2009       07/01/2006        06/01/2016        5           No           None
  101          06/30/2006      09/01/2006           NAP           08/01/2026        0           No           None
  102          02/02/2006      04/01/2008       04/01/2006        03/01/2016        5           No        Springing
  103          03/31/2006      05/01/2008       05/01/2006        04/01/2016        5           Yes        In-Place
  104          06/13/2006      08/01/2006           NAP           07/01/2016        5           No         In-Place
  105          05/26/2006      07/01/2006           NAP           06/01/2016        0           No         In-Place
  106          01/26/2006      03/01/2011       03/01/2006        02/01/2016        5           No           None
  107          05/24/2006      07/01/2009       07/01/2006        06/01/2016        5           No           None
  108          06/08/2006      08/01/2011       08/01/2006        07/01/2016        5           No           None
  109          06/27/2006      08/01/2011       08/01/2006        07/01/2016        5           No           None
  110          01/31/2006      03/01/2008       03/01/2006        02/01/2016        5           No           None

  111          03/10/2006      08/01/2008       05/01/2006        04/01/2016        5           No           None
  112          03/10/2006      08/01/2008       05/01/2006        04/01/2016        5           No           None
  113          03/10/2006      08/01/2008       05/01/2006        04/01/2016        5           No           None
  114          03/10/2006      08/01/2008       05/01/2006        04/01/2016        5           No           None
  115          03/10/2006      08/01/2008       05/01/2006        04/01/2016        5           No           None
  116          05/18/2006      07/01/2006           NAP           06/01/2016        15          No           None
  117          02/14/2006      04/01/2006           NAP           03/01/2016        5           No        Springing
  118          12/29/2005      02/01/2006           NAP           01/01/2016        5           Yes       Springing

  119          06/01/2006      07/01/2006           NAP           06/01/2016        5           No           None
  120          06/01/2006      07/01/2006           NAP           06/01/2016        5           No           None

  121          05/19/2006      07/01/2006           NAP           06/01/2016        5           No           None
  122          05/19/2006      07/01/2006           NAP           06/01/2016        5           No           None
  123          05/19/2006      07/01/2006           NAP           06/01/2016        5           No           None
  124          06/27/2006      08/01/2008       08/01/2006        07/01/2016        5           No           None
  125          05/31/2006      07/01/2009       07/01/2006        06/01/2016        5           No           None
  126          06/30/2006      09/01/2006           NAP           08/01/2020        0           No           None

  127          06/22/2006      08/01/2006           NAP           07/01/2016        5           No           None
  128          06/22/2006      08/01/2006           NAP           07/01/2016        5           No           None
  129          06/22/2006      08/01/2006           NAP           07/01/2016        5           No           None
  130          02/10/2006      04/01/2006           NAP           03/01/2016        5           No           None
  131          06/02/2006      08/01/2006           NAP           07/01/2016        5           No           None

  132          03/23/2006      05/01/2006           NAP           04/01/2016        5           No           None
  133          03/23/2006      05/01/2006           NAP           04/01/2016        5           No           None
  134          03/23/2006      05/01/2006           NAP           04/01/2016        5           No           None
  135          03/23/2006      05/01/2006           NAP           04/01/2016        5           No           None
  136          03/23/2006      05/01/2006           NAP           04/01/2016        5           No           None
  137          06/13/2006      08/01/2008       08/01/2006        07/01/2016        5           No           None
  138          06/08/2006      08/01/2009       08/01/2006        07/01/2016        5           No           None
  139          01/31/2006      03/01/2006           NAP           02/01/2016        5           No        Springing
  140          05/18/2006      07/01/2006           NAP           06/01/2016        15          No           None
  141          03/16/2006      05/01/2006           NAP           04/01/2016        5           No         In-Place
  142          06/02/2006      08/01/2006           NAP           07/01/2016        5           No           None
  143          04/13/2006      06/01/2006           NAP           05/01/2016        5           No           None
  144          01/12/2006      03/01/2006           NAP           02/01/2016        5           No           None
  145          07/21/2006      09/01/2006           NAP           08/01/2016        5           No           None
  146          03/23/2006      05/01/2008       05/01/2006        04/01/2016        5           Yes       Springing
  147          04/28/2006      06/01/2006           NAP           05/01/2016        5           No           None
  148          12/16/2005      02/01/2006           NAP           01/01/2016        5           No           None
  149          05/09/2006      07/01/2008       07/01/2006        06/01/2016        5           No           None
  150          04/20/2006      12/01/2007       06/01/2006        05/01/2016        5           No        Springing
  151          03/10/2006      05/01/2007       05/01/2006        04/01/2016        5           No           None
  152          06/05/2006      08/01/2006           NAP           07/01/2016        5           No           None
  153          05/18/2006      07/01/2006           NAP           06/01/2016        15          No           None
  154          05/16/2006      07/01/2011       07/01/2006        06/01/2016        5           No           None
  155          05/01/2006      07/01/2006           NAP           06/01/2016        5           No           None
  156          05/17/2006      07/01/2008       07/01/2006        06/01/2016        5           No           None
  157          03/22/2006      05/01/2007       05/01/2006        04/01/2016        5           No           None
  158          02/15/2006      04/01/2006           NAP           03/01/2016        5           No           None
  159          03/31/2006      05/01/2006           NAP           04/01/2016        5           No           None
  160          05/31/2006      07/01/2006           NAP           06/01/2016        5           No           None

  161          01/04/2006      03/01/2006           NAP           02/01/2016        5           No           None
  162          01/04/2006      03/01/2006           NAP           02/01/2016        5           No           None
  163          02/27/2006      04/01/2007       04/01/2006        03/01/2016        5           No           None
  164          05/15/2006      07/01/2006           NAP           06/01/2016        5           No           None
  165          07/10/2006      09/01/2011       09/01/2006        08/01/2016        0           No           None
  166          03/29/2006      05/01/2006           NAP           04/01/2016        5           No        Springing
  167          05/25/2006      07/01/2009       07/01/2006        06/01/2016        5           No           None
  168          01/19/2006      03/01/2006           NAP           02/01/2016        5           No           None
  169          05/31/2006      07/01/2006           NAP           06/01/2016        5           No           None
  170          03/31/2006      05/01/2006           NAP           04/01/2016        5           No        Springing
  171          05/24/2006      07/01/2006           NAP           06/01/2016        5           No           None
  172          05/26/2006      07/01/2008       07/01/2006        06/01/2016        5           No           None
  173          05/31/2006      07/01/2006           NAP           06/01/2016        5           No           None
  174          05/30/2006      07/01/2006           NAP           06/01/2016        10          No           None
  175          04/24/2006      06/01/2009       06/01/2006        05/01/2016        5           No           None
  176          02/02/2006      04/01/2008       04/01/2006        03/01/2011        5           No         In-Place
  177          06/05/2006      08/01/2009       08/01/2006        07/01/2016        5           No           None
  178          02/10/2006      04/01/2006           NAP           03/01/2016        5           No           None
  179          04/27/2006      06/01/2006           NAP           05/01/2016        5           No           None
  180          03/08/2006      05/01/2006           NAP           04/01/2016        5           No           None
  181          04/28/2006      06/01/2008       06/01/2006        05/01/2016        5           No           None
  182          12/22/2005      02/01/2006           NAP           01/01/2016        5           No           None
  183          04/12/2006      06/01/2006           NAP           05/01/2016        5           No           None
  184          02/15/2006      04/08/2009       04/08/2006        03/08/2016        0           No           None
  185          03/10/2006      05/01/2006           NAP           04/01/2016        15          No           None
  186          02/23/2006      04/01/2006           NAP           03/01/2016        5           No        Springing
  187          01/19/2006      03/01/2006           NAP           02/01/2016        5           No           None
  188          12/28/2005      02/01/2006           NAP           01/01/2016        5           No           None
  189          01/05/2006      03/01/2007       03/01/2006        02/01/2016        5           No        Springing
  190          06/02/2006      08/01/2006           NAP           07/01/2016        10          No           None

  191          04/17/2006      12/01/2006       06/01/2006        05/01/2016        5           No         In-Place
  192          04/17/2006      12/01/2006       06/01/2006        05/01/2016        5           No         In-Place
  193          04/17/2006      12/01/2006       06/01/2006        05/01/2016        5           No         In-Place
  194          03/23/2006      05/09/2008       05/09/2006        04/09/2016        0           No           None
  195          03/28/2006      05/01/2006           NAP           04/01/2016        5           No        Springing
  196          02/14/2006      04/01/2006           NAP           03/01/2016        5           No        Springing
  197          06/06/2006      08/01/2006           NAP           07/01/2016        5           No           None
  198          05/16/2006      07/01/2006           NAP           06/01/2016        5           No           None
  199          06/16/2006      08/01/2006           NAP           07/01/2016        15          No           None
  200          05/16/2006      07/01/2006           NAP           06/01/2016        5           No           None
  201          05/08/2006      07/01/2006           NAP           06/01/2016        5           Yes       Springing
  202          04/05/2006      06/01/2006           NAP           05/01/2016        5           No           None
  203          03/28/2006      05/01/2006           NAP           04/01/2016        5           No           None
  204          06/23/2006      08/01/2009       08/01/2006        07/01/2016        0           No           None
  205          06/01/2006      07/01/2006           NAP           06/01/2016        5           No           None
  206          06/13/2006      08/01/2006           NAP           07/01/2016        0           No           None
  207          01/31/2006      03/01/2006           NAP           02/01/2016        5           No           None
  208          06/07/2006      08/01/2008       08/01/2006        07/01/2021        5           No           None
  209          05/26/2006      07/01/2008       07/01/2006        06/01/2016        5           No        Springing
  210          06/30/2005      08/08/2005           NAP           07/08/2015        0           No         In-Place
  211          06/01/2006      08/01/2006           NAP           07/01/2016        5           No           None
  212          05/19/2006      07/01/2006           NAP           06/01/2011        5           No           None
  213          01/20/2006      03/01/2006           NAP           02/01/2016        5           No        Springing
  214          05/05/2006      07/01/2006           NAP           06/01/2016        5           No           None
  215          06/09/2006      08/01/2006           NAP           07/01/2016        5           No           None
  216          05/05/2006      07/01/2006           NAP           06/01/2016        5           No           None
  217          06/08/2006      08/01/2007       08/01/2006        07/01/2026        0           No           None
  218          03/07/2006      05/01/2006           NAP           04/01/2016        5           No           None
  219          12/23/2005      02/08/2009       02/08/2006        01/08/2016        0           No         In-Place
  220          03/28/2006      05/01/2006           NAP           04/01/2016        5           No           None
  221          01/23/2006      03/01/2006           NAP           02/01/2016        5           No        Springing
  222          03/10/2006      05/01/2006           NAP           04/01/2016        5           No           None
  223          06/16/2006      08/01/2006           NAP           07/01/2016        0           No           None
  224          05/18/2006      07/01/2006           NAP           06/01/2016        5           No           None
  225          05/31/2006      07/01/2006           NAP           06/01/2016        7           No           None
  226          05/18/2006      07/01/2006           NAP           06/01/2016        15          No           None
  227          05/05/2006      07/01/2008       07/01/2006        06/01/2016        0           No           None
  228          07/17/2006         NAP           09/01/2006        08/01/2016        5           No           None
  229          02/17/2006      10/01/2008       04/01/2006        03/01/2016        5           No           None
  230          05/05/2006      07/01/2006           NAP           06/01/2016        5           No           None
  231          05/18/2006      07/01/2006           NAP           06/01/2016        5           No        Springing
  232          05/30/2006      07/01/2006           NAP           06/01/2016        5           No           None
  233          05/31/2006      07/01/2006           NAP           06/01/2016        10          No           None
  234          05/02/2006      07/01/2006           NAP           06/01/2016        5           No           None
  235          05/05/2006      07/01/2006           NAP           06/01/2016        5           No           None
  236          02/09/2006      04/01/2006           NAP           03/01/2016        5           No           None
  237          08/15/2005      10/01/2005           NAP           09/01/2015        5           No           None
  238          05/18/2006      07/01/2006           NAP           06/01/2016        5           No           None
  239          07/06/2006      09/01/2006           NAP           08/01/2016        5           No           None
  240          04/24/2006      06/01/2006           NAP           05/01/2016        5           No        Springing
  241          01/30/2006      03/01/2006           NAP           02/01/2016        5           No        Springing
  242          02/28/2006      04/01/2010       04/01/2006        03/01/2016        5           No           None
  243          02/09/2006      04/01/2006           NAP           03/01/2016        5           No           None
  244          06/22/2006      08/01/2008       08/01/2006        07/01/2016        5           No           None
  245          01/30/2006      03/01/2006           NAP           02/01/2016        5           No           None
  246          03/15/2006      05/01/2006           NAP           04/01/2016        5           No           None
  247          05/05/2006      07/01/2006           NAP           06/01/2016        5           No           None
  248          05/24/2006      07/01/2006           NAP           06/01/2016        5           No           None
  249          05/05/2006      07/01/2006           NAP           06/01/2016        5           No           None
  250          03/09/2006      05/01/2006           NAP           04/01/2016        5           No           None
  251          05/31/2006      07/01/2006           NAP           06/01/2016        5           No           None
  252          02/01/2006      04/01/2006           NAP           03/01/2016        5           No           None
  253          06/20/2006      08/01/2006           NAP           07/01/2016        5           No           None
  254          06/12/2006      08/01/2006           NAP           07/01/2016        5           No           None
  255          02/03/2006      04/01/2006           NAP           03/01/2016        5           No           None
  256          06/14/2006      08/01/2006           NAP           07/01/2016        0           No           None
  257          12/15/2005      02/01/2006           NAP           01/01/2016        5           No           None
  258          06/09/2006      08/01/2009       08/01/2006        07/01/2016        5           No           None

  259          05/26/2006      07/01/2006           NAP           06/01/2016        5           No           None
  260          05/26/2006      07/01/2006           NAP           06/01/2016        5           No           None
  261          06/02/2006      08/01/2008       08/01/2006        07/01/2016        5           No           None
  262          06/30/2005      08/01/2007       08/01/2005        07/01/2015        5           No           None
  263          02/14/2006      04/01/2008       04/01/2006        03/01/2016        5           No           None
  264          12/15/2005      02/01/2006           NAP           01/01/2016        5           No           None
  265          05/26/2006      07/01/2008       07/01/2006        06/01/2016        5           No           None
  266          06/30/2006      08/01/2006           NAP           07/01/2016        5           No           None
  267          06/09/2006      08/01/2006           NAP           07/01/2016        0           No           None
  268          05/31/2006      07/01/2006           NAP           06/01/2016        10          No           None
  269          01/03/2006      03/01/2006           NAP           02/01/2016        0           No           None
  270          05/11/2006      07/01/2006           NAP           06/01/2016        5           No           None
  271          03/28/2006      05/01/2006           NAP           04/01/2016        5           No           None
  272          05/02/2006      07/01/2006           NAP           06/01/2016        5           No           None

  273          12/15/2005      02/01/2006           NAP           01/01/2016        5           No           None
  274          12/15/2005      02/01/2006           NAP           01/01/2016        5           No           None
  275          06/15/2006      08/01/2007       08/01/2006        07/01/2016        5           No           None
  276          05/11/2006      07/01/2008       07/01/2006        06/01/2016        5           No           None
  277          12/09/2005      02/01/2006           NAP           01/01/2016        5           No           None
  278          05/23/2006      07/01/2006           NAP           06/01/2016        5           No           None
  279          06/23/2006      08/01/2006           NAP           07/01/2016        5           No           None
  280          05/31/2006      07/01/2006           NAP           06/01/2016        10          No           None
  281          05/18/2006      07/01/2006           NAP           06/01/2016        5           No           None
  282          06/19/2006      08/01/2006           NAP           07/01/2016        0           No           None
  283          07/14/2006      09/01/2006           NAP           08/01/2016        5           No           None
  284          04/28/2006      06/01/2006           NAP           05/01/2016        5           No           None
  285          06/06/2006      08/01/2006           NAP           07/01/2016        0           No           None
  286          05/18/2006      07/01/2006           NAP           06/01/2016        5           No           None
  287          06/07/2006      08/01/2006           NAP           07/01/2016        0           No           None
  288          12/16/2005      02/01/2006           NAP           01/01/2016        5           No           None

---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                 LOCKBOX            ORIGINAL TERM      REMAINING TERM         ORIGINAL         REMAINING         MORTGAGE
LOAN NO.                   TYPE              TO MATURITY         TO MATURITY       AMORT. TERM(8)     AMORT. TERM         RATE(9)
---------------------------------------------------------------------------------------------------------------------------------

   1                       Hard                  120                 118                 IO                IO             5.240%
   2                       Hard                  120                 119                 IO                IO             6.192%
   3                       Hard                  84                  82                  IO                IO             5.950%

   4                       Hard                  120                 120                 IO                IO             6.180%
   5                       Hard                  120                 120                 IO                IO             6.180%
   6                       Hard                  120                 120                 IO                IO             6.180%
   7                       Hard                  120                 120                 IO                IO             6.180%
   8                       Hard                  120                 120                 IO                IO             6.180%
   9                       Hard                  120                 120                 IO                IO             6.180%
   10                      Hard                  120                 120                 IO                IO             6.180%

   11                      NAP                   120                 118                 360              358             5.862%
   12                      NAP                   120                 118                 360              358             5.862%
   13                      NAP                   120                 118                 360              358             5.862%
   14                      Hard                  120                 118                 360              360             6.317%
   15                      Hard                  120                 118                 IO                IO             5.901%
   16                      Hard                  120                 119                 IO                IO             6.260%
   17                      Hard                  120                 118                 IO                IO             6.000%

   18                      Hard                  72                  67                  IO                IO             6.107%
   19                      Hard                  72                  67                  IO                IO             6.107%
   20                      Hard                  72                  67                  IO                IO             6.107%
   21                      Hard                  72                  67                  IO                IO             6.107%
   22                      Hard                  72                  67                  IO                IO             6.107%
   23                      Hard                  72                  67                  IO                IO             6.107%

   24              Soft Springing Hard           120                 119                 360              360             6.294%
   25              Soft Springing Hard           120                 119                 360              360             6.294%
   26              Soft Springing Hard           120                 119                 360              360             6.294%
   27              Soft Springing Hard           120                 119                 360              360             6.294%
   28              Soft Springing Hard           120                 119                 360              360             6.294%
   29              Soft Springing Hard           120                 119                 360              360             6.294%
   30              Soft Springing Hard           120                 119                 360              360             6.294%
   31              Soft Springing Hard           120                 119                 360              360             6.294%
   32              Soft Springing Hard           120                 119                 360              360             6.294%
   33              Soft Springing Hard           120                 119                 360              360             6.294%
   34              Soft Springing Hard           120                 119                 360              360             6.294%
   35              Soft Springing Hard           120                 119                 360              360             6.294%
   36              Soft Springing Hard           120                 119                 360              360             6.294%
   37              Soft Springing Hard           120                 119                 360              360             6.294%
   38              Soft Springing Hard           120                 119                 360              360             6.294%
   39              Soft Springing Hard           120                 119                 360              360             6.294%
   40              Soft Springing Hard           120                 119                 360              360             6.294%
   41              Soft Springing Hard           120                 119                 360              360             6.294%
   42              Soft Springing Hard           120                 119                 360              360             6.294%
   43              Soft Springing Hard           120                 119                 360              360             6.294%
   44              Soft Springing Hard           120                 119                 360              360             6.294%
   45              Soft Springing Hard           120                 119                 360              360             6.294%
   46              Soft Springing Hard           120                 119                 360              360             6.294%
   47              Soft Springing Hard           120                 119                 360              360             6.294%
   48              Soft Springing Hard           120                 119                 360              360             6.294%
   49              Soft Springing Hard           120                 119                 360              360             6.294%
   50              Soft Springing Hard           120                 119                 360              360             6.294%
   51              Soft Springing Hard           120                 119                 360              360             6.294%
   52              Soft Springing Hard           120                 119                 360              360             6.294%
   53              Soft Springing Hard           120                 119                 360              360             6.294%
   54              Soft Springing Hard           120                 119                 360              360             6.294%
   55              Soft Springing Hard           120                 119                 360              360             6.294%
   56              Soft Springing Hard           120                 119                 360              360             6.294%
   57              Soft Springing Hard           120                 119                 360              360             6.294%
   58              Soft Springing Hard           120                 119                 360              360             6.294%
   59              Soft Springing Hard           120                 119                 360              360             6.294%
   60              Soft Springing Hard           120                 119                 360              360             6.294%
   61              Soft Springing Hard           120                 119                 360              360             6.294%
   62              Soft Springing Hard           120                 119                 360              360             6.294%
   63              Soft Springing Hard           120                 119                 360              360             6.294%
   64              Soft Springing Hard           120                 119                 360              360             6.294%
   65              Soft Springing Hard           120                 119                 360              360             6.294%
   66              Soft Springing Hard           120                 119                 360              360             6.294%
   67                      Hard                  120                 119                 360              360             6.290%

   68                      Hard                  120                 110                 227              217             5.957%
   69                      Hard                  120                 110                 227              217             5.957%
   70                      Hard                  120                 110                 227              217             5.957%
   71                      Hard                  120                 110                 227              217             5.957%
   72                      Hard                  120                 110                 227              217             5.957%

   73              Soft Springing Hard           120                 119                 360              360             6.294%
   74              Soft Springing Hard           120                 119                 360              360             6.294%

   75                      Hard                  120                 120                 360              360             6.430%
   76                      Hard                  120                 120                 360              360             6.430%
   77                      Hard                  120                 120                 360              360             6.430%
   78                      Hard                  120                 120                 360              360             6.430%
   79                      Hard                  120                 116                 360              360             5.680%

   80                      Hard                  120                 117                 360              360             6.150%
   81                      Hard                  120                 117                 360              360             6.150%
   82                      Hard                  60                  58                  IO                IO             5.895%
   83                      Hard                  60                  58                  360              360             6.030%
   84                      Hard                  120                 115                 360              355             5.570%
   85                      NAP                   120                 117                 360              360             6.120%
   86                      NAP                   164                 163                 360              360             6.470%
   87                      Soft                  126                 119                 360              353             5.900%
   88                      NAP                   120                 119                 360              359             5.395%

   89                      Hard                  120                 118                 300              298             6.750%
   90                      Hard                  120                 118                 300              298             6.750%
   91                      Hard                  120                 118                 300              298             6.750%
   92                      Hard                  120                 118                 300              298             6.750%
   93                      NAP                   120                 118                 300              298             6.750%
   94                      NAP                   120                 119                 360              360             6.130%
   95                      NAP                   120                 118                 IO                IO             6.000%
   96                      Hard                  240                 239                 240              240             6.750%
   97                      NAP                   120                 116                 360              360             5.460%
   98                      Hard                  120                 117                 360              360             5.805%
   99                      NAP                   120                 114                 360              354             5.560%
  100                      NAP                   120                 118                 360              360             6.080%
  101                      NAP                   240                 240                 240              240             6.430%
  102                      Hard                  120                 115                 360              360             5.500%
  103                      Hard                  120                 116                 360              360             5.570%
  104                      Hard                  120                 119                 360              359             6.050%
  105                      Hard                  120                 118                 360              358             6.035%
  106                      NAP                   120                 114                 360              360             5.500%
  107                      NAP                   120                 118                 360              360             5.980%
  108                      NAP                   120                 119                 360              360             6.235%
  109                      NAP                   120                 119                 360              360             6.010%
  110                      NAP                   120                 114                 360              360             5.550%

  111                      NAP                   120                 116                 360              360             5.570%
  112                      NAP                   120                 116                 360              360             5.570%
  113                      NAP                   120                 116                 360              360             5.570%
  114                      NAP                   120                 116                 360              360             5.570%
  115                      NAP                   120                 116                 360              360             5.570%
  116                      NAP                   120                 118                 300              298             6.010%
  117                      Hard                  120                 115                 300              295             5.790%
  118                      Hard                  120                 113                 360              353             5.510%

  119                      NAP                   120                 118                 240              238             6.390%
  120                      NAP                   120                 118                 240              238             6.390%

  121                      NAP                   120                 118                 216              214             6.380%
  122                      NAP                   120                 118                 216              214             6.380%
  123                      NAP                   120                 118                 216              214             6.380%
  124                      NAP                   120                 119                 360              360             6.360%
  125                      NAP                   120                 118                 360              360             6.100%
  126                      NAP                   168                 168                 360              360             6.170%

  127                      NAP                   120                 119                 240              239             6.244%
  128                      NAP                   120                 119                 240              239             6.244%
  129                      NAP                   120                 119                 240              239             6.244%
  130                      NAP                   120                 115                 360              355             5.680%
  131                      NAP                   120                 119                 360              359             6.580%

  132                      NAP                   120                 116                 360              356             5.790%
  133                      NAP                   120                 116                 360              356             5.790%
  134                      NAP                   120                 116                 360              356             5.790%
  135                      NAP                   120                 116                 360              356             5.790%
  136                      NAP                   120                 116                 360              356             5.790%
  137                      NAP                   120                 119                 360              360             6.390%
  138                      NAP                   120                 119                 360              360             6.230%
  139                      Hard                  120                 114                 360              354             5.440%
  140                      NAP                   120                 118                 300              298             6.010%
  141                      Hard                  120                 116                 360              356             6.050%
  142                      NAP                   120                 119                 300              299             6.330%
  143                      NAP                   120                 117                 300              297             6.180%
  144                      NAP                   120                 114                 360              354             5.490%
  145                      NAP                   120                 120                 360              360             5.900%
  146                      Hard                  120                 116                 360              360             5.725%
  147                      NAP                   120                 117                 360              357             5.600%
  148                      NAP                   120                 113                 360              353             5.600%
  149                      NAP                   120                 118                 360              360             5.890%
  150                      Hard                  120                 117                 360              360             5.890%
  151                      NAP                   120                 116                 360              360             5.840%
  152                      NAP                   120                 119                 300              299             6.210%
  153                      NAP                   120                 118                 300              298             6.010%
  154                      NAP                   120                 118                 360              360             6.270%
  155                      NAP                   120                 118                 300              298             6.030%
  156                      NAP                   120                 118                 360              360             6.040%
  157                      NAP                   120                 116                 360              360             5.810%
  158                      NAP                   120                 115                 360              355             5.640%
  159                      NAP                   120                 116                 360              356             6.010%
  160                      NAP                   120                 118                 360              358             6.590%

  161                      NAP                   120                 114                 300              294             5.680%
  162                      NAP                   120                 114                 300              294             5.680%
  163                      NAP                   120                 115                 360              360             5.660%
  164                      NAP                   120                 118                 360              358             6.370%
  165                      NAP                   120                 120                 360              360             6.190%
  166                      Hard                  120                 116                 360              356             5.640%
  167                      NAP                   120                 118                 360              360             6.336%
  168                      NAP                   120                 114                 300              294             5.710%
  169                      NAP                   120                 118                 360              358             6.189%
  170                      Hard                  120                 116                 360              356             5.790%
  171                      NAP                   120                 118                 360              358             5.680%
  172                      NAP                   120                 118                 360              360             5.809%
  173                      NAP                   120                 118                 360              358             6.327%
  174                      NAP                   120                 118                 360              358             6.750%
  175                      NAP                   120                 117                 360              360             5.960%
  176                      Hard                  60                  55                  360              360             5.860%
  177                      NAP                   120                 119                 360              360             6.170%
  178                      NAP                   120                 115                 360              355             5.600%
  179                      NAP                   120                 117                 360              357             6.340%
  180                      NAP                   120                 116                 360              356             5.850%
  181                      NAP                   120                 117                 360              360             6.110%
  182                      NAP                   120                 113                 300              293             6.090%
  183                      NAP                   120                 117                 360              357             5.280%
  184                      NAP                   120                 115                 360              360             5.490%
  185                      NAP                   120                 116                 360              356             5.900%
  186                      Hard                  120                 115                 300              295             5.490%
  187                      NAP                   120                 114                 360              354             5.430%
  188                      NAP                   120                 113                 360              353             5.440%
  189                      Hard                  120                 114                 360              360             5.680%
  190                      NAP                   120                 119                 360              359             6.352%

  191                      Hard                  120                 117                 360              360             6.240%
  192                      Hard                  120                 117                 360              360             6.240%
  193                      Hard                  120                 117                 360              360             6.240%
  194                      NAP                   120                 116                 360              360             5.880%
  195                      Hard                  120                 116                 300              296             5.630%
  196                      Hard                  120                 115                 360              355             5.470%
  197                      NAP                   120                 119                 360              359             6.316%
  198                      NAP                   120                 118                 360              358             5.250%
  199                      NAP                   120                 119                 360              359             6.580%
  200                      NAP                   120                 118                 360              358             5.250%
  201                      Hard                  120                 118                 360              358             6.020%
  202                      NAP                   120                 117                 360              357             5.580%
  203                      NAP                   120                 116                 360              356             6.000%
  204                      NAP                   120                 119                 360              360             6.360%
  205                      NAP                   120                 118                 360              358             6.100%
  206                      NAP                   120                 119                 360              359             6.440%
  207                      NAP                   120                 114                 360              354             5.730%
  208                      NAP                   180                 179                 360              360             6.630%
  209                      Hard                  120                 118                 360              360             6.030%
  210                      Hard                  120                 107                 360              347             5.280%
  211                      NAP                   120                 119                 300              299             6.030%
  212                      NAP                   60                  58                  360              358             6.300%
  213                      Hard                  120                 114                 300              294             5.480%
  214                      NAP                   120                 118                 360              358             6.220%
  215                      NAP                   120                 119                 300              299             6.423%
  216                      NAP                   120                 118                 360              358             6.220%
  217                      NAP                   240                 239                 240              240             6.100%
  218                      NAP                   120                 116                 360              356             5.210%
  219                      Hard                  120                 113                 360              360             5.460%
  220                      NAP                   120                 116                 360              356             5.260%
  221                      Hard                  120                 114                 360              354             5.560%
  222                      NAP                   120                 116                 360              356             5.760%
  223                      NAP                   120                 119                 360              359             6.210%
  224                      NAP                   120                 118                 360              358             6.580%
  225                      NAP                   120                 118                 360              358             6.351%
  226                      NAP                   120                 118                 300              298             7.150%
  227                      NAP                   120                 118                 348              348             6.080%
  228                      NAP                   120                 120                 IO                IO             6.170%
  229                      NAP                   120                 115                 360              360             5.493%
  230                      NAP                   120                 118                 360              358             6.220%
  231                      Hard                  120                 118                 360              358             6.250%
  232                      NAP                   120                 118                 360              358             6.422%
  233                      NAP                   120                 118                 360              358             6.441%
  234                      NAP                   120                 118                 360              358             5.830%
  235                      NAP                   120                 118                 360              358             5.730%
  236                      NAP                   120                 115                 360              355             5.640%
  237                      NAP                   120                 109                 360              349             5.240%
  238                      NAP                   120                 118                 360              358             6.390%
  239                      NAP                   120                 120                 360              360             6.250%
  240                      Hard                  120                 117                 360              357             6.070%
  241                      Hard                  120                 114                 360              354             5.800%
  242                      NAP                   120                 115                 360              360             5.580%
  243                      NAP                   120                 115                 360              355             5.770%
  244                      NAP                   120                 119                 360              360             6.361%
  245                      NAP                   120                 114                 360              354             5.675%
  246                      NAP                   120                 116                 360              356             5.670%
  247                      NAP                   120                 118                 360              358             5.780%
  248                      NAP                   120                 118                 360              358             6.390%
  249                      NAP                   120                 118                 360              358             6.220%
  250                      NAP                   120                 116                 360              356             5.900%
  251                      NAP                   120                 118                 300              298             6.180%
  252                      NAP                   120                 115                 360              355             5.750%
  253                      NAP                   120                 119                 360              359             6.400%
  254                      NAP                   120                 119                 360              359             6.230%
  255                      NAP                   120                 115                 360              355             5.690%
  256                      NAP                   120                 119                 360              359             6.230%
  257                      NAP                   120                 113                 360              353             5.590%
  258                      NAP                   120                 119                 360              360             6.170%

  259                      NAP                   120                 118                 360              358             6.315%
  260                      NAP                   120                 118                 360              358             6.315%
  261                      NAP                   120                 119                 360              360             6.360%
  262                      NAP                   120                 107                 300              300             5.170%
  263                      NAP                   120                 115                 360              360             6.010%
  264                      NAP                   120                 113                 360              353             5.880%
  265                      NAP                   120                 118                 360              360             6.300%
  266                      NAP                   120                 119                 360              359             6.570%
  267                      NAP                   120                 119                 360              359             6.240%
  268                      NAP                   120                 118                 360              358             6.482%
  269                      NAP                   120                 114                 300              294             5.900%
  270                      NAP                   120                 118                 360              358             6.340%
  271                      NAP                   120                 116                 360              356             5.960%
  272                      NAP                   120                 118                 360              358             5.830%

  273                      NAP                   120                 113                 300              293             5.540%
  274                      NAP                   120                 113                 300              293             5.540%
  275                      NAP                   120                 119                 360              360             6.375%
  276                      NAP                   120                 118                 360              360             6.380%
  277                      NAP                   120                 113                 360              353             5.900%
  278                      NAP                   120                 118                 360              358             6.440%
  279                      NAP                   120                 119                 360              359             6.533%
  280                      NAP                   120                 118                 360              358             6.313%
  281                      NAP                   120                 118                 360              358             6.550%
  282                      NAP                   120                 119                 360              359             6.560%
  283                      NAP                   120                 120                 360              360             6.480%
  284                      NAP                   120                 117                 276              273             6.593%
  285                      NAP                   120                 119                 360              359             6.470%
  286                      NAP                   120                 118                 300              298             6.420%
  287                      NAP                   120                 119                 360              359             6.620%
  288                      NAP                   120                 113                 324              317             5.770%

                                                 117                 115                 346              344             5.964%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE            MONTHLY          MONTHLY      THIRD MOST RECENT   THIRD MOST RECENT     SECOND MOST RECENT    SECOND MOST RECENT
LOAN NO.  PAYMENT (P&I)(10)     PAYMENT (IO)                    NOI        NOI DATE                        NOI         NOI DATE
------------------------------------------------------------------------------------------------------------------------------------

 1                      NAP       $1,106,829            $29,185,285          2003                  $30,057,699           2004
 2                      NAP       $1,177,125            $25,411,161          2004                  $24,754,338           2005
 3                      NAP       $1,080,848            $23,073,793          2003                  $25,141,835           2004

 4                      NAP         $136,700             $1,706,922          2003                   $1,738,967           2004
 5                      NAP         $135,081             $1,650,131          2003                   $1,761,229           2004
 6                      NAP         $122,340             $1,487,691          2003                   $1,549,884           2004
 7                      NAP         $101,193             $1,367,562          2003                   $1,268,342           2004
 8                      NAP          $99,209             $1,401,320          2003                   $1,655,941           2004
 9                      NAP          $86,469             $1,163,966          2003                   $1,160,159           2004
 10                     NAP          $61,771               $591,574          2003                     $623,827           2004

 11                $303,230              NAP                    NAP          NAP                    $3,738,761           2004
 12                $229,761              NAP                    NAP          NAP                    $3,696,610           2004
 13                $116,787              NAP                    NAP          NAP                    $1,800,325           2004
 14                $465,046         $400,277                    NAP          NAP                           NAP            NAP
 15                     NAP         $299,148             $5,119,426          2003                   $6,002,666           2004
 16                     NAP         $317,347             $4,219,614          2003                   $4,354,167           2004
 17                     NAP         $268,681             $4,271,157          2003                   $4,324,541           2004

 18                     NAP          $83,386                    NAP          NAP                           NAP            NAP
 19                     NAP          $50,250                    NAP          NAP                           NAP            NAP
 20                     NAP          $50,250                    NAP          NAP                           NAP            NAP
 21                     NAP          $43,969                    NAP          NAP                           NAP            NAP
 22                     NAP          $18,633                    NAP          NAP                           NAP            NAP
 23                     NAP          $11,517                    NAP          NAP                           NAP            NAP

 24                 $20,357          $17,501             $2,478,576          2004                   $3,683,289           2005
 25                 $14,572          $12,527             $1,790,081          2004                   $2,026,922           2005
 26                 $13,186          $11,335             $1,933,132          2004                   $3,126,150           2005
 27                 $11,461           $9,853             $1,204,931          2004                   $2,090,357           2005
 28                 $11,136           $9,573                    NAP          NAP                    $1,014,085           2005
 29                 $10,369           $8,914             $1,836,054          2004                   $2,286,924           2005
 30                  $9,791           $8,418             $1,463,446          2004                   $2,644,767           2005
 31                  $9,448           $8,122             $1,473,414          2004                   $1,734,881           2005
 32                  $9,154           $7,869               $963,933          2004                   $1,529,661           2005
 33                  $8,607           $7,400             $1,540,430          2004                   $1,704,550           2005
 34                  $7,178           $6,171             $1,230,213          2004                   $1,942,846           2005
 35                  $6,703           $5,762             $1,201,506          2004                   $1,418,874           2005
 36                  $6,523           $5,608               $994,654          2004                   $1,231,359           2005
 37                  $6,271           $5,391               $553,626          2004                   $1,185,795           2005
 38                  $6,014           $5,170               $914,723          2004                   $1,194,777           2005
 39                  $5,967           $5,130               $906,165          2004                   $1,126,599           2005
 40                  $5,520           $4,746             $1,104,487          2004                   $1,220,659           2005
 41                  $5,460           $4,694               $918,011          2004                   $1,091,736           2005
 42                  $5,385           $4,629               $946,183          2004                   $1,302,613           2005
 43                  $5,369           $4,615               $940,103          2004                   $1,117,768           2005
 44                  $5,264           $4,525               $668,333          2004                   $1,127,451           2005
 45                  $5,237           $4,502               $832,056          2004                   $1,044,090           2005
 46                  $5,050           $4,341               $945,954          2004                   $1,004,722           2005
 47                  $4,912           $4,223                $15,137          2004                     $812,285           2005
 48                  $4,754           $4,087               $773,790          2004                     $975,700           2005
 49                  $4,384           $3,769               $883,059          2004                     $910,487           2005
 50                  $4,334           $3,726               $752,171          2004                     $867,626           2005
 51                  $4,290           $3,688               $757,065          2004                     $869,591           2005
 52                  $3,899           $3,352               $674,932          2004                     $858,050           2005
 53                  $3,888           $3,343               $469,380          2004                     $853,313           2005
 54                  $3,762           $3,234               $739,890          2004                     $879,807           2005
 55                  $3,698           $3,179               $834,343          2004                     $808,106           2005
 56                  $3,652           $3,139               $649,567          2004                     $836,390           2005
 57                  $3,593           $3,089               $696,843          2004                     $648,257           2005
 58                  $3,563           $3,063               $426,227          2004                     $698,284           2005
 59                  $3,007           $2,585               $424,562          2004                     $604,784           2005
 60                  $2,682           $2,305               $453,471          2004                     $534,050           2005
 61                  $2,438           $2,096               $489,229          2004                     $560,289           2005
 62                  $2,235           $1,921               $178,757          2004                     $409,784           2005
 63                  $2,108           $1,812               $388,412          2004                     $383,680           2005
 64                  $1,763           $1,516               $445,041          2004                     $584,548           2005
 65                  $1,349           $1,160               $441,538          2004                     $299,780           2005
 66                  $1,178           $1,013               $256,777          2004                     $246,451           2005
 67                $253,512         $217,893                    NAP          NAP                      $806,711           2005

 68                $101,663              NAP             $6,694,863          2003                  $10,091,445           2004
 69                 $67,458              NAP             $3,644,321          2003                   $4,957,071           2004
 70                 $56,057              NAP             $2,293,987          2003                   $5,097,845           2004
 71                 $44,656              NAP             $1,303,756          2003                   $2,297,411           2004
 72                 $24,703              NAP            -$1,122,611          2003                     $281,825           2004

 73                $112,301          $96,544             $1,914,198          2004                   $1,860,746           2005
 74                $110,733          $95,195             $1,699,354          2004                   $1,740,302           2005

 75                 $95,937          $83,064                    NAP          NAP                    $1,580,748           2005
 76                 $47,258          $40,917                    NAP          NAP                      $778,663           2005
 77                 $34,523          $29,891                    NAP          NAP                      $568,838           2005
 78                 $16,999          $14,718                    NAP          NAP                      $280,088           2005
 79                $175,188         $145,172                    NAP          NAP                           NAP            NAP

 80                $112,101          $95,612             $1,384,272          2003                   $1,358,528           2004
 81                 $61,529          $52,479               $759,788          2003                     $745,658           2004
 82                     NAP         $139,958                    NAP          NAP                           NAP            NAP
 83                $151,573         $128,389                    NAP          NAP                      $573,899           2005
 84                $126,454              NAP                    NAP          NAP                           NAP            NAP
 85                $130,567         $111,173             $1,419,763          2004                   $1,799,556           2005
 86                $128,540         $111,518                    NAP          NAP                    $2,245,216           2004
 87                $121,000              NAP                    NAP          NAP                           NAP            NAP
 88                $103,825              NAP             $1,165,046          2004                   $1,521,547           2005

 89                 $34,960              NAP               $276,038          2003                     $626,903           2004
 90                 $32,576              NAP               $200,494          2003                     $580,114           2004
 91                 $27,291              NAP               $500,791          2003                     $367,447           2004
 92                 $19,207              NAP               $299,757          2003                     $372,965           2004
 93                 $13,266              NAP               $214,905          2003                     $230,626           2004
 94                $110,644          $94,263             $1,395,957          2004                   $1,228,531           2005
 95                     NAP          $88,715             $1,228,154          2003                   $1,336,501           2004
 96                $133,064          $99,805             $1,909,168          2003                   $2,352,300           2004
 97                 $92,706          $75,656             $1,440,287          2003                   $1,412,965           2004
 98                 $93,931          $78,475             $1,798,912          2004                   $2,079,907           2005
 99                 $90,021              NAP             $1,244,655          2003                   $1,264,686           2004
100                 $90,706          $77,056               $874,497          2004                   $1,139,822           2005
101                $110,477              NAP             $2,175,185          2003                   $3,156,893           2004
102                 $84,317          $69,008             $1,248,434          2003                   $1,199,174           2004
103                 $84,970          $69,886               $219,250          2003                     $463,892           2004
104                 $89,571              NAP                    NAP          NAP                           NAP            NAP
105                 $84,252              NAP             $1,287,962          2003                   $1,236,213           2004
106                 $78,071          $63,896             $1,214,013          2003                   $1,161,554           2004
107                 $80,766          $68,209                    NAP          NAP                           NAP            NAP
108                 $79,916          $68,484             $1,274,852          2004                   $1,280,972           2005
109                 $72,023          $60,935             $1,623,183          2004                   $1,255,517           2005
110                 $64,515          $52,988                    NAP          NAP                           NAP            NAP

111                 $19,712          $16,213               $164,424          2003                     $178,687           2004
112                 $12,645          $10,401               $219,553          2003                     $162,550           2004
113                 $11,501           $9,459               $168,515          2003                     $127,934           2004
114                 $10,711           $8,810                $63,577          2003                     $160,149           2004
115                  $9,613           $7,906               $120,438          2003                     $144,536           2004
116                 $69,006              NAP             $1,260,073          2004                   $1,390,387           2005
117                 $66,310              NAP                    NAP          NAP                           NAP            NAP
118                 $56,359              NAP               $897,015          2003                   $1,014,501           2004

119                 $43,098              NAP                    NAP          NAP                      $271,914           2005
120                 $29,335              NAP               $759,444          2004                     $813,648           2005

121                 $28,608              NAP               $590,660          2004                     $503,641           2005
122                 $26,450              NAP               $100,188          2004                     $332,166           2005
123                 $21,079              NAP               $106,925          2004                     $275,073           2005
124                 $60,420          $52,124             $1,192,022          2004                     $729,138           2005
125                 $57,570          $48,962               $625,111          2004                     $866,028           2005
126                 $54,947              NAP                    NAP          NAP                           NAP            NAP

127                 $23,408              NAP               $592,838          2004                     $651,482           2005
128                 $22,027              NAP                    NAP          NAP                      $492,710           2005
129                 $20,317              NAP               $530,799          2004                     $573,302           2005
130                 $48,792              NAP                    NAP          NAP                           NAP            NAP
131                 $49,712              NAP               $791,061          2004                     $846,966           2005

132                 $11,254              NAP                    NAP          NAP                      $167,031           2004
133                  $9,085              NAP                    NAP          NAP                      $155,122           2004
134                  $8,675              NAP                    NAP          NAP                      $142,657           2004
135                  $8,440              NAP                    NAP          NAP                      $154,505           2004
136                  $7,971              NAP                    NAP          NAP                      $125,716           2004
137                 $47,614          $41,140                    NAP          NAP                           NAP            NAP
138                 $46,081          $39,478                    NAP          NAP                      $232,258           2005
139                 $41,738              NAP                    NAP          NAP                           NAP            NAP
140                 $46,434              NAP               $968,138          2004                   $1,128,204           2005
141                 $43,399              NAP               $744,025          2003                     $631,721           2004
142                 $46,524              NAP                    NAP          NAP                      $779,584           2005
143                 $45,874              NAP               $191,430          2004                     $901,205           2005
144                 $39,701              NAP                    NAP          NAP                           NAP            NAP
145                 $40,926              NAP                    NAP          NAP                           NAP            NAP
146                 $39,866          $33,134               $772,933          2003                     $751,024           2004
147                 $39,037              NAP                    NAP          NAP                           NAP            NAP
148                 $37,315              NAP               $730,314          2003                     $671,345           2004
149                 $38,216          $32,098                    NAP          NAP                           NAP            NAP
150                 $38,068          $31,974               $565,869          2003                     $287,130           2004
151                 $37,715          $31,579               $498,968          2003                     $499,276           2004
152                 $41,896              NAP               $464,936          2004                     $705,943           2005
153                 $40,952              NAP               $620,869          2004                     $768,918           2005
154                 $37,021          $31,785             $1,013,668          2004                     $954,269           2005
155                 $38,768              NAP               $328,131          2004                     $579,097           2005
156                 $35,224          $29,854                    NAP          NAP                           NAP            NAP
157                 $34,069          $28,472               $263,002          2003                     $181,408           2004
158                 $33,443              NAP                    NAP          NAP                      $230,490           2004
159                 $33,911              NAP                    NAP          NAP                      $286,000           2005
160                 $35,090              NAP                    NAP          NAP                      $615,279           2004

161                 $18,747              NAP                    NAP          NAP                      -$16,429      T-6 (12/31/04)
162                 $14,997              NAP               $374,574          2003                     $406,314           2004
163                 $28,893          $23,911                    NAP          NAP                           NAP            NAP
164                 $30,928              NAP                    NAP          NAP                           NAP            NAP
165                 $29,367          $25,104                    NAP          NAP                           NAP            NAP
166                 $27,389              NAP                    NAP          NAP                           NAP            NAP
167                 $28,425          $24,492                    NAP          NAP                           NAP            NAP
168                 $28,828              NAP                    NAP          NAP                      $500,409           2004
169                 $27,529              NAP               $640,124          2004                     $651,350           2005
170                 $26,375              NAP                    NAP          NAP                           NAP            NAP
171                 $25,482              NAP                    NAP          NAP                           NAP            NAP
172                 $25,549          $21,350                $56,623          2004                     $124,695           2005
173                 $26,692              NAP                $79,319          2004                     $236,426           2005
174                 $27,760              NAP               $464,405          2004                     $468,768           2005
175                 $25,372          $21,402               $370,522          2004                     $368,928           2005
176                 $25,041          $20,993                    NAP          NAP                      $343,038           2004
177                 $25,886          $22,103                    NAP          NAP                           NAP            NAP
178                 $24,398              NAP                    NAP          NAP                      $488,669           2004
179                 $26,106              NAP               $321,089          2004                     $428,121           2005
180                 $24,778              NAP                    NAP          NAP                      $257,599           2004
181                 $24,872          $21,166               $286,821          2004                     $273,973           2005
182                 $26,642              NAP                $79,694          2003                     $230,980           2004
183                 $22,329              NAP                    NAP          NAP                           NAP            NAP
184                 $22,686          $18,554               $323,082          2003                     $334,291           2004
185                 $23,725              NAP                    NAP          NAP                           NAP            NAP
186                 $24,540              NAP                    NAP          NAP                           NAP            NAP
187                 $22,009              NAP                    NAP          NAP                           NAP            NAP
188                 $21,997              NAP                    NAP          NAP                           NAP            NAP
189                 $22,297          $18,476                    NAP          NAP                      -$60,090           2003
190                 $23,899              NAP               $454,533          2004                     $480,819           2005

191                 $12,209          $10,465                    NAP          NAP                           NAP            NAP
192                  $8,457           $7,249                    NAP          NAP                           NAP            NAP
193                  $2,860           $2,452                    NAP          NAP                           NAP            NAP
194                 $22,343          $18,754                -$6,278          2003                       $5,946           2004
195                 $23,320              NAP                    NAP          NAP                       $12,268           2004
196                 $20,656              NAP                    NAP          NAP                           NAP            NAP
197                 $22,321              NAP                    NAP          NAP                           NAP            NAP
198                 $19,879              NAP                    NAP          NAP                           NAP            NAP
199                 $22,626              NAP                    NAP          NAP                           NAP            NAP
200                 $19,603              NAP                    NAP          NAP                           NAP            NAP
201                 $21,029              NAP                    NAP          NAP                           NAP            NAP
202                 $20,049              NAP                    NAP          NAP                           NAP            NAP
203                 $20,984              NAP               $403,713          2003                     $404,445           2004
204                 $21,490          $18,539                    NAP          NAP                           NAP            NAP
205                 $20,725              NAP                    NAP          NAP                           NAP            NAP
206                 $21,356              NAP                    NAP          NAP                           NAP            NAP
207                 $19,216              NAP               $212,293          2003                     $295,371           2004
208                 $20,853          $18,234               $325,015          2003                     $288,599           2004
209                 $19,548          $16,558                    NAP          NAP                           NAP            NAP
210                 $18,212              NAP                    NAP          NAP                           NAP            NAP
211                 $20,676              NAP               $235,690          2004                     $367,948           2005
212                 $19,807              NAP                    NAP          NAP                      $153,039           2005
213                 $19,613              NAP                    NAP          NAP                           NAP            NAP
214                 $19,395              NAP                    NAP          NAP                           NAP            NAP
215                 $21,118              NAP               $261,692          2004                     $309,747           2005
216                 $19,150              NAP                    NAP          NAP                           NAP            NAP
217                 $22,461          $16,029                    NAP          NAP                           NAP            NAP
218                 $17,152              NAP                    NAP          NAP                           NAP            NAP
219                 $17,524          $14,301                    NAP          NAP                           NAP            NAP
220                 $17,138              NAP               $244,664          2003                     $317,380           2004
221                 $17,718              NAP                    NAP          NAP                           NAP            NAP
222                 $17,672              NAP                    NAP          NAP                       $96,964           2004
223                 $18,394              NAP                    NAP          NAP                           NAP            NAP
224                 $19,120              NAP                    NAP          NAP                           NAP            NAP
225                 $18,669              NAP                    NAP          NAP                      $192,155           2004
226                 $21,491              NAP               $348,668          2004                     $507,518           2005
227                 $18,118          $15,206               $284,256          2004                     $335,709           2005
228                     NAP          $15,379                    NAP          NAP                           NAP            NAP
229                 $16,594          $13,574                    NAP          NAP                       $85,892           2004
230                 $17,983              NAP                    NAP          NAP                           NAP            NAP
231                 $18,010              NAP                    NAP          NAP                           NAP            NAP
232                 $18,307              NAP                    NAP          NAP                           NAP            NAP
233                 $18,218              NAP               $103,988          2004                     $237,685           2005
234                 $17,071              NAP                    NAP          NAP                           NAP            NAP
235                 $16,887              NAP               $269,275          2003                     $281,038           2004
236                 $16,722              NAP               $348,679          2003                     $313,221           2004
237                 $15,996              NAP                    NAP          NAP                       $60,257           2004
238                 $17,652              NAP               $170,375          2004                     $259,208           2005
239                 $17,240              NAP               $162,298          2003                     $207,029           2004
240                 $16,914              NAP                    NAP          NAP                           NAP            NAP
241                 $16,429              NAP               $226,484          2003                     $304,420           2004
242                 $15,753          $12,965               $263,910          2003                     $285,306           2004
243                 $15,966              NAP                    NAP          NAP                      $256,364           2004
244                 $16,820          $14,511                    NAP          NAP                           NAP            NAP
245                 $15,483              NAP                    NAP          NAP                           NAP            NAP
246                 $15,330              NAP                    NAP          NAP                      $141,651           2004
247                 $15,457              NAP               $246,405          2004                     $263,817           2005
248                 $16,309              NAP                    NAP          NAP                           NAP            NAP
249                 $15,651              NAP                    NAP          NAP                           NAP            NAP
250                 $15,006              NAP               $275,428          2003                     $270,303           2004
251                 $16,220              NAP                    NAP          NAP                           NAP            NAP
252                 $14,414              NAP                    NAP          NAP                       -$2,932           2004
253                 $15,106              NAP               $197,749          2003                     $172,759           2004
254                 $14,838              NAP                    NAP          NAP                           NAP            NAP
255                 $13,625              NAP                    NAP          NAP                           NAP            NAP
256                 $14,132              NAP                    NAP          NAP                           NAP            NAP
257                 $13,189              NAP                    NAP          NAP                           NAP            NAP
258                 $13,920          $11,886               $189,344          2004                     $173,975           2005

259                  $7,992              NAP                    NAP          NAP                      $131,062           2005
260                  $5,802              NAP                    NAP          NAP                       $95,155           2005
261                 $13,548          $11,688                    NAP          NAP                      $204,485           2005
262                 $12,835           $9,430               $215,274          2003                     $220,421           2004
263                 $12,724          $10,765                    NAP          NAP                           NAP            NAP
264                 $12,429              NAP               $266,980          2003                     $234,940           2004
265                 $12,844          $11,045                    NAP          NAP                           NAP            NAP
266                 $12,734              NAP               $205,870          2004                     $246,038           2005
267                 $12,301              NAP                    NAP          NAP                           NAP            NAP
268                 $12,618              NAP                    NAP          NAP                      $129,041           2005
269                 $12,764              NAP                    NAP          NAP                           NAP            NAP
270                 $11,810              NAP               $194,932          2003                     $194,865           2004
271                 $11,343              NAP                    NAP          NAP                           NAP            NAP
272                 $10,302              NAP                    NAP          NAP                           NAP            NAP

273                  $7,028              NAP                    NAP          NAP                           NAP            NAP
274                  $3,144              NAP                    NAP          NAP                           NAP            NAP
275                  $9,982           $8,618               $191,938          2003                      $80,572           2004
276                  $9,675           $8,355               $149,554          2003                     $153,533           2004
277                  $9,194              NAP                    NAP          NAP                           NAP            NAP
278                  $9,328              NAP               $104,652          2003                     $126,677           2004
279                  $9,038              NAP                    NAP          NAP                           NAP            NAP
280                  $8,801              NAP                    NAP          NAP                           NAP            NAP
281                  $8,990              NAP                    NAP          NAP                           NAP            NAP
282                  $8,268              NAP               $108,207          2003                     $118,625           2004
283                  $7,821              NAP               $223,400          2003                     $176,636           2004
284                  $8,739              NAP                    NAP          NAP                           NAP            NAP
285                  $7,687              NAP               $131,612          2003                     $109,340           2004
286                  $7,104              NAP               $116,132          2003                     $116,204           2004
287                  $6,400              NAP                    NAP          NAP                      $140,400           2004
288                  $5,365              NAP                $81,324          2003                      $97,079           2004

--------------------------------------------------------------------------------------------------------------------------
MORTGAGE        MOST RECENT     MOST RECENT NOI        UNDERWRITABLE     UNDERWRITABLE     UNDERWRITABLE    UNDERWRITABLE
LOAN NO.                NOI           DATE                       EGI          EXPENSES               NOI         RESERVES
--------------------------------------------------------------------------------------------------------------------------

 1              $30,913,166          2005                $45,474,046       $13,326,120       $32,147,926         $553,618
 2              $26,937,395     T-12 (02/28/06)          $45,019,045       $16,467,895       $28,551,149       $2,563,951
 3              $23,348,826          2005                $55,280,892       $30,201,896       $25,078,996       $2,747,212

 4               $2,062,127          2005                 $3,010,080          $775,765        $2,234,315          $80,367
 5               $1,803,133          2005                 $2,728,304          $841,063        $1,887,241         $111,257
 6               $1,590,094          2005                 $2,502,106          $718,833        $1,783,273          $83,839
 7               $1,242,176          2005                 $2,076,222          $640,309        $1,435,912          $69,847
 8               $1,537,843          2005                 $2,609,991          $902,802        $1,707,189          $83,789
 9               $1,185,491          2005                 $1,904,637          $532,403        $1,372,234          $64,511
 10                $672,002          2005                 $1,046,033          $238,110          $807,923          $19,991

 11              $4,567,517          2005                 $7,777,068        $3,536,900        $4,240,167         $507,715
 12              $4,113,439          2005                 $5,769,427        $1,617,776        $4,151,651          $74,318
 13              $2,114,700          2005                 $3,559,605        $1,418,114        $2,141,491          $29,674
 14              $5,551,411          2005                $11,048,369        $4,845,699        $6,202,670          $59,224
 15              $6,308,114          2005                $11,743,775        $3,711,726        $8,032,049         $268,826
 16              $3,848,805          2005                 $6,147,512        $1,445,505        $4,702,007         $116,928
 17              $4,397,202          2005                 $6,253,405        $1,926,739        $4,326,666         $291,772

 18                     NAP           NAP                 $3,863,768          $972,733        $2,891,035         $259,750
 19                     NAP           NAP                 $1,892,002          $511,458        $1,380,544          $75,798
 20                     NAP           NAP                 $2,297,887          $661,277        $1,636,610         $135,000
 21                     NAP           NAP                 $1,800,891          $472,762        $1,328,146         $144,375
 22                     NAP           NAP                   $776,610          $191,882          $584,728          $21,875
 23                     NAP           NAP                   $489,229          $127,020          $362,209          $25,000

 24              $4,130,826     T-12 (04/30/06)          $14,624,169       $10,195,557        $4,428,612         $584,967
 25              $1,833,666     T-12 (03/31/06)          $11,785,171        $8,687,499        $3,097,672         $471,407
 26              $3,641,568     T-12 (04/30/06)          $14,531,515       $10,889,947        $3,641,568         $581,261
 27              $2,693,619     T-12 (04/30/06)           $9,225,862        $6,532,243        $2,693,619         $369,034
 28              $1,556,455     T-12 (04/30/06)           $6,309,373        $4,049,999        $2,259,373         $252,375
 29              $2,446,580     T-12 (04/30/06)           $5,168,942        $2,722,362        $2,446,580         $258,447
 30              $2,312,297     T-12 (04/30/06)          $10,627,019        $8,314,722        $2,312,297         $425,081
 31              $1,835,987     T-12 (04/30/06)           $4,580,444        $2,694,413        $1,886,031         $183,218
 32              $1,890,970     T-12 (04/30/06)           $4,786,380        $2,661,277        $2,125,103         $239,319
 33              $1,787,446     T-12 (04/30/06)           $5,715,772        $3,928,326        $1,787,446         $228,631
 34              $2,274,876     T-12 (04/30/06)          $12,674,817       $10,399,941        $2,274,876         $506,993
 35              $1,499,369     T-12 (04/30/06)           $3,985,836        $2,484,160        $1,501,676         $159,433
 36              $1,386,717     T-12 (04/30/06)           $3,315,345        $1,928,628        $1,386,717         $132,614
 37              $1,503,579     T-12 (04/30/06)           $3,714,727        $2,211,148        $1,503,579         $185,736
 38              $1,323,322     T-12 (04/30/06)           $3,090,008        $1,737,372        $1,352,637         $154,500
 39              $1,231,287     T-12 (04/30/06)           $2,790,995        $1,559,708        $1,231,287         $139,550
 40              $1,309,814     T-12 (04/30/06)           $3,107,040        $1,797,226        $1,309,814         $124,282
 41              $1,133,473     T-12 (04/30/06)           $3,118,994        $1,978,960        $1,140,034         $155,950
 42              $1,244,063     T-12 (04/30/06)           $3,857,235        $2,613,172        $1,244,063         $192,862
 43              $1,127,181     T-12 (04/30/06)           $3,378,526        $2,251,345        $1,127,181         $135,141
 44              $1,183,024     T-12 (04/30/06)           $3,493,740        $2,310,716        $1,183,024         $174,687
 45              $1,129,308     T-12 (04/30/06)           $2,697,419        $1,493,365        $1,204,054         $107,897
 46              $1,067,223     T-12 (04/30/06)           $3,114,416        $2,047,193        $1,067,223         $124,577
 47                $949,131     T-12 (04/30/06)           $2,543,533        $1,556,444          $987,089         $101,741
 48              $1,011,625     T-12 (04/30/06)           $2,840,942        $1,829,317        $1,011,625         $113,638
 49                $885,515     T-12 (04/30/06)           $2,179,072        $1,280,062          $899,010         $108,954
 50                $883,227     T-12 (04/30/06)           $2,257,702        $1,363,738          $893,963         $112,885
 51              $1,026,012     T-12 (04/30/06)           $2,936,128        $1,910,116        $1,026,012         $117,445
 52                $945,079     T-12 (04/30/06)           $2,492,253        $1,547,174          $945,079         $124,613
 53                $934,788     T-12 (04/30/06)           $2,387,505        $1,443,277          $944,228          $95,500
 54                $952,882     T-12 (04/30/06)           $2,560,567        $1,607,685          $952,882         $102,423
 55                $783,867     T-12 (04/30/06)           $2,247,205        $1,433,196          $814,009         $112,360
 56                $827,579     T-12 (04/30/06)           $2,302,323        $1,459,574          $842,748          $92,093
 57                $742,677     T-12 (04/30/06)           $2,510,675        $1,762,729          $747,946         $100,427
 58                $795,212     T-12 (04/30/06)           $2,133,958        $1,338,746          $795,212         $106,698
 59                $633,593     T-12 (04/30/06)           $1,662,362        $1,006,298          $656,064          $66,494
 60                $547,041     T-12 (04/30/06)           $1,535,611          $969,861          $565,750          $61,424
 61                $489,196     T-12 (04/30/06)           $1,965,799        $1,447,707          $518,092          $78,632
 62                $433,444     T-12 (04/30/06)           $1,395,885          $934,268          $461,617          $55,835
 63                $386,036     T-12 (04/30/06)           $3,287,299        $2,775,879          $511,420         $131,492
 64                $573,207     T-12 (04/30/06)           $2,128,922        $1,555,715          $573,207         $106,446
 65                $322,951     T-12 (04/30/06)           $1,687,557        $1,364,606          $322,951          $67,502
 66                $201,605     T-12 (04/30/06)           $1,070,177          $808,544          $261,633          $42,807
 67                $342,273     T-12 (04/30/06)           $5,832,251        $2,179,969        $3,652,282         $306,419

 68             $13,823,478          2005                $65,729,021       $52,384,144       $16,744,878       $2,300,516
 69              $7,426,077          2005                $45,306,212       $36,360,541        $8,945,671       $1,585,717
 70              $6,638,157          2005                $59,916,733       $52,101,682        $8,852,307       $2,097,086
 71              $3,232,065          2005                $39,133,415       $35,582,423        $3,550,992       $1,369,670
 72              $1,120,840          2005                $17,182,159       $14,886,081        $2,296,078         $601,376

 73              $1,888,680     T-12 (03/31/06)           $4,466,297        $2,500,412        $1,965,885         $178,652
 74              $1,850,295     T-12 (03/31/06)           $4,252,600        $2,329,921        $1,922,679         $170,104

 75              $2,152,337     T-12 (03/30/06)           $2,831,348        $1,101,356        $1,729,992         $209,025
 76              $1,060,224     T-12 (03/30/06)           $1,394,699          $542,519          $852,180         $102,964
 77                $774,527     T-12 (03/30/06)           $1,018,872          $396,327          $622,774          $75,218
 78                $381,366     T-12 (03/30/06)             $501,678          $195,146          $306,532          $37,037
 79              $1,064,864          2005                 $3,518,439          $842,395        $2,676,044         $138,062

 80              $1,395,389          2005                 $4,705,530        $2,874,167        $1,831,364         $335,035
 81                $765,890          2005                 $2,582,735        $1,577,550        $1,005,185         $183,891
 82                     NAP           NAP                 $3,515,962        $1,208,355        $2,307,607          $40,969
 83                $848,981     T-12 (03/31/06)           $5,915,033        $3,320,149        $2,594,883         $365,978
 84                     NAP           NAP                 $2,702,279          $784,594        $1,917,685         $117,672
 85              $1,753,676     T-12 (02/28/06)           $5,928,534        $3,702,741        $2,225,792         $503,669
 86              $2,245,713          2005                 $3,257,627        $1,266,828        $1,990,799         $136,125
 87                     NAP           NAP                 $2,731,650          $822,646        $1,909,004         $124,020
 88              $1,723,587     T-12 (04/30/06)           $2,765,542          $966,344        $1,799,198          $94,287

 89                $449,345          2005                   $872,259          $290,795          $581,463          $58,199
 90                $706,398          2005                   $871,024          $268,316          $602,708         $111,567
 91                $426,677          2005                   $669,388          $198,492          $470,896          $55,403
 92                $271,373          2005                   $496,267          $149,483          $346,784          $56,710
 93                $191,842          2005                   $350,987          $118,410          $232,577          $31,742
 94              $1,371,688     T-12 (05/31/06)           $3,349,505        $1,674,840        $1,674,665          $77,000
 95              $1,511,489          2005                 $2,364,344          $893,405        $1,470,939         $115,697
 96              $2,080,941          2005                 $2,923,013          $755,154        $2,167,859         $199,375
 97              $1,519,123          2005                 $1,823,136          $382,392        $1,440,743          $87,228
 98              $2,080,663     T-12 (03/31/06)           $3,712,734        $2,030,571        $1,682,163         $237,064
 99              $1,319,364     T-12 (09/30/05)           $1,623,425          $285,991        $1,337,434          $45,196
100              $1,299,498      T-12 (04/06)             $2,468,067        $1,134,018        $1,334,050          $75,000
101              $2,781,654          2005                 $3,156,620        $1,092,874        $2,063,746         $280,555
102              $1,294,006          2005                 $3,844,353        $2,323,578        $1,520,775         $233,659
103              $1,096,154      T-12 (02/06)             $2,322,821          $448,303        $1,874,518         $265,107
104                     NAP           NAP                 $1,395,874           $41,876        $1,353,997           $7,002
105              $1,297,528          2005                 $1,541,200          $306,600        $1,234,600          $14,008
106              $1,224,197     T-12 (11/30/05)           $1,873,067          $637,451        $1,235,616          $45,780
107                     NAP           NAP                 $2,006,468          $698,440        $1,308,027         $116,197
108              $1,473,344      T-12 (03/06)             $2,158,710          $918,368        $1,240,342          $74,927
109              $1,418,744     T-12 (04/30/06)           $3,924,285        $2,646,002        $1,278,282         $150,000
110                     NAP           NAP                 $1,391,816          $417,882          $973,934          $41,481

111                $421,227          2005                   $570,306          $213,760          $356,546          $20,000
112                $217,822          2005                   $354,836          $155,102          $199,734          $12,000
113                $230,195          2005                   $429,973          $241,502          $188,471          $23,500
114                $238,255          2005                   $344,839          $150,720          $194,120          $14,750
115                $102,343          2005                   $306,954          $154,758          $152,197          $13,750
116              $1,352,830     T-12 (03/31/06)           $2,473,255        $1,100,404        $1,371,267         $127,108
117                     NAP           NAP                 $1,011,721           $30,352          $981,369          $33,631
118                $966,076  T-11 (11/30/05) Ann.         $1,344,708          $389,607          $955,101          $78,290

119                $408,100     T-12 (03/31/06)           $1,448,771          $619,220          $510,848          $57,951
120                $960,958     T-12 (03/31/06)           $1,979,360          $976,936        $1,002,425          $97,918

121                $568,287     T-12 (01/31/06)           $1,199,250          $675,249          $524,001          $61,230
122                $350,644     T-12 (01/31/06)             $821,504          $471,034          $350,470          $41,656
123                $529,688     T-12 (01/31/06)           $1,119,448          $620,983          $498,465          $57,123
124                $618,476     T-12 (05/31/06)           $2,561,436        $1,586,574          $974,862         $172,004
125                $949,268     T-12 (04/30/06)           $1,820,834          $922,480          $898,353          $66,000
126                     NAP           NAP                 $1,181,066          $261,781          $919,285          $20,068

127                $751,154     T-12 (03/31/06)           $1,251,201          $626,053          $625,148          $64,555
128                $611,659     T-12 (03/31/06)           $1,279,975          $728,444          $551,531          $70,351
129                $647,363     T-12 (03/31/06)           $1,144,955          $504,400          $640,555          $57,497
130                     NAP           NAP                   $868,154          $122,654          $745,500          $42,547
131                $314,353     T-12 (04/30/06)           $1,326,472          $419,156          $907,315          $24,950

132                $169,364          2005                   $231,723           $76,726          $154,997           $5,100
133                $151,166          2005                   $240,076          $104,486          $135,590           $5,400
134                $143,196          2005                   $199,060           $68,780          $130,280           $6,000
135                $178,166          2005                   $269,748          $108,897          $160,851           $9,600
136                $131,685          2005                   $183,703           $63,992          $119,711           $4,800
137                $440,072          2005                 $1,212,745          $532,190          $680,555          $25,600
138                $303,647     T-12 (02/28/06)           $1,102,817          $402,068          $700,749          $36,000
139                     NAP           NAP                   $886,417          $218,725          $667,692          $24,744
140              $1,152,253     T-12 (03/01/06)           $2,006,481          $858,040        $1,148,441         $103,930
141                $706,391          2005                   $863,465          $172,985          $690,480          $45,939
142                $888,406     T-12 (03/31/06)           $2,374,883        $1,492,901          $881,982          $94,955
143              $1,156,142     T-12 (02/28/06)           $2,114,901        $1,201,699          $913,202          $84,596
144                     NAP           NAP                   $819,942          $194,572          $625,370          $49,592
145                     NAP           NAP                   $924,645          $276,717          $647,929          $51,909
146                $698,673          2005                 $1,150,664          $483,225          $667,439          $48,750
147                     NAP           NAP                   $831,300          $210,001          $621,299          $42,005
148                $740,416          2005                   $846,891          $197,012          $649,879          $68,994
149                     NAP           NAP                   $840,028          $258,121          $581,907          $28,041
150                $417,132          2005                   $813,222          $220,246          $592,976          $41,750
151                $544,017          2005                   $919,900          $363,254          $556,646          $29,000
152                $713,376     T-12 (04/30/06)           $2,072,809        $1,338,738          $734,071          $79,190
153                $828,240      T-12 (03/06)             $1,875,443        $1,036,831          $838,612          $97,858
154                $997,644     T-12 (06/30/06)           $1,145,386          $228,785          $916,601          $19,921
155                $634,195     T-12 (02/28/06)           $2,183,557        $1,468,467          $715,090          $87,342
156                     NAP           NAP                   $759,397          $249,595          $509,802          $22,890
157                $402,106  T-11 (11/30/05) Ann.           $685,412          $167,249          $518,162          $14,000
158                $463,409  T-11 (11/30/05) Ann.           $749,469          $215,268          $534,201          $25,058
159                $538,415   T-4 (04/30/06) Ann.         $1,007,795          $498,124          $509,671          $11,089
160                $468,789          2005                   $984,197          $418,989          $565,208          $25,650

161                $414,130     T-12 (11/30/05)             $997,781          $636,730          $361,051          $39,911
162                $450,650     T-12 (11/30/05)             $992,827          $600,213          $392,614          $39,713
163                $203,270          2005                   $569,133          $100,467          $468,666          $35,395
164                $225,276   T-8 (03/31/06) Ann.           $594,126          $123,037          $471,092           $4,249
165                $435,217          2005                   $528,496           $83,940          $444,556          $17,764
166                $284,180   T-7 (12/31/05) Ann.           $697,409          $242,496          $454,913          $55,031
167                $564,278          2005                   $591,633          $149,608          $442,025          $26,093
168                $521,757          2005                 $1,774,124        $1,158,595          $615,529          $70,965
169                $662,944      T-12 (02/06)               $805,004          $244,358          $578,646          $12,900
170                     NAP           NAP                   $426,142           $12,784          $413,358          $15,001
171                     NAP           NAP                 $1,063,726          $585,010          $478,716          $10,923
172                $138,639     T-12 (12/31/05)             $716,692          $294,525          $422,167          $45,217
173                $282,424     T-12 (03/31/06)             $676,108          $276,935          $399,173          $17,426
174                $468,211     T-12 (02/28/06)             $820,832          $354,435          $466,396          $31,000
175                $394,781     T-12 (02/28/06)             $600,381          $228,195          $372,186          $13,200
176                $409,760          2005                   $604,659          $160,255          $444,403          $30,225
177                     NAP           NAP                   $479,372           $95,710          $383,661          $10,718
178                $469,479          2005                   $597,747          $186,238          $411,509          $26,281
179                $473,721     T-12 (03/31/06)             $920,039          $439,092          $480,947          $34,000
180                $265,441          2005                   $463,674          $103,407          $360,267           $1,300
181                $318,404     T-12 (03/31/06)             $816,237          $420,900          $395,338          $28,750
182                $496,440  T-11 (11/30/05) Ann.           $640,646          $148,223          $492,424          $58,125
183                 $80,220   T-9 (02/28/06) Ann.           $526,747          $177,245          $349,502          $12,750
184                $390,305          2005                   $471,308           $97,765          $373,543          $58,386
185                     NAP           NAP                   $881,838          $477,258          $404,580          $48,000
186                     NAP           NAP                   $395,704           $11,871          $383,833          $14,855
187                     NAP           NAP                   $362,896           $10,887          $352,009          $11,811
188                     NAP           NAP                   $347,400           $10,422          $336,978           $2,048
189                -$60,474          2004                   $438,057           $77,797          $360,260          $29,680
190                $475,312     T-12 (02/28/06)             $463,301           $97,451          $365,849          $20,892

191                     NAP           NAP                   $254,258           $70,019          $184,240           $7,844
192                     NAP           NAP                   $163,886           $36,327          $127,559           $5,867
193                     NAP           NAP                    $54,506           $11,049           $43,457           $2,307
194                $156,073          2005                   $659,872          $267,410          $392,462          $57,975
195                $270,326          2005                   $647,008          $250,972          $396,035          $36,000
196                     NAP           NAP                   $337,050           $10,112          $326,939           $1,911
197                     NAP           NAP                   $490,442          $140,510          $349,932          $20,578
198                     NAP           NAP                   $306,638            $9,199          $297,439           $2,223
199                     NAP           NAP                   $436,794           $78,045          $358,749          $25,080
200                     NAP           NAP                   $310,624            $9,319          $301,305           $2,223
201                     NAP           NAP                   $308,125            $9,244          $298,881             $573
202                     NAP           NAP                   $453,514          $117,668          $335,846          $13,084
203                $383,678          2005                   $525,429          $166,352          $359,077          $39,330
204                     NAP           NAP                   $550,534          $237,424          $313,110          $17,851
205                $333,661   T-3 (03/31/06) Ann.           $471,569          $104,695          $366,873          $20,170
206                     NAP           NAP                   $467,302          $116,774          $350,528           $7,939
207                $338,494          2005                   $477,564          $165,754          $311,810          $24,901
208                $265,314     T-12 (04/30/06)             $721,192          $404,547          $316,645          $25,000
209                     NAP           NAP                   $316,920            $9,508          $307,412          $11,920
210                     NAP           NAP                   $352,941            $7,059          $345,882          $22,724
211                $387,353     T-12 (02/28/06)           $1,377,099          $979,745          $397,354          $55,132
212                $202,070     T-12 (02/28/06)             $665,207          $298,062          $367,145          $53,493
213                     NAP           NAP                   $353,223           $10,597          $342,627          $14,710
214                     NAP           NAP                   $359,518           $60,312          $299,206          $13,224
215                $337,013     T-12 (04/30/06)             $462,120          $143,774          $318,345          $14,059
216                     NAP           NAP                   $348,888           $54,811          $294,077          $13,702
217                     NAP           NAP                   $426,042          $112,873          $313,169          $17,567
218                     NAP           NAP                   $400,325           $98,089          $302,236          $45,103
219                $275,004          2004                   $275,004            $8,250          $266,754           $2,184
220                $350,632          2005                   $496,679          $202,665          $294,014          $30,568
221                 $79,287     T-12 (11/30/05)             $370,086           $98,196          $271,891          $15,160
222                $176,259     T-11 (11/30/05)             $365,027           $91,676          $273,351          $16,239
223                     NAP           NAP                   $354,447           $69,121          $285,326           $9,892
224                $143,756     T-12 (02/28/06)             $391,210           $96,952          $294,258          $19,200
225                $205,750          2005                   $384,900           $75,821          $309,079          $23,397
226                $492,171     T-12 (03/31/06)             $906,233          $226,565          $425,298          $45,312
227                $416,224     T-12 (01/31/06)             $908,241          $573,059          $335,182          $10,250
228                     NAP           NAP                   $380,217           $11,407          $368,810               $0
229                $242,661          2005                   $392,056           $95,030          $297,026          $19,982
230                     NAP           NAP                   $333,736           $57,066          $276,670          $12,882
231                     NAP           NAP                   $375,417          $112,190          $263,228          $10,840
232                $306,039          2005                   $422,846          $152,054          $270,792           $7,161
233                $250,344     T-12 (02/28/06)             $660,985          $367,694          $293,291          $14,934
234                $228,924          2005                   $323,573           $62,276          $261,297          $15,371
235                $279,315          2005                   $438,708          $172,924          $265,784          $22,374
236                $323,951          2005                   $592,297          $269,425          $322,872          $23,668
237                $263,734          2005                   $434,398          $122,439          $311,959          $16,766
238                $294,151     T-12 (03/31/06)             $345,341           $60,716          $284,625          $28,786
239                $294,023   T-5 (05/31/06) Ann.           $345,194           $55,821          $289,372          $19,069
240                     NAP           NAP                   $323,157           $72,505          $250,652          $11,550
241                $315,337          2005                   $360,079           $92,123          $267,956          $18,755
242                $253,106          2005                   $647,438          $378,133          $269,305          $30,000
243                $240,691          2005                   $433,296          $175,348          $257,949          $26,118
244                $124,543     T-12 (05/31/06)             $429,723          $153,308          $276,416           $6,155
245                     NAP           NAP                   $361,359          $114,413          $246,946           $9,775
246                $268,299          2005                   $334,499           $75,526          $258,973          $16,783
247                $267,586     T-12 (02/28/06)             $364,582          $120,929          $243,653          $20,902
248                     NAP           NAP                   $343,922          $101,020          $242,902           $8,000
249                     NAP           NAP                   $309,182           $66,890          $242,292          $12,523
250                $205,023  T-11 (11/30/05) Ann.           $370,031          $105,859          $264,171          $31,545
251                $118,099    T-12 (03/06) Ann.            $433,604          $183,319          $250,285           $7,283
252                $129,468          2005                   $326,180           $79,045          $247,135          $16,113
253                $201,500          2005                   $398,473          $168,394          $230,079          $12,060
254                $270,032     T-12 (03/31/06)             $288,359           $46,720          $241,640          $27,348
255                     NAP           NAP                   $257,126           $52,586          $204,540           $3,500
256                     NAP           NAP                   $386,070           $95,471          $290,599          $10,839
257                     NAP           NAP                   $275,846           $53,506          $222,340          $11,608
258                $197,805     T-12 (03/31/06)             $329,377          $126,961          $202,416           $4,350

259                $127,428     T-12 (05/31/06)             $193,711           $70,822          $122,890           $7,532
260                 $92,516     T-12 (05/31/06)             $140,640           $51,418           $89,221           $5,468
261                $197,720     T-12 (02/28/06)             $295,844           $76,957          $218,887          $15,101
262                $245,852     T-12 (05/31/05)             $453,429          $195,915          $257,514          $40,312
263                $187,861  T-10 (10/31/05) Ann.           $242,751           $40,070          $202,681          $18,699
264                $254,001     T-12 (10/31/05)             $286,274           $78,692          $207,582          $16,847
265                     NAP           NAP                   $289,613           $86,852          $202,761          $17,639
266                $240,353     T-12 (05/31/06)             $475,013          $267,224          $207,789           $7,000
267                     NAP           NAP                   $290,347           $76,181          $214,166          $25,759
268                $225,136     T-12 (04/30/06)             $584,810          $351,093          $233,717          $38,250
269                     NAP           NAP                   $317,573           $91,814          $225,759          $11,897
270                $194,783          2005                   $193,328            $7,835          $185,493          $11,448
271                     NAP           NAP                   $179,826            $8,262          $171,564           $1,680
272                     NAP           NAP                   $189,648           $30,016          $159,632          $15,586

273                $125,011     T-12 (09/30/05)             $155,510           $36,991          $118,519          $10,600
274                 $54,383     T-12 (09/30/05)              $98,735           $30,623           $68,111          $20,026
275                 $97,780          2005                   $286,848          $106,028          $180,820          $14,627
276                $155,288          2005                   $200,526           $51,481          $149,045           $9,097
277                     NAP           NAP                   $180,813           $33,602          $147,211           $6,373
278                $146,458          2005                   $259,484          $108,428          $151,056          $14,056
279                $147,161          2004                   $190,348           $42,870          $147,478           $8,800
280                $134,883          2005                   $178,107           $45,983          $132,124           $5,486
281                     NAP           NAP                   $229,681           $87,562          $142,119           $5,836
282                 $67,597          2005                   $176,120           $34,883          $141,237           $6,092
283                $214,149          2005                   $315,719           $98,647          $217,071          $23,008
284                     NAP           NAP                   $160,506            $4,815          $155,689           $7,189
285                $135,156          2005                   $204,430           $89,037          $115,394           $4,500
286                $112,628      T-12 (02/06)               $236,328          $127,857          $108,471           $6,069
287                $140,400          2005                   $164,003           $42,477          $121,526          $12,016
288                $119,819          2005                   $341,403          $225,401          $116,002           $9,794

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE    UNDERWRITABLE       NOI           NCF           NCF POST IO        CUT-OFF DATE    BALLOON          BALLOON   MORTGAGE
LOAN NO.     CASH FLOW(11)  DSCR (X)(12)  DSCR (X)(12)   PERIOD DSCR (X)(12)            LTV        LTV          BALANCE   LOAN NO.
----------------------------------------------------------------------------------------------------------------------------------

 1            $31,594,308       2.16          2.12             2.12                   48.6%      48.6%     $250,000,000       1
 2            $25,987,198       2.02          1.84             1.84                   50.9%      50.9%     $225,000,000       2
 3            $22,331,784       1.93          1.72             1.72                   45.7%      45.7%     $215,000,000       3

 4             $2,153,948       1.26          1.20             1.20                   76.3%      76.3%      $26,180,000       4
 5             $1,775,984       1.26          1.20             1.20                   76.3%      76.3%      $25,870,000       5
 6             $1,699,434       1.26          1.20             1.20                   76.3%      76.3%      $23,430,000       6
 7             $1,366,065       1.26          1.20             1.20                   76.3%      76.3%      $19,380,000       7
 8             $1,623,400       1.26          1.20             1.20                   76.3%      76.3%      $19,000,000       8
 9             $1,307,723       1.26          1.20             1.20                   76.3%      76.3%      $16,560,000       9
 10              $787,932       1.26          1.20             1.20                   76.3%      76.3%      $11,830,000      10

 11            $3,732,452       1.35          1.27             1.27                   58.6%      49.7%      $43,447,270      11
 12            $4,077,333       1.35          1.27             1.27                   58.6%      49.7%      $32,920,617      12
 13            $2,111,817       1.35          1.27             1.27                   58.6%      49.7%      $16,733,405      13
 14            $6,143,445       1.29          1.28             1.10                   66.1%      62.2%      $70,546,503      14
 15            $7,763,223       2.24          2.16             2.16                   59.1%      59.1%      $60,000,000      15
 16            $4,585,079       1.23          1.20             1.20                   79.2%      79.2%      $60,000,000      16
 17            $4,034,894       1.34          1.25             1.25                   74.1%      74.1%      $53,000,000      17

 18            $2,631,285       2.64          2.43             2.43                   40.6%      40.6%      $16,159,686      18
 19            $1,304,746       2.64          2.43             2.43                   40.6%      40.6%       $9,738,220      19
 20            $1,501,610       2.64          2.43             2.43                   40.6%      40.6%       $9,738,220      20
 21            $1,183,771       2.64          2.43             2.43                   40.6%      40.6%       $8,520,942      21
 22              $562,853       2.64          2.43             2.43                   40.6%      40.6%       $3,610,995      22
 23              $337,209       2.64          2.43             2.43                   40.6%      40.6%       $2,231,937      23

 24            $3,843,645       1.83          1.59             1.37                   70.5%      64.7%       $3,020,419      24
 25            $2,626,265       1.83          1.59             1.37                   70.5%      64.7%       $2,162,043      25
 26            $3,060,307       1.83          1.59             1.37                   70.5%      64.7%       $1,956,372      26
 27            $2,324,585       1.83          1.59             1.37                   70.5%      64.7%       $1,700,453      27
 28            $2,006,998       1.83          1.59             1.37                   70.5%      64.7%       $1,652,239      28
 29            $2,188,133       1.83          1.59             1.37                   70.5%      64.7%       $1,538,442      29
 30            $1,887,216       1.83          1.59             1.37                   70.5%      64.7%       $1,452,777      30
 31            $1,702,813       1.83          1.59             1.37                   70.5%      64.7%       $1,401,822      31
 32            $1,885,784       1.83          1.59             1.37                   70.5%      64.7%       $1,358,180      32
 33            $1,558,815       1.83          1.59             1.37                   70.5%      64.7%       $1,277,095      33
 34            $1,767,883       1.83          1.59             1.37                   70.5%      64.7%       $1,065,015      34
 35            $1,342,242       1.83          1.59             1.37                   70.5%      64.7%         $994,534      35
 36            $1,254,103       1.83          1.59             1.37                   70.5%      64.7%         $967,880      36
 37            $1,317,843       1.83          1.59             1.37                   70.5%      64.7%         $930,392      37
 38            $1,198,136       1.83          1.59             1.37                   70.5%      64.7%         $892,259      38
 39            $1,091,737       1.83          1.59             1.37                   70.5%      64.7%         $885,341      39
 40            $1,185,532       1.83          1.59             1.37                   70.5%      64.7%         $819,036      40
 41              $984,085       1.83          1.59             1.37                   70.5%      64.7%         $810,137      41
 42            $1,051,201       1.83          1.59             1.37                   70.5%      64.7%         $798,990      42
 43              $992,040       1.83          1.59             1.37                   70.5%      64.7%         $796,539      43
 44            $1,008,337       1.83          1.59             1.37                   70.5%      64.7%         $780,984      44
 45            $1,096,157       1.83          1.59             1.37                   70.5%      64.7%         $776,976      45
 46              $942,646       1.83          1.59             1.37                   70.5%      64.7%         $749,243      46
 47              $885,348       1.83          1.59             1.37                   70.5%      64.7%         $728,853      47
 48              $897,987       1.83          1.59             1.37                   70.5%      64.7%         $705,367      48
 49              $790,056       1.83          1.59             1.37                   70.5%      64.7%         $650,405      49
 50              $781,078       1.83          1.59             1.37                   70.5%      64.7%         $643,014      50
 51              $908,567       1.83          1.59             1.37                   70.5%      64.7%         $636,532      51
 52              $820,466       1.83          1.59             1.37                   70.5%      64.7%         $578,566      52
 53              $848,728       1.83          1.59             1.37                   70.5%      64.7%         $576,931      53
 54              $850,459       1.83          1.59             1.37                   70.5%      64.7%         $558,158      54
 55              $701,649       1.83          1.59             1.37                   70.5%      64.7%         $548,619      55
 56              $750,656       1.83          1.59             1.37                   70.5%      64.7%         $541,827      56
 57              $647,519       1.83          1.59             1.37                   70.5%      64.7%         $533,063      57
 58              $688,514       1.83          1.59             1.37                   70.5%      64.7%         $528,680      58
 59              $589,570       1.83          1.59             1.37                   70.5%      64.7%         $446,130      59
 60              $504,326       1.83          1.59             1.37                   70.5%      64.7%         $397,899      60
 61              $439,460       1.83          1.59             1.37                   70.5%      64.7%         $361,781      61
 62              $405,782       1.83          1.59             1.37                   70.5%      64.7%         $331,583      62
 63              $379,928       1.83          1.59             1.37                   70.5%      64.7%         $312,771      63
 64              $466,761       1.83          1.59             1.37                   70.5%      64.7%         $261,569      64
 65              $255,449       1.83          1.59             1.37                   70.5%      64.7%         $200,221      65
 66              $218,825       1.83          1.59             1.37                   70.5%      64.7%         $174,835      66
 67            $3,345,863       1.40          1.28             1.10                   79.9%      72.7%      $37,318,103      67

 68           $11,044,362       1.47          1.02             1.02                   58.6%      43.4%       $9,975,213      68
 69            $7,359,954       1.47          1.02             1.02                   58.6%      43.4%       $6,619,067      69
 70            $5,717,965       1.47          1.02             1.02                   58.6%      43.4%       $5,500,351      70
 71            $2,181,322       1.47          1.02             1.02                   58.6%      43.4%       $4,381,636      71
 72            $1,694,703       1.47          1.02             1.02                   58.6%      43.4%       $2,423,884      72

 73            $1,787,233       1.69          1.54             1.32                   76.1%      69.8%      $16,662,450      73
 74            $1,752,575       1.69          1.54             1.32                   76.1%      69.8%      $16,429,722      74

 75            $1,520,967       1.74          1.53             1.32                   79.9%      72.9%      $13,948,810      75
 76              $749,216       1.74          1.53             1.32                   79.9%      72.9%       $6,871,070      76
 77              $547,326       1.74          1.53             1.32                   79.9%      72.9%       $5,019,533      77
 78              $269,495       1.74          1.53             1.32                   79.9%      72.9%       $2,471,547      78
 79            $2,537,982       1.54          1.46             1.21                   74.5%      66.3%      $26,932,503      79

 80            $1,496,329       1.60          1.30             1.11                   69.2%      61.6%      $16,391,656      80
 81              $821,293       1.60          1.30             1.11                   69.2%      61.6%       $8,996,924      81
 82            $2,266,638       1.37          1.35             1.35                   75.9%      75.9%      $28,100,000      82
 83            $2,228,906       1.68          1.45             1.23                   66.0%      64.5%      $24,633,569      83
 84            $1,800,014       1.26          1.19             1.19                   74.8%      63.1%      $18,549,243      84
 85            $1,722,123       1.67          1.29             1.10                   79.9%      71.2%      $19,140,125      85
 86            $1,854,674       1.49          1.39             1.20                   65.8%      59.4%      $18,413,339      86
 87            $1,784,984       1.31          1.23             1.23                   68.7%      57.9%      $17,068,400      87
 88            $1,704,912       1.44          1.37             1.37                   52.4%      43.7%      $15,441,080      88

 89              $523,266       1.46          1.26             1.26                   71.2%      56.8%       $4,028,222      89
 90              $491,141       1.46          1.26             1.26                   71.2%      56.8%       $3,753,571      90
 91              $415,493       1.46          1.26             1.26                   71.2%      56.8%       $3,144,561      91
 92              $290,075       1.46          1.26             1.26                   71.2%      56.8%       $2,213,135      92
 93              $200,835       1.46          1.26             1.26                   71.2%      56.8%       $1,528,496      93
 94            $1,597,664       1.48          1.41             1.20                   66.4%      62.3%      $17,082,078      94
 95            $1,355,243       1.38          1.27             1.27                   66.5%      66.5%      $17,500,000      95
 96            $1,968,484       1.81          1.64             1.23                   74.2%       9.2%       $2,162,532      96
 97            $1,353,516       1.59          1.49             1.22                   78.5%      70.3%      $14,685,108      97
 98            $1,445,099       1.79          1.53             1.28                   75.3%      67.9%      $14,429,170      98
 99            $1,292,238       1.24          1.20             1.20                   69.6%      58.7%      $13,203,942      99
100            $1,259,050       1.44          1.36             1.16                   77.3%      70.1%      $13,596,261      100
101            $1,783,191       1.56          1.35             1.35                   66.6%       2.3%         $514,050      101
102            $1,287,116       1.84          1.55             1.27                   72.4%      63.6%      $13,035,968      102
103            $1,609,411       2.24          1.92             1.58                   75.3%      66.2%      $13,052,646      103
104            $1,346,869       1.26          1.25             1.25                   72.1%      61.4%      $12,649,844      104
105            $1,220,592       1.22          1.21             1.21                   79.0%      67.3%      $11,909,541      105
106            $1,189,836       1.61          1.55             1.27                   72.4%      67.3%      $12,790,641      106
107            $1,191,830       1.60          1.46             1.23                   71.1%      64.3%      $12,213,310      107
108            $1,165,415       1.51          1.42             1.22                   73.3%      68.9%      $12,217,958      108
109            $1,128,282       1.75          1.54             1.31                   64.9%      60.8%      $11,245,302      109
110              $932,453       1.53          1.47             1.20                   70.6%      62.0%       $9,926,605      110

111              $336,546       1.72          1.59             1.31                   72.7%      64.2%       $3,044,494      111
112              $187,734       1.72          1.59             1.31                   72.7%      64.2%       $1,953,072      112
113              $164,971       1.72          1.59             1.31                   72.7%      64.2%       $1,776,323      113
114              $179,370       1.72          1.59             1.31                   72.7%      64.2%       $1,654,367      114
115              $138,447       1.72          1.59             1.31                   72.7%      64.2%       $1,484,688      115
116            $1,245,743       1.66          1.50             1.50                   79.8%      62.2%       $8,316,144      116
117              $947,738       1.23          1.19             1.19                   72.9%      56.7%       $8,104,196      117
118              $876,811       1.41          1.30             1.30                   72.9%      61.5%       $8,300,310      118

119              $452,897       1.74          1.56             1.56                   66.0%      44.3%       $3,902,594      119
120              $904,507       1.74          1.56             1.56                   66.0%      44.3%       $2,656,387      120

121              $462,771       1.50          1.33             1.33                   64.1%      38.7%       $2,203,624      121
122              $308,814       1.50          1.33             1.33                   64.1%      38.7%       $2,037,416      122
123              $441,342       1.50          1.33             1.33                   64.1%      38.7%       $1,623,716      123
124              $802,858       1.56          1.28             1.11                   78.2%      70.0%       $8,680,410      124
125              $832,353       1.53          1.42             1.20                   73.1%      66.3%       $8,614,229      125
126              $899,217       1.39          1.36             1.36                   59.6%      45.6%       $6,878,254      126

127              $560,593       2.30          2.06             2.06                   47.0%      31.4%       $2,133,346      127
128              $481,180       2.30          2.06             2.06                   47.0%      31.4%       $2,007,504      128
129              $583,059       2.30          2.06             2.06                   47.0%      31.4%       $1,851,697      129
130              $702,953       1.27          1.20             1.20                   76.9%      65.1%       $7,095,088      130
131              $882,365       1.52          1.48             1.48                   65.2%      56.4%       $6,740,169      131

132              $149,897       1.29          1.23             1.23                   74.2%      62.9%       $1,621,441      132
133              $130,190       1.29          1.23             1.23                   74.2%      62.9%       $1,309,104      133
134              $124,280       1.29          1.23             1.23                   74.2%      62.9%       $1,249,984      134
135              $151,251       1.29          1.23             1.23                   74.2%      62.9%       $1,216,200      135
136              $114,911       1.29          1.23             1.23                   74.2%      62.9%       $1,148,634      136
137              $654,955       1.38          1.33             1.15                   79.8%      71.4%       $6,823,431      137
138              $664,749       1.48          1.40             1.20                   78.1%      71.0%       $6,818,866      138
139              $642,948       1.33          1.28             1.28                   58.8%      49.4%       $6,181,001      139
140              $934,365       2.06          1.68             1.68                   79.8%      62.2%       $5,595,910      140
141              $644,542       1.33          1.24             1.24                   79.5%      67.9%       $6,127,710      141
142              $787,027       1.58          1.41             1.41                   68.2%      53.7%       $5,499,748      142
143              $828,606       1.66          1.51             1.51                   72.6%      57.0%       $5,472,891      143
144              $575,778       1.31          1.21             1.21                   77.3%      65.1%       $5,855,886      144
145              $596,020       1.32          1.21             1.21                   78.0%      66.1%       $5,846,426      145
146              $618,689       1.68          1.56             1.29                   74.5%      65.7%       $6,042,667      146
147              $579,294       1.33          1.24             1.24                   78.1%      65.8%       $5,711,701      147
148              $580,885       1.45          1.30             1.30                   73.3%      62.0%       $5,456,400      148
149              $553,866       1.51          1.44             1.21                   78.7%      69.6%       $5,711,203      149
150              $551,226       1.55          1.44             1.21                   77.9%      68.2%       $5,630,225      150
151              $527,646       1.47          1.39             1.17                   69.0%      59.7%       $5,541,498      151
152              $654,881       1.46          1.30             1.30                   74.9%      58.7%       $4,989,038      152
153              $740,755       1.71          1.51             1.51                   79.2%      61.7%       $4,935,282      153
154              $854,954       2.40          2.24             1.92                   50.1%      47.1%       $5,640,391      154
155              $627,748       1.54          1.35             1.35                   68.8%      53.6%       $4,666,371      155
156              $486,911       1.42          1.36             1.15                   78.0%      69.3%       $5,197,385      156
157              $504,162       1.52          1.48             1.23                   68.2%      59.0%       $5,018,033      157
158              $509,143       1.33          1.27             1.27                   67.8%      57.3%       $4,878,531      158
159              $498,582       1.25          1.23             1.23                   69.8%      59.6%       $4,802,958      159
160              $539,558       1.34          1.28             1.28                   68.6%      59.4%       $4,752,643      160

161              $321,140       1.86          1.66             1.66                   66.9%      51.9%       $2,304,542      161
162              $352,901       1.86          1.66             1.66                   66.9%      51.9%       $1,843,634      162
163              $433,271       1.63          1.51             1.25                   70.4%      60.7%       $4,310,438      163
164              $446,996       1.27          1.20             1.20                   78.6%      67.6%       $4,259,946      164
165              $426,792       1.48          1.42             1.21                   75.4%      70.8%       $4,507,684      165
166              $399,882       1.38          1.22             1.22                   78.9%      66.6%       $3,993,721      166
167              $415,932       1.50          1.42             1.22                   74.4%      67.8%       $4,166,736      167
168              $544,564       1.78          1.57             1.57                   71.6%      55.5%       $3,537,248      168
169              $565,746       1.75          1.71             1.71                   49.9%      42.7%       $3,845,103      169
170              $398,357       1.31          1.26             1.26                   63.1%      53.5%       $3,800,627      170
171              $467,793       1.57          1.53             1.53                   40.8%      34.4%       $3,703,851      171
172              $376,951       1.65          1.47             1.23                   79.1%      69.9%       $3,844,657      172
173              $381,747       1.25          1.19             1.19                   50.7%      43.6%       $3,688,634      173
174              $435,396       1.40          1.31             1.31                   79.1%      68.8%       $3,714,542      174
175              $358,986       1.45          1.40             1.18                   80.2%      72.5%       $3,844,328      175
176              $414,178       1.76          1.64             1.38                   79.3%      76.4%       $4,087,494      176
177              $372,943       1.45          1.41             1.20                   80.0%      72.7%       $3,850,601      177
178              $385,228       1.41          1.32             1.32                   77.9%      65.8%       $3,570,434      178
179              $446,947       1.54          1.43             1.43                   62.5%      53.8%       $3,605,229      179
180              $358,967       1.21          1.21             1.21                   74.7%      63.5%       $3,553,587      180
181              $366,588       1.56          1.44             1.23                   73.2%      65.2%       $3,649,170      181
182              $434,298       1.54          1.36             1.36                   68.8%      54.1%       $3,193,629      182
183              $336,752       1.30          1.26             1.26                   78.8%      65.7%       $3,351,618      183
184              $315,157       1.68          1.42             1.16                   66.7%      59.8%       $3,585,209      184
185              $356,580       1.42          1.25             1.25                   69.3%      58.9%       $3,389,375      185
186              $368,977       1.30          1.25             1.25                   66.2%      50.9%       $3,055,548      186
187              $340,199       1.33          1.29             1.29                   74.6%      62.7%       $3,261,978      187
188              $334,931       1.28          1.27             1.27                   70.4%      59.2%       $3,257,856      188
189              $330,580       1.62          1.49             1.24                   77.0%      66.4%       $3,318,049      189
190              $344,958       1.28          1.20             1.20                   79.9%      68.7%       $3,297,246      190

191              $176,395       1.47          1.40             1.20                   63.2%      54.7%       $1,717,340      191
192              $121,692       1.47          1.40             1.20                   63.2%      54.7%       $1,189,593      192
193               $41,151       1.47          1.40             1.20                   63.2%      54.7%         $402,299      193
194              $334,487       1.74          1.49             1.25                   75.5%      66.8%       $3,341,901      194
195              $360,035       1.42          1.29             1.29                   68.0%      52.5%       $2,877,301      195
196              $325,028       1.32          1.31             1.31                   70.5%      59.3%       $3,054,151      196
197              $329,354       1.31          1.23             1.23                   57.6%      49.5%       $3,088,029      197
198              $295,216       1.25          1.24             1.24                   75.8%      63.1%       $2,990,481      198
199              $333,670       1.32          1.23             1.23                   75.5%      65.3%       $3,067,641      199
200              $299,082       1.28          1.27             1.27                   70.8%      59.0%       $2,948,946      200
201              $298,308       1.18          1.18             1.18                   74.3%      63.3%       $2,976,087      201
202              $322,762       1.40          1.34             1.34                   79.3%      66.8%       $2,938,052      202
203              $319,747       1.43          1.27             1.27                   77.5%      66.1%       $2,974,416      203
204              $295,259       1.41          1.33             1.14                   76.7%      69.9%       $3,144,242      204
205              $346,703       1.48          1.39             1.39                   69.7%      59.5%       $2,914,814      205
206              $342,589       1.37          1.34             1.34                   64.7%      55.7%       $2,926,648      206
207              $286,909       1.35          1.24             1.24                   72.9%      61.8%       $2,780,761      207
208              $291,645       1.45          1.33             1.17                   76.6%      61.5%       $2,614,392      208
209              $295,492       1.55          1.49             1.26                   73.0%      64.9%       $2,886,794      209
210              $323,158       1.58          1.48             1.48                   70.4%      59.4%       $2,733,144      210
211              $342,222       1.60          1.38             1.38                   65.9%      51.3%       $2,489,397      211
212              $313,652       1.54          1.32             1.32                   71.0%      66.9%       $3,008,763      212
213              $327,917       1.46          1.39             1.39                   64.7%      49.8%       $2,441,320      213
214              $285,982       1.29          1.23             1.23                   76.9%      65.9%       $2,702,508      214
215              $304,286       1.26          1.20             1.20                   74.9%      59.1%       $2,482,379      215
216              $280,375       1.28          1.22             1.22                   70.8%      60.6%       $2,668,299      216
217              $295,602       1.63          1.54             1.10                   74.0%       8.4%         $354,448      217
218              $257,134       1.47          1.25             1.25                   77.7%      64.7%       $2,588,518      218
219              $264,570       1.55          1.54             1.26                   76.5%      68.5%       $2,775,075      219
220              $263,446       1.43          1.28             1.28                   75.3%      62.8%       $2,575,993      220
221              $256,731       1.28          1.21             1.21                   72.1%      60.9%       $2,598,870      221
222              $257,112       1.29          1.21             1.21                   77.3%      65.5%       $2,552,577      222
223              $275,434       1.29          1.25             1.25                   64.9%      55.5%       $2,565,613      223
224              $275,058       1.28          1.20             1.20                   71.3%      61.7%       $2,591,640      224
225              $285,682       1.38          1.28             1.28                   66.6%      57.2%       $2,575,206      225
226              $379,986       1.65          1.47             1.47                   71.3%      57.6%       $2,418,077      226
227              $324,932       1.84          1.78             1.49                   80.0%      70.4%       $2,605,364      227
228              $368,810       2.00          2.00             2.00                   50.0%      50.0%       $2,950,000      228
229              $277,044       1.82          1.70             1.39                   79.1%      70.1%       $2,593,905      229
230              $263,788       1.28          1.22             1.22                   75.0%      64.3%       $2,505,807      230
231              $252,388       1.22          1.17             1.17                   73.0%      62.6%       $2,503,667      231
232              $263,631       1.23          1.20             1.20                   72.9%      62.8%       $2,511,523      232
233              $278,356       1.34          1.27             1.27                   79.3%      68.4%       $2,495,643      233
234              $245,926       1.28          1.20             1.20                   76.2%      64.5%       $2,452,161      234
235              $243,410       1.31          1.20             1.20                   76.2%      64.3%       $2,444,850      235
236              $299,204       1.61          1.49             1.49                   65.6%      55.4%       $2,439,266      236
237              $295,193       1.63          1.54             1.54                   60.6%      51.0%       $2,407,544      237
238              $255,839       1.34          1.21             1.21                   77.7%      66.9%       $2,427,640      238
239              $270,303       1.40          1.31             1.31                   74.5%      63.7%       $2,396,617      239
240              $239,102       1.23          1.18             1.18                   75.5%      64.5%       $2,384,989      240
241              $249,201       1.36          1.26             1.26                   79.5%      67.6%       $2,364,356      241
242              $239,305       1.73          1.54             1.27                   70.5%      64.5%       $2,517,263      242
243              $231,830       1.35          1.21             1.21                   77.2%      65.5%       $2,305,302      243
244              $270,261       1.59          1.55             1.34                   70.3%      62.9%       $2,416,249      244
245              $237,171       1.33          1.28             1.28                   75.9%      64.3%       $2,250,388      245
246              $242,190       1.41          1.32             1.32                   74.1%      62.6%       $2,230,099      246
247              $222,751       1.31          1.20             1.20                   77.5%      65.6%       $2,228,991      247
248              $234,902       1.24          1.20             1.20                   58.3%      50.2%       $2,242,882      248
249              $229,769       1.29          1.22             1.22                   72.7%      62.3%       $2,180,821      249
250              $232,627       1.47          1.29             1.29                   74.6%      63.4%       $2,143,781      250
251              $243,002       1.29          1.25             1.25                   65.1%      51.0%       $1,934,472      251
252              $231,022       1.43          1.34             1.34                   68.3%      57.9%       $2,084,498      252
253              $218,019       1.27          1.20             1.20                   69.7%      60.0%       $2,076,457      253
254              $214,291       1.36          1.20             1.20                   69.9%      59.9%       $2,066,499      254
255              $201,040       1.25          1.23             1.23                   75.4%      63.9%       $1,979,644      255
256              $279,760       1.71          1.65             1.65                   56.1%      48.0%       $1,968,094      256
257              $210,732       1.40          1.33             1.33                   78.7%      66.6%       $1,930,139      257
258              $198,066       1.42          1.39             1.19                   78.6%      71.4%       $2,070,606      258

259              $115,357       1.28          1.20             1.20                   70.5%      60.6%       $1,105,433      259
260               $83,753       1.28          1.20             1.20                   70.5%      60.6%         $802,575      260
261              $203,787       1.56          1.45             1.25                   78.0%      69.8%       $1,946,380      261
262              $217,201       2.28          1.92             1.41                   69.6%      56.8%       $1,760,068      262
263              $183,982       1.57          1.42             1.20                   80.0%      71.1%       $1,883,042      263
264              $190,735       1.39          1.28             1.28                   73.7%      62.8%       $1,777,653      264
265              $185,122       1.53          1.40             1.20                   79.8%      71.3%       $1,854,047      265
266              $200,789       1.36          1.31             1.31                   72.0%      62.3%       $1,727,773      266
267              $188,407       1.45          1.28             1.28                   72.4%      62.0%       $1,711,874      267
268              $195,467       1.54          1.29             1.29                   72.6%      62.7%       $1,723,096      268
269              $213,862       1.47          1.40             1.40                   68.4%      53.4%       $1,547,842      269
270              $174,046       1.31          1.23             1.23                   70.3%      60.4%       $1,630,460      270
271              $169,884       1.26          1.25             1.25                   72.8%      62.0%       $1,612,796      271
272              $144,046       1.29          1.17             1.17                   74.6%      63.2%       $1,479,753      272

273              $107,919       1.53          1.28             1.28                   73.0%      56.4%         $871,626      273
274               $48,086       1.53          1.28             1.28                   73.0%      56.4%         $389,938      274
275              $166,194       1.75          1.61             1.39                   69.6%      61.1%       $1,404,688      275
276              $139,948       1.49          1.40             1.21                   74.2%      66.4%       $1,387,333      276
277              $140,839       1.33          1.28             1.28                   77.0%      65.6%       $1,312,848      277
278              $137,000       1.35          1.22             1.22                   79.3%      68.3%       $1,277,906      278
279              $138,677       1.36          1.28             1.28                   72.3%      62.4%       $1,229,782      279
280              $126,637       1.25          1.20             1.20                   69.2%      59.4%       $1,217,626      280
281              $136,283       1.32          1.26             1.26                   71.3%      61.7%       $1,221,383      281
282              $135,145       1.42          1.36             1.36                   61.9%      53.5%       $1,122,743      282
283              $194,063       2.31          2.07             2.07                   41.3%      35.6%       $1,068,233      283
284              $148,500       1.48          1.42             1.42                   58.5%      44.2%         $933,088      284
285              $110,894       1.25          1.20             1.20                   76.2%      65.7%       $1,051,028      285
286              $102,402       1.27          1.20             1.20                   75.5%      59.6%         $835,016      286
287              $109,510       1.58          1.43             1.43                   61.5%      53.2%         $865,074      287
288              $106,208       1.80          1.65             1.65                   68.1%      55.3%         $707,321      288

                                1.66x         1.54x            1.48x                  64.3%      58.1%

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE     MORTGAGE                                                                                  APPRAISED        VALUATION
LOAN NO.     LOAN SELLER(1)   PROPERTY NAME(2)                                                          VALUE(13)         DATE(14)
----------------------------------------------------------------------------------------------------------------------------------

    1        MSMC             Cherry Creek Shopping Center                                           $575,600,000      03/31/2006
    2        LaSalle          225 Franklin Street                                                    $442,000,000      04/12/2006
    3        MSMC             120 Broadway                                                           $470,000,000      05/01/2006
                              G&L Portfolio - Roll-up
    4        PCF II/MSMC      G&L Portfolio - Regents Medical Center (I)                              $34,300,000      02/21/2006
    5        PCF II/MSMC      G&L Portfolio - 435 North Bedford (I)                                   $33,900,000      03/14/2006
    6        PCF II/MSMC      G&L Portfolio - 405 Bedford (I)                                         $30,700,000      03/14/2006
    7        PCF II/MSMC      G&L Portfolio - 416 Bedford (I)                                         $25,400,000      03/14/2006
    8        PCF II/MSMC      G&L Portfolio - Sherman Oaks Medical (I)                                $24,900,000      02/17/2006
    9        PCF II/MSMC      G&L Portfolio - Lyons Building (I)                                      $21,700,000      02/21/2006
   10        PCF II/MSMC      G&L Portfolio - 415 Bedford (I)                                         $15,500,000      03/14/2006
                      Millennium Retail Portfolio - Roll-up
   11        MSMC             Millennium Retail - San Francisco (II)                                  $87,500,000      05/01/2006
   12        MSMC             Millennium Retail - Washington DC (II)                                  $66,300,000      12/09/2005
   13        MSMC             Millennium Retail - Georgetown (II)                                     $33,700,000      12/09/2005
   14        MSMC             80 Broad Street                                                        $113,500,000      05/19/2006
   15        MSMC             Weberstown Mall                                                        $101,600,000      05/31/2006
   16        PCF II           Gateway Shopping Center                                                 $75,750,000      06/06/2006
   17        MSMC             633 Indiana Avenue NW                                                   $71,500,000      04/28/2006
                       DCT Industrial Portfolio - Roll-up
   18        LaSalle          DCT Industrial Portfolio - Memphis (III)                                $39,700,000      01/18/2006
   19        LaSalle          DCT Industrial Portfolio - McCook (III)                                 $24,000,000      01/10/2006
   20        LaSalle          DCT Industrial Portfolio - Northlake (III)                              $24,000,000      01/11/2006
   21        LaSalle          DCT Industrial Portfolio - McDonough (III)                              $21,000,000      01/12/2006
   22        LaSalle          DCT Industrial Portfolio - Somerset (III)                                $8,900,000      01/12/2006
   23        LaSalle          DCT Industrial Portfolio - Allentown (III)                               $5,500,000      01/13/2006
                          RLJ Hotel Portfolio - Roll-up
   24        MSMC             Marriott - Denver South, CO (IV)                                        $49,200,000      06/01/2006
   25        MSMC             Marriott - Midway  (IV)                                                 $36,700,000      06/01/2006
   26        MSMC             Renaissance Hotel - Plantantion, FL (IV)                                $42,200,000      06/01/2006
   27        MSMC             Marriott - Austin Airport So. (IV)                                      $33,100,000      06/01/2006
   28        MSMC             Hilton Garden Inn - Chicago Midway (IV)                                 $29,200,000      06/01/2006
   29        MSMC             Residence Inn - Plantation, FL (IV)                                     $25,600,000      06/01/2006
   30        MSMC             Renaissance - Broomfield, CO (IV)                                       $41,000,000      06/01/2006
   31        MSMC             Courtyard - Salt Lake City (IV)                                         $23,100,000      06/01/2006
   32        MSMC             Residence Inn Galleria - Houston, Texas (IV)                            $21,900,000      06/01/2006
   33        MSMC             Hampton Inn -Chicago Midway Airport (IV)                                $25,000,000      06/01/2006
   34        MSMC             Marriott - Pontiac, MI (IV)                                             $36,800,000      06/01/2006
   35        MSMC             Holiday Inn Express - Chicago Midway (IV)                               $16,400,000      06/01/2006
   36        MSMC             Courtyard - Austin NW Parmer Lane (IV)                                  $16,200,000      06/01/2006
   37        MSMC             Springhill Suites - Austin So. (IV)                                     $17,000,000      06/01/2006
   38        MSMC             Residence Inn - Round Rock (IV)                                         $14,800,000      06/01/2006
   39        MSMC             Residence Inn - Austin NW (IV)                                          $15,500,000      06/01/2006
   40        MSMC             Courtyard - Brandon (IV)                                                $13,000,000      06/01/2006
   41        MSMC             Residence Inn - Pontiac, MI (IV)                                        $14,300,000      06/01/2006
   42        MSMC             Residence Inn - Schaumberg (IV)                                         $15,100,000      06/01/2006
   43        MSMC             Sleep Inn - Chicago Midway (IV)                                         $13,200,000      06/01/2006
   44        MSMC             Springhill Suites Schaumberg (IV)                                       $15,700,000      06/01/2006
   45        MSMC             Fairfield Inn Brandon - Tampa, Florida (IV)                             $12,200,000      06/01/2006
   46        MSMC             Courtyard - Fort Wayne, IN (IV)                                         $13,000,000      06/01/2006
   47        MSMC             Courtyard - Louisville Northeast (IV)                                   $14,800,000      06/01/2006
   48        MSMC             Courtyard - Merrillville (IV)                                           $11,700,000      06/01/2006
   49        MSMC             Residence Inn - Louisville, CO (IV)                                     $12,300,000      06/01/2006
   50        MSMC             Residence Inn - Fishers Indianapolis (IV)                               $11,000,000      06/01/2006
   51        MSMC             Courtyard Sugarland - Stafford, Texas (IV)                              $10,000,000      06/01/2006
   52        MSMC             Residence Inn Sugarland - Houston, TX (IV)                               $9,800,000      06/01/2006
   53        MSMC             Fairfield Inn - Merrillville (IV)                                        $9,000,000      06/01/2006
   54        MSMC             Courtyard - Mesquite (IV)                                                $9,200,000      06/01/2006
   55        MSMC             Residence Inn - Merrillville (IV)                                        $9,100,000      06/01/2006
   56        MSMC             Courtyard - Mishawaka (IV)                                               $9,000,000      06/01/2006
   57        MSMC             Courtyard - Pontiac, MI (IV)                                             $9,800,000      06/01/2006
   58        MSMC             Residence Inn - Austin South (IV)                                        $9,300,000      06/01/2006
   59        MSMC             Hampton Inn -Merrillville (IV)                                           $7,400,000      06/01/2006
   60        MSMC             Holiday Inn Express - Merrillville (IV)                                  $6,600,000      06/01/2006
   61        MSMC             Courtyard - Valparaiso (IV)                                              $7,400,000      06/01/2006
   62        MSMC             Fairfield Inn - Austin So. (IV)                                          $5,500,000      06/01/2006
   63        MSMC             Holiday Inn Select Grand Rapids - Kentwood, Michigan (IV)                $8,800,000      06/01/2006
   64        MSMC             Residence Inn - South Bend, Indiana (IV)                                 $5,600,000      06/01/2006
   65        MSMC             Courtyard - Benton Harbor, Michigan (IV)                                 $6,300,000      06/01/2006
   66        MSMC             Fairfield Inn - Valparaiso, Indiana (IV)                                 $2,900,000      06/01/2006
   67        LaSalle          Cornerstone at Norwood Office                                           $51,300,000      05/15/2006
                        Ritz-Carlton Portfolio - Roll-up
   68        MSMC             Ritz-Carlton, Central Park (V)                                         $177,000,000      06/01/2005
   69        MSMC             Ritz-Carlton, Washington (V)                                           $111,000,000      06/01/2005
   70        MSMC             Ritz-Carlton, Battery Park (V)                                          $90,000,000      06/01/2005
   71        MSMC             Ritz-Carlton, Boston (V)                                                $95,000,000      06/01/2005
   72        MSMC             Ritz-Carlton, Georgetown (V)                                            $43,200,000      06/01/2005
                              RLJ Indianapolis Hotel Portfolio - Roll-up
   73        MSMC             Residence Inn - Indianapolis Canal (VI)                                 $24,000,000      06/01/2006
   74        MSMC             Courtyard - Indianapolis Capitol (VI)                                   $23,400,000      06/01/2006
                              The Center Point Complex Portfolio - Roll-up
   75        LaSalle          The Center Point Complex - 401 South Hamilton Street (VII)              $19,040,000      02/06/2006
   76        LaSalle          The Center Point Complex - 401 South Centennial Street (VII)             $9,415,000      02/06/2006
   77        LaSalle          The Center Point Complex - 401 Manning Street (VII)                      $6,960,000      02/06/2006
   78        LaSalle          The Center Point Complex - 401 East Russell Avenue (VII)                 $3,430,000      02/06/2006
   79        MSMC             Voice of America Phase II                                               $40,600,000      11/01/2006
                              Indianapolis Office Portfolio - Roll-up
   80        LaSalle          Market Square Center (VIII)                                             $26,600,000      04/06/2006
   81        LaSalle          251 East Ohio (VIII)                                                    $14,600,000      04/06/2006
   82        LaSalle          Mayo Medical Building                                                   $37,000,000      04/18/2006
   83        LaSalle          Triwest Plaza                                                           $38,200,000      03/01/2006
   84        MSMC             50 Emjay Boulevard                                                      $29,400,000      01/05/2006
   85        LaSalle          Commerce Tower                                                          $26,900,000      06/15/2007
   86        PCF II           5600 Broken Sound Boulevard                                             $31,000,000      05/31/2006
   87        MSMC             GE Capital FFC Office Building                                          $29,500,000      05/01/2006
   88        LaSalle          Crossroads Shopping Center                                              $35,300,000      03/09/2006
                      Central PA Retail Portfolio - Roll-up
   89        MSMC             Central PA Retail Portfolio - East Side Shopping Center (A)              $7,100,000      11/03/2005
   90        MSMC             Central PA Retail Portfolio - Village Center at Hamlin (A)               $6,800,000      11/04/2005
   91        MSMC             Central PA Retail Portfolio - Village Center at Lords Valley (A)         $5,300,000      11/03/2005
   92        MSMC             Central PA Retail Portfolio - Village Center at Duryea (A)               $3,925,000      11/03/2005
   93        MSMC             Central PA Retail Portfolio - Union Boulevard Shopping Plaza (A)         $2,700,000      11/03/2005
   94        LaSalle          Arboretum Village                                                       $27,400,000      02/05/2006
   95        MSMC             601 Indiana Avenue NW                                                   $26,300,000      04/28/2006
   96        MSMC             Lowe Office Park                                                        $23,575,000      02/02/2006
   97        MSMC             Windsor Commons Shopping Center                                         $20,900,000      02/10/2006
   98        LaSalle          122 West John Carpenter                                                 $21,250,000      02/16/2006
   99        MSMC             Washington Green Shopping Center                                        $22,500,000      11/28/2005
   100       LaSalle          Aspen Pointe Apartments                                                 $19,400,000      05/05/2006
   101       PCF II           One Riverfront Place                                                    $22,380,000      04/19/2006
   102       MSMC             One Chatham Center                                                      $20,500,000      11/09/2005
   103       LaSalle          302 West Third Street                                                   $19,725,000      02/01/2006
   104       LaSalle          Giant Food - Bucks County                                               $20,600,000      04/01/2006
   105       PCF II           Country Hills Plaza                                                     $17,700,000      05/02/2006
   106       MSMC             Berdon Plaza Shopping Center                                            $19,000,000      01/09/2006
   107       LaSalle          Ozburn Hessey                                                           $19,000,000      02/06/2006
   108       LaSalle          40 West Office Building                                                 $17,725,000      04/21/2006
   109       LaSalle          Village Squire Apartments                                               $18,500,000      03/21/2006
   110       MSMC             Page Plaza                                                              $16,000,000      11/11/2005
                              Doneff Portfolio - Roll-up
   111       MSMC             Doneff Portfolio - Custer Village (B)                                    $4,700,000      10/13/2005
   112       MSMC             Doneff Portfolio - Southbrook Apartments (B)                             $3,220,000      10/13/2005
   113       MSMC             Doneff Portfolio - Meadowbrook Apartments (B)                            $3,070,000      10/13/2005
   114       MSMC             Doneff Portfolio - Sheboygan Regency House (B)                           $2,340,000      10/13/2005
   115       MSMC             Doneff Portfolio - Janesville Regency House (B)                          $2,100,000      10/13/2005
   116       LaSalle          Courtyard by Marriott - High Point                                      $13,375,000      04/20/2006
   117       MSMC             Norris Furniture & Interiors - Ft. Myers                                $14,300,000      01/24/2006
   118       MSMC             Southaven Commons Shopping Center                                       $13,500,000      11/17/2005
                              Koehler Dakota Hotel Portfolio - Roll-up
   119       LaSalle          Holiday Inn Express - Bismarck (IX)                                      $6,000,000      04/20/2006
   120       LaSalle          Holiday Inn Express - Rapid City (IX)                                    $8,800,000      04/23/2006
                        Lamont Hotel Portfolio - Roll-up
   121       LaSalle          Holiday Inn Express - Aberdeen (X)                                       $5,700,000      02/07/2006
   122       LaSalle          Holiday Inn Express - Dickinson (X)                                      $4,200,000      02/06/2006
   123       LaSalle          Holiday Inn Express - Watertown (X)                                      $5,270,000      02/07/2006
   124       LaSalle          Textile Building                                                        $12,400,000      05/24/2006
   125       LaSalle          Morrowood Townhomes                                                     $13,000,000      05/05/2006
   126       PCF II           Moreno Beach Plaza                                                      $15,100,000      04/15/2006
                              Koehler West Virginia Hotel Portfolio - Roll-up
   127       LaSalle          Holiday Inn Express - Morgantown (XI)                                    $6,800,000      04/20/2006
   128       LaSalle          SpringHill Suites - Morgantown (XI)                                      $6,400,000      04/20/2006
   129       LaSalle          Holiday Inn Express - Winfield (XI)                                      $5,900,000      04/20/2006
   130       MSMC             University of Phoenix Building                                          $10,900,000      01/06/2006
   131       LaSalle          Sexton MHP                                                              $11,950,000      04/20/2006
                              Ann Arbor Apartment Portfolio - Roll-up
   132       MSMC             Ann Arbor Apartment Portfolio - Kingsley Apts. (XII)                     $2,400,000      10/19/2005
   133       MSMC             Ann Arbor Apartment Portfolio - First Street Apts. (XII)                 $2,380,000      10/19/2005
   134       MSMC             Ann Arbor Apartment Portfolio - Madison Street Apt (XII)                 $2,100,000      10/19/2005
   135       MSMC             Ann Arbor Aptartment Portfolio - Chelsea Apts. (XII)                     $1,800,000      10/19/2005
   136       MSMC             Ann Arbor Apartment Portfolio - Second Street Apts (XII)                 $1,730,000      10/19/2005
   137       MSMC             Shores at Elders Pond                                                    $9,550,000      03/18/2006
   138       MSMC             Horizon at Hillcrest Apartments                                          $9,600,000      05/01/2007
   139       MSMC             Alvarado Street Retail                                                  $12,500,000      11/22/2005
   140       LaSalle          Comfort Suites - Greensboro                                              $9,000,000      04/20/2006
   141       MSMC             Keebler Krossing                                                         $9,020,000      01/05/2006
   142       MSMC             Hampton Inn & Suites Spartanburg                                        $10,250,000      03/31/2006
   143       MSMC             Comfort Suites - Northlake                                               $9,600,000      03/07/2006
   144       MSMC             Monroe Medical Arts Building                                             $9,000,000      01/01/2006
   145       MSMC             Muncie Family Physicians                                                 $8,850,000      07/01/2006
   146       MSMC             Nottingham Courts                                                        $9,200,000      01/19/2006
   147       MSMC             Mt. Hood Professional Plaza                                              $8,680,000      03/25/2006
   148       MSMC             Westlake Office Park                                                     $8,800,000      11/11/2005
   149       LaSalle          Maple Grove Commons                                                      $8,200,000      04/06/2006
   150       MSMC             228 Saugatuck Avenue                                                     $8,250,000      03/01/2006
   151       MSMC             Alderbrooke Apartments                                                   $9,275,000      01/05/2006
   152       MSMC             Homewood Suites - Pinehurst, NC                                          $8,500,000      06/01/2006
   153       LaSalle          Comfort Suites - New Bern                                                $8,000,000      05/02/2006
   154       LaSalle          Midway - Frontier                                                       $11,975,000      03/17/2006
   155       MSMC             Comfort Suites - Atlanta                                                 $8,700,000      03/31/2006
   156       LaSalle          Cortland Commons                                                         $7,500,000      04/06/2006
   157       MSMC             2174 White Plains Road                                                   $8,500,000      12/29/2005
   158       MSMC             Arena Marketplace                                                        $8,510,000      12/22/2005
   159       MSMC             US-1 Self Storage                                                        $8,060,000      02/20/2006
   160       MSMC             21-21 44th Drive                                                         $8,000,000      03/16/2006
                       Richmond Hotel Portfolio - Roll-up
   161       MSMC             Richmond Hotel Portfolio - Hampton Inn (C)                               $4,550,000      10/18/2005
   162       MSMC             Richmond Hotel Portfolio - Hampton Inn (C)                               $3,450,000      10/18/2005
   163       MSMC             Coronado Point Office Park                                               $7,100,000      06/01/2006
   164       LaSalle          Fishers Corner                                                           $6,300,000      03/14/2006
   165       PCF II           210, 254, 300 East Rollins Road                                          $6,365,000      05/19/2006
   166       MSMC             Avon Medical Arts Building                                               $6,000,000      03/01/2006
   167       LaSalle          Adams Office                                                             $6,150,000      04/02/2006
   168       MSMC             Baymont Inn & Suites                                                     $6,370,000      12/28/2005
   169       LaSalle          422 Mystic Avenue                                                        $9,000,000      03/30/2006
   170       MSMC             Rite Aid - Mechanicsburg, PA                                             $7,100,000      12/15/2005
   171       LaSalle          Central Self-Storage                                                    $10,775,000      04/12/2006
   172       LaSalle          Weston Building                                                          $5,500,000      03/08/2006
   173       LaSalle          Fairfield Self Storage                                                   $8,460,000      04/24/2006
   174       LaSalle          Quail Hollow Apartments                                                  $5,400,000      03/27/2006
   175       MSMC             Bradford Oaks                                                            $5,300,000      03/17/2006
   176       MSMC             Starcrest Center                                                         $5,350,000      12/13/2005
   177       LaSalle          Fruit Cove Plaza                                                         $5,300,000      05/08/2006
   178       MSMC             Fox Plaza                                                                $5,430,000      01/30/2006
   179       LaSalle          Bienville Tower Apartments                                               $6,700,000      03/31/2006
   180       MSMC             86 University Place                                                      $5,600,000      01/24/2006
   181       LaSalle          Cooper Lake Apartments                                                   $5,600,000      03/22/2006
   182       MSMC             Nanticoke Business Park                                                  $5,900,000      10/28/2005
   183       MSMC             Prospect Commons Apartments                                              $5,100,000      03/08/2006
   184       MSMC             21721-21729 Vanowen Street                                               $6,000,000      12/16/2005
   185       MSMC             Cavalier Apartments                                                      $5,750,000      11/17/2005
   186       MSMC             Rite Aid - Delmar, MD                                                    $6,000,000      12/15/2005
   187       MSMC             Eckerds - Worcester                                                      $5,200,000      10/01/2005
   188       MSMC             Walgreens - Norfolk                                                      $5,500,000      12/01/2005
   189       MSMC             Battlefield Station                                                      $5,000,000      10/12/2005
   190       LaSalle          Hunters Glen                                                             $4,800,000      04/17/2006
                              Tomra Pacific Industrial Portfolio - Roll-up
   191       MSMC             Tomra Pacific Industrial Portfolio - Fremont (XIII)                      $3,000,000      03/10/2006
   192       MSMC             Tomra Pacific Industrial Portfolio - Rancho Cucamo (XIII)                $2,300,000      03/10/2006
   193       MSMC             Tomra Pacific Industrial Portfolio - Sacramento (XIII)                     $750,000      03/16/2006
   194       MSMC             Eastwood Professional Center                                             $5,000,000      02/15/2006
   195       MSMC             Mesa View Medical Office Bldg.                                           $5,480,000      06/03/2006
   196       MSMC             CVS Ft. Myers                                                            $5,150,000      12/14/2005
   197       LaSalle          Allerton Street Office                                                   $6,240,000      05/01/2006
   198       MSMC             Walgreens - Decatur                                                      $4,740,000      12/18/2005
   199       LaSalle          Fugazy Travel                                                            $4,700,000      02/08/2006
   200       MSMC             Walgreens - Yuma                                                         $5,000,000      01/16/2006
   201       MSMC             AmSouth Bank Building - Oviedo                                           $4,700,000      03/27/2006
   202       MSMC             Shops of Waterville Commons                                              $4,400,000      10/28/2005
   203       MSMC             Hastings/Mr. Gattis Retail Center                                        $4,500,000      02/11/2006
   204       PCF II           7220 South Cicero Avenue                                                 $4,500,000      06/05/2006
   205       LaSalle          One City Plaza                                                           $4,900,000      05/01/2006
   206       PCF II           140 Diamond Creek Place                                                  $5,250,000      05/24/2006
   207       MSMC             10 Mott Avenue                                                           $4,500,000      12/29/2005
   208       MSMC             Pleasant Hill Apartments                                                 $4,250,000      02/01/2006
   209       MSMC             Coach Long Beach                                                         $4,450,000      05/01/2006
   210       MSMC             Food World Moody                                                         $4,600,000      01/27/2005
   211       MSMC             Fairfield Inn Gastonia                                                   $4,850,000      04/03/2006
   212       MSMC             John B. Coleman Building                                                 $4,500,000      04/01/2006
   213       MSMC             Rite Aid - Harrington, DE                                                $4,900,000      11/07/2005
   214       MSMC             Pepper's Ferry Place                                                     $4,100,000      03/16/2006
   215       LaSalle          Advanced Self Storage                                                    $4,200,000      04/27/2006
   216       MSMC             Roanoke Retail                                                           $4,400,000      03/16/2006
   217       PCF II           105 Regency Park Drive                                                   $4,200,000      04/13/2006
   218       MSMC             800 Port Centre Parkway                                                  $4,000,000      02/01/2006
   219       MSMC             Walgreens - Glasgow                                                      $4,050,000      12/15/2005
   220       MSMC             103 Executive Drive                                                      $4,100,000      07/05/2005
   221       MSMC             Chester Apartments                                                       $4,270,000      11/29/2005
   222       MSMC             Spring Creek Crossing                                                    $3,900,000      02/10/2006
   223       PCF II           1180 Tourmaline Drive                                                    $4,620,000      05/22/2006
   224       LaSalle          Fairfield Apartments                                                     $4,200,000      04/12/2006
   225       LaSalle          1157 First Colonial Road                                                 $4,500,000      04/17/2006
   226       LaSalle          Holiday Inn Express - Kernersville, NC                                   $4,200,000      05/01/2006
   227       LaSalle          Houston Leisure RV Resort                                                $3,700,000      04/05/2006
   228       LaSalle          Walgreens Phoenix                                                        $5,900,000      05/25/2006
   229       MSMC             The Shops at Parkway Pavilion                                            $3,700,000      01/09/2006
   230       MSMC             Chesapeake Retail                                                        $3,900,000      03/24/2006
   231       MSMC             South Plainfield Restaurants                                             $4,000,000      04/02/2006
   232       LaSalle          Calexico Self Storage                                                    $4,000,000      04/06/2006
   233       LaSalle          Drive-Up Self Storage                                                    $3,650,000      03/23/2006
   234       MSMC             Market Street Plaza                                                      $3,800,000      03/10/2006
   235       MSMC             North Meridian Primary Care                                              $3,800,000      04/01/2006
   236       MSMC             93-01 63rd Drive                                                         $4,400,000      11/01/2005
   237       MSMC             Sugarloaf Shopping Center                                                $4,725,000      06/13/2005
   238       LaSalle          Friendship Professional Center                                           $3,630,000      03/30/2006
   239       LaSalle          Durango Plaza                                                            $3,760,000      04/24/2006
   240       MSMC             5860 West Arizona Pavilions Drive                                        $3,700,000      03/14/2006
   241       MSMC             Gandy Shopping Center                                                    $3,500,000      01/13/2006
   242       MSMC             Bent Oak Apartments                                                      $3,900,000      01/24/2006
   243       MSMC             Northview Concourse III                                                  $3,520,000      12/07/2005
   244       LaSalle          Ontario Airport SS                                                       $3,840,000      05/11/2006
   245       MSMC             144-154 Bloomfield Avenue                                                $3,500,000      10/20/2005
   246       MSMC             Forest Park Center                                                       $3,560,000      12/27/2005
   247       MSMC             Hazel Dell Medical Office                                                $3,400,000      04/01/2006
   248       LaSalle          South Virgil Apartments                                                  $4,470,000      04/13/2006
   249       MSMC             Apopka Retail                                                            $3,500,000      03/14/2006
   250       MSMC             Coulter Forum Shopping Center                                            $3,380,000      08/19/2005
   251       LaSalle          Eastside Self Storage                                                    $3,790,000      04/25/2006
   252       MSMC             The Centre at Greatwood                                                  $3,600,000      12/19/2005
   253       LaSalle          Lily Lake Terrace Apartments                                             $3,460,000      04/18/2006
   254       LaSalle          Madison Building                                                         $3,450,000      04/27/2006
   255       MSMC             McDowell Building                                                        $3,100,000      12/01/2005
   256       PCF II           1141 Longwood Avenue                                                     $4,100,000      05/08/2006
   257       MSMC             Genuardis Plaza                                                          $2,900,000      11/04/2005
   258       MSMC             Phoenix West Mobile Home Park                                            $2,900,000      04/11/2006
                              Sunset and Commander Apartments Portfolio - Roll-up
   259       LaSalle          Sunset Apartments (XIV)                                                  $1,825,000      04/07/2006
   260       LaSalle          Commander Apartments (XIV)                                               $1,325,000      04/07/2006
   261       LaSalle          Pearson Shopping Center                                                  $2,790,000      05/02/2006
   262       MSMC             White Oaks Plaza                                                         $3,100,000      05/10/2005
   263       MSMC             Taft Church Station                                                      $2,650,000      01/09/2006
   264       MSMC             201 Nasa Road                                                            $2,830,000      11/16/2005
   265       LaSalle          Intertech II Office                                                      $2,600,000      04/25/2006
   266       LaSalle          Alpine Village MHP                                                       $2,775,000      03/01/2006
   267       PCF II           Alex Tower Shopping Center                                               $2,760,000      05/04/2006
   268       LaSalle          Remington Apartments                                                     $2,750,000      11/14/2005
   269       PCF II           3050 Long Beach Road                                                     $2,900,000      12/15/2005
   270       MSMC             Original Steakhouse & Sports                                             $2,700,000      04/14/2006
   271       MSMC             Rite Aid - Meridian, MS                                                  $2,600,000      03/13/2006
   272       MSMC             West City Crossing                                                       $2,340,000      03/09/2006
                       Allegheny Retail Portfolio Roll-up
   273       MSMC             Allegheny Retail Portfolio - Advance Auto Imperial (XV)                  $1,500,000      11/02/2005
   274       MSMC             Allegheny Retail Portfolio - 601-611 Lincoln Avenue (XV)                   $735,000      11/01/2005
   275       LaSalle          Barnes Building                                                          $2,300,000      04/10/2006
   276       MSMC             Litchfield Centre                                                        $2,090,000      03/20/2006
   277       MSMC             Bank One Ground Lease                                                    $2,000,000      06/16/2006
   278       LaSalle          Woodlands Apartments                                                     $1,870,000      04/26/2006
   279       LaSalle          Elmwood Center                                                           $1,970,000      04/18/2006
   280       LaSalle          Autumn Creek Crossing Center                                             $2,050,000      05/02/2006
   281       LaSalle          Atlas Self Storage                                                       $1,980,000      03/15/2006
   282       PCF II           3100 East Commercial Boulevard                                           $2,100,000      05/17/2006
   283       LaSalle          8001 Cessna Avenue                                                       $3,000,000      03/27/2006
   284       LaSalle          Rite Aid-Jackson                                                         $2,112,000      03/01/2006
   285       PCF II           Benchmark Apartments                                                     $1,600,000      05/05/2006
   286       LaSalle          All American Self Storage                                                $1,400,000      04/25/2006
   287       PCF II           Riverside Parkway Medical Office                                         $1,625,000      05/08/2006
   288       MSMC             Watson & Taylor Mini Storage - 6450 Spellman                             $1,280,000      10/13/2005

                          TOTALS AND WEIGHTED AVERAGES:

---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                            LEASE
LOAN NO.        LARGEST TENANT(15)                              EXPIRATION DATE      % NSF     SECOND LARGEST TENANT(15)
---------------------------------------------------------------------------------------------------------------------------------

  1             Cherry Creek Stadium 8                            01/31/2010          5.3%     Gap/Gap Kids, The
  2             SSB Realty, LLC                                   12/31/2015         45.3%     Fish & Richardson, P.C.
  3             New York - Dept of Law                            06/30/2018         18.1%     Tower Insurance Company

  4             UCSD Orthomed                                     01/31/2007         16.7%     Samuel Wood, MD
  5             G&L Realty Corp.                                  02/28/2018          7.0%     Joseph Sugerman, M.D.
  6             Specialty Surgical Center                         08/31/2009         13.0%     Robert Hutcherson, MD
  7             Fleming & Mayer, MD's                             11/30/2008         12.5%     John D. Hofbauer/Laura E.
  8             Triad Inc. & SO Health Systems                    05/31/2010          8.8%     Dominick Sisto, M.D., Inc.
  9             Valencia Surgical Center                          04/30/2010         16.9%     Santa Clarita Imaging
 10             Under G's Lingerie                                05/31/2011         24.8%     Sean Yodeem

 11             Sports Club/LA                                    09/30/2021         55.0%     TASTE
 12             Sports Club/LA                                    10/31/2020         74.9%     CVS
 13             Loews Cinemas                                     11/30/2022         89.4%     Georgetown Bancorp
 14             HQ Global Workplaces                              08/31/2011         10.7%     Aegis Communications
 15             Sears                                             01/31/2013         32.4%     JC Penney
 16             Kohl's (Ground Lease)                             01/31/2026         33.5%     Linens 'N Things
 17             CSOSA Lease CSOSA-99-001                          02/07/2009         95.1%     CSOSA SLA 13 - Store Front Space

 18             Johnson & Johnson                                 05/31/2016         74.1%     Diamond Comic
 19             Wertheimer Box & Paper Corp.                      03/31/2013         58.6%     MailTech, Ltd.
 20             The Clorox Sales Company                          02/28/2015        100.0%     NAP
 21             Kuehne & Nagel Inc.                               12/31/2007         76.2%     Reusable Container Company
 22             Mary Kay, Inc.                                    10/15/2014        100.0%     NAP
 23             Rodale, Inc.                                      08/31/2008        100.0%     NAP

 24             NAP                                                   NAP              NAP     NAP
 25             NAP                                                   NAP              NAP     NAP
 26             NAP                                                   NAP              NAP     NAP
 27             NAP                                                   NAP              NAP     NAP
 28             NAP                                                   NAP              NAP     NAP
 29             NAP                                                   NAP              NAP     NAP
 30             NAP                                                   NAP              NAP     NAP
 31             NAP                                                   NAP              NAP     NAP
 32             NAP                                                   NAP              NAP     NAP
 33             NAP                                                   NAP              NAP     NAP
 34             NAP                                                   NAP              NAP     NAP
 35             NAP                                                   NAP              NAP     NAP
 36             NAP                                                   NAP              NAP     NAP
 37             NAP                                                   NAP              NAP     NAP
 38             NAP                                                   NAP              NAP     NAP
 39             NAP                                                   NAP              NAP     NAP
 40             NAP                                                   NAP              NAP     NAP
 41             NAP                                                   NAP              NAP     NAP
 42             NAP                                                   NAP              NAP     NAP
 43             NAP                                                   NAP              NAP     NAP
 44             NAP                                                   NAP              NAP     NAP
 45             NAP                                                   NAP              NAP     NAP
 46             NAP                                                   NAP              NAP     NAP
 47             NAP                                                   NAP              NAP     NAP
 48             NAP                                                   NAP              NAP     NAP
 49             NAP                                                   NAP              NAP     NAP
 50             NAP                                                   NAP              NAP     NAP
 51             NAP                                                   NAP              NAP     NAP
 52             NAP                                                   NAP              NAP     NAP
 53             NAP                                                   NAP              NAP     NAP
 54             NAP                                                   NAP              NAP     NAP
 55             NAP                                                   NAP              NAP     NAP
 56             NAP                                                   NAP              NAP     NAP
 57             NAP                                                   NAP              NAP     NAP
 58             NAP                                                   NAP              NAP     NAP
 59             NAP                                                   NAP              NAP     NAP
 60             NAP                                                   NAP              NAP     NAP
 61             NAP                                                   NAP              NAP     NAP
 62             NAP                                                   NAP              NAP     NAP
 63             NAP                                                   NAP              NAP     NAP
 64             NAP                                                   NAP              NAP     NAP
 65             NAP                                                   NAP              NAP     NAP
 66             NAP                                                   NAP              NAP     NAP
 67             Gold's Gym                                        10/31/2014         16.7%     First Financial Bank

 68             NAP                                                   NAP              NAP     NAP
 69             NAP                                                   NAP              NAP     NAP
 70             NAP                                                   NAP              NAP     NAP
 71             NAP                                                   NAP              NAP     NAP
 72             NAP                                                   NAP              NAP     NAP

 73             NAP                                                   NAP              NAP     NAP
 74             NAP                                                   NAP              NAP     NAP

 75             Hillsdale House                                   10/31/2008         14.6%     New Generations
 76             Trademaster                                       04/30/2009         24.3%     Holland House
 77             Liberty Furniture                                 10/31/2009         29.6%     Primo Designs
 78             Davis International                               10/31/2009         69.3%     River Forks Imports
 79             The TJX Companies (dba TJ Maxx)                   01/30/2015         16.5%     PetsMart, Inc.

 80             GSA-HUD                                           10/31/2007          8.3%     GSA-Social Security
 81             Marion County Prosecutor's Office                 05/30/2014         34.0%     Stewart & Irvin P.C.
 82             Mayo Clinic                                       04/30/2016        100.0%     NAP
 83             Clubcorp, Inc.                                    10/31/2015         24.7%     Meeting Professionals Intl
 84             ELM Freight Handlers Inc.                         04/30/2019         98.6%     Allou Distributors Inc.
 85             Key Corporate                                     03/31/2011         13.1%     Seigfreid, Bingham
 86             Oce Printing Systems USA, Inc.                    02/14/2020        100.0%     NAP
 87             GE Capital Franchise Finance Corporation          05/14/2013         78.2%     Titus
 88             Mervyn's, LLC                                     07/31/2010         38.3%     Ralph's Market

 89             Valley Farm Market                                02/28/2008         54.1%     TLC-1 Day Care
 90             Hamlin Family Entertainment                       12/31/2014         49.1%     Mr. Z's/Weis Markets
 91             Mr. Z's/Weis Markets                              04/05/2012         58.0%     Family Dollar
 92             Mr. Z's/Weis Markets                              12/31/2011         59.6%     Family Dollar
 93             Harrison Career Institute, Inc.                   07/31/2007         25.7%     Dollar General
 94             NAP                                                   NAP              NAP     NAP
 95             PSA                                               09/30/2011         37.3%     CSOSA
 96             ARINC                                             02/28/2007         16.0%     Support Systems Assoc.
 97             Giant Food Store                                  06/30/2021         53.0%     Dollar Tree
 98             Enterprise Financial Group                        12/31/2009         15.4%     Union Standard Insurance
 99             Circuit City Stores Inc                           01/31/2015         51.4%     Storables USA Inc
 100            NAP                                                   NAP              NAP     NAP
 101            Shire U.S., Inc.                                  10/31/2012         49.5%     Humana Insurance Company
 102            UPMC Health Plan                                  07/30/2013         61.5%     UPMC Health Plan
 103            Bridge Worldwide                                  03/31/2010         13.2%     BHDP
 104            Giant Food Stores, LLC                            04/26/2026        100.0%     NAP
 105            Smith's Food King                                 03/31/2013         47.9%     McKay-Dee Hospital Center
 106            Shaw's Supermarkets                               02/28/2016         57.0%     West Marine
 107            Ozburn-Hessey Logistics                           10/04/2015        100.0%     NAP
 108            Centurytel Fiber Company                          10/31/2008         20.6%     A. G. Edwards & Sons, Inc.
 109            NAP                                                   NAP              NAP     NAP
 110            Walgreen's                                        05/31/2079         36.1%     Payless ShoeSource

 111            NAP                                                   NAP              NAP     NAP
 112            NAP                                                   NAP              NAP     NAP
 113            NAP                                                   NAP              NAP     NAP
 114            NAP                                                   NAP              NAP     NAP
 115            NAP                                                   NAP              NAP     NAP
 116            NAP                                                   NAP              NAP     NAP
 117            Norris Furniture & Interiors, Inc.                02/28/2021        100.0%     NAP
 118            Schnuck's                                         01/23/2012         46.9%     Walgreens

 119            NAP                                                   NAP              NAP     NAP
 120            NAP                                                   NAP              NAP     NAP

 121            NAP                                                   NAP              NAP     NAP
 122            NAP                                                   NAP              NAP     NAP
 123            NAP                                                   NAP              NAP     NAP
 124            US Bank N.A.                                      05/31/2016         29.0%     CSC Credit Services Inc
 125            NAP                                                   NAP              NAP     NAP
 126            Service Plus Credit Union                         02/28/2013         13.9%     Payless ShoeSource, Inc.

 127            NAP                                                   NAP              NAP     NAP
 128            NAP                                                   NAP              NAP     NAP
 129            NAP                                                   NAP              NAP     NAP
 130            University of Phoenix, Inc.                       01/31/2016         79.2%     NAP
 131            NAP                                                   NAP              NAP     NAP

 132            NAP                                                   NAP              NAP     NAP
 133            NAP                                                   NAP              NAP     NAP
 134            NAP                                                   NAP              NAP     NAP
 135            NAP                                                   NAP              NAP     NAP
 136            NAP                                                   NAP              NAP     NAP
 137            NAP                                                   NAP              NAP     NAP
 138            NAP                                                   NAP              NAP     NAP
 139            Ross Stores #1013                                 01/31/2016         77.2%     Church of Mission
 140            NAP                                                   NAP              NAP     NAP
 141            K-Mart                                            11/08/2014         79.1%     Blockbuster Video
 142            NAP                                                   NAP              NAP     NAP
 143            NAP                                                   NAP              NAP     NAP
 144            University Radiology Group                        12/31/2015         50.2%     New Brunswick Cardiology
 145            AHN                                               06/30/2026         68.5%     AHN (imaging)
 146            NAP                                                   NAP              NAP     NAP
 147            Advantage Orthopedics (Davidson)                  11/30/2017         20.3%     Gresham Sports Care (Eischen)
 148            Avaya, Inc.                                       07/31/2008         33.4%     Humboldt Wedag, Inc
 149            Goodwill Industries, Inc.                         12/31/2015         69.8%     Boss Tanning
 150            H.J. Baker & Bro., Inc.                           10/31/2015         50.0%     Alden Image
 151            NAP                                                   NAP              NAP     NAP
 152            NAP                                                   NAP              NAP     NAP
 153            NAP                                                   NAP              NAP     NAP
 154            Sea World                                         07/31/2008         21.7%     State of California
 155            NAP                                                   NAP              NAP     NAP
 156            NAP                                                   NAP              NAP     NAP
 157            Pretty Girl                                       05/31/2015         30.0%     Washington Mutual Bank
 158            A La Jolie Salon                                  01/31/2009         10.6%     Dr. Phong Ngo
 159            NAP                                                   NAP              NAP     NAP
 160            Alarama Jewelry, Inc.                             05/14/2021         54.9%     A.L.A Casting Co., Inc

 161            NAP                                                   NAP              NAP     NAP
 162            NAP                                                   NAP              NAP     NAP
 163            Finnegan Erickson Associates                      06/30/2010         39.0%     Donna M Miller, M.D. a Prof. Corp.
 164            TBO, LLC (Mattress Gallery)                       08/30/2010         18.5%     DayMarc Homes, Inc
 165            Panera Bread                                      04/30/2012         30.3%     The Bedding Experts, Inc.
 166            American Health Network of Indiana, LLC           05/31/2015         64.5%     H.T.S. Outpatient Therapy
 167            First Team Real Estate                            04/30/2011         27.9%     American Home Mortgage
 168            NAP                                                   NAP              NAP     NAP
 169            NAP                                                   NAP              NAP     NAP
 170            Rite Aid of Pennsylvania, Inc.                    03/31/2026        100.0%     NAP
 171            NAP                                                   NAP              NAP     NAP
 172            Bernstein, Stair, McAdams                         09/30/2009         29.3%     U30 Group (4/28/06)
 173            NAP                                                   NAP              NAP     NAP
 174            NAP                                                   NAP              NAP     NAP
 175            NAP                                                   NAP              NAP     NAP
 176            Farrah Olsen - American Dance                     01/31/2009         24.8%     Daniel Baker - Automasters
 177            Fast Boys Wings                                   07/18/2009         22.5%     Shawn M Perce DMD
 178            Brooks Pharmacy (Maxi Drug)                       11/30/2008         32.4%     Blockbuster Video (Endless Video)
 179            NAP                                                   NAP              NAP     NAP
 180            Beau Maison Corp dba El Cantinero Restaurant      12/31/2015         49.2%     NAP
 181            NAP                                                   NAP              NAP     NAP
 182            Easy Lawn                                         06/01/2011         34.4%     Supplies Unlimited
 183            NAP                                                   NAP              NAP     NAP
 184            Patio World                                       11/30/2014         66.7%     Window Broker
 185            NAP                                                   NAP              NAP     NAP
 186            Rite Aid of Maryland, Inc.                        03/09/2026        100.0%     NAP
 187            Eckerd Corporation                                11/16/2030        100.0%     NAP
 188            Walgreen Co.                                      01/31/2079        100.0%     NAP
 189            Fashion Bug                                       09/30/2009         28.6%     Dollar Tree Stores
 190            Dr. Thomas/Cockerell                              12/31/2007         25.7%     Dr. Bolak

 191            Tomra Pacific - Building                          04/07/2016        100.0%     NAP
 192            Tomra Pacific - Building                          04/07/2017        100.0%     NAP
 193            Tomra Pacific - Building                          04/07/2015        100.0%     NAP
 194            ITT Educational Services, Inc.                    10/31/2010         19.4%     Haven Chemical Health Systems
 195            Mesquite Medical Associates                       08/31/2014         36.8%     Mesquite Physical Therapy
 196            CVS Pharmacy                                      11/01/2020        100.0%     NAP
 197            United States of America                          01/11/2021         60.3%     County of San Mateo
 198            Walgreen Co.                                      04/30/2081        100.0%     NAP
 199            Fugazy Travel                                     01/31/2011         12.0%     K-Group
 200            Walgreen Co.                                      03/31/2081        100.0%     NAP
 201            AmSouth Bank                                      01/31/2026        100.0%     NAP
 202            Rent-A-Center                                     09/30/2010         19.9%     Payless Shoes
 203            Hastings                                          09/30/2007         57.8%     Mr. Gatti's
 204            Wickes Furniture                                  04/29/2013        100.0%     NAP
 205            JaRoss, Inc.                                      06/30/2010         32.2%     Verandah, LLC
 206            Lakemont Homes, Inc.                              05/30/2021        100.0%     NAP
 207            Dr. Fazio/Gottlieb                                12/31/2013         12.3%     Risollo
 208            NAP                                                   NAP              NAP     NAP
 209            Coach USA (CUSA CC, LLC)                          03/31/2018        100.0%     NAP
 210            Food World                                        06/29/2025        100.0%     NAP
 211            NAP                                                   NAP              NAP     NAP
 212            Chase Bank                                        11/01/2008         14.4%     OST/Almeda Redevelopment Authority
 213            Rite Aid of Delaware, Inc.                        01/31/2026        100.0%     NAP
 214            Movie Gallery US, Inc.                            12/31/2010         28.9%     S&K Famous Brands Inc
 215            NAP                                                   NAP              NAP     NAP
 216            Verizon Wireless                                  02/28/2016         36.2%     Mattress King of Valley View
 217            Resurgens, P.C.                                   06/19/2020        100.0%     NAP
 218            GTI Systems, Inc.                                 12/31/2017         46.0%     Capital Industrial Supply
 219            Walgreen Co.                                      05/31/2079        100.0%     NAP
 220            Marshall & Sterling                               12/31/2007         26.3%     Hudson Valley, Heart Center
 221            Capitol Grocery                                   12/31/2006           NAP     Globe
 222            Just Brakes                                       05/31/2018         22.9%     Creature Comfort Animal Hospital
 223            Superior Pool Products                            07/29/2016        100.0%     NAP
 224            NAP                                                   NAP              NAP     NAP
 225            Lefcoe, Weinstein, Sachs, & Schiff Ltd.           09/30/2011         23.8%     Ken J. Tompkins, MD
 226            NAP                                                   NAP              NAP     NAP
 227            NAP                                                   NAP              NAP     NAP
 228            Walgreen Arizona Drug Co.                         09/30/2079        100.0%     NAP
 229            China King Buffet                                 07/31/2014         38.8%     Toreros
 230            Carrabba's                                        11/30/2015         50.1%     Five Guys Famous Burgers
 231            Red Robin                                         06/05/2026         57.8%     Baja Fresh
 232            NAP                                                   NAP              NAP     NAP
 233            NAP                                                   NAP              NAP     NAP
 234            The Glik Company                                  02/28/2009         20.7%     M.G. Midwest, Inc.
 235            Northwest Radiology Network, P.C.                 11/30/2014         54.0%     The Care Group, L.L.C.
 236            99 Cent Store (Sachal Hardware)                   06/30/2011         12.4%     Jumbo Seafood Supermarket, Inc.
 237            Vinny's II, Inc.                                  10/31/2009         19.6%     Mama Fu's
 238            The Dance Attic                                   09/30/2008         12.7%     Quilts Like Crazy
 239            All Care Dental                                   07/31/2012         25.4%     Unity Church
 240            Patio Pools                                       02/28/2016         47.8%     Gental Dental
 241            Hollywood Video                                   10/31/2012         58.3%     Paycheck Advance
 242            NAP                                                   NAP              NAP     NAP
 243            Dollar General                                    11/30/2007         21.7%     The Source
 244            NAP                                                   NAP              NAP     NAP
 245            Mardis Gras                                       07/31/2008         18.7%     Brookdale Dry Cleaners
 246            Hanger Prosthetics                                07/31/2008         20.7%     Tri-Star Title Co.
 247            Women's Health Partnership                        01/31/2012         38.6%     St. Vincent Hosp. & Health Care
                                                                                               Centers, Inc.
 248            NAP                                                   NAP              NAP     NAP
 249            Panda Express                                     12/31/2015         20.6%     Starbucks
 250            Nacho's Mexican Bar & Grill                       02/28/2016         18.6%     Whistlin' Dixie
 251            NAP                                                   NAP              NAP     NAP
 252            Zorros Mexican Diner, Inc.                        08/31/2010         18.5%     Taylor Colvin Properties
 253            NAP                                                   NAP              NAP     NAP
 254            FleetPride, Inc.                                  03/31/2012        100.0%     NAP
 255            NAP                                                   NAP              NAP     NAP
 256            W.W. Grainger Inc.                                03/31/2016        100.0%     NAP
 257            Bonefish Restaurant                               07/31/2015         37.9%     Elegance Cleaners
 258            NAP                                                   NAP              NAP     NAP

 259            NAP                                                   NAP              NAP     NAP
 260            NAP                                                   NAP              NAP     NAP
 261            Kim Loung                                         02/28/2011         23.4%     Niven Luggage & Gifts, Inc.
 262            Big Lots                                          01/31/2008         27.0%     White Oaks Lanes
 263            Dollar Stop                                       08/31/2009         32.1%     Cato Fashions
 264            EZ Pawn                                           07/31/2007         25.1%     Breakers Billiards
 265            ArNold & O'Sheridan                               08/31/2014         67.0%     Leukemia & Lymphoma Society
 266            NAP                                                   NAP              NAP     NAP
 267            Buffalo Wild Wings                                10/31/2018         25.0%     Hacienda Grande
 268            NAP                                                   NAP              NAP     NAP
 269            Home Appliance Corp                               11/30/2025        100.0%     NAP
 270            Steak & Ale of Florida, Inc.                      05/31/2018        100.0%     NAP
 271            K & B Mississippi Corp. (Rite Aid)                11/07/2025        100.0%     NAP
 272            Gourmet Systems, Inc.                             01/31/2021         27.8%     The Cato Corporation

 273            Advance Auto (Retail)                             12/31/2019         70.0%     Advance Auto (Office)
 274            Family Dollar                                     12/31/2009         51.7%     Check N' Go
 275            Mercedes Homes, Inc.                              12/31/2007         41.8%     Bright House Networks
 276            Dollar Tree                                       05/31/2010         39.1%     Movie Gallery
 277            JPMorgan Chase Bank, N.A.                         09/30/2035        100.0%     NAP
 278            NAP                                                   NAP              NAP     NAP
 279            The Oasis                                         04/01/2008         25.2%     Clubhouse Salon
 280            Onsite Cleaners, Inc.                             03/31/2011         40.9%     Domino's Pizza
 281            NAP                                                   NAP              NAP     NAP
 282            Bluewater International Properties, Inc.          12/31/2010        100.0%     NAP
 283            Planet Cotton                                     03/31/2009         34.9%     Altered Atmosphere
 284            Harco, Inc.                                       03/31/2019        100.0%     NAP
 285            NAP                                                   NAP              NAP     NAP
 286            NAP                                                   NAP              NAP     NAP
 287            Concentra Health Services, Inc.                   06/30/2009        100.0%     NAP
 288            NAP                                                   NAP              NAP     NAP

---------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE                LEASE                                                                                         LEASE
 LOAN NO.           EXPIRATION DATE             % NSF        THIRD LARGEST TENANT(15)                             EXPIRATION DATE
---------------------------------------------------------------------------------------------------------------------------------

  1                   01/31/2013                 3.7%        Express                                                 01/31/2010
  2                   12/31/2010                10.4%        McCarter and English                                    04/30/2007
  3                   06/30/2021                 5.1%        Spear, Leeds & Kellogg                                  06/30/2009

  4                   09/30/2006                 5.6%        William Hitchcock, M.D.                                 11/30/2010
  5                   07/31/2007                 5.8%        Dr.'s Seigler & Nasseri                                 03/31/2011
  6                   03/31/2008                 8.4%        Lebovic, Schwimmer, & G                                 03/31/2008
  7                   12/31/2015                10.0%        Gary Alter MD                                           04/30/2009
  8                   04/30/2010                 8.7%        NSR Medical Group                                       04/30/2007
  9                   06/30/2009                11.6%        Dr.'s Kaufman & Kantor                                  04/30/2013
 10                   12/31/2008                20.9%        Sammy Derhy & Roza Derhy                                12/31/2008

 11                   08/31/2011                 7.4%        St. John Knits                                          05/31/2012
 12                   01/31/2020                10.4%        It's Only Natural                                       05/01/2016
 13                   08/31/2015                 4.1%        Mate                                                    08/01/2014
 14                   05/31/2011                 6.1%        Affiliated Computer Services                            03/31/2010
 15                   03/31/2009                29.7%        Barnes & Noble                                          01/31/2009
 16                   01/31/2015                14.5%        Whole Foods Market                                      12/31/2019
 17                   02/07/2009                 4.4%        CSOSA SLA 13 - Rear Space                               02/07/2009

 18                   07/31/2008                25.9%        NAP                                                        NAP
 19                   02/28/2013                41.4%        NAP                                                        NAP
 20                       NAP                     NAP        NAP                                                        NAP
 21                   11/30/2010                23.8%        NAP                                                        NAP
 22                       NAP                     NAP        NAP                                                        NAP
 23                       NAP                     NAP        NAP                                                        NAP

 24                       NAP                     NAP        NAP                                                        NAP
 25                       NAP                     NAP        NAP                                                        NAP
 26                       NAP                     NAP        NAP                                                        NAP
 27                       NAP                     NAP        NAP                                                        NAP
 28                       NAP                     NAP        NAP                                                        NAP
 29                       NAP                     NAP        NAP                                                        NAP
 30                       NAP                     NAP        NAP                                                        NAP
 31                       NAP                     NAP        NAP                                                        NAP
 32                       NAP                     NAP        NAP                                                        NAP
 33                       NAP                     NAP        NAP                                                        NAP
 34                       NAP                     NAP        NAP                                                        NAP
 35                       NAP                     NAP        NAP                                                        NAP
 36                       NAP                     NAP        NAP                                                        NAP
 37                       NAP                     NAP        NAP                                                        NAP
 38                       NAP                     NAP        NAP                                                        NAP
 39                       NAP                     NAP        NAP                                                        NAP
 40                       NAP                     NAP        NAP                                                        NAP
 41                       NAP                     NAP        NAP                                                        NAP
 42                       NAP                     NAP        NAP                                                        NAP
 43                       NAP                     NAP        NAP                                                        NAP
 44                       NAP                     NAP        NAP                                                        NAP
 45                       NAP                     NAP        NAP                                                        NAP
 46                       NAP                     NAP        NAP                                                        NAP
 47                       NAP                     NAP        NAP                                                        NAP
 48                       NAP                     NAP        NAP                                                        NAP
 49                       NAP                     NAP        NAP                                                        NAP
 50                       NAP                     NAP        NAP                                                        NAP
 51                       NAP                     NAP        NAP                                                        NAP
 52                       NAP                     NAP        NAP                                                        NAP
 53                       NAP                     NAP        NAP                                                        NAP
 54                       NAP                     NAP        NAP                                                        NAP
 55                       NAP                     NAP        NAP                                                        NAP
 56                       NAP                     NAP        NAP                                                        NAP
 57                       NAP                     NAP        NAP                                                        NAP
 58                       NAP                     NAP        NAP                                                        NAP
 59                       NAP                     NAP        NAP                                                        NAP
 60                       NAP                     NAP        NAP                                                        NAP
 61                       NAP                     NAP        NAP                                                        NAP
 62                       NAP                     NAP        NAP                                                        NAP
 63                       NAP                     NAP        NAP                                                        NAP
 64                       NAP                     NAP        NAP                                                        NAP
 65                       NAP                     NAP        NAP                                                        NAP
 66                       NAP                     NAP        NAP                                                        NAP
 67                   07/31/2016                 9.8%        Grant Thorton LLP                                       05/31/2016

 68                       NAP                     NAP        NAP                                                        NAP
 69                       NAP                     NAP        NAP                                                        NAP
 70                       NAP                     NAP        NAP                                                        NAP
 71                       NAP                     NAP        NAP                                                        NAP
 72                       NAP                     NAP        NAP                                                        NAP

 73                       NAP                     NAP        NAP                                                        NAP
 74                       NAP                     NAP        NAP                                                        NAP

 75                   04/30/2009                 7.7%        Hamilton & Spill                                        04/30/2009
 76                   04/30/2007                22.5%        World Concepts                                          04/30/2007
 77                   04/30/2007                22.6%        Vineyard Furniture Intl'.                               10/31/2006
 78                   10/31/2007                30.7%        NAP                                                        NAP
 79                   01/31/2015                11.0%        Office Depot, Inc.                                      12/31/2014

 80                   01/31/2016                 5.4%        Kightlinger & Gray                                      01/31/2012
 81                   06/30/2016                13.3%        First American Title Insurance Co                       08/31/2011
 82                       NAP                     NAP        NAP                                                        NAP
 83                   10/31/2016                 7.0%        Premier Office Centers, LLC                             12/31/2014
 84                   02/28/2050                 1.4%        NAP                                                        NAP
 85                   01/31/2011                 6.8%        Park University                                         12/31/2019
 86                       NAP                     NAP        NAP                                                        NAP
 87                   09/30/2011                11.8%        First Option Mortgage, LLC                              08/30/2013
 88                   12/31/2025                24.1%        Rite Aid                                                05/31/2015

 89                   01/31/2007                10.9%        Dollar Plaza                                            09/15/2008
 90                   01/20/2010                27.6%        Rite Aid                                                01/14/2010
 91                   12/31/2009                11.6%        P.L.C.B./Wine & Spirits                                 08/31/2009
 92                   12/31/2008                14.6%        Mr. Z's / Weis Markets                                  01/01/2011
 93                   01/31/2009                22.9%        Blockbuster Video                                       11/30/2009
 94                       NAP                     NAP        NAP                                                        NAP
 95                   09/30/2011                36.9%        DC Pretrial                                             07/31/2007
 96                   02/28/2010                15.8%        Modern Technologies Corp                                12/31/2009
 97                   08/31/2011                 5.8%        Michelle's Hallmark                                     02/28/2007
 98                   03/31/2012                10.2%        Unisys Corporation                                      03/31/2007
 99                   04/30/2010                16.7%        Party City                                              06/30/2015
 100                      NAP                     NAP        NAP                                                        NAP
 101                  11/30/2008                20.3%        Sencorp                                                 05/30/2008
 102                  08/31/2010                 6.4%        UPMC Health Plan                                        07/31/2010
 103                  11/14/2009                13.2%        dunnhumbyUSA                                            12/31/2011
 104                      NAP                     NAP        NAP                                                        NAP
 105                  01/31/2008                 9.4%        Smith's Fuel Center                                     03/31/2033
 106                  05/31/2007                 7.3%        Peking Garden                                           02/28/2011
 107                      NAP                     NAP        NAP                                                        NAP
 108                  09/30/2008                18.4%        GMAC                                                    05/31/2009
 109                      NAP                     NAP        NAP                                                        NAP
 110                  06/30/2015                 7.3%        Pizza Factory                                           12/31/2015

 111                      NAP                     NAP        NAP                                                        NAP
 112                      NAP                     NAP        NAP                                                        NAP
 113                      NAP                     NAP        NAP                                                        NAP
 114                      NAP                     NAP        NAP                                                        NAP
 115                      NAP                     NAP        NAP                                                        NAP
 116                      NAP                     NAP        NAP                                                        NAP
 117                      NAP                     NAP        NAP                                                        NAP
 118                  02/29/2032                10.3%        Royal Furniture Company                                 07/31/2007

 119                      NAP                     NAP        NAP                                                        NAP
 120                      NAP                     NAP        NAP                                                        NAP

 121                      NAP                     NAP        NAP                                                        NAP
 122                      NAP                     NAP        NAP                                                        NAP
 123                      NAP                     NAP        NAP                                                        NAP
 124                  06/30/2010                 5.7%        Fund Evaluation Group LLC                               12/31/2007
 125                      NAP                     NAP        NAP                                                        NAP
 126                  04/30/2016                12.7%        Mr. You's                                               01/31/2016

 127                      NAP                     NAP        NAP                                                        NAP
 128                      NAP                     NAP        NAP                                                        NAP
 129                      NAP                     NAP        NAP                                                        NAP
 130                      NAP                     NAP        NAP                                                        NAP
 131                      NAP                     NAP        NAP                                                        NAP

 132                      NAP                     NAP        NAP                                                        NAP
 133                      NAP                     NAP        NAP                                                        NAP
 134                      NAP                     NAP        NAP                                                        NAP
 135                      NAP                     NAP        NAP                                                        NAP
 136                      NAP                     NAP        NAP                                                        NAP
 137                      NAP                     NAP        NAP                                                        NAP
 138                      NAP                     NAP        NAP                                                        NAP
 139                      MTM                    7.2%        Aviles Travel                                           12/21/2008
 140                      NAP                     NAP        NAP                                                        NAP
 141                  05/31/2010                 5.6%        Dr. Ronald Weems                                        08/31/2011
 142                      NAP                     NAP        NAP                                                        NAP
 143                      NAP                     NAP        NAP                                                        NAP
 144                  12/31/2010                21.5%        Drs. Fein, Richmond, Porcelli & Lampert                 12/31/2010
 145                  06/30/2016                14.5%        AHN (ASC/endoscopy)                                     06/30/2016
 146                      NAP                     NAP        NAP                                                        NAP
 147                  11/30/2017                16.6%        Center for Men's & Women's Urology (Rockove)            11/30/2017
 148                  01/31/2010                30.1%        Fenstrae, Inc                                           10/14/2007
 149                  02/28/2013                 5.1%        US Sprint                                               01/31/2011
 150                  08/31/2007                25.0%        MUUS                                                    10/31/2009
 151                      NAP                     NAP        NAP                                                        NAP
 152                      NAP                     NAP        NAP                                                        NAP
 153                      NAP                     NAP        NAP                                                        NAP
 154                  09/30/2008                15.8%        Gate Gourmet                                            07/31/2011
 155                      NAP                     NAP        NAP                                                        NAP
 156                      NAP                     NAP        NAP                                                        NAP
 157                  04/30/2014                28.5%        Studio 2180                                             06/30/2012
 158                  02/26/2016                10.1%        Signs For Less                                          05/29/2008
 159                      NAP                     NAP        NAP                                                        NAP
 160                  05/14/2021                34.0%        Overnight Mountings, Inc                                05/14/2021

 161                      NAP                     NAP        NAP                                                        NAP
 162                      NAP                     NAP        NAP                                                        NAP
 163                  02/28/2011                14.8%        Arthur M. Cambeiro                                      03/31/2011
 164                  02/28/2009                11.4%        Cio's Inc                                               12/31/2012
 165                  02/28/2011                21.9%        EB Games                                                01/31/2008
 166                  05/31/2010                10.8%        American Health Network of Indiana, LLC (Research)      04/30/2015
 167                  12/31/2010                20.9%        JP Morgan Chase                                         03/31/2011
 168                      NAP                     NAP        NAP                                                        NAP
 169                      NAP                     NAP        NAP                                                        NAP
 170                      NAP                     NAP        NAP                                                        NAP
 171                      NAP                     NAP        NAP                                                        NAP
 172                  03/30/2011                19.0%        Murphy Development                                      04/30/2009
 173                      NAP                     NAP        NAP                                                        NAP
 174                      NAP                     NAP        NAP                                                        NAP
 175                      NAP                     NAP        NAP                                                        NAP
 176                  06/30/2013                19.3%        Dennis Bowen - Impact Studios                           03/31/2009
 177                  11/30/2009                16.6%        Julington Academy of Martial Arts LLC                   06/30/2008
 178                  01/31/2009                28.3%        LHT Systems Dental Clinic                               09/30/2009
 179                      NAP                     NAP        NAP                                                        NAP
 180                      NAP                     NAP        NAP                                                        NAP
 181                      NAP                     NAP        NAP                                                        NAP
 182                  04/01/2010                17.6%        Yoder                                                   06/01/2008
 183                      NAP                     NAP        NAP                                                        NAP
 184                  03/30/2009                16.9%        Cycle Gear                                              04/01/2007
 185                      NAP                     NAP        NAP                                                        NAP
 186                      NAP                     NAP        NAP                                                        NAP
 187                      NAP                     NAP        NAP                                                        NAP
 188                      NAP                     NAP        NAP                                                        NAP
 189                  09/30/2009                17.9%        Hibbett Sporting Goods, Inc.                            01/31/2010
 190                  09/30/2010                11.6%        Dr. Moon                                                04/30/2008

 191                      NAP                     NAP        NAP                                                        NAP
 192                      NAP                     NAP        NAP                                                        NAP
 193                      NAP                     NAP        NAP                                                        NAP
 194                  10/31/2010                19.3%        Dean Foods North Central Inc.                           05/14/2008
 195                  10/31/2015                 9.2%        Alan Jones, D.O. Inc.                                   08/31/2009
 196                      NAP                     NAP        NAP                                                        NAP
 197                  11/30/2015                26.5%        NAP                                                        NAP
 198                      NAP                     NAP        NAP                                                        NAP
 199                  04/01/2006                12.0%        Blue Ridge Chiropractic                                 12/31/2009
 200                      NAP                     NAP        NAP                                                        NAP
 201                      NAP                     NAP        NAP                                                        NAP
 202                  03/31/2011                14.8%        Citi-Financial                                          11/30/2010
 203                  12/31/2013                42.2%        NAP                                                        NAP
 204                      NAP                     NAP        NAP                                                        NAP
 205                  05/31/2011                10.9%        John Clifford Imports Ltd.                              06/30/2010
 206                      NAP                     NAP        NAP                                                        NAP
 207                  05/31/2010                10.7%        Dr. R. Vris                                             01/31/2011
 208                      NAP                     NAP        NAP                                                        NAP
 209                      NAP                     NAP        NAP                                                        NAP
 210                      NAP                     NAP        NAP                                                        NAP
 211                      NAP                     NAP        NAP                                                        NAP
 212                  12/31/2007                 7.1%        Almeda Physical Therapy                                 12/31/2009
 213                      NAP                     NAP        NAP                                                        NAP
 214                  01/31/2011                21.1%        FedEx Kinkos                                            02/28/2011
 215                      NAP                     NAP        NAP                                                        NAP
 216                  01/31/2016                34.4%        Starbucks                                               02/29/2016
 217                      NAP                     NAP        NAP                                                        NAP
 218                  11/30/2017                27.0%        Dow Construction                                        12/31/2017
 219                      NAP                     NAP        NAP                                                        NAP
 220                  02/28/2007                23.3%        Finkelstein, & Partners                                 05/31/2010
 221                  04/30/2007                  NAP        Bootyland                                               06/30/2010
 222                  12/31/2010                18.1%        Yi Education Center                                     07/31/2009
 223                      NAP                     NAP        NAP                                                        NAP
 224                      NAP                     NAP        NAP                                                        NAP
 225                  09/30/2013                23.4%        Renal Treatment Centers-Mid-Atlantic, Inc.              01/30/2011
 226                      NAP                     NAP        NAP                                                        NAP
 227                      NAP                     NAP        NAP                                                        NAP
 228                      NAP                     NAP        NAP                                                        NAP
 229                  09/01/2008                15.0%        St. Bethlehem, PLLC                                     11/30/2014
 230                  12/31/2015                20.8%        Battalion Two Inc. dba Firehouse Subs                   11/30/2015
 231                  12/31/2020                28.8%        Quizno's                                                04/16/2016
 232                      NAP                     NAP        NAP                                                        NAP
 233                      NAP                     NAP        NAP                                                        NAP
 234                  06/30/2009                17.5%        Gourmet Systems, Inc.                                   04/30/2020
 235                  12/31/2008                39.2%        Indianapolis Neurosurgical Group                        11/30/2009
 236                  12/31/2009                 9.9%        Harmon Industries, Inc.                                    MTM
 237                  08/31/2014                14.5%        BG Gourmet Foods, Inc.                                  01/01/2009
 238                  04/30/2009                11.2%        Music Academy South                                     09/30/2010
 239                  02/29/2008                20.3%        Physiotherapy Associate                                 03/31/2010
 240                  01/12/2016                37.9%        Wireless Innovations                                    09/14/2010
 241                  12/31/2006                16.4%        Domino's Pizza                                          09/30/2008
 242                      NAP                     NAP        NAP                                                        NAP
 243                  03/31/2008                14.9%        Ginis Restaurant and Bakery                             02/28/2013
 244                      NAP                     NAP        NAP                                                        NAP
 245                  12/31/2008                17.6%        New York Bagel Cafe                                     03/30/2009
 246                  12/31/2009                14.4%        Higher Education Center                                 08/31/2007
 247                  06/30/2007                20.2%        Hazel Dell Pediatriacs, LLC                             12/31/2011
 248                      NAP                     NAP        NAP                                                        NAP
 249                  02/29/2016                18.5%        Gamestop                                                03/31/2011
 250                  05/31/2010                12.4%        Great Amer. Toy Co.                                     09/30/2006
 251                      NAP                     NAP        NAP                                                        NAP
 252                  12/31/2009                14.8%        Blue Star Holdings dba NY Pizzeria                      12/31/2009
 253                      NAP                     NAP        NAP                                                        NAP
 254                      NAP                     NAP        NAP                                                        NAP
 255                      NAP                     NAP        NAP                                                        NAP
 256                      NAP                     NAP        NAP                                                        NAP
 257                  11/30/2010                14.2%        Sundaes Everyday                                        11/30/2009
 258                      NAP                     NAP        NAP                                                        NAP

 259                      NAP                     NAP        NAP                                                        NAP
 260                      NAP                     NAP        NAP                                                        NAP
 261                  02/28/2011                21.1%        The Dollar Zone I, LLC                                  07/31/2009
 262                  06/30/2015                25.1%        Mor for Less                                            12/31/2008
 263                  01/31/2010                19.3%        Movie Gallery                                           09/30/2009
 264                  06/30/2007                18.7%        Sounds & Signals                                        06/30/2008
 265                  10/31/2007                17.5%        Sleep Med                                               07/31/2009
 266                      NAP                     NAP        NAP                                                        NAP
 267                  03/31/2010                18.8%        A Taste of Elegence                                     12/31/2007
 268                      NAP                     NAP        NAP                                                        NAP
 269                      NAP                     NAP        NAP                                                        NAP
 270                      NAP                     NAP        NAP                                                        NAP
 271                      NAP                     NAP        NAP                                                        NAP
 272                  01/31/2011                25.9%        Movie Gallery US, Inc.                                  11/30/2012

 273                  12/31/2019                30.0%        NAP                                                        NAP
 274                  09/30/2008                 5.9%        Liberty Tax                                             04/30/2007
 275                  03/31/2009                25.6%        International Interconnect                              12/31/2009
 276                  06/30/2009                27.7%        The Cash Store                                          06/19/2008
 277                      NAP                     NAP        NAP                                                        NAP
 278                      NAP                     NAP        NAP                                                        NAP
 279                  01/01/2008                16.5%        The Hot Spot                                            10/05/2013
 280                  11/30/2010                20.0%        Smoothie King                                           01/22/2009
 281                      NAP                     NAP        NAP                                                        NAP
 282                      NAP                     NAP        NAP                                                        NAP
 283                  03/31/2010                34.5%        LVI Environmental                                       03/31/2011
 284                      NAP                     NAP        NAP                                                        NAP
 285                      NAP                     NAP        NAP                                                        NAP
 286                      NAP                     NAP        NAP                                                        NAP
 287                      NAP                     NAP        NAP                                                        NAP
 288                      NAP                     NAP        NAP                                                        NAP

------------------------------------------------------------------------------------------------------
MORTGAGE                     TAX            INSURANCE       CAPITAL EXPENDITURE           TI/LC
LOAN NO.      % NSF    ESCROW IN PLACE   ESCROW IN PLACE    ESCROW IN PLACE(16)    ESCROW IN PLACE(17)
------------------------------------------------------------------------------------------------------

 1             3.6%          No                 No                   No                    No
 2             6.6%          No                 No                  Yes                    No
 3             5.1%          No                 No                   No                    No

 4             5.4%          No                 No                   No                    No
 5             4.9%          No                 No                   No                    No
 6             7.2%          No                 No                   No                    No
 7             8.3%          No                 No                   No                    No
 8             8.0%          No                 No                   No                    No
 9            10.6%          No                 No                   No                    No
10            13.5%          No                 No                   No                    No

11             4.9%          No                 No                   No                    No
12             3.4%          No                 No                   No                    No
13             3.8%          No                 No                   No                    No
14             3.6%          Yes               Yes                  Yes                    Yes
15             4.9%          No                 No                   No                    No
16            13.7%          No                 No                   No                    No
17             0.5%          No                 No                   No                    No

18              NAP          Yes                No                   No                    No
19              NAP          Yes                No                   No                    No
20              NAP          Yes                No                   No                    No
21              NAP          Yes                No                   No                    No
22              NAP          Yes                No                   No                    No
23              NAP          Yes                No                   No                    No

24              NAP          Yes               Yes                  Yes                    No
25              NAP          Yes               Yes                  Yes                    No
26              NAP          Yes               Yes                  Yes                    No
27              NAP          Yes               Yes                  Yes                    No
28              NAP          Yes               Yes                  Yes                    No
29              NAP          Yes               Yes                  Yes                    No
30              NAP          Yes               Yes                  Yes                    No
31              NAP          Yes               Yes                  Yes                    No
32              NAP          Yes               Yes                  Yes                    No
33              NAP          Yes               Yes                  Yes                    No
34              NAP          Yes               Yes                  Yes                    No
35              NAP          Yes               Yes                  Yes                    No
36              NAP          Yes               Yes                  Yes                    No
37              NAP          Yes               Yes                  Yes                    No
38              NAP          Yes               Yes                  Yes                    No
39              NAP          Yes               Yes                  Yes                    No
40              NAP          Yes               Yes                  Yes                    No
41              NAP          Yes               Yes                  Yes                    No
42              NAP          Yes               Yes                  Yes                    No
43              NAP          Yes               Yes                  Yes                    No
44              NAP          Yes               Yes                  Yes                    No
45              NAP          Yes               Yes                  Yes                    No
46              NAP          Yes               Yes                  Yes                    No
47              NAP          Yes               Yes                  Yes                    No
48              NAP          Yes               Yes                  Yes                    No
49              NAP          Yes               Yes                  Yes                    No
50              NAP          Yes               Yes                  Yes                    No
51              NAP          Yes               Yes                  Yes                    No
52              NAP          Yes               Yes                  Yes                    No
53              NAP          Yes               Yes                  Yes                    No
54              NAP          Yes               Yes                  Yes                    No
55              NAP          Yes               Yes                  Yes                    No
56              NAP          Yes               Yes                  Yes                    No
57              NAP          Yes               Yes                  Yes                    No
58              NAP          Yes               Yes                  Yes                    No
59              NAP          Yes               Yes                  Yes                    No
60              NAP          Yes               Yes                  Yes                    No
61              NAP          Yes               Yes                  Yes                    No
62              NAP          Yes               Yes                  Yes                    No
63              NAP          Yes               Yes                  Yes                    No
64              NAP          Yes               Yes                  Yes                    No
65              NAP          Yes               Yes                  Yes                    No
66              NAP          Yes               Yes                  Yes                    No
67             9.7%          Yes               Yes                   No                    Yes

68              NAP          No                 No                  Yes                    No
69              NAP          No                 No                  Yes                    No
70              NAP          No                 No                  Yes                    No
71              NAP          No                 No                  Yes                    No
72              NAP          No                 No                  Yes                    No

73              NAP          Yes               Yes                  Yes                    No
74              NAP          Yes               Yes                  Yes                    No

75             6.5%          Yes               Yes                  Yes                    Yes
76            15.3%          Yes               Yes                  Yes                    Yes
77            21.3%          Yes               Yes                  Yes                    Yes
78              NAP          Yes               Yes                  Yes                    Yes
79             9.9%          Yes               Yes                   No                    Yes

80             4.9%          Yes               Yes                  Yes                    Yes
81             3.9%          Yes               Yes                  Yes                    Yes
82              NAP          No                 No                   No                    No
83             6.0%          Yes               Yes                  Yes                    Yes
84              NAP          Yes                No                   No                    No
85             6.8%          Yes               Yes                  Yes                    Yes
86              NAP          No                 No                   No                    No
87             6.6%          Yes                No                   No                    No
88             9.2%          Yes               Yes                  Yes                    Yes

89             8.7%          Yes                No                  Yes                    Yes
90             5.8%          Yes                No                  Yes                    Yes
91             6.6%          Yes                No                  Yes                    Yes
92            11.9%          Yes                No                  Yes                    Yes
93            21.4%          Yes                No                  Yes                    Yes
94              NAP          Yes               Yes                  Yes                    No
95            13.3%          No                 No                   No                    No
96            14.1%          Yes               Yes                  Yes                    Yes
97             4.8%          No                 No                  Yes                    Yes
98             7.0%          Yes                No                  Yes                    Yes
99            10.5%          No                 No                   No                    No
100             NAP          Yes               Yes                  Yes                    No
101           13.4%          Yes                No                  Yes                    Yes
102            5.2%          Yes                No                  Yes                    Yes
103           13.1%          Yes                No                  Yes                    Yes
104             NAP          No                 No                   No                    No
105            8.2%          No                 No                   No                    No
106            7.2%          No                 No                  Yes                    No
107             NAP          No                 No                  Yes                    No
108            8.1%          Yes               Yes                  Yes                    Yes
109             NAP          Yes                No                   No                    No
110            6.8%          Yes               Yes                  Yes                    Yes

111             NAP          Yes                No                  Yes                    No
112             NAP          Yes                No                  Yes                    No
113             NAP          Yes                No                  Yes                    No
114             NAP          Yes                No                  Yes                    No
115             NAP          Yes                No                  Yes                    No
116             NAP          No                 No                   No                    No
117             NAP          No                 No                   No                    No
118           10.3%          Yes               Yes                   No                    No

119             NAP          Yes                No                  Yes                    No
120             NAP          Yes                No                  Yes                    No

121             NAP          Yes                No                  Yes                    No
122             NAP          Yes                No                  Yes                    No
123             NAP          Yes                No                  Yes                    No
124            5.1%          Yes               Yes                  Yes                    Yes
125             NAP          Yes               Yes                  Yes                    No
126            9.4%          Yes               Yes                   No                    Yes

127             NAP          Yes                No                  Yes                    No
128             NAP          Yes                No                  Yes                    No
129             NAP          Yes                No                  Yes                    No
130             NAP          Yes               Yes                  Yes                    Yes
131             NAP          Yes               Yes                  Yes                    No

132             NAP          Yes                No                  Yes                    No
133             NAP          Yes                No                  Yes                    No
134             NAP          Yes                No                  Yes                    No
135             NAP          Yes                No                  Yes                    No
136             NAP          Yes                No                  Yes                    No
137             NAP          Yes               Yes                  Yes                    No
138             NAP          Yes               Yes                  Yes                    No
139            4.2%          Yes                No                  Yes                    Yes
140             NAP          No                 No                   No                    No
141            2.6%          Yes               Yes                  Yes                    Yes
142             NAP          Yes                No                  Yes                    No
143             NAP          Yes                No                  Yes                    No
144           10.6%          Yes                No                  Yes                    Yes
145            8.9%          Yes               Yes                   No                    No
146             NAP          Yes                No                  Yes                    No
147           16.3%          Yes               Yes                  Yes                    Yes
148           11.5%          Yes                No                  Yes                    Yes
149            4.6%          Yes               Yes                  Yes                    No
150           20.0%          Yes               Yes                  Yes                    Yes
151             NAP          Yes                No                  Yes                    No
152             NAP          Yes               Yes                  Yes                    No
153             NAP          No                 No                  Yes                    No
154           14.5%          No                 No                   No                    No
155             NAP          Yes                No                  Yes                    No
156             NAP          No                 No                   No                    No
157           21.5%          Yes                No                  Yes                    Yes
158            8.2%          Yes               Yes                  Yes                    Yes
159             NAP          Yes                No                  Yes                    No
160           11.1%          Yes               Yes                  Yes                    No

161             NAP          Yes               Yes                  Yes                    No
162             NAP          Yes               Yes                  Yes                    No
163            9.4%          Yes               Yes                  Yes                    Yes
164           11.3%          Yes               Yes                  Yes                    Yes
165           13.0%          Yes                No                   No                    Yes
166           10.1%          Yes               Yes                  Yes                    Yes
167           17.2%          Yes               Yes                  Yes                    Yes
168             NAP          Yes               Yes                  Yes                    No
169             NAP          Yes                No                   No                    No
170             NAP          No                 No                  Yes                    No
171             NAP          No                 No                   No                    No
172            7.4%          Yes               Yes                  Yes                    Yes
173             NAP          No                 No                   No                    No
174             NAP          Yes               Yes                  Yes                    No
175             NAP          Yes               Yes                  Yes                    No
176           12.4%          Yes               Yes                  Yes                    No
177           14.6%          No                 No                  Yes                    Yes
178           13.2%          Yes               Yes                  Yes                    Yes
179             NAP          Yes               Yes                  Yes                    No
180             NAP          Yes               Yes                  Yes                    No
181             NAP          Yes               Yes                  Yes                    No
182           17.2%          Yes               Yes                  Yes                    Yes
183             NAP          Yes               Yes                  Yes                    No
184           16.4%          Yes                No                  Yes                    Yes
185             NAP          Yes                No                  Yes                    No
186             NAP          No                 No                  Yes                    No
187             NAP          No                 No                  Yes                    No
188             NAP          No                 No                   No                    No
189           17.9%          Yes               Yes                  Yes                    Yes
190           11.6%          Yes               Yes                  Yes                    Yes

191             NAP          Yes                No                  Yes                    Yes
192             NAP          Yes                No                  Yes                    Yes
193             NAP          Yes                No                  Yes                    Yes
194           11.1%          Yes                No                  Yes                    Yes
195            8.3%          Yes                No                   No                    No
196             NAP          No                Yes                   No                    No
197             NAP          Yes               Yes                  Yes                    No
198             NAP          No                 No                   No                    No
199            7.0%          Yes               Yes                  Yes                    Yes
200             NAP          No                 No                   No                    No
201             NAP          No                Yes                   No                    No
202            9.1%          Yes                No                  Yes                    Yes
203             NAP          Yes                No                  Yes                    Yes
204             NAP          No                 No                   No                    No
205            9.6%          Yes               Yes                  Yes                    Yes
206             NAP          Yes                No                   No                    No
207            9.5%          Yes               Yes                  Yes                    Yes
208             NAP          Yes                No                  Yes                    No
209             NAP          No                 No                  Yes                    Yes
210             NAP          No                 No                   No                    No
211             NAP          Yes                No                  Yes                    No
212            6.1%          Yes                No                  Yes                    Yes
213             NAP          No                 No                  Yes                    No
214           17.9%          Yes                No                  Yes                    No
215             NAP          Yes               Yes                  Yes                    No
216           15.4%          Yes                No                  Yes                    No
217             NAP          No                 No                   No                    No
218           17.9%          Yes               Yes                  Yes                    No
219             NAP          No                 No                   No                    No
220           19.0%          Yes               Yes                  Yes                    Yes
221             NAP          Yes                No                  Yes                    Yes
222           14.9%          Yes               Yes                  Yes                    Yes
223             NAP          Yes                No                   No                    No
224             NAP          Yes               Yes                  Yes                    No
225           19.3%          Yes               Yes                  Yes                    Yes
226             NAP          Yes               Yes                  Yes                    No
227             NAP          Yes               Yes                  Yes                    No
228             NAP          No                 No                   No                    No
229           13.6%          Yes               Yes                   No                    Yes
230           15.9%          Yes                No                  Yes                    No
231           13.4%          Yes                No                  Yes                    No
232             NAP          Yes               Yes                  Yes                    No
233             NAP          Yes               Yes                  Yes                    No
234           17.4%          No                 No                  Yes                    Yes
235            6.8%          Yes               Yes                  Yes                    Yes
236            7.3%          Yes                No                  Yes                    Yes
237           12.0%          Yes               Yes                  Yes                    Yes
238           10.2%          Yes               Yes                  Yes                    Yes
239           19.6%          Yes               Yes                  Yes                    Yes
240           14.3%          Yes                No                   No                    Yes
241            9.5%          Yes               Yes                  Yes                    Yes
242             NAP          Yes               Yes                  Yes                    No
243           14.0%          Yes               Yes                  Yes                    Yes
244             NAP          Yes               Yes                  Yes                    No
245           17.3%          Yes               Yes                  Yes                    Yes
246           14.4%          Yes               Yes                  Yes                    Yes
247           18.8%          Yes               Yes                  Yes                    Yes
248             NAP          Yes               Yes                  Yes                    No
249           16.3%          Yes               Yes                  Yes                    No
250           10.6%          Yes                No                  Yes                    Yes
251             NAP          Yes               Yes                  Yes                    No
252           11.5%          Yes               Yes                  Yes                    Yes
253             NAP          Yes               Yes                  Yes                    No
254             NAP          Yes               Yes                  Yes                    Yes
255             NAP          Yes               Yes                  Yes                    No
256             NAP          Yes                No                   No                    No
257           13.2%          Yes               Yes                  Yes                    Yes
258             NAP          Yes               Yes                  Yes                    No

259             NAP          Yes               Yes                  Yes                    No
260             NAP          Yes               Yes                  Yes                    No
261           19.9%          Yes               Yes                  Yes                    Yes
262           16.3%          Yes                No                  Yes                    Yes
263           18.7%          Yes               Yes                  Yes                    Yes
264           12.8%          Yes                No                  Yes                    Yes
265            9.6%          Yes               Yes                  Yes                    Yes
266             NAP          Yes               Yes                  Yes                    No
267           18.8%          Yes               Yes                   No                    Yes
268             NAP          Yes               Yes                  Yes                    No
269             NAP          Yes                No                   No                    No
270             NAP          No                 No                   No                    No
271             NAP          No                 No                  Yes                    No
272           24.9%          No                 No                  Yes                    Yes

273             NAP          Yes               Yes                   No                    Yes
274            5.5%          Yes               Yes                   No                    Yes
275           21.8%          Yes               Yes                  Yes                    Yes
276            8.3%          Yes               Yes                  Yes                    Yes
277             NAP          No                 No                   No                    No
278             NAP          Yes               Yes                  Yes                    No
279           16.0%          Yes               Yes                  Yes                    Yes
280           13.6%          Yes               Yes                  Yes                    Yes
281             NAP          Yes               Yes                  Yes                    No
282             NAP          Yes               Yes                   No                    Yes
283           30.6%          Yes               Yes                   No                    No
284             NAP          No                 No                  Yes                    Yes
285             NAP          Yes                No                   No                    No
286             NAP          Yes               Yes                  Yes                    No
287             NAP          No                 No                   No                    Yes
288             NAP          Yes               Yes                  Yes                    No

                            44.2%             29.6%                48.3%                 25.6%

-----------------------------------------------------------------------------------------------------------
MORTGAGE                            OTHER                                           SPRINGING
LOAN NO.                    ESCROW DESCRIPTION(18)                            ESCROW DESCRIPTION(19)
-----------------------------------------------------------------------------------------------------------

 1                                   NAP                                 RE Tax, Insurance, TI/LC, Other
 2                                   NAP                                 RE Tax, Insurance, TI/LC, Other
 3                   Ground Lease Reserve, Tenant Reserve            RE Tax, Insurance, CapEx, TI/LC, Other

 4                                   NAP                                        RE Tax, Insurance
 5                                   NAP                                        RE Tax, Insurance
 6                                   NAP                                        RE Tax, Insurance
 7                                   NAP                                        RE Tax, Insurance
 8                                   NAP                                        RE Tax, Insurance
 9                                   NAP                                        RE Tax, Insurance
10                                   NAP                                        RE Tax, Insurance

11                                   NAP                                              TI/LC
12                                   NAP                                              TI/LC
13                                   NAP                                              TI/LC
14                             Interest Reserve                                       TI/LC
15                                   NAP                                    RE Tax, Insurance, TI/LC
16                                   NAP                                    RE Tax, Insurance, Other
17                              Tenant Reserve                       RE Tax, Insurance, CapEx, TI/LC, Other

18                                   NAP                                 Insurance, CapEx, TI/LC, Other
19                                   NAP                                 Insurance, CapEx, TI/LC, Other
20                                   NAP                                 Insurance, CapEx, TI/LC, Other
21                                   NAP                                 Insurance, CapEx, TI/LC, Other
22                                   NAP                                 Insurance, CapEx, TI/LC, Other
23                                   NAP                                 Insurance, CapEx, TI/LC, Other

24                               PIP Reserve                                          Other
25                               PIP Reserve                                          Other
26                               PIP Reserve                                          Other
27                               PIP Reserve                                          Other
28                               PIP Reserve                                          Other
29                               PIP Reserve                                          Other
30                               PIP Reserve                                          Other
31                               PIP Reserve                                          Other
32                               PIP Reserve                                          Other
33                               PIP Reserve                                          Other
34                               PIP Reserve                                          Other
35                               PIP Reserve                                          Other
36                               PIP Reserve                                          Other
37                               PIP Reserve                                          Other
38                               PIP Reserve                                          Other
39                               PIP Reserve                                          Other
40                               PIP Reserve                                          Other
41                               PIP Reserve                                          Other
42                               PIP Reserve                                          Other
43                               PIP Reserve                                          Other
44                               PIP Reserve                                          Other
45                               PIP Reserve                                          Other
46                               PIP Reserve                                          Other
47                               PIP Reserve                                          Other
48                               PIP Reserve                                          Other
49                               PIP Reserve                                          Other
50                               PIP Reserve                                          Other
51                               PIP Reserve                                          Other
52                               PIP Reserve                                          Other
53                               PIP Reserve                                          Other
54                               PIP Reserve                                          Other
55                               PIP Reserve                                          Other
56                               PIP Reserve                                          Other
57                               PIP Reserve                                          Other
58                               PIP Reserve                                          Other
59                               PIP Reserve                                          Other
60                               PIP Reserve                                          Other
61                               PIP Reserve                                          Other
62                               PIP Reserve                                          Other
63                               PIP Reserve                                          Other
64                               PIP Reserve                                          Other
65                               PIP Reserve                                          Other
66                               PIP Reserve                                          Other
67                      Lease Escrow, Tenant Holdback                             CapEx, Other

68                                   NAP                                               NAP
69                                   NAP                                               NAP
70                                   NAP                                               NAP
71                                   NAP                                               NAP
72                                   NAP                                               NAP

73                                   NAP                                              Other
74                                   NAP                                              Other

75                                   NAP                                               NAP
76                                   NAP                                               NAP
77                                   NAP                                               NAP
78                                   NAP                                               NAP
79                    Earnout Reserve, New Lease Reserve                              CapEx

80                                 Holdback                                            NAP
81                                 Holdback                                            NAP
82                                   NAP                                 RE Tax, Insurance, CapEx, TI/LC
83                                   NAP                                               NAP
84                                   NAP                                     Insurance, TI/LC, Other
85         Tenant Holdback, Parking Garage Holdback, Rent Holdback                     NAP
86                                   NAP                                              TI/LC
87                               LOC Reserve                                        Insurance
88                              Tenant Reserve                                         NAP

89                                   NAP                                            Insurance
90                                   NAP                                            Insurance
91                      Repair Reserve, Tenant Reserve                              Insurance
92                                   NAP                                            Insurance
93                                   NAP                                            Insurance
94                                   NAP                                              TI/LC
95                                   NAP                                 RE Tax, Insurance, CapEx, TI/LC
96                                   NAP                                               NAP
97                                   NAP                                    RE Tax, Insurance, Other
98                                   NAP                                        Insurance, TI/LC
99                                   NAP                                 RE Tax, Insurance, CapEx, TI/LC
100                                  NAP                                              TI/LC
101                            Security Reserve                                       TI/LC
102                                  NAP                                        Insurance, Other
103                       Al Neyer Rollover Reserve                          Insurance, TI/LC, Other
104                                  NAP                                 RE Tax, Insurance, CapEx, TI/LC
105                                  NAP                                               NAP
106                                  NAP                                 RE Tax, Insurance, CapEx, Other
107                           Estoppel Holdback                             RE Tax, Insurance, TI/LC
108                                  NAP                                              TI/LC
109                                  NAP                                     Insurance, CapEx, TI/LC
110                     Tenant Holdback, Rent Holdback                               RE Tax

111                                  NAP                                               NAP
112                                  NAP                                               NAP
113                                  NAP                                               NAP
114                                  NAP                                               NAP
115                                  NAP                                               NAP
116                           Occupancy Holdback                            RE Tax, Insurance, CapEx
117                        Cash Collateral Account                              RE Tax, Insurance
118                                  NAP                                       CapEx, TI/LC, Other

119                                  NAP                                            Insurance
120                                  NAP                                            Insurance

121                                  NAP                                            Insurance
122                                  NAP                                            Insurance
123                                  NAP                                            Insurance
124                      Lease Reserve, Rent Reserve                                  Other
125                                  NAP                                              TI/LC
126                             Rent Holdback                                          NAP

127                                  NAP                                            Insurance
128                                  NAP                                            Insurance
129                                  NAP                                            Insurance
130                            Tenant Holdback                                         NAP
131                                  NAP                                               NAP

132                                  NAP                                               NAP
133                                  NAP                                               NAP
134                                  NAP                                               NAP
135                                  NAP                                               NAP
136                                  NAP                                               NAP
137                          Debt Service Reserve                                      NAP
138                           Occupancy Holdback                                       NAP
139                                  NAP                                       CapEx, TI/LC, Other
140                                  NAP                                    RE Tax, Insurance, CapEx
141                                  NAP                                              TI/LC
142                                  NAP                                            Insurance
143                                  NAP                                            Insurance
144                             Tenant Reserve                                      Insurance
145                                  NAP                                              TI/LC
146                                  NAP                                            Insurance
147                                  NAP                                              TI/LC
148                                  NAP                                               NAP
149                                  NAP                                              TI/LC
150                                  NAP                                              Other
151                                  NAP                                            Insurance
152                                  NAP                                               NAP
153                                  NAP                                        RE Tax, Insurance
154                                  NAP                                 RE Tax, Insurance, CapEx, TI/LC
155                                  NAP                                            Insurance
156                            Security Reserve                          RE Tax, Insurance, CapEx, TI/LC
157                                  NAP                                            Insurance
158                                Holdback                                            NAP
159                                  NAP                                        Insurance, Other
160                             Tenant Escrow                                         TI/LC

161                                Holdback                                            NAP
162                                  NAP                                               NAP
163                                Holdback                                            NAP
164                                  NAP                                               NAP
165                                  NAP                                               NAP
166                                  NAP                                              Other
167                          Performance Holdback                                      NAP
168                          Property Improvement                                      NAP
169                                  NAP                                        Insurance, CapEx
170                                  NAP                                        RE Tax, Insurance
171                                  NAP                                    RE Tax, Insurance, CapEx
172                                  NAP                                               NAP
173                          Debt Service Reserve                           RE Tax, Insurance, CapEx
174                                  NAP                                               NAP
175                                  NAP                                               NAP
176                                  NAP                                              TI/LC
177                                  NAP                                        RE Tax, Insurance
178                                  NAP                                               NAP
179                                  NAP                                               NAP
180                                  NAP                                               NAP
181                                  NAP                                               NAP
182                                  NAP                                               NAP
183                                  NAP                                    RE Tax, Insurance, CapEx
184                                  NAP                                            Insurance
185                                  NAP                                            Insurance
186                                  NAP                                        RE Tax, Insurance
187                                  NAP                                               NAP
188                                  NAP                                 RE Tax, Insurance, CapEx, TI/LC
189                                  NAP                                          TI/LC, Other
190                                  NAP                                               NAP

191                                  NAP                                        Insurance, Other
192                                  NAP                                        Insurance, Other
193                                  NAP                                        Insurance, Other
194                                  NAP                                            Insurance
195                        Cash Collateral Account                              Insurance, Other
196                                  NAP                                 RE Tax, Insurance, CapEx, TI/LC
197                                  NAP                                               NAP
198                                  NAP                                 RE Tax, Insurance, CapEx, TI/LC
199                                  NAP                                               NAP
200                                  NAP                                 RE Tax, Insurance, CapEx, TI/LC
201                                  NAP                                 RE Tax, Insurance, CapEx, TI/LC
202                                  NAP                                            Insurance
203                                  NAP                                               NAP
204                                  NAP                                              TI/LC
205                          Debt Service Reserve                                      NAP
206                                  NAP                                               NAP
207                                  NAP                                               NAP
208                                  NAP                                               NAP
209                                  NAP                                        Insurance, Other
210                                  NAP                                        RE Tax, Insurance
211                                  NAP                                            Insurance
212                                  NAP                                            Insurance
213                                  NAP                                        RE Tax, Insurance
214                             Lease Reserve                                          NAP
215                                  NAP                                               NAP
216                                  NAP                                               NAP
217                                  NAP                                               NAP
218                           Cash Sweep Reserve                                      TI/LC
219                                  NAP                                        RE Tax, Insurance
220                                  NAP                                               NAP
221                                Holdback                                         Insurance
222                                  NAP                                              TI/LC
223                  Construction Reserve, Tenant Reserve                             TI/LC
224                                  NAP                                               NAP
225                                  NAP                                               NAP
226                                  NAP                                               NAP
227                                  NAP                                               NAP
228                                  NAP                                 RE Tax, Insurance, CapEx, TI/LC
229                                  NAP                                              CapEx
230                                  NAP                                               NAP
231                             Lease Reserve                                   Insurance, Other
232                                  NAP                                               NAP
233                                  NAP                                               NAP
234                                  NAP                                    RE Tax, Insurance, TI/LC
235                                  NAP                                              TI/LC
236                                  NAP                                            Insurance
237                                  NAP                                               NAP
238                                  NAP                                               NAP
239                                  NAP                                               NAP
240                                  NAP                                          TI/LC, Other
241                             Tenant Reserve                                         NAP
242                                  NAP                                               NAP
243                                  NAP                                               NAP
244                                  NAP                                               NAP
245                             Tenant Reserve                                         NAP
246                                  NAP                                              TI/LC
247                          Debt Service Reserve                                     TI/LC
248                                  NAP                                               NAP
249                            Tenant Holdback                                         NAP
250                                  NAP                                              TI/LC
251                                  NAP                                               NAP
252                             TI/LC reserve                                          NAP
253                                  NAP                                               NAP
254                                  NAP                                               NAP
255                                  NAP                                               NAP
256                            Security Reserve                                       TI/LC
257                             Tenant Reserve                                         NAP
258                                  NAP                                               NAP

259                                  NAP                                              Other
260                                  NAP                                              Other
261                                  NAP                                               NAP
262                             Tenant Reserve                                      Insurance
263                                  NAP                                              TI/LC
264                                  NAP                                            Insurance
265                                  NAP                                               NAP
266                                  NAP                                               NAP
267                                  NAP                                               NAP
268                                  NAP                                               NAP
269                                  NAP                                               NAP
270                                  NAP                                        RE Tax, Insurance
271                                  NAP                                               NAP
272                                  NAP                                        RE Tax, Insurance

273                                  NAP                                              TI/LC
274                                  NAP                                              TI/LC
275                                Holdback                                            NAP
276                                  NAP                                               NAP
277                                Holdback                                     RE Tax, Insurance
278                                  NAP                                               NAP
279                                  NAP                                               NAP
280                                  NAP                                               NAP
281                                  NAP                                               NAP
282                                  NAP                                              Other
283                                  NAP                                      RE Tax, CapEx, TI/LC
284                                  NAP                                        RE Tax, Insurance
285                                  NAP                                               NAP
286                                  NAP                                               NAP
287                                  NAP                                          TI/LC, Other
288                                  NAP                                               NAP

-----------------------------------------------------------------------------
MORTGAGE                                         INITIAL CAPITAL EXPENDITURE
LOAN NO.                                               ESCROW REQUIREMENT(20)
-----------------------------------------------------------------------------

 1                                                                        $0
 2                                                       $3,845,000 Guaranty
 3                                                                        $0

 4                                                                        $0
 5                                                                        $0
 6                                                                        $0
 7                                                                        $0
 8                                                                        $0
 9                                                                        $0
10                                                                        $0

11                                                                        $0
12                                                                        $0
13                                                                        $0
14                                                                $4,500,000
15                                                                        $0
16                                                                        $0
17                                                                        $0

18                                                                        $0
19                                                                        $0
20                                                                        $0
21                                                                        $0
22                                                                        $0
23                                                                        $0

24                                                                        $0
25                                                                        $0
26                                                                        $0
27                                                                        $0
28                                                                        $0
29                                                                        $0
30                                                                        $0
31                                                                        $0
32                                                                        $0
33                                                                        $0
34                                                                        $0
35                                                                        $0
36                                                                        $0
37                                                                        $0
38                                                                        $0
39                                                                        $0
40                                                                        $0
41                                                                        $0
42                                                                        $0
43                                                                        $0
44                                                                        $0
45                                                                        $0
46                                                                        $0
47                                                                        $0
48                                                                        $0
49                                                                        $0
50                                                                        $0
51                                                                        $0
52                                                                        $0
53                                                                        $0
54                                                                        $0
55                                                                        $0
56                                                                        $0
57                                                                        $0
58                                                                        $0
59                                                                        $0
60                                                                        $0
61                                                                        $0
62                                                                        $0
63                                                                        $0
64                                                                        $0
65                                                                        $0
66                                                                        $0
67                                                                        $0

68                                                                $3,410,301
69                                                                $2,360,127
70                                                                $2,731,159
71                                                                $1,681,015
72                                                                  $375,831

73                                                                        $0
74                                                                        $0

75                                                                        $0
76                                                                        $0
77                                                                        $0
78                                                                        $0
79                                                                        $0

80                                                                        $0
81                                                                        $0
82                                                                        $0
83                                                                  $300,000
84                                                                        $0
85                                                                        $0
86                                                                        $0
87                                                                        $0
88                                                                        $0

89                                                                        $0
90                                                                        $0
91                                                                        $0
92                                                                        $0
93                                                                        $0
94                                                                        $0
95                                                                        $0
96                                                                        $0
97                                                                        $0
98                                                                        $0
99                                                                        $0
100                                                                       $0
101                                                                       $0
102                                                                       $0
103                                                                       $0
104                                                                       $0
105                                                                       $0
106                                                                  $25,000
107                                                                       $0
108                                                                       $0
109                                                                       $0
110                                                                       $0

111                                                                       $0
112                                                                       $0
113                                                                       $0
114                                                                       $0
115                                                                       $0
116                                                                       $0
117                                                                       $0
118                                                                       $0

119                                                                       $0
120                                                                       $0

121                                                                       $0
122                                                                       $0
123                                                                       $0
124                                                                       $0
125                                                                       $0
126                                                                       $0

127                                                                       $0
128                                                                       $0
129                                                                       $0
130                                                                       $0
131                                                                       $0

132                                                                       $0
133                                                                       $0
134                                                                       $0
135                                                                       $0
136                                                                       $0
137                                                                       $0
138                                                                       $0
139                                                                   $9,640
140                                                                       $0
141                                                                       $0
142                                                                       $0
143                                                                       $0
144                                                                       $0
145                                                                       $0
146                                                                       $0
147                                                                       $0
148                                                                       $0
149                                                                       $0
150                                                                       $0
151                                                                       $0
152                                                                       $0
153                                                                       $0
154                                                                       $0
155                                                                       $0
156                                                                       $0
157                                                                       $0
158                                                                     $247
159                                                                       $0
160                                                                       $0

161                                                                       $0
162                                                                       $0
163                                                                       $0
164                                                                       $0
165                                                                       $0
166                                                                       $0
167                                                                       $0
168                                                                   $5,741
169                                                                       $0
170                                                                       $0
171                                                                       $0
172                                                                       $0
173                                                                       $0
174                                                                       $0
175                                                                       $0
176                                                                       $0
177                                                                       $0
178                                                                       $0
179                                                                       $0
180                                                                       $0
181                                                                       $0
182                                                                       $0
183                        $50,000 LOC (Tax, Insurance, Replacement Reserve)
184                                                                       $0
185                                                                       $0
186                                                                       $0
187                                                                       $0
188                                                                       $0
189                                                                       $0
190                                                                       $0

191                                                                       $0
192                                                                       $0
193                                                                       $0
194                                                                       $0
195                                                                       $0
196                                                                       $0
197                                                                       $0
198                                                                       $0
199                                                                       $0
200                                                                       $0
201                                                                       $0
202                                                                       $0
203                                                                       $0
204                                                                       $0
205                                                                       $0
206                                                                       $0
207                                                                       $0
208                                                                       $0
209                                                                       $0
210                                                                       $0
211                                                                       $0
212                                                                       $0
213                                                                       $0
214                                                                       $0
215                                                                       $0
216                                                                       $0
217                                                                       $0
218                                                                       $0
219                                                                       $0
220                                                                       $0
221                                                                       $0
222                                                                       $0
223                                                                       $0
224                                                             $50,000 (LOC)
225                                                                       $0
226                                                                       $0
227                                                                       $0
228                                                                       $0
229                                                                       $0
230                                                                       $0
231                                                                       $0
232                                                                       $0
233                                                                       $0
234                                                                       $0
235                                                                       $0
236                                                                       $0
237                                                                       $0
238                                                                       $0
239                                                                       $0
240                                                                       $0
241                                                                       $0
242                                                                       $0
243                                                                       $0
244                                                                       $0
245                                                                       $0
246                                                                       $0
247                                                                       $0
248                                                                       $0
249                                                                       $0
250                                                                     $565
251                                                                       $0
252                                                                       $0
253                                                                       $0
254                                                                       $0
255                                                                       $0
256                                                                       $0
257                                                                       $0
258                                                                       $0

259                                                                       $0
260                                                                       $0
261                                                                       $0
262                                                                       $0
263                                                                       $0
264                                                                       $0
265                                                                       $0
266                                                                       $0
267                                                                       $0
268                                                                       $0
269                                                                       $0
270                                                                       $0
271                                                                       $0
272                                                                       $0

273                                                                       $0
274                                                                       $0
275                                                                       $0
276                                                                       $0
277                                                                       $0
278                                                                       $0
279                                                                       $0
280                                                                       $0
281                                                                       $0
282                                                                       $0
283                                                                       $0
284                                                                       $0
285                                                                       $0
286                                                                       $0
287                                                                       $0
288                                                                       $0

                                                                 $19,294,626

------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                              MONTHLY CAPITAL EXPENDITURE
LOAN NO.                                                                                    ESCROW REQUIREMENT(21)
------------------------------------------------------------------------------------------------------------------

 1                                                                                                             $0
 2                                                                                                             $0
 3                                                                                                             $0

 4                                                                                                             $0
 5                                                                                                             $0
 6                                                                                                             $0
 7                                                                                                             $0
 8                                                                                                             $0
 9                                                                                                             $0
10                                                                                                             $0

11                                                                                                             $0
12                                                                                                             $0
13                                                                                                             $0
14                                                                                                             $0
15                                                                                                             $0
16                                                                                                             $0
17                                                                                                             $0

18                                                                                                             $0
19                                                                                                             $0
20                                                                                                             $0
21                                                                                                             $0
22                                                                                                             $0
23                                                                                                             $0

24                                                                                            3% of gross revenue
25                                                                                            3% of gross revenue
26                                                                                            3% of gross revenue
27                                                                                            3% of gross revenue
28                                                                                            4% of gross revenue
29                                                                                            5% of gross revenue
30                                                                                            3% of gross revenue
31                                                                                            4% of gross revenue
32                                                                                            5% of gross revenue
33                                                                                            4% of gross revenue
34                                                                                            4% of gross revenue
35                                                                                            4% of gross revenue
36                                                                                            4% of gross revenue
37                                                                                            3% of gross revenue
38                                                                                            5% of gross revenue
39                                                                                            5% of gross revenue
40                                                                                            4% of gross revenue
41                                                                                            5% of gross revenue
42                                                                                            5% of gross revenue
43                                                                                            4% of gross revenue
44                                                                                            4% of gross revenue
45                                                                                            4% of gross revenue
46                                                                                            4% of gross revenue
47                                                                                            3% of gross revenue
48                                                                                            4% of gross revenue
49                                                                                            5% of gross revenue
50                                                                                            5% of gross revenue
51                                                                                            4% of gross revenue
52                                                                                            5% of gross revenue
53                                                                                            4% of gross revenue
54                                                                                            4% of gross revenue
55                                                                                            5% of gross revenue
56                                                                                            4% of gross revenue
57                                                                                            4% of gross revenue
58                                                                                            5% of gross revenue
59                                                                                            4% of gross revenue
60                                                                                            4% of gross revenue
61                                                                                            4% of gross revenue
62                                                                                            4% of gross revenue
63                                                                                            4% of gross revenue
64                                                                                            5% of gross revenue
65                                                                                            4% of gross revenue
66                                                                                            4% of gross revenue
67                                                                                                             $0

68 For Fiscal Years 1, 2, 3-5, 6-10, 11 and onward, 1%, 2%, 3%, 4%, 5% of gross revenues respectively. 69 For Fiscal Years 1, 2, 3-5, 6-10, 11 and onward, 1%,
2%, 3%, 4%, 5% of gross revenues respectively. 70 For Fiscal Years 1, 2, 3-5,
6-10, 11 and onward, 1%, 2%, 3%, 4%, 5% of gross revenues respectively. 71 4%,
3%, 4%, 5% of gross revenues for pre-2002, 2002 & 2003, 2004 & 2005, 2006 and onward, respectively 72 For Fiscal Years 1, 2, 3-5, 6-10, 11 and onward, 1%, 2%,
3%, 4%, 5% of gross revenues respectively.

73                                                                                            5% of gross revenue
74                                                                                            4% of gross revenue

75                                                                                                         $2,838
76                                                                                                         $1,398
77                                                                                                         $1,022
78                                                                                                           $503
79                                                                                                             $0

80                                                                                                         $6,577
81                                                                                                         $3,610
82                                                                                                             $0
83                                                                                                         $6,151
84                                                                                                             $0
85                                                                                                         $7,969
86                                                                                                             $0
87                                                                                                             $0
88                                                                                                         $2,672

89                                                                                                           $910
90                                                                                                         $4,189
91                                                                                                         $1,768
92                                                                                                         $2,146
93                                                                                                           $615
94                                                                                                         $6,417
95                                                                                                             $0
96                                                                                                         $4,206
97                                                                                                         $1,298
98                                                                                                         $2,684
99                                                                                                             $0
100                                                                                                        $6,250
101                                                                                                        $2,948
102                                                                                                        $1,180
103                                                                                                        $2,218
104                                                                                                            $0
105                                                                                                            $0
106                                                                                                            $0
107                                                                                                        $5,096
108                                                                                                        $1,798
109                                                                                                            $0
110                                                                                                          $513

111                                                                                                        $1,330
112                                                                                                          $800
113                                                                                                        $1,567
114                                                                                                          $987
115                                                                                                          $917
116                                                                                                            $0
117                                                                                                            $0
118                                                                                                            $0

119                                                                                                        $3,863
120                                                                                                        $2,630

121                                                                                                        $4,504
122                                                                                                        $4,165
123                                                                                                        $3,319
124                                                                                                        $3,562
125                                                                                                        $5,500
126                                                                                                            $0

127                                                                                                        $5,708
128                                                                                                        $5,371
129                                                                                                        $4,954
130                                                                                                          $633
131                                                                                                        $2,079

132                                                                                                          $425
133                                                                                                          $450
134                                                                                                          $500
135                                                                                                          $800
136                                                                                                          $400
137                                                                                                        $1,600
138                                                                                                        $3,000
139                                                                                                            $0
140                                                                                                            $0
141                                                                                                        $1,367
142                                                                                                        $5,937
143                                                                                                        $7,058
144                                                                                                          $504
145                                                                                                            $0
146                                                                                                        $4,063
147                                                                                                          $334
148                                                                                                        $1,124
149                                                                                                          $424
150                                                                                                          $313
151                                                                                                        $2,396
152                                                                                                        $4,949
153                                                                                                        $8,155
154                                                                                                            $0
155                                                                                                        $7,358
156                                                                                                            $0
157                                                                                                          $125
158                                                                                                          $247
159                                                                                                          $931
160                                                                                                          $563

161                                                                                                        $3,772
162                                                                                                        $3,255
163                                                                                                          $465
164                                                                                                          $354
165                                                                                                            $0
166                                                                                                          $476
167                                                                                                          $358
168                                                                                                        $5,741
169                                                                                                            $0
170                                                                                                          $121
171                                                                                                            $0
172                                                                                                          $649
173                                                                                                            $0
174                                                                                                        $2,583
175                                                                                                        $1,100
176                                                                                                          $504
177                                                                                                          $223
178                                                                                                          $307
179                                                                                                        $2,833
180                                                                                                          $108
181                                                                                                        $2,396
182                                                                                                          $775
183                                                                                                        $1,063
184                                                                                                          $403
185                                                                                                        $4,000
186                                                                                                          $182
187                                                                                                          $115
188                                                                                                            $0
189                                                                                                          $350
190                                                                                                          $355

191                                                                                                           $88
192                                                                                                           $68
193                                                                                                           $27
194                                                                                                          $799
195                                                                                                            $0
196                                                                                                            $0
197                                                                                                          $275
198                                                                                                            $0
199                                                                                                          $316
200                                                                                                            $0
201                                                                                                            $0
202                                                                                                          $252
203                                                                                                          $756
204                                                                                                            $0
205                                                                                                          $281
206                                                                                                            $0
207                                                                                                          $352
208                                                                                                        $2,083
209                                                                                                          $233
210                                                                                                            $0
211                                                                                                        $4,594
212                                                                                                          $530
213                                                                                                          $182
214                                                                                                          $190
215                                                                                                        $1,172
216                                                                                                          $138
217                                                                                                            $0
218                                                                                                          $614
219                                                                                                            $0
220                                                                                                          $483
221                                                                                                          $625
222                                                                                                          $207
223                                                                                                            $0
224                                                                                                            $0
225                                                                                                          $324
226                                                                                                        $3,776
227                                                                                                          $854
228                                                                                                            $0
229                                                                                                            $0
230                                                                                                          $141
231                                                                                                          $168
232                                                                                                          $597
233                                                                                                        $1,245
234                                                                                                          $184
235                                                                                                          $425
236                                                                                                          $429
237                                                                                                          $208
238                                                                                                          $369
239                                                                                                          $262
240                                                                                                            $0
241                                                                                                          $161
242                                                                                                        $2,500
243                                                                                                          $447
244                                                                                                          $513
245                                                                                                          $157
246                                                                                                          $250
247                                                                                                          $256
248                                                                                                          $667
249                                                                                                          $121
250                                                                                                          $565
251                                                                                                          $607
252                                                                                                          $189
253                                                                                                        $1,005
254                                                                                                        $1,145
255                                                                                                          $292
256                                                                                                            $0
257                                                                                                          $169
258                                                                                                          $363

259                                                                                                          $628
260                                                                                                          $456
261                                                                                                          $214
262                                                                                                        $1,292
263                                                                                                          $300
264                                                                                                          $334
265                                                                                                          $387
266                                                                                                          $583
267                                                                                                            $0
268                                                                                                        $3,188
269                                                                                                            $0
270                                                                                                            $0
271                                                                                                          $140
272                                                                                                          $127

273                                                                                                            $0
274                                                                                                            $0
275                                                                                                          $287
276                                                                                                          $181
277                                                                                                            $0
278                                                                                                        $1,171
279                                                                                                          $132
280                                                                                                           $98
281                                                                                                          $486
282                                                                                                            $0
283                                                                                                            $0
284                                                                                                          $138
285                                                                                                            $0
286                                                                                                          $506
287                                                                                                            $0
288                                                                                                          $816

                                                                                                         $258,495

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE    CURRENT CAPITAL EXPENDITURE              INITIAL TI/LC             MONTHLY TI/LC         CURRENT TI/LC     ENVIRONMENTAL
LOAN NO.             ESCROW BALANCE(22)     ESCROW REQUIREMENT(23)    ESCROW REQUIREMENT(24)    ESCROW BALANCE(25)      INSURANCE
------------------------------------------------------------------------------------------------------------------------------------

 1                                  $0                         $0                        $0                    $0          No
 2                                  $0                         $0                        $0                    $0          No
 3                                  $0                         $0                        $0                    $0          No

 4                                  $0                         $0                        $0                    $0          No
 5                                  $0                         $0                        $0                    $0          No
 6                                  $0                         $0                        $0                    $0          No
 7                                  $0                         $0                        $0                    $0          No
 8                                  $0                         $0                        $0                    $0          No
 9                                  $0                         $0                        $0                    $0          No
10                                  $0                         $0                        $0                    $0          No

11                                  $0                         $0                        $0                    $0          No
12                                  $0                         $0                        $0                    $0          No
13                                  $0                         $0                        $0                    $0          No
14                          $4,500,000                 $4,500,000                        $0            $4,500,000          No
15                                  $0                         $0                        $0                    $0          No
16                                  $0                         $0                        $0                    $0          No
17                                  $0                         $0                        $0                    $0          No

18                                  $0                         $0                        $0                    $0          No
19                                  $0                         $0                        $0                    $0          No
20                                  $0                         $0                        $0                    $0          No
21                                  $0                         $0                        $0                    $0          No
22                                  $0                         $0                        $0                    $0          No
23                                  $0                         $0                        $0                    $0          No

24                                  $0                         $0                        $0                    $0          No
25                                  $0                         $0                        $0                    $0          No
26                                  $0                         $0                        $0                    $0          No
27                                  $0                         $0                        $0                    $0          No
28                                  $0                         $0                        $0                    $0          No
29                                  $0                         $0                        $0                    $0          No
30                                  $0                         $0                        $0                    $0          No
31                                  $0                         $0                        $0                    $0          No
32                                  $0                         $0                        $0                    $0          No
33                                  $0                         $0                        $0                    $0          No
34                                  $0                         $0                        $0                    $0          No
35                                  $0                         $0                        $0                    $0          No
36                                  $0                         $0                        $0                    $0          No
37                                  $0                         $0                        $0                    $0          No
38                                  $0                         $0                        $0                    $0          No
39                                  $0                         $0                        $0                    $0          No
40                                  $0                         $0                        $0                    $0          No
41                                  $0                         $0                        $0                    $0          No
42                                  $0                         $0                        $0                    $0          No
43                                  $0                         $0                        $0                    $0          No
44                                  $0                         $0                        $0                    $0          No
45                                  $0                         $0                        $0                    $0          No
46                                  $0                         $0                        $0                    $0          No
47                                  $0                         $0                        $0                    $0          No
48                                  $0                         $0                        $0                    $0          No
49                                  $0                         $0                        $0                    $0          No
50                                  $0                         $0                        $0                    $0          No
51                                  $0                         $0                        $0                    $0          No
52                                  $0                         $0                        $0                    $0          No
53                                  $0                         $0                        $0                    $0          No
54                                  $0                         $0                        $0                    $0          No
55                                  $0                         $0                        $0                    $0          No
56                                  $0                         $0                        $0                    $0          No
57                                  $0                         $0                        $0                    $0          No
58                                  $0                         $0                        $0                    $0          No
59                                  $0                         $0                        $0                    $0          No
60                                  $0                         $0                        $0                    $0          No
61                                  $0                         $0                        $0                    $0          No
62                                  $0                         $0                        $0                    $0          No
63                                  $0                         $0                        $0                    $0          No
64                                  $0                         $0                        $0                    $0          No
65                                  $0                         $0                        $0                    $0          No
66                                  $0                         $0                        $0                    $0          No
67                                  $0                         $0                   $18,131               $18,131          No

68                          $3,510,301                         $0                        $0                    $0          No
69                          $2,460,127                         $0                        $0                    $0          No
70                          $2,831,159                         $0                        $0                    $0          No
71                          $1,781,015                         $0                        $0                    $0          No
72                            $425,831                         $0                        $0                    $0          No

73                                  $0                         $0                        $0                    $0          No
74                                  $0                         $0                        $0                    $0          No

75                                  $0                         $0                   $14,580                    $0          No
76                                  $0                         $0                    $7,182                    $0          No
77                                  $0                         $0                    $5,247                    $0          No
78                                  $0                         $0                    $2,583                    $0          No
79                                  $0                         $0                    $7,500                $7,500          No

80                             $19,732                         $0                   $21,376               $64,129          No
81                             $10,830                         $0                   $11,733               $35,199          No
82                                  $0                         $0                        $0                    $0          No
83                            $312,302                   $800,000                   $15,378              $830,756          No
84                                  $0                         $0                        $0                    $0          No
85                             $23,907                         $0                   $33,868              $101,605          No
86                                  $0                         $0                        $0                    $0          No
87                                  $0                         $0                        $0                    $0          No
88                              $2,672                         $0                    $5,186                $5,186          No

89                                  $0                         $0                    $3,945                    $0          No
90                                  $0                         $0                    $5,108                    $0          No
91                                  $0                         $0                    $2,489                    $0          No
92                                  $0                         $0                    $2,580                    $0          No
93                                  $0                         $0                    $2,030                    $0          No
94                              $6,417                         $0                        $0                    $0          No
95                                  $0                         $0                        $0                    $0          No
96                                  $0                   $200,000                   $16,667              $200,000          No
97                             $15,624                         $0                    $4,070                    $0          No
98                              $8,051                   $847,888                        $0            $2,000,000          No
99                                  $0                         $0                        $0                    $0          No
100                            $12,500                         $0                        $0                    $0          No
101                                 $0                   $182,000                   $14,750              $182,000          No
102                             $2,364                         $0                   $12,500               $25,045          No
103                             $8,874                 $1,081,675                        $0                    $0          No
104                                 $0                         $0                        $0                    $0          No
105                                 $0                         $0                        $0                    $0          No
106                            $25,000                         $0                        $0                    $0          No
107                            $10,193                         $0                        $0                    $0          No
108                             $1,798                 $1,661,247                        $0            $1,661,247          No
109                                 $0                         $0                        $0                    $0          No
110                             $1,544                         $0                    $3,333               $10,034          No

111                             $1,333                         $0                        $0                    $0          No
112                               $800                         $0                        $0                    $0          No
113                             $1,567                         $0                        $0                    $0          No
114                               $987                         $0                        $0                    $0          No
115                               $917                         $0                        $0                    $0          No
116                                 $0                         $0                        $0                    $0          No
117                                 $0                         $0                        $0                    $0          No
118                                 $0                         $0                        $0                    $0          No

119                             $7,726                         $0                        $0                    $0          No
120                             $5,259                         $0                        $0                    $0          No

121                             $9,009                         $0                        $0                    $0          No
122                             $8,329                         $0                        $0                    $0          No
123                             $6,638                         $0                        $0                    $0          No
124                             $3,562                   $588,091                   $10,685              $598,776          No
125                            $11,000                         $0                        $0                    $0          No
126                                 $0                   $112,378                        $0              $112,378          No

127                             $5,708                         $0                        $0                    $0          No
128                             $5,371                         $0                        $0                    $0          No
129                             $4,954                         $0                        $0                    $0          No
130                             $1,268                         $0                    $3,642                $7,295          No
131                             $2,079                         $0                        $0                    $0          No

132                               $425                         $0                        $0                    $0          No
133                               $450                         $0                        $0                    $0          No
134                               $500                         $0                        $0                    $0          No
135                               $800                         $0                        $0                    $0          No
136                               $400                         $0                        $0                    $0          No
137                                 $0                         $0                        $0                    $0          No
138                                 $0                         $0                        $0                    $0          No
139                             $9,640                   $150,000                        $0              $150,000          No
140                                 $0                         $0                        $0                    $0          No
141                             $1,367                         $0                    $2,000                $2,000          No
142                                 $0                         $0                        $0                    $0          No
143                                 $0                         $0                        $0                    $0          No
144                             $1,512                         $0                    $2,500                $7,500          No
145                                 $0                         $0                        $0                    $0          No
146                             $4,063                         $0                        $0                    $0          No
147                                 $0                         $0                    $2,230                    $0          No
148                             $4,496                         $0                    $3,300               $13,200          No
149                               $849                         $0                        $0                    $0          No
150                                 $0                         $0                    $3,125                    $0          No
151                             $2,396                         $0                        $0                    $0          No
152                                 $0                         $0                        $0                    $0          No
153                                 $0                         $0                        $0                    $0          No
154                                 $0                         $0                        $0                    $0          No
155                                 $0                         $0                        $0                    $0          No
156                                 $0                         $0                        $0                    $0          No
157                               $125                         $0                      $458                  $458          No
158                               $741                     $2,302                    $2,302                $6,906          No
159                               $931                         $0                        $0                    $0          No
160                                 $0                         $0                        $0                    $0          No

161                            $11,316                         $0                        $0                    $0          No
162                             $9,765                         $0                        $0                    $0          No
163                               $930                         $0                    $3,333                $6,666          No
164                               $708                         $0                    $1,654                $3,308          No
165                                 $0                         $0                    $1,100                    $0          No
166                               $476                         $0                    $1,489                $1,489          No
167                               $717                         $0                    $1,816                $3,632          No
168                            $23,070                         $0                        $0                    $0          No
169                                 $0                         $0                        $0                    $0          No
170                               $121                         $0                        $0                    $0          No
171                                 $0                         $0                        $0                    $0          No
172                             $1,297                         $0                    $3,191                $6,382          No
173                                 $0                         $0                        $0                    $0          No
174                             $5,167                         $0                        $0                    $0          No
175                                 $0                         $0                        $0                    $0          No
176                             $1,008                         $0                        $0                    $0          No
177                               $223                         $0                    $1,042                $1,042          No
178                               $614                         $0                    $1,883                $3,766          No
179                             $8,500                         $0                        $0                    $0          No
180                               $108                         $0                        $0                    $0          No
181                             $7,187                         $0                        $0                    $0          No
182                             $3,100                         $0                    $5,812               $23,248          No
183                                 $0                         $0                        $0                    $0          No
184                               $807                    $25,000                      $833               $26,837          No
185                             $4,000                         $0                        $0                    $0          No
186                               $364                         $0                        $0                    $0          No
187                               $345                         $0                        $0                    $0          No
188                                 $0                         $0                        $0                    $0          No
189                             $1,053                    $50,000                        $0               $50,468          No
190                                 $0                         $0                      $924                    $0          No

191                                 $0                         $0                      $797                    $0          No
192                                 $0                         $0                      $621                    $0          No
193                                 $0                         $0                      $248                    $0          No
194                               $799                    $80,000                    $4,592               $84,592          No
195                                 $0                         $0                        $0                    $0          No
196                                 $0                         $0                        $0                    $0          No
197                               $275                         $0                        $0                    $0          No
198                                 $0                         $0                        $0                    $0          No
199                               $316                         $0                    $1,774                $1,774          No
200                                 $0                         $0                        $0                    $0          No
201                                 $0                         $0                        $0                    $0          No
202                                 $0                         $0                      $800                    $0          No
203                               $756                   $245,000                    $2,500              $247,500          No
204                                 $0                         $0                        $0                    $0          No
205                               $563                         $0                    $1,414                $2,829          No
206                                 $0                         $0                        $0                    $0          No
207                             $1,056                         $0                    $1,723                $5,185          No
208                                 $0                         $0                        $0                    $0          No
209                                 $0                         $0                      $655                    $0          No
210                                 $0                         $0                        $0                    $0          No
211                                 $0                         $0                        $0                    $0          No
212                                 $0                         $0                    $2,500                    $0          No
213                               $546                         $0                        $0                    $0          No
214                                 $0                         $0                        $0                    $0          No
215                             $1,172                         $0                        $0                    $0          No
216                                 $0                         $0                        $0                    $0          No
217                                 $0                         $0                        $0                    $0          No
218                               $613                         $0                        $0                    $0          No
219                                 $0                         $0                        $0                    $0          No
220                               $483                   $100,000                    $2,196              $102,196          No
221                             $1,882                         $0                      $583                $1,755          No
222                               $207                         $0                    $1,036                $1,036          No
223                                 $0                         $0                        $0                    $0          No
224                                 $0                         $0                        $0                    $0          No
225                               $648                         $0                    $1,696                $3,392          No
226                             $7,552                         $0                        $0                    $0          No
227                             $1,708                         $0                        $0                    $0          No
228                                 $0                         $0                        $0                    $0          No
229                                 $0                         $0                    $1,250                $2,500          No
230                                 $0                         $0                        $0                    $0          No
231                                 $0                         $0                        $0                    $0          No
232                             $1,194                         $0                        $0                    $0          No
233                             $2,489                         $0                        $0                    $0          No
234                                 $0                         $0                    $1,225                    $0          No
235                                 $0                         $0                    $2,188                    $0          No
236                               $858                         $0                      $566                $1,132          No
237                             $1,683                         $0                    $1,287               $10,411          No
238                               $738                         $0                    $1,845                $3,691          No
239                                 $0                         $0                    $1,327                    $0          No
240                                 $0                         $0                    $1,000                $1,000          No
241                               $483                         $0                    $1,402                $4,206          No
242                             $5,008                         $0                        $0                    $0          No
243                               $894                    $58,500                    $1,667               $62,108          No
244                               $513                         $0                        $0                    $0          No
245                               $471                         $0                      $679                $2,037          No
246                               $250                    $60,000                        $0               $60,032          No
247                                 $0                         $0                    $1,281                    $0          No
248                             $1,333                         $0                        $0                    $0          No
249                                 $0                         $0                        $0                    $0          No
250                             $1,130                    $50,000                        $0               $50,027          No
251                             $1,214                         $0                        $0                    $0          No
252                               $379                         $0                    $1,000                $2,000          No
253                             $1,005                         $0                        $0                    $0          No
254                             $1,145                         $0                      $931                  $931          No
255                               $585                         $0                        $0                    $0          No
256                                 $0                         $0                        $0                    $0          No
257                               $676                         $0                      $844                $3,376          No
258                                 $0                         $0                        $0                    $0          No

259                             $1,255                         $0                        $0                    $0          No
260                               $911                         $0                        $0                    $0          No
261                               $214                         $0                    $1,045                $1,045          No
262                            $13,103                         $0                    $4,307               $43,676          No
263                               $600                         $0                    $1,300                $2,600          No
264                             $1,337                         $0                    $2,229                $8,914          No
265                                 $0                         $0                    $1,082                    $0          No
266                               $583                         $0                        $0                    $0          No
267                                 $0                         $0                      $933                    $0          No
268                                 $0                         $0                        $0                    $0          No
269                                 $0                         $0                        $0                    $0          No
270                                 $0                         $0                        $0                    $0          No
271                               $140                         $0                        $0                    $0          No
272                                 $0                         $0                      $846                    $0          No

273                                 $0                     $5,209                        $0                $5,230          No
274                                 $0                     $9,791                        $0                $9,829          No
275                               $287                         $0                      $932               $75,000          No
276                                 $0                         $0                      $750                    $0          No
277                                 $0                         $0                        $0                    $0          No
278                             $2,343                         $0                        $0                    $0          No
279                               $132                         $0                      $484                  $484          No
280                               $197                         $0                      $511                $1,022          No
281                               $973                         $0                        $0                    $0          No
282                                 $0                    $50,000                        $0               $50,000          No
283                                 $0                         $0                        $0                    $0          No
284                               $415                         $0                      $461                $1,382          No
285                                 $0                         $0                        $0                    $0          No
286                             $1,012                         $0                        $0                    $0          No
287                                 $0                         $0                    $1,600                $1,600          No
288                             $3,264                         $0                        $0                    $0          No

                           $16,223,710                $10,859,081                  $321,664           $11,520,676

------------------------------------------------------------------------------------------------------------------------------------
                                                        PREPAYMENT CODE(27)
MORTGAGE     INTEREST                     ------------------------------------------------        YM       ADMINISTRATIVE   MORTGAGE
LOAN NO.  ACCRUAL METHOD  SEASONING(26)   LO        DEF     DEF/YM1.00     YM1.00     OPEN   FORMULA(28)   COST RATE(29)    LOAN NO.
------------------------------------------------------------------------------------------------------------------------------------

 1          Actual/360        2           26         90                                4                       2.088            1
 2          Actual/360        1           25         88                                7                       2.088            2
 3          Actual/360        2           26         54                                4                       2.088            3

 4          Actual/360        0           24                    83                     13         A            3.088            4
 5          Actual/360        0           24                    83                     13         A            3.088            5
 6          Actual/360        0           24                    83                     13         A            3.088            6
 7          Actual/360        0           24                    83                     13         A            3.088            7
 8          Actual/360        0           24                    83                     13         A            3.088            8
 9          Actual/360        0           24                    83                     13         A            3.088            9
10          Actual/360        0           24                    83                     13         A            3.088           10

11          Actual/360        2           26         90                                4                       2.088           11
12          Actual/360        2           26         90                                4                       2.088           12
13          Actual/360        2           26         90                                4                       2.088           13
14          Actual/360        2           26         90                                4                       2.088           14
15          Actual/360        2           26         90                                4                       2.088           15
16          Actual/360        1           25         93                                2                       3.088           16
17          Actual/360        2           26                    93                     1          B            2.088           17

18          Actual/360        5           29         39                                4                       2.088           18
19          Actual/360        5           29         39                                4                       2.088           19
20          Actual/360        5           29         39                                4                       2.088           20
21          Actual/360        5           29         39                                4                       2.088           21
22          Actual/360        5           29         39                                4                       2.088           22
23          Actual/360        5           29         39                                4                       2.088           23

24          Actual/360        1           25         59                                36                      2.088           24
25          Actual/360        1           25         59                                36                      2.088           25
26          Actual/360        1           25         59                                36                      2.088           26
27          Actual/360        1           25         59                                36                      2.088           27
28          Actual/360        1           25         59                                36                      2.088           28
29          Actual/360        1           25         59                                36                      2.088           29
30          Actual/360        1           25         59                                36                      2.088           30
31          Actual/360        1           25         59                                36                      2.088           31
32          Actual/360        1           25         59                                36                      2.088           32
33          Actual/360        1           25         59                                36                      2.088           33
34          Actual/360        1           25         59                                36                      2.088           34
35          Actual/360        1           25         59                                36                      2.088           35
36          Actual/360        1           25         59                                36                      2.088           36
37          Actual/360        1           25         59                                36                      2.088           37
38          Actual/360        1           25         59                                36                      2.088           38
39          Actual/360        1           25         59                                36                      2.088           39
40          Actual/360        1           25         59                                36                      2.088           40
41          Actual/360        1           25         59                                36                      2.088           41
42          Actual/360        1           25         59                                36                      2.088           42
43          Actual/360        1           25         59                                36                      2.088           43
44          Actual/360        1           25         59                                36                      2.088           44
45          Actual/360        1           25         59                                36                      2.088           45
46          Actual/360        1           25         59                                36                      2.088           46
47          Actual/360        1           25         59                                36                      2.088           47
48          Actual/360        1           25         59                                36                      2.088           48
49          Actual/360        1           25         59                                36                      2.088           49
50          Actual/360        1           25         59                                36                      2.088           50
51          Actual/360        1           25         59                                36                      2.088           51
52          Actual/360        1           25         59                                36                      2.088           52
53          Actual/360        1           25         59                                36                      2.088           53
54          Actual/360        1           25         59                                36                      2.088           54
55          Actual/360        1           25         59                                36                      2.088           55
56          Actual/360        1           25         59                                36                      2.088           56
57          Actual/360        1           25         59                                36                      2.088           57
58          Actual/360        1           25         59                                36                      2.088           58
59          Actual/360        1           25         59                                36                      2.088           59
60          Actual/360        1           25         59                                36                      2.088           60
61          Actual/360        1           25         59                                36                      2.088           61
62          Actual/360        1           25         59                                36                      2.088           62
63          Actual/360        1           25         59                                36                      2.088           63
64          Actual/360        1           25         59                                36                      2.088           64
65          Actual/360        1           25         59                                36                      2.088           65
66          Actual/360        1           25         59                                36                      2.088           66
67          Actual/360        1           25         93                                2                       2.088           67

68          Actual/360        10          35         81                                4                       3.088           68
69          Actual/360        10          35         81                                4                       3.088           69
70          Actual/360        10          35         81                                4                       3.088           70
71          Actual/360        10          35         81                                4                       3.088           71
72          Actual/360        10          35         81                                4                       3.088           72

73          Actual/360        1           25         59                                36                      2.088           73
74          Actual/360        1           25         59                                36                      2.088           74

75          Actual/360        0           24         94                                2                       7.088           75
76          Actual/360        0           24         94                                2                       7.088           76
77          Actual/360        0           24         94                                2                       7.088           77
78          Actual/360        0           24         94                                2                       7.088           78
79          Actual/360        4           28         88                                4                       2.088           79

80          Actual/360        3           27         90                                3                       3.088           80
81          Actual/360        3           27         90                                3                       3.088           81
82          Actual/360        2           26         31                                3                       7.088           82
83          Actual/360        2           26         30                                4                       2.088           83
84          Actual/360        5           29         66                                25                      2.088           84
85          Actual/360        3           27         90                                3                       3.088           85
86          Actual/360        1           25        136                                3                       3.088           86
87          Actual/360        7           31         91                                4                       2.088           87
88          Actual/360        1           25         92                                3                       2.088           88

89          Actual/360        2           26         90                                4                       2.088           89
90          Actual/360        2           26         90                                4                       2.088           90
91          Actual/360        2           26         90                                4                       2.088           91
92          Actual/360        2           26         90                                4                       2.088           92
93          Actual/360        2           26         90                                4                       2.088           93
94          Actual/360        1           25         92                                3                       2.088           94
95          Actual/360        2           26                    93                     1          B            2.088           95
96          Actual/360        1           25        211                                4                       2.088           96
97          Actual/360        4           28         88                                4                       2.088           97
98          Actual/360        3           27         89                                4                       2.088           98
99          Actual/360        6           30         86                                4                       2.088           99
100         Actual/360        2           26         92                                2                       9.088           100
101         Actual/360        0           24                                214        2          C            3.088           101
102         Actual/360        5           29         84                                7                       2.088           102
103         Actual/360        4           28         88                                4                       2.088           103
104         Actual/360        1           25         92                                3                       2.088           104
105         Actual/360        2           26         87                                7                       3.088           105
106         Actual/360        6           30         86                                4                       2.088           106
107         Actual/360        2           26         92                                2                       2.088           107
108         Actual/360        1           25         94                                1                       7.088           108
109         Actual/360        1           25         94                                1                       2.088           109
110         Actual/360        6           47                                 69        4          D            2.088           110

111         Actual/360        4           28         88                                4                       2.088           111
112         Actual/360        4           28         88                                4                       2.088           112
113         Actual/360        4           28         88                                4                       2.088           113
114         Actual/360        4           28         88                                4                       2.088           114
115         Actual/360        4           28         88                                4                       2.088           115
116         Actual/360        2           26         92                                2                       2.088           116
117         Actual/360        5           29         87                                4                       2.088           117
118         Actual/360        7           31         85                                4                       2.088           118

119         Actual/360        2           26         91                                3                       2.088           119
120         Actual/360        2           26         91                                3                       2.088           120

121         Actual/360        2           26         91                                3                       2.088           121
122         Actual/360        2           26         91                                3                       2.088           122
123         Actual/360        2           26         91                                3                       2.088           123
124         Actual/360        1           25         92                                3                       6.088           124
125         Actual/360        2           26         92                                2                       9.088           125
126         Actual/360        0           24        142                                2                       3.088           126

127         Actual/360        1           25         92                                3                       2.088           127
128         Actual/360        1           25         92                                3                       2.088           128
129         Actual/360        1           25         92                                3                       2.088           129
130         Actual/360        5           29         87                                4                       2.088           130
131         Actual/360        1           25         92                                3                       2.088           131

132         Actual/360        4           28         88                                4                       7.088           132
133         Actual/360        4           28         88                                4                       7.088           133
134         Actual/360        4           28         88                                4                       7.088           134
135         Actual/360        4           28         88                                4                       7.088           135
136         Actual/360        4           28         88                                4                       7.088           136
137         Actual/360        1           25         91                                4                       2.088           137
138         Actual/360        1           25         91                                4                       2.088           138
139         Actual/360        6           30         86                                4                       2.088           139
140         Actual/360        2           26         92                                2                       2.088           140
141         Actual/360        4           28         88                                4                       2.088           141
142         Actual/360        1           25         91                                4                       2.088           142
143         Actual/360        3           27         89                                4                       2.088           143
144         Actual/360        6           30         86                                4                       2.088           144
145         Actual/360        0           24         92                                4                       2.088           145
146         Actual/360        4           28                                 85        7          E            2.088           146
147         Actual/360        3           27         89                                4                       2.088           147
148         Actual/360        7           31         85                                4                       2.088           148
149         Actual/360        2           26         91                                3                       2.088           149
150         Actual/360        3           27         89                                4                       7.088           150
151         Actual/360        4           28         88                                4                       2.088           151
152         Actual/360        1           25         91                                4                       2.088           152
153         Actual/360        2           26         92                                2                       2.088           153
154         Actual/360        2           35                                 82        3          F            7.088           154
155         Actual/360        2           26         90                                4                       2.088           155
156         Actual/360        2           26         91                                3                       2.088           156
157         Actual/360        4           28         88                                4                       2.088           157
158         Actual/360        5           29         87                                4                       2.088           158
159         Actual/360        4           28                                 88        4          G            2.088           159
160         Actual/360        2           59                                 57        4          D            2.088           160

161         Actual/360        6           30         83                                7                       2.088           161
162         Actual/360        6           30         83                                7                       2.088           162
163         Actual/360        5           29         84                                7                       2.088           163
164         Actual/360        2           26         91                                3                       2.088           164
165         Actual/360        0           24                                 94        2          C            3.088           165
166         Actual/360        4           28                                 88        4          H            2.088           166
167         Actual/360        2           26         91                                3                       2.088           167
168         Actual/360        6           30         86                                4                       2.088           168
169         Actual/360        2           26         91                                3                       2.088           169
170         Actual/360        4           28         88                                4                       2.088           170
171         Actual/360        2           26         91                                3                       7.088           171
172         Actual/360        2           26         92                                2                       10.088          172
173         Actual/360        2           26         91                                3                       7.088           173
174         Actual/360        2           26         91                                3                       2.088           174
175         Actual/360        3           27         89                                4                       12.088          175
176         Actual/360        5           29         27                                4                       2.088           176
177         Actual/360        1           35                                 83        2          I            2.088           177
178         Actual/360        5           12                                104        4          J            2.088           178
179         Actual/360        3           27         90                                3                       2.088           179
180         Actual/360        4           28         88                                4                       2.088           180
181         Actual/360        3           35                                 82        3          I            2.088           181
182         Actual/360        7           31         85                                4                       2.088           182
183         Actual/360        3           27         89                                4                       2.088           183
184         Actual/360        5           29         87                                4                       2.088           184
185         Actual/360        4           28         88                                4                       2.088           185
186         Actual/360        5           29         87                                4                       2.088           186
187         Actual/360        6           30         86                                4                       2.088           187
188         Actual/360        7           31         85                                4                       2.088           188
189         Actual/360        6           30         86                                4                       2.088           189
190         Actual/360        1           25         92                                3                       2.088           190

191         Actual/360        3           27                                 89        4          D            7.088           191
192         Actual/360        3           27                                 89        4          D            7.088           192
193         Actual/360        3           27                                 89        4          D            7.088           193
194         Actual/360        4           28         88                                4                       2.088           194
195         Actual/360        4           28         88                                4                       2.088           195
196         Actual/360        5           29         87                                4                       2.088           196
197         Actual/360        1           25         92                                3                       2.088           197
198         Actual/360        2           26         90                                4                       2.088           198
199         Actual/360        1           35                                 82        3          I            10.088          199
200         Actual/360        2           26         90                                4                       2.088           200
201         Actual/360        2           26         90                                4                       2.088           201
202         Actual/360        3           27         89                                4                       2.088           202
203         Actual/360        4           28         88                                4                       2.088           203
204         Actual/360        1           25                                 93        2          K            3.088           204
205         Actual/360        2           26         91                                3                       2.088           205
206         Actual/360        1           0                                 118        2          K            3.088           206
207         Actual/360        6           30         86                                4                       2.088           207
208         Actual/360        1           25        151                                4                       2.088           208
209         Actual/360        2           26         81                                13                      2.088           209
210         Actual/360        13          37         79                                4                       2.088           210
211         Actual/360        1           25         91                                4                       2.088           211
212         Actual/360        2           26                    30                     4          L            2.088           212
213         Actual/360        6           30         86                                4                       2.088           213
214         Actual/360        2           26         90                                4                       2.088           214
215         Actual/360        1           25         92                                3                       6.088           215
216         Actual/360        2           26         90                                4                       2.088           216
217         Actual/360        1           0                                 236        4          C            3.088           217
218         Actual/360        4           28         88                                4                       2.088           218
219         Actual/360        7           31         88                                1                       2.088           219
220         Actual/360        4           28         88                                4                       2.088           220
221         Actual/360        6           30         86                                4                       2.088           221
222         Actual/360        4           28         88                                4                       2.088           222
223         Actual/360        1           25                                 93        2          K            3.088           223
224         Actual/360        2           26         91                                3                       2.088           224
225         Actual/360        2           26         91                                3                       10.088          225
226         Actual/360        2           26         91                                3                       2.088           226
227         Actual/360        2           26         91                                3                       2.088           227
228         Actual/360        0           24         93                                3                       2.088           228
229         Actual/360        5           29                    87                     4          L            2.088           229
230         Actual/360        2           26         90                                4                       2.088           230
231         Actual/360        2           26         90                                4                       2.088           231
232         Actual/360        2           35                                 82        3          I            2.088           232
233         Actual/360        2           26         91                                3                       2.088           233
234         Actual/360        2           26         90                                4                       2.088           234
235         Actual/360        2           26                                 90        4          H            7.088           235
236         Actual/360        5           29                                 87        4          M            2.088           236
237         Actual/360        11          35         81                                4                       2.088           237
238         Actual/360        2           26         91                                3                       2.088           238
239         Actual/360        0           24         93                                3                       2.088           239
240         Actual/360        3           27         89                                4                      12.088           240
241         Actual/360        6           30         86                                4                       2.088           241
242         Actual/360        5           29         87                                4                       2.088           242
243         Actual/360        5           29         87                                4                       2.088           243
244         Actual/360        1           25         92                                3                       2.088           244
245         Actual/360        6           30         86                                4                       2.088           245
246         Actual/360        4           28         88                                4                       2.088           246
247         Actual/360        2           26                                 90        4          H            7.088           247
248         Actual/360        2           26         91                                3                       8.088           248
249         Actual/360        2           26         90                                4                       2.088           249
250         Actual/360        4           28         88                                4                       2.088           250
251         Actual/360        2           26         91                                3                       2.088           251
252         Actual/360        5           29         84                                7                       2.088           252
253         Actual/360        1           25         92                                3                       2.088           253
254         Actual/360        1           25         92                                3                       2.088           254
255         Actual/360        5           29         87                                4                       2.088           255
256         Actual/360        1           25                                 93        2          K            3.088           256
257         Actual/360        7           31         85                                4                       2.088           257
258         Actual/360        1           25         91                                4                       2.088           258

259         Actual/360        2           35                                 82        3          I            2.088           259
260         Actual/360        2           35                                 82        3          I            2.088           260
261         Actual/360        1           25         92                                3                       2.088           261
262         Actual/360        13          37         79                                4                       2.088           262
263         Actual/360        5           29         87                                4                       2.088           263
264         Actual/360        7           31         85                                4                       2.088           264
265         Actual/360        2           26         91                                3                       7.088           265
266         Actual/360        1           25         92                                3                       2.088           266
267         Actual/360        1           25                                 93        2          K            3.088           267
268         Actual/360        2           26         91                                3                       12.088          268
269         Actual/360        6           30                                 88        2          K            3.088           269
270         Actual/360        2           26         90                                4                       2.088           270
271         Actual/360        4           28         88                                4                       2.088           271
272         Actual/360        2           26         90                                4                       2.088           272

273         Actual/360        7           31         85                                4                       7.088           273
274         Actual/360        7           31         85                                4                       7.088           274
275         Actual/360        1           25         92                                3                       12.088          275
276         Actual/360        2           26         90                                4                       2.088           276
277         Actual/360        7           31         85                                4                       2.088           277
278         Actual/360        2           26         91                                3                       2.088           278
279         Actual/360        1           25         92                                3                       2.088           279
280         Actual/360        2           26         91                                3                       9.088           280
281         Actual/360        2           35                                 82        3          I            2.088           281
282         Actual/360        1           25                                 93        2          K            3.088           282
283         Actual/360        0           24         93                                3                       2.088           283
284         Actual/360        3           27         90                                3                       2.088           284
285         Actual/360        1           25         93                                2                       3.088           285
286         Actual/360        2           26         91                                3                       7.088           286
287         Actual/360        1           25                                 93        2          K            3.088           287
288         Actual/360        7           31         85                                4                       2.088           288

                              2                                                                               2.632

FOOTNOTES TO APPENDIX II

1     "MSMC", "LaSalle" and "PCF II" denote Morgan Stanley Mortgage Capital
      Inc., LaSalle Bank National Association and Principal Commercial Funding
      II, LLC, respectively, as Sellers.

      With respect to Mortgage Loan Nos. 4-10, G&L Portfolio, the loan was co-originated by MSMC and PCF II.

2     The following loan pools represent multiple properties securing a single mortgage loan, and are designated by roman numeral coding: Mortgage Loan
      Nos. 4-10, 11-13, 18-23, 24-66, 68-72, 73-74, 75-78, 80-81, 119-120,
      121-123, 127-129, 132-136, 191-193, 259-260 and 273-274. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values, and/or Underwritable Cash Flows or loan documents. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 89-93, 111-115 and
      161-162. For the purpose of the statistical information set forth in this
      Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF DSCR (Post IO Period),
      Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are
      calculated on an aggregate basis.

3     "Units/SF" refers to square feet, units, pads or rooms as applicable for each mortgaged property. Certain of the mortgage loans that are secured by retail and/or office properties include in-line and/or anchor ground lease parcels in the calculation of total property square footage.

4     In general for each mortgaged property, "Percent Leased" was determined based on an appraisal, income statement, estoppels, rent roll, management summary report, occupancy report, operating statement, financial statement or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

5     With respect to Mortgage Loan Nos. 68-72, Ritz-Carlton Portfolio, one
      floor of the Ritz-Carlton, Central Park hotel is owned in fee by the borrower. The remaining floors are owned pursuant to a ground lease. As such, the loan is disclosed as a fee and leasehold loan.

6     The Cut-off Date is August 1, 2006 for any mortgage loan that has a due date on the first day of each month with the exception of Mortgage Loan
      Nos. 68-72, Ritz-Carlton Portfolio, which has a Cut-off Date of July 31,
      2006. For purposes of the information contained in this Prospectus
      Supplement, we present the loans as if scheduled payments due in August
      2006 were due on August 1, 2006, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan Nos. 16 and 86, which are due on the 3rd of the month; Mortgage Loan Nos. 11-13 which are due on the 7th of the month, Mortgage Loan Nos. 1, 3, 15, 184, 210 and 219 which are due on the 8th of the month; and Mortgage Loan Nos. 14 and 194 which are due on the 9th of the month; and Mortgage Loan Nos. 68-72 which are due on the last business day of the month.

      With respect to Mortgage Loan No. 1 (referred to herein as the "Cherry
      Creek Loan" and the "Cherry Creek Pari Passu Loan"), the mortgage loan is comprised of three notes with an aggregate outstanding principal balance as of the Cut-off Date of $250,000,000 that is secured by the mortgaged properties on a pari passu basis with one other note (the "Cherry Creek
      Companion Loan") that is not included in the trust. The Cherry Creek
      Companion Loan had an outstanding principal balance as of the Cut-off Date of $30,000,000. The Cherry Creek Companion Loan has the same interest rate, maturity date and amortization term as the Cherry Creek Pari Passu
      Loan. For purposes of the information presented in this Prospectus
      Supplement with respect to the Cherry Creek Mall Loan, the Underwritten
      NOI, Underwritten Cash Flow, NOI DSCR, NCF DSCR, NCF DSCR (Post IO
      Period), Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit
      or SF, reflect the aggregate indebtedness evidenced by the Cherry Creek
      Pari Passu Loan and the Cherry Creek Companion Loan.

      With respect to Mortgage Loan Nos. 24-66 (referred to herein as the "RLJ
      Portfolio Loan" and the "RLJ Portfolio Pari Passu Loan"), the mortgage loan is comprised of two notes with an outstanding principal balance as of the Cut-off Date of $41,952,230 that is secured by the mortgaged properties on a pari passu basis with six other notes (the "RLJ Portfolio
      Companion Loan") that are not included in the trust. The RLJ Portfolio
      Companion Loan had an outstanding principal balance as of the Cut-off Date of $462,596,640. The RLJ Portfolio Loan and the RLJ Portfolio Parri Passu
      Loan have the same interest rate, maturity date and amortization term. For purposes of the information presented in this Prospectus Supplement with respect to the RLJ Portfolio Loan, the Underwritten NOI, Underwritten Cash
      Flow, NOI DSCR, NCF DSCR, NCF DSCR (Post IO Period), Cut-Off Date LTV,
      Balloon LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the RLJ Portfolio Pari Passu Loan and the RLJ
      Portfolio Companion Loan.

                                      II-1

      With respect to Mortgage Loan Nos. 68-72 (referred to herein as the
      "Ritz-Carlton Portfolio Loan" and the "Ritz-Carlton Portfolio Pari Passu
      Loan"), the mortgage loan is comprised of one note with an outstanding principal balance as of the Cut-off Date of $39,049,614 that is secured by the mortgaged properties on a pari passu basis with three other notes (the
      "Ritz-Carlton Portfolio Companion Loan") that are not included in the trust. The Ritz-Carlton Portfolio Companion Loan had an outstanding principal balance as of the Cut-off Date of $263,578,145. The Ritz-Carlton
      Portfolio Companion Loan is included in the REMIC trust known as MSCI
      2006-HQ8 and has the same interest rate, maturity date and amortization term as the Ritz-Carlton Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the
      Ritz-Carlton Portfolio Loan, the Underwritten NOI, Underwritten Cash Flow,
      NOI DSCR, NCF DSCR, NCF DSCR (Post IO Period), Cut-Off Date LTV, Balloon
      LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the Ritz-Carlton Portfolio Pari Passu Loan and the Ritz-Carlton Portfolio Companion Loan.

      With respect to Mortgage Loan No. 3, 120 Broadway, the $215,000,000 loan represents the senior financing interest in an A/B note loan structure which totals $240,000,000. The B Note has an outstanding principal balance as of the Cut-off Date of $25,000,000 and it is not included in the trust.
      The aggregate LTV of the mortgage loan and the B Note is 60.6% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the
      B Note is 1.30x. In addition, there is mezzanine financing in the amount of $45,000,000.

      With respect to Mortgage Loan Nos. 18-23, DCT Industrial Portfolio, the
      $50,000,000 loan represents the senior financing interest and the
      $18,500,000 loan represents the subordinate C Note, in an A/B/C note loan structure which totals $95,500,000. The B Note has an outstanding principal balance of $27,000,000 and it is not included in the trust. The aggregate LTV of the mortgage loan, the B Note and the C Note is 77.6% and the aggregate underwritten DSCR based on the debt of the mortgage loan, the B Note and the C Note is 1.39x.

      With respect to Mortgage Loan Nos. 68-72, Ritz-Carlton Portfolio, the
      mortgaged properties also secure a subordinated B Note in an original principal amount of $50,000,000, which is not an asset of the trust.
      Provided that the B Note is held or pledged to an entity that is not an affiliate of the borrower, such holder or pledgee, as applicable, has the right to control any workout or other remedies until certain events occur pursuant to an intercreditor agreement. In addition, Marriott
      International Inc. has agreed to lend to the Ritz-Carlton Portfolio
      Borrower an aggregate amount of up to $100,000,000 that may be used to cover any debt service shortfalls related to this mortgage loan, subject to the conditions and limitations as set forth in a Secured Funding
      Guarantee Agreement with the Ritz-Carlton Portfolio Borrower. Such advances made under this agreement are secured by subordinate mortgages on the mortgaged property and mezzanine pledges of the equity interests in the borrower.

      With respect to Mortgage Loan No. 104, Giant Food - Bucks County, the
      mortgage loan with a current principal balance of $14,847,845 represents the senior financing interest in an A/B note loan structure which totals
      $16,580,509. The B Note has an outstanding principal balance of $1,732,664 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 80.5% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.03x.

      With respect to Mortgage Loan No. 14, 80 Broad Street, the borrower has mezzanine financing in the amount of $12,500,000.

      With respect to Mortgage Loan Nos. 80-81, Indianapolis Office Portfolio,
      the borrower has mezzanine financing in the amount of $5,200,000.

      With respect to Mortgage Loan No. 83, Triwest Plaza, the borrower has the right in the future to obtain subordinate secured and mezzanine financing after the sale or an assumption of the property provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined
      DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 171, Central Self-Storage, the borrower has the right in the future to obtain subordinate secured financing provided that, among other conditions, (i) the combined LTV does not exceed 75% and (ii) the combined DSCR is not less than 1.25x.

      With respect to Mortgage Loan No. 227, Houston Leisure RV Resort, the
      borrower has the right in the future to obtain subordinate secured financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined NOI DSCR is not less than 1.45x.

                                      II-2

      With respect to Mortgage Loan No. 2, 225 Franklin, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 65% and (ii) the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan No. 3, 120 Broadway, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii) the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan Nos. 4-10, G&L Portfolio, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 16, Gateway Shopping Center, the
      borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii) the combined DSCR is not less than 1.15x.

      With respect to Mortgage Loan No. 17, 633 Indiana Avenue NW, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii)
      the combined DSCR is not less than 1.25. To the extent that the mezzanine financing bears interest at a floating rate, it shall require an interest rate cap such that the strike price plus the applicable spread of the mezzanine loan results in a combined DSCR of not less than 1.30x.

      With respect to Mortgage Loan Nos. 18-23, DCT Industrial Portfolio, the
      borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii) the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan Nos. 24-66, RLJ Hotel Portfolio, the
      borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV of the mezzanine loan and the portion of the RLJ Hotel Portfolio mortgage loan allocable to the property or properties does not exceed 80% and (ii) the combined DSCR of the mezzanine loan and the portion of the RLJ Hotel
      Portfolio mortgage loan is not less than 1.30x.

      With respect to Mortgage Loan Nos. 73-74, RLJ Indianapolis Hotel
      Portfolio, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than the DSCR at loan closing.

      With respect to Mortgage Loan Nos. 80-81, Indianapolis Office Portfolio,
      the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii) the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan Nos. 89-93, Central PA Retail Portfolio, the
      borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 75% and (ii) the combined DSCR is not less than 1.25x.

      With respect to Mortgage Loan No. 95, 601 Indiana Avenue NW, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii)
      the combined DSCR is not less than 1.25x. To the extent that the mezzanine financing bears interest at a floating rate, it shall require an interest rate cap such that the strike price plus the applicable spread of the mezzanine loan results in a combined DSCR of not less than 1.25x.

      With respect to Mortgage Loan No. 99, Washington Green Shopping Center,
      the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan No. 104, Giant Food - Bucks County, the
      borrower has the right in the future to obtain subordinate secured financing provided that, among other conditions, the combined DSCR is not less than 1.00x.

                                      II-3

      With respect to Mortgage Loan No. 105, Country Hills Plaza, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 70% and (ii)
      the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan No. 107, Ozburn Hessey, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii) the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 152, Homewood Suites - Pinehurst, NC,
      the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.35x.

      With respect to Mortgage Loan No. 155, Comfort Suites - Atlanta, the
      borrower has the right in the future upon a sale of the mortgaged property to obtain mezzanine financing provided that, among other conditions, (i)
      the combined LTV does not exceed 75% (ii) the combined DSCR is not less than 1.25x, and (iii) the financing amount does not exceed 70% of the property sales price.

      With respect to Mortgage Loan No. 159, US-1 Self Storage, the borrower has the right after April 1, 2008 to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii)
      the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan No. 176, Starcrest Center, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80%, (ii) the combined DSCR is not less than 1.20x and (iii) the combined DSCR based on the rating agency constant is not less than 0.80x.

      With respect to Mortgage Loan No. 207, 10 Mott Avenue, the borrower has the right after the fifth year of the loan term to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 75%, (ii) the combined DSCR is not less than 1.25x and (iii)
      the DSCR based on a 10.09% constant is not less than 0.85x.

      With respect to Mortgage Loan No. 208, Pleasant Hill Apartments, the
      borrower has the right in the future to obtain unsecured subordinate financing provided that, among other conditions, (i) the combined LTV does not exceed 85%, (ii) the combined DSCR is not less than 1.10x and (iii)
      the subordinate financing must be secured by an interest in the borrower subject to a cap of $1,800,000.

      With respect to Mortgage Loan No. 211, Fairfield Inn Gastonia, the
      borrower has the right in the future upon the sale of the mortgaged property to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 75%, (ii) the combined
      DSCR is not less than 1.25x and (iii) the financing amount does not exceed
      70% of the property sales price.

      With respect to Mortgage Loan No. 248, South Virgil Apartments, the
      borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan No. 270, Original Steakhouse & Sports, the
      borrower has the right after the second year of the loan term to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan Nos. 4-10, G&L Portfolio, after the lock-out period, the mortgage loan allows the release of not more than three properties, subject to a paydown of the allocated loan amount per the loan documents plus a make whole premium or defeasance of the allocated loan amount. They must also meet the specific other requirements in the mortgage document including, the remaining properties must have an LTV that does not exceed 76% and a DSCR of 1.20x or greater.

                                      II-4

      With respect to Mortgage Loan Nos. 11-13, Millennium Retail Portfolio,
      after the lock-out period, the borrower may obtain the release of (1) the parking garage located at the Ritz-Carlton, Washington (which has an allocated loan amount of $11,000,000), (2) the parking garage located at the Ritz-Carlton, Georgetown (which has an allocated loan amount of
      $15,000,000), (3) the ground leased parcel at the Millennium SF property
      (which has an allocated loan amount of $12,000,000) or (4) the entire
      Millennium SF property (which has an allocated loan amount of $40,000,000, or $25,000,000 if the ground leased parcel at the property has previously been released or defeased), provided certain conditions are met, including: (i) delivery of defeasance collateral in the amount of 125% of the applicable foregoing allocated loan amount (100% of the allocated loan amount in the case of the entire Millennium SF property), (ii) the DSCR is not reduced as a result of such partial defeasance, (iii) the LTV is not increased as a result of such defeasance and (iii) delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the
      REMIC securities on account of the partial defeasance.

      The borrower may also obtain a partial release prior to the earlier of the second anniversary of the REMIC "start up" or June 1, 2009 with respect to either (1) the entire Millennium SF property or (2) the ground leased parcel at the Millennium SF property, provided that, among other conditions, (i) no event of default is continuing, (ii) borrower pays (a)
      $40,000,000, or $25,000,000 if the ground leased parcel at the property has previously been released or defeased with respect to the entire
      Millennium SF property or (b) $15,000,000 with respect to the ground leased parcel at the Millennium SF property and (iii) borrower pays a yield maintenance premium with respect to the amount described in the preceding clause.

      In addition, at any time, the Millennium Retail Portfolio Borrower may convert its fee interests in 735 Market Street to a condominium regime and obtain release of the 5th and 6th floors of the property, provided certain conditions are met as provided in the loan agreement. No rent has been underwritten from this space and no appraised value has been attributed to
      it.

      With respect to Mortgage Loan Nos. 18-23, DCT Industrial Portfolio, the
      mortgage loan, which is secured by multiple mortgaged properties, permits the release of one or more properties from the lien of the related mortgage after the applicable lock-out period upon defeasance of an amount equal to 110% of the allocated loan amount of the mortgaged property being released provided that, among other conditions, the DSCR of the remaining properties immediately following the release is at least equal to the greater of the DSCR at the date of disbursement of the earn out advance for all the properties in the aggregate and the DSCR immediately preceding the release.

      With respect to Mortgage Loan Nos. 68-72, Ritz-Carlton Portfolio, after the lock-out period, the borrower may obtain releases of individual hotels
      (other than the Ritz-Carlton, Central Park South) provided that, among other conditions, (i) the loan is defeased at 125% of the allocated loan amount of the released property, (ii) no event of default is continuing,
      (b) the DSCR of the remaining properties is not less than the DSCR immediately prior to such release and (iii) the borrower repays the amount, if any, of any prior advances made under the Marriott Guarantee as may be required under the Marriott Guarantee in connection with the sale of such property.

      The borrower may also obtain a partial release with respect to (i) prior to the second anniversary of the REMIC "start up" day, the Ritz-Carlton,
      Boston and (ii) at any time during the loan term, certain rooms that the
      Ritz-Carlton Portfolio Borrower may elect to convert to residential ownership ("Conversion Rooms") provided that, among other things, (A) (1)
      with respect to the Ritz-Carlton, Boston, the borrower prepays the
      Ritz-Carlton Portfolio Loan in an amount equal to 125% of the allocated loan amount with respect to such property and (2) with respect to any
      Conversion Rooms, the borrower prepays the loan in an amount equal to 115%
      of the amount equal to the product of (i) 115% and (ii) the difference between (A) the applicable Allocated Loan Amount for the applicable
      Individual Property and (B) the product of (1) such Allocated Loan Amount multiplied by (2) the quotient of (x) the appraised value (set forth in an
      MAI appraisal of the Property dated no more than sixty (60) days prior to the proposed Partial Release Date by an appraiser acceptable to Lender) of the remaining Property (i.e., the Property excluding such Conversion
      Release Parcel) to (y) the appraised value (set forth in an MAI appraisal of the Individual Property by an appraiser acceptable to Lender) of such
      Individual Property immediately prior to such release (i.e., the Property including such Conversion Release Parcel); provided, however, that in no event shall the amount set forth in the preceding clause (B) be less than the product of (I) such Allocated Loan Amount and (II) the quotient of (a)
      the number of rooms in such Individual Property immediately after such release divided by (b) the total number of rooms in such Individual
      Property immediately prior to such release. However, in no event shall the
      Allocated Conversion Release Amount payable by borrower in connection with any partial defeasance, or in connection with any Partial Release, exceed the outstanding principal balance of all Undefeased Notes on the date of such partial defeasance, (B) the borrower pays a Yield Maintenance Premium with respect to the amount described in the preceding clause (A), (C) the
      DSCR immediately following the release must be at least equal to the DSCR immediately prior to such release, (D) in no event shall the aggregate amount prepaid with respect to Conversion Rooms exceed $75,000,000, (E) in no event shall Conversion Rooms consist of more than 50% of the rooms at the applicable hotel or be located at the Ritz-Carlton, Central

                                      II-5

      Park and (F) any Conversion Rooms consist of one or more units in a validly created condominium regime for the applicable property that are legally separate from the remaining Ritz-Carlton Portfolio.

      With respect to Mortgage Loan Nos. 24-66, RLJ Hotel Portfolio, the
      mortgage loan, which is secured by multiple mortgaged properties, permits the release of any individual property in its entirety at any time upon prepayment in an amount equal to 120% of the allocated loan amount with respect to the ten largest properties. With respect to the balance of the properties, the release prices of the allocated loan amounts for such properties range as follows depending on the aggregate amount of loan prepayment: 105% if the aggregate prepaid loan amount is 0-5% of the original balance; 110% if the aggregate prepaid loan amount is 5-15% of the original balance; 115% if the aggregate prepaid loan amount is 15-20%
      of the original balance; or 120% if the aggregate prepaid loan amount is greater than 20% of the original balance.

      With respect to Mortgage Loan Nos. 75-78, The Center Point Complex, the
      mortgage loan, which is secured by multiple mortgaged properties, permits the release of any one property (and only one during the term of the mortgage loan) from the lien of the related mortgage after the applicable lock-out period upon defeasance of an amount equal to 125% of the allocated loan amount of the mortgaged property being released provided that, among other conditions, (i) the DSCR equals the greater of the DSCR as of the date immediately preceding such defeasance and 1.25x and (ii)
      the LTV immediately following the release does not exceed the lesser of
      80% or the LTV of all the properties immediately prior to the defeasance.

      With respect to Mortgage Loan Nos. 89-93, Central PA Retail Portfolio,
      after the lock-out period, the borrower may obtain release of any individual property from the cross-collateralization and the lien of the mortgage provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 100% of the allocated loan amount of the released property, (ii) the LTV of the remaining portfolio and any individual loan on a stand-alone basis is equal to or less than 75%, (iii)
      the DSCR on the remaining portfolio and any individual loan on a stand-alone basis is equal to or greater than 1.25x and (iv) the borrower pays a release premium of 20% of the outstanding loan balance of the property being defeased, which will be applied on a pro-rata basis across each of the remaining notes. Such application of the release premium does not constitute a prepayment requiring a prepayment premium; the remaining borrowers will continue to make their monthly P&I payments in accordance with their respective notes.

      With respect to Mortgage Loan No. 110, Page Plaza, the mortgage loan allows the release of a portion of the collateral from the lien of the mortgage provided, among other conditions, that (i) the DSCR is not less than the greater of 1.20x and the DSCR prior to the release, (ii) the LTV is not greater than the lesser of 80% and the LTV prior to the release based on an updated appraisal at the time of the release and (iii) the borrower pays an amount sufficient to pay principal and interest in amount equal to 110% of the allocated loan amount for the property being released subject to yield maintenance. The allocated loan amounts are as follows:
      Parcel 9 - $5,141,500 (45.5%); Parcel 10 - $2,768,500 (24.5%); and Parcel
      11- $3,390,000 (30.0%).

      With respect to Mortgage Loan Nos. 259-260, Sunset and Commander
      Apartments, the mortgage loan, which is secured by multiple mortgaged properties, permits the release of either the Sunset Apartments property or the Commander Apartments property from the lien of the related mortgage after the applicable lock-out period upon payment of 125% of the allocated loan amount of the mortgaged property being released provided that, among other conditions, (i) the LTV of the remaining property immediately following the release is not greater than 75% and (ii) the DSCR of the remaining property for six consecutive months preceding the release, and immediately following the release is at least 1.30x.

      With respect to Mortgage Loan Nos. 111-115, Doneff Portfolio, after the lock-out period, the borrower may obtain release of any individual property from the cross-collateralization and the lien of the mortgage provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 100% of the allocated loan amount of the released property, (ii) the LTV of the remaining portfolio and any individual loan on a stand-alone basis is equal to or less than 75%, (iii)
      the DSCR on the remaining portfolio and any individual loan on a stand-alone basis is equal to or greater than 1.25x and (iv) the borrower pays a release premium of 20% of the outstanding loan balance of the property being defeased, which will be applied on a pro-rata basis across each of the remaining notes. Such application of the release premium does not constitute a prepayment requiring a prepayment premium; the remaining borrowers will continue to make their monthly P&I payments in accordance with their respective notes.

                                      II-6

      With respect to Mortgage Loan Nos. 119-120, Koehler Dakota Hotel
      Portfolio, the mortgage loan, which is secured by multiple mortgaged properties, permits the release of one or more properties from the lien of the related mortgage after the applicable lock-out period upon defeasance of an amount equal to 125% of the allocated loan amount of the mortgaged property being released provided that, among other conditions, (i) the
      DSCR equals the greater of the DSCR as of the date immediately preceding such defeasance and 1.25x and (ii) the LTV immediately following the release does not exceed the lesser of 80% or the LTV of all the properties immediately prior to the defeasance.

      With respect to Mortgage Loan Nos. 121-123, Lamont Hotel Portfolio, the
      mortgage loan, which is secured by multiple mortgaged properties, permits the release of one or more properties from the lien of the related mortgage after the applicable lock-out period upon defeasance of an amount equal to 125% of the allocated loan amount of the mortgaged property being released provided that, among other conditions, (i) the DSCR equals the greater of the DSCR as of the date immediately preceding such defeasance and 1.25x and (ii) the LTV immediately following the release does not exceed the lesser of 80% or the LTV of all the properties immediately prior to the defeasance.

      With respect to Mortgage Loan Nos. 127-129, Koehler West Virginia Hotel
      Portfolio, the mortgage loan, which is secured by multiple mortgaged properties, permits the release of the property known as the Holiday Inn
      Express - Winfield property from the lien of the related mortgage after the applicable lock-out period upon defeasance of an amount equal to 125%
      of the allocated loan amount of the mortgaged property being released provided that, among other conditions (i) the DSCR equals the greater of the DSCR as of the date immediately preceding the defeasance and 1.25x and
      (ii) the LTV immediately following the release does not exceed the lesser of 80% or the LTV of all the properties immediately prior to the defeasance. Additionally, with respect to the properties known as the
      SpringHill Suites - Morgantown property and the Holiday Inn Express -
      Morgantown property, the related mortgage loan documents permit the release of such properties provided (i) that either the Holiday Inn
      Express - Winfield property defeasance has been completed and closed or will close simultaneously with the release of the SpringHill Suites -
      Morgantown property or the Holiday Inn Express - Morgantown property, and
      (ii) each of the terms and conditions set forth above are satisfied with respect to the defeasance of the SpringHill Suites - Morgantown property or the Holiday Inn Express - Morgantown property.

      With respect to Mortgage Loan Nos. 132-136, Ann Arbor Apartment Portfolio,
      the mortgage loan allows the release of a portion of the collateral. After the lock-out period, the borrower may release a property from the lien of the mortgage provided that, among other conditions, (a) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (b) the DSCR of the remaining properties is at least the greater of 1.20x and the DSCR prior to release, and (c) the LTV of the remaining properties is equal to or less than 75%.

      With respect to Mortgage Loan Nos. 191-193, Tomra Pacific Industrial
      Portfolio, the mortgage loan allows the release of a portion of the collateral. After the lock-out period, the borrower may release any property from the lien of the mortgage provided that, among other conditions, (a) the borrower deposits defeasance collateral equal to 125%
      of the allocated loan amount of the released property, (b) the DSCR of the remaining properties is no less than the greater of the DSCR at closing and the DSCR prior to release, and (c) the LTV of the remaining properties is no greater than the lesser of the LTV at closing and the LTV prior to release..

      With respect to Mortgage Loan Nos. 4-10, G&L Portfolio, after the lock-out period the mortgage loan allows the substitution of a portion of the collateral by substituting its interest in other collateral of like kind and quality upon satisfaction of certain conditions including: no event of default exists, the aggregate appraised value of all mortgaged properties being released does not exceed 30% of the original value of the mortgaged properties on their respective origination dates, rating agency confirmation, and the remaining properties and the substitution properties must have an LTV that does not exceed 76% and a DSCR of 1.20x or greater.

      With respect to Mortgage Loan Nos. 18-23, DCT Industrial Portfolio, the
      mortgage loan, which is secured by multiple mortgaged properties, permits the borrower to obtain the release of up to two mortgaged properties in any one year from the lien of the related mortgage by substituting an industrial property therefor provided that, among other conditions, (i)
      the aggregate LTV of all mortgaged properties after substitution is not greater than the least of the LTV as of the date of disbursement of the earn out advance for all the mortgaged properties and the aggregate LTV of all of the mortgaged properties immediately prior to the substitution and
      (ii) the DSCR of all mortgaged properties after substitution is not less than the greater of the DSCR on the date of disbursement of the earn out advance for all the mortgaged properties and DSCR of all of the mortgaged properties immediately prior to the substitution.

                                      II-7

      With respect to Mortgage Loan Nos. 24-66, RLJ Hotel Portfolio, the
      mortgage loan, which is secured by multiple mortgaged properties, permits the borrower to substitute properties one time during the term of the loan, of similar kind and quality (including among other conditions as stated in the loan documents, (i) the replacement property must have an appraised value of at least 105% of the substituted property as of the closing date or immediately prior to substitution, whichever is greater,
      (ii) the aggregate DSCR after substitution is at least equal to the greater of the DSCR as of the closing date and the DSCR immediately preceding the substitution and (iii) the replacement property must have a
      NOI for each of the three years immediately preceding the substitution that is equal to or greater than the NOI of the substituted property), and if more than 10% of the aggregate principal balance is substituted or if the borrower desires to substitute any of the ten largest mortgaged properties (by allocated loan amount), the lender shall require "no downgrade" letters from any of the rating agencies rating the certificates.

      With respect to Mortgage Loan No. 105, Country Hills Plaza, the borrower is permitted to substitute a non-income producing parcel, provided that, among other conditions, the substituted parcel is of similar type and quality as the subject parcel as defined within the mortgage loan documents.

7     The "Grace Period" shown is the grace period to charge late interest.

8     The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
      Due to the actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

      With respect to Mortgage Loan Nos. 68-72, Ritz-Carlton Portfolio, the
      mortgage loan amortizes based on the amortization schedule attached in
      Schedule B.

9     With respect to Mortgage Loan Nos. 11-13, Millennium Retail Portfolio,
      only a portion of the interest that accrues on the Millennium Retail
      Portfolio Loan will be available to make distributions on the offered certificates. Interest that accrues on the Millennium Retail Portfolio
      Loan that will be available to make payments on the offered certificates will be equal to the per annum Mortgage Rate specified minus (a) the related administrative cost rate and (b) with respect to a portion of the
      Millennium Retail Portfolio Loan that had an initial principal balance as of the Cut-off Date of $42,700,000, a strip rate equal to 0.10% per annum, multiplied by a fraction (expressed as a percentage), the numerator of which is the number of days in the subject interest accrual period and the denominator of which is 30. The interest at such strip rate on such portion of the Millennium Retail Portfolio Loan will be payable to the
      Class X-MP Certificates.

      With respect to Mortgage Loan Nos. 68-72, Ritz-Carlton Portfolio, only a portion of the interest that accrues on the Ritz-Carlton Portfolio Loan will be available to make distributions on the offered certificates.
      Interest that accrues on the Ritz-Carlton Portfolio Loan that will be available to make payments on the offered certificates will be equal to the per annum Mortgage Rate specified minus (a) the related administrative cost rate and (b) with respect to a portion of the Ritz-Carlton Portfolio
      Loan that had an initial principal balance as of the Cut-off Date of
      $7,600,000, a strip rate equal to 0.10% per annum, multiplied by a fraction (expressed as a percentage), the numerator of which is the number of days in the subject interest accrual period and the denominator of which is 30. The interest at such strip rate on such portion of the
      Ritz-Carlton Portfolio Loan will be payable to the Class X-RC
      Certificates.

10    With respect to Mortgage Loan Nos. 68-72, Ritz-Carlton Portfolio, the
      "Monthly Payment (P&I)" is the average principal and interest payment over the period from July 2006 to June 2007.

11    With respect to Mortgage Loan No. 14, 80 Broad Street, the Underwritable
      Cash Flow includes income from a master lease signed by the sponsor for
      39,204 square feet, resulting in an effective occupancy of 91.5%. Actual occupancy is 83.3%, as evidenced in Appendix II of the prospectus supplement.

12    The indicated NOI DSCR, NCF DSCR and NCF DSCR (Post IO Period) reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

13    With respect to Mortgage Loan No. 85, Commerce Tower, the appraised value is based on stabilization of the subject property. The "as stabilized"
      value of $26,900,000 is conditioned upon an 86.0% occupancy. The current occupancy is 81.6%. The "as is" value is $23,750,000.

                                      II-8

      With respect to Mortgage Loan No. 138, Horizon at Hillcrest Apartments,
      the appraised value is based on stabilization of the subject property. A
      $500,000 reserve is in place until the subject property achieves a DSCR of
      1.20x or greater based on an underwritten occupancy of the lesser of actual occupancy and 93%. The "as is" value is $9,300,000.

14    "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

15    "Largest Tenant", "Second Largest Tenant" and "Third Largest Tenant" refer to the tenant that represents the greatest percentage, the second greatest percentage and the third greatest percentage, respectively, of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same lease expiration date, and may not include minor spaces with different expiration dates.

16    For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

17    For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, other and self storage mortgaged properties.

18    "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
      Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

19    "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective mortgage loan documents.

20    "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

      With respect to Mortgage Loan Nos. 24-66, RLJ Hotel Portfolio, initial escrow amounts indicated are generally for PIP work and are held, maintained, and disbursed by the Escrow Agent, Commonwealth Land Title
      Insurance Company.

      With respect to Mortgage Loan Nos. 73-74, RLJ Indianapolis Hotel
      Portfolio, initial escrow amounts indicated are generally for PIP work and are held, maintained, and disbursed by the Escrow Agent, Commonwealth Land
      Title Insurance Company.

21    "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the mortgage loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

      With respect to Mortgage Loan Nos. 24-66, RLJ Hotel Portfolio, ongoing monthly escrows for capital expenditures are paid by the borrower to the property management company, White Lodging Services Corporation. In the event that property management ceases to collect such monthly reserves, the borrower will escrow certain monthly reserve amounts (as enumerated in the loan documents on a property-by-property basis) into a lender-controlled reserve account.

      With respect to Mortgage Loan Nos. 73-74, RLJ Indianapolis Hotel
      Portfolio, ongoing monthly escrows for capital expenditures are paid by the borrower to the property management company, White Lodging Services
      Corporation. In the event that property management ceases to collect such monthly reserves, the borrower will escrow certain monthly reserve amounts
      (as enumerated in the loan documents on a property-by-property basis) into a lender-controlled reserve account.

22    "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the July 2006, or in some cases, June 2006 due dates for the loans.

23    "Initial TI/LC Escrow Requirement" indicates the amount of the escrow or in certain cases the letter of credit that was deposited at loan closing.

                                      II-9

24    "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the mortgage loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

25    "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the July 2006, or in some cases, June
      2006 due dates for the mortgage loans.

26    "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
      Date.

27    The "Prepayment Code" includes the number of loan payments from the first
      Due Date to the stated maturity. "LO" represents the lock-out period.
      "DEF" represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.00%. "YM1" represents the greater of yield maintenance and 1.00%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.

      With respect to Mortgage Loan No. 3, 120 Broadway, after the lock-out period, the borrower is permitted to partially prepay the mortgage loan with a payment of a yield maintenance premium at the greater of 1% of the balance being prepaid or as calculated per the formula in the mortgage loan documents.

28    Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 14 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J" "K", "L" and "M".
      Any exceptions to these formulas are shown below such formulas. Summaries of the 13 formulas are listed beginning on page II-12.

29    The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

30    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-3, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the mortgage loans with reserves and reserve agreements in place permit or require the amount in the reserve
      (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those mortgage loans that permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                                        Partial
                                 Escrow or LOC   Escrowed Holdback                    Prepayment
  Mtg. Release or Letter of Credit Outside Date Premium Loan No. Property Name
Conditions Initial Amount for Release Provisions
--------  --------------------  --------------  -------------------  ------------  -----------------

  101     One Riverfront Place  $1,000,000 LOC           1                NAP      Yield Maintenance
  126     Moreno Beach Plaza          $112,378           2            07/01/2007   Yield Maintenance
  256     1141 Longwood Avenue    $170,000 LOC           3                NAP      Yield Maintenance

      All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-10

RELEASE CONDITIONS

1     The borrower submits a written request no earlier than January 1, 2009 and only when the premises are at least 85% leased and occupied by tenants with at least 2 year remaining lease terms, the annual net cash flow shall equal or exceed 1.20 times the annual debt service, and the following are provided: lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to the lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions.

2     Upon the borrower's receipt of a tenant allowance request, the borrower shall forward request to the lender. The lender shall disburse the amount of unpaid TI Allowance Holdback attributable to the tenant directly to the tenant. If the unpaid TI Allowance Holdback for any tenant exceeds the tenant allowance request, the balance shall be concurrently remitted to the borrower.

3     The borrower furnishes to the lender a written request; lien waivers;
      title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to the lender;
      lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments In addition, the lender has inspected or waived right to inspection and provides an estoppel from the applicable broker or agent evidencing payment in full of the commission.

                                      II-11

YIELD MAINTENANCE FORMULAS

A. LOAN PREPAYMENT

      (a)   Notwithstanding Section 2.5 above, provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the Release Date and prior to the Open Date, in lieu of defeasance, to prepay the principal balance of the Note in whole, but not in part (other than as may be permitted pursuant to Section 8.1 hereof), upon not less than thirty (30) days prior written notice to Lender and upon payment of:

            (i)     all accrued interest to and including the Prepayment Date;

            (ii)    all other sums due under the Note, the Mortgage, this
                    Agreement and all Loan Documents; and

            (iii)   the Prepayment Consideration.

      (b)   If any notice of prepayment is given under this Section 2.6, the principal balance of the Note and the other sums required under this prepayment section shall be due and payable on the Prepayment Date.
            Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next Monthly Payment Date.

      (c)   If a Default Prepayment occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, the following amounts:

            (i)     if the Default Prepayment occurs prior to the time when
                    prepayment of the principal balance of the Note is
                    permitted, an amount equal to the sum of (A) the present
                    value of the interest payments which would have accrued on the principal balance of the Note (outstanding as of the
                    date of such Default Prepayment) at the Applicable Interest
                    Rate from the date of such Default Prepayment to the first date prepayment is permitted pursuant to the Note discounted at a rate equal to the Treasury Rate except that such
                    Treasury Rate shall be based on the U.S. Treasury constant maturity most nearly approximating the date upon which
                    prepayment is first permitted pursuant to the Note, and (B)
                    the Prepayment Consideration calculated as of the first date prepayment is permitted pursuant to the Note; and

            (ii)    if the Default Prepayment occurs at a time when prepayment of the principal balance of the Note is permitted, the
                    Prepayment Consideration.

            "PREPAYMENT CONSIDERATION" shall equal an amount equal to the greater of (i) one percent (1%) of the principal balance of the Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of the Note being prepaid over the outstanding principal balance of the Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment
            Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Open Date (including any balloon payment) determined by discounting such payments at the Discount
            Rate (as hereinafter defined) less the amount of the outstanding principal balance of the Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment
            Date).

            "PREPAYMENT DATE" shall mean the date on which the Loan is prepaid in accordance with the terms hereof.

            "OPEN DATE" shall mean August 1, 2015.

            "RELEASE DATE" shall mean the earlier to occur of (i) the third anniversary of the Closing Date and (ii) the date that is two (2)
            years from the "startup day" (within the meaning of Section
            860G(a)(9) of the Code) of the REMIC Trust established in connection with the last Securitization involving any portion of this Loan.

                                      II-12

B.    "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of:
      (i) one percent (1%) of the principal amount of the Loan being prepaid or
      (ii) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

C.    "Make Whole Premium" means the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

      (1)   Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield(1) on the * U.S. Treasury Issue(1) ("Primary
            Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury
            Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

            *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

      (2)   Calculate the "Present Value of the Loan." The Present Value of the
            Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the
            Maturity Date.

      (3)   Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      "Open Period" means the period beginning with the payment date in that month which is(2) one month prior to the Maturity Date.

      Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open Period.
      From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith;

      In addition, Borrower shall have the right to prepay the unpaid principal balance(3) after the Lockout Date in accordance with the terms in
      2.1(E)(i) above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole Premium.

                                      II-13

      NOTES

      (1)   With regard to Mortgage Loan No. 217, 105 Regency Park Drive, delete the following:

            "("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the
            Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the
            Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

            *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note."

            and insert the following:

            "selected by Lender, published one week prior to the date of prepayment, most equal in maturity to the remaining "Weighted
            Average Life to Maturity" (defined below) as of the date of prepayment. The published yield shall be converted to an equivalent monthly compounded nominal yield.

            The "Weighted Average Life to Maturity" with respect to this Note means, at the date of prepayment, the number of years obtained by dividing the "Remaining Dollar-years" of this Note by the
            outstanding principal amount hereof. "Remaining Dollar-years" means the sum of the product obtained by multiplying (A) the amount of each then remaining required principal repayment (including repayment of any principal at the due date of this Note) by (B) the number of years (rounded to the nearest one-twelfth) which will elapse between the date of prepayment and the date such required payment is due.

      (2)   With regard to Mortgage Loan No. 217, 105 Regency Park Drive, delete: "one (1) month" and insert "three (3) months".

      (3)   With regard to Mortgage Loan No. 217, 105 Regency Park Drive, delete
            "after the Lockout Date".

D.    The Prepayment Consideration shall equal an amount equal to the greater of
      (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date
      (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The
      "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
      Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury constant maturities with maturity dates
      (one longer and one shorter) most nearly approximating the Maturity Date.
      (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-14

E.    The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (A) one percent (1%) of the original principal amount of this
      Note or (B) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the first day of the Open
      Prepayment Period determined by discounting such payments at the Discount
      Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
      "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between
      (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury
      Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield
      Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H. 15-Selected
      Interest Rates under the heading U.S. Government Securities/Treasury
      Constant Maturities for the week ending prior to the Prepayment Date, of
      U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the first day of the Open Prepayment
      Period. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.    The prepayment consideration is equal to the greater of (A) 1.0% of the outstanding principal balance of the note on the date of prepayment, or
      (B) an amount, never less than zero, equal to the present value of a series of amounts, assumed to be paid at the end of each month remaining from the date of prepayment through the maturity date, equal to (i) 6.27%
      per annum based on the actual number of days in each given month and a 360 day year, minus (ii) as of the date of prepayment, the Yield, as published by the federal reserve system in its "Statistical Release H.15(519),
      Selected Interest Rates" under the caption "U.S. Government
      Securities/Treasury Constant Maturities", for a U.S. Government Security
      with a term equal to that remaining on the note on the date of prepayment
      (which term may be obtained by interpolating between the yields published for specific whole years), divided by twelve (12), multiplied by (iii) the amount prepaid on the date of prepayment.

      All percentages will be rounded to the nearest one hundredth percent and dollar amounts will be rounded to the nearest whole dollar.

G.    The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (A) one percent (1%) of the outstanding principal amount of this Note or (B) the present value as of the Prepayment Date of the
      Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
      used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
      Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H. 15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for
      the week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
      Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-15

H.    For purposes of this Article 6 only, the term "Yield Maintenance Premium"
      shall equal an amount equal to the greater of (i) one percent (1%) of the remaining principal balance of this Note, or (ii) the product of (A) the ratio of the amount of the remaining principal balance of this Note over the outstanding principal balance of this Note on the Prepayment Date
      (after subtracting the scheduled principal payment on such Prepayment
      Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the
      Prepayment Date through the Maturity Date (including any balloon payment)
      determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate
      (as hereinafter defined), when compounded semi-annually. The "Treasury
      Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
      Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
      Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event
      Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) The term "Lockout Period
      Expiration Date" shall mean the date which is the earlier of (A) the second anniversary of the date that is the "startup day," within the meaning of Section 860G(a) (9) of the IRS Code, of a REMIC that holds this
      Note or (B) the five-year anniversary of the first day of the first full calendar month following the date of this Note. Lender shall notify
      Borrower of the amount and the basis of determination of the required prepayment consideration.

I.    The prepayment consideration is equal to the greater of (A) 1.0% of the outstanding principal balance of this Note on the date of prepayment, or
      (B) an amount, never less than zero, equal to (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the maturity date, discounted at the
      Treasury Rate (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less (y) the amount of the payment or proceeds received by Lender.

      "Discount Rate" means the rate which, compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually.

      "Treasury Rate" means the yield calculated by the interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
      Interest Rates under the heading "U.S. Government Securities/Treasury
      Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity
      Date (in the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate).

      All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

J.    "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the Calculated
      Payments (hereinafter defined) from the Prepayment Date through the
      Maturity Date determined by discounting such payments at the Discount Rate
      (hereinafter defined). As used in this definition, the term "Prepayment
      Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this
      Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance
      Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-16

K.    The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

      (1)   Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable *U.S. Treasury Issue ("Primary
            Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury
            Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

      (2)   Calculate the "Present Value of the Loan." The Present Value of the
            Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the
            Maturity Date.

      (3)   Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      Notwithstanding anything in the above to the contrary, during the last 90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

      Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is one (1) month prior to the Maturity Date. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than
      15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

      In addition to the Loan Prepayment rights set forth in the above paragraph(1), after the Lockout Date but prior to the date which is one
      (1) month prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30 days prior written notice to the
      Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless
      Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date,
      Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a
      "Make Whole Premium." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

      NOTES

      (1)   With regard to Mortgage Loan No. 206, 140 Diamond Creek Place, delete "after the Lockout Date but".

                                      II-17

L.    Borrower shall pay to Lender the entire Debt plus a prepayment premium
      (the "Yield Maintenance Premium") which shall be equal to the greater of
      (i) one percent (1.0%) of the outstanding principal balance of the Note or
      (ii) an amount equal to (X) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate, over (Y) the outstanding principal balance of the Note. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date"
      shall mean the date on which prepayment premium is made or with respect to subsection (h) in the related loan's promissory note, the date on which a
      Default Prepayment is due; (b) "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield
      Maintenance Treasury Rate, when compounded semi-annually; (d) "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

M.    The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (A) one percent (1%) of the original principal amount of this
      Note or (B) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
      used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
      Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H. 15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for
      the week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
      Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-18

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE   MORTGAGE
LOAN NO.   LOAN SELLER   PROPERTY NAME                                              STREET ADDRESS                 CITY
------------------------------------------------------------------------------------------------------------------------------------

   94      LaSalle       Arboretum Village                                          2201 Dogwood Drive             Lisle
  100      LaSalle       Aspen Pointe Apartments                                    1300 Gran Crique Parkway       Roswell
  109      LaSalle       Village Squire Apartments                                  5955 Edinburgh Street          Canton
                         Doneff Portfolio - Roll-up
  111      MSMC          Doneff Portfolio - Custer Village (B)                      5100-5140 Expo Drive           Manitowoc
  112      MSMC          Doneff Portfolio - Southbrook Apartments (B)               3131 Southbrook Court          Manitowoc
  113      MSMC          Doneff Portfolio - Meadowbrook Apartments (B)              808 East Cedar Avenue          Manitowoc
  114      MSMC          Doneff Portfolio - Sheboygan Regency House (B)             919 Wisconsin Avenue           Sheboygan
  115      MSMC          Doneff Portfolio - Janesville Regency House (B)            100 North Franklin Avenue      Janesville
  125      LaSalle       Morrowood Townhomes                                        5915 Trammell Road             Morrow
  131      LaSalle       Sexton MHP                                                 500 Lisle Avenue               Georgetown
                         Ann Arbor Apartment Portfolio - Roll-up
  132      MSMC          Ann Arbor Apartment Portfolio - Kingsley Apts. (XII)       721 Kingsley Street            Ann Arbor
  133      MSMC          Ann Arbor Apartment Portfolio - First Street Apts. (XII)   441 S. First Street            Ann Arbor
  134      MSMC          Ann Arbor Apartment Portfolio - Madison Street Apt (XII)   715-719 Madison Street         Ann Arbor
  135      MSMC          Ann Arbor Aptartment Portfolio - Chelsea Apts. (XII)       209 Park Street                Chelsea
  136      MSMC          Ann Arbor Apartment Portfolio - Second Street Apts (XII)   418-426 Second Street          Ann Arbor
  137      MSMC          Shores at Elders Pond                                      4500 Hardscrabble Road         Columbia
  138      MSMC          Horizon at Hillcrest Apartments                            1001 Claudia Lane              Findlay
  146      MSMC          Nottingham Courts                                          800 Nottingham Drive           Medina
  151      MSMC          Alderbrooke Apartments                                     18505 36th Avenue West         Lynnwood
  169      LaSalle       422 Mystic Avenue                                          422 Mystic Avenue              Somerville
  174      LaSalle       Quail Hollow Apartments                                    1908 Rosharon Road             Alvin
  175      MSMC          Bradford Oaks                                              316-326 Ausley Road            Tallahassee
  179      LaSalle       Bienville Tower Apartments                                 2100 College Drive             Baton Rouge
  181      LaSalle       Cooper Lake Apartments                                     30 Cooper Lake Road            Mableton
  183      MSMC          Prospect Commons Apartments                                1280-1299 Prospect Commons     Sun Prairie
  185      MSMC          Cavalier Apartments                                        550 Bramlet Road               Charlotte
  208      MSMC          Pleasant Hill Apartments                                   2501 Anken Drive               Austin
  224      LaSalle       Fairfield Apartments                                       1454 North 21st Street         Laramie
  242      MSMC          Bent Oak Apartments                                        200 Old Boiling Springs Road   Greer
  248      LaSalle       South Virgil Apartments                                    615 South Virgil Avenue        Los Angeles
  253      LaSalle       Lily Lake Terrace Apartments                               1402-1410 Greeley Street       Stillwater
  255      MSMC          McDowell Building                                          339-341 North Charles Street   Baltimore
  258      MSMC          Phoenix West Mobile Home Park                              3150 West Glendale Avenue      Phoenix
                         Sunset and Commander Apartments Portfolio - Roll-up
  259      LaSalle       Sunset Apartments (XIV)                                    2035 San Juan Drive            Lake Havasu City
  260      LaSalle       Commander Apartments (XIV)                                 2021 Commander Drive           Lake Havasu City
  268      LaSalle       Remington Apartments                                       1010 Magnolia Drive            Freeport
  278      LaSalle       Woodlands Apartments                                       638 Morgantown Road            Franklin
  285      PCF II        Benchmark Apartments                                       1625 South 10th Street         Waco

                             Total:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           CUT-OFF DATE
MORTGAGE                                                                                    CUT-OFF DATE    BALANCE PER
LOAN NO.   COUNTY          STATE   ZIP CODE   PROPERTY TYPE          PROPERTY SUB-TYPE           BALANCE    UNIT OR PAD   NOTE DATE
------------------------------------------------------------------------------------------------------------------------------------

   94      Dupage           IL      60532     Multifamily            Garden                  $18,200,000         59,091   06/29/2006
  100      Fulton           GA      30076     Multifamily            Garden                  $15,000,000        $50,000   05/31/2006
  109      Wayne            MI      48187     Multifamily            Garden                  $12,000,000        $20,000   06/27/2006

  111      Manitowoc        WI      54220     Multifamily            Garden                   $3,445,000        $33,384   03/10/2006
  112      Manitowoc        WI      54220     Multifamily            Garden                   $2,210,000        $33,384   03/10/2006
  113      Manitowoc        WI      54220     Multifamily            Garden                   $2,010,000        $33,384   03/10/2006
  114      Sheboygan        WI      53081     Multifamily            Garden                   $1,872,000        $33,384   03/10/2006
  115      Rock             WI      53545     Multifamily            Garden                   $1,680,000        $33,384   03/10/2006
  125      Clayton          GA      30260     Multifamily            Garden                   $9,500,000        $35,985   05/31/2006
  131      Scott            KY      40324     Manufactured Housing   Manufactured Housing     $7,794,483        $15,620   06/02/2006

  132      Washtenaw        MI      48104     Multifamily            Garden                   $1,912,600        $74,953   03/23/2006
  133      Washtenaw        MI      48103     Multifamily            Garden                   $1,544,029        $74,953   03/23/2006
  134      Washtenaw        MI      48103     Multifamily            Garden                   $1,474,299        $74,953   03/23/2006
  135      Washtenaw        MI      48118     Multifamily            Garden                   $1,434,453        $74,953   03/23/2006
  136      Washtenaw        MI      48103     Multifamily            Garden                   $1,354,761        $74,953   03/23/2006
  137      Richland         SC      29229     Multifamily            Garden                   $7,620,000        $59,531   06/13/2006
  138      Hancock          OH      45840     Multifamily            Garden                   $7,500,000        $52,083   06/08/2006
  146      Medina           OH      44256     Multifamily            Garden                   $6,850,000        $35,128   03/23/2006
  151      Snohomish        WA      98037     Multifamily            Garden                   $6,400,000        $55,652   03/10/2006
  169      Middlesex        MA       2143     Multifamily            Mid-Rise                 $4,492,110        $89,842   05/31/2006
  174      Brazoria         TX      77511     Multifamily            Garden                   $4,273,411        $34,463   05/30/2006
  175      Leon             FL      32304     Multifamily            Garden                   $4,250,000        $96,591   04/24/2006
  179      E Baton Rouge    LA      70808     Multifamily            Garden                   $4,189,674        $30,806   04/27/2006
  181      Cobb             GA      30126     Multifamily            Garden                   $4,100,000        $35,652   04/28/2006
  183      Dane             WI      53590     Multifamily            Garden                   $4,017,335        $78,771   04/12/2006
  185      Mecklenburg      NC      28205     Multifamily            Garden                   $3,984,960        $20,755   03/10/2006
  208      Travis           TX      78741     Multifamily            Garden                   $3,255,000        $32,550   06/07/2006
  224      Albany           WY      82072     Multifamily            Garden                   $2,995,193        $46,800   05/18/2006
  242      Greenville       SC      29650     Multifamily            Garden                   $2,750,000        $22,917   02/28/2006
  248      Los Angeles      CA      90005     Multifamily            Garden                   $2,605,629        $81,426   05/24/2006
  253      Washington       MN      55082     Multifamily            Garden                   $2,413,203        $53,627   06/20/2006
  255      Baltimore        MD      21201     Multifamily            Mid-Rise                 $2,338,596       $167,043   02/03/2006
  258      Maricopa         AZ      85051     Manufactured Housing   Manufactured Housing     $2,280,000        $26,207   06/09/2006

  259      Mohave           AZ      86403     Multifamily            Garden                   $1,286,891        $42,716   05/26/2006
  260      Mohave           AZ      86403     Multifamily            Garden                     $934,318        $42,716   05/26/2006
  268      Brazoria         TX      77541     Multifamily            Garden                   $1,996,721        $13,050   05/31/2006
  278      Simpson          KY      42134     Multifamily            Garden                   $1,482,542        $26,474   05/23/2006
  285      Mclennan         TX      76706     Multifamily            Garden                   $1,219,110        $81,274   06/06/2006

                                                                                            $164,666,319

------------------------------------------------------------------------------------------------------------------------------------
                                                       STUDIOS                    1 BEDROOM                     2 BEDROOM
                                                 ------------------------   --------------------------   ---------------------------
MORTGAGE               UTILITIES                     NO. OF      AVG RENT       NO. OF        AVG RENT       NO. OF         AVG RENT
LOAN NO.             PAID BY TENANT              UNITS/PADS       PER MO.   UNITS/PADS         PER MO.   UNITS/PADS          PER MO.
------------------------------------------------------------------------------------------------------------------------------------

   94       Electric, Gas, Sewer, Trash, Water            0           NAP          168            $746          140             $936
  100            Electric, Sewer, Water                   0           NAP           60            $547          168             $665
  109        Electric, Sewer, Trash, Water                0           NAP          374            $555          226             $625

  111                   Electric                          0           NAP           42            $521           38             $636
  112                   Electric                          0           NAP            6            $482           42             $707
  113                   Electric                          0           NAP           47            $392           47             $472
  114                   Electric                          0           NAP           49            $469           10             $551
  115                   Electric                          0           NAP           50            $479            5             $560
  125            Electric, Sewer, Water                   0           NAP           88            $535           52             $670
  131                Electric, Gas                        0           NAP            0             NAP            0              NAP

  132                   Electric                          0           NAP            6            $882           11           $1,190
  133                Electric, Gas                        1          $655            0             NAP           12           $1,001
  134                   Electric                          2          $645            3            $667           14             $860
  135                Electric, Gas                        0           NAP            0             NAP           32             $686
  136                   Electric                          0           NAP            0             NAP           16             $897
  137                   Electric                          0           NAP           34            $643           72             $762
  138                Electric, Gas                        0           NAP           24            $579           96             $697
  146                   Electric                          0           NAP           99            $519           48             $572
  151        Electric, Sewer, Trash, Water                0           NAP           60            $627           55             $793
  169                   Electric                          0           NAP            0             NAP           42           $1,350
  174                   Electric                          0           NAP           32            $493           92             $602
  175            Electric, Sewer, Water                   0           NAP            0             NAP            0              NAP
  179             Electric, Gas, Cable                    0           NAP           44            $550           90             $662
  181                Electric, Gas                       11          $525           39            $549           43             $649
  183                   Electric                          0           NAP           29            $876           22           $1,017
  185            Electric, Sewer, Water                   0           NAP          192            $465            0              NAP
  208                   Electric                          0           NAP           36            $540           44             $632
  224                   Electric                         32          $486           32            $586            0              NAP
  242                   Electric                          0           NAP           60            $459           60             $534
  248                   Electric                         25          $875            7          $1,121            0              NAP
  253                Electric, Gas                        1          $550           10            $690           34             $773
  255                   Electric                          0           NAP            7          $1,236            6           $1,600
  258                Electric, Gas                        0           NAP            0             NAP            0              NAP

  259                Electric, Gas                        8          $480            6            $520           16             $620
  260                Electric, Gas                        1          $450           14            $520            6             $610
  268                   Electric                          0           NAP           82            $365           67             $484
  278                   Electric                          6          $300           40            $390           10             $492
  285      Electric, Gas, Sewer, Trash, Water             0           NAP            2            $675            8           $1,100

-------------------------------------------------------------------------------------------------------------------
                    3 BEDROOM                  4 BEDROOM                   OTHER UNITS
           ------------------------   -------------------------   -------------------------
MORTGAGE       NO. OF      AVG RENT       NO. OF       AVG RENT       NO. OF       AVG RENT      NO. OF    MORTGAGE
LOAN NO.   UNITS/PADS       PER MO.   UNITS/PADS        PER MO.   UNITS/PADS        PER MO.   ELEVATORS    LOAN NO.
-------------------------------------------------------------------------------------------------------------------

   94               0           NAP            0            NAP            0            NAP           2      94
  100              72          $831            0            NAP            0            NAP           0      100
  109               0           NAP            0            NAP            0            NAP           0      109

  111               0           NAP            0            NAP            0            NAP           0      111
  112               0           NAP            0            NAP            0            NAP           0      112
  113               0           NAP            0            NAP            0            NAP           0      113
  114               0           NAP            0            NAP            0            NAP           0      114
  115               0           NAP            0            NAP            0            NAP           1      115
  125             124          $765            0            NAP            0            NAP           0      125
  131               0           NAP            0            NAP          499           $248           0      131

  132               0           NAP            0            NAP            0            NAP           0      132
  133               5        $1,299            0            NAP            0            NAP           0      133
  134               1        $1,395            0            NAP            0            NAP           0      134
  135               0           NAP            0            NAP            0            NAP           0      135
  136               0           NAP            0            NAP            0            NAP           0      136
  137              22          $847            0            NAP            0            NAP           0      137
  138              24          $799            0            NAP            0            NAP           0      138
  146              48          $602            0            NAP            0            NAP           0      146
  151               0           NAP            0            NAP            0            NAP           0      151
  169               8        $1,500            0            NAP            0            NAP           1      169
  174               0           NAP            0            NAP            0            NAP           0      174
  175               0           NAP           44         $1,194            0            NAP           0      175
  179               2          $865            0            NAP            0            NAP           0      179
  181              18          $729            0            NAP            4           $585           0      181
  183               0           NAP            0            NAP            0            NAP           1      183
  185               0           NAP            0            NAP            0            NAP           0      185
  208              20          $752            0            NAP            0            NAP           0      208
  224               0           NAP            0            NAP            0            NAP           0      224
  242               0           NAP            0            NAP            0            NAP           0      242
  248               0           NAP            0            NAP            0            NAP           1      248
  253               0           NAP            0            NAP            0            NAP           0      253
  255               0           NAP            0            NAP            1         $4,245           1      255
  258               0           NAP            0            NAP           87           $298           0      258

  259               0           NAP            0            NAP            0            NAP           0      259
  260               1          $710            0            NAP            0            NAP           0      260
  268               4          $700            0            NAP            0            NAP           0      268
  278               0           NAP            0            NAP            0            NAP           0      278
  285               2        $1,395            3         $1,783            0            NAP           0      285

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 -- CHERRY CREEK SHOPPING CENTER
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 -- CHERRY CREEK SHOPPING CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 -- CHERRY CREEK SHOPPING CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-3

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 -- CHERRY CREEK SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):               $250,000,000

CUT-OFF DATE BALANCE(1):           $250,000,000

LOAN PURPOSE:                      Refinancing

SHADOW RATING (FITCH/S&P):         BBB+/BBB

FIRST PAYMENT DATE:                July 8, 2006

INTEREST RATE:                     5.240%

AMORTIZATION:                      Interest only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     June 8, 2016

EXPECTED MATURITY BALANCE(1):      $250,000,000

SPONSOR:                           Taubman Centers, Inc.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of May 11, 2009
                                   or 2 years after the REMIC "start-up" day,
                                   with U.S. Treasury defeasance thereafter.
                                   Prepayable without penalty from and after
                                   March 8, 2016.

LOAN PER SF(1):                    $511.46

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Tax:                Springing

                                   Insurance:             Springing

                                TI/LC: Springing

                                   Other(2):              Springing

LOCKBOX:                           Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Denver, CO

YEAR BUILT/RENOVATED:              1989-1991 / 1998

PERCENT LEASED(3):                 97.4%

SQUARE FOOTAGE:                    547,457

THE COLLATERAL:                    Regional mall

OWNERSHIP INTEREST:                Leasehold

PROPERTY MANAGEMENT:               The Taubman Company LLC

3RD MOST RECENT NET OP. INCOME:    $29,185,285

2ND MOST RECENT NET OP. INCOME:    $30,057,699

MOST RECENT NET OP. INCOME:        $30,913,166

U/W NET OP. INCOME:                $32,147,926

U/W NET CASH FLOW:                 $31,594,308

U/W OCCUPANCY:                     97.4%

APPRAISED VALUE:                   $575,600,000

CUT-OFF DATE LTV(1):               48.6%

MATURITY DATE LTV(1):              48.6%

DSCR(1):                           2.12x

POST IO DSCR:                      NAP

--------------------------------------------------------------------------------

(1)   The subject $250,000,000 loan represents a 89.3% pari passu interest in a
      $280,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $280,000,000 financing.

(2)   Ground Lease rent deposits. See "Escrow and Reserves" section below.

(3)   Percent Leased is based on the rent roll dated as of February 8, 2006.

THE CHERRY CREEK SHOPPING CENTER LOAN

      THE LOAN. The largest loan (the "Cherry Creek Shopping Center Loan") is evidenced by two Promissory Notes in the amount of $200,000,000 and $50,000,000
(the "Cherry Creek Shopping Center Notes"). The loan is secured by a first priority Leasehold Deed of Trust, Assignment of Leases and Rents, Fixture Filing
and Security Agreement (the "Cherry Creek Shopping Center Mortgage") encumbering a 547,457 square foot anchored shopping center known as Cherry Creek Shopping
Center, located in Denver, Colorado (the "Cherry Creek Shopping Center
Property"). The Cherry Creek Shopping Center Loan was originated on May 11, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is Taubman Cherry Creek Shopping Center,
L.L.C., a Delaware limited liability company (the "Cherry Creek Shopping Center
Borrower") that owns no material asset other than the Cherry Creek Shopping
Center Property and related interests. The Cherry Creek Shopping Center Borrower is a wholly-owned subsidiary of Taubman-Cherry Creek Limited Partnership, a
Colorado limited partnership, whose general partner is Cherry Creek Holdings,
LLC. The general partner is in turn a wholly-owned subsidiary of The Taubman
Realty Group Limited Partnership ("TRG"), a Delaware limited partnership. TRG is the operating partnership of Taubman Centers, Inc. (NYSE: TCO), the country's sixth largest shopping center REIT with 21 shopping centers in 10 states totaling 23.6 million square feet.

                                      IV-4

      THE PROPERTY. The Cherry Creek Shopping Center Property is located at 3000
First Avenue in Denver, Colorado. The main mall component of the Cherry Creek
Shopping Center Property was built between 1989 and 1991 and consists of one two-story building of 1,048,457 square feet comprising a retail shopping center.
The overall Cherry Creek Shopping Center Property is situated on approximately
35 acres, including 5,062 parking spaces. The Cherry Creek Shopping Center
Property is anchored by Nordstrom, Saks Fifth Avenue, Foley's and Neiman Marcus.
Pursuant to recognition agreements, the leases to each of these anchors, totaling approximately 501,000 square feet, are superior to the Cherry Creek
Shopping Center Mortgage, and therefore are not considered to be part of the collateral. In addition, the west end of the main mall, additional buildings on the property (including a drug store and grocery store), and other small parcels of land on the property are not part of the collateral for the Cherry Creek
Shopping Center Loan. The Cherry Creek Shopping Center Property is ground leased by the Cherry Creek Shopping Center Borrower pursuant to a ground lease, dated as of November 15, 1988, between The Temple Hoyne Buell Foundation, as ground lessor, and the predecessor-in-interest to the Cherry Creek Shopping Center
Borrower, as ground lessee (as amended, the "Ground Lease"). The term of the
Ground Lease expires on October 14, 2083.

-------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE

                                                                                    % OF
                                                                                UNDERWRITTEN      CUMULATIVE % OF
                  # OF           AVERAGE         % OF TOTAL                      TOTAL BASE        UNDERWRITTEN
                 LEASES     UNDERWRITTEN BASE    SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR         ROLLING   RENT PER SF ROLLING     ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------

   Vacant           6            $ 0.00               3%             3%               0%                 0%
-------------------------------------------------------------------------------------------------------------------
     MTM            0            $ 0.00               0%             3%               0%                 0%
-------------------------------------------------------------------------------------------------------------------
    2006            7            $43.06               7%            10%               7%                 7%
-------------------------------------------------------------------------------------------------------------------
    2007           13            $68.44               5%            15%               7%                14%
-------------------------------------------------------------------------------------------------------------------
    2008           15            $66.28               6%            21%               8%                22%
-------------------------------------------------------------------------------------------------------------------
    2009            9            $44.85              10%            31%              10%                32%
-------------------------------------------------------------------------------------------------------------------
    2010           20            $41.85              18%            49%              16%                47%
-------------------------------------------------------------------------------------------------------------------
    2011           23            $49.28              12%            61%              13%                60%
-------------------------------------------------------------------------------------------------------------------
    2012           13            $49.40              11%            71%              11%                71%
-------------------------------------------------------------------------------------------------------------------
    2013           12            $47.54               8%            80%               8%                79%
-------------------------------------------------------------------------------------------------------------------
    2014           13            $38.86              10%            89%               8%                87%
-------------------------------------------------------------------------------------------------------------------
    2015            9            $59.54               6%            96%               8%                95%
-------------------------------------------------------------------------------------------------------------------
2016 & Beyond       8            $54.83               4%           100%               5%               100%
-------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Cherry Creek Shopping Center Property:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL     ANNUALIZED
                            CREDIT RATING                              ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                               (FITCH/          TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
     TENANT NAME           MOODY'S/S&P)(1)       NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Express                      --/Baa2/BBB         19,904       4%       $   796,240         3%           $40.00      01/31/2010
--------------------------------------------------------------------------------------------------------------------------------
Gap/Gap Kids, The            --/Baa2/BBB         20,001       4%       $   600,030         2%           $30.00      01/31/2013
--------------------------------------------------------------------------------------------------------------------------------
Eddie Bauer                    --/--/--          19,232       4%       $   576,960         2%           $30.00      01/31/2009
--------------------------------------------------------------------------------------------------------------------------------
Victoria's Secret            --/Baa2/BBB         11,502       2%       $   575,100         2%           $50.00      01/31/2015
--------------------------------------------------------------------------------------------------------------------------------
Bailey, Banks & Biddle         --/--/--           6,000       1%       $   550,000         2%           $91.67      01/31/2009
--------------------------------------------------------------------------------------------------------------------------------
Abercrombie & Fitch            --/--/--          13,340       2%       $   533,600         2%           $40.00      11/28/2006
--------------------------------------------------------------------------------------------------------------------------------
Pottery Barn                   --/--/--          12,000       2%       $   480,000         2%           $40.00      03/31/2007
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          101,979      19%       $ 4,111,930        16%           $40.32
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Other Tenants                    NAP            431,447      79%       $21,885,593        84%           $50.73       Various
--------------------------------------------------------------------------------------------------------------------------------
Vacant Space                     NAP             14,031       3%       $         0         0%           $ 0.00         NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          547,457     100%       $25,997,523       100%           $48.74(2)
--------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Total/Weighted Average Annualized Underwritten Base Rent ($ Per NRSF)
      excludes vacant space

      ESCROWS AND RESERVES. During any "lockbox event" period (described below)
under the Cherry Creek Shopping Center Loan, the Cherry Creek Shopping Center
Borrower will be required to escrow monthly payments in the amount of all taxes and insurance payments. From and after the occurrence of a lockbox event under the Cherry Creek Shopping Center Loan, the Cherry Creek Shopping Center Borrower
is required to escrow $45,824 for tenant improvements and leasing commissions monthly, up to a cap of $1,099,776 in the reserve account at any time, and to escrow rent payments due for the succeeding month under the ground lease. A
"lockbox event" is

                                      IV-5

defined as (a) the occurrence and continuance of a loan default, and terminating upon the cure of such default; or (b) the DSCR falls to 1.22x or below until the
DSCR is equal to or greater than 1.25x for two consecutive quarters. In addition to these deposits specified in the Loan Agreement, the Cash Management Agreement
also provides for a debt service reserve account which springs upon certain conditions.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Cherry Creek Shopping Center Loan. The lockbox will remain in place until the Cherry Creek Shopping Center Loan has been paid in full.

      PROPERTY MANAGEMENT. The Cherry Creek Shopping Center Property is managed by The Taubman Company LLC. The management agreement is subordinate to the
Cherry Creek Shopping Center Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not Allowed.

      RELEASE OF PARCELS. Not Allowed.

      Certain additional information regarding the Cherry Creek Shopping Center
Loan and the Cherry Creek Shopping Center Property is set forth on Appendix II hereto.

                                      IV-6

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 -- 225 FRANKLIN STREET
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-7

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 -- 225 FRANKLIN STREET
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-8

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 -- 225 FRANKLIN STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE                   $225,000,000

CUT-OFF DATE BALANCE:              $225,000,000

LOAN PURPOSE                       Refinance

SHADOW RATING (FITCH/S&P):         NAP

FIRST PAYMENT DATE:                August 1, 2006

INTEREST RATE:                     6.192%

AMORTIZATION:                      Interest only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     July 1, 2016

EXPECTED MATURITY BALANCE:         $225,000,000

SPONSOR:                           EOP Operating Limited Partnership

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of June 30, 2009
                                   or 2 years after the REMIC "start-up" day,
                                   with U.S. Treasury defeasance thereafter.
                                   Prepayable without penalty from and after
                                   January 1, 2016.

LOAN PER SF:                       $245.44

UP-FRONT RESERVES:                 Cap Ex(1):             $3,845,000

ONGOING RESERVES:                  RE Tax:                Springing

                                   Insurance:             Springing

                                TI/LC: Springing

                                   Other(2):              Springing

LOCKBOX:                           Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          Boston, MA

YEAR BUILT/RENOVATED:              1966 / 1990

PERCENT LEASED(3):                 94.7%

SQUARE FOOTAGE:                    916,722

THE COLLATERAL:                    A 34-story office building

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Equity Office Management, L.L.C.

3RD MOST RECENT NET OP. INCOME:    $25,411,161

2ND MOST RECENT NET OP. INCOME:    $24,754,338

MOST RECENT NET OP. INCOME:        $26,937,395

U/W NET OP.  INCOME:               $28,551,149

U/W NET CASH FLOW:                 $25,987,198

U/W OCCUPANCY:                     90.0%

APPRAISED VALUE:                   $442,000,000

CUT-OFF DATE LTV:                  50.9%

MATURITY DATE LTV:                 50.9%

DSCR:                              1.84x

POST IO DSCR:                      NAP

--------------------------------------------------------------------------------

(1)   EOP Operating Limited Partnership executed a repairs guaranty for an amount equal to $3,845,000, for the replacement of sealants in the joints between precast concrete panels, in lieu of making a cash deposit into the
      Cap Ex reserve.

(2)   Other reserves include reserves in connection with the termination or reduction of the SSB Realty, LLC lease as detailed in "Escrows and
      Reserves" below.

(3)   Percent Leased is based on the rent roll dated July 1, 2006.

THE 225 FRANKLIN STREET LOAN

      THE LOAN. The second largest loan (the "225 Franklin Street Loan") as evidenced by the Promissory Note (the "225 Franklin Street Note") is secured by a first priority fee Mortgage, Security Agreement and Fixture Filing (the "225
Franklin Street Mortgage") encumbering an approximately 916,722 square foot office building known as 225 Franklin Street, located in Boston, Massachusetts
(the "225 Franklin Street Property"). The 225 Franklin Street Loan was
originated on June 30, 2006 by LaSalle Bank National Association.

      THE BORROWER. The borrower is MA-225 Franklin Street Owner, L.L.C., a
Delaware limited liability company (the "225 Franklin Street Borrower") and owns no material asset other than the 225 Franklin Street Property and related interests. The sponsor of the 225 Franklin Street Borrower is EOP Operating
Limited Partnership. The general partner of EOP Operating Limited Partnership is
Equity Office Properties Trust ("EOP") (NYSE: EOP). EOP, operating through its various subsidiaries and affiliates, has a total office portfolio consisting of whole or partial interests in approximately 597 buildings comprising approximately 109.5 million square feet in approximately 16 states and the
District of Columbia. As of December 31, 2005, EOP had total assets of approximately $23 billion and shareholders equity of approximately $7.8 billion.

                                      IV-9

      THE PROPERTY. The 225 Franklin Street Property is located in Boston,
Massachusetts, at 225 Franklin Street, within the central business district of
Boston and is situated on approximately 1.74 acres. The 225 Franklin Street
Property is located on the block bound by Franklin, High, Oliver, and Pearl
Streets and is improved with a 34-story multi-tenant office building with approximately 916,722 square feet and a two-level below-ground garage accessed from Pearl Street which provides approximately 210 parking spaces. The 225
Franklin Street Property is approximately one and a half miles southwest of
Logan International Airport and provides views of Boston Harbor. The 225
Franklin Street Property was originally constructed in 1966 and renovated in
1990. The largest tenant at the 225 Franklin Street Property is SSB Realty, LLC.
SSB Realty, LLC is a subsidiary of State Street Corporation (NYSE: STT), a financial services corporation.

-------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE

                  # OF        AVERAGE BASE       % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                 LEASES       RENT PER SF        SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR         ROLLING        ROLLING            ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------

   Vacant           1            $ 0.00               5%             5%               0%                 0%
-------------------------------------------------------------------------------------------------------------------
     MTM            0            $ 0.00               0%             5%               0%                 0%
-------------------------------------------------------------------------------------------------------------------
    2006            2            $71.17               1%             6%               2%                 2%
-------------------------------------------------------------------------------------------------------------------
    2007            3            $36.95               8%            15%               8%                 9%
-------------------------------------------------------------------------------------------------------------------
    2008            2            $38.19               1%            15%               0%                10%
-------------------------------------------------------------------------------------------------------------------
    2009            4            $30.81               6%            21%               5%                14%
-------------------------------------------------------------------------------------------------------------------
    2010            4            $53.45              19%            41%              25%                39%
-------------------------------------------------------------------------------------------------------------------
    2011            4            $40.99               5%            46%               5%                44%
-------------------------------------------------------------------------------------------------------------------
    2012            2            $35.46               6%            51%               5%                49%
-------------------------------------------------------------------------------------------------------------------
    2013            1            $38.50               1%            52%               1%                50%
-------------------------------------------------------------------------------------------------------------------
    2014            0            $ 0.00               0%            52%               0%                50%
-------------------------------------------------------------------------------------------------------------------
    2015            2            $43.19              48%           100%              50%               100%
-------------------------------------------------------------------------------------------------------------------
2016 & Beyond       0            $ 0.00               0%           100%               0%               100%
-------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the 225 Franklin Street Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL     ANNUALIZED
                            CREDIT RATING                              ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                               (FITCH/         TENANT                 UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME         MOODY'S/S&P)(1)      NRSF      % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

SSB Realty, LLC              AA-/Aa3/AA-        414,848      45%       $18,133,006        48%           $43.71      12/31/2015
-------------------------------------------------------------------------------------------------------------------------------
Fish & Richardson, P.C.       --/--/--           95,412      10%       $ 5,031,075        13%           $52.73      12/31/2010
-------------------------------------------------------------------------------------------------------------------------------
McCarter and English, LLP     --/--/--           60,204       7%       $ 2,217,885         6%           $36.84      04/30/2007
-------------------------------------------------------------------------------------------------------------------------------
DB Alex.  Brown LLC          AA-/Aa3/AA-         49,233       5%       $ 2,788,360         7%           $56.64      10/31/2010
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          619,697      68%        28,170,326        75%           $45.46
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Other Tenants                    NAP            248,318      27%       $ 9,627,311        25%           $38.77       Various
-------------------------------------------------------------------------------------------------------------------------------
Vacant Space                     NAP             48,707       5%       $         0         0%           $ 0.00         NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          916,722     100%       $37,797,637       100%           $43.54(2)
-------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Total/Weighted Average Annualized Underwritten Base Rent ($ Per NRSF)
      excludes vacant space

      ESCROWS AND RESERVES. Upon the occurrence and during the continuation of an Escrow Period, the 225 Franklin Street Borrower is required to escrow (a)
1/12 of estimated annual real estate taxes and insurance premiums monthly and
(b) $76,393.50 monthly, subject to a cap of $3,500,000, into a TI/LC reserve. In lieu of making deposits to the RE Tax Reserve, Insurance Reserve, TI/LC Reserve,
or Lease Termination Rollover Reserve, the 225 Franklin Street Borrower may
deliver to lender a letter of credit or reserve guaranty, subject to certain terms and conditions in the loan documents. An "Escrow Period" will be in effect upon the occurrence of (i) an event of default under the loan documents until the cure of the event of default, (ii) the bankruptcy or insolvency of the 225
Franklin Street Borrower until the emergence of the 225 Franklin Street Borrower from bankruptcy with no adverse consequence to the 225 Franklin Street Property or the 225 Franklin Street Loan, or (iii) the DSCR falls below 1.10x until the
DSCR is equal to or greater than 1.10x for two consecutive quarters.

      Additionally, commencing on October 1, 2014, if SSB Realty, LLC fails to extend the term of its lease on or prior to September 30, 2014 and on each monthly payment date through and including December 1, 2015, the 225 Franklin
Street Borrower will be required to reserve an amount (the "State Street Renewal
Reserve") equal to one-fifteenth of $10,000,000 (less $24.10 per square foot multiplied by

                                      IV-10

the number of square feet demised to SSB Realty, LLC or any affiliate of SSB
Realty, LLC, for a term extending at least five years beyond the maturity date of the 225 Franklin Street Loan for not less than 95% of fair market value rent)
less any amounts deposited in respect of the State Street Reduction Reserve.
Additionally, an amount equal to $10,000,000, less $24.10 per square foot multiplied by the number of square feet remaining under the SSB Realty, LLC lease (the "State Street Reduction Reserve"), less any State Street Renewal
Reserve amounts will be required to be deposited into a State Street TI/LC reserve if the space leased by SSB Realty, LLC is reduced below 373,364 square feet. EOP Operating Limited Partnership executed a guaranty in lieu of having to make a cash deposit into the State Street TI/LC Funds Reserve. If at any time
EOP Operating Limited Partnership fails to (i) own at least 20% of the ownership interests in the 225 Franklin Street Borrower, and (ii) control the manager of the 225 Franklin Street Property, then the reference to $10,000,000 in the above clauses shall be changed to $15,000,000 and the reference to $24.10 shall be changed to $36.15.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 225 Franklin Street Loan. The lockbox will remain in place until the 225
Franklin Loan has been paid in full.

      PROPERTY MANAGEMENT. The 225 Franklin Street Property is managed by Equity
Office Management, L.L.C., which is an affiliate of EOP Operating Limited
Partnership. The management agreement is subordinate to the 225 Franklin Street
Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The 225 Franklin Street
Borrower may obtain mezzanine financing subject to the satisfaction of certain conditions including but not limited to (i) the mezzanine financing is originated by LaSalle Bank National Association or a mezzanine debt lender described in the loan documents or otherwise approved by the rating agencies,
(ii) an intercreditor agreement approved by the rating agencies and lender is entered into by the mezzanine debt lender and lender acknowledging among other items, the subordination of the mezzanine debt, (iii) the minimum DSCR for the aggregate sum of the indebtedness for the 225 Franklin Street Property and the mezzanine debt is not less than 1.20x, (iv) the aggregate sum of the indebtedness for the 225 Franklin Street Property and the mezzanine debt does not exceed an amount equal to 65% of the fair market value of the 225 Franklin
Street Property based upon a then current appraisal and (v) 225 Franklin Street
Borrower obtains a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such mezzanine debt.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 225 Franklin Street Loan and the 225 Franklin Street Property is set forth on Appendix II hereto.

                                      IV-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-12

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 -- 120 BROADWAY
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-13

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 -- 120 BROADWAY
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-14

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 -- 120 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):               $215,000,000

CUT-OFF DATE BALANCE(1):           $215,000,000

LOAN PURPOSE:                      Refinance

                      SHADOW RATING (FITCH/S&P): BBB-/BBB+

FIRST PAYMENT DATE:                July 8, 2006

INTEREST RATE:                     5.950%

AMORTIZATION:                      Interest only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     June 8, 2013

EXPECTED MATURITY BALANCE(1):      $215,000,000

SPONSORS:                          CalSTRs and Silverstein Properties, Inc.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of May 9, 2009
                                   or 2 years after the REMIC "start-up" day,
                                   with U.S. Treasury defeasance thereafter.
                                   Prepayable without penalty from and after
                                   March 8, 2013.

LOAN PER SF(1):                    $116.25

UP-FRONT RESERVES:                 Other(2):       $11,453,474

ONGOING RESERVES:                  RE Tax:         Springing

                                   Insurance:      Springing

                                   Cap Ex:         Springing

                                   TI/LC:          Springing

                                   Other(3):       $70,833 / month

LOCKBOX:                           Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          New York, NY

YEAR BUILT/RENOVATED:              1915 / 1994-2005

PERCENT LEASED(4):                 82.2%

SQUARE FOOTAGE:                    1,849,394

THE COLLATERAL:                    40-story office building

OWNERSHIP INTEREST:                Leasehold

PROPERTY MANAGEMENT:               Silverstein Properties, Inc.

3RD MOST RECENT NET OP. INCOME:    $23,073,793

2ND MOST RECENT NET OP. INCOME:    $25,141,835

MOST RECENT NET OP. INCOME:        $23,348,826

U/W NET OP. INCOME:                $25,078,996

U/W NET CASH FLOW:                 $22,331,784

U/W OCCUPANCY:                     82.2%

APPRAISED VALUE:                   $470,000,000

CUT-OFF DATE LTV(1):               45.7%

MATURITY DATE LTV(1):              45.7%

DSCR(1):                           1.72x

POST IO DSCR(1):                   NAP

--------------------------------------------------------------------------------

(1)   The subject $215,000,000 loan represents the senior portion of a
      $240,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the $215,000,000 senior financing.

(2)   NY Department of Law reserve of $7,272,958 and Tower Insurance reserve of
      $4,180,516.

(3)   Borrower must deposit ground rent on a monthly basis, and a springing rent deposit as well. See "Escrows and Reserves" section below.

(4)   Percent Leased is based on the rent roll as of May 1, 2006.

THE 120 BROADWAY LOAN

      THE LOAN. The third largest loan (the "120 Broadway Loan") as evidenced by the Consolidated, Amended and Restated Promissory Note A-1, the Consolidated,
Amended and Restated Promissory Note A-2 and the Consolidated, Amended and
Restated Promissory Note A-3 (collectively, the "120 Broadway Notes") is secured by a first priority leasehold Consolidated, Amended and Restated Leasehold
Mortgage and Security Agreement (the "120 Broadway Mortgage") encumbering a
1,849,394 square foot building known as the Equitable Building, located in New
York, New York (the "120 Broadway Property"). The 120 Broadway Loan was
originated on May 9, 2006 by or on behalf of Morgan Stanley Mortgage Capital
Inc.

      THE BORROWER. The borrower is 120 Broadway Holdings, LLC, a Delaware limited liability company (the "120 Broadway Borrower") that owns no material asset other than the 120 Broadway Property and related interests. The 120
Broadway Borrower is controlled by the California State Teachers' Retirement
System ("CalSTRs") (80%) and Silverstein Properties, Inc. ("Silverstein") (20%).
CalSTRs is the largest teachers' retirement fund in the United States, with reported assets of $128.9 billion as of June 2005. Silverstein is a Manhattan-

                                      IV-15

based real estate development and investment firm that owns, manages and has developed more than 20 million square feet of office, residential and retail space.

      THE PROPERTY. The 120 Broadway Property is a landmark 1,849,394 square feet, 40-story Class A office building located in the downtown financial district of Manhattan and bound by Broadway, Nassau Street, Cedar Street and
Pine Street. The building was originally constructed in 1915 and was owned and managed by Silverstein from 1981 until the origination of the 120 Broadway Loan.
In that time, Silverstein invested over $100 million in capital improvements, including $25 million since 1994. The building includes approximately 1,768,455 square feet of office space and 73,011 square feet of retail space. The 120
Broadway Property is situated on an entire city block within walking distance of several subway lines and a few blocks from the World Trade Center site. The largest tenants include the New York Department of Law, Spear, Leeds and
Kellogg, and Tower Insurance. The 120 Broadway Borrower leases the 120 Broadway
Property pursuant to a ground lease that expires in the year 2954. The 120
Broadway Property is subject to a condominium regime.

------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE

                                                                                    % OF          CUMULATIVE % OF
                                 AVERAGE                                        UNDERWRITTEN       UNDERWRITTEN
                  # OF      UNDERWRITTEN BASE    % OF TOTAL                      TOTAL BASE            TOTAL
                 LEASES        RENT PER SF       SQUARE FEET   CUMULATIVE %    RENTAL REVENUES      BASE RENTAL
    YEAR         ROLLING         ROLLING           ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------

   Vacant          27            $ 0.00              18%            18%               0%                 0%
------------------------------------------------------------------------------------------------------------------
     MTM           13            $ 8.14               2%            20%               1%                 1%
------------------------------------------------------------------------------------------------------------------
    2006            8            $35.56               4%            24%               6%                 7%
------------------------------------------------------------------------------------------------------------------
    2007            8            $32.27               5%            29%               6%                13%
------------------------------------------------------------------------------------------------------------------
    2008           14            $26.16               9%            38%               9%                22%
------------------------------------------------------------------------------------------------------------------
    2009            8            $37.87              10%            48%              15%                37%
------------------------------------------------------------------------------------------------------------------
    2010            5            $32.71               4%            52%               5%                42%
------------------------------------------------------------------------------------------------------------------
    2011            9            $36.45               4%            56%               6%                48%
------------------------------------------------------------------------------------------------------------------
    2012            5            $25.47               4%            60%               4%                52%
------------------------------------------------------------------------------------------------------------------
    2013            1            $24.50               3%            63%               2%                54%
------------------------------------------------------------------------------------------------------------------
    2014            2            $29.40               0%            63%               0%                54%
------------------------------------------------------------------------------------------------------------------
    2015           10            $30.38               3%            65%               3%                58%
------------------------------------------------------------------------------------------------------------------
2016 & Beyond      19            $30.86              35%           100%              42%               100%
------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the 120 Broadway Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL     ANNUALIZED
                            CREDIT RATING                              ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                               (FITCH/         TENANT                 UNDERWRITTEN    UNDERWRITTEN    BASE RENT        LEASE
       TENANT NAME         MOODY'S/S&P)(1)      NRSF      % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

NY Department of Law          AA/Aa3/AA         388,145      21%       $13,790,737         29%          $35.53      Various(2)
-------------------------------------------------------------------------------------------------------------------------------
Spear, Leeds & Kellogg       AA-/Aa3/A+         118,198       6%       $ 4,844,483         10%          $40.99      Various(3)
-------------------------------------------------------------------------------------------------------------------------------
Tower Insurance Company       --/--/--           93,727       5%       $ 2,718,083          6%          $29.00      06/30/2021
-------------------------------------------------------------------------------------------------------------------------------
Lester, Schwab                --/--/--           58,043       3%       $ 1,915,419          4%          $33.00      06/01/2010
-------------------------------------------------------------------------------------------------------------------------------
Emmet, Marvin & Martin        --/--/--           65,071       4%       $ 1,839,511          4%          $28.27      Various(4)
-------------------------------------------------------------------------------------------------------------------------------
Citibank                     AA+/Aa1/AA-         45,748       2%       $ 1,657,717          4%          $36.24      12/31/2007
-------------------------------------------------------------------------------------------------------------------------------
Banco Popular de Puerto
  Rico                         A/A3/A-           71,748       4%       $ 1,560,720          3%          $21.75      04/01/2018
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          840,680      45%       $28,326,669         61%          $33.69
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Other Tenants                    NAP            679,832      37%       $18,468,276         39%          $27.17        Various
-------------------------------------------------------------------------------------------------------------------------------
Vacant Space                     NAP            328,882      18%       $         0          0%          $ 0.00          NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        1,849,394     100%       $46,794,946        100%          $30.78(5)
-------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   For New York Department of Law, 6,129 square feet is MTM, 46,951 square feet expires on June 1, 2018 and 335,065 square feet expires on June 30,
      2018

(3)   For Spear, Leeds & Kellogg, 7,876 square feet expired on April 30, 2006,
      9,475 square feet expires on December 1, 2006, 7,163 square feet expires on December 31, 2006 and 93,684 square feet expires on June 1, 2009

(4)   For Emmet, Marvin & Martin, 12,200 square feet expires on May 1, 2008 and
      52,871 square feet expires on May 30, 2008

(5)   Total/Weighted Average Annualized Underwritten Base Rent ($ Per NRSF)
      excludes vacant space

      ESCROWS AND RESERVES. From and after a Cash Management Trigger Event
(described below), the 120 Broadway Borrower is required to escrow 1/12 of annual real estate taxes, insurance premiums, and $38,000 replacement reserves monthly. The 120 Broadway Borrower is also required to escrow $70,833 monthly on account of ground lease rent. In addition, 120 Broadway Borrower must deposit into a

                                      IV-16

tenant improvement and leasing commission reserve account any funds paid by tenants in connection with lease terminations from time to time. A Cash
Management Trigger Event is defined as either one or both of (a) the occurrence of an Event of Default under the loan agreement or the senior mezzanine loan agreement, or (b) the DSCR falling below 1.20x. If rent is received one month in advance, and is greater than $100,000, the borrower must deposit into a pre-paid rent escrow.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 120 Broadway Loan. The lockbox will remain in place until the 120 Broadway
Loan has been paid in full. Upon the occurrence of a Cash Trap Trigger
(described below), in addition to funding the reserves noted above, all excess funds will be held in a cash trap account. Trapped money will be used solely to fund capital improvements, leasing commissions and tenant improvements, provided an Event of Default does not exist. A Cash Trap Trigger is defined as either one or both of (a) the occurrence of an Event of Default under the loan agreement or the senior mezzanine loan agreement, or (b) the DSCR falling below 1.10x. All amounts in such reserve shall be released at such a time as the DSCR equals or exceeds 1.20x for three consecutive calendar months.

      PROPERTY MANAGEMENT. The 120 Broadway Property is managed by Silverstein
Properties, Inc., a sponsor of the 120 Broadway Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Pursuant to a senior mezzanine loan agreement dated May 9, 2006, Morgan Stanley Mortgage Capital
Inc., as senior mezzanine lender, made a $45,000,000 mezzanine loan to 120
Broadway SM, LLC, the parent of the 120 Broadway Borrower. The parent company of the mezzanine borrower may also obtain additional mezzanine financing, subject to certain conditions, including: (i) the LTV, including the 120 Broadway Loan, shall be at or less than 85%, (ii) the DSCR, including the 120 Broadway Loan and the senior mezzanine loan, shall be not less than 1.20x and (iii) an intercreditor agreement acceptable to the lender. If these conditions or any other listed in the loan agreement are not satisfied, the parent company of the mezzanine borrower may obtain the lender's consent for a mezzanine loan by obtaining rating agency confirmation.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The 120
Broadway Property is additionally encumbered by a $25,000,000 B-Note subordinate to the 120 Broadway Note.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 120 Broadway Loan and the 120
Broadway Property is set forth on Appendix II hereto.

                                      IV-17

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                                      IV-18

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 4-10 -- G&L PORTFOLIO
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-19

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 4-10 -- G&L PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-20

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 4-10 -- G&L PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $142,250,000

CUT-OFF DATE BALANCE:              $142,250,000

LOAN PURPOSE:                      Refinance

SHADOW RATING (FITCH/S&P):         NAP

FIRST PAYMENT DATE:                September 1, 2006

INTEREST RATE:                     6.180%

AMORTIZATION:                      Interest only

ARD:                               August 1, 2016

HYPERAMORTIZATION:                 After the ARD, the loan interest rate steps
                                   up to the greater of (i) 8.68% or (ii) U.S.
                                   Treasury Issue rounded to the nearest basis
                                   point plus 2.5%.

MATURITY DATE:                     August 1, 2046

EXPECTED ARD BALANCE:              $142,250,000

SPONSOR:                           G&L Realty Partnership, L.P.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of July 20, 2009
                                   or 2 years after the REMIC "start-up" day,
                                   with U.S. Treasury defeasance or the payment
                                   of the greater of yield maintenance premium
                                   and 1% of the principal balance thereafter.
                                   Prepayable without penalty from and after
                                   August 1, 2015.

LOAN PER SF:                       $421.75

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Tax:         Springing

                                   Insurance:      Springing

LOCKBOX:                           Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 7 assets

PROPERTY TYPE:                     Various

PROPERTY SUB-TYPE:                 Various

LOCATION:                          See table below

YEAR BUILT/RENOVATED:              See table below

PERCENT LEASED(1):                 96.8%

SQUARE FOOTAGE:                    337,286

THE COLLATERAL:                    6 multi-tenant medical office buildings and 1
                                   retail/parking garage

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               G&L Realty Partnership

3RD MOST RECENT NET OP. INCOME:    $9,369,166

2ND MOST RECENT NET OP. INCOME:    $9,758,349

MOST RECENT NET OP. INCOME:        $10,092,866

U/W NET OP. INCOME:                $11,228,087

U/W NET CASH FLOW:                 $10,714,486

U/W OCCUPANCY:                     97.0%

APPRAISED VALUE:                   $186,400,000

CUT-OFF DATE LTV:                  76.3%

ARD DATE LTV:                      76.3%

DSCR:                              1.20x

POST IO DSCR:                      NAP

--------------------------------------------------------------------------------

(1) Percent Leased is based on the rent roll dated July 20, 2006.

THE G&L PORTFOLIO LOAN

      THE LOAN. The fourth largest loan (the "G&L Portfolio Loan") as evidenced by a Promissory Note A and a Promissory Note B (the "G&L Portfolio Note") is
secured by a first priority fee Deed of Trust and Security Agreement (the "G&L
Portfolio Mortgage") encumbering six medical office buildings and one retail building/parking garage that total 337,286 square feet known as the G&L
Portfolio, located in California (the "G&L Portfolio Property"). The G&L
Portfolio Loan was originated on July 20, 2006 by or on behalf of Principal
Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is comprised of s single purpose, bankruptcy remote, limited liability companies including 435 Bedford LLC, 416 Bedford LLC,
415 Bedford LLC, 405 Bedford LLC, G&L 4150 Regents LLC, G&L Lyons, LLC, and G&L
Sherman Oaks LLC (the "G&L Portfolio Borrower"). Each of the single purpose entities listed previously is solely comprised of G&L Realty Partnership, L.P and each entity owns one of the seven properties (identifiable by the name of the entity) in the portfolio. G&L Realty Partnership L.P. is comprised of the following members: G&L Realty Properties, LLC (general partner and 94.68%),
Daniel Gottlieb (1.92%), Milner Investment Corporation (1.75%) and Steven
Lebowitz (1.65%). G&L Realty Properties, LLC is owned by Daniel Gottlieb (54%)
and Steven Lebowitz (46%), both of which are managing members. The liability carve-outs are guaranteed by G&L Realty Partnership, L.P.

                                      IV-21

      THE PROPERTY. The G&L Portfolio Property is comprised of six medical office buildings and one retail building/parking garage that total 337,286 square feet and 6.87 acres of land. Four of the seven properties are located in
Beverly Hills within "The Golden Triangle" while the other properties are located within Sherman Oaks, La Jolla, and Santa Clarita. The general layout of the properties consist of ground floor retail with the remaining floors being occupied by medical office tenants or in one case, a parking garage. The buildings were constructed between 1946 and 1988 with various renovations between 1984 and 2005. Parking ratios range between 0.00/1,000 square feet and
4.89/1,000 square feet. The Beverly Hills medical office properties do not have on-site parking, however, tenants and visitors can use the parking garages at
415 N Bedford Dr. (part of the G&L Portfolio Property) and 436 N Bedford Dr., which is owned by an affiliate of the G&L Portfolio Borrower. There are also various public parking lots throughout the Golden Triangle area along with street parking. Each of the properties is located within a maximum of 1.5 miles of a major hospital in an established medical office location.

-----------------------------------------------------------------------------------------------------------------
                                                         % OF
                                                         TOTAL
                                          ALLOCATED      LOAN    OWNERSHIP        YEAR         PERCENT   SQUARE
        PROPERTY            LOCATION     LOAN AMOUNT    AMOUNT   INTEREST    BUILT/RENOVATED   LEASED    FOOTAGE
-----------------------------------------------------------------------------------------------------------------

G&L Portfolio - Regents    La Jolla,
  Medical Center           CA            $ 26,180,000    18.4%      Fee        1988 / NAP       99.9%    66,836
-----------------------------------------------------------------------------------------------------------------
G&L Portfolio - 435        Beverly                                            1959, 1969 /
  North Bedford            Hills, CA     $ 25,870,000    18.2%      Fee        1984, 1986      100.0%    55,268
-----------------------------------------------------------------------------------------------------------------
G&L Portfolio - 405        Beverly
  Bedford                  Hills, CA     $ 23,430,000    16.5%      Fee        1948 / 1988      95.9%    47,923
-----------------------------------------------------------------------------------------------------------------
G&L Portfolio - 416        Beverly
  Bedford                  Hills, CA     $ 19,380,000    13.6%      Fee        1946 / 1987      99.4%    41,121
-----------------------------------------------------------------------------------------------------------------
G&L Portfolio - Sherman    Sherman
  Oaks Medical             Oaks, CA      $ 19,000,000    13.4%      Fee        1968 / 1995      93.2%    70,219
-----------------------------------------------------------------------------------------------------------------
G&L Portfolio - Lyons      Santa
  Building                 Clarita, CA   $ 16,560,000    11.6%      Fee        1988 / 2005      93.8%    49,776
-----------------------------------------------------------------------------------------------------------------
G&L Portfolio - 415        Beverly
  Bedford                  Hills, CA     $ 11,830,000     8.3%      Fee        1955 / NAP       88.1%     6,143
-----------------------------------------------------------------------------------------------------------------

(1)   Allocated Loan Amounts are based on the whole loan amount of $142,250,000.

------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE

                                                                                                    CUMULATIVE
                                                                                                    % OF TOTAL
                  # OF        AVERAGE BASE          % OF                       % OF TOTAL BASE     UNDERWRITTEN
                 LEASES        RENT PER SF        TOTAL SF     CUMULATIVE %    RENTAL REVENUES        RENTAL
    YEAR         ROLLING         ROLLING           ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------

   Vacant          11            $ 0.00               3%             3%               0%                 0%
------------------------------------------------------------------------------------------------------------------
     MTM            0            $ 0.00               0%             4%               0%                 0%
------------------------------------------------------------------------------------------------------------------
    2006           24            $35.82              10%            13%              10%                10%
------------------------------------------------------------------------------------------------------------------
    2007           68            $31.34              18%            31%              16%                26%
------------------------------------------------------------------------------------------------------------------
    2008           35            $39.92              16%            47%              18%                44%
------------------------------------------------------------------------------------------------------------------
    2009           23            $39.78              12%            59%              13%                57%
------------------------------------------------------------------------------------------------------------------
    2010           37            $33.25              19%            77%              18%                75%
------------------------------------------------------------------------------------------------------------------
    2011           25            $37.31               9%            86%               9%                84%
------------------------------------------------------------------------------------------------------------------
    2012            4            $57.33               2%            88%               4%                88%
------------------------------------------------------------------------------------------------------------------
    2013            2            $34.70               2%            91%               2%                90%
------------------------------------------------------------------------------------------------------------------
    2014            3            $42.62               1%            92%               2%                92%
------------------------------------------------------------------------------------------------------------------
    2015            4            $39.10               3%            95%               3%                95%
------------------------------------------------------------------------------------------------------------------
2016 & Beyond      10            $34.45               5%           100%               5%               100%
------------------------------------------------------------------------------------------------------------------

                                      IV-22

The following table presents certain information relating to the major tenants at the G&L Portfolio Property:

-------------------------------------------------------------------------------------------------------------------------------
                            CREDIT RATING                                              % OF TOTAL      ANNUALIZED
                               (FITCH/          TENANT                  ANNUALIZED      ANNUALIZED     BASE RENT       LEASE
      TENANT NAME           MOODY'S/S&P)         NRSF      % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)  EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Specialty Surgical Center     --/--/--            6,211       2%       $   357,036          3%          $57.48      08/31/2009
-------------------------------------------------------------------------------------------------------------------------------
UCSD Orthomed                 --/--/--           11,166       3%       $   324,228          3%          $29.04      01/31/2007
-------------------------------------------------------------------------------------------------------------------------------
Fleming & Mayer, MD's         --/--/--            5,141       2%       $   242,784          2%          $47.23      11/30/2008
-------------------------------------------------------------------------------------------------------------------------------
POLA U.S.A., Inc.             --/--/--            2,348       1%       $   232,452          2%          $99.00      10/31/2012
-------------------------------------------------------------------------------------------------------------------------------
Valencia Surgical Center      --/--/--            7,435       2%       $   213,240          2%          $28.68      04/30/2010
-------------------------------------------------------------------------------------------------------------------------------
Triad Inc. & SO Health
  System                      --/--/--            6,148       2%       $   198,204          2%          $32.24      05/31/2010
-------------------------------------------------------------------------------------------------------------------------------
John D. Hofbauer/Laura
  E. Fox                      --/--/--            4,130       1%       $   182,220          2%          $44.12      12/31/2015
-------------------------------------------------------------------------------------------------------------------------------
G&L Realty Corp.              --/--/--            3,880       1%       $   180,624          2%          $46.55      02/28/2018
-------------------------------------------------------------------------------------------------------------------------------
Robert Hutcherson, M.D.       --/--/--            4,005       1%       $   179,472          2%          $44.81      03/31/2008
-------------------------------------------------------------------------------------------------------------------------------
Gary Alter, M.D.              --/--/--            3,429       1%       $   164,052          1%          $47.84      04/30/2009
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           53,893      16%       $ 2,274,312         19%          $42.20
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Other Tenants                    NAP            272,503      81%       $ 9,587,255         81%          $35.18        Various
-------------------------------------------------------------------------------------------------------------------------------
Vacant Space                     NAP             10,890       3%       $         0          0%          $ 0.00          NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          337,286     100%       $11,861,567        100%          $36.34(1)
-------------------------------------------------------------------------------------------------------------------------------

(1)   Total/Weighted Average Annualized Base Rent ($ Per NRSF) excludes vacant space

      ESCROWS AND RESERVES. Upon the occurrence of an event of default, the G&L
Portfolio Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the G&L Portfolio. The lockbox will remain in place until the G&L Portfolio Loan has been paid in full.

      PROPERTY MANAGEMENT. The G&L Portfolio Property is managed by G&L Realty
Partnership which is an affiliate of the G&L Portfolio Borrower. The management agreement is subordinate to the G&L Portfolio Loan. G&L Realty Partnership was
formed in 1976 and is an owner and manager of medical office properties in
Southern California. G&L Realty Partnership owns and manages a total of twelve medical office buildings and one parking facility totaling approximately 688,000 square feet with an overall occupancy of approximately 99.1%.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x, (ii)
lender must approve the mezzanine lender and financing documents and the lender shall enter into an intercreditor agreement with the mezzanine lender and (iii)
the ability to obtain mezzanine debt is personal to the current G&L Portfolio
Borrower and any successor or assign of the G&L Portfolio Borrower under the G&L
Portfolio Loan.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The G&L Portfolio Borrower may request the release of not more than three properties subject to a paydown of the allocated loan amount as stated in the loan documents plus a make whole premium or defeasance of the allocated loan amount. The G&L Borrower must also meet certain conditions, including that anytime after the release of one or more parcels described in the loan documents (i) the DSCR of the remaining properties must be 1.20x or greater and (ii) LTV of the remaining properties must not exceed 76%.

      Certain additional information regarding the G&L Portfolio Loan and the
G&L Portfolio Property is set forth on Appendix II hereto.

                                      IV-23

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                                      IV-24

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             MORTGAGE LOAN NO. 11-13 -- MILLENNIUM RETAIL PORTFOLIO
--------------------------------------------------------------------------------

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                                      IV-25

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 11-13 -- MILLENNIUM RETAIL PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-26

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 11-13 -- MILLENNIUM RETAIL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $110,000,000

CUT-OFF DATE BALANCE:              $109,792,488

LOAN PURPOSE:                      Refinance

SHADOW RATING (FITCH/S&P):         NAP

FIRST PAYMENT DATE:                July 7, 2006

INTEREST RATE:                     5.862%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     June 7, 2016

EXPECTED MATURITY BALANCE:         $93,101,291

SPONSOR:                           Millennium Partners, ERGO
                                   Versicherungsgruppe AG, Provinzial Rheinland
                                   Lebensversicherung AG

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier to occur of (i)
                                   2 years after the REMIC "start-up" day and
                                   (ii) June 1, 2009, with U.S. Treasury
                                   defeasance thereafter. Prepayable without
                                   penalty from and after February 8, 2016.

LOAN PER SF:                       $261.78

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  Other(1):           Springing

LOCKBOX:                           None

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 3 assets

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Unanchored

LOCATION:                          Washington D.C. (2); San Francisco, CA

YEAR BUILT/RENOVATED:              2000-2002 / NAP

PERCENT LEASED(2):                 88.4%

SQUARE FOOTAGE:                    419,403

THE COLLATERAL:                    The commercial condominium units at the
                                   Ritz-Carlton, Washington; the Ritz-Carlton,
                                   Georgetown and the Four Seasons, San
                                   Francisco; and the fee interests in 735
                                   Market Street in San Francisco

OWNERSHIP INTEREST:                Fee / Leasehold

PROPERTY MANAGEMENT:               Millennium Partners California Property
                                   Management LLC and Millennium Partners
                                   Washington Property Management LLC

3RD MOST RECENT NET OP. INCOME:    NAP

2ND MOST RECENT NET OP. INCOME:    $9,235,696

MOST RECENT NET OP. INCOME:        $10,795,657

U/W NET OP. INCOME:                $10,533,309

U/W NET CASH FLOW:                 $9,921,601

U/W OCCUPANCY:                     88.4%

APPRAISED VALUE:                   $187,500,000

CUT-OFF DATE LTV:                  58.6%

MATURITY DATE LTV:                 49.7%

DSCR:                              1.27x

POST IO DSCR:                      NAP

--------------------------------------------------------------------------------

(1)   Borrower is required to escrow lease termination fees. See "Escrows and
      Reserves" section below.

(2)   Based on the underwritten rent roll as of May 1, 2006.

THE MILLENNIUM RETAIL PORTFOLIO LOAN

      THE LOAN. The fifth largest loan (the "Millennium Retail Portfolio Loan")
as evidenced by the Promissory Note (the "Millennium Retail Portfolio Note") is
secured by three properties, each comprising retail and other commercial space attached to luxury hotels (the "Millennium Retail Portfolio Property"). Two properties are located in Washington D.C. (the "Millennium DC" and "Millennium
Georgetown" properties) and the third in San Francisco, California (the
"Millennium SF" property). The Millennium DC property is a condominium interest in a fee estate, the Millennium Georgetown property is a fee estate, and the
Millennium SF property is comprised of a fee estate and a leasehold estate.
These properties are encumbered in the case of the Millennium DC property by a first priority Amended and Restated Deed of Trust and Security Agreement; in the
case of the Millennium Georgetown property by a first priority Amended and
Restated Deed of Trust and Security Agreement; and in the case of the Millennium
San Francisco property by a first priority Fee and Leasehold Deed of Trust and
Security Agreement (collectively, the "Millennium Retail Portfolio Mortgage").
The Millennium Retail Portfolio Loan was originated on June 1, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is a group of single-purpose entities, none of which own any material assets other than the Millennium Retail Portfolio
Property and related interests. The entities are Millennium CAF II LLC in its capacity as trustee of Millennium Washington Commercial Trust and also in its capacity as trustee of Millennium Georgetown Commercial Trust, Millennium
Washington Commercial Co LLC, Millennium Georgetown Commercial Co LLC,
Millennium Market Street I LLC, and CB-1 Commercial Co LLC,

                                      IV-27

jointly and severally (collectively, the "Millennium Retail Portfolio
Borrower"). Each of these entities is owned and controlled by a joint venture among Millennium Partners, LLC and subsidiaries of two German insurance firms,
Provinzial Rheinland Lebensversicherung AG and ERGO Versicherungsgruppe AG.

      THE PROPERTY. The Millennium Retail Portfolio Property is comprised of the
Millennium DC, Millennium Georgetown, and Millennium SF properties. The three properties together comprise 419,403 square feet and are 88.4% leased in the aggregate.

      The Millennium DC property consists of the commercial condominium units at the Ritz-Carlton, Washington at the corner of M Street and 22nd Street in
Washington D.C. The property was built in 2000 and is 93.5% leased to six tenants, the largest of which are Sports Club/LA (98,076 square feet) and CVS
(13,600 square feet). It is comprised of 131,003 square feet of retail space and a 675-space indoor parking garage.

      The Millennium Georgetown property consists of the commercial condominium units at the Ritz-Carlton, Georgetown at 3111 K Street in the Georgetown area of
Washington D.C. The property was built in 2002 and is 100% leased to seven tenants, the largest of which is a 13-screen Loews movie theater (71,762 square feet). It is comprised of 80,265 square feet of retail space and a 360-space parking garage.

      The Millennium SF property consists of (i) the commercial condominium units at the Four Seasons, San Francisco at 737 Market Street in San Francisco,
CA, (ii) a ground leased retail parcel located adjacent to the hotel and (iii)
the fee interests in 735 Market Street in San Francisco, a 29,772 square foot office building (including 7,870 square feet of ground level retail space). The property was built in 2001 and is 80.7% leased. The largest tenant is Sports
Club/LA (114,542 square feet). The ground lease expires in 2046, with two
15-year extension terms. The ground lease may be terminated in the event of the demolition of the adjacent San Francisco Marriott after August 26, 2026.

      In January 2006, an affiliate of Millennium Partners, LLC purchased six
Sports Club/LA facilities, including the two clubs located in the Millennium
Retail Portfolio Property.

--------------------------------------------------------------------------------------------------------------------------
                                             ALLOCATED
                                               LOAN       PROPERTY      OWNERSHIP      YEAR BUILT/                SQUARE
      PROPERTY          LOCATION             AMOUNT(1)      TYPE        INTEREST        RENOVATED     OCCUPANCY   FOOTAGE
--------------------------------------------------------------------------------------------------------------------------

Millennium SF           San Francisco, CA   $51,333,333    Retail    Fee / Leasehold    2001 / NAP      80.7%     208,135
--------------------------------------------------------------------------------------------------------------------------
Millennium DC           Washington D.C.     $38,896,000    Retail          Fee          2000 / NAP      93.5%     131,003
--------------------------------------------------------------------------------------------------------------------------
Millennium Georgetown   Washington D.C.     $19,770,667    Retail          Fee          2002 / NAP     100.0%      80,265
--------------------------------------------------------------------------------------------------------------------------

(1)   Allocated Loan Amounts are based on the whole loan amount of $110,000,000 and in accordance with their appraised value. The allocated loan amount for Millennium SF is $40,000,000 per the mortgage loan documents

------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE

                                                                                 % OF TOTAL       CUMULATIVE % OF
                                 AVERAGE                                        UNDERWRITTEN       UNDERWRITTEN
                  # OF      UNDERWRITTEN BASE    % OF TOTAL     CUMULATIVE      BASE RENTAL         TOTAL BASE
                 LEASES        RENT PER SF       SQUARE FEET       % OF           REVENUES        RENTAL REVENUES
    YEAR         ROLLING         ROLLING           ROLLING      SF ROLLING        ROLLING             ROLLING
------------------------------------------------------------------------------------------------------------------

   Vacant           6            $  0.00             12%            12%               0%                 0%
------------------------------------------------------------------------------------------------------------------
     MTM            0            $  0.00              0%            12%               0%                 0%
------------------------------------------------------------------------------------------------------------------
    2006            0            $  0.00              0%            12%               0%                 0%
------------------------------------------------------------------------------------------------------------------
    2007            3            $ 27.03              2%            14%               2%                 2%
------------------------------------------------------------------------------------------------------------------
    2008            1            $ 36.00              0%            14%               0%                 2%
------------------------------------------------------------------------------------------------------------------
    2009            0            $  0.00              0%            14%               0%                 2%
------------------------------------------------------------------------------------------------------------------
    2010            2            $ 29.49              2%            16%               2%                 4%
------------------------------------------------------------------------------------------------------------------
    2011            1            $ 13.07              4%            19%               2%                 5%
------------------------------------------------------------------------------------------------------------------
    2012            1            $156.60              2%            22%              13%                18%
------------------------------------------------------------------------------------------------------------------
    2013            1            $ 43.46              0%            22%               0%                18%
------------------------------------------------------------------------------------------------------------------
    2014            2            $ 38.52              1%            23%               1%                19%
------------------------------------------------------------------------------------------------------------------
    2015            3            $ 57.91              1%            24%               3%                22%
------------------------------------------------------------------------------------------------------------------
2016 & Beyond       9            $ 31.48             76%           100%              78%               100%
------------------------------------------------------------------------------------------------------------------

                                      IV-28

The following table presents certain information relating to the major tenants at the Millennium Retail Portfolio Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL    ANNUALIZED
                            CREDIT RATING                              ANNUALIZED       ANNUALIZED   UNDERWRITTEN
                               (FITCH/          TENANT                UNDERWRITTEN     UNDERWRITTEN    BASE RENT      LEASE
      TENANT NAME          MOODY'S/S&P)(1)       NRSF     % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Sports Club/LA                --/--/--          212,618      51%       $ 6,800,000         53%         $ 31.98      Various(2)
-------------------------------------------------------------------------------------------------------------------------------
Loews Cinemas                CCC/Caa1/B          71,762      17%       $ 1,750,000         14%         $ 24.39      11/30/2022
-------------------------------------------------------------------------------------------------------------------------------
St. John Knits                --/B1/B+           10,250       2%       $ 1,605,153         13%         $156.60      05/31/2012
-------------------------------------------------------------------------------------------------------------------------------
CVS                         BBB/Baa2/BBB+        13,600       3%       $   584,800          5%         $ 43.00      01/31/2020
-------------------------------------------------------------------------------------------------------------------------------
Golfsmith                      --/B2/B            7,870       2%       $   334,475          3%         $ 42.50      02/28/2020
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          316,100      75%       $11,074,428         86%         $ 35.03
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Other Tenants                    NAP             54,582      13%       $ 1,729,449         14%         $ 31.69        Various
-------------------------------------------------------------------------------------------------------------------------------
Vacant Space                     NAP             48,721      12%       $         0          0%         $  0.00          NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          419,403     100%       $12,803,877        100%         $ 34.54(3)
-------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   The Sports Club/LA is a tenant at both the Millennium DC property and at the Millennium San Francisco property. 98,076 square feet leased at the
      Washington D.C. property expires on October 31, 2020. 114,542 square feet leased at the San Francisco property expires on September 30, 2021.

(3)   Total/Weighted Average Annualized Base Rent ($ Per NRSF) excludes vacant space.

      ESCROWS AND RESERVES. The Millennium Retail Portfolio Borrower must deposit with the lender any lease termination payments, to be released for tenant improvements, leasing commissions and rent shortfalls.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The Millennium SF property is managed by Millennium
Partners California Property Management LLC and the Millennium DC and Millennium
Georgetown properties are managed by Millennium Partners Washington Property
Management LLC, which are affiliates of Millennium Partners. The management agreement is subordinate to the Millennium Retail Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.
However, the Millennium Retail Portfolio Borrower may without the lender's consent grant a lien or otherwise encumber the facade of 735 Market Street, San
Francisco, CA in favor of any governmental authority or non-profit entity for purposes of gaining historical preservation tax credits or deductions.

      RELEASE OF PARCELS. From and after the earlier to occur of (i) the second anniversary of the REMIC start-up date and (ii) June 1, 2009, the Millennium
Retail Portfolio Borrower may obtain the release of (1) the parking garage located at the Ritz-Carlton, Washington (which has an allocated loan amount of
$11,000,000), (2) the parking garage located at the Ritz-Carlton, Georgetown
(which has an allocated loan amount of $15,000,000), (3) the ground leased parcel at the Millennium SF property (which has an allocated loan amount of
$12,000,000) or (4) the entire Millennium SF property (which has an allocated loan amount of $40,000,000, or $25,000,000 if the ground leased parcel at the property has previously been released or defeased), provided certain conditions are met, including: (i) delivery of defeasance collateral in the amount of 125%
of the applicable foregoing allocated loan amount (100% of the allocated loan amount in the case of the entire Millennium SF property), (ii) the DSCR is not reduced as a result of such partial defeasance, (iii) the LTV is not increased as a result of such defeasance and (iii) delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the partial defeasance.

      Also, the Millennium Retail Portfolio Borrower may also obtain a partial release prior to the second anniversary of the REMIC "start up" with respect to either (1) the entire Millennium SF property or (2) the ground leased parcel at the Millennium SF property, provided that, among other conditions, (i) no event of default is continuing, (ii) borrower pays (a) $40,000,000 with respect to the entire Millennium SF property or (b) $15,000,000 with respect to the ground leased parcel at the Millennium SF property and (iii) borrower pays a yield maintenance premium with respect to the amount described in the preceding clause.

      In addition, at any time, the Millennium Retail Portfolio Borrower may convert its fee interests in 735 Market Street to a condominium regime and obtain release of the 5th and 6th floors of the property, provided certain conditions are met as provided in the loan agreement. No rent has been underwritten from this space and no appraised value has been attributed to it.

      Certain additional information regarding the Millennium Retail Portfolio
Loan and the Millennium Retail Portfolio Property is set forth on Appendix II hereto.

                                      IV-29

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                                      IV-30

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 -- 80 BROAD STREET
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      IV-31

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 -- 80 BROAD STREET
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-32

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 -- 80 BROAD STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $75,000,000

CUT-OFF DATE BALANCE:              $75,000,000

LOAN PURPOSE:                      Refinance

SHADOW RATING (FITCH/S&P):         NAP

FIRST PAYMENT DATE:                July 9, 2006

INTEREST RATE:                     6.3167%

AMORTIZATION:                      Interest only through June 9, 2011. Principal
                                   and interest payments of $465,046.00
                                   beginning July 9, 2011 through the maturity
                                   date.

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     June 9, 2016

EXPECTED MATURITY BALANCE:         $70,546,503

SPONSOR:                           Kent M. Swig

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of June 9, 2009
                                   or 2 years after the REMIC "start-up" day,
                                   with U.S. Treasury defeasance thereafter.
                                   Prepayable at par from and after March 9,
                                   2016.

LOAN PER SF:                       $188.69

UP-FRONT RESERVES:                 Insurance:         $211,394

                                   Cap Ex:            $4,500,000

                                   TI/LC:             $4,500,000

                                   Other(1):          $500,000

ONGOING RESERVES:                  RE Tax:            $112,219 / month

                                   Insurance:         $26,424 / month

                                   TI/LC:             Springing

LOCKBOX:                           Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          New York, NY

YEAR BUILT/RENOVATED:              1935 / 2006

PERCENT LEASED(2):                 83.3%

SQUARE FOOTAGE:                    397,485

THE COLLATERAL:                    36-story office building

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Swig Equities, LLC

3RD MOST RECENT NET OP. INCOME:    NAP

2ND MOST RECENT NET OP. INCOME:    NAP

MOST RECENT NET OP. INCOME:        $5,551,411

U/W NET OP. INCOME:                $6,202,670

U/W NET CASH FLOW:                 $6,143,445

U/W OCCUPANCY(3):                  91.5%

APPRAISED VALUE:                   $113,500,000

CUT-OFF DATE LTV:                  66.1%

MATURITY DATE LTV:                 62.2%

DSCR(3):                           1.28x

POST IO DSCR(3):                   1.10x

--------------------------------------------------------------------------------

(1)   Debt Service Reserve. See "Escrows and Reserves" below.

(2)   Occupancy is based on the rent roll dated July 10, 2006.

(3)   Underwriting gives credit to approximately 32,676 square feet of master leased space (through a "Contribution Agreement") guaranteed by the loan sponsor, Kent M. Swig. The master leased space generates approximately
      $720,922 of UCF.

THE 80 BROAD STREET LOAN

      THE LOAN. The sixth largest loan (the "80 Broad Street Loan") as evidenced by the Promissory Note (the "80 Broad Street Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage, Assignment of Leases
and Rents and Security Agreement (the "80 Broad Street Mortgage") encumbering the 397,485 square foot office building known as 80 Broad Street, located in New
York, New York (the "80 Broad Street Property"). The 80 Broad Street Loan was
originated on June 9, 2006 by or on behalf of Morgan Stanley Mortgage Capital
Inc.

      THE BORROWER. The borrower is 80 Broad, LLC, a Delaware limited liability company (the "80 Broad Street Borrower") that owns no material asset other than the 80 Broad Street Property and related interests. The 80 Broad Street Borrower is a bankruptcy-remote special purpose entity, and is indirectly controlled by the sponsor of the 80 Broad Street Loan, Kent M. Swig. Mr. Swig is the President
of Swig Equities, LLC, a real estate development, investment and management firm. He is also the chairman of Swig Company, which owns approximately 11 million square feet of commercial property.

                                      IV-33

      THE PROPERTY. The 80 Broad Street Property is located in New York, New
York, at the corner of William and Broad Streets, in downtown Manhattan. The 80
Broad Street Property was originally constructed in 1935 and renovated in 2006.
It consists of a 397,485 rentable square foot, thirty-six story, art deco style office building. The 80 Broad Street Property is situated on approximately 0.30 acres and includes no parking spaces.

------------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE(1)

                                                                                    % OF          CUMULATIVE % OF
                                 AVERAGE                                        UNDERWRITTEN       UNDERWRITTEN
                  # OF      UNDERWRITTEN BASE    % OF TOTAL                      TOTAL BASE            TOTAL
                 LEASES        RENT PER SF       SQUARE FEET   CUMULATIVE %    RENTAL REVENUES      BASE RENTAL
    YEAR         ROLLING         ROLLING           ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------

   Vacant          10            $ 0.00              17%            17%               0%                 0%
------------------------------------------------------------------------------------------------------------------
     MTM            0            $ 0.00               0%            17%               0%                 0%
------------------------------------------------------------------------------------------------------------------
    2006            5            $24.76               3%            19%               3%                 3%
------------------------------------------------------------------------------------------------------------------
    2007            3            $16.82               5%            24%               4%                 7%
------------------------------------------------------------------------------------------------------------------
    2008            6            $25.28               5%            30%               6%                13%
------------------------------------------------------------------------------------------------------------------
    2009            5            $26.18               6%            35%               7%                20%
------------------------------------------------------------------------------------------------------------------
    2010            9            $29.30              18%            53%              24%                43%
------------------------------------------------------------------------------------------------------------------
    2011            9            $25.07              25%            79%              29%                72%
------------------------------------------------------------------------------------------------------------------
    2012            2            $24.27               4%            83%               5%                77%
------------------------------------------------------------------------------------------------------------------
    2013            6            $27.26               7%            90%               9%                86%
------------------------------------------------------------------------------------------------------------------
    2014            3            $24.07               5%            96%               6%                92%
------------------------------------------------------------------------------------------------------------------
    2015            3            $49.17               2%            97%               3%                95%
------------------------------------------------------------------------------------------------------------------
2016 & Beyond       5            $34.87               3%           100%               5%               100%
------------------------------------------------------------------------------------------------------------------

(1)   The Lease Rollover Schedule does not reflect the approximately 32,676 square feet of master lease space as occupied. The master lease is in place in whole or part until the subject property is approximately 91.5%
      leased.

The following table presents certain information relating to the major tenants at the 80 Broad Street Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL     ANNUALIZED
                            CREDIT RATING                              ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                               (FITCH/         TENANT                 UNDERWRITTEN    UNDERWRITTEN    BASE RENT        LEASE
      TENANT NAME          MOODY'S/S&P)(1)      NRSF      % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

HQ Global Workplaces(2)       --/--/--           42,390      11%       $  649,980           7%          $15.33      08/31/2011
-------------------------------------------------------------------------------------------------------------------------------
Aegis Communications          --/--/--           24,098       6%       $  576,646           7%          $23.93      05/31/2011
-------------------------------------------------------------------------------------------------------------------------------
LVI Services                  --/--/--           14,130       4%       $  561,402           6%          $39.73      08/31/2011
-------------------------------------------------------------------------------------------------------------------------------
Affiliated Computer                              14,330       4%       $  395,640           5%          $27.61      03/31/2010
-------------------------------------------------------------------------------------------------------------------------------
Services                      --/--/--
-------------------------------------------------------------------------------------------------------------------------------
Burchman, Terrio              --/--/--           12,549       3%       $  293,450           3%          $23.38      12/31/2012
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          107,497      27%       $2,477,118          28%          $23.04
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Other Tenants                    NAP            223,459      56%       $6,272,912          72%          $28.07        Various
-------------------------------------------------------------------------------------------------------------------------------
Vacant Space                     NAP             66,529      17%       $        0           0%          $ 0.00          NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          397,485     100%       $8,750,030         100%          $26.44(3)
-------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   The HQ Global Workplaces tenant has three separate leases that all expire on the same date. The information above represents a total of all three leases.

(3)   Total/Weighted Average Annualized Base Rent ($ Per NRSF) excludes vacant space.

      ESCROWS AND RESERVES. Upfront reserves were deposited at the closing for tenant improvements/leasing commissions, insurance premiums, capital expenditures, and debt service payments. Additionally, the 80 Broad Street
Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums. The amounts shown are the current monthly collections. In the event that the reserve for tenant improvements/leasing commissions falls below
$1,000,000, the 80 Broad Street Borrower is required to escrow additional funds in the amount of $166,000 (or such lesser amount as is necessary to increase the reserve funds to the $1,000,000 threshold) on a monthly basis for the deficient amount. On January 1, 2010, the minimum TI/LC balance will increase to
$3,500,000. In addition, the 80 Broad Street Borrower must deposit with the lender any lease termination payments, to be released for tenant improvements, leasing commissions and rent shortfalls.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 80 Broad Street Loan. The lockbox will remain in place until the 80 Broad
Street Loan has been paid in full.

      PROPERTY MANAGEMENT. The 80 Broad Street Property is managed by Swig
Equities, LLC, which is an affiliate of the 80 Broad Street Borrower. The management agreement is subordinate to the 80 Broad Street Loan.

                                      IV-34

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent company of the 80 Broad Street Borrower, 80 Broad Street Mezz, LLC, has obtained mezzanine financing in the amount of $12,500,000. An intercreditor agreement is in effect between the lender and the mezzanine loan lender.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 80 Broad Street Loan and the
80 Broad Street Property is set forth on Appendix II hereto.

                                      IV-35

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-36

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 15 -- WEBERSTOWN MALL
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-37

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 15 -- WEBERSTOWN MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-38

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 15 -- WEBERSTOWN MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-39

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 15 -- WEBERSTOWN MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $60,000,000

CUT-OFF DATE BALANCE:              $60,000,000

LOAN PURPOSE:                      Refinance

                      SHADOW RATING (FITCH/S&P): BBB-/BBB-

FIRST PAYMENT DATE:                July 8, 2006

INTEREST RATE:                     5.901%

AMORTIZATION:                      Interest only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     June 8, 2016

EXPECTED MATURITY BALANCE:         $60,000,000

SPONSOR:                           Glimcher Realty Trust

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of May 25, 2009
                                   or 2 years after the REMIC "start-up" day,
                                   with U.S. Treasury defeasance thereafter.
                                   Prepayable without penalty from and after
                                   March 8, 2016.

LOAN PER SF:                       $99.12

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Tax:                Springing

                                   Insurance:             Springing

                                TI/LC: Springing

LOCKBOX:                           Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Stockton, California

YEAR BUILT/RENOVATED:              1965 / 1992, 1997

PERCENT LEASED(1):                 98.5%

SQUARE FOOTAGE:                    605,346

THE COLLATERAL:                    Regional shopping mall

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Glimcher Properties Limited Partnership

3RD MOST RECENT NET OP. INCOME:    $5,119,426

2ND MOST RECENT NET OP. INCOME:    $6,002,666

MOST RECENT NET OP. INCOME:        $6,308,114

U/W NET OP. INCOME:                $8,032,049

U/W NET CASH FLOW:                 $7,763,223

U/W OCCUPANCY:                     98.5%

APPRAISED VALUE:                   $101,600,000

CUT-OFF DATE LTV:                  59.1%

MATURITY DATE LTV:                 59.1%

DSCR:                              2.16x

POST IO DSCR:                      NAP

--------------------------------------------------------------------------------

(1) Percent Leased is based on the rent roll dated May 1, 2006.

THE WEBERSTOWN MALL LOAN

      THE LOAN. The seventh largest loan (the "Weberstown Mall Loan") as evidenced by the Promissory Note (the "Weberstown Mall Note") is secured by a first priority fee Deed of Trust, Security Agreement and Fixture Filing (the
"Weberstown Mall Mortgage") encumbering the 605,346 square foot regional shopping center known as Weberstown Mall, located in Stockton, California (the
"Weberstown Mall Property"). The Weberstown Mall Loan was originated on May 25,
2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is WTM Glimcher, LLC, a Delaware limited liability company (the "Weberstown Mall Borrower") that owns no material asset other than the Weberstown Mall Property and related interests. The Weberstown
Mall Borrower is a subsidiary of Glimcher Realty Trust, the sponsor of the
Weberstown Mall Loan. Glimcher Realty Trust is a retail real estate investment trust that owns, acquires, develops and manages regional and super-regional malls and community shopping centers throughout the United States. Based in
Columbus, Ohio, Glimcher Realty Trust is publicly traded on the New York Stock
Exchange under the symbol "GRT."

      THE PROPERTY. The Weberstown Mall Property is located in Stockton,
California at 4950 Pacific Avenue. The Weberstown Mall Property is located at the busiest intersection in Stockton, a town 90 miles from downtown San
Francisco in California's Central Valley. It was originally constructed in 1965 and was renovated in both 1992 and 1997. Consisting of an 859,323 square foot, one-story enclosed mall, the Weberstown Mall Property is situated on approximately 59 acres and includes 4,144 parking spaces. The Weberstown Mall
Property is anchored by Dillard's, JC Penney and Sears. The Dillard's store is owned by Dillard's and is not part of the collateral for the Weberstown Mall
Loan. Comparable in-line sales were $401 per square foot in 2005, up from $375 per square foot in 2004. Occupancy costs were 9.5% during 2005.

                                      IV-40

------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE

                                                                                    % OF          CUMULATIVE % OF
                                 AVERAGE                                        UNDERWRITTEN       UNDERWRITTEN
                  # OF        UNDERWRITTEN       % OF TOTAL                      TOTAL BASE            TOTAL
                 LEASES       BASE RENT PER      SQUARE FEET   CUMULATIVE %    RENTAL REVENUES      BASE RENTAL
    YEAR         ROLLING       SF ROLLING          ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------

   Vacant           2            $ 0.00               1%             1%               0%                 0%
------------------------------------------------------------------------------------------------------------------
     MTM            0            $ 0.00               0%             1%               0%                 0%
------------------------------------------------------------------------------------------------------------------
    2006            6            $37.29               1%             3%               6%                 6%
------------------------------------------------------------------------------------------------------------------
    2007            6            $33.21               2%             5%               8%                14%
------------------------------------------------------------------------------------------------------------------
    2008            9            $21.75               5%            10%              13%                27%
------------------------------------------------------------------------------------------------------------------
    2009            8            $ 3.63              37%            47%              15%                42%
------------------------------------------------------------------------------------------------------------------
    2010            7            $31.53               3%            50%              10%                52%
------------------------------------------------------------------------------------------------------------------
    2011           12            $24.21               6%            56%              17%                69%
------------------------------------------------------------------------------------------------------------------
    2012            4            $48.44               1%            58%               7%                76%
------------------------------------------------------------------------------------------------------------------
    2013            5            $ 1.45              35%            92%               6%                82%
------------------------------------------------------------------------------------------------------------------
    2014            3            $ 8.61               3%            95%               3%                85%
------------------------------------------------------------------------------------------------------------------
    2015            4            $26.09               2%            97%               6%                91%
------------------------------------------------------------------------------------------------------------------
2016 & Beyond       6            $28.84               3%           100%               9%               100%
------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Weberstown Mall Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL     ANNUALIZED
                            CREDIT RATING                              ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                               (FITCH/         TENANT                 UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME          MOODY'S/S&P)(1)      NRSF      % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION(2)
---------------------------------------------------------------------------------------------------------------------------------

Barnes & Noble                 --/--/--         29,493        5%       $  449,768           8%         $ 15.25        01/31/2009
---------------------------------------------------------------------------------------------------------------------------------
Old Navy                    BBB-/Baa3/BBB-      18,647        3%       $  280,000           5%         $ 15.02        01/31/2011
---------------------------------------------------------------------------------------------------------------------------------
Gap/Gap Kids                BBB-/Baa3/BBB-      12,733        2%       $  222,828           4%         $ 17.50        01/31/2008
---------------------------------------------------------------------------------------------------------------------------------
Zale's Jewelers                --/--/--          1,590        0%       $  159,000           3%         $100.00        12/31/2012
---------------------------------------------------------------------------------------------------------------------------------
California Pizza Kitchen       --/--/--          5,000        1%       $  138,000           3%         $ 27.60        09/30/2018
---------------------------------------------------------------------------------------------------------------------------------
Finish Line                    --/--/--          6,097        1%       $  121,940           2%         $ 20.00        02/28/2010
---------------------------------------------------------------------------------------------------------------------------------
American Eagle                 --/--/--          5,534        1%       $  110,680           2%         $ 20.00        01/31/2013
Outfitters
---------------------------------------------------------------------------------------------------------------------------------
Footaction USA                 --/--/--          4,075        1%       $  110,025           2%         $ 27.00        08/31/2007
---------------------------------------------------------------------------------------------------------------------------------
Victoria's Secret              --/--/--          5,138        1%       $  102,760           2%         $ 20.00        08/31/2010
---------------------------------------------------------------------------------------------------------------------------------
Lenscrafters                   --/--/--          6,760        1%       $   87,880           2%         $ 13.00        01/31/2009
---------------------------------------------------------------------------------------------------------------------------------
JC Penney                      --/--/--        180,000       30%       $   36,000           1%         $  0.20        03/31/2009
---------------------------------------------------------------------------------------------------------------------------------
Sears                          --/--/--        196,000       32%               $0           0%         $  0.00        01/31/2013
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         471,067       78%       $1,818,881          34%         $  3.86
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Other Tenants                     NAP          125,389       21%       $3,546,038          66%         $ 28.28         Various
---------------------------------------------------------------------------------------------------------------------------------
Vacant Space                      NAP            8,890        1%       $        0           0%         $  0.00           NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         605,346      100%       $5,364,919         100%         $  8.99(2)
---------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Total/Weighted Average Annualized Base Rent ($ Per NRSF) excludes vacant space.

      ESCROWS AND RESERVES. Upon the occurrence of a Trigger Event and upon the continuance of a trigger period, (a) the Weberstown Mall Borrower is required to deposit (a) all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account
1/12 of the total annual amount monthly; and (b) $15,000 monthly into a tenant improvement and leasing commission reserve. In addition, the Weberstown Mall
Borrower must deposit with the lender any lease termination payments, to be released for tenant improvements, leasing commissions and rent shortfalls. A
Trigger Event is defined as an event of default under the Weberstown Mall Loan or the DSCR (assuming a 9% loan constant) falling below 1.20x. The trigger period shall expire when the event of default is cured and the DSCR exceeds this threshold for six consecutive months.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Weberstown Mall Loan. The lockbox will remain in place until the Weberstown
Mall Loan is paid in full.

      PROPERTY MANAGEMENT. The Weberstown Mall Property is managed by Glimcher
Properties Limited Partnership, an affiliate of the Borrower. The management agreement is subordinate to the Weberstown Mall Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

                                      IV-41

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The Weberstown Mall Borrower may obtain a release of a designated, unimproved expansion outparcel, without any required prepayment of the Weberstown Mall Loan, provided the Weberstown Mall Borrower satisfies certain conditions contained in the loan documents. Under certain circumstances, the Weberstown Mall Borrower may provide a substitute parcel as additional collateral, if necessary in order to satisfy the Weberstown Mall Loan release requirements.

      Certain additional information regarding the Weberstown Mall Loan and the
Weberstown Mall Property is set forth on Appendix II hereto.

                                      IV-42

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 16 -- GATEWAY SHOPPING CENTER
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-43

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 16 -- GATEWAY SHOPPING CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-44

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 16 -- GATEWAY SHOPPING CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-45

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 16 -- GATEWAY SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $60,000,000

CUT-OFF DATE BALANCE:              $60,000,000

LOAN PURPOSE:                      Acquisition

SHADOW RATING (FITCH/S&P):         NAP

FIRST PAYMENT DATE:                August 3, 2006

INTEREST RATE:                     6.260%

AMORTIZATION:                      Interest only

ARD:                               July 1, 2016

HYPERAMORTIZATION:                 After the ARD, the loan interest rate steps
                                   up to the greater of (i) 8.260% or (ii) the
                                   10 year on the run U.S. Treasury Issue
                                   rounded to the nearest basis point plus 2.0%.

MATURITY DATE:                     July 1, 2036

EXPECTED ARD BALANCE:              $60,000,000

SPONSOR:                           Allan R. Adelson, Peter Karmanos, Jr., Marcus
                                   Ernst, Jeffrey Surnow

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of June 27, 2010
                                   or 2 years after the REMIC "start-up" day,
                                   with U.S. Treasury defeasance thereafter.
                                   Prepayable without penalty from and after
                                   June 3, 2016.

LOAN PER SF:                       $232.70

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Tax:            Springing

                                   Insurance:         Springing

                                   Other(1):          Springing

LOCKBOX:                           Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          West Bloomfield, MI

YEAR BUILT/RENOVATED:              1999-2001 / NAP

PERCENT LEASED(2):                 92.2%

SQUARE FOOTAGE:                    257,844

THE COLLATERAL:                    Multi-tenant anchored retail center

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Commercial Financial Management

3RD MOST RECENT NET OP. INCOME:    $4,219,614

2ND MOST RECENT NET OP. INCOME:    $4,354,167

MOST RECENT NET OP. INCOME:        $3,848,805

U/W NET OP. INCOME:                $4,702,007

U/W NET CASH FLOW:                 $4,585,079

U/W OCCUPANCY:                     97.5%

APPRAISED VALUE:                   $75,750,000

CUT-OFF DATE LTV:                  79.2%

MATURITY DATE LTV:                 79.2%

DSCR:                              1.20x

POST IO DSCR:                      NAP

--------------------------------------------------------------------------------

(1) See `Escrows and Reserves' section below.

(2) Percent Leased is based on the rent roll dated June 23, 2006.

THE GATEWAY SHOPPING CENTER LOAN

      THE LOAN. The eighth largest loan ("The Gateway Center Loan") as evidenced by the Secured Promissory Note ( "The Gateway Center Note") is secured by a first priority fee Mortgage and an Assignment of Leases and Rents ("The Gateway
Center Mortgage") encumbering the 257,844 square foot anchored retail building known as The Gateway Center, located in West Bloomfield, Michigan ("The Gateway
Center Property"). The Gateway Center Loan was originated on June 27th, 2006 by or on behalf of Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is Gateway Center, LLC, a double SPE ("The
Gateway Center Borrower"). The Gateway Center Borrower is owned 99% by
14/Orchard Partners, LLC and 1% by 14/Orchard Partners, Inc. Both of these entities are comprised of identical ownership interests which include: Markus
Ernst (30%), Jeffrey Surnow (17.5%), Allan Adelson (17.5%), Peter Karmanos
(25%), Cindy Shaffran (5%) and Michael Surnow (5%). The liability carve-outs are guaranteed by Allan Adelson.

      THE PROPERTY. The Gateway Center Property is an anchored retail center built from 1999-2001, with Kohl's, Whole Foods and Walgreens as the primary anchors of the property. The Gateway Center Property consists of 33.97 acres of land, as well as 272,880 square feet of improvements (this includes 101,536 square feet that is on ground leases). Parking is provided for 1,571 vehicles
(5.76/1,000

                                      IV-46

square feet). The subject is located at 7130-7440 Orchard Lake Road, on the northwest corner of Orchard Lake Road and 14 Mile Road, in West Bloomfield,
Michigan. West Bloomfield is located in south central Oakland County, approximately 23 miles northwest of downtown Detroit. Demographic reports for
2006 estimate within a 3 and 5-mile radius of West Bloomfield a population of
63,941 and 159,850, with median household incomes of $94,559 and $85,142 respectively. Access to the property is via five curb cuts, two from 14 Mile
Road and three from Orchard Lake Road.

-------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE

                  # OF        AVERAGE BASE                      CUMULATIVE     % OF TOTAL BASE    CUMULATIVE % OF
                 LEASES       RENT PER SF        % OF TOTAL      % OF SF       RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR         ROLLING        ROLLING          SF ROLLING      ROLLING           ROLLING       REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------

   Vacant           1            $ 0.00               8%             8%               0%                 0%
-------------------------------------------------------------------------------------------------------------------
     MTM            0            $ 0.00               0%             8%               0%                 0%
-------------------------------------------------------------------------------------------------------------------
    2006            0            $ 0.00               0%             8%               0%                 0%
-------------------------------------------------------------------------------------------------------------------
    2007            1            $30.52               3%            11%               5%                 5%
-------------------------------------------------------------------------------------------------------------------
    2008            1            $33.95               1%            12%               3%                 8%
-------------------------------------------------------------------------------------------------------------------
    2009            0            $ 0.00               0%            12%               0%                 8%
-------------------------------------------------------------------------------------------------------------------
    2010            1            $33.00               1%            13%               1%                10%
-------------------------------------------------------------------------------------------------------------------
    2011            2            $33.52               2%            15%               4%                14%
-------------------------------------------------------------------------------------------------------------------
    2012            1            $21.45              10%            25%              14%                28%
-------------------------------------------------------------------------------------------------------------------
    2013            0            $ 0.00               0%            25%               0%                28%
-------------------------------------------------------------------------------------------------------------------
    2014            0            $ 0.00               0%            25%               0%                28%
-------------------------------------------------------------------------------------------------------------------
    2015            1            $18.50              15%            40%              17%                44%
-------------------------------------------------------------------------------------------------------------------
2016 & Beyond       4            $14.91              60%           100%              56%               100%
-------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Gateway Shopping Center Property:

--------------------------------------------------------------------------------------------------------------------------------
                            CREDIT RATING                                             % OF TOTAL      ANNUALIZED
                               (FITCH/         TENANT                  ANNUALIZED     ANNUALIZED      BASE RENT        LEASE
     TENANT NAME           MOODY'S/S&P)(1)      NRSF      % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Kohl's                        A/A3/BBB+        86,500        34%        $  903,925        22%          $ 10.45      01/31/2026
--------------------------------------------------------------------------------------------------------------------------------
Linens 'N Things               B-/B3/B         37,391        15%        $  691,734        17%          $ 18.50      01/31/2015
--------------------------------------------------------------------------------------------------------------------------------
Whole Foods Market          --/Baa3/ BBB-      35,292        14%        $  582,318        14%          $ 16.50      12/31/2019
--------------------------------------------------------------------------------------------------------------------------------
DSW Shoe Warehouse            --/--/--         26,797        10%        $  574,800        14%          $ 21.45      01/31/2012
--------------------------------------------------------------------------------------------------------------------------------
Walgreens                     --/Aa3/A+        15,053         6%        $  453,600        11%          $ 30.13      12/31/2059
--------------------------------------------------------------------------------------------------------------------------------
PetsMart                      --/Ba2/BB        18,929         7%        $  383,316         9%          $ 20.25      04/30/2016
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        219,962        85%        $3,589,693        86%          $ 16.32
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Other Tenants                    NAP           17,668         7%        $  571,983        14%          $ 32.37        Various
--------------------------------------------------------------------------------------------------------------------------------
Vacant Space                     NAP           20,214         8%        $        0         0%          $  0.00          NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        257,844       100%        $4,161,676       100%          $ 17.51(2)
--------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease

(2)   Total/Weighted Average Annualized Base Rent ($ Per NRSF) excludes vacant space.

      ESCROWS AND RESERVES. In the event the DSCR falls below 1.15x, the Gateway
Shopping Center Borrower shall pay a monthly amount equal to the aggregate net rentable area of the premises times $1.00. Upon the occurrence of an event of default, the Gateway Shopping Center Borrower is required to deposit monthly
1/12 of the estimated annual taxes and insurance premium costs. The Gateway
Shopping Center Borrower has assigned to the Lender an escrow between the
Gateway Shopping Center Borrower and the seller of the property. The seller has deposited $1,700,000 with the title company that is being held until Staples is paying rent and in occupancy. Monthly disbursements will be made to Gateway
Shopping Center Borrower in the amount of $33,980 (Staples monthly rent) plus taxes, insurance and CAM charges attributable to the Staples space every month
(total of $36,123.85) until Staples, or a replacement tenant, is paying rent and in occupancy. Leasing expenses (including, without limitation, all tenant improvement costs and leasing commissions payable to unrelated third parties) in order for Staples to take occupancy and begin paying rent will also be drawn from this escrow. Staples has not yet executed a lease, but does have a signed
LOI. The seller has deposited $1,135,000 with the title company that is being held until PetsMart is paying rent and in occupancy. Monthly disbursements will be made to Gateway Shopping Center Borrower in the amount of $31,942.69 (monthly rent of PetsMart) plus taxes, insurance and CAM charges attributable to the
PetsMart space every month (total of $34,126.02) until PetsMart, or a replacement tenant, is paying rent and in occupancy. Tenant Improvements not to exceed $851,805 ($45/square foot) will also be drawn from this escrow.

                                      IV-47

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Gateway Shopping Center. The lockbox will remain in place until the Gateway
Shopping Center Loan is paid in full.

      PROPERTY MANAGEMENT. The Gateway Center Property is managed by Commercial
Financial Management (CFM) which is an affiliate of The Gateway Center Borrower.
The management agreement is subordinate to The Gateway Center Loan. CFM is owned by Allan Adelson. CFM manages 16 properties totaling over 1,741,000 square feet and specializes in office buildings and retail centers.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 85% and DSCR less than 1.15x, (ii) the lender must approve the mezzanine lender and financing documents and the lender shall enter into an intercreditor agreement with mezzanine lender and (iii) the ability to obtain mezzanine debt is personal to the current Gateway Shopping
Center Borrower and any successor or assign of the Gateway Shopping Center
Borrower under the loan.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS.  Not allowed.

      Certain additional information regarding the Gateway Shopping Center Loan and the Gateway Shopping Center Property is set forth on Appendix II hereto.

                                      IV-48

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 17 -- 633 INDIANA AVENUE NW
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-49

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 17 -- 633 INDIANA AVENUE NW
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-50

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 17 -- 633 INDIANA AVENUE NW
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $53,000,000

CUT-OFF DATE BALANCE:              $53,000,000

LOAN PURPOSE:                      Refinance

SHADOW RATING (FITCH/S&P):         NAP

FIRST PAYMENT DATE:                July 1, 2006

INTEREST RATE:                     6.000%

AMORTIZATION:                      Interest only

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     June 1, 2016

EXPECTED MATURITY BALANCE:         $53,000,000

SPONSORS:                          Charles A. Gravely & Shelton Zuckerman

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of June 1, 2011
                                   or 2 years after the REMIC "start-up" day,
                                   with U.S. Treasury defeasance, or the greater
                                   of yield maintenance or 1%. Prepayable
                                   without penalty on June 1, 2016.

LOAN PER SF:                       $368.75

UP-FRONT RESERVES:                 Other(1):          $2,800,000

ONGOING RESERVES:                  RE Tax:            Springing

                                   Insurance:         Springing

                                   Cap Ex:            Springing

                                   TI/LC:             Springing

                                   Other(1):          Springing

LOCKBOX:                           Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          Washington D.C.

YEAR BUILT/RENOVATED:              1963 / 1999

PERCENT LEASED(2):                 100.0%

SQUARE FOOTAGE:                    143,730

THE COLLATERAL:                    12-story office building

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Zuckerman Gravely Management, Inc.

3RD MOST RECENT NET OP. INCOME:    $4,271,157

2ND MOST RECENT NET OP. INCOME:    $4,324,541

MOST RECENT NET OP. INCOME:        $4,397,202

U/W NET OP. INCOME:                $4,326,666

U/W NET CASH FLOW:                 $4,034,894

U/W OCCUPANCY:                     100.0%

APPRAISED VALUE:                   $71,500,000

CUT-OFF DATE LTV:                  74.1%

MATURITY DATE LTV:                 74.1%

DSCR:                              1.25x

POST IO DSCR:                      NAP

--------------------------------------------------------------------------------

(1) CSOSA Reserve Funds. See "Escrows and Reserves" below.

(2) Percent Leased is based on the rent roll dated May 26, 2006.

THE 633 INDIANA NW LOAN

      THE LOAN. The ninth largest loan (the "633 Indiana Loan") as evidenced by the Promissory Note (the "633 Indiana Note") is secured by a first priority fee
Deed of Trust and Security Agreement (the "633 Indiana Mortgage") encumbering the 143,730 square foot urban office building known as 633 Indiana Avenue, NW, located in Washington, District of Columbia (the "633 Indiana Property"). The
633 Indiana Loan was originated on June 1, 2006 by or on behalf of Morgan
Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is Indiana Associates, a District of Columbia limited partnership (the "633 Indiana Borrower") that owns no material asset other than the 633 Indiana Property and related interests. The 633 Indiana
Borrower is controlled by Charles A. Gravely (43.48%) and Shelton Zuckerman
(56.52%), the sponsors of the 633 Indiana Loan. Gravely and Zuckerman own
Zuckerman Gravely Development, Inc., a full service real estate company with experience in property management, development, leasing, finance and construction. The 633 Indiana Borrower is related to the borrower for the 601
Indiana Avenue NW property, which is also in this mortgage pool.

      THE PROPERTY. The 633 Indiana Property is located in Washington, District of Columbia, at 633 Indiana Avenue, NW. The 633 Indiana Property was originally constructed in 1963 and renovated in 1999. It consists of a 143,730 square foot,
12-story office building. The 633 Indiana Property is situated on approximately
0.33 acres and includes 42 parking spaces. The building is located approximately

                                      IV-51

1/10th of one mile from the D.C. and U.S. Courthouses. It has views of the
National Archives Building and the Washington Monument and has been occupied since 1998 by the United States of America, Court Services and Offender
Supervisory Agency ("CSOSA"). CSOSA occupies 100% of the property under three
GSA leases, all expiring on February 7, 2009.

      ESCROWS AND RESERVES. Upon the occurrence and continuance of an Event of
Default, the 633 Indiana Borrower is required to deposit (a) all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly, (b) $11,977.50 monthly into a TI/LC reserve, and (c)
$1,796.63 monthly into a Capital Expenditure reserve. Additionally, at the loan closing the 633 Indiana Borrower deposited with the lender $2,800,000 for debt service and retenanting costs associated with the expiration of the CSOSA lease in February, 2009. This amount will be released at such time as CSOSA enters into a new lease for a term of at least ten years or an acceptable replacement tenant is in place, in either case provided that the DSCR is at least 1.30x on an interest-only basis. Additional deposits will be required in the event that a renewal lease has not been executed on or before February 1, 2008, up to a cap of $3,000,000. In addition, the 633 Indiana Borrower must deposit with the lender any lease termination payments, to be released for tenant improvements, leasing commissions and rent shortfalls.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 633 Indiana Loan. The lockbox will remain in place until the 633 Indiana
Loan has been paid in full.

      PROPERTY MANAGEMENT. The 633 Indiana Property is managed by Zuckerman
Gravely Management, Inc., which is an affiliate of the 633 Indiana Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. If no event of default has occurred and is continuing, the limited partners of the 633 Indiana Borrower are permitted to obtain mezzanine financing, provided the limited partners satisfy certain conditions and requirements, including an acceptable intercreditor agreement and a DSCR of no less than 1.30x if the mezzanine loan has a floating rate of interest or 1.25x otherwise, and a LTV of no greater than 85%, for the aggregate sum of the indebtedness for the 633 Indiana Property and the mezzanine debt.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS).  None.

      RELEASE OF PARCELS.  Not allowed.

      Certain additional information regarding the 633 Indiana Loan and the 633
Indiana Property is set forth on Appendix II hereto.

                                      IV-52

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 18-23 -- DCT INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-53

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 18-23 -- DCT INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-54

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 18-23 -- DCT INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):               $50,000,000

CUT-OFF DATE BALANCE(1):           $50,000,000

LOAN PURPOSE:                      Acquisition

SHADOW RATING (FITCH/S&P):         AA-/AA-

FIRST PAYMENT DATE:                April 1, 2006

INTEREST RATE:                     6.10732%

AMORTIZATION:                      Interest only

ARD:                               March 1, 2012

HYPERAMORTIZATION:                 After the ARD, the Interest Rate increases to
                                   8.10732% and payments of principal and
                                   interest, based upon a 24 year amortization
                                   schedule, are required.

MATURITY DATE:                     March 1, 2036

EXPECTED BALANCE AT ARD(1):        $50,000,000

SPONSORS:                          Dividend Capital Operating Partnership, LP
                                   and Dividend Capital Trust, Inc.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Locked out until the earlier of February 21,
                                   2009 or 2 years after the REMIC "start-up"
                                   day, with U.S. Treasury defeasance
                                   thereafter. Prepayable without penalty from
                                   and after December 1, 2011.

LOAN PER SF(1):                    $18.89

UP-FRONT RESERVES:                 RE Tax:            $193,426

ONGOING RESERVES:                  RE Tax:            $96,713/month

                                   Insurance:         Springing

                                   Cap Ex:            Springing

                                   TI/LC:             Springing

LOCKBOX:                           Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio of 6 assets

PROPERTY TYPE:                     Industrial

PROPERTY SUB-TYPE:                 Warehouse

LOCATION:                          See "-The Property" below

YEAR BUILT/RENOVATED:              See "-The Property" below

PERCENT LEASED(2):                 100.0%

SQUARE FOOTAGE:                    2,647,192

THE COLLATERAL:                    6 Industrial Warehouse/Distribution Centers

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               See "-Property Management" below

3RD MOST RECENT NET OP. INCOME:    NAP

2ND MOST RECENT NET OP. INCOME:    NAP

MOST RECENT NET OP.  INCOME:       NAP

U/W NET OP.  INCOME:               $8,183,271

U/W NET CASH FLOW:                 $7,521,473

U/W OCCUPANCY:                     97.3%

APPRAISED VALUE:                   $123,100,000

CUT-OFF DATE LTV(1):               40.6%

MATURITY DATE LTV(1):              40.6%

DSCR(1):                           2.43x

POST IO DSCR:                      NAP

--------------------------------------------------------------------------------

(1)   The subject $50,000,000 loan represents a 52.4% senior financing interest in an A/B/C loan structure which totals $95,500,000. All LTV, DSCR and
      Loan per SF numbers in this table are based on the $50,000,000 senior financing interest, unless otherwise specified. The LTV and DSCR of the
      $95,500,000 loan is 77.6% and 1.39x, respectively.

(2)   Percent Leased is based on the rent roll dated February 1, 2006.

THE DCT INDUSTRIAL PORTFOLIO LOAN

      THE LOAN. The tenth largest loan (the "DCT Industrial Portfolio Loan") as evidenced by the Promissory Note (the "DCT Industrial Portfolio Note") is
secured by two first priority fee Mortgage and Security Agreements, two first priority fee Deeds of Trust and Security Agreements, a first priority fee Deed to Secure Debt and Security Agreement and a first priority fee Open-End
Mortgage, Security Agreement and Fixture Filing (the "DCT Industrial Portfolio
Mortgages") encumbering a portfolio of six industrial warehouse properties encompassing approximately 2,647,192 square feet and located in Memphis,
Tennessee, McCook, Illinois, Northlake, Texas, McDonough, Georgia, Somerset, New
Jersey and Upper Macungie Township, Pennsylvania (the "DCT Industrial Portfolio
Properties"). In order to be compliant with Shariah law, the DCT Industrial
Portfolio Loan was structured such that each DCT Industrial Portfolio Borrower master leases its DCT Industrial Portfolio Property to DCT Fund I Subsidiary,
L.P. which is owned by Dividend Capital Trust Inc. ("DCTI"), Boubyan Bank and
certain of its customers. The rent under the master lease equals the debt service under the DCT Industrial Portfolio Loan. The DCT Industrial Portfolio
Loan was originated on February 21, 2006 by or on behalf of LaSalle National
Bank Association.

                                      IV-55

      THE BORROWER. The Borrowers are DCT Memphis Trade Center III LP, a
Delaware limited partnership, DCT McCook Industrial LLC, a Delaware limited liability company, DCT Northlake LP, a Delaware limited partnership, DCT 100
Interstate South LLC, a Delaware limited liability company, FR Franklin, LLC, a
Delaware limited liability company and DCT Snowdrift PA LLC, a Delaware limited liability company (the "DCT Industrial Portfolio Borrowers") and each owns no material asset other than their respective DCT Industrial Portfolio Property and related interests.

      The DCT Industrial Portfolio Sponsors are DCTI and Dividend Capital
Operating Partnership, LP ("DCOP"). As of March 31, 2006, DCTI owned, managed or had under development, approximately 280 properties totaling more than 44.8 million square feet of distribution facilities in approximately 23 markets throughout the United States. DCOP is a wholly owned subsidiary of DCTI.
Substantially all current and future business of DCTI is intended to be conducted through DCOP.

      THE PROPERTY. The DCT Industrial Portfolio consists of six industrial warehouse/distribution centers located in six states.

      The 3955 East Holmes Road property ("Holmes Road") is located in Memphis,
Tennessee. Holmes Road consists of approximately 1,004,249 square feet of bulk warehouse distribution space and approximately 34,751 square feet of office space, situated on approximately 48.7 acres. Holmes Road was constructed in 2001 and underwent an approximately 330,000 square foot expansion in early 2006.
Holmes Road is 100% leased to Johnson & Johnson Health Care Systems, Inc.,
("J&J") and Diamond Comic Distributors, Inc. ("Diamond"). J&J leases approximately 770,000 square feet and Diamond leases approximately 269,000 square feet. Diamond was established in 1982 to provide comic book specialty retailers with wholesale, non-returnable comic books and related merchandise.
Holmes Road is owned by The Industrial Development Board of the City of Memphis
and County of Shelby, Tennessee and ground leased as part of a payment in lieu of taxes program, or "PILOT" program. The ground lessor's interest has also been pledged to secure the DCT Industrial Portfolio Loan.

      The 7950 Joliet Road property ("Joliet Road") is located approximately 14 miles Southwest of Chicago, Illinois in McCook, Illinois. Joliet Road was
constructed in 2004 and consists of approximately 278,184 square feet of warehouse distribution space and approximately 25,008 square feet of office space, situated on approximately 15.9 acres. Joliet Road is 100% leased to
Wertheimer Box & Paper Corp. ("Wertheimer") and Mailtech, Ltd. Wertheimer leases approximately 177,677 square feet and Mailtech, Ltd. leases approximately
125,515 square feet. Wertheimer is a manufacturer of corrugated and fiber boxes, package supplies and mailers and display boxes. Mailtech, Ltd. provides a full-range of direct mail services.

      The 13401 Ashmore Lane property ("Ashmore Lane") is located approximately
25 miles north of Fort Worth, Texas in Northlake, Texas. Ashmore Lane,
constructed in 2004, consists of approximately 540,000 square feet of warehouse distribution space, situated on approximately 29.0 acres. Ashmore Lane is 100%
leased to The Clorox Sales Company.

      The 100 Interstate South Drive property ("Interstate Drive") is located approximately 31 miles southeast of Atlanta, Georgia in McDonough, Georgia.
Interstate Drive, constructed in 2001, consists of approximately 572,900 square feet of industrial warehouse space and approximately 4,600 square feet of office space, situated on approximately 27.5 acres. Interstate Drive is 100% leased to
Kuehne & Nagle Inc. and Reusable Container Company, LLC. Kuehne & Nagle Inc.
leases approximately 440,000 square feet and Reusable Container Company, LLC leases approximately 137,500 square feet. Kuehne & Nagel Inc. is a freight logistical provider with a workforce of over 40,000 employees in approximately
750 offices in more than 100 countries. Reusable Container Company is a manufacturer of reusable plastic containers as well as offering loading pallet management services.

      The 160 Pierce Street property ("Pierce Street") is located approximately
40 miles southwest of New York City in Somerset, New Jersey. Pierce Street,
constructed in 2004, consists of approximately 75,000 square feet of industrial warehouse space and approximately 12,500 square feet of office space, situated on approximately 9.2 acres. Pierce Street is 100% leased to Mary Kay, Inc. Mary
Kay, Inc. is a direct seller of skin care and cosmetics in the world and has an independent sales force exceeding 1.6 million consultants in more than 30 markets worldwide.

      The 6461 Snowdrift Road property ("Snowdrift Road") is located approximately 59 miles north of Philadelphia, Pennsylvania in Upper Macungie
Township, Pennsylvania. Snowdrift Road, constructed in 1989 and renovated in
2003, consists of approximately 98,000 square feet of industrial warehouse space and approximately 2,000 square feet of office space, situated on approximately
7.0 acres. Snowdrift Road is 100% leased to Rodale, Inc., a global content company involved in health and wellness. Rodale Inc.'s magazine properties include Prevention, Men's Health, Runner's World, Women's Health, Organic
Gardening, Bicycling and Mountain Bike. Rodale, Inc's magazines are published in
48 countries.

                                      IV-56

------------------------------------------------------------------------------------------------------------------------------------
                                                    ALLOCATED
                                                      LOAN                      OWNERSHIP   YEAR BUILT/
        PROPERTY                 LOCATION           AMOUNT(1)   PROPERTY TYPE    INTEREST    RENOVATED    OCCUPANCY   SQUARE FOOTAGE
------------------------------------------------------------------------------------------------------------------------------------

Holmes Road              Memphis, TN               $30,865,000    Industrial       Fee       2001 / NAP     100.0%     1,039,000
------------------------------------------------------------------------------------------------------------------------------------
Joliet Road              McCook, IL                $18,600,000    Industrial       Fee       2004 / NAP     100.0%       303,192
------------------------------------------------------------------------------------------------------------------------------------
Ashmore Lane             Northlake, TX             $18,600,000    Industrial       Fee       2004 / NAP     100.0%       540,000
------------------------------------------------------------------------------------------------------------------------------------
Interstate South Drive   McDonough, GA             $16,275,000    Industrial       Fee       2001 / NAP     100.0%       577,500
------------------------------------------------------------------------------------------------------------------------------------
Pierce Street            Somerset, NJ              $ 6,897,000    Industrial       Fee       2004 / NAP     100.0%        87,500
------------------------------------------------------------------------------------------------------------------------------------
Snowdrift Road           Upper Macungie Township,  $ 4,263,000    Industrial       Fee      1989 / 2003     100.0%       100,000
                         PA
------------------------------------------------------------------------------------------------------------------------------------

(1)   Allocated Loan Amounts are based on the whole loan amount of $95,500,000.

-------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE

                  # OF        AVERAGE BASE       % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                 LEASES        RENT PER SF       SQUARE FEET   CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR         ROLLING         ROLLING           ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------

   Vacant           0             $0.00               0%             0%               0%                 0%
-------------------------------------------------------------------------------------------------------------------
     MTM            0             $0.00               0%             0%               0%                 0%
-------------------------------------------------------------------------------------------------------------------
    2006            0             $0.00               0%             0%               0%                 0%
-------------------------------------------------------------------------------------------------------------------
    2007            1             $2.37              17%            17%              12%                12%
-------------------------------------------------------------------------------------------------------------------
    2008            2             $3.12              14%            31%              14%                26%
-------------------------------------------------------------------------------------------------------------------
    2009            0             $0.00               0%            31%               0%                26%
-------------------------------------------------------------------------------------------------------------------
    2010            1             $2.99               5%            36%               5%                31%
-------------------------------------------------------------------------------------------------------------------
    2011            0             $0.00               0%            36%               0%                31%
-------------------------------------------------------------------------------------------------------------------
    2012            0             $0.00               0%            36%               0%                31%
-------------------------------------------------------------------------------------------------------------------
    2013            2             $4.91              11%            47%              18%                48%
-------------------------------------------------------------------------------------------------------------------
    2014            1             $7.20               3%            51%               7%                56%
-------------------------------------------------------------------------------------------------------------------
    2015            1             $3.03              20%            71%              19%                75%
-------------------------------------------------------------------------------------------------------------------
2016 & Beyond       1             $2.75              29%           100%              25%               100%
-------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants for the DCT Industrial Portfolio:

---------------------------------------------------------------------------------------------------------------------------------

                               CREDIT                                  ANNUALIZED     % OF TOTAL      ANNUALIZED
                               RATING                                 UNDERWRITTEN    ANNUALIZED     UNDERWRITTEN
                               (FITCH/         TENANT       % OF        BASE RENT     UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME          MOODY'S/S&P)(1)      NRSF        NRSF          ($)          BASE RENT     ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Johnson & Johnson Health
  Care Services, Inc.        AAA/Aaa/AAA        770,000      29%       $2,256,100          26%          $2.93       05/31/2016
---------------------------------------------------------------------------------------------------------------------------------
The Clorox Sales Company      A-/A3/A-          540,000      20%       $1,638,618          19%          $3.03       02/28/2015(2)
---------------------------------------------------------------------------------------------------------------------------------
Kuehne & Nagle Inc.           --/--/--          440,000      17%       $1,027,125          12%          $2.33       12/31/2007
---------------------------------------------------------------------------------------------------------------------------------
Diamond Comic
  Distributors, Inc.          --/--/--          269,000      10%       $  739,750           9%          $2.75       07/31/2008
---------------------------------------------------------------------------------------------------------------------------------
Wertheimer Box & Paper
  Corp.                       --/--/--          177,677       7%       $  805,762           9%          $4.53       03/31/2013
---------------------------------------------------------------------------------------------------------------------------------
Reusable Container
  Company, LLC                --/B3/BB-         137,500       5%       $  410,802           5%          $2.99       11/30/2010
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        2,334,177      88%       $6,878,157          80%          $2.95
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Other Tenants                    NAP            313,015      12%       $1,707,906          20%          $5.46         Various
---------------------------------------------------------------------------------------------------------------------------------
Vacant Space                     NAP                  0       0%       $        0           0%          $0.00           NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        2,647,192     100%       $8,586,063         100%          $3.24
---------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   May terminate its lease or reduce its leased premises to 360,000 square feet at anytime after February, 2009 upon at least 12 months prior written notice and in certain cases the payment of certain penalties as set forth in the lease.

      ESCROWS AND RESERVES. The DCT Industrial Portfolio Borrowers are required to escrow 1/12 of annual real estate taxes monthly. Additionally, the DCT
Industrial Portfolio Borrowers are required to make monthly escrow payments for insurance premiums if, among other conditions, (i) an event of default has occurred and is continuing, (ii) if the DCT Industrial Portfolio Properties are
not insured under blanket insurance policies reasonably satisfactory to lender or (iii) the DCT Industrial Portfolio Borrowers do not pay all insurance premiums prior to the due date and furnish lender satisfactory evidence of such payment. The DCT Industrial Portfolio Borrowers are also required to escrow (1)
$22,059.33 for capital expenditures reserves monthly and (2) $33,089.90 for tenant improvements and leasing commissions reserves monthly for so long as, among other conditions, an event of default has occurred and is continuing or the DSCR for the DCT Industrial Portfolio Loan is less than 1.15x.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the DCT Industrial Portfolio Loan. The lockbox will remain in place until the
DCT Industrial Portfolio Loan has been paid in full.

      PROPERTY MANAGEMENT. The Holmes Road, Interstate Drive and Ashmore Lane
Properties are managed by IDI Services Group, LLC; the Snowdrift Road Property
is managed by The Flynn Company; the Joliet Road Property is managed by Colliers
Bennett & Kahnweiler

                                      IV-57

Real Estate Management Services LLC; and the Pierce Street Property is managed by CB Richard Ellis, Inc. The Management Agreements are subordinate to the DCT
Industrial Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The DCT Industrial Portfolio
Borrowers may obtain mezzanine financing and the lender may not unreasonably withhold its consent subject to the satisfaction of certain conditions including
(i) proceeds of the mezzanine financing are applied solely to pay the costs of expansion of the Interstate Drive Property or the Pierce Street Property, (ii)
an intercreditor agreement approved by the rating agencies and the lender is entered into by the mezzanine debt lender and the lender acknowledging among other items, the subordination of the mezzanine debt, (iii) the minimum DSCR for the aggregate sum of the indebtedness for the DCT Industrial Portfolio
Properties and the mezzanine debt is not less than 1.20x, (iv) the aggregate sum of the indebtedness for the DCT Industrial Portfolio Properties and the
mezzanine debt does not exceed an amount equal to 85% of the fair market value of the DCT Industrial Portfolio Properties based upon a then current appraisal and (v) the DCT Industrial Portfolio Borrowers obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such mezzanine debt.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The DCT
Industrial Portfolio Properties also secures, on a subordinate basis, a
$27,000,000 B-Note and a $18,500,000 C-Note. See "Servicing of the Mortgage
Loans - Servicing of the Cherry Creek Loan Group, the Ritz-Carlton Loan Group
and the A/B Mortgage Loans - The DCT Industrial Portfolio A/B/C Loan" in the
prospectus supplement.

      RELEASE OF PROPERTIES. The DCT Industrial Portfolio Borrowers may obtain a release of one or more DCT Industrial Portfolio Properties by partial defeasance of the DCT Industrial Portfolio Loan subject to the satisfaction of certain conditions including (i) the ARD shall not have occurred, (ii) no event of default shall have occurred and be continuing, (iii) the DCT Industrial
Portfolio Borrowers must defease an amount equal to 110% of the DCT Industrial
Portfolio Loan amount allocated for the released property(s) and (iv) after giving effect to the release(s), the underwritten DSCR for the remaining properties is not less than the greater of (a) the DSCR on June 1, 2006 for all of the properties or (b) the DSCR for the DCT Industrial Portfolio Properties
immediately prior to the release of the defeased property(s).

      SUBSTITUTION OF PROPERTIES. The DCT Industrial Portfolio Borrowers may
obtain a release of any of the DCT Industrial Portfolio Properties from the DCT
Industrial Portfolio Loan (but no more than two of the current DCT Industrial
Portfolio Properties in any one year) by simultaneously substituting one or more other properties in place of a released property(s), subject to the satisfaction of certain conditions including (i) the ARD shall not have occurred, (ii) no event of default shall have occurred and be continuing, (iii) after substitution, the DSCR for all the DCT Industrial Portfolio Properties
(including the replacement property(s), but excluding the released property(s))
is not less than the greater of (a) the DSCR on June 1, 2006 or (b) the DSCR on the date immediately preceding the substitution for all of the DCT Industrial
Portfolio Properties in the aggregate (including the released property(s) but excluding the replacement property(s)), (iv) the DCT Industrial Portfolio
Borrowers obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such substitution(s) and (v) the underwritten cash flow for the replacement property(s) does not show a downward trend over three consecutive years prior to substitution(s).

      Certain additional information regarding the DCT Industrial Portfolio Loan and the DCT Industrial Portfolio is set forth on Appendix II hereto.

                                      IV-58

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
135 S. LaSalle Street, Suite 1625                                                                          Next Payment:   16-Oct-06
Chicago, IL 60603                                                                                          Record Date:    31-Aug-06
USA

Administrator:                                                                                             Analyst:
Michael Dombai 312.904.8847                                                                                Patrick Gong 714.259.6253
michael.dombai@abnamro.com                                                                                 patrick.gong@abnamro.com

                                 ABN AMRO ACCT:

                       REPORTING PACKAGE TABLE OF CONTENTS
--------------------------------------------------------------------------------

Issue Id:                                                               MOR06HQ9

Monthly Data File Name:                                    MOR06HQ9_200609_3.ZIP

--------------------------------------------------------------------------------
                                                                         Page(s)
                                                                       -------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23

--------------------------------------------------------------------------------
Closing Date:                                                        17-Aug-2006
First Payment Date:                                                  14-Sep-2006
Rated Final Payment Date:                                            14-Jul-2044
Determination Date:                                                  8-Sep-2006

--------------------------------------------------------------------------------
                             Trust Collection Period
--------------------------------------------------------------------------------
                              8/17/2006 - 9/8/2006
--------------------------------------------------------------------------------

                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
DEPOSITOR          Morgan Stanley Capital I Inc.
MASTER SERVICER    Wells Fargo Bank, National Association
PRIMARY SERVICER   Principal Global Investors, LLC.
RATING AGENCY      Fitch Ratings/Standard & Poor's Rating Services
SPECIAL SERVICER   J.E. Robert Company, Inc.
TRUSTEE            HSBC Bank USA, National Association
UNDERWRITER        Morgan Stanley & Co. Incorporated/LaSalle Financial Services,
                   Inc./Greenwich Capital Markets Inc./Merrill Lynch, Pierce,
                   Fenner & Smith Inc

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net
Servicer Web Site                                         www.wellsfargo.com/cms
LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

           ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
------------------------------------------------------------------------------------------------------------------------------

CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------
Total P&I Payment
------------------------------------------------------------------------------------------------------------------------------

Notes: (1)  N denotes notional balance not included in total

       (2)  Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
            Interest equals Interest Payment

       (3)  Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                     0.00      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
--------------------------------------------------------------------------------
Ending Pool                                                        0.00      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Servicing Advance Summary
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CAP LEASE ACCRETION
--------------------------------------------------------------------------------
Accretion Amt                                                               0.00
Distributable Interest                                                      0.00
Distributable Principal                                                     0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00
--------------------------------------------------------------------------------

                                                                    PAGE 3 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Statement Date: 14-Sep-06
                                                           SERIES 2006-HQ9                                 Payment Date:   14-Sep-06
                                                                                                           Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

           Accrual                                 Accrued       Total        Total
        -------------   Opening   Pass-Through   Certificate    Interest    Interest
Class   Method   Days   Balance       Rate         Interest    Additions   Deductions
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

                                    Current     Remaining            Credit
        Distributable   Interest     Period    Outstanding          Support
         Certificate     Payment   Shortfall     Interest    ---------------------
Class      Interest       Amount    Recovery    Shorfalls    Original   Current (1)
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

                                                                       Additions
                              -----------------------------------------------------------------------------
          Prior     Current                                                                        Other
        Interest   Interest   Prior Interest    Interest Accrual    Prepayment      Yield        Interest
Class   Due Date   Due Date    Shortfall Due   on Prior Shortfall    Premiums    Maintenance   Proceeds (1)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

                      Deductions
        -------------------------------------
                    Deferred &                  Distributable   Interest
        Allocable    Accretion     Interest      Certificate     Payment
Class      PPIS      Interest   Loss Expense      Interest       Amount
------------------------------------------------------------------------

------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-------------------------------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Legal Fees                                                                  0.00
Misc. Fees & Expenses Paid by/to Servicer                                   0.00
Interest Paid to Servicer on Outstanding Advances                           0.00
ASER Interest Advance Reduction                                             0.00
Interest Not Advanced (Current Period)                                      0.00
Recoup of Prior Advances by Servicer                                        0.00
Servicing Fees Paid Servicer on Loans Not Advanced                          0.00
Misc. Fees & Expenses Paid by Trust                                         0.00
Shortfall Due to Rate Modification                                          0.00
Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

EXCESS ALLOCATED TO THE BONDS:
-------------------------------------------------------------------------
Other Interest Proceeds Due the Bonds                                       0.00
Prepayment Interest Excess Due the Bonds                                    0.00
Interest Income                                                             0.00
Yield Maintenance Penalties Due the Bonds                                   0.00
Prepayment Penalties Due the Bonds                                          0.00
Recovered ASER Interest Due the Bonds                                       0.00
Recovered Interest Due the Bonds                                            0.00
ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
--------------------------------------------------------------------------------
Total Excess Allocated to the Bonds                                         0.00
Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    PAGE 6 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                     Delinquency Aging Categories                                Special Event Categories (1)
              ---------------------------------------------------------------------------  ---------------------------------------
                                                                                                           Specially
Distribution  Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure       REO     Modifications    Serviced    Bankruptcy
    Date        #   Balance      #   Balance      #   Balance     #  Balance   #  Balance   #   Balance    #  Balance   #  Balance
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                         Appraisal                                          Remaining      Curr
              Ending Pool (1)  Payoffs (2)   Penalties  Reduct. (2)  Liquidations (2)  Realized Losses (2)     Term    Weighted Avg.
Distribution  ---------------  -----------  ----------  -----------  ----------------  -------------------  ---------  -------------
    Date         #  Balance     #  Balance   #  Amount   #  Balance     #  Balance          #  Amount       Life       Coupon  Remit
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                    PAGE 8 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                     Weighted Average
Current Scheduled    # of   Scheduled     % of   ------------------------
     Balance        Loans    Balance    Balance  Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                      0         0        0.00%
-------------------------------------------------------------------------

Average Schedule Balance                0
Maximum Schedule Balance   (9,999,999,999)
Minimum Schedule Balance    9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                     Weighted Average
Fully Amortizing    # of   Scheduled     % of    ------------------------
 Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0         0        0.00%
-------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                     Weighted Average
Current Mortgage    # of   Scheduled     % of    ------------------------
 Interest Rate     Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0         0        0.00%
-------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ,900.000%
Maximum Mortgage Interest Rate   ,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                   Weighted Average
    Balloon       # of   Scheduled     % of    ------------------------
Mortgage Loans   Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                   0         0        0.00%
-------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0           0      0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0           0      0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic    # of   Scheduled     % of
 Location    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
                 0           0      0.00%
----------------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                     # of   Scheduled     % of
  Property Types    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0      0.00%
-----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0      0.00%
-----------------------------------------------------------------------

                             DISTRIBUTION OF LOAN SEASONING

                    # of   Scheduled     % of
 Number of Months  Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                       0           0      0.00%
----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                   # of    Scheduled     % of
      Year         Loans    Balance    Balance   WAMM    WAC   PFY DSCR
-----------------------------------------------------------------------
      2006             0           0      0.00%     0   0.00%      0.00
      2007             0           0      0.00%     0   0.00%      0.00
      2008             0           0      0.00%     0   0.00%      0.00
      2009             0           0      0.00%     0   0.00%      0.00
      2010             0           0      0.00%     0   0.00%      0.00
      2011             0           0      0.00%     0   0.00%      0.00
      2012             0           0      0.00%     0   0.00%      0.00
      2013             0           0      0.00%     0   0.00%      0.00
      2014             0           0      0.00%     0   0.00%      0.00
      2015             0           0      0.00%     0   0.00%      0.00
      2016             0           0      0.00%     0   0.00%      0.00
 2017 & Greater        0           0      0.00%     0   0.00%      0.00
-----------------------------------------------------------------------
                       0           0      0.00%
-----------------------------------------------------------------------

                                                                   PAGE 11 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding    Out. Property                    Special
Disclosure   Thru   Current P&I       P&I          Protection    Loan Status      Servicer     Foreclosure   Bankruptcy    REO
Control #    Date     Advance      Advances**       Advances       Code (1)    Transfer Date       Date         Date      Date
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
TOTAL
------------------------------------------------------------------------------------------------------------------------------

A. IN GRACE PERIOD

B. LATE PAYMENT BUT < 1 MONTH DELINQ.

1. DELINQ. 1 MONTH

2. DELINQ. 2 MONTHS

3. DELINQUENT 3 + MONTHS

4. PERFORMING MATURED BALLOON

5. NON PERFORMING MATURED BALLOON

7. FORECLOSURE

9. REO

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:

A. In Grace Period

B. Late Payment but < 1 month delinq

1. Delinquent 1 month

2. Delinquent 2 months

3. Delinquent 3+ months

4. Performing Matured Balloon

5. Non Performing

7. Foreclosure Matured Ballon

9. REO

                                                                   PAGE 13 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                              REALIZED LOSS DETAIL

                                           Beginning            Gross Proceeds   Aggregate       Net      Net Proceeds
         Disclosure  Appraisal  Appraisal  Scheduled    Gross     as a % of     Liquidation  Liquidation    as a % of     Realized
Period    Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
----------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                                     Interest
                                                                                                   (Shortages)/
                         Beginning                      Prior Realized     Amounts Covered by    Excesses applied
                      Balance of the     Aggregate     Loss Applied to   Overcollateralization      to Realized
Prospectus                Loan at      Realized Loss     Certificates       and other Credit          Losses
    ID       Period     Liquidation       on Loans            A                    B                     C
-----------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                         Additional
                 Modification           (Recoveries)/                                                    (Recoveries)/
             Adjustments/Appraisal   Expenses applied to   Current Realized Loss    Recoveries of        Realized Loss
Prospectus    Reduction Adjustment     Realized Losses             Applied to         Realized Losses        Applied to
    ID                 D                      E                Certificates*         paid as Cash    Certificate Interest
-------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     C - D + E

Description of Fields
---------------------
          A             Prior Realized Loss Applied to Certificates

          B             Reduction to Realized Loss applied to bonds (could
                        represent OC, insurance policies, reserve accounts, etc)
          C             Amounts classified by the Master as interest adjustments
                        from general collections on a loan with a Realized Loss
          D             Adjustments that are based on principal haircut or
                        future interest foregone due to modification
          E             Realized Loss Adjustments, Supplemental Recoveries or
                        Expenses on a previously liquidated loan

                                                                   Page 15 of 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I        Note  Maturity  --------------  Property  Geographic        -----------
Control#    Red. Date   Balance   Amount    Advance    ASER  Rate    Date         Life         Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach    Material Breach and Material Document Defect
 Control #    Balance      Date                      Description
---------------------------------   --------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial                Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type         Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                CURRENT
                                CUMULATIVE
                                             ----------------

                                                                   PAGE 18 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

            SPECIALLY SERVICED (PART I) - LOAN DETAIL (END OF PERIOD)

                         Loan        Balance                       Remaining
Disclosure  Servicing   Status  ----------------  Note  Maturity  ----------  Property    Geo.                             NOI
 Control #  Xfer Date  Code(1)  Schedule  Actual  Rate    Date    Life          Type    Location     NOI        DSCR       Date
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                  Not Avail  Not Avail  Not Avail
---------------------------------------------------------------------------------------------------------------------------------

(1) Legend:

A. P&I Adv - in Grace Period

B. P&I Adv - < one month delinq

1. P&I Adv - delinquent 1 month

2. P&I Adv - delinquent 2 months

3. P&I Adv - delinquent 3+ months

4. Mat. Balloon/Assumed P&I

5. Non Performing Mat. Balloon

7. Foreclosure

9. REO

                                                                   PAGE 19 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

  SPECIALLY SERVICED LOAN DETAIL (PART II) - SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy                           Comments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   PAGE 20 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

                                                                   PAGE 21 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P       FITCH   MOODY'S   S&P
-------------   ---------------------   ----------------------------

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

DISTRIBUTION DATE            BALANCE
-----------------     --------------
    09/12/2006        $84,600,000.00
    10/12/2006        $84,600,000.00
    11/12/2006        $84,600,000.00
    12/12/2006        $84,600,000.00
    01/12/2007        $84,600,000.00
    02/12/2007        $84,600,000.00
    03/12/2007        $84,600,000.00
    04/12/2007        $84,600,000.00
    05/12/2007        $84,600,000.00
    06/12/2007        $84,600,000.00
    07/12/2007        $84,600,000.00
    08/12/2007        $84,600,000.00
    09/12/2007        $84,600,000.00
    10/12/2007        $84,600,000.00
    11/12/2007        $84,600,000.00
    12/12/2007        $84,600,000.00
    01/12/2008        $84,600,000.00
    02/12/2008        $84,600,000.00
    03/12/2008        $84,600,000.00
    04/12/2008        $84,600,000.00
    05/12/2008        $84,600,000.00
    06/12/2008        $84,600,000.00
    07/12/2008        $84,600,000.00
    08/12/2008        $84,600,000.00
    09/12/2008        $84,600,000.00
    10/12/2008        $84,600,000.00
    11/12/2008        $84,600,000.00
    12/12/2008        $84,600,000.00
    01/12/2009        $84,600,000.00
    02/12/2009        $84,600,000.00
    03/12/2009        $84,600,000.00
    04/12/2009        $84,600,000.00
    05/12/2009        $84,600,000.00
    06/12/2009        $84,600,000.00
    07/12/2009        $84,600,000.00
    08/12/2009        $84,600,000.00
    09/12/2009        $84,600,000.00
    10/12/2009        $84,600,000.00
    11/12/2009        $84,600,000.00
    12/12/2009        $84,600,000.00
    01/12/2010        $84,600,000.00
    02/12/2010        $84,600,000.00
    03/12/2010        $84,600,000.00
    04/12/2010        $84,600,000.00
    05/12/2010        $84,600,000.00
    06/12/2010        $84,600,000.00
    07/12/2010        $84,600,000.00
    08/12/2010        $84,600,000.00
    09/12/2010        $84,600,000.00
    10/12/2010        $84,600,000.00
    11/12/2010        $84,600,000.00
    12/12/2010        $84,600,000.00
    01/12/2011        $84,600,000.00
    02/12/2011        $84,600,000.00
    03/12/2011        $84,600,000.00
    04/12/2011        $84,600,000.00
    05/12/2011        $84,600,000.00
    06/12/2011        $84,600,000.00
    07/12/2011        $84,600,000.00
    08/12/2011        $84,600,000.00
    09/12/2011        $84,600,000.00
    10/12/2011        $84,600,000.00
    11/12/2011        $84,600,000.00
    12/12/2011        $84,600,000.00
    01/12/2012        $84,600,000.00
    02/12/2012        $84,600,000.00
    03/12/2012        $84,576,635.68
    04/12/2012        $82,889,000.00
    05/12/2012        $80,999,000.00
    06/12/2012        $79,293,000.00
    07/12/2012        $77,384,000.00
    08/12/2012        $75,645,000.00
    09/12/2012        $73,896,000.00
    10/12/2012        $71,942,000.00
    11/12/2012        $70,286,000.00
    12/12/2012        $68,425,000.00
    01/12/2013        $66,750,000.00
    02/12/2013        $65,067,000.00
    03/12/2013        $62,790,000.00
    04/12/2013        $61,087,000.00
    05/12/2013        $59,180,000.00
    06/12/2013        $57,458,000.00
    07/12/2013        $55,532,000.00
    08/12/2013        $53,791,000.00
    09/12/2013        $52,040,000.00
    10/12/2013        $50,088,000.00
    11/12/2013        $48,319,000.00
    12/12/2013        $46,348,000.00
    01/12/2014        $44,559,000.00
    02/12/2014        $42,760,000.00
    03/12/2014        $40,379,000.00
    04/12/2014        $38,559,000.00
    05/12/2014        $36,540,000.00
    06/12/2014        $34,700,000.00
    07/12/2014        $32,660,000.00
    08/12/2014        $30,800,000.00
    09/12/2014        $28,931,000.00
    10/12/2014        $26,863,000.00

                                       A-1

DISTRIBUTION DATE            BALANCE
-----------------     --------------
    11/12/2014        $24,972,000.00
    12/12/2014        $22,884,000.00
    01/12/2015        $20,974,000.00
    02/12/2015        $19,053,000.00
    03/12/2015        $16,561,000.00
    04/12/2015        $14,617,000.00
    05/12/2015        $12,477,000.00
    06/12/2015        $10,513,000.00
    07/12/2015         $3,870,000.00
    08/12/2015         $1,895,000.00
    09/12/2015                 $0.00

                                       A-2

                                   SCHEDULE B

                   RITZ-CARLTON PLANNED AMORTIZATION SCHEDULE

     The Ritz-Carlton Pari Passu Loan and The Ritz-Carlton Companion Loan in
                                  the Aggregate

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
10/31/2005    $310,000,000.00    $681,386.32        $0           $309,318,613.68
11/30/2005    $309,318,613.68    $748,756.18        $0           $308,569,857.50
12/30/2005    $308,569,857.50    $689,237.20        $0           $307,880,620.30
 1/31/2006    $307,880,620.30    $693,020.83        $0           $307,187,599.48
 2/28/2006    $307,187,599.48    $886,581.13        $0           $306,301,018.34
 3/31/2006    $306,301,018.34    $701,692.18        $0           $305,599,326.16
 4/28/2006    $305,599,326.16    $768,514.90        $0           $304,830,811.26
 5/31/2006    $304,830,811.26    $709,763.01        $0           $304,121,048.26
 6/30/2006    $304,121,048.26    $776,368.25        $0           $303,344,680.01
 7/31/2006    $303,344,680.01    $717,921.25        $0           $302,626,758.76
 8/31/2006    $302,626,758.76    $721,862.34        $0           $301,904,896.42
 9/29/2006    $301,904,896.42    $788,141.55        $0           $301,116,754.87
10/31/2006    $301,116,754.87    $730,151.63        $0           $300,386,603.24
11/30/2006    $300,386,603.24    $796,207.49        $0           $299,590,395.75
12/29/2006    $299,590,395.75    $738,530.71        $0           $298,851,865.05
 1/31/2007    $298,851,865.05    $742,584.93        $0           $298,109,280.12
 2/28/2007    $298,109,280.12    $931,594.47        $0           $297,177,685.65
 3/30/2007    $297,177,685.65    $751,775.48        $0           $296,425,910.17
 4/30/2007    $296,425,910.17    $817,248.67        $0           $295,608,661.50
 5/31/2007    $295,608,661.50    $760,388.77        $0           $294,848,272.74
 6/29/2007    $294,848,272.74    $825,629.87        $0           $294,022,642.87
 7/31/2007    $294,022,642.87    $769,095.35        $0           $293,253,547.52
 8/31/2007    $293,253,547.52    $773,317.36        $0           $292,480,230.16
 9/28/2007    $292,480,230.16    $838,210.09        $0           $291,642,020.07
10/31/2007    $291,642,020.07    $782,163.98        $0           $290,859,856.09
11/30/2007    $290,859,856.09    $846,818.33        $0           $290,013,037.76
12/31/2007    $290,013,037.76    $791,106.41        $0           $289,221,931.35
 1/31/2008    $289,221,931.35    $795,449.25        $0           $288,426,482.10
 2/29/2008    $288,426,482.10    $919,675.32        $0           $287,506,806.78
 3/31/2008    $287,506,806.78    $804,864.57        $0           $286,701,942.20
 4/30/2008    $286,701,942.20    $868,907.25        $0           $285,833,034.96
 5/30/2008    $285,833,034.96    $814,052.88        $0           $285,018,982.07
 6/30/2008    $285,018,982.07    $877,847.97        $0           $284,141,134.10
 7/31/2008    $284,141,134.10    $823,340.71        $0           $283,317,793.39
 8/29/2008    $283,317,793.39    $827,860.51        $0           $282,489,932.87
 9/30/2008    $282,489,932.87    $891,283.55        $0           $281,598,649.33
10/31/2008    $281,598,649.33    $837,297.90        $0           $280,761,351.43
11/28/2008    $280,761,351.43    $900,466.64        $0           $279,860,884.79
12/31/2008    $279,860,884.79    $846,837.50        $0           $279,014,047.30

                                       B-1

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
 1/30/2009    $279,014,047.30    $851,486.28        $0           $278,162,561.01
 2/27/2009    $278,162,561.01  $1,030,496.95        $0           $277,132,064.06
 3/31/2009    $277,132,064.06    $861,817.59        $0           $276,270,246.47
 4/30/2009    $276,270,246.47    $924,325.63        $0           $275,345,920.84
 5/29/2009    $275,345,920.84    $871,622.77        $0           $274,474,298.07
 6/30/2009    $274,474,298.07    $933,866.61        $0           $273,540,431.46
 7/31/2009    $273,540,431.46    $881,534.16        $0           $272,658,897.31
 8/31/2009    $272,658,897.31    $886,373.41        $0           $271,772,523.90
 9/30/2009    $271,772,523.90    $948,219.78        $0           $270,824,304.12
10/30/2009    $270,824,304.12    $896,444.56        $0           $269,927,859.55
11/30/2009    $269,927,859.55    $958,019.56        $0           $268,969,839.99
12/31/2009    $268,969,839.99    $906,624.80        $0           $268,063,215.19
 1/29/2010    $268,063,215.19    $911,601.79        $0           $267,151,613.40
 2/26/2010    $267,151,613.40  $1,085,092.90        $0           $266,066,520.51
 3/31/2010    $266,066,520.51    $922,562.81        $0           $265,143,957.69
 4/30/2010    $265,143,957.69    $983,434.04        $0           $264,160,523.65
 5/31/2010    $264,160,523.65    $933,025.94        $0           $263,227,497.71
 6/30/2010    $263,227,497.71    $993,615.23        $0           $262,233,882.48
 7/30/2010    $262,233,882.48    $943,602.40        $0           $261,290,280.08
 8/31/2010    $261,290,280.08    $948,782.38        $0           $260,341,497.70
 9/30/2010    $260,341,497.70  $1,008,947.11        $0           $259,332,550.59
10/29/2010    $259,332,550.59    $959,529.50        $0           $258,373,021.09
11/30/2010    $258,373,021.09  $1,019,404.64        $0           $257,353,616.45
12/31/2010    $257,353,616.45    $970,393.02        $0           $256,383,223.42
 1/31/2011    $256,383,223.42    $975,720.08        $0           $255,407,503.34
 2/28/2011    $255,407,503.34  $1,143,324.11        $0           $254,264,179.23
 3/31/2011    $254,264,179.23    $987,352.75        $0           $253,276,826.49
 4/29/2011    $253,276,826.49  $1,046,478.17        $0           $252,230,348.31
 5/31/2011    $252,230,348.31    $998,517.63        $0           $251,231,830.68
 6/30/2011    $251,231,830.68  $1,057,342.21        $0           $250,174,488.46
 7/29/2011    $250,174,488.46  $1,009,803.45        $0           $249,164,685.02
 8/31/2011    $249,164,685.02  $1,015,346.85        $0           $248,149,338.17
 9/30/2011    $248,149,338.17  $1,073,717.96        $0           $247,075,620.21
10/31/2011    $247,075,620.21  $1,026,814.94        $0           $246,048,805.27
11/30/2011    $246,048,805.27  $1,084,877.04        $0           $244,963,928.24
12/30/2011    $244,963,928.24  $1,038,407.25        $0           $243,925,520.98
 1/31/2012    $243,925,520.98  $1,044,107.67        $0           $242,881,413.31
 2/29/2012    $242,881,413.31  $1,153,568.22        $0           $241,727,845.09
 3/30/2012    $241,727,845.09  $1,056,172.00        $0           $240,671,673.09
 4/30/2012    $240,671,673.09  $1,113,443.05        $0           $239,558,230.04
 5/31/2012    $239,558,230.04  $1,068,082.28        $0           $238,490,147.75
 6/29/2012    $238,490,147.75  $1,125,032.41        $0           $237,365,115.35
 7/31/2012    $237,365,115.35  $1,080,121.57        $0           $236,284,993.78
 8/31/2012    $236,284,993.78  $1,086,050.98        $0           $235,198,942.80

                                       B-2

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
 9/28/2012    $235,198,942.80  $1,142,516.93        $0           $234,056,425.86
10/31/2012    $234,056,425.86    $233,650.58        $0           $233,822,775.29
11/30/2012    $233,822,775.29    $285,193.50        $0           $233,537,581.79
12/31/2012    $233,537,581.79    $236,498.81        $0           $233,301,082.97
 1/31/2013    $233,301,082.97    $237,797.09        $0           $233,063,285.88
 2/28/2013    $233,063,285.88    $389,479.87        $0           $232,673,806.01
 3/29/2013    $232,673,806.01    $241,240.58        $0           $232,432,565.43
 4/30/2013    $232,432,565.43    $292,578.99        $0           $232,139,986.43
 5/31/2013    $232,139,986.43    $244,171.03        $0           $231,895,815.41
 6/28/2013    $231,895,815.41    $295,430.48        $0           $231,600,384.93
 7/31/2013    $231,600,384.93    $247,133.22        $0           $231,353,251.71
 8/30/2013    $231,353,251.71    $248,489.88        $0           $231,104,761.84
 9/30/2013    $231,104,761.84    $299,632.95        $0           $230,805,128.89
10/31/2013    $230,805,128.89    $251,498.84        $0           $230,553,630.05
11/29/2013    $230,553,630.05    $302,560.84        $0           $230,251,069.21
12/31/2013    $230,251,069.21    $254,540.40        $0           $229,996,528.81
 1/31/2014    $229,996,528.81    $255,937.72        $0           $229,740,591.09
 2/28/2014    $229,740,591.09    $405,954.90        $0           $229,334,636.19
 3/31/2014    $229,334,636.19    $259,571.23        $0           $229,075,064.96
 4/30/2014    $229,075,064.96    $310,415.71        $0           $228,764,649.25
 5/30/2014    $228,764,649.25    $262,700.22        $0           $228,501,949.02
 6/30/2014    $228,501,949.02    $313,460.39        $0           $228,188,488.63
 7/31/2014    $228,188,488.63    $265,863.11        $0           $227,922,625.52
 8/29/2014    $227,922,625.52    $267,322.58        $0           $227,655,302.94
 9/30/2014    $227,655,302.94    $317,958.20        $0           $227,337,344.74
10/31/2014    $227,337,344.74    $270,535.53        $0           $227,066,809.21
11/28/2014    $227,066,809.21    $321,084.57        $0           $226,745,724.64
12/31/2014    $226,745,724.64    $273,783.28        $0           $226,471,941.36
 1/30/2015    $226,471,941.36    $275,286.24        $0           $226,196,655.12
 2/27/2015    $226,196,655.12    $423,526.91        $0           $225,773,128.21
 3/31/2015    $225,773,128.21    $279,122.43        $0           $225,494,005.78
 4/30/2015    $225,494,005.78    $329,440.09        $0           $225,164,565.69
 5/29/2015    $225,164,565.69    $282,463.18        $0           $224,882,102.50
 6/30/2015    $224,882,102.50    $332,690.83        $0           $224,549,411.68
 7/31/2015    $224,549,411.68    $285,840.12        $0           $224,263,571.56
 8/31/2015    $224,263,571.56    $287,409.27        $0           $223,976,162.29
 9/30/2015    $223,976,162.29    $337,503.63  $223,638,658.66                 --

                                       B-3

            The Ritz-Carlton Pari Passu Loan (included in the trust)

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
10/31/2005     $40,000,000.00     $87,920.81        $0            $39,912,079.19
11/30/2005     $39,912,079.19     $96,613.70        $0            $39,815,465.48
12/30/2005     $39,815,465.48     $88,933.83        $0            $39,726,531.65
 1/31/2006     $39,726,531.65     $89,422.04        $0            $39,637,109.61
 2/28/2006     $39,637,109.61    $114,397.57        $0            $39,522,712.04
 3/31/2006     $39,522,712.04     $90,540.93        $0            $39,432,171.12
 4/28/2006     $39,432,171.12     $99,163.21        $0            $39,333,007.90
 5/31/2006     $39,333,007.90     $91,582.32        $0            $39,241,425.58
 6/30/2006     $39,241,425.58    $100,176.55        $0            $39,141,249.03
 7/31/2006     $39,141,249.03     $92,635.00        $0            $39,048,614.03
 8/31/2006     $39,048,614.03     $93,143.53        $0            $38,955,470.51
 9/29/2006     $38,955,470.51    $101,695.68        $0            $38,853,774.82
10/31/2006     $38,853,774.82     $94,213.11        $0            $38,759,561.71
11/30/2006     $38,759,561.71    $102,736.45        $0            $38,656,825.26
12/29/2006     $38,656,825.26     $95,294.28        $0            $38,561,530.97
 1/31/2007     $38,561,530.97     $95,817.41        $0            $38,465,713.56
 2/28/2007     $38,465,713.56    $120,205.74        $0            $38,345,507.83
 3/30/2007     $38,345,507.83     $97,003.29        $0            $38,248,504.54
 4/30/2007     $38,248,504.54    $105,451.44        $0            $38,143,053.10
 5/31/2007     $38,143,053.10     $98,114.68        $0            $38,044,938.42
 6/29/2007     $38,044,938.42    $106,532.89        $0            $37,938,405.53
 7/31/2007     $37,938,405.53     $99,238.11        $0            $37,839,167.42
 8/31/2007     $37,839,167.42     $99,782.89        $0            $37,739,384.54
 9/28/2007     $37,739,384.54    $108,156.14        $0            $37,631,228.40
10/31/2007     $37,631,228.40    $100,924.38        $0            $37,530,304.01
11/30/2007     $37,530,304.01    $109,266.88        $0            $37,421,037.13
12/31/2007     $37,421,037.13    $102,078.25        $0            $37,318,958.88
 1/31/2008     $37,318,958.88    $102,638.61        $0            $37,216,320.27
 2/29/2008     $37,216,320.27    $118,667.78        $0            $37,097,652.49
 3/31/2008     $37,097,652.49    $103,853.49        $0            $36,993,798.99
 4/30/2008     $36,993,798.99    $112,117.06        $0            $36,881,681.93
 5/30/2008     $36,881,681.93    $105,039.08        $0            $36,776,642.85
 6/30/2008     $36,776,642.85    $113,270.71        $0            $36,663,372.14
 7/31/2008     $36,663,372.14    $106,237.51        $0            $36,557,134.63
 8/29/2008     $36,557,134.63    $106,820.71        $0            $36,450,313.92
 9/30/2008     $36,450,313.92    $115,004.33        $0            $36,335,309.59
10/31/2008     $36,335,309.59    $108,038.44        $0            $36,227,271.15
11/28/2008     $36,227,271.15    $116,189.24        $0            $36,111,081.91
12/31/2008     $36,111,081.91    $109,269.35        $0            $36,001,812.55
 1/30/2009     $36,001,812.55    $109,869.20        $0            $35,891,943.36
 2/27/2009     $35,891,943.36    $132,967.35        $0            $35,758,976.01
 3/31/2009     $35,758,976.01    $111,202.27        $0            $35,647,773.74
 4/30/2009     $35,647,773.74    $119,267.82        $0            $35,528,505.91

                                       B-4

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
 5/29/2009     $35,528,505.91    $112,467.45        $0            $35,416,038.46
 6/30/2009     $35,416,038.46    $120,498.92        $0            $35,295,539.54
 7/31/2009     $35,295,539.54    $113,746.34        $0            $35,181,793.20
 8/31/2009     $35,181,793.20    $114,370.76        $0            $35,067,422.44
 9/30/2009     $35,067,422.44    $122,350.94        $0            $34,945,071.50
10/30/2009     $34,945,071.50    $115,670.27        $0            $34,829,401.23
11/30/2009     $34,829,401.23    $123,615.43        $0            $34,705,785.81
12/31/2009     $34,705,785.81    $116,983.84        $0            $34,588,801.96
 1/29/2010     $34,588,801.96    $117,626.04        $0            $34,471,175.92
 2/26/2010     $34,471,175.92    $140,011.99        $0            $34,331,163.94
 3/31/2010     $34,331,163.94    $119,040.36        $0            $34,212,123.57
 4/30/2010     $34,212,123.57    $126,894.71        $0            $34,085,228.86
 5/31/2010     $34,085,228.86    $120,390.44        $0            $33,964,838.41
 6/30/2010     $33,964,838.41    $128,208.42        $0            $33,836,630.00
 7/30/2010     $33,836,630.00    $121,755.15        $0            $33,714,874.85
 8/31/2010     $33,714,874.85    $122,423.53        $0            $33,592,451.32
 9/30/2010     $33,592,451.32    $130,186.72        $0            $33,462,264.59
10/29/2010     $33,462,264.59    $123,810.26        $0            $33,338,454.33
11/30/2010     $33,338,454.33    $131,536.08        $0            $33,206,918.25
12/31/2010     $33,206,918.25    $125,212.00        $0            $33,081,706.25
 1/31/2011     $33,081,706.25    $125,899.36        $0            $32,955,806.88
 2/28/2011     $32,955,806.88    $147,525.69        $0            $32,808,281.19
 3/31/2011     $32,808,281.19    $127,400.35        $0            $32,680,880.84
 4/29/2011     $32,680,880.84    $135,029.44        $0            $32,545,851.39
 5/31/2011     $32,545,851.39    $128,840.98        $0            $32,417,010.41
 6/30/2011     $32,417,010.41    $136,431.25        $0            $32,280,579.16
 7/29/2011     $32,280,579.16    $130,297.22        $0            $32,150,281.94
 8/31/2011     $32,150,281.94    $131,012.50        $0            $32,019,269.44
 9/30/2011     $32,019,269.44    $138,544.25        $0            $31,880,725.19
10/31/2011     $31,880,725.19    $132,492.25        $0            $31,748,232.94
11/30/2011     $31,748,232.94    $139,984.13        $0            $31,608,248.80
12/30/2011     $31,608,248.80    $133,988.03        $0            $31,474,260.77
 1/31/2012     $31,474,260.77    $134,723.57        $0            $31,339,537.20
 2/29/2012     $31,339,537.20    $148,847.51        $0            $31,190,689.69
 3/30/2012     $31,190,689.69    $136,280.26        $0            $31,054,409.43
 4/30/2012     $31,054,409.43    $143,670.07        $0            $30,910,739.36
 5/31/2012     $30,910,739.36    $137,817.07        $0            $30,772,922.29
 6/29/2012     $30,772,922.29    $145,165.47        $0            $30,627,756.82
 7/31/2012     $30,627,756.82    $139,370.52        $0            $30,488,386.29
 8/31/2012     $30,488,386.29    $140,135.61        $0            $30,348,250.68
 9/28/2012     $30,348,250.68    $147,421.54        $0            $30,200,829.14
10/31/2012     $30,200,829.14     $30,148.46        $0            $30,170,680.68
11/30/2012     $30,170,680.68     $36,799.16        $0            $30,133,881.52
12/31/2012     $30,133,881.52     $30,515.98        $0            $30,103,365.54

                                       B-5

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
 1/31/2013     $30,103,365.54     $30,683.50        $0            $30,072,682.05
 2/28/2013     $30,072,682.05     $50,255.47        $0            $30,022,426.58
 3/29/2013     $30,022,426.58     $31,127.82        $0            $29,991,298.76
 4/30/2013     $29,991,298.76     $37,752.13        $0            $29,953,546.64
 5/31/2013     $29,953,546.64     $31,505.94        $0            $29,922,040.70
 6/28/2013     $29,922,040.70     $38,120.06        $0            $29,883,920.64
 7/31/2013     $29,883,920.64     $31,888.16        $0            $29,852,032.48
 8/30/2013     $29,852,032.48     $32,063.21        $0            $29,819,969.27
 9/30/2013     $29,819,969.27     $38,662.32        $0            $29,781,306.95
10/31/2013     $29,781,306.95     $32,451.46        $0            $29,748,855.49
11/29/2013     $29,748,855.49     $39,040.11        $0            $29,709,815.38
12/31/2013     $29,709,815.38     $32,843.92        $0            $29,676,971.46
 1/31/2014     $29,676,971.46     $33,024.22        $0            $29,643,947.24
 2/28/2014     $29,643,947.24     $52,381.28        $0            $29,591,565.96
 3/31/2014     $29,591,565.96     $33,493.06        $0            $29,558,072.90
 4/30/2014     $29,558,072.90     $40,053.64        $0            $29,518,019.26
 5/30/2014     $29,518,019.26     $33,896.80        $0            $29,484,122.45
 6/30/2014     $29,484,122.45     $40,446.50        $0            $29,443,675.95
 7/31/2014     $29,443,675.95     $34,304.92        $0            $29,409,371.04
 8/29/2014     $29,409,371.04     $34,493.24        $0            $29,374,877.80
 9/30/2014     $29,374,877.80     $41,026.86        $0            $29,333,850.93
10/31/2014     $29,333,850.93     $34,907.81        $0            $29,298,943.12
11/28/2014     $29,298,943.12     $41,430.27        $0            $29,257,512.86
12/31/2014     $29,257,512.86     $35,326.87        $0            $29,222,185.98
 1/30/2015     $29,222,185.98     $35,520.80        $0            $29,186,665.18
 2/27/2015     $29,186,665.18     $54,648.63        $0            $29,132,016.54
 3/31/2015     $29,132,016.54     $36,015.80        $0            $29,096,000.75
 4/30/2015     $29,096,000.75     $42,508.40        $0            $29,053,492.35
 5/29/2015     $29,053,492.35     $36,446.86        $0            $29,017,045.48
 6/30/2015     $29,017,045.48     $42,927.85        $0            $28,974,117.64
 7/31/2015     $28,974,117.64     $36,882.60        $0            $28,937,235.04
 8/31/2015     $28,937,235.04     $37,085.07        $0            $28,900,149.97
 9/30/2015     $28,900,149.97     $43,548.86  $28,856,601.12                  --

                                       B-6

           The Ritz-Carlton Companion Loan (not included in the trust)

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
10/31/2005    $270,000,000.00    $593,465.50        $0           $269,406,534.50
11/30/2005    $269,406,534.50    $652,142.48        $0           $268,754,392.02
12/30/2005    $268,754,392.02    $600,303.37        $0           $268,154,088.65
 1/31/2006    $268,154,088.65    $603,598.78        $0           $267,550,489.87
 2/28/2006    $267,550,489.87    $772,183.57        $0           $266,778,306.30
 3/31/2006    $266,778,306.30    $611,151.26        $0           $266,167,155.04
 4/28/2006    $266,167,155.04    $669,351.68        $0           $265,497,803.36
 5/31/2006    $265,497,803.36    $618,180.68        $0           $264,879,622.67
 6/30/2006    $264,879,622.67    $676,191.70        $0           $264,203,430.98
 7/31/2006    $264,203,430.98    $625,286.25        $0           $263,578,144.73
 8/31/2006    $263,578,144.73    $628,718.81        $0           $262,949,425.92
 9/29/2006    $262,949,425.92    $686,445.87        $0           $262,262,980.05
10/31/2006    $262,262,980.05    $635,938.52        $0           $261,627,041.53
11/30/2006    $261,627,041.53    $693,471.04        $0           $260,933,570.50
12/29/2006    $260,933,570.50    $643,236.42        $0           $260,290,334.08
 1/31/2007    $260,290,334.08    $646,767.52        $0           $259,643,566.55
 2/28/2007    $259,643,566.55    $811,388.73        $0           $258,832,177.82
 3/30/2007    $258,832,177.82    $654,772.19        $0           $258,177,405.63
 4/30/2007    $258,177,405.63    $711,797.23        $0           $257,465,608.41
 5/31/2007    $257,465,608.41    $662,274.09        $0           $256,803,334.32
 6/29/2007    $256,803,334.32    $719,096.98        $0           $256,084,237.34
 7/31/2007    $256,084,237.34    $669,857.24        $0           $255,414,380.10
 8/31/2007    $255,414,380.10    $673,534.48        $0           $254,740,845.62
 9/28/2007    $254,740,845.62    $730,053.95        $0           $254,010,791.67
10/31/2007    $254,010,791.67    $681,239.59        $0           $253,329,552.08
11/30/2007    $253,329,552.08    $737,551.45        $0           $252,592,000.63
12/31/2007    $252,592,000.63    $689,028.16        $0           $251,902,972.47
 1/31/2008    $251,902,972.47    $692,810.64        $0           $251,210,161.83
 2/29/2008    $251,210,161.83    $801,007.54        $0           $250,409,154.29
 3/31/2008    $250,409,154.29    $701,011.08        $0           $249,708,143.21
 4/30/2008    $249,708,143.21    $756,790.18        $0           $248,951,353.03
 5/30/2008    $248,951,353.03    $709,013.80        $0           $248,242,339.23
 6/30/2008    $248,242,339.23    $764,577.27        $0           $247,477,761.96
 7/31/2008    $247,477,761.96    $717,103.20        $0           $246,760,658.76
 8/29/2008    $246,760,658.76    $721,039.80        $0           $246,039,618.95
 9/30/2008    $246,039,618.95    $776,279.22        $0           $245,263,339.74
10/31/2008    $245,263,339.74    $729,259.46        $0           $244,534,080.28
11/28/2008    $244,534,080.28    $784,277.39        $0           $243,749,802.89
12/31/2008    $243,749,802.89    $737,568.14        $0           $243,012,234.74
 1/30/2009    $243,012,234.74    $741,617.09        $0           $242,270,617.65
 2/27/2009    $242,270,617.65    $897,529.60        $0           $241,373,088.05
 3/31/2009    $241,373,088.05    $750,615.32        $0           $240,622,472.73
 4/30/2009    $240,622,472.73    $805,057.81        $0           $239,817,414.93

                                       B-7

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
 5/29/2009    $239,817,414.93    $759,155.32        $0           $239,058,259.61
 6/30/2009    $239,058,259.61    $813,367.69        $0           $238,244,891.92
 7/31/2009    $238,244,891.92    $767,787.81        $0           $237,477,104.11
 8/31/2009    $237,477,104.11    $772,002.65        $0           $236,705,101.46
 9/30/2009    $236,705,101.46    $825,868.84        $0           $235,879,232.62
10/30/2009    $235,879,232.62    $780,774.30        $0           $235,098,458.32
11/30/2009    $235,098,458.32    $834,404.13        $0           $234,264,054.19
12/31/2009    $234,264,054.19    $789,640.95        $0           $233,474,413.23
 1/29/2010    $233,474,413.23    $793,975.75        $0           $232,680,437.48
 2/26/2010    $232,680,437.48    $945,080.91        $0           $231,735,356.57
 3/31/2010    $231,735,356.57    $803,522.45        $0           $230,931,834.12
 4/30/2010    $230,931,834.12    $856,539.33        $0           $230,075,294.79
 5/31/2010    $230,075,294.79    $812,635.50        $0           $229,262,659.30
 6/30/2010    $229,262,659.30    $865,406.82        $0           $228,397,252.48
 7/30/2010    $228,397,252.48    $821,847.25        $0           $227,575,405.23
 8/31/2010    $227,575,405.23    $826,358.85        $0           $226,749,046.38
 9/30/2010    $226,749,046.38    $878,760.39        $0           $225,870,286.00
10/29/2010    $225,870,286.00    $835,719.24        $0           $225,034,566.75
11/30/2010    $225,034,566.75    $887,868.56        $0           $224,146,698.20
12/31/2010    $224,146,698.20    $845,181.02        $0           $223,301,517.18
 1/31/2011    $223,301,517.18    $849,820.71        $0           $222,451,696.46
 2/28/2011    $222,451,696.46    $995,798.42        $0           $221,455,898.04
 3/31/2011    $221,455,898.04    $859,952.39        $0           $220,595,945.65
 4/29/2011    $220,595,945.65    $911,448.73        $0           $219,684,496.92
 5/31/2011    $219,684,496.92    $869,676.65        $0           $218,814,820.27
 6/30/2011    $218,814,820.27    $920,910.96        $0           $217,893,909.31
 7/29/2011    $217,893,909.31    $879,506.23        $0           $217,014,403.08
 8/31/2011    $217,014,403.08    $884,334.35        $0           $216,130,068.73
 9/30/2011    $216,130,068.73    $935,173.70        $0           $215,194,895.03
10/31/2011    $215,194,895.03    $894,322.69        $0           $214,300,572.33
11/30/2011    $214,300,572.33    $944,892.90        $0           $213,355,679.43
12/30/2011    $213,355,679.43    $904,419.22        $0           $212,451,260.21
 1/31/2012    $212,451,260.21    $909,384.10        $0           $211,541,876.11
 2/29/2012    $211,541,876.11  $1,004,720.71        $0           $210,537,155.40
 3/30/2012    $210,537,155.40    $919,891.74        $0           $209,617,263.66
 4/30/2012    $209,617,263.66    $969,772.98        $0           $208,647,490.68
 5/31/2012    $208,647,490.68    $930,265.21        $0           $207,717,225.46
 6/29/2012    $207,717,225.46    $979,866.93        $0           $206,737,358.53
 7/31/2012    $206,737,358.53    $940,751.04        $0           $205,796,607.49
 8/31/2012    $205,796,607.49    $945,915.37        $0           $204,850,692.11
 9/28/2012    $204,850,692.11    $995,095.39        $0           $203,855,596.72
10/31/2012    $203,855,596.72    $203,502.11        $0           $203,652,094.61
11/30/2012    $203,652,094.61    $248,394.34        $0           $203,403,700.27
12/31/2012    $203,403,700.27    $205,982.84        $0           $203,197,717.43

                                       B-8

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
 1/31/2013    $203,197,717.43    $207,113.60        $0           $202,990,603.83
 2/28/2013    $202,990,603.83    $339,224.40        $0           $202,651,379.43
 3/29/2013    $202,651,379.43    $210,112.77        $0           $202,441,266.66
 4/30/2013    $202,441,266.66    $254,826.86        $0           $202,186,439.80
 5/31/2013    $202,186,439.80    $212,665.09        $0           $201,973,774.71
 6/28/2013    $201,973,774.71    $257,310.42        $0           $201,716,464.29
 7/31/2013    $201,716,464.29    $215,245.06        $0           $201,501,219.23
 8/30/2013    $201,501,219.23    $216,426.67        $0           $201,284,792.57
 9/30/2013    $201,284,792.57    $260,970.63        $0           $201,023,821.93
10/31/2013    $201,023,821.93    $219,047.38        $0           $200,804,774.56
11/29/2013    $200,804,774.56    $263,520.73        $0           $200,541,253.83
12/31/2013    $200,541,253.83    $221,696.48        $0           $200,319,557.35
 1/31/2014    $200,319,557.35    $222,913.50        $0           $200,096,643.85
 2/28/2014    $200,096,643.85    $353,573.62        $0           $199,743,070.23
 3/31/2014    $199,743,070.23    $226,078.17        $0           $199,516,992.06
 4/30/2014    $199,516,992.06    $270,362.07        $0           $199,246,629.99
 5/30/2014    $199,246,629.99    $228,803.42        $0           $199,017,826.57
 6/30/2014    $199,017,826.57    $273,013.89        $0           $198,744,812.68
 7/31/2014    $198,744,812.68    $231,558.19        $0           $198,513,254.49
 8/29/2014    $198,513,254.49    $232,829.35        $0           $198,280,425.14
 9/30/2014    $198,280,425.14    $276,931.34        $0           $198,003,493.81
10/31/2014    $198,003,493.81    $235,627.72        $0           $197,767,866.08
11/28/2014    $197,767,866.08    $279,654.31        $0           $197,488,211.78
12/31/2014    $197,488,211.78    $238,456.40        $0           $197,249,755.38
 1/30/2015    $197,249,755.38    $239,765.43        $0           $197,009,989.94
 2/27/2015    $197,009,989.94    $368,878.28        $0           $196,641,111.66
 3/31/2015    $196,641,111.66    $243,106.63        $0           $196,398,005.03
 4/30/2015    $196,398,005.03    $286,931.69        $0           $196,111,073.34
 5/29/2015    $196,111,073.34    $246,016.32        $0           $195,865,057.02
 6/30/2015    $195,865,057.02    $289,762.98        $0           $195,575,294.04
 7/31/2015    $195,575,294.04    $248,957.53        $0           $195,326,336.52
 8/31/2015    $195,326,336.52    $250,324.20        $0           $195,076,012.32
 9/30/2015    $195,076,012.32    $293,954.78  $194,782,057.54                 --

                                       B-9

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                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                                   ----------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)   multifamily or commercial mortgage loans;

          2)   mortgage pass-through certificates or mortgage backed securities;

          3)   direct obligations of the United States or other governmental agencies; or

          4)   any combination of the 1-3, above.

     The certificates of any series may consist of one or more classes. A given class may:

          o    provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes in respect of distributions;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
               retirement of one or more other classes;

          o    provide for sequential distributions of principal;

          o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-31 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

     Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY
                  THE DATE OF THIS PROSPECTUS IS MARCH 14, 2006

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o    the timing of interest and principal payments;

          o    applicable interest rates;

          o    information about the trust fund's assets;

          o    information about any credit support or cash flow agreement;

          o    the rating for each class of certificates;

          o    information regarding the nature of any subordination;

          o    any circumstance in which the trust fund may be subject to early termination;

          o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o    the aggregate principal amount of each class of certificates;

          o    information regarding any master servicer, sub-servicer or special servicer; and

          o    whether the certificates will be initially issued in definitive or book-entry form.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                                   ----------

     Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

Important Notice About Information Presented In This Prospectus And

   Distributions on the Certificates of Prepayment Premiums or

                                        i

   Retained Interest; Servicing Compensation and Payment of Expenses .....    63
   Evidence as to Compliance .............................................    63
   Matters Regarding a Master Servicer, a Special Servicer and

   Tax Related Restrictions on Transfers of REMIC Residual Certificates ..   111

                                       ii

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

 TITLE OF CERTIFICATES......... Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL.................   Each trust fund will consist primarily of one
                                 or more segregated pools of:

                                 (1)  multifamily or commercial mortgage loans;

                                 (2)  mortgage pass-through certificates or
                                      mortgage backed securities;

                                 (3)  direct obligations of the United States or
                                      other governmental agencies; or

                                 (4)  any combination of 1-3 above.

                                 as to some or all of the mortgage loans,
                                 assignments of the leases of the related
                                 mortgaged properties or assignments of the
                                 rental payments due under those leases.

                                 Each trust fund for a series of certificates
                                 may also include:

                                 o    insurance or guarantees for the loans,
                                      letters of credit, insurance policies and
                                      surety bonds, the establishment of one or
                                      more reserve funds or any combination of
                                      the foregoing; and

                                 o    guaranteed investment contracts, interest
                                      rate exchange or interest rate swap, cap,
                                      floor or collar agreements or currency
                                      exchange or swap agreements.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   The issuing entity with respect to each series
                                 will be a New York common law trust formed by
                                 the depositor and containing the assets
                                 described in this prospectus and specified in
                                 the related prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation and a wholly-owned subsidiary of
                                 Morgan Stanley.

MASTER SERVICER...............   Each master servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A master servicer may be
                                 an affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER..............   Each primary servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. The primary servicer may
                                 be an affiliate of Morgan Stanley Capital I
                                 Inc.

SPECIAL SERVICER..............   The special servicer, if any, for each series
                                 of certificates will be named, or the
                                 circumstances in accordance with which a
                                 special servicer will be appointed will be
                                 described, in the related prospectus
                                 supplement. The special servicer may be an
                                 affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

OTHER PARTIES.................   If so specified in the prospectus supplement
                                 for a series, there may be one or more
                                 additional parties to the related pooling and
                                 servicing agreement, including but not limited
                                 to (i) a paying agent, which will make payments
                                 and perform other specified duties with respect
                                 to the certificates, (ii) a certificate
                                 registrar, which will maintain the register of
                                 certificates and perform certain duties with
                                 respect to certificate transfer, (iii) an
                                 authenticating agent, which will countersign
                                 the certificates on behalf of the trustee
                                 and/or (iv) a fiscal agent, which will be
                                 required to make advances if the trustee fails
                                 to do so when required.

SPONSOR.......................   The sponsor or sponsors for each series of
                                 certificates will be named in the related
                                 prospectus supplement. The sponsor will
                                 initiate the issuance of a series of
                                 certificates and will sell mortgage loans to
                                 the depositor. If specified in the related
                                 prospectus supplement, the sponsor may be
                                 Morgan Stanley Mortgage Capital Inc., an
                                 affiliate of the depositor.

SELLERS.......................   The seller or sellers of the mortgage loans or
                                 other assets will be named in the related
                                 prospectus supplement. A seller may be an
                                 affiliate of Morgan Stanley Capital I Inc.
                                 Morgan Stanley Capital I Inc. will purchase the
                                 mortgage loans or other assets, on or before
                                 the issuance of the related series of
                                 certificates.

ORIGINATORS...................   If the mortgage loans or other assets have been
                                 originated by an entity other than the related
                                 sponsor or loan seller, the prospectus
                                 supplement will identify the related originator
                                 and set forth certain information with respect
                                 thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.........   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

   (A) MORTGAGE ASSETS........   The mortgage loans and the mortgage backed
                                 securities, or one or the other, with respect
                                 to each series of certificates will consist of
                                 a pool of:

                                 o    multifamily or commercial mortgage loans
                                    or both;

                                 o    mortgage pass-through certificates or
                                      other mortgage backed securities
                                      evidencing interests in or secured by
                                      mortgage loans; or

                                 o    a combination of mortgage loans and
                                      mortgage backed securities.

                                 The mortgage loans will not be guaranteed or
                                 insured by:

                                 o    Morgan Stanley Capital I Inc. or any of
                                      its affiliates; or

                                       -2-

                                 o    unless the prospectus supplement so
                                      provides, any governmental agency or
                                      instrumentality or other person.

                                 The mortgage loans will be secured by first
                                 liens or junior liens on, or security interests
                                 in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively owned
                                      dwelling units; or

                                 o    office buildings, shopping centers, retail
                                      stores, hotels or motels, nursing homes,
                                      hospitals or other health care-related
                                      facilities, mobile home parks, warehouse
                                      facilities, mini-warehouse facilities or
                                      self-storage facilities, industrial
                                      plants, congregate care facilities, mixed
                                      use commercial properties or other types
                                      of commercial properties.

                                 Generally, the mortgage loans:

                                 o    will be secured by properties located in
                                      any of the fifty states, the District of
                                      Columbia or the Commonwealth of Puerto
                                      Rico;

                                 o    will have individual principal balances at
                                      origination of at least $25,000;

                                 o    will have original terms to maturity of
                                      not more than 40 years; and

                                 o    will be originated by persons other than
                                      Morgan Stanley Capital I Inc.

                                 Each mortgage loan may provide for the
                                 following payment terms:

                                 o    Each mortgage loan may provide for no
                                      accrual of interest or for accrual of
                                      interest at a fixed or adjustable rate or
                                      at a rate that may be converted from
                                      adjustable to fixed, or vice versa, from
                                      time to time at the borrower's election.
                                      Adjustable mortgage rates may be based on
                                      one or more indices.

                                 o    Each mortgage loan may provide for
                                      scheduled payments to maturity or payments
                                      that adjust from time to time to
                                      accommodate changes in the interest rate
                                      or to reflect the occurrence of certain
                                      events.

                                 o    Each mortgage loan may provide for
                                      negative amortization or accelerated
                                      amortization.

                                 o    Each mortgage loan may be fully amortizing
                                      or require a balloon payment due on the
                                      loan's stated maturity date.

                                 o    Each mortgage loan may contain
                                      prohibitions on prepayment or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with a
                                      prepayment.

                                 o    Each mortgage loan may provide for
                                      payments of principal, interest or both,
                                      on due dates that occur monthly,
                                      quarterly, semi-annually or at another
                                      interval as specified in the related
                                      prospectus supplement.

                                       -3-

   (B)                           GOVERNMENT SECURITIES.. If the related
                                 prospectus supplement so specifies, the trust
                                 fund may include direct obligations of the
                                 United States, agencies of the United States or
                                 agencies created by government entities which
                                 provide for payment of interest or principal or
                                 both.

   (C) COLLECTION ACCOUNTS....   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. The person(s)
                                 designated in the related prospectus supplement
                                 will, to the extent described in this
                                 prospectus and the prospectus supplement,
                                 deposit into this account all payments and
                                 collections received or advanced with respect
                                 to the trust fund's assets. The collection
                                 account may be either interest-bearing or
                                 non-interest-bearing, and funds may be held in
                                 the account as cash or invested in short-term,
                                 investment grade obligations.

   (D) CREDIT SUPPORT.........   If the related prospectus supplement so
                                 specifies, one or more classes of certificates
                                 may be provided with partial or full protection
                                 against certain defaults and losses on a trust
                                 fund's mortgage loans and mortgage backed
                                 securities.

                                 This protection may be provided by one or more
                                 of the following means:

                                 o    subordination of one or more other classes
                                      of certificates,

                                 o    cross-support provisions

                                 o    loan insurance policies or guarantees,

                                 o    letters of credit,

                                 o    certificate insurance policies or surety
                                     bonds,

                                 o    reserve fund or funds or

                                 o    a combination thereof.

                                 The related prospectus supplement will describe
                                 the amount and types of credit support, the
                                 entity providing the credit support, if
                                 applicable, and related information. If a
                                 particular trust fund includes mortgage backed
                                 securities, the related prospectus supplement
                                 will describe any similar forms of credit
                                 support applicable to those mortgage backed
                                 securities.

   (E) CASH FLOW AGREEMENTS...   If the related prospectus supplement so
                                 provides, the trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the collection accounts will be
                                 invested at a specified rate. The trust fund
                                 also may include agreements (as described
                                 below) designed to reduce the effects of
                                 interest rate or currency exchange rate
                                 fluctuations on the trust fund's assets or on
                                 one or more classes of certificates.

                                 Agreements of this sort may include:

                                 o    interest rate exchange or interest rate
                                      swap agreements,

                                 o    interest rate cap, floor or collar
                                      agreements,

                                       -4-

                                 o    currency exchange or swap agreements, or

                                 o    Other interest rate or currency
                                      agreements. Currency exchange or swap
                                      agreements might be included in a trust
                                      fund if some or all of the mortgage loans
                                      or mortgage backed securities, such as
                                      mortgage loans secured by mortgaged
                                      properties located outside the United
                                      States, are denominated in a non United
                                      States currency.

                                 The related prospectus supplement will describe
                                 the principal terms of any guaranteed
                                 investment contract or other such agreement and
                                 provide information with respect to the
                                 obligor. If a particular trust fund includes
                                 mortgage backed securities, the related
                                 prospectus supplement will describe any
                                 guaranteed investment contract or other
                                 agreements applicable to those mortgage backed
                                 securities.

REPURCHASES AND SUBSTITUTIONS
   OF MORTGAGE ASSETS;
   ACQUISITION OF ADDITIONAL
   MORTGAGE ASSETS............   If and to the extent described in the related
                                 prospectus supplement, Morgan Stanley Capital I
                                 Inc. a mortgage asset seller or another
                                 specified person or entity may make or assign
                                 to or for the benefit of one of our trusts
                                 various representations and warranties, or may
                                 be obligated to deliver to one of our trusts
                                 various documents, in either case relating to
                                 some or all of the mortgage assets transferred
                                 to that trust. A material breach of one of
                                 those representations and warranties or a
                                 failure to deliver a material document may,
                                 under the circumstances described in the
                                 related prospectus supplement, give rise to an
                                 obligation to repurchase the affected mortgage
                                 asset(s) out of the subject trust or to replace
                                 the affected mortgage asset(s) with other
                                 mortgage asset(s) that satisfy the criteria
                                 specified in the related prospectus supplement
                                 or to reimburse the related trust fund for any
                                 related losses. See "Description of the
                                 Agreements--Assignment of Assets--Repurchases"
                                 and "--Representations and
                                 Warranties--Repurchases" herein.

                                 In addition, if so specified in the related
                                 prospectus supplement, if a mortgage loan
                                 backing a series of certificates defaults, it
                                 may be subject to a fair value purchase option
                                 or other purchase option under the related
                                 pooling and servicing agreement or another
                                 agreement, or may be subject to a purchase
                                 option on the part of another lender whose loan
                                 is secured by the related real estate
                                 collateral or by a security interest in the
                                 equity in the related borrower. Further, if so
                                 specified in the related prospectus supplement,
                                 a special servicer or other specified party for
                                 a trust fund may be obligated to sell a
                                 mortgage asset that is in default. See
                                 "Description of the Agreements--Realization
                                 Upon Defaulted Whole Loans" herein.

                                 In general, the initial total principal balance
                                 of the mortgage assets in a trust will equal or
                                 exceed the initial total principal balance of
                                 the related certificates. If the initial total
                                 principal balance of the related mortgage
                                 assets is less than the initial total principal
                                 balance of any series, we may arrange an
                                 interim deposit of cash or liquid investments
                                 with the trustee to cover the shortfall. For
                                 the period specified in the related prospectus
                                 supplement, following the initial issuance of
                                 that series, we will be entitled to obtain a
                                 release of the deposited cash or investments in
                                 exchange for the deposit of a corresponding
                                 amount of

                                       -5-

                                 mortgage assets. If we fail to deliver mortgage
                                 assets sufficient to make up the entire
                                 shortfall within that specified period, any of
                                 the cash or investments remaining on deposit
                                 with the related trustee will be used to pay
                                 down the principal balance of the related
                                 certificates, as described in the related
                                 prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, the related trustee may be
                                 authorized or required to apply collections on
                                 the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 assets that conform to the description of
                                 mortgage assets in this prospectus, and satisfy
                                 the criteria set forth in the related
                                 prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding or revolving period, then
                                 we will indicate in the related prospectus
                                 supplement, among other things, (i) the term or
                                 duration of the prefunding or revolving period
                                 and for prefunding periods, the amount of
                                 proceeds to be deposited in the prefunding
                                 account and the percentage of the mortgage
                                 asset pool represented by those proceeds, (ii)
                                 for revolving periods, the maximum amount of
                                 additional assets that may be acquired during
                                 the revolving period, if applicable, and the
                                 percentage of the mortgage asset pool
                                 represented by those assets and (iii) any
                                 limitation on the ability to add pool assets.

DISTRIBUTIONS ON
   CERTIFICATES...............   Each series of certificates will have the
                                 following characteristics:

                                 o    if the certificates evidence an interest
                                      in a trust fund that includes mortgage
                                      loans, the certificates will be issued
                                      pursuant to a pooling agreement;

                                 o    if the certificates evidence an interest
                                      in a trust fund that does not include
                                      mortgage loans, the certificates will be
                                      issued pursuant to a trust agreement;

                                 o    each series of certificates will include
                                      one or more classes of certificates;

                                 o    each series of certificates, including any
                                      class or classes not offered by this
                                      prospectus, will represent, in the
                                      aggregate, the entire beneficial ownership
                                      interest in the related trust fund;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      interest certificates, will have a stated
                                      principal amount;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      principal certificates, will accrue
                                      interest based on a fixed, floating,
                                      variable or adjustable interest rate.

                                 The related prospectus supplement will specify
                                 the principal amount, if any, and the interest
                                 rate, if any, for each class of certificates.
                                 In the case of a floating, variable or
                                 adjustable interest rate, the related
                                 prospectus supplement will specify the method
                                 for determining the rate.

                                 The certificates will not be guaranteed or
                                 insured by Morgan Stanley Capital I Inc. or any
                                 of its affiliates. If the related prospectus
                                 supplement so provides, the certificates may be
                                 insured or guaranteed by an entity specified
                                 therein. Otherwise, the certificates also will
                                 not

                                       -6-

                                 be guaranteed or insured by any governmental
                                 agency or instrumentality or by any other
                                 person.

   (A) INTEREST ..............   Each class of certificates offered to you,
                                 other than stripped principal certificates and
                                 certain classes of stripped interest
                                 certificates, will accrue interest at the rate
                                 indicated in the prospectus supplement.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement.

                                 Interest distributions:

                                 o    on stripped interest certificates may be
                                      made on the basis of the notional amount
                                      for that class, as described in the
                                      related prospectus supplement;

                                 o    may be reduced to the extent of certain
                                      delinquencies, losses, prepayment interest
                                      shortfalls, and other contingencies
                                      described in this prospectus and the
                                      related prospectus supplement.

   (B) PRINCIPAL .............   The certificates of each series initially will
                                 have an aggregate principal balance no greater
                                 than the outstanding principal balance of the
                                 trust fund's assets as of the close of business
                                 on the first day of the month during which the
                                 trust fund is formed, after application of
                                 scheduled payments due on or before that date,
                                 whether or not received. The related prospectus
                                 supplement may provide that the principal
                                 balance of the trust fund's assets will be
                                 determined as of a different date. The
                                 principal balance of a certificate at a given
                                 time represents the maximum amount that the
                                 holder is then entitled to receive of principal
                                 from future cash flow on the assets in the
                                 related trust fund.

                                 Unless the prospectus supplement provides
                                 otherwise, distributions of principal:

                                 o    will be made on each distribution date to
                                      the holders of the class or classes of
                                      certificates entitled to principal
                                      distributions, until the principal
                                      balances of those certificates have been
                                      reduced to zero; and

                                 o    will be made on a pro rata basis among all
                                      of the certificates of a given class or by
                                      random selection, as described in the
                                      prospectus supplement or otherwise
                                      established by the trustee.

                                 Stripped interest or interest-only certificates
                                 will not have a principal balance and will not
                                 receive distributions of principal.

ADVANCES .....................   Unless the related prospectus supplement
                                 otherwise provides, if a scheduled payment on a
                                 mortgage loan is delinquent and the master
                                 servicer determines that an advance would be
                                 recoverable, the master servicer will, in most
                                 cases, be required to advance the shortfall.
                                 Neither Morgan Stanley Capital I Inc. nor any
                                 of its affiliates will have any responsibility
                                 to make those advances.

                                 The master servicer:

                                 o    will be reimbursed for advances from
                                      subsequent recoveries from the delinquent
                                      mortgage loan or from other sources, as
                                      described in this prospectus and the
                                      related prospectus supplement; and

                                       -7-

                                 o    will be entitled to interest on advances,
                                      if specified in the related prospectus
                                      supplement.

                                 If a particular trust fund includes mortgage
                                 backed securities, the prospectus supplement
                                 will describe any advance obligations
                                 applicable to those mortgage backed securities.

TERMINATION ..................   The related prospectus supplement may provide
                                 for the optional early termination of the
                                 series of certificates through repurchase of
                                 the trust fund's assets by a specified party,
                                 under specified circumstances.

                                 The related prospectus supplement may provide
                                 for the early termination of the series of
                                 certificates in various ways including:

                                 o    optional early termination where a party
                                      identified in the prospectus supplement
                                      could repurchase the trust fund assets
                                      pursuant to circumstances specified in the
                                      prospectus supplement;

                                 o    termination through the solicitation of
                                      bids for the sale of all or a portion of
                                      the trust fund assets in the event the
                                      principal amount of a specified class or
                                      classes declines by a specified percentage
                                      amount on or after a specified date.

REGISTRATION OF
   CERTIFICATES ..............   If the related prospectus supplement so
                                 provides, one or more classes of the
                                 certificates being offered to you will
                                 initially be represented by one or more
                                 certificates registered in the name of Cede &
                                 Co., as the nominee of Depository Trust
                                 Company. If the certificate you purchase is
                                 registered in the name of Cede & Co., you will
                                 not be entitled to receive a definitive
                                 certificate, except under the limited
                                 circumstances described in this prospectus.

TAX STATUS OF THE
   CERTIFICATES ..............   The certificates of each series will constitute
                                 either:

                                 o    regular interests and residual interests
                                      in a trust treated as a real estate
                                      mortgage investment conduit--known as a
                                      REMIC--under Sections 860A through 860G of
                                      the Internal Revenue Code; or

                                 o    interests in a trust treated as a grantor
                                      trust under applicable provisions of the
                                      Internal Revenue Code.

   (A) REMIC .................   The regular certificates of the REMIC generally
                                 will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Some of the regular certificates of
                                 the REMIC may be issued with original issue
                                 discount for federal income tax purposes.

                                 A portion or, in certain cases, all of the
                                 income from REMIC residual certificates:

                                 o    may not be offset by any losses from other
                                      activities of the holder of those
                                      certificates;

                                 o    may be treated as unrelated business
                                      taxable income for holders of the residual
                                      certificates of the REMIC that are subject
                                      to tax on unrelated business taxable
                                      income, as defined in Section 511 of the
                                      Internal Revenue Code; and

                                 o    may be subject to U.S. withholding tax.

                                       -8-

                                 To the extent described in this prospectus and
                                 the related prospectus supplement, the
                                 certificates offered to you will be treated as:

                                 o    assets described in section 7701(a)(19)(C)
                                      of the Internal Revenue Code; and

                                 o    "real estate assets" within the meaning of
                                      sections 856(c)(4)(A) and 856(c)(5)(B) of
                                      the Internal Revenue Code.

   (B) GRANTOR TRUST .........   If no election is made to treat the trust fund
                                 relating to a series of certificates as a
                                 REMIC, the trust fund will be classified as a
                                 grantor trust and not as an association taxable
                                 as a corporation for federal income tax
                                 purposes. If the trust fund is a grantor trust,
                                 you will be treated as an owner of an undivided
                                 pro rata interest in the mortgage pool or pool
                                 of securities and any other assets held by the
                                 trust fund. In certain cases the certificates
                                 may represent interests in a portion of a trust
                                 fund as to which one or more REMIC elections,
                                 as described above, are also made.

                                 Investors are advised to consult their tax
                                 advisors and to review "Federal Income Tax
                                 Consequences" in this prospectus and the
                                 related prospectus supplement.

ERISA CONSIDERATIONS .........   If you are subject to Title I of the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended--also known as ERISA, or Section 4975
                                 of the Internal Revenue Code, you should
                                 carefully review with your legal advisors
                                 whether the purchase or holding of certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under either statute.

                                 In general, the related prospectus supplement
                                 will specify that some of the classes of
                                 certificates may not be transferred unless the
                                 trustee and Morgan Stanley Capital I Inc.
                                 receive a letter of representations or an
                                 opinion of counsel to the effect that:

                                 o    the transfer will not result in a
                                      violation of the prohibited transaction
                                      provisions of ERISA or the Internal
                                      Revenue Code;

                                 o    the transfer will not cause the assets of
                                      the trust fund to be deemed "plan assets"
                                      for purposes of ERISA or the Internal
                                      Revenue Code; and

                                 o    the transfer will not subject any of the
                                      trustee, Morgan Stanley Capital I Inc. or
                                      any servicer to additional obligations.

LEGAL INVESTMENT .............   The related prospectus supplement will specify
                                 whether any classes of the offered certificates
                                 will constitute "mortgage related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and the sale of the
                                 offered certificates.

                                       -9-

RATING .......................   At the date of issuance, each class of
                                 certificates of each series that are offered to
                                 you will be rated not lower than investment
                                 grade by one or more nationally recognized
                                 statistical rating agencies.

                                      -10-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY MARKET
   MAY MAKE IT DIFFICULT FOR
   YOU  TO RESELL YOUR
   CERTIFICATES...............   Secondary market considerations may make your
                                 certificates difficult to resell or less
                                 valuable than you anticipated for a variety of
                                 reasons, including:

                                 o    there may not be a secondary market for
                                      the certificates;

                                 o    if a secondary market develops, we cannot
                                      assure you that it will continue or will
                                      provide you with the liquidity of
                                      investment you may have anticipated. Lack
                                      of liquidity could result in a substantial
                                      decrease in the market value of your
                                      certificates;

                                 o    the market value of your certificates will
                                      fluctuate with changes in interest rates;

                                 o    the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for
                                      certificates backed by multifamily and
                                      commercial mortgages so if your liquidity
                                      assumptions were based on the secondary
                                      market for certificates backed by
                                      residential mortgages, your assumptions
                                      may not be correct;

                                 o    certificateholders have no redemption
                                      rights; and

                                 o    secondary market purchasers are limited to
                                      this prospectus, the related prospectus
                                      supplement and to the reports delivered to
                                      certificateholders for information
                                      concerning the certificates.

                                 Morgan Stanley & Co. Incorporated currently
                                 expects to make a secondary market in your
                                 certificates, but it has no obligation to do
                                 so.

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO ALLOW FOR
   REPAYMENT IN FULL ON YOUR
   CERTIFICATES...............   Unless the related prospectus supplement so
                                 specifies, the sole source of payment on your
                                 certificates will be proceeds from the assets
                                 included in the trust fund for each series of
                                 certificates and any form of credit enhancement
                                 specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any
                                 other series. In addition, in general, there is
                                 no recourse to Morgan Stanley Capital I Inc. or
                                 any other entity, and neither the certificates
                                 nor the underlying mortgage loans are
                                 guaranteed or insured by any governmental
                                 agency or instrumentality or any other entity.

                                      -11-

                                 Therefore, if the trust fund's assets are
                                 insufficient to pay you your expected return,
                                 in most situations you will not receive payment
                                 from any other source. Exceptions include:

                                 o    loan repurchase obligations in connection
                                      with a breach of certain of the
                                      representations and warranties; and

                                 o    advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans
                                 or mortgage backed securities may have been
                                 made or assigned in connection with transfers
                                 of the mortgage loans or mortgage backed
                                 securities prior to the closing date, the
                                 rights of the trustee and the
                                 certificateholders with respect to those
                                 representations or warranties will be limited
                                 to their rights as assignees. Unless the
                                 related prospectus supplement so specifies,
                                 neither Morgan Stanley Capital I Inc., the
                                 master servicer nor any affiliate thereof will
                                 have any obligation with respect to
                                 representations or warranties made by any other
                                 entity.

                                 There may be accounts, as described in the
                                 related prospectus supplement, maintained as
                                 credit support. The amounts in these accounts
                                 may be withdrawn, under conditions described in
                                 the related prospectus supplement. Any
                                 withdrawn amounts will not be available for the
                                 future payment of principal or interest on the
                                 certificates.

                                 If a series of certificates consists of one or
                                 more classes of subordinate certificates, the
                                 amount of any losses or shortfalls in
                                 collections of assets on any distribution date
                                 will be borne first by one or more classes of
                                 the subordinate certificates, as described in
                                 the related prospectus supplement. Thereafter,
                                 those losses or shortfalls will be borne by the
                                 remaining classes of certificates, in the
                                 priority and manner and subject to the
                                 limitations specified in the related prospectus
                                 supplement.

PREPAYMENTS AND REPURCHASES
   MAY REDUCE THE YIELD ON
   YOUR CERTIFICATES..........   The yield on your certificates may be reduced
                                 by prepayments on the mortgage loans or
                                 mortgage backed securities because prepayments
                                 affect the average life of the certificates.
                                 Prepayments can be voluntary, if permitted, and
                                 involuntary, such as prepayments resulting from
                                 casualty or condemnation, defaults and
                                 liquidations or repurchases upon breaches of
                                 representations and warranties. The investment
                                 performance of your certificates may vary
                                 materially and adversely from your expectation
                                 if the actual rate of prepayment is higher or
                                 lower than you anticipated.

                                 Voluntary prepayments may require the payment
                                 of a yield maintenance or prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 existence of the prepayment premium will cause
                                 a borrower to refrain from prepaying its
                                 mortgage loan nor can we assure you of the rate
                                 at which prepayments will occur. Morgan Stanley
                                 Mortgage Capital Inc., under certain
                                 circumstances, may be required to repurchase a
                                 mortgage loan from the trust fund if there has
                                 been a breach of a representation or warranty.
                                 The repurchase price paid will be passed
                                 through to you, as a certificateholder, with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no

                                      -12-

                                 prepayment premium or yield maintenance charge
                                 would be payable. Such a repurchase may
                                 therefore adversely affect the yield to
                                 maturity on your certificates.

                                 In a pool of mortgage loans, the rate of
                                 prepayment is unpredictable as it is influenced
                                 by a variety of factors including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                     period;

                                 o    the prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums;

                                 o    the servicer's ability to enforce those
                                      yield maintenance charges or prepayment
                                      premiums;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 There can be no assurance that the rate of
                                 prepayments will conform to any model described
                                 in this prospectus or in the related prospectus
                                 supplement.

                                 Some of the certificates may be more sensitive
                                 to prepayments than other certificates and in
                                 certain cases, the certificateholder holding
                                 these certificates may fail to recoup its
                                 original investment. You should carefully
                                 consider the specific characteristics of the
                                 certificates you purchase, as well as your
                                 investment approach and strategy. For instance,
                                 if you purchase a certificate at a premium, a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate and your actual yield may be lower
                                 than your anticipated yield. Similarly, if you
                                 purchase a certificate which provides for the
                                 payment of interest only, or a certificate
                                 which provides for the payment of interest only
                                 after the occurrence of certain events, such as
                                 the retirement of one or more other classes of
                                 certificates of a series, you will probably be
                                 extremely sensitive to prepayments because a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate.

IF PREPAYMENT PREMIUMS ARE NOT
   ENFORCED, YOUR CERTIFICATES
   MAY                           BE ADVERSELY AFFECTED.. The yield on your
                                 certificates may be less than anticipated
                                 because the prepayment premium or yield
                                 maintenance required under certain prepayment
                                 scenarios may not be enforceable in some states
                                 or under federal bankruptcy laws.

                                 o    Some courts may consider the prepayment
                                      premium to be usurious.

                                      -13-

                                 o    Even if the prepayment premium is
                                      enforceable, we cannot assure you that
                                      foreclosure proceeds will be sufficient to
                                      pay the prepayment premium.

                                 o    Although the collateral substitution
                                      provisions related to defeasance are not
                                      suppose to be treated as a prepayment and
                                      should not affect your certificates, we
                                      cannot assure you that a court will not
                                      interpret the defeasance provisions as
                                      requiring a prepayment premium; nor can we
                                      assure you that if it is treated as a
                                      prepayment premium, the court will find
                                      the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
   AMORTIZATION MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES...............   As principal payments or prepayments are made
                                 on a mortgage loan, the mortgage pool will be
                                 exposed to concentration risks with respect to
                                 the diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers.
                                 Classes that have a later sequential
                                 designation or a lower payment priority are
                                 more likely to be exposed to these
                                 concentration risks than are classes with an
                                 earlier sequential designation or higher
                                 priority. This is so because principal on the
                                 certificates will be payable in sequential
                                 order, and no class entitled to a distribution
                                 of principal will receive its principal until
                                 the principal amount of the preceding class or
                                 classes entitled to receive principal have been
                                 reduced to zero.

RATINGS DO NOT GUARANTY
   PAYMENT ...................   Any rating assigned by a rating agency to a
                                 class of certificates reflects the rating
                                 agency's assessment of the likelihood that
                                 holders of the class of certificates will
                                 receive the payments to which they are
                                 entitled.

                                 o    The ratings do not assess the likelihood
                                      that you will receive timely payments on
                                      your certificates.

                                 o    The ratings do not assess the likelihood
                                      of prepayments, including those caused by
                                      defaults.

                                 o    The ratings do not assess the likelihood
                                      of early optional termination of the
                                      certificates.

                                 Each rating agency rating classes of a
                                 particular series will determine the amount,
                                 type and nature of credit support required for
                                 that series. This determination may be based on
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group taking into
                                 account the appraised value of the real estate
                                 and the commercial and multifamily real estate
                                 market.

                                 o    We cannot assure you that the historical
                                      data supporting the actuarial analysis
                                      will accurately reflect or predict the
                                      rate of delinquency, foreclosure or loss
                                      that will be experienced by the mortgage
                                      loans in a particular series.

                                 o    We cannot assure you that the appraised
                                      value of any property securing a mortgage
                                      loan in a particular series will remain
                                      stable throughout the life of your
                                      certificate.

                                      -14-

                                 o    We cannot assure you that the real estate
                                      market will not experience an overall
                                      decline in property values nor can we
                                      assure you that the outstanding balance of
                                      any mortgage loan in a particular series
                                      will always be less than the market value
                                      of the property securing the mortgage
                                      loan.

RATINGS DO NOT GUARANTY
   VALUE .....................   If one or more rating agencies downgrade
                                 certificates of a series, your certificate will
                                 decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master
                                 servicer, the trustee or any affiliate has any
                                 obligation to maintain a rating of a class of
                                 certificates, you will have no recourse if your
                                 certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
   MAY BE VOLATILE AND
   INSUFFICIENT TO ALLOW
   TIMELY PAYMENT ON YOUR
   CERTIFICATES ..............   Repayment of a commercial or multifamily
                                 mortgage loan is dependent on the income
                                 produced by the property. Therefore, the
                                 borrower's ability to repay a mortgage loan
                                 depends primarily on the successful operation
                                 of the property and the net operating income
                                 derived from the property. Net operating income
                                 can be volatile and may be adversely affected
                                 by factors such as:

                                 o    economic conditions causing plant closings
                                      or industry slowdowns;

                                 o    an oversupply of available retail space,
                                      office space or multifamily housing;

                                 o    changes in consumer tastes and
                                      preferences;

                                 o    decrease in consumer confidence;

                                 o    retroactive changes in building codes;

                                 o    the age, design and construction quality
                                      of the property, including perceptions
                                      regarding the attractiveness, convenience
                                      or safety of the property;

                                 o    the age, design, construction quality and
                                      proximity of competing properties;

                                 o    increases in operating expenses due to
                                      external factors such as increases in
                                      heating or electricity costs;

                                 o    increases in operating expenses due to
                                      maintenance or improvements required at
                                      the property;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    the concentration of a particular business
                                      type in a building;

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants; and

                                      -15-

                                 o    the property's "operating leverage."

                                 Operating leverage refers to the percentage of
                                 total property expenses in relation to revenue,
                                 the ratio of fixed operating expenses to those
                                 that vary with revenue and the level of capital
                                 expenditures required to maintain the property
                                 and retain or replace tenants.

                                 If a commercial property is designed for a
                                 specific tenant, net operating income may be
                                 adversely affected if that tenant defaults
                                 under its obligations because properties
                                 designed for a specific tenant often require
                                 substantial renovation before it is suitable
                                 for a new tenant. As a result, the proceeds
                                 from liquidating this type of property
                                 following foreclosure might be insufficient to
                                 cover the principal and interest due under the
                                 loan.

                                 It is anticipated that a substantial portion of
                                 the mortgage loans included in any trust fund
                                 will be nonrecourse loans or loans for which
                                 recourse may be restricted or unenforceable.
                                 Therefore, if a borrower defaults, recourse may
                                 be had only against the specific property and
                                 any other assets that have been pledged to
                                 secure the related mortgage loan.

PROPERTY VALUE MAY BE
   ADVERSELY AFFECTED EVEN
   WHEN THERE IS NO CHANGE IN
   CURRENT                       OPERATING INCOME .. Various factors may
                                 adversely affect the value of the mortgaged
                                 properties without affecting the properties'
                                 current net operating income. These factors
                                 include among others:

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    the availability of refinancing; and

                                 o    changes in interest rate levels or yields
                                      required by investors in income-producing
                                      commercial properties.

THE PROSPECTIVE PERFORMANCE OF
   THE COMMERCIAL AND
   MULTIFAMILY MORTGAGE LOANS
   INCLUDED IN EACH TRUST
   SHOULD BE EVALUATED
   SEPARATELY FROM THE
   PERFORMANCE OF THE MORTGAGE
   LOANS IN ANY OF OUR OTHER
   TRUSTS ....................   While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as

                                      -16-

                                 as a result, each of the multifamily and
                                 commercial mortgage loans included in one of
                                 the depositor's trusts requires a unique
                                 underwriting analysis. Furthermore, economic
                                 and other conditions affecting real properties,
                                 whether worldwide, national, regional or local,
                                 vary over time. The performance of a pool of
                                 mortgage loans originated and outstanding under
                                 a given set of economic conditions may vary
                                 significantly from the performance of an
                                 otherwise comparable mortgage pool originated
                                 and outstanding under a different set of
                                 economic conditions. Accordingly, investors
                                 should evaluate the mortgage loans underlying
                                 the offered certificates independently from the
                                 performance of mortgage loans underlying any
                                 other series of offered certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 does not include disclosure concerning the
                                 delinquency and loss experience of static pools
                                 of periodic originations by the sponsor of
                                 assets of the type to be securitized (known as
                                 "static pool data"). Because of the highly
                                 heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool data for prior
                                 securitized pools, even those involving the
                                 same asset types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool data showing a low
                                 level of delinquencies and defaults would not
                                 be indicative of the performance of this pool
                                 or any other pools of mortgage loans originated
                                 by the same sponsor. Therefore, investors
                                 should evaluate this offering on the basis of
                                 the information set forth in the related
                                 prospectus supplement with respect to the
                                 mortgage loans, and not on the basis of any
                                 successful performance of other pools of
                                 securitized commercial mortgage loans.

VARIOUS TYPES OF
   INCOME-PRODUCING PROPERTIES
   MAY SECURE MORTGAGE LOANS
   UNDERLYING A SERIES OF
   CERTIFICATES AND EACH TYPE
   OF INCOME-PRODUCING
   PROPERTY MAY PRESENT
   SPECIAL RISKS .............   The mortgage loans underlying a series of
                                 certificates may be secured by numerous types
                                 of multifamily and commercial properties. The
                                 adequacy of an income-producing property as
                                 security for a mortgage loan depends in large
                                 part on its value and ability to generate net
                                 operating income. The relative importance of
                                 any factor affecting the value or operation of
                                 an income-producing property will depend on the
                                 type and use of the property, and the type and
                                 use of a particular income-producing property
                                 may present special risks. Additionally, many
                                 types of commercial properties are not readily
                                 convertible to alternative uses if the original
                                 use is not successful or may require
                                 significant capital expenditures to effect any
                                 conversion to an alternative use.

                                      -17-

THE OPERATION OF COMMERCIAL
   PROPERTIES IS DEPENDENT
   UPON SUCCESSFUL
   MANAGEMENT ................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 A good property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to the maintenance of improvements, can
                                 improve cash flow, reduce vacancy, leasing and
                                 repair costs and preserve building value. On
                                 the other hand, management errors can, in some
                                 cases, impair short-term cash flow and the long
                                 term viability of an income-producing property.
                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Morgan Stanley Capital I Inc. makes no
                                 representation or warranty as to the skills of
                                 any present or future managers. Additionally,
                                 Morgan Stanley Capital I Inc. cannot assure you
                                 that the property managers will be in a
                                 financial condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
   OF MORTGAGE LOANS IN THE
   POOL ......................   Assuming pools of equal aggregate unpaid
                                 principal balances, the concentration of
                                 default, foreclosure and loss in a trust fund
                                 containing fewer mortgage loans will generally
                                 be higher than that in trust fund containing
                                 more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
   OR GUARANTEED AND YOUR
   SOURCE FOR REPAYMENTS IS
   LIMITED ...................   Payments under the mortgage loans are generally
                                 not insured or guaranteed by any person or
                                 entity.

                                 In general, the borrowers under the mortgage
                                 loans will be entities created to own or
                                 purchase the related commercial property. The
                                 borrowers are set up this way, in significant
                                 part, to isolate the property from the debts
                                 and liabilities of the person creating the
                                 entity. In most cases, the loan will represent
                                 a nonrecourse obligation of the related
                                 borrower secured by the lien of the related
                                 mortgage and the related lease assignments.
                                 Even if the loan is recourse, the borrower
                                 generally will not have any significant assets
                                 other than the property or properties and the
                                 related leases, which will be pledged to the
                                 trustee. Therefore, payments on the loans and,
                                 in turn, payments of principal and interest on
                                 your certificates, will depend primarily or
                                 solely on rental payments by the lessees. Those
                                 rental payments will, in turn, depend on

                                      -18-

                                 continued occupancy by, or the creditworthiness
                                 of, those lessees. Both continued occupancy and
                                 creditworthiness may be adversely affected by a
                                 general economic downturn or an adverse change
                                 in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
   REPAY THE REMAINING
   PRINCIPAL BALANCE ON ITS
   MATURITY DATE WHICH WOULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Some of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and
                                 will require substantial principal
                                 payments--i.e., balloon payments--at their
                                 stated maturity. Mortgage loans with balloon
                                 payments involve a greater degree of risk
                                 because a borrower's ability to make a balloon
                                 payment typically will depend upon its ability
                                 either to timely refinance the loan or to
                                 timely sell the mortgaged property. However,
                                 refinancing a loan or selling the property will
                                 be affected by a number of factors, including:

                                 o    interest rates;

                                 o    the borrower's equity in the property;

                                 o    the financial condition and operating
                                      history of the borrower and the property;

                                 o    tax laws;

                                 o    renewability of operating licenses;

                                 o    prevailing economic conditions and the
                                      availability of credit for commercial and
                                      multifamily properties;

                                 o    with respect to certain multifamily
                                      properties and mobile home parks, rent
                                      control laws; and

                                 o    with respect to hospitals, nursing homes
                                      and convalescent homes, reimbursement
                                      rates from private and public coverage
                                      providers.

YOUR CERTIFICATES WILL BEAR
   LOSSES IF INSUFFICIENT
   FUNDS ARE AVAILABLE TO
   SATISFY ANY JUNIOR MORTGAGE
   LOANS .....................   If the prospectus supplement so specifies, some
                                 of the mortgage loans may be secured primarily
                                 by junior mortgages. In the event of a
                                 liquidation, satisfaction of a mortgage loan
                                 secured by a junior mortgage will be
                                 subordinate to the satisfaction of the related
                                 senior mortgage loan. If the proceeds are
                                 insufficient to satisfy the junior mortgage and
                                 the related senior mortgage, the junior
                                 mortgage loan in the trust fund would suffer a
                                 loss and the class of certificate you own may
                                 bear that loss. Therefore, any risks of
                                 deficiencies associated with first mortgage
                                 loans will be even greater in the case of
                                 junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ..............   If the related prospectus supplement so
                                 specifies, a master servicer, a sub servicer or
                                 a special servicer will be permitted, within
                                 prescribed parameters, to extend and modify
                                 whole loans that are in default or as

                                      -19-

                                 to which a payment default is imminent. Any
                                 ability to extend or modify may apply, in
                                 particular, to whole loans with balloon
                                 payments. In addition, a master servicer, a sub
                                 servicer or a special servicer may receive a
                                 workout fee based on receipts from, or proceeds
                                 of, those whole loans. While any entity
                                 granting this type of extension or modification
                                 generally will be required to determine that
                                 the extension or modification is reasonably
                                 likely to produce a greater recovery on a
                                 present value basis than liquidation, there is
                                 no assurance this will be the case.
                                 Additionally, if the related prospectus
                                 supplement so specifies, some of the mortgage
                                 loans included in the mortgage pool may have
                                 been subject to workouts or similar
                                 arrangements following prior periods of
                                 delinquency and default.

TENANT BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The bankruptcy or insolvency of a major tenant,
                                 or of a number of smaller tenants may adversely
                                 affect the income produced by a mortgaged
                                 property. Under the Bankruptcy Code, a tenant
                                 has the option of assuming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim would be a general
                                 unsecured claim against the tenant, absent
                                 collateral securing the claim. The claim would
                                 be limited to the unpaid rent reserved for the
                                 periods prior to the bankruptcy petition or the
                                 earlier surrender of the leased premises, which
                                 are unrelated to the rejection, plus the
                                 greater of one year's rent or 15% of the
                                 remaining rent reserved under the lease, but
                                 not more than three years' rent to cover any
                                 rejection related claims.

BORROWER BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Under the Bankruptcy Code, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the real property owned
                                 by that borrower, as well as the commencement
                                 or continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property, subject
                                 to certain protections available to the lender.
                                 As part of a restructuring plan, a court also
                                 may reduce the amount of secured indebtedness
                                 to the then-value of the mortgaged property.
                                 Such an action would make the lender a general
                                 unsecured creditor for the difference between
                                 the then-value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the mortgage loan's
                                      repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the mortgaged
                                 property in a manner that would substantially
                                 diminish the position of the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain

                                      -20-

                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under the Bankruptcy Code, the lender will be
                                 stayed from enforcing a borrower's assignment
                                 of rents and leases. The Bankruptcy Code also
                                 may interfere with the lender's ability to
                                 enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay the receipt of rents. Rents also may
                                 escape an assignment to the extent they are
                                 used by the borrower to maintain the mortgaged
                                 property or for other court authorized
                                 expenses.

                                 As a result of the foregoing, the lender's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

SOPHISTICATION OF THE BORROWER
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   In general, the mortgage loans will be made to
                                 partnerships, corporations or other entities
                                 rather than individuals. This may entail
                                 greater risks of loss from delinquency and
                                 foreclosure than do single family mortgage
                                 loans. In addition, the borrowers under
                                 commercial mortgage loans may be more
                                 sophisticated than the average single family
                                 home borrower. This may increase the likelihood
                                 of protracted litigation or the likelihood of
                                 bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
   LOSSES OR RISKS WHICH COULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Although the prospectus supplement for a series
                                 of certificates will describe the credit
                                 support for the related trust fund, the credit
                                 support will be limited in amount and coverage
                                 and may not cover all potential losses or
                                 risks. Use of credit support will be subject to
                                 the conditions and limitations described in the
                                 prospectus and in the related prospectus
                                 supplement. Moreover, any applicable credit
                                 support may not cover all potential losses or
                                 risks. For example, credit support may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates, which
                                 may include certificates being offered to you.
                                 Although subordination is intended to reduce
                                 the senior certificateholders' risk of
                                 delinquent distributions or ultimate losses,
                                 the amount of subordination will be limited and
                                 may decline under certain circumstances. In
                                 addition, if principal payments are made in a
                                 specified order of priority, and limits exist
                                 with respect to the aggregate amount of claims
                                 under any related credit support, the credit
                                 support may be exhausted before the principal
                                 of the certificate classes with lower priority
                                 has been repaid. Significant losses and
                                 shortfalls on the assets consequently may fall
                                 primarily upon classes of certificates having a
                                 lower payment priority.

                                 The amount of any credit support supporting one
                                 or more classes of certificates being offered
                                 to you, including the subordination of one or
                                 more classes will be determined on the basis of
                                 criteria established by

                                      -21-

                                 each pertinent rating agency. Those criteria
                                 will be based on an assumed level of defaults,
                                 delinquencies, other losses or other factors.
                                 However, the loss experience on the related
                                 mortgage loans or mortgage backed securities
                                 may exceed the assumed levels. See "Description
                                 of Credit Support."

                                 Regardless of the form of any credit
                                 enhancement, the amount of coverage will be
                                 limited and, in most cases, will be subject to
                                 periodic reduction, in accordance with a
                                 schedule or formula. The master servicer
                                 generally will be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates, if the applicable rating agency
                                 indicates that the then current ratings will
                                 not be adversely affected. A rating agency may
                                 lower the ratings of any series of certificates
                                 if the obligations of any credit support
                                 provider are downgraded. The ratings also may
                                 be lowered if losses on the related mortgage
                                 loans or MBS substantially exceed the level
                                 contemplated by the rating agency at the time
                                 of its initial rating analysis. Neither Morgan
                                 Stanley Capital I Inc., the master servicer nor
                                 any of their affiliates will have any
                                 obligation to replace or supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any ratings of any series of
                                 certificates.

INVESTORS IN SUBORDINATE
   CLASSES OF CERTIFICATES MAY
   BE SUBJECT TO DELAYS IN
   PAYMENT AND MAY NOT RECOVER
   THEIR INITIAL INVESTMENTS..   To the extent described in this prospectus, the
                                 subordinate certificateholders' rights to
                                 receive distributions with respect to the
                                 assets to which they would otherwise be
                                 entitled will be subordinate to the rights of
                                 the senior certificateholders and of the master
                                 servicer, if the master servicer is paid its
                                 servicing fee, including any unpaid servicing
                                 fees with respect to one or more prior periods,
                                 and is reimbursed for certain unreimbursed
                                 advances and unreimbursed liquidation expenses.
                                 As a result, investors in subordinate
                                 certificates must be prepared to bear the risk
                                 that they may be subject to delays in payment
                                 and may not recover their initial investments.

                                 The yields on the subordinate certificates may
                                 be extremely sensitive to the loss experience
                                 of the assets and the timing of any losses. If
                                 the actual rate and amount of losses
                                 experienced by the assets exceed the rate and
                                 amount assumed by an investor, the yields to
                                 maturity on the subordinate certificates may be
                                 lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
   LOAN PROVISIONS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The mortgage loans may contain due-on-sale
                                 clauses, which permit a lender to accelerate
                                 the maturity of the mortgage loan if the
                                 borrower sells, transfers or conveys the
                                 related mortgaged property or its interest in
                                 the mortgaged property and debt-acceleration
                                 clauses, which permit a lender to accelerate
                                 the loan upon a monetary or non-monetary
                                 default by the borrower. These clauses are
                                 generally enforceable. The courts of all states
                                 will enforce clauses providing for acceleration
                                 in the event of a material payment default. The
                                 equity courts, however, may refuse to enforce
                                 these clauses if acceleration of the
                                 indebtedness would be inequitable, unjust or
                                 unconscionable.

                                      -22-

                                 If the related prospectus supplement so
                                 specifies, the mortgage loans will be secured
                                 by an assignment of leases and rents. Pursuant
                                 to those assignments, the borrower typically
                                 assigns its right, title and interest as
                                 landlord under the leases on the related
                                 mortgaged property and the income derived from
                                 the leases to the lender as further security
                                 for the related mortgage loan, while retaining
                                 a license to collect rents as long as there is
                                 no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. These assignments are
                                 typically not perfected as security interests
                                 prior to actual possession of the cash flows.
                                 Some state laws may require that the lender
                                 take possession of the mortgaged property and
                                 obtain judicial appointment of a receiver
                                 before becoming entitled to collect the rents.
                                 In addition, if bankruptcy or similar
                                 proceedings are commenced by or in respect of
                                 the borrower, the lender's ability to collect
                                 the rents may be adversely affected. See "Legal
                                 Aspects of the Mortgage Loans and the
                                 Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   Real property pledged as security for a
                                 mortgage loan may be subject to environmental
                                 risks. Under federal law and the laws of
                                 certain states, contamination of a property may
                                 give rise to a lien on the property to assure
                                 the costs of cleanup. In several states, this
                                 type of lien has priority over the lien of an
                                 existing mortgage against the property.
                                 Moreover, the presence of hazardous or toxic
                                 substances, or the failure to remediate the
                                 property, may adversely affect the owner or
                                 operator's ability to borrow using the property
                                 as collateral. In addition, under the laws of
                                 some states and under CERCLA and other federal
                                 law, a lender may become liable, as an "owner
                                 operator," for costs of addressing releases or
                                 threatened releases of hazardous substances
                                 that require remedy at a property, if agents or
                                 employees of the lender have become
                                 sufficiently involved in the management or
                                 operations of the borrower. Liability may be
                                 imposed even if the environmental damage or
                                 threat was caused by a prior owner.

                                 Under certain circumstances, a lender also
                                 risks this type of liability on foreclosure of
                                 the mortgage. Unless the related prospectus
                                 supplement specifies otherwise, neither the
                                 master servicer, the sub-servicer nor the
                                 special servicer may acquire title to a
                                 mortgaged property or take over its operation
                                 unless the master servicer has previously
                                 determined, based upon a report prepared by a
                                 person who regularly conducts environmental
                                 audits, that:

                                 o    the mortgaged property is in compliance
                                      with applicable environmental laws, and
                                      there are no circumstances present at the
                                      mortgaged property for which
                                      investigation, testing, monitoring,
                                      containment, clean-up or remediation could
                                      be required under any federal, state or
                                      local law or regulation; or

                                 o    if the mortgaged property is not in
                                      compliance with applicable environmental
                                      laws or circumstances requiring any of the
                                      foregoing actions are present, that it
                                      would be in the best economic interest of
                                      the trust fund to acquire title to the
                                      mortgaged property and take the actions as
                                      would be necessary and appropriate to
                                      effect compliance or respond to those
                                      circumstances.

                                      -23-

                                 See "Legal Aspects of the Mortgage Loans and
                                 Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
   YOU MAY NOT BE ELIGIBLE TO
   PURCHASE CERTIFICATES......   Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of those plans. Due to the
                                 complexity of regulations governing those
                                 plans, prospective investors that are subject
                                 to ERISA are urged to consult their own counsel
                                 regarding consequences under ERISA of
                                 acquisition, ownership and disposition of the
                                 offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
   SHOULD IMPACT YOUR DECISION
   TO PURCHASE A REMIC
   RESIDUAL CERTIFICATE.......   Except as provided in the prospectus
                                 supplement, REMIC residual certificates are
                                 anticipated to have "phantom income" associated
                                 with them. That is, taxable income is
                                 anticipated to be allocated to the REMIC
                                 residual certificates in the early years of the
                                 existence of the related REMIC--even if the
                                 REMIC residual certificates receive no
                                 distributions from the related REMIC--with a
                                 corresponding amount of losses allocated to the
                                 REMIC residual certificates in later years.
                                 Accordingly, the present value of the tax
                                 detriments associated with the REMIC residual
                                 certificates may significantly exceed the
                                 present value of the tax benefits related
                                 thereto, and the REMIC residual certificates
                                 may have a negative "value."

                                 Moreover, the REMIC residual certificates will,
                                 in effect, be allocated an amount of gross
                                 income equal to the non-interest expenses of
                                 the REMIC, but those expenses will be
                                 deductible only as itemized deductions, and
                                 will be subject to all the limitations
                                 applicable to itemized deductions, by holders
                                 of REMIC residual certificates that are
                                 individuals. Accordingly, investment in the
                                 REMIC residual certificates generally will not
                                 be suitable for individuals or for certain
                                 pass-through entities, such as partnerships or
                                 S corporations, that have individuals as
                                 partners or shareholders. In addition, REMIC
                                 residual certificates are subject to
                                 restrictions on transfer. Finally, prospective
                                 purchasers of a REMIC residual certificate
                                 should be aware that Treasury Department
                                 regulations do not permit certain REMIC
                                 residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
   WITH SERVICING THE
   PROPERTIES MAY EFFECT THE
   TIMING OF PAYMENTS ON YOUR
   CERTIFICATES...............   Under certain circumstances, the consent or
                                 approval of the holders of a specified
                                 percentage of the aggregate principal balance
                                 of all outstanding certificates of a series or
                                 a similar means of allocating decision-making
                                 will be required to direct certain actions. The
                                 actions may include directing the special
                                 servicer or the master servicer regarding
                                 measures to be taken with respect to some of
                                 the mortgage loans and real estate owned
                                 properties and amending the relevant pooling
                                 agreement or trust agreement. The consent or
                                 approval of these holders will be sufficient to
                                 bind all certificateholders of the relevant
                                 series. See "Description of the
                                 Agreements--Events of Default," "--Rights Upon
                                 Event of Default," and "--Amendment."

                                      -24-

LITIGATION ARISING OUT OF
   ORDINARY BUSINESS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   There may be pending or threatened legal
                                 proceedings against the borrowers and managers
                                 of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, managers
                                 and affiliates. This litigation could cause a
                                 delay in the payment on your certificates.
                                 Therefore, we cannot assure you that this type
                                 of litigation would not have a material adverse
                                 effect on your certificates.

COMPLIANCE WITH THE AMERICANS
   WITH DISABILITIES ACT OF
   1990 MAY BE EXPENSIVE AND
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES...............   Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to
                                 meet federal requirements related to access and
                                 use by disabled persons. Borrowers may incur
                                 costs complying with the Americans with
                                 Disabilities Act of 1990. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. These costs of
                                 complying with the Americans with Disabilities
                                 Act of 1990 and the possible imposition of
                                 fines for noncompliance would result in
                                 additional expenses on the mortgaged
                                 properties, which could have an adverse effect
                                 on your certificates.

IF YOUR CERTIFICATE IS
   BOOK-ENTRY, YOU WILL NOT BE
   RECOGNIZED AS A
   CERTIFICATEHOLDER BY THE
   TRUSTEE....................   If the prospectus supplement so provides, one
                                 or more classes of the certificates offered to
                                 you will be initially represented by one or
                                 more certificates for each class registered in
                                 the name of Cede & Co., the nominee for the
                                 Depository Trust Company. If you purchase this
                                 type of certificate:

                                 o    your certificate will not be registered in
                                      your name or the name of your nominee;

                                 o    you will not be recognized by the trustee
                                      as a certificateholder; and

                                 o    you will be able to exercise your right as
                                      a certificateholder only through the
                                      Depository Trust Company and its
                                      participating organizations.

                                 You will be recognized as a certificateholder
                                 only if and when definitive certificates are
                                 issued. See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates."

                                   ----------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -25-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o    mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o    direct obligations of the United States, agencies of the United
               States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
               non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o    Multifamily Properties which are residential properties
               consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
               hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
               self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                      -26-

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                      -27-

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                      -28-

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                      -29-

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

                                      -30-

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Generally, the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

                                      -31-

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company;

          o    the market price of the MBS and the basis on which the market price was determined; and

          o    if the issuer of the MBS is required to file reports under the
               Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

                                      -32-

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding paragraph and, in particular, will disclose the
Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any

                                      -33-

guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an

                                      -34-

Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                      -35-

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                      -36-

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

     FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

     It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities

                                      -37-

will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS).
The executive offices of MSMC are located at 1585 Broadway, New York, New York
10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

     MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by
MSMC for the four years ending on December 31, 2005.

                         TOTAL     TOTAL MSMC LOANS         TOTAL MSMC LOANS
YEAR (APPROXIMATE        MSMC      SECURITIZED WITH         SECURITIZED WITH       TOTAL MSMC LOANS
AMTS IN BILLIONS-$'S)   LOANS*   AFFILIATED DEPOSITOR   NON-AFFILIATED DEPOSITOR     SECURITIZED
---------------------   ------   --------------------   ------------------------   ----------------

2005                     12.1            8.2                      1.8                    10.0
2004                      7.7            5.3                      1.2                     6.5
2003                      6.4            3.3                      1.3                     4.6
2002                      4.6            2.2                      0.6                     2.8

*    MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total
     MSMC Loans Securitized includes loans in both public and private securitizations.

     MSMC's large mortgage loan program typically originates loans larger than
$75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

     Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.
The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls,

                                      -38-

current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

     Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

SERVICING

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                      -39-

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

     Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                      -40-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

     Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                      -41-

     If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

                                      -42-

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
               Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

     If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                      -43-

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                      -44-

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

     With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will

                                      -45-

be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Generally, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7)  the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8) with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                      -46-

          o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o    whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o    if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9)  with respect to any Whole Loan liquidated during the related Due
          Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o    the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o    the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
               Property or the related mortgage loan and

          o    the amount of any loss to certificateholders in respect of the related mortgage loan;

                                      -47-

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate
          Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related
          Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution
          Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
          Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
          Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o    assumption and modification fees collected during the related Due
               Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                      -48-

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                      -49-

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.
               This servicer will service all or a significant number of Whole
               Loans directly without a subservicer. References in this
               prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole
               Loans directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                      -50-

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the
               Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                      -51-

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                      -52-

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole
Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

                                      -53-

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

     Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds,
          together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4)  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

     (6)  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements";

     (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
          Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
          "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--

                                      -54-

          Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
          Certificates--Termination";

     (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
          Interest; Servicing Compensation and Payment of Expenses";

     (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

     Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1)  to make distributions to the certificateholders on each Distribution
          Date;

     (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
          Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and
          Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole
          Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and
          Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
          Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
          Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3)
          above while these amounts remain outstanding and unreimbursed;

     (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on,

                                      -55-

     mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

(7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

(8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

(9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
     Regarding the Trustee";

(10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate
     Account;

(11) to pay the person entitled thereto any amounts deposited in the Certificate
     Account that were identified and applied by the master servicer as recoveries of Retained Interest;

(12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

(13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
     Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

(14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted
     Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

(15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

(16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

(17) to pay the person entitled thereto any amounts deposited in the Certificate
     Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations
     and Warranties; Repurchases" or otherwise;

(18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

(19) to clear and terminate the Certificate Account at the termination of the trust fund.

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which

                                      -56-

the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
               Due-on-Sale clause; attempting to cure delinquencies;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
               responsible for filing and settling claims in respect of
               particular Whole Loans under any applicable instrument of Credit
               Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

                                      -57-

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees.;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a

                                      -58-

Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

     If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

                                      -59-

Subject to the foregoing, the special servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the special servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

                                      -60-

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the

                                      -61-

addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the
Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or
Due-on-Encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

                                      -62-

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that

                                      -63-

expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

     The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
               prosecution of an enforcement action in respect of any specific
               Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
               Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the

                                      -64-

certificateholders, and the master servicer, the special servicer or Morgan
Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
          Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
          Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
          Rights; and

     (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

     With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating
Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the

                                      -65-

applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

                                      -66-

     (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
          Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within
30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its

                                      -67-

property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or
(iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then
Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement.
If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

     If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2)  any conditions to payment thereunder not otherwise described in this prospectus;

     (3)  the conditions, if any, under which the amount of coverage under the
          Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5)  information regarding the obligor under any instrument of Credit
          Support, including:

          o    a brief description of its principal business activities;

                                      -68-

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o    its total assets, and its stockholders' or policyholders'
               surplus, if applicable, as of the date specified in the
               prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -69-

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

                                      -70-

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

                                      -71-

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

                                      -72-

FORECLOSURE

     GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

                                      -73-

     NON JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                      -74-

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                      -75-

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

     The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                      -76-

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

     (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

     (7)  A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the
          Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                      -77-

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

     If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                      -78-

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

                                      -79-

          o    To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                      -80-

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    In certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit

                                      -81-

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    If the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                      -82-

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

     Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

                                      -83-

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o    Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                      -84-

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                      -85-

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc. This summary is based on laws, regulations, including REMIC
Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the

                                      -86-

trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o    A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the

                                      -87-

               extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    A grantor trust certificate owned by a REMIC will represent
               "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

                                      -88-

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

                                      -89-

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

                                      -90-

          o    No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91 49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own Prepayment
Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

                                      -91-

     2.   Grantor Trust Certificates Representing Interests in Loans Other Than
          Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days

                                      -92-

in the period to determine the daily portion of OID for each day in the period.
With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.   Grantor Trust Certificates Representing Interests in Adjustable
               Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

                                      -93-

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o    a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the Treasury
Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts"
that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account,
(ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                                      -94-

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of
REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

                                      -95-

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC
Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs,
respectively, will be considered REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each

                                      -96-

series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the
Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when

                                      -97-

prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

                                      -98-

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent

                                      -99-

interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular
Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

                                      -100-

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at

                                      -101-

maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC
Regular Certificate substantially contemporaneously with acquiring the REMIC
Regular Certificate; the REMIC Regular Certificate is part of a straddle; the
REMIC Regular Certificate is marketed or sold as producing capital gains; or
other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC
Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular

                                      -102-

Certificate is allocable to pre issuance accrued interest and the REMIC Regular
Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular
Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the
OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first
Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag
Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o    the REMIC Regular Certificateholder does not actually or
               constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
               REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular
               Certificateholder.

                                      -103-

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will not be subject to the 30%
withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

                                      -104-

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the
REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-interest
               Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

                                      -105-

          o    the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income

                                      -106-

over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

                                      -107-

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual

                                      -108-

Certificateholder with respect to the REMIC Residual Certificate, and decreased
-- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual
Certificate and by the distributions received thereon by the REMIC Residual
Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC
Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related
Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC
Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

                                      -109-

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular

                                      -110-

Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of
Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to
United States withholding tax when paid or otherwise distributed, or when the
REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual
Certificates do not have significant value. See "--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC
Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

                                      -111-

          o    a partnership, trust or estate; and

          o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and
          (iii) that the transferee will not cause income with respect to the
          REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

                                      -112-

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through

                                      -113-

entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     Reportable Transactions. Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

   GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of

                                      -114-

ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or
Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90 24, Exemption Application No. D 8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
               & Co. Incorporated or any of its affiliates is the sole
               underwriter or the manager or co manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1)  The acquisition of the certificates by an ERISA Plan is on terms --
          including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

     (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service,
          Inc. and Standard & Poor's Ratings Services, a division of The
          McGraw-Hill Companies, Inc.;

     (3)  The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
          the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans;
          the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

                                      -115-

     (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "securities" for purposes of the
               Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for

                                      -116-

certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of

                                      -117-

loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).
The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus

                                      -118-

supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

                                      -119-

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto.

                                      -120-

The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference
Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at
1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                      -121-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                      -122-

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                      -123-

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

                                      -124-

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "IRS" means the Internal Revenue Service.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

     "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                      -125-

     "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

                                      -126-

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of
Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B. applicable law; and

C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

                                      -127-

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

                                      -128-

     "Value" means,

     (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

     (b) the lesser of

          o    the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o    the sales price for that property; or

     (c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                      -129-

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